As filed with the Securities and Exchange Commission on December 27, 2005

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
----------------------------------------

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933
--------------------
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	04-2461439
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

ONE SUN LIFE EXECUTIVE PARK, WELLESLEY HILLS, MASSACHUSETTS 02481  (781) 237-6030
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

COPIES TO:
SANDRA M. DADALT. ESQ.	THOMAS C. LAUERMAN, ESQ.
ASSISTANT VICE PRESIDENT AND SENIOR COUNSEL	FOLEY & LARDNER LLP
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)	WASHINGTON HARBOUR
ONE SUN LIFE EXECUTIVE PARK, SC4290	3000 K STREET, NW, SUITE 500
WELLESLEY HILLS, MASSACHUSETTS 02481	WASHINGTON, D.C. 20007-5143
(800) 786-5433

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

--------------

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate price per security (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Market value adjusted interests under deferred annuity contracts . . . . . . . . . . . . . .	$500,000,000	100%	100%	$53,500

(1) An indeterminate number or amount of market value adjusted interests under deferred annuity contracts of Sun Life Assurance Company of Canada (U.S.) that may from time to time be issued at indeterminate prices, in U.S. dollars. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $500,000,000.

(2) Estimated solely for the purpose of determining the amount of the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

DECEMBER 30, 2005

MFS REGATTA CHOICE II

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following investment options of the MFS/Sun Life Series Trust (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Blend Equity Funds
MFS/ Sun Life Core Equity - S Class	MFS/ Sun Life Mid Cap Value - S Class
MFS/ Sun Life Global Total Return - S Class	Mid-Cap Growth Equity Funds
MFS/ Sun Life International Value - S Class	MFS/ Sun Life Mid Cap Growth - S Class
MFS/ Sun Life Strategic Value - S Class	Small-Cap Growth Equity Funds
MFS/Sun Life Total Return - S Class	MFS/ Sun Life New Discovery - S Class
MFS/ Sun Life Value - S Class	Large-Cap Growth Sector Equity Funds
Large-Cap Blend Equity Funds	MFS/ Sun Life Technology - S Class
MFS/ Sun Life Capital Opportunities - S Class	Large-Cap Value Sector Equity Funds
MFS/ Sun Life Emerging Markets Equity - S Class	MFS/ Sun Life Utilities - S Class
MFS/ Sun Life Massachusetts Investors Trust	High-Quality Intermediate-Term Bond Funds
- S Class	MFS/ Sun Life Government Securities - S Class
MFS/ Sun Life Research - S Class	MFS/ Sun Life Global Governments - S Class
MFS/ Sun Life Research International - S Class	Medium-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	MFS/ Sun Life Bond - S Class
MFS/ Sun Life Capital Appreciation - S Class	MFS/ Sun Life Strategic Income - S Class
MFS/ Sun Life Emerging Growth - S Class	Low-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Global Growth - S Class	MFS/ Sun Life High Yield - S Class
MFS/ Sun Life International Growth - S Class	Money Market Funds
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life Money Market - S Class
Stock - S Class
MFS/ Sun Life Strategic Growth - S Class

Massachusetts Financial Services Company serves as investment adviser to all of the Funds in the MFS/Sun Life Series Trust.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Series Fund prospectus carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated April 29, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 52 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The MFS/Sun Life Series Trust *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates *

Other Programs *

Withdrawals, Withdrawl Charge and Market Value Adjustment *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals Not Subject to Withdrawal Charge *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge *

Mortality and Expense Risk Charge *

Charges for Optional Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Optional Living Benefit Rider: Secured Returns 2 Benefit *

Tax Issues *

Guaranteed Minimum Accumulation Benefit ("AB") Plan *

Guaranteed Minimum Withdrawal Benefit ("WB") Plan *

Availability *

Cost of the Benefit *

Withdrawals Under the Secured Returns 2 Benefit *

Cancellation of the Secured Returns 2 Benefit *

Revocation of the Secured Returns 2 Benefit *

Step-Up of GLB Amount *

Subsequent Purchase Payments After a Step-Up of GLB Amount *

Renewal of the Secured Returns 2 Benefit *

Refund of Rider Charges Under the AB Plan *

Participant's Death Under the AB Plan *

Participant's Death Under the WB Plan *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

The Income Phase -- Annuity Provisions *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisons *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contract *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Withdrawals, Withdrawal Charges and the Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of 5% Premium Roll-Up Optional Death Benefit *

Appendix E - Calculation of EEB Premier Optional Death Benefit *

Appendix F - Calculation of EEB Premier Plus Optional Death Benefit *

Appendix G - Calculation of EEB Premier with MAV Optional Death Benefit *

Appendix H - Calculation of EEB Premier with 5% Roll-Up Optional Death Benefit *

Appendix I - Secured Returns 2 Benefit *

Appendix J - Secured Returns Benefit *

Appendix K - Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The MFS Regatta Choice II Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments of at least $1,000 at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is a separate securities portfolio of the MFS/Sun Life Series Trust, an open-end management investment company registered under the Investment Company Act of 1940. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.05% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Open Date, or 1.25% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

If you elect the optional living benefit rider, Secured Returns 2 Benefit, we will assess a quarterly charge equal to 0.125% of your Account Value. In the state of Washington, we assess the charge on Variable Account Value only.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns 2 Benefit

The Secured Returns 2 Benefit ("Secured Returns 2") guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns 2 Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, or some later date if you choose to "step-up" your GLB amount, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (A step-up of the GLB amount to your current Account Value may be made any time after your fifth Account Anniversary.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for the Benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns 2 Benefit is available only if you are age 84 or younger on the Open Date. If you annuitize, this Benefit terminates. This Benefit may not be available in your state.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account; the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on the Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or younger on the Open Date, the basic death benefit is equal to the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. For the first Account Year, this "free withdrawal amount" equals 15% of the amount of all Purchase Payments you have made. For all other Account Years, the "free withdrawal amount" is equal to the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) 15% of all Purchase Payments made within the past seven Account Years or (2) all earnings minus any free withdrawals taken during the life of the Contract. All other Purchase Payments will be subject to a withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of net Variable Account assets)**
Mortality and Expense Risks Charge:	1.25%***
Administrative Expenses Charge:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.40%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider (as a percentage of average daily net assets):	0.40%***
Maximum Charge for Optional Living Benefit Rider (assessed of a quarterly rate of 0.125% of Account Value):	0.50%++

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.30%++
*

The Annual Account Fee is waived if your Account Value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

All of the Variable Account Annual Expenses, except for the charges for the Optional Living Benefit rider, are assessed as a percentage of Average daily net Variable Account assets. The charge for the Optional Living Benefit Rider is assessed on a quarterly basis at a rate of 0.125% of your total Account Value (an annual rate of 0.50%), except in the State of Washington where the charge is assessed on Variable Account Value only.

***

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.05% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge and the administrative expenses charge will never be greater than 1.45% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

+

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
++

If you elect the Optional Living Benefit Rider, you may choose any one of the optional death benefit riders, except EEB Premier Plus. The charge for the Optional Living Benefit can increase at the time of a step-up to an amount equal to the rider fee imposed on newly issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Account Anniversary.

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.83%	1.60%
*	The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds, after all fee reductions and expense reimbursement arrangements are taken into consideration, fall within the range shown. Each fee reduction and/or expense reimbursement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses; contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For the purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,090	$1,834	$2,501	$4,206
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$402	$1,218	$2,051	$4,206

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (''Variable Accumulation Units'') is included in the back of this Prospectus as Appendix J.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE MFS/SUN LIFE SERIES TRUST

The MFS/Sun Life Series Trust (the "Series Fund") is an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company ("MFS"), serves as the investment adviser to the Series Fund.

The Series Fund is composed of a number of independent portfolios of securities, each of which has separate investment objectives and policies. Shares of the Series Fund are issued in a number of investment options (each, a "Fund"), each corresponding to one of the portfolios. Additional portfolios may be added to the Series Fund which may or may not be available for investment by the Variable Account.

Each Fund pays fees to MFS, as its investment adviser, for services rendered pursuant to investment advisory agreements. MFS also serves as investment adviser to each of the funds in the MFS Family of Funds, and to certain other investment companies established by MFS and/or us. MFS Institutional Advisers, Inc., a wholly-owned subsidiary of MFS, provides investment advice to substantial private clients. MFS and its predecessor organizations have a history of money management dating from 1924. MFS operates as an autonomous organization and the obligation of performance with respect to the investment advisory and underwriting agreements is solely that of MFS. We undertake no obligation in this regard.

MFS may serve as the investment adviser to other mutual funds which have similar investment goals and principal investment policies and risks as the Funds, and which may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between the Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

The Series Fund also offers its shares to other separate accounts established by the Company and our New York subsidiary in connection with variable annuity and variable life insurance contracts. Although we do not anticipate any disadvantages to this arrangement, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts investing in the Series Fund. A conflict may occur due to differences in tax laws affecting the operations of variable life and variable annuity separate accounts, or some other reason. We and the Series Fund's Board of Trustees will monitor events for such conflicts, and, in the event of a conflict, we will take steps necessary to remedy the conflict, including withdrawal of the Variable Account from participation in the Fund which is involved in the conflict or substitution of shares of other Funds or other mutual funds.

More comprehensive information about the Series Fund and the management, investment objectives, policies, restrictions, expenses and potential risks of each Fund may be found in the accompanying current Series Fund prospectus. You should read the Series Fund prospectus carefully before investing. The statement of additional information of the Series Fund is available by calling (800) 752-7215.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice from you electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers to and from Guarantee Periods;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds;

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under this Secured Returns 2 Benefit. (See "Optional Living Benefit Rider: Secured Returns 2 Benefit.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to in-force service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative service fee, or the annual Account Fee; credit additional amounts; grant special Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Trilegiant Corporation ("Trilegiant"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Trilegiant. This will allow Trilegiant to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Trilegiant for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end. This program may not be available in your state.

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect an asset allocation program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect the death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit options, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Secured Returns 2 Benefit" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last 7 Account Years, including the current Account Year, as "New Payments," and we refer to Purchase Payments made before the last 7 Account Years as "Old Payments."

For the first Account Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Account Years, the free withdrawal amount is equal to the greater of:
o	your Contract's earnings (defined below), minus any free withdrawals taken during the life of your Contract, or

o	15% of the amount of all New Payments minus any free withdrawals taken during the current Account Year.

Your Contract's earnings are equal to:
o	your Account Value as of the close of business on the previous business day, minus

o	all Purchase Payments made plus

o	all partial withdrawals and charges taken.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge in any Account Year will never be more than the total of all New Payments that you have not previously withdrawn.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The Withdrawal Charge scale is as follows:

Number of Account Years
Payment Has Been	Withdrawal
In Your Account	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%

The withdrawal charge will never be greater than 8% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
o	at least one year has passed since your Issue Date;

o	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state; and

o	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.05% if you are age 75 or younger on the Open Date (1.25% if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Benefit Riders

If you elect the Secured Returns 2 Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value. See "Cost of the Benefit" under "Optional Living Benefit Rider: Secured Returns 2." For Contracts issued in the State of Washington, the charge is assessed on Variable Account Value only.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

                            * As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund Prospectus and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT

The Secured Returns 2 Benefit ("Benefit "or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization. Secured Returns 2 may not be available in your state.

If you elect Secured Returns 2, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Account Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that you make the election prior to the earliest of your 8lst birthday, the date your annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election back to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns 2 Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of Secured Returns 2 might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Returns 2 Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in the Secured Returns 2.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds (defined below under "Availability") in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage Guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 3 in Appendix I. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit.

If you remain in the AB Plan until it matures, you may also be entitled to a refund of the charges you paid for the Secured Returns 2 Benefit. (See "Refund of Rider Charges under the AB Plan.")

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. Once the GLB amount is reduced to zero, the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted into the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns 2 Benefit.") Provided any GLB amount is not exhausted, any subsequent Purchase Payments made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 in Appendix I.

Availability

Secured Returns 2 is available only if you are age 84 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns 2 and any elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds, Guarantee Period dollar cost averaging programs and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

If you purchased the Secured Returns Benefit ("SR1") prior to the later of September 7, 2004, or the date Secured Returns 2 became available for sale in your state, you were given to opportunity to replace SR1 with Secured Returns 2. If you chose to replace your SR1 with Secured Returns 2, the following terms and conditions apply to your Contract:

o	Your GLB amount did not change.

o

Charges for Secured Returns 2 commenced on the first "Account Quarter" (defined below under "Cost of the Benefit") following the date we received your notification to participate in Secured Returns 2 ("Notification Date"), and were be applied on a pro rata basis starting from the Notification Date.

o	All benefits provided under Secured Returns 2 commenced on the Notification Date.

o	Any refund of rider charges (described below) will only be applied to charges paid after the Notification Date. You will not receive any refund of charges paid for SR1.

o

The time period for measuring the duration of your Secured Returns 2 Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange SR1 for Secured Returns 2 twelve months after your Issue Date, your AB Plan will mature in nine years.

o

If you were participating in the WB Plan on the Notification Date, then you must remain in the WB Plan. If you were participating in the AB Plan on the Notification Date, you may not elect to participate in the WB Plan until after your first Account Anniversary.

Cost of the Benefit

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. For Contracts issued in the State of Washington, the charge for the Benefit will be made as a specific deduction from Variable Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value (Variable Account Value in Washington). The quarterly charge will be determined by multiplying the Account Value (Variable Account Value in Washington) at the end of the Account Quarter by 0.00125. (See Example 12 in Appendix I.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Account Anniversary. (See "Cancellation of the Secured Returns 2 Benefit.")

Withdrawals Under the Secured Returns 2 Benefit

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 in Appendix I.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 in Appendix I.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than the GLB amount. In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under Secured Returns 2, see Examples 6, 7, 9 and 11 in Appendix I.

Cancellation of the Secured Returns 2 Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary.

Revocation of the Secured Returns 2 Benefit

Anytime after your 7th Account Anniversary, you may revoke Secured Returns 2. Once revoked, Secured Returns 2 may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Step-Up of GLB Amount

After your fifth Account Anniversary, you may elect to increase the GLB amount to your then current Account Value. Currently, this step-up election may be made on any day after your fifth Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Account Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB amount if the current Account Value is greater than the current GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee may be changed to an amount equal to the Secured Returns 2 fee charged on newly issued Contracts at that time. This fee may be higher than your current Secured Returns 2 fee as set forth below under "Cost of the Benefit." If we are no longer issuing new Contracts with the Secured Returns 2 Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns 2 rider charges). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 in Appendix I.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of the new GLB amount. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new "maximum WB amount." (See Example 8 in Appendix I.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Subsequent Purchase Payments After a Step-Up of GLB Amount

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Account Anniversary, you must be participating in the AB Plan to make any Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 in Appendix I.)

Renewal of the Secured Returns 2 Benefit

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns 2, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns 2 Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns 2 Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns 2.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Account Anniversary or 10 years from your last Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Return 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such "maturity date." No refund of Secured Return 2 charges will be made if you change from the AB Plan to the WB Plan.

Participant's Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB Plan is scheduled to "mature." If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

Participant's Death Under the WB Plan

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 t will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In such case, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after your Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit (above), or

o

your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit (above), or

o	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
o	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8, and 9-year period certain options are not available if your Account has been issued within the past 7 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.45% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund Prospectus for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days or longer if allowed by your state after it was delivered to you. State law may also allow you to return the contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
o	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	any required minimum distribution, or

o	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax-qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA, the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the Secured Returns 2 Benefit, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the Secured Returns 2 Benefit, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. (See "Withdrawals under the Secured Returns 2 Benefit.") This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the Secured Returns 2 Benefit, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the Secured Returns 2 Benefit.

Non-Qualified Contracts.  We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns 2 Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns 2 Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding," and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 8.50% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support and product training to the Selling Agents of the Selling Broker-Dealers. These payments may be based on a percentage of Purchase Payments and/or a percentage of Contract Value.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2002, 2003, and 2004 approximately $40,800, $674,624, and $589,994, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated April 29, 2005, which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
MFS Regatta Choice II Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name        _________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SERIES FUND: MFS/Sun Life Series Trust.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
Account		Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	8.00%	$2,800
	2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	8.00%	$3,128
	3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	7.00%	$2,800
(b)	4	$52,100	$2,500	$12,100	$12,100	$40,000	6.00%	$2,400
	5	$57,300	$5,200	$17,300	$17,300	$40,000	5.00%	$2,000
	6	$63,000	$5,700	$23,000	$23,000	$40,000	4.00%	$1,600
	7	$66,200	$3,200	$26,200	$26,200	$40,000	3.00%	$1,200
(c)	8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0

(a)

The free withdrawal amount in any year is equal to the greater of (1) the Contract's earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b)

In Account Year 4, the free withdrawal amount is $12,100, which equals the prior Contract's cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c)

In Account Year 8, the free withdrawal amount is $32,800, which equals the Contract's cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,000, $9,000, $12,000, and $20,000.

					Remaining
Hypothetical					Free	Amount of		Hypothetical
Account					Withdrawal	Withdrawal			Account
Value					Amount	Subject to	Withdrawal	Withdrawal	Value
Before			Cumulative	Amount of	After	Withdrawal	Charge	Charge	After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$6,000	$ 0	8.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$6,000	$ 0	8.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$9,600	$ 0	7.00%	$ 0	$49,600
4(a)	$50,100	$ 500	$10,100	$ 4,000	$6,100	$ 0	6.00%	$ 0	$46,100
4(b)	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	6.00%	$ 126	$37,900
4(c)	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	6.00%	$ 684	$26,500
4(d)	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	6.00%	$ 1,176	$ 6,900

(a)

In Account Year 4, the free withdrawal amount is $10,100, which equals the Contract's cumulative earnings to date. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Account Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $2,100 has been from deposits.

(c)

Since $10,900 of the 2 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from deposits.

(d)

Since $11,500 of the 3 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from deposits. Note that if the $6,900 hypothetical Account Value after withdrawal was withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 6% of $6,900, which equals $414. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

These examples assume the following:

(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

(2)	The date of surrender is 2 years from the Expiration Date (N = 24).

(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

(4)	The interest earned in the current Account Year is $674.16.

(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Account Year 2, that all of the money is invested in the Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	= $ 80,000.00
Cash Surrender Value*	= $ 74,750.00
Purchase Payments	= $100,000.00
The Basic Death Benefit would therefore be:	= $100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	= $60,000.00
Cash Surrender Value*	= $55,150.00
Adjusted Purchase Payments**	= $75,000.00
The Basic Death Benefit would therefore be:	= $75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the ninth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 89,950
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$116,000
The Death Benefit Amount would therefore	=	$116,000

* Adjusted Purchase Payments can be calculated as follows:

Purchase Payments x (Account Value after withdrawal / Account Value before withdrawal) = $100,000 x ($120,000 / $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
45% of the above amount	=	$13,417
Cap of 100% of Adjusted Purchase Payments	=	$85,185
The lesser of the above two amounts = the EEB Premier amount	=	$13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal/Account Value before withdrawal) = $100,000 x ($115,000 Divided By $135,000) = $85,185

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $145,000. Assume death occurs in Account Year 9. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

SECURED RETURNS 2 BENEFIT 2 EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2005 with an initial Purchase Payment of $100,000 and you selected the Secured Returns 2 Program. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

o	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Low investment performance; no WB election, Step-up elected.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

o	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 3: High investment performance; no WB election, Refund applies.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

o	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.
o	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Low investment performance; WB election.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

o	On December 31, 2014, your GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.
o	These withdrawals of $7,000 continue until the GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates and no renewal is available.

EXAMPLE 5: High investment performance; WB election, Step-up elected.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

o	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.
o	These $7,000 withdrawals continue. On December 31, 2020, the GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.
o

Assume that you withdraw $3,000 on February 12, 2021. At this time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.
o	Assume that you did not elect the WB plan at any time.
o	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.
o	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.
o	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your GLB amount is now $95,000. Assume that your Account Value is now $88,000.
o

Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Account Year, so the maximum WB amount has not been exceeded yet. Your GLB amount is now $90,000. Assume that your Account Value is now $80,000.

o

Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Account Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account is $79,000 just before the withdrawal, and $74,000 just after the withdrawal.

o

Because your withdrawals exceeded the maximum WB amount, your GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) / $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 / 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance, Step-up elected.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume you make no withdrawals. On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your GLB amount, you may step-up your GLB amount to $124,000. Assume that you do not step-up. Your GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o

Assume that you make a withdrawal of $5,000 on March 3, 2010. Your GLB amount is now $95,000. Assume that your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400. Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

o

Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Account Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

o

On January 2, 2011 you begin a new Account Year. Therefore, you can withdraw $8,400 in this new Account Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Account Year. On December 31, 2011, the GLB amount equals $108,200. Assume that, on this date, your Account Value equals $110,000.

o	Assume that you continue to withdraw $8,400 each Account Year. On December 31, 2023, the GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.
o

Assume that you withdraw $7,400 on March 12, 2024. At that time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.
o	Assume that you did not elect the WB Plan at any time.
o	On June 1, 2010, you deposit an additional $80,000.
o	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)]
o	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.
o	On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 - (40,000/240,000)].
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Step-up and Sub-deposits under the AB Plan; high investment performance, Step-up elected, Refund applies.
o

Assume that you did not elect the WB Plan at any time and that your Designated Funds had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o	On June 1, 2011, you deposit an additional $80,000.
o

On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

o	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.
o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Secured Returns 2 with a new GLB amount of $295,130 at the cost and terms available to new Owners.

EXAMPLE 11: Withdrawals with Sub-deposits under the WB Plan.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On January 1, 2007, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o	On January 6, 2007, you make an additional deposit of $50,000.
o	Your GLB amount is reset to $143,000 ($93,000 + $50,000).
o	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].
o	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.
o	On January 1, 2008, your GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional deposits and the maximum WB amount is withdrawn annually.
o

Assume that on January 1, 2016, your Account Value is $0. Your GLB amount will be $48,500 [$132,500 - ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates and no Secured Returns 2 renewal is available.

EXAMPLE 12: Calculation of Explicit Rider Charges.
o

Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

o

On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

o

On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

o

On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

o

This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount equal to the ending January 1, 2015 Account Value at the cost and terms available to new Owners.

APPENDIX J

SECURED RETURNS BENEFIT

Prior to September 7, 2004, an optional living benefit rider, "Secured Returns Benefit," was available on all Contracts. An enhanced optional benefit rider, Secured Returns 2 Benefit ("Secured Returns 2"), became effective on September 7, 2004. It was made available on September 7, 2004, on all Contracts issued in states that had already approved the enhanced rider and as soon thereafter on Contracts issued in other states as those states approved the enhanced rider. For purposes of this appendix, the "date of availability" is the later of September 7, 2004, or the date Secured Returns 2 became available for sale in the state of issuance. On all Contracts issued before the "date of availability", unless the Contract Owner elected to replace Secured Returns with Secured Returns 2 as described in the prospectus under "Availability" under "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT", the following prospectus disclosure is effective:
1.	The section entitled "Optional Living Benefit Rider: Secured Returns 2 Benefit" under the heading "PRODUCT HIGHLIGHTS," is replaced by the following disclosure:

Optional Living Benefit Rider: Secured Returns Benefit

The Secured Returns Benefit guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. This Benefit may not be available in your state.
2.	The first two tables under the heading "FEES AND EXPENSES," are replaced with the following disclosure:

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes (as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.25%**
Administrative Expenses Charge:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.40%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***
Maximum Charge for Optional Living Benefit Rider:	0.40%****

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.05%****
*

The Annual Account Fee is waived if your Account Value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.05% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge and the administrative expenses charge will never be greater than 1.45% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

***

The optional death benefit riders are defined under "Death Benefit." These riders are available only if your are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
****

If you elect the Optional Living Benefit Rider, the only optional death benefit rider available to you is the EEB Premier rider at a cost of 0.25% of average daily net assets. Therefore, the Total Variable Account Annual Expenses would be equal to the amount shown in the above table. We will continue to deduct the charge for the Option Living Benefit Rider until you annuitize your Contract or your Option Living Benefit Rider expires or is revoked. (See "Optional Living Benefit Rider: Secured Returns Benefit.")

3.	Under the heading "EXAMPLE", the current disclosure is replaced with the following disclosure:

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For the purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,067	$1,768	$2,392	$3,993
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$377	$1,146	$1,934	$3,993
4.	The section "Charges for Optional Benefit Riders" under the heading "CONTRACT EXPENSES" is replaced with the following disclosure:

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

Rider(s) You Elect*	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

                            * As defined below under "Optional Death Benefits."
5.	Under the heading "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT," the current disclosure is replaced with the following disclosure:

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS BENEFIT

The Secured Returns Benefit ("Benefit") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. The Benefit may not be available in your state.

If you elect the Secured Returns Benefit, you may choose to receive your Secured Returns Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect the Secured Returns Benefit, you are automatically enrolled in the AB Plan. Any time prior to your 81st birthday, you may elect instead to receive your Secured Returns Benefit under the WB Plan. There is no waiting period for participation in the WB Plan, but you must make your election prior to your 10th Account Anniversary or annuitization, whichever is earlier. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of the Secured Returns Benefit might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Return Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in the Secured Returns Benefit.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage Guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 in Appendix I below. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns Benefit.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns Benefit.") Any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments if you have elected the WB Plan.

For examples of how we calculate benefits under the WB Plan, see Examples 3 and 4 in Appendix I below.

Availability

The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may not combine the Benefit with any optional death benefit rider other than the EEB Premier rider.

To participate in the Secured Returns Benefit, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Cost of the Benefit

If you elect the Secured Returns Benefit with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. If you elect the Secured Returns Benefit with the EEB Premier rider, we will assess your Contract an annual charge of 0.65% of your average daily net assets. We will continue to deduct this annual charge until you annuitize or your Secured Returns Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) may not terminate the annual charge. (See "Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit.")

Withdrawals Under the Secured Returns Benefit

All withdrawals under the Secured Returns Benefit are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected the Secured Returns Benefit, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 5 and 7 in Appendix I below.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 6 in Appendix I below.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns Benefits if your Account Value is less than the GLB amount. In addition, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under the Secured Returns Benefit, see Examples 5 through 8 in Appendix I below.

Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns Benefit will be automatically cancelled.

Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns Benefit will be cancelled.

Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary. After your 7th Account Anniversary, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be cancelled and the cost of such rider (0.25% of your average daily Account Value) will remain.

Revocation of the Secured Returns Benefit

Anytime after your 7th Account Anniversary, the Secured Returns Benefit may be revoked. Once revoked, the Benefit may not be reinstated. After the Benefit has been revoked, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elect the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be revoked and the charge of the rider (0.25% of your average daily Account Value) will continue.

Renewal of the Secured Returns Benefit

If you elected to participate in the AB Plan and you remained in the Plan for the entire 10-year period, you may elect to renew your participation in the Secured Returns Benefit, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns Benefit to new Owners. If we do so, renewals will no longer be available.

If you elected to participate in the WB Plan during your initial 10-year period, you may not renew your participation in the Secured Returns Benefit.

Participant's Death Under the AB Plan

If you (as Participant) die while the AB Plan is still in force, all benefits and charges under Secured Returns Benefit will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and your 10th Account Anniversary. If your surviving spouse does not elect the WB Plan, the AB Plan will continue. In such case, the benefits under AB Plan will be determined according to the original 10-year period. In all cases, the GLB amount will not reset upon your death.

Participant's Death Under the WB Plan

If you (as Participant) die while the WB Plan is in force and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, the Secured Returns Benefit will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance " under "DEATH BENEFIT.") In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Certificate, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

6.	"APPENDIX I: SECURED RETURNS 2 BENEFIT EXAMPLES" is replaced with the following Appendix:

APPENDIX I

SECURED RETURNS BENEFIT EXAMPLES

All of the following examples are based upon the assumption you selected the Secured Returns Benefit on or before your Issue Date.

Examples 1 through 4 demonstrate how we calculate your Secured Returns Benefit assuming you make no subsequent Purchase Payments and you make no withdrawals other than those satisfying the maximum WB amount under the WB Plan. Examples 1 and 2 show your benefit under the AB Plan, and Examples 3 and 4 show your benefit under the WB Plan.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.

o

Assume that on January 1, 2013, your Account Value is $85,000. On that date, your Account Value will be increased by $15,000 ($100,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: High investment performance; no WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance.

o

Assume that on January 1, 2013, your Account Value is $200,000. Because your Account Value is greater that the GLB amount of $100,000, your Account Value will not be increased. If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $200,000 at the cost and terms available to new Owners.

EXAMPLE 3: Low investment performance; WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $80,000. These withdrawals continue for seven more years.
o

On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $0. These withdrawals of $7,000 continue until the GLB amount runs out in year 15, after the final withdrawal of $2,000 has been taken. At that time, the Benefit terminates and no renewal applies.

EXAMPLE 4: High investment performance; WB election
o	Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).
o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $90,000. These withdrawals continue for seven more years.
o	On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $50,000. These withdrawals continue for 5 more years.
o	On December 31, 2016, the GLB amount equals $2,000 ($37,000 - ($7,000 x 5 years)). Assume the Account Value equals $30,000.
o

Assume that, on December 31, 2017, your withdraw the remaining $2,000 to exhaust the GLB amount. The Secured Returns Benefit thus terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No renewal is available.

Examples 5 through 8 demonstrate how withdrawals and subsequent Purchase Payments affect your Secured Returns Benefit. Examples 5 and 7 show how withdrawals affect your benefits under the AB Plan. Example 6 shows the effect of withdrawing more than the maximum WB amount under the WB Plan in any one Account Year. Examples 7 and 8 show the effects of making subsequent Purchase Payments.

EXAMPLE 5: Withdrawals Under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Your GLB amount is $100,000.
o

Assume that on January 1, 2004, your Account Value is $110,000 and you withdraw 10% of your Account Value (or $11,000). Your GLB amount will be reset to $90,000, i.e., the previous GLB amount ($100,000) reduced proportional to the amount of Account Value withdrawn (10%), or $100,000 - (10% of $100,000). Assume you make no more withdrawals or deposits and that your Account Value.

o

On January 1, 2013, the Account Value is $85,000. Your Account Value will be increased by $5,000 ($90,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit, at the cost and terms available to new Owners, with a new GLB amount of $90,000.

EXAMPLE 6: Withdrawals Under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB Plan at issue. Your maximum WB amount would be $7,000 (i.e., 7% of the $100,000).

o	Assume that, on January 1, 2004, your Account Value is $95,000. Assume that no withdrawals have been made. Your GLB amount is still $100,000 and your maximum WB amount is still $7,000.
o

Assume that, on September 3, 2004, your Account Value is $93,000 and you withdraw $5,000. Your Account Value is thus reduced to $88,000, and your GLB amount is reduced to $95,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Contract Year without exceeding your maximum WB amount for the Contract Year.

o

Assume that, on January 4, 2005, your Account Value is $85,000 and you withdraw another $5,000. Your Account Value is thus reduced to $80,000. This is now a new Contract Year, so the maximum WB amount has not yet been exceeded. Your GLB amount is reduced to $90,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Contract Year without exceeding your maximum WB amount for the Contract Year.

o

Assume that, on November 4, 2005, your Account Value is $79,000 and you withdraw another $5,000. Your Account Value is thus reduced to $74,000. Your total withdrawals for the current Contract Year equal $10,000 ($5,000 + $5,000), a total of $3,000 in excess of your maximum WB amount. Your remaining GLB amount is thus reduced to $74,000; i.e., the lesser of your Account Value ($74,000) and your previous remaining GLB amount reduced dollar for dollar by the withdrawal ($90,000 - $5,000). Your maximum WB amount is reduced so that the date on which the GLB amount expires will be the same date it would have expired had the maximum WB been withdrawn every year, i.e., ($90,000 - $2,000) / $7000 = 12.57 years. Thus the maximum WB amount will become $5,887 ($74,000/12.57).

EXAMPLE 7: Withdrawals with Subsequent Purchase Payments under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB Plan at any time.
o	On June 1, 2007, you make a subsequent Purchase Payment of $100,000. Your GLB amount is now $185,000, i.e., ($100,000 x 100%) + ($100,000 x 85%).
o

Assume that, on June 1, 2009, your Account Value is $240,000 and you withdraw $40,000 . Your Account Value is reduced to $200,000. Your GLB amount is reset to $154,167, i.e., the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $185,000 x ($200,000/$240,000). Assume you make no more withdrawals or subsequent Purchase Payments.

o

Assume that, on January 1, 2013, your Account Value is $125,000. On that date, your Account Value will be increased by $29,167 ($154,167 - $125,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $154,167 at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals with Subsequent Purchase Payments under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On January 1, 2004, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o

Assume that, on January 6, 2004, you make an additional deposit of $50,000. Your GLB amount is reset to $143,000 ($93,000 + $50,000). Your maximum WB amount is reset to $10,500 ($7,000 + (7% x $50,000)). Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

o

Assume that, on January 1, 2005, you withdraw the maximum WB amount of $10,500 and your GLB amount is $132,500 ($143,000 - $10,500). Assume that no additional subsequent Purchase Payments are made and the maximum WB amount is withdrawn annually.

o

Assume that, on January 1, 2013, your Account Value equals $0. Your GLB amount will be $48,500, i.e., ($132,500 - ($10,500 x 8 years). Withdrawals will continue until the GLB amount is exhausted. No renewal of the Secured Returns Benefit is available.

APPENDIX K

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year
Bond S Class - Level 1	2004	11.4575	11.9886	172,032
	2003	10.5973	11.4575	60,813
	2002	10.0000	10.5973	6,434

Bond S Class - Level 2	2004	11.4249	11.9303	207,968
	2003	10.5886	11.4249	149,796
	2002	10.0000	10.5886	15,215

Bond S Class - Level 3	2004	11.4168	11.9157	45,564
	2003	-	11.4168	12,010
	2002	10.0000	-	0

Bond S Class - Level 4	2004	11.3924	11.8721	329,296
	2003	10.5799	11.3924	228,028
	2002	10.0000	10.5799	405

Bond S Class - Level 5	2004	11.3843	11.8576	1,201
	2003	-	11.3843	1,265
	2002	10.0000	-	0

Bond S Class - Level 6	2004	11.3599	11.8141	36,426
	2003	-	11.3599	19,528
	2002	10.0000	-	0

Bond S Class - Level 7	2004	10.1617	10.5626	67,252
	2003	-	10.1617	58,362
	2002	10.0000	-	0

Bond S Class - Level 8	2004	10.1485	10.5273	1,136
	2003	-	10.1485	1,100
	2002	10.0000	-	0

Capital Appreciation S Class - Level 1	2004	13.3964	14.6624	15,397
	2003	10.5642	13.3964	15,700
	2002	10.5642	10.5642	115

Capital Appreciation S Class - Level 2	2004	13.3584	14.5910	12,478
	2003	10.5555	13.3584	7,164
	2002	10.5555	10.5555	1,244

Capital Appreciation S Class - Level 4	2004	13.3203	14.5199	8,117
	2003	-	13.3203	7,251
	2002	10.0000	-	0

Capital Opportunities S Class - Level 1	2004	13.4434	14.9448	7,092
	2003	10.6299	13.4434	9,137
	2002	10.0000	10.6299	18

Capital Opportunities S Class - Level 2	2004	13.4052	14.8721	14,260
	2003	-	13.4052	2,666
	2002	10.0000	-	0

Capital Opportunities S Class - Level 4	2004	13.3670	14.7997	9,223
	2003	10.6124	13.3670	7,825
	2002	10.0000	10.6124	1,521

Capital Opportunities S Class - Level 5	2004	13.3575	14.7816	2,036
	2003	-	13.3575	2,036
	2002	10.0000	-	0

Emerging Growth S Class - Level 1	2004	13.5806	15.1566	6,590
	2003	10.4817	13.5806	5,383
	2002	10.0000	10.4817	831

Emerging Growth S Class - Level 2	2004	13.5420	15.0829	13,869
	2003	10.4731	13.5420	3,844
	2002	10.0000	10.4731	211

Emerging Growth S Class - Level 3	2004	13.5323	15.0645	877
	2003	-	13.5323	874
	2002	10.0000	-	0

Emerging Growth S Class - Level 4	2004	13.5034	15.0094	6,465
	2003	10.4644	13.5034	3,964
	2002	10.0000	10.4644	393

Emerging Growth S Class - Level 5	2004	13.4938	14.9910	1,998
	2003	-	13.4938	1,998
	2002	10.0000	-	0

Emerging Growth S Class - Level 6	2004	13.4649	14.9361	1,531
	2003	-	13.4649	809
	2002	10.0000	-	0

Emerging Markets Equity S Class - Level 1	2004	15.2823	19.1577	2,805
	2003	-	15.2823	1,493
	2002	10.0000	-	0

Emerging Markets Equity S Class - Level 2	2004	15.2389	19.0646	5,458
	2003	10.1593	15.2389	2,962
	2002	10.0000	10.1593	142

Emerging Markets Equity S Class - Level 4	2004	15.1956	18.9717	1,364
	2003	-	15.1956	1,848
	2002	10.0000	-	0

Emerging Markets Equity S Class - Level 6	2004	15.1522	18.8791	6,721
	2003	-	15.1522	1,265
	2002	10.0000	-	0

Global Governments S Class - Level 1	2004	12.0679	13.0910	2,029
	2003	10.5935	12.0679	2,188
	2002	10.0000	10.5935	1,195

Global Governments S Class - Level 2	2004	12.0336	13.0273	6,003
	2003	10.5848	12.0336	3,689
	2002	10.0000	10.5848	2,133

Global Growth S Class - Level 1	2004	13.7376	15.6639	1,992
	2003	-	13.7376	610
	2002	10.0000	-	0

Global Growth S Class - Level 2	2004	13.6986	15.5877	6,870
	2003	-	13.6986	5,290
	2002	10.0000	-	0

Global Growth S Class - Level 4	2004	13.6596	15.5117	584
	2003	-	13.6596	584
	2002	10.0000	-	0

Global Growth S Class - Level 6	2004	13.6206	15.4360	1,196
	2003	-	13.6206	1,237
	2002	10.0000	-	0

Global Total Return S Class- Level 1	2004	12.6366	14.5915	30,342
	2003	-	12.6366	20,655
	2002	10.0000	-	0

Global Total Return S Class - Level 2	2004	12.6007	14.5205	28,185
	2003	-	12.6007	13,557
	2002	10.0000	-	0

Global Total Return S Class - Level 3	2004	12.5918	14.5028	263
	2003	-	12.5918	263
	2002	10.0000	-	0

Global Total Return S Class - Level 4	2004	12.5649	14.4497	3,640
	2003	-	12.5649	3,600
	2002	10.0000	-	0

Global Total Return S Class - Level 6	2004	12.5290	14.3792	18,577
	2003	-	12.5290	13,380
	2002	10.0000	-	0

Government Securities S Class- Level 1	2004	10.3220	10.5599	174,439
	2003	10.2557	10.3220	79,782
	2002	10.0000	10.2557	6,502

Government Securities S Class - Level 2	2004	10.2927	10.5085	223,354
	2003	10.2472	10.2927	207,615
	2002	10.0000	10.2472	20,285

Government Securities S Class - Level 3	2004	10.2853	10.4956	37,284
	2003	-	10.2853	8,261
	2002	10.0000	-	0

Government Securities S Class - Level 4	2004	10.2633	10.4573	283,544
	2003	10.2388	10.2633	217,151
	2002	10.0000	10.2388	12,682

Government Securities S Class - Level 5	2004	10.2560	10.4445	13,484
	2003	10.2367	10.2560	13,918
	2002	10.0000	10.2367	2,420

Government Securities S Class - Level 6	2004	10.2340	10.4062	53,677
	2003	10.2304	10.2340	17,458
	2002	10.0000	10.2304	2,657

Government Securities S Class - Level 7	2004	9.8814	10.0425	49,282
	2003	-	9.8814	52,125
	2002	10.0000	-	0

High Yield S Class - Level 1	2004	12.6122	13.6280	180,630
	2003	10.5318	12.6122	53,331
	2002	10.0000	10.5318	142

High Yield S Class - Level 2	2004	12.5764	13.5617	111,933
	2003	10.5232	12.5764	105,516
	2002	10.0000	10.5232	663

High Yield S Class - Level 3	2004	12.5674	13.5451	11,922
	2003	-	12.5674	2,913
	2002	10.0000	-	0

High Yield S Class - Level 4	2004	12.5406	13.4956	122,105
	2003	10.5145	12.5406	95,065
	2002	10.0000	10.5145	2,696

High Yield S Class - Level 6	2004	12.5048	13.4297	14,630
	2003	10.5059	12.5048	13,151
	2002	10.0000	10.5059	669

High Yield S Class - Level 7	2004	10.9409	11.7441	8,416
	2003	-	10.9409	10,105
	2002	10.0000	-	0

International Growth S Class - Level 1	2004	13.9554	16.3494	10,478
	2003	10.2091	13.9554	7,772
	2002	10.0000	10.2091	123

International Growth S Class - Level 2	2004	13.9158	16.2699	21,142
	2003	10.2007	13.9158	14,352
	2002	10.0000	10.2007	6,066

International Growth S Class - Level 3	2004	13.9059	16.2500	764
	2003	-	13.9059	820
	2002	10.0000	-	0

International Growth S Class - Level 4	2004	13.8762	16.1906	5,319
	2003	-	13.8762	3,391
	2002	10.0000	-	0

International Growth S Class - Level 6	2004	-	16.1115	5,582
	2003	-	-	0
	2002	10.0000	-	0

International Investors Trust S Class- Level 1	2004	13.5336	17.0802	1,663
	2003	10.2839	13.5336	735
	2002	10.0000	10.2839	19

International Investors Trust S Class- Level 2	2004	13.4952	16.9972	8,273
	2003	-	13.4952	5,233
	2002	10.0000	-	0

International Investors Trust S Class- Level 4	2004	13.4568	16.9144	2,869
	2003	10.2670	13.4568	2,625
	2002	10.0000	10.2670	227

International Investors Trust S Class- Level 5	2004	13.4472	16.8937	214
	2003	-	13.4472	226
	2002	10.0000	-	0

Managed Sectors S Class - Level 1	2004	13.1598	13.8392	4,267
	2003	-	13.1598	4,410
	2002	10.0000	-	0

Managed Sectors S Class - Level 2	2004	13.1224	13.7719	1,772
	2003	10.6549	13.1224	1,295
	2002	10.0000	10.6549	56

Managed Sectors S Class - Level 4	2004	13.0850	13.7047	1,785
	2003	-	13.0850	918
	2002	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 1	2004	12.4536	13.4550	90,395
	2003	10.2607	12.4536	41,149
	2002	10.2607	10.2607	1,421

Massachusetts Investors Growth Stock S Class - Level 2	2004	12.4182	13.3896	72,331
	2003	10.2522	12.4182	38,090
	2002	10.0000	10.2522	5,191

Massachusetts Investors Growth Stock S Class- Level 3	2004	12.4094	13.3732	7,427
	2003	-	12.4094	558
	2002	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 4	2004	12.3829	13.3243	152,322
	2003	10.2438	12.3829	109,510
	2002	10.0000	10.2438	701

Massachusetts Investors Growth Stock S Class - Level 6	2004	12.3476	13.2592	11,986
	2003	10.2354	12.3476	26,213
	2002	10.0000	10.2354	93

Massachusetts Investors Growth Stock S Class - Level 7	2004	11.1169	11.9316	30,647
	2003	-	11.1169	16,756
	2002	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 8	2004	11.1024	11.8917	1,110
	2003	-	11.1024	1,032
	2002	10.0000	-	0

Massachusetts Investors Trust S Class - Level 1	2004	12.6554	13.9709	45,771
	2003	10.4607	12.6554	44,764
	2002	10.0000	10.4607	3,172

Massachusetts Investors Trust S Class - Level 2	2004	12.6195	13.9030	90,358
	2003	10.4521	12.6195	69,892
	2002	10.0000	10.4521	12,396

Massachusetts Investors Trust S Class - Level 3	2004	12.6105	13.8860	2,569
	2003	-	12.6105	2,622
	2002	10.0000	-	0

Massachusetts Investors Trust S Class - Level 4	2004	12.5835	13.8352	49,830
	2003	10.4435	12.5835	42,428
	2002	10.0000	10.4435	2,882

Massachusetts Investors Trust S Class - Level 5	2004	12.5746	13.8183	415
	2003	-	12.5746	438
	2002	10.0000	-	0

Massachusetts Investors Trust S Class - Level 6	2004	12.5477	13.7677	12,882
	2003	-	12.5477	8,911
	2002	10.0000	-	0

Mid Cap Growth S Class - Level 1	2004	14.4891	16.3597	50,504
	2003	-	14.4891	21,271
	2002	10.0000	-	0

Mid Cap Growth S Class - Level 2	2004	14.4479	16.2801	64,083
	2003	10.6698	14.4479	40,642
	2002	10.0000	10.6698	7,250

Mid Cap Growth S Class - Level 3	2004	14.4376	16.2602	9,328
	2003	-	14.4376	2,297
	2002	10.0000	-	0

Mid Cap Growth S Class - Level 4	2004	14.4068	16.2007	85,912
	2003	10.6610	14.4068	58,793
	2002	10.0000	10.6610	982

Mid Cap Growth S Class - Level 5	2004	14.3965	16.1810	2,134
	2003	-	14.3965	2,145
	2002	10.0000	-	0

Mid Cap Growth S Class - Level 6	2004	14.3657	16.1216	3,859
	2003	-	14.3657	1,524
	2002	10.0000	-	0

Mid Cap Growth S Class - Level 7	2004	12.2068	13.6919	7,971
	2003	-	12.2068	8,996
	2002	10.0000	-	0

Mid Cap Value S Class - Level 1	2004	13.5495	16.2981	50,946
	2003	10.3969	13.5495	18,777
	2002	10.0000	10.3969	19

Mid Cap Value S Class - Level 2	2004	13.5110	16.2188	52,910
	2003	10.3883	13.5110	33,332
	2002	10.0000	10.3883	858

Mid Cap Value S Class - Level 3	2004	13.5013	16.1990	9,824
	2003	-	13.5013	1,788
	2002	10.0000	-	0

Mid Cap Value S Class - Level 4	2004	13.4725	16.1398	73,799
	2003	10.3798	13.4725	54,892
	2002	10.0000	10.3798	743

Mid Cap Value S Class - Level 5	2004	13.4629	16.1201	214
	2003	-	13.4629	226
	2002	10.0000	-	0

Mid Cap Value S Class - Level 6	2004	13.4341	16.0610	14,980
	2003	-	13.4341	1,697
	2002	10.0000	-	0

Mid Cap Value S Class - Level 7	2004	12.3374	14.7423	7,437
	2003	-	12.3374	9,295
	2002	10.0000	-	0

Money Market S Class - Level 1	2004	9.9052	9.8422	89,851
	2003	9.9877	9.9052	34,037
	2002	10.0000	9.9877	8,367

Money Market S Class - Level 2	2004	9.8770	9.7943	49,120
	2003	-	9.8770	55,410
	2002	10.0000	-	0

Money Market S Class - Level 3	2004	-	9.7823	10,497
	2003	-	-	0
	2002	10.0000	-	0

Money Market S Class - Level 4	2004	9.8489	9.7465	89,226
	2003	9.9713	9.8489	62,470
	2002	10.0000	9.9713	2,594

Money Market S Class - Level 5	2004	9.8419	9.7346	2,475
	2003	9.9693	9.8419	2,475
	2002	10.0000	9.9693	9,900

Money Market S Class - Level 6	2004	9.8208	9.6989	17,236
	2003	9.9631	9.8208	5,384
	2002	10.0000	9.9631	702

Money Market S Class - Level 7	2004	9.9017	9.7738	15,853
	2003	-	9.9017	16,280
	2002	10.0000	-	0

New Discovery S Class - Level 1	2004	13.7450	14.5596	13,452
	2003	-	13.7450	10,683
	2002	10.0000	-	0

New Discovery S Class - Level 2	2004	13.7060	14.4887	32,980
	2003	10.2957	13.7060	18,651
	2002	10.0000	10.2957	3,430

New Discovery S Class - Level 3	2004	13.6962	14.4710	790
	2003	-	13.6962	791
	2002	10.0000	-	0

New Discovery S Class - Level 4	2004	13.6670	14.4181	17,961
	2003	10.2872	13.6670	26,054
	2002	10.0000	10.2872	562

New Discovery S Class - Level 6	2004	13.6280	14.3477	7,780
	2003	10.2787	13.6280	940
	2002	10.0000	10.2787	94

Research S Class - Level 1	2004	12.8834	14.7062	83,618
	2003	10.4308	12.8834	17,424
	2002	10.0000	10.4308	530

Research S Class - Level 2	2004	12.8468	14.6346	79,896
	2003	10.4222	12.8468	44,383
	2002	10.0000	10.4222	339

Research S Class - Level 3	2004	12.8376	14.6168	25,113
	2003	-	12.8376	1,753
	2002	10.0000	-	0

Research S Class - Level 4	2004	12.8102	14.5633	174,748
	2003	10.4136	12.8102	120,462
	2002	10.0000	10.4136	596

Research S Class - Level 6	2004	12.7736	14.4922	25,838
	2003	-	12.7736	8,307
	2002	10.0000	-	0

Research S Class - Level 7	2004	11.5412	13.0872	32,348
	2003	-	11.5412	36,681
	2002	10.0000	-	0

Research Growth and Income S Class - Level 1	2004	13.1465	14.8441	4,428
	2003	10.4365	13.1465	3,418
	2002	10.0000	10.4365	19

Research Growth and Income S Class - Level 2	2004	13.1091	14.7719	6,334
	2003	10.4280	13.1091	2,434
	2002	10.0000	10.4280	145

Research Growth and Income S Class - Level 4	2004	13.0718	14.7000	6,874
	2003	-	13.0718	4,615
	2002	10.0000	-	0

Research Growth and Income S Class - Level 5	2004	13.0625	14.6820	694
	2003	-	13.0625	440
	2002	10.0000	-	0

Research Growth and Income S Class - Level 6	2004	13.0345	14.6282	859
	2003	-	13.0345	859
	2002	10.0000	-	0

Research International S Class - Level 1	2004	13.3535	15.9581	83,067
	2003	10.1312	13.3535	21,010
	2002	10.0000	10.1312	621

Research International S Class - Level 2	2004	13.3155	15.8805	74,725
	2003	10.1229	13.3155	35,696
	2002	10.0000	10.1229	2,760

Research International S Class - Level 3	2004	13.3060	15.8611	23,998
	2003	-	13.3060	2,842
	2002	10.0000	-	0

Research International S Class - Level 4	2004	13.2776	15.8031	170,673
	2003	10.1146	13.2776	124,812
	2002	10.0000	10.1146	421

Research International S Class - Level 6	2004	13.2398	15.7259	20,220
	2003	10.1062	13.2398	14,478
	2002	10.0000	10.1062	100

Research International S Class - Level 7	2004	12.6295	14.9934	41,415
	2003	-	12.6295	36,242
	2002	10.0000	-	0

Research International S Class - Level 8	2004	12.6131	14.9434	897
	2003	-	12.6131	958
	2002	10.0000	-	0

Strategic Growth S Class - Level 1	2004	13.9839	14.7251	66,502
	2003	-	13.9839	21,522
	2002	10.0000	-	0

Strategic Growth S Class - Level 2	2004	13.9442	14.6535	67,320
	2003	11.1313	13.9442	36,285
	2002	10.0000	11.1313	951

Strategic Growth S Class - Level 3	2004	13.9343	14.6356	18,810
	2003	-	13.9343	3,213
	2002	10.0000	-	0

Strategic Growth S Class - Level 4	2004	13.9045	14.5820	115,373
	2003	11.1222	13.9045	74,943
	2002	10.0000	11.1222	371

Strategic Growth S Class - Level 6	2004	13.8648	14.5108	13,409
	2003	-	13.8648	4,097
	2002	10.0000	-	0

Strategic Growth S Class - Level 7	2004	11.3983	11.9232	20,665
	2003	-	11.3983	21,886
	2002	10.0000	-	0

Strategic Income S Class - Level 1	2004	11.6239	12.3831	13,673
	2003	-	11.6239	11,371
	2002	10.0000	-	0

Strategic Income S Class - Level 2	2004	11.5908	12.3228	26,770
	2003	10.4514	11.5908	23,348
	2002	10.0000	10.4514	344

Strategic Income S Class - Level 3	2004	11.5826	12.3078	4,384
	2003	-	11.5826	1,679
	2002	10.0000	-	0

Strategic Income S Class - Level 4	2004	11.5578	12.2628	17,402
	2003	10.4428	11.5578	17,057
	2002	10.0000	10.4428	549

Strategic Income S Class - Level 6	2004	11.5249	12.2029	14,386
	2003	-	11.5249	9,556
	2002	10.0000	-	0

Strategic Value S Class - Level 1	2004	13.6640	15.8984	22,783
	2003	-	13.6640	11,977
	2002	10.0000	-	0

Strategic Value S Class - Level 2	2004	13.6251	15.8210	32,242
	2003	10.8794	13.6251	21,161
	2002	10.0000	10.8794	4,715

Strategic Value S Class - Level 4	2004	13.5863	15.7439	10,135
	2003	-	13.5863	10,233
	2002	10.0000	-	0

Strategic Value S Class - Level 6	2004	-	15.6670	1,621
	2003	-	-	0
	2002	10.0000	-	0

Technology S Class - Level 1	2004	15.6925	15.8084	2,694
	2003	10.9267	15.6925	2,245
	2002	10.0000	10.9267	257

Technology S Class - Level 2	2004	15.6479	15.7315	300
	2003	-	15.6479	252
	2002	10.0000	-	0

Technology S Class - Level 3	2004	15.6368	15.7123	694
	2003	-	15.6368	695
	2002	10.0000	-	0

Technology S Class - Level 4	2004	15.6034	15.6548	2,918
	2003	10.9087	15.6034	3,085
	2002	10.0000	10.9087	186

Technology S Class - Level 6	2004	15.5590	15.5784	221
	2003	-	15.5590	221
	2002	10.0000	-	0

Total Return S Class - Level 1	2004	12.1619	13.3545	410,067
	2003	10.5361	12.1619	212,631
	2002	10.0000	10.5361	9,227

Total Return S Class - Level 2	2004	12.1273	13.2896	608,238
	2003	10.5275	12.1273	314,000
	2002	10.0000	10.5275	27,761

Total Return S Class - Level 3	2004	12.1186	13.2733	27,920
	2003	10.5253	12.1186	13,270
	2002	10.0000	10.5253	2,521

Total Return S Class - Level 4	2004	12.0928	13.2248	889,945
	2003	10.5188	12.0928	588,002
	2002	10.0000	10.5188	5,334

Total Return S Class - Level 5	2004	12.0841	13.2087	5,372
	2003	-	12.0841	524
	2002	10.0000	-	0

Total Return S Class - Level 6	2004	12.0583	13.1602	76,960
	2003	10.5101	12.0583	65,991
	2002	10.0000	10.5101	94

Total Return S Class - Level 7	2004	11.0192	12.0200	198,012
	2003	-	11.0192	157,088
	2002	10.0000	-	0

Total Return S Class - Level 8	2004	11.0048	11.9798	2,400
	2003	-	11.0048	2,405
	2002	10.0000	-	0

Utilities S Class - Level 1	2004	14.9068	19.1479	5,656
	2003	-	14.9068	3,459
	2002	10.0000	-	0

Utilities S Class - Level 2	2004	14.8645	19.0548	16,904
	2003	11.0825	14.8645	18,279
	2002	10.0000	11.0825	5,037

Utilities S Class - Level 3	2004	14.8539	19.0316	202
	2003	-	14.8539	224
	2002	10.0000	-	0

Utilities S Class - Level 4	2004	14.8222	18.9620	36,080
	2003	11.0733	14.8222	16,486
	2002	10.0000	11.0733	469

Utilities S Class - Level 6	2004	14.7799	18.8695	10,120
	2003	11.0642	14.7799	10,522
	2002	10.0000	11.0642	93

Value S Class - Level 1	2004	12.9572	14.7447	164,201
	2003	10.4844	12.9572	61,301
	2002	10.0000	10.4844	5,463

Value S Class - Level 2	2004	12.9204	14.6730	162,136
	2003	10.4758	12.9204	85,962
	2002	10.0000	10.4758	5,296

Value S Class - Level 3	2004	12.9112	14.6551	37,150
	2003	-	12.9112	5,009
	2002	10.0000	-	0

Value S Class - Level 4	2004	12.8836	14.6015	293,594
	2003	10.4672	12.8836	202,440
	2002	10.0000	10.4672	1,070

Value S Class - Level 5	2004	12.8745	14.5837	212
	2003	-	12.8745	224
	2002	10.0000	-	0

Value S Class - Level 6	2004	12.8469	14.5303	53,621
	2003	10.4585	12.8469	37,578
	2002	10.0000	10.4585	94

Value S Class - Level 7	2004	11.9426	13.5005	57,501
	2003	-	11.9426	52,989
	2002	10.0000	0	0

Value S Class - Level 8	2004	11.9270	13.4554	972
	2003	-	11.9270	1,011
	2002	10.0000	-

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (800) 752-7215

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS

DECEMBER 30, 2005

COLUMBIA ALL-STAR FREEDOM

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and a range of fixed options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds thereof (the "Funds"):
Large-Cap Value Equity Funds	Large-Cap Growth Equity Funds (continued)
AllianceBernstein VP Growth & Income Portfolio,	MFS VIT Investors Growth Stock Series, S Class
Class B	Rydex VT OTC Fund, Investor Class[1]
Fidelity VIP Equity Income Portfolio, Service Class 2[1]	Columbia Large Cap Growth Fund, Variable Series,
Franklin Templeton VIP Trust Franklin Growth and	Class B4
Income Securities Fund, Class 2	Mid-Cap Value Equity Funds
Liberty Growth & Income Fund, Variable Series,	Lord Abbett Series Fund Mid-Cap Value Portfolio
Class B	Mid-Cap Blend Equity Funds
Lord Abbett Series Fund Growth and Income Portfolio	Liberty Select Value Fund, Variable Series, Class B
Rydex VT Financial Services Fund, Investor Class[1]	Wanger International Select
Large-Cap Blend Equity Funds	Mid-Cap Growth Equity Funds
AIM V.I. Premier Equity Fund Series II Shares[1]	Wanger Select
AllianceBernstein VP Worldwide Privatization	Rydex VT Health Care Fund, Investor Class[1]
Portfolio, Class B	Small-Cap Blend Equity Funds
Franklin Templeton VIP Trust Mutual Shares	Wanger International Small Cap
Securities Fund, Class 2	Small-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	MFS VIT New Discovery Series, S Class
Securities Fund, Class 2	Wanger U.S. Smaller Companies
Liberty Asset Allocation Fund, Variable Series, Class B	High-Quality Short-Term Bond Funds
Liberty S&P 500 Index Fund, Variable Series, Class B	Liberty Money Market Fund, Variable Series, Class A
MFS VIT Investors Trust Series, S Class	High-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	Liberty Federal Securities Fund, Variable Series,
AIM V.I. Capital Appreciation Fund Series II Shares[1]	Class A1
AIM V.I. International Growth Fund Series II Shares[1]	Liberty Federal Securities Fund, Variable Series,
AllianceBernstein VP Large Cap Growth Portfolio,	Class B
Class B2	PIMCO Total Return Portfolio, Administrative Class
AllianceBernstein VP Global Technology Portfolio,	High-Quality Long-Term Bond Funds
Class B3	PIMCO Real Return Portfolio, Administrative Class
Fidelity VIP Dynamic Capital Appreciation Portfolio,	Mid/High-Quality Intermediate-Term Bond Funds
Service Class 2[1]	Colonial Strategic Income Fund, Variable Series,
Fidelity VIP Growth Opportunities Portfolio, Service	Class B
Class 2[1]	Low-Quality Short-Term Bond Funds
MFS VIT Emerging Growth Series, S Class	Columbia High Yield Fund, Variable Series, Class B

_________
[1]	Not available to Contracts issued on or after May 1, 2003.
[2]	Formerly known as AllianceBernstein VP Premier Growth Portfolio, Class B.
[3]	Formerly known as AllianceBernstein VP Technology Portfolio, Class B.
[4]	Formerly known as Stein Roe Growth Stock Fund, Variable Series, Class B.

A I M Advisors, Inc., advises the AIM Variable Insurance Funds. Alliance Capital Management, LP, advises the AllianceBernstein VP Portfolios. Columbia Management Advisors, Inc., advises the Colonial Fund, the Columbia Funds, and the Liberty Funds (with Nordea Investment Management North America, Inc. serving as the sub-advisor for Liberty Asset Allocation Fund, Variable Series). Fidelity® Management & Research Company advises the Fidelity VIP Portfolios. Franklin® Advisers, Inc., advises Franklin Growth and Income Fund. Franklin® Mutual Advisers, LLC, advises Mutual Shares Securities Fund. Columbia Wanger Asset Management, L.P., advises the Wanger Funds. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS Variable Insurance Trust Series. Pacific Investment Management Company LLC advises the PIMCO Portfolios. PADCO Advisors II, Inc., advises the Rydex VT Funds. Templeton® Investment Counsel, LLC, advises Templeton Foreign Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contract and the Funds.

We have filed a Statement of Additional Information dated December 30, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 42 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 205-9167. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

     P.O. Box 9133

     Wellesley Hills, Massachusetts 02481

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Special Guaranteed Interest Rates *

Other Programs *

Withdrawals and Market Value Adjustment *

Cash Withdrawals *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge and Distribution Fee *

Mortality and Expense Risk Charge *

Charges for Optional Death Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification In the Case of Group Contracts *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

The Income Phase - Annuity Provisions *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contract *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A -- Glossary *

Appendix B -- Market Value Adjustment *

Appendix C -- Calculation of Basic Death Benefit *

Appendix D -- Calculation of 5% Premium Roll-Up Optional Death Benefit *

Appendix E -- Calculation of EEB Premier Optional Death Benefit *

Appendix F -- Calculation of EEB Premier Plus Optional Death Benefit *

Appendix G -- Calculation of EEB Premier with MAV Optional Death Benefit *

Appendix H -- Calculation of EEB Premier with 5% Roll-Up Optional Death Benefit *

Appendix I -- Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Columbia All-Star Freedom Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $20,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.35% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Open Date, or 1.55% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account and a distribution charge of 0.20% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. Subject to the Maximum Annuity Commencement Date, you can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. You decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, the optional death benefit riders. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one or more of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals and Market Value Adjustment

You can withdraw money from your Contract at any time during the Accumulation Phase without the imposition of a withdrawal charge. Furthermore, no withdrawal charge is imposed upon annuitization. Withdrawals made from the Fixed Account, however, may be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (800) 205-9167

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	0%

Maximum Fee Per Transfer(currently $0):	$15*

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%**
*

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

**

The premium tax rate and base vary by state and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.55%**
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.20%

Total Variable Account Annual Expenses (without optional benefits):	1.90%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit Benefit Rider:	2.30%
*	The Annual Account Fee is waived on Contracts greater than $100,000 in value on your Account Anniversary. (See "Account Fee.")

**

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.35% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.70% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

***	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected as follows:
Riders Elected	% of Average Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses prior to any fee waiver or expense reimbursement)	0.57%	1.90%*
*

The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration fall within the range shown. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$ 432	$1,3041	$2,188	$4,454
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$ 432	$1,304	$2,188	$4,454

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (''Variable Accumulation Units'') is included in the back of this Prospectus as Appendix I.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts."

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 205-9167.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the company by calling (800) 205-9167 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Rydex Funds, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer a special interest rate for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $20,000, and we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice from you electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the Money Market Sub-Account.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation to a Guarantee Period 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Programs. At our discretion, we may waive some or all of these restrictions.

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise it will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege", such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g. no overnight, priority, or courier delivery allowed) and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to inforce service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly trasferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Special Guaranteed Interest Rates

We may reduce or waive the mortality and expense risk charges, the administrative service fee the distribution fee, or the annual Account Fee, credit additional amounts, grant Special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements.

Other Programs

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum to a designated Sub-Account or to a Guarantee Period we make available in connection with the program (We reserve the right to limit minimum investments to at least $1,000.). Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Portfolio Selection

One or more portfolio selection programs may be available in connection with the Contract, at no extra charge. Portfolio selection is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and portfolio selection does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the portfolio selection models, each of which represents a combination of Sub-Accounts with a different level of risk. These portfolio selection models, as well as the terms and conditions of the portfolio selection program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect an asset allocation program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal and Interest Out Programs

If you select our Systematic Withdrawal Program or our Interest Out Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit a minimum Account Value (of $10,000) prior to the election of this program.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Capital Protection Plus Program

Under the Capital Protection Plus Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

We do not deduct any sales charge from your Purchase Payments when they are made, nor do we impose a withdrawal charge (known as a "contingent deferred sales charge") on amounts you withdraw.

However, all withdrawals from your Fixed Account Value may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; and finally, we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, and adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals will affect the death benefit. In calculating the amount payable under the death benefit, we will reduce the death benefit amount to an amount equal to the death benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	When the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	When it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	When a SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

where:

I is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N is the number of complete months remaining in your Guarantee Period; and

b is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. The annual Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.20% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.35%, if you are age 75 or younger on the Open Date (1.55%, if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (The credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

                                 * As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification In the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no surviving Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If your Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the death of the Covered Person in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date (the date we receive your Application in good order), the death benefit will be the greatest of the following amounts:
(1)	Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	Your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D-H.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit above, or

o

your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date..

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit above, or

o	the sum of your total purchase payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals (see "Withdrawals and Market Value Adjustment").

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the later of (a) 10 years from the Issue Date or (b) the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:
o	We must receive your notice at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

      Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity With 60, 120, 180 Or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Open Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days or longer if allowed by your state after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of the ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the Owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
o	A distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	Any required minimum distribution, or

o	Any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a competent tax adviser on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service and other agencies may impose special information requirements with respect to Roth IRAs. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan may need to be used as a source of funds for the RMDs.

You should consult a qualified tax professional before adding any of the Optional Death Benefit Riders to your Contract.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider, you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 3.00% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support and product training to the Selling Agents of the Selling Broker-Dealers. These payments may be based on a percentage of Purchase Payments and/or a percentage of Contract Value.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Special Guaranteed Interest Rates." During 2002 and 2003, approximately $3,567 and $72,367, respectively in commissions was paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Fund. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the annual Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the Money Market Sub-Account available for investment under the Contract), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the available Money Market Sub-Account similarly, but include the increase due to assumed compounding.

The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Fitch. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks.

They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated December 30, 2005 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 205-9167.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Columbia All-Star Freedom Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City                                                                State               Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE, " "US," "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This is also the term used to describe the total contribution made to the Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

MARKET VALUE ADJUSTMENT

Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is: [(1 + I) / (1 + J + b)] ^ (N/12) -1.

These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Account Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

      The MVA factor   =  [(1 + I) / (1 + J + b)] ^ (N/12) -1

                                      =   [(1 + .06) / (1 + .08)] ^ (24/12) -1

                                      =   (.981) ^ 2 -1

                                      =   .963 -1

                                      =  -.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA: ($11,910.16 - $674.16) x (-.037) = -$415.73.

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

     The MVA factor    =   [(1 + I) / (1 + J + b)] ^ (N/12) -1

                                      =   [(1 + .06) / (1 + .05)] ^ (24/12) -1

                                      =     (1.010) ^ 2 -1

                                      =     1.019 -1

                                      =     .019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA: ($11,910.16 - $674.16) x .019 = $213.48.

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 80,000.00
Purchase Payments	=	$ 100,000.00
The Basic Death Benefit would therefore be:		$ 100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 60,000.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal)

$100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the seventh Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 90,000
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $125,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

~ PLUS ~

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

~ PLUS ~

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier
Amount	=	$ 13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

~-PLUS ~

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

~ PLUS ~

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 8. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

~ PLUS ~

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier
with 5% Roll-up amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year

AIM V.I. Capital Appreciation Fund Series II - Level 1	2004	13.3786	13.9833	0
	2003	10.5352	13.3786	0
	2002	10.0000	10.5352	0

AIM V.I. Capital Appreciation Fund Series II - Level 2	2004	13.3404	13.9150	0
	2003	10.5265	13.3404	0
	2002	10.0000	10.5265	0

AIM V.I. Capital Appreciation Fund Series II - Level 3	2004	13.3308	13.8979	0
	2003	10.5243	13.3308	0
	2002	10.0000	10.5243	0

AIM V.I. Capital Appreciation Fund Series II - Level 4	2004	13.3021	13.8467	0
	2003	10.5178	13.3021	0
	2002	10.0000	10.5178	0

AIM V.I. Capital Appreciation Fund Series II - Level 5	2004	13.2926	13.8298	0
	2003	10.5156	13.2926	0
	2002	10.0000	10.5156	0

AIM V.I. Capital Appreciation Fund Series II - Level 6	2004	13.2640	13.7787	0
	2003	10.5091	13.264	0
	2002	10.0000	10.5091	0

AIM V.I. International Growth Fund Series II - Level 1	2004	12.2345	14.87674	0
	2003	9.6781	12.23448	0
	2002	10.0000	9.6781	58

AIM V.I. International Growth Fund Series II - Level 2	2004	12.1995	14.8040	0
	2003	9.6701	12.1995	0
	2002	10.0000	9.6701	0

AIM V.I. International Growth Fund Series II - Level 3	2004	12.1908	14.7858	0
	2003	9.6681	12.1908	0
	2002	10.0000	9.6681	0

AIM V.I. International Growth Fund Series II - Level 4	2004	12.1645	14.7313	951
	2003	9.6621	12.1645	951
	2002	10.0000	9.6621	185

AIM V.I. International Growth Fund Series II - Level 5	2004	12.1559	14.7133	0
	2003	9.6601	12.1559	0
	2002	10.0000	9.6601	0

AIM V.I. International Growth Fund Series II - Level 6	2004	12.1296	14.6590	0
	2003	9.6541	12.1296	0
	2002	10.0000	9.6541	0

AIM V.I. Premier Equity Fund Series II - Level 1	2004	12.7716	13.2435	0
	2003	10.4080	12.7716	0
	2002	10.0000	10.4080	0

AIM V.I. Premier Equity Fund Series II - Level 2	2004	12.7351	13.1787	0
	2003	10.3994	12.7351	0
	2002	10.0000	10.3994	0

AIM V.I. Premier Equity Fund Series II - Level 3	2004	12.7259	13.1625	0
	2003	10.3972	12.7259	0
	2002	10.0000	10.3972	0

AIM V.I. Premier Equity Fund Series II - Level 4	2004	12.6986	13.1140	0
	2003	10.3907	12.6986	0
	2002	10.0000	10.3907	0

AIM V.I. Premier Equity Fund Series II - Level 5	2004	12.6895	13.0980	0
	2003	10.3886	12.6895	0
	2002	10.0000	10.3886	0

AIM V.I. Premier Equity Fund Series II - Level 6	2004	12.6621	13.0496	0
	2003	10.3821	12.6621	0
	2002	10.0000	10.3821	0

AllianceBernstein Premier Growth Portfolio - Level 1	2004	12.5512	13.3668	2,543
	2003	10.3496	12.5512	1,695
	2002	10.0000	10.3496	43

AllianceBernstein Premier Growth Portfolio - Level 2	2004	12.5153	13.3014	3,615
	2003	10.3411	12.5153	3,622
	2002	10.0000	10.3411	0

AllianceBernstein Premier Growth Portfolio - Level 3	2004	12.5063	13.2851	0
	2003	10.3389	12.5063	0
	2002	10.0000	10.3389	0

AllianceBernstein Premier Growth Portfolio - Level 4	2004	12.4794	13.2361	2,355
	2003	10.3325	12.4794	636
	2002	10.0000	10.3324	74

AllianceBernstein Premier Growth Portfolio - Level 5	2004	12.4705	13.2199	0
	2003	10.3304	12.4705	0
	2002	10.0000	10.3304	0

AllianceBernstein Premier Growth Portfolio - Level 6	2004	12.4436	13.1711	0
	2003	10.3239	12.4436	0
	2002	10.0000	10.3239	0

AllianceBernstein Growth & Income Portfolio - Level 1	2004	13.6575	14.9313	4,999
	2003	10.5107	13.6575	3,549
	2002	10.0000	10.5107	44

AllianceBernstein Growth & Income Portfolio - Level 2	2004	13.6185	14.8583	2,536
	2003	10.5020	13.6185	2,099
	2002	10.0000	10.5020	0

AllianceBernstein Growth & Income Portfolio - Level 3	2004	13.6088	14.8400	0
	2003	10.4999	13.6088	0
	2002	10.0000	10.4999	0

AllianceBernstein Growth & Income Portfolio - Level 4	2004	13.5795	14.7854	2,034
	2003	10.4933	13.5795	775
	2002	10.0000	10.4933	104

AllianceBernstein Growth & Income Portfolio - Level 5	2004	13.5698	14.7674	0
	2003	10.4912	13.5698	0
	2002	10.0000	10.4912	0

AllianceBernstein Growth & Income Portfolio - Level 6	2004	13.5406	14.7128	0
	2003	10.4846	13.5406	0
	2002	10.0000	10.4846	0

AllianceBernstein Technology Portfolio - Level 1	2004	14.8555	15.3451	977
	2003	10.5098	14.8555	977
	2002	10.0000	10.5098	0

AllianceBernstein Technology Portfolio - Level 2	2004	14.8131	15.2701	0
	2003	10.5011	14.8131	0
	2002	10.0000	10.5011	0

AllianceBernstein Technology Portfolio - Level 3	2004	14.8024	15.2513	0
	2003	10.4990	14.8024	0
	2002	10.0000	10.4990	0

AllianceBernstein Technology Portfolio - Level 4	2004	14.7706	15.1951	0
	2003	10.4924	14.7706	0
	2002	10.0000	10.4924	0

AllianceBernstein Technology Portfolio - Level 5	2004	14.7601	15.1766	0
	2003	10.4903	14.7601	0
	2002	10.0000	10.4903	0

AllianceBernstein Technology Portfolio - Level 6	2004	14.7283	15.1205	0
	2003	10.4837	14.7283	0
	2002	10.0000	10.4837	0

AllianceBernstein Worldwide Privatization Portfolio - Level 1	2004	14.4191	17.5714	0
	2003	10.2524	14.4191	0
	2002	10.0000	10.2524	0

AllianceBernstein Worldwide Privatization Portfolio - Level 2	2004	14.3779	17.4854	0
	2003	10.2440	14.3779	0
	2002	10.0000	10.2440	0

AllianceBernstein Worldwide Privatization Portfolio - Level 3	2004	14.3676	17.4640	0
	2003	10.2418	14.3676	0
	2002	10.0000	10.2418	0

AllianceBernstein Worldwide Privatization Portfolio - Level 4	2004	14.3367	17.3996	0
	2003	10.2355	14.3367	0
	2002	10.0000	10.2355	0

AllianceBernstein Worldwide Privatization Portfolio - Level 5	2004	14.3265	17.3784	0
	2003	10.2333	14.3265	0
	2002	10.0000	10.2333	0

AllianceBernstein Worldwide Privatization Portfolio - Level 6	2004	14.2956	17.3143	0
	2003	10.2270	14.2956	0
	2002	10.0000	10.2270	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 1	2004	14.0106	13.9484	0
	2003	11.4103	14.0106	0
	2002	10.0000	11.4103	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 2	2004	13.9706	13.8802	0
	2003	11.4009	13.9706	0
	2002	10.0000	11.4009	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 3	2004	13.9606	13.8631	0
	2003	11.3985	13.9606	0
	2002	10.0000	11.3985	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 4	2004	13.9306	13.8121	0
	2003	11.3914	13.9306	0
	2002	10.0000	11.3914	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 5	2004	13.9207	13.7952	0
	2003	11.3891	13.9207	0
	2002	10.0000	11.3891	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 6	2004	13.8906	13.7443	0
	2003	11.3820	13.8906	0
	2002	10.0000	11.3820	0

Fidelity Equity Income Portfolio - Level 1	2004	13.3615	14.6092	0
	2003	10.4533	13.3615	0
	2002	10.0000	10.4533	5

Fidelity Equity Income Portfolio - Level 2	2004	13.3233	14.5377	0
	2003	10.4447	13.3233	0
	2002	10.0000	10.4447	0

Fidelity Equity Income Portfolio - Level 3	2004	13.3138	14.5199	0
	2003	10.4425	13.3138	0
	2002	10.0000	10.4425	0

Fidelity Equity Income Portfolio - Level 4	2004	13.2851	14.4664	0
	2003	10.4360	13.2851	0
	2002	10.0000	10.4360	0

Fidelity Equity Income Portfolio - Level 5	2004	13.2757	14.4487	0
	2003	10.4339	13.2757	0
	2002	10.0000	10.4339	0

Fidelity Equity Income Portfolio - Level 6	2004	13.2470	14.3954	0
	2003	10.4274	13.2470	0
	2002	10.0000	10.4274	0

Fidelity Growth Opportunities Portfolio - Level 1	2004	13.3796	14.0579	0
	2003	10.5180	13.3796	24
	2002	10.0000	10.5180	0

Fidelity Growth Opportunities Portfolio - Level 2	2004	13.3414	13.9891	0
	2003	10.5093	13.3414	0
	2002	10.0000	10.5093	0

Fidelity Growth Opportunities Portfolio - Level 3	2004	13.3319	13.9719	0
	2003	10.5072	13.3319	0
	2002	10.0000	10.5072	0

Fidelity Growth Opportunities Portfolio - Level 4	2004	13.3032	13.9204	0
	2003	10.5006	13.3032	0
	2002	10.0000	10.5006	0

Fidelity Growth Opportunities Portfolio - Level 5	2004	13.2937	13.9034	0
	2003	10.4985	13.2937	0
	2002	10.0000	10.4985	0

Fidelity Growth Opportunities Portfolio - Level 6	2004	13.2650	13.8521	0
	2003	10.4919	13.2650	0
	2002	10.0000	10.4919	0

Franklin Growth & Income Fund - Level 1	2004	12.5118	13.6040	0
	2003	10.0000	12.5118	0

Franklin Growth & Income Fund - Level 2	2004	12.4948	13.5578	558
	2003	10.0000	12.4948	567

Franklin Growth & Income Fund - Level 3	2004	12.4905	13.5463	0
	2003	10.0000	12.4905	0

Franklin Growth & Income Fund - Level 4	2004	12.4778	13.5116	477
	2003	10.0000	12.4778	487

Franklin Growth & Income Fund - Level 5	2004	12.4735	13.5002	0
	2003	10.0000	12.4735	0

Franklin Growth & Income Fund - Level 6	2004	12.4608	13.4656	0
	2003	10.0000	12.4608	0

Columbia Real Estate Equity Fund - Level 1	2004	13.4346	17.2528	214
	2003	10.2223	13.4346	142
	2002	10.0000	10.2224	10

Columbia Real Estate Equity Fund - Level 2	2004	13.3963	17.1684	441
	2003	10.2139	13.3963	442
	2002	10.0000	10.2139	0

Columbia Real Estate Equity Fund - Level 3	2004	13.3867	17.1473	0
	2003	10.2118	13.3867	0
	2002	10.0000	10.2118	0

Columbia Real Estate Equity Fund - Level 4	2004	13.3579	17.0842	0
	2003	10.2054	13.3579	0
	2002	10.0000	10.2054	0

Columbia Real Estate Equity Fund - Level 5	2004	13.3484	17.0633	0
	2003	10.2033	13.3484	0
	2002	10.0000	10.2033	0

Columbia Real Estate Equity Fund - Level 6	2004	13.3196	17.0004	0
	2003	10.1970	13.3196	0
	2002	10.0000	10.1970	0

Columbia High Yield Fund - Level 1	2004	11.6918	12.3099	12,124
	2003	10.0000	11.6918	1,563

Columbia High Yield Fund - Level 2	2004	11.6584	12.2497	4,114
	2003	10.0000	11.6584	3,507

Columbia High Yield Fund - Level 3	2004	11.6500	12.2347	0
	2003	10.0000	11.6500	0

Columbia High Yield Fund - Level 4	2004	11.6249	12.1896	1,719
	2003	10.0000	11.6249	1,028

Columbia High Yield Fund - Level 5	2004	11.6167	12.1747	0
	2003	10.0000	11.6167	0

Columbia High Yield Fund - Level 6	2004	11.5916	12.1298	0
	2003	10.0000	11.5916	0

Colonial High Yield Securities Fund, Variable Series - Level 1	2004	10.0000	10.0000	0
	2003	10.2837	10.0000	0
	2002	10.0000	10.2837	15

Colonial High Yield Securities Fund, Variable Series - Level 2	2004	10.0000	10.0000	0
	2003	10.2752	10.0000	0
	2002	10.0000	10.2752	0

Colonial High Yield Securities Fund, Variable Series - Level 3	2004	10.0000	10.0000	0
	2003	10.2730	10.0000	0
	2002	10.0000	10.2730	0

Colonial High Yield Securities Fund, Variable Series - Level 4	2004	10.0000	10.0000	0
	2003	10.2666	10.0000	0
	2002	10.0000	10.2666	78

Colonial High Yield Securities Fund, Variable Series - Level 5	2004	10.0000	10.0000	0
	2003	10.2645	10.0000	0
	2002	10.0000	10.2645	0

Colonial High Yield Securities Fund, Variable Series - Level 6	2004	10.0000	10.0000	0
	2003	10.2581	10.0000	0
	2002	10.0000	10.2581	0

Colonial Strategic Income Fund, Variable Series - Level 1	2004	12.3582	13.3447	2,287
	2003	10.6261	12.3582	1,599
	2002	10.0000	10.6261	0

Colonial Strategic Income Fund, Variable Series - Level 2	2004	12.3229	13.2794	1,600
	2003	10.6173	12.3229	811
	2002	10.0000	10.6173	0

Colonial Strategic Income Fund, Variable Series - Level 3	2004	12.3140	13.2631	0
	2003	10.6151	12.3140	0
	2002	10.0000	10.6151	0

Colonial Strategic Income Fund, Variable Series - Level 4	2004	12.2875	13.2142	0
	2003	10.6085	12.2875	0
	2002	10.0000	10.6085	0

Colonial Strategic Income Fund, Variable Series - Level 5	2004	12.2788	13.1981	0
	2003	10.6063	12.2788	0
	2002	10.0000	10.6063	0

Colonial Strategic Income Fund, Variable Series - Level 6	2004	12.2523	13.1494	0
	2003	10.5997	12.2523	0
	2002	10.0000	10.5997	0

Liberty Growth & Income Fund, Variable Series - Level 1	2004	12.3598	13.7845	1,415
	2003	10.5075	12.3598	1,185
	2002	10.0000	10.5075	0

Liberty Growth & Income Fund, Variable Series - Level 2	2004	12.3245	13.7170	4,212
	2003	10.4989	12.3245	4,239
	2002	10.0000	10.4989	0

Liberty Growth & Income Fund, Variable Series - Level 3	2004	12.3156	13.7002	0
	2003	10.4967	12.3156	0
	2002	10.0000	10.4967	0

Liberty. Growth & Income Fund, Variable Series - Level 4	2004	12.2891	13.6497	0
	2003	10.4902	12.2891	0
	2002	10.0000	10.4902	0

Liberty Growth & Income Fund, Variable Series - Level 5	2004	12.2804	13.6331	0
	2003	10.4880	12.2804	0
	2002	10.0000	10.4880	0

Liberty Growth & Income Fund, Variable Series - Level 6	2004	12.2539	13.5827	0
	2003	10.4815	12.2539	0
	2002	10.0000	10.4815	0

Liberty S&P 500 Index Fund, Variable Series - Level 1	2004	13.1896	14.2763	3,798
	2003	10.5087	13.1896	2,498
	2002	10.0000	10.5087	29

Liberty S&P 500 Index Fund, Variable Series - Level 2	2004	13.1519	14.2065	0
	2003	10.5001	13.1519	0
	2002	10.0000	10.5001	0

Liberty S&P 500 Index Fund, Variable Series - Level 3	2004	13.1425	14.1891	0
	2003	10.4979	13.1425	0
	2002	10.0000	10.4979	0

Liberty S&P 500 Index Fund, Variable Series - Level 4	2004	13.1142	14.1368	1,655
	2003	10.4913	13.1142	466
	2002	10.0000	10.4913	89

Liberty S&P 500 Index Fund, Variable Series - Level 5	2004	13.1049	14.1196	0
	2003	10.4892	13.1049	0
	2002	10.0000	10.4892	0

Liberty S&P 500 Index Fund, Variable Series - Level 6	2004	13.0766	14.0674	0
	2003	10.4826	13.0766	0
	2002	10.0000	10.4826	0

Liberty Select Value Fund, Variable Series - Level 1	2004	12.6709	14.3631	2,128
	2003	10.1143	12.6709	2,145
	2002	10.0000	10.1143	0

Liberty Select Value Fund, Variable Series - Level 2	2004	12.6347	14.2929	442
	2003	10.1060	12.6347	463
	2002	10.0000	10.1060	0

Liberty Select Value Fund, Variable Series - Level 3	2004	12.6257	14.2753	0
	2003	10.1039	12.6257	0
	2002	10.0000	10.1039	0

Liberty Select Value Fund, Variable Series - Level 4	2004	12.5985	14.2227	454
	2003	10.0976	12.5985	478
	2002	10.0000	10.0976	0

Liberty Select Value Fund, Variable Series - Level 5	2004	12.5895	14.2054	0
	2003	10.0955	12.5895	0
	2002	10.0000	10.0955	0

Liberty Select Value Fund, Variable Series - Level 6	2004	12.5624	14.1529	0
	2003	10.0892	12.5624	0
	2002	10.0000	10.0892	0

Liberty All-Star Equity Fund, Variable Series - Level 1	2004	14.8342	10.0000	0
	2003	10.7231	14.8342	378
	2002	10.0000	10.7231	16

Liberty All-Star Equity Fund, Variable Series - Level 2	2004	14.7918	10.0000	0
	2003	10.7143	14.7918	0
	2002	10.0000	10.7143	0

Liberty All-Star Equity Fund, Variable Series - Level 3	2004	14.7812	10.0000	0
	2003	10.7120	14.7812	0
	2002	10.0000	10.7120	0

Liberty All-Star Equity Fund, Variable Series - Level 4	2004	14.7494	10.0000	0
	2003	10.7054	14.7494	0
	2002	10.0000	10.7054	0

Liberty All-Star Equity Fund, Variable Series - Level 5	2004	14.7389	10.0000	0
	2003	10.7032	14.7389	0
	2002	10.0000	10.7032	0

Liberty All-Star Equity Fund, Variable Series - Level 6	2004	14.7071	10.0000	0
	2003	10.6965	14.7071	0
	2002	10.0000	10.6965	0

Liberty Federal Securities Fund, Variable Series - Level 1	2004	10.3073	10.5291	22,389
	2003	10.2482	10.3073	6,563
	2002	10.0000	10.2482	50

Liberty Federal Securities Fund, Variable Series - Level 2	2004	10.2779	10.4776	2,575
	2003	10.2397	10.2779	2,607
	2002	10.0000	10.2397	0

Liberty Federal Securities Fund, Variable Series - Level 3	2004	10.2705	10.4647	0
	2003	10.2376	10.2705	0
	2002	10.0000	10.2376	0

Liberty Federal Securities Fund, Variable Series - Level 4	2004	10.2484	10.4262	2,117
	2003	10.2313	10.2484	695
	2002	10.0000	10.2313	238

Liberty Federal Securities Fund, Variable Series - Level 5	2004	10.2411	10.4134	0
	2003	10.2291	10.2411	0
	2002	10.0000	10.2291	0

Liberty Federal Securities Fund, Variable Series - Level 6	2004	10.2190	10.3750	0
	2003	10.2228	10.2190	0
	2002	10.0000	10.2228	0

Liberty Federal Securities Fund VS A Class - Level 1	2004	10.0713	10.3105	64
	2003	10.0000	10.0713	62

Liberty Federal Securities Fund VS A Class - Level 2	2004	10.0561	10.2739	6,153
	2003	10.0000	10.0561	7,998

Liberty Federal Securities Fund VS A Class - Level 3	2004	10.0523	10.2647	0
	2003	10.0000	10.0523	0

Liberty Federal Securities Fund VS A Class - Level 4	2004	10.0408	10.2373	3,345
	2003	10.0000	10.0408	3,324

Liberty Federal Securities Fund VS A Class - Level 5	2004	10.0371	10.2283	0
	2003	10.0000	10.0371	0

Liberty Federal Securities Fund VS A Class - Level 6	2004	10.0256	10.2009	0
	2003	10.0000	10.026	0

Lord Abbett Growth & Income Portfolio - Level 1	2004	12.4180	13.7508	9,413
	2003	10.0000	12.4180	5,886

Lord Abbett Growth & Income Portfolio - Level 2	2004	12.4011	13.7041	426
	2003	10.0000	12.4011	452

Lord Abbett Growth & Income Portfolio - Level 3	2004	12.3969	13.6925	0
	2003	10.0000	12.3939	0

Lord Abbett Growth & Income Portfolio - Level 4	2004	12.3842	13.6574	1,381
	2003	10.0000	12.3842	641

Lord Abbett Growth & Income Portfolio - Level 5	2004	12.3800	13.6459	0
	2003	10.0000	12.3800	0

Lord Abbett Growth & Income Portfolio - Level 6	2004	12.3673	13.6109	7,757
	2003	10.0000	12.3673	0

Lord Abbett Mid-Cap Value Fund - Level 1	2004	12.5693	15.3257	0
	2003	10.0000	12.5693	0

Lord Abbett Mid-Cap Value Fund - Level 2	2004	12.5523	15.2737	865
	2003	10.0000	12.5523	865

Lord Abbett Mid-Cap Value Fund - Level 3	2004	12.5480	15.2607	0
	2003	10.0000	12.5480	0

Lord Abbett Mid-Cap Value Fund - Level 4	2004	12.5351	15.2216	0
	2003	10.0000	12.5351	0

Lord Abbett Mid-Cap Value Fund - Level 5	2004	12.5309	15.2087	0
	2003	10.0000	12.5309	0

Lord Abbett Mid-Cap Value Fund - Level 6	2004	12.5180	15.1698	0
	2003	10.0000	12.5180	0

Franklin Templeton Mutual Shares Securities Fund - Level 1	2004	11.9642	13.2459	872
	2003	10.0000	11.9642	74

Franklin Templeton Mutual Shares Securities Fund - Level 2	2004	11.9480	13.2009	247
	2003	10.0000	11.9480	248

Franklin Templeton Mutual Shares Securities Fund - Level 3	2004	11.9439	13.1897	0
	2003	10.0000	11.9439	0

Franklin Templeton Mutual Shares Securities Fund - Level 4	2004	11.9317	13.1559	490
	2003	10.0000	11.9317	503

Franklin Templeton Mutual Shares Securities Fund - Level 5	2004	11.9276	13.1448	0
	2003	10.0000	11.9276	0

Franklin Templeton Mutual Shares Securities Fund - Level 6	2004	11.9154	13.1111	0
	2003	10.0000	11.9154	0

Newport Tiger Fund, Variable Series - Level 1	2004	13.7996	15.6989	0
	2003	9.6684	13.7996	0
	2002	10.0000	9.6684	0

Newport Tiger Fund, Variable Series - Level 2	2004	13.7602	15.6221	0
	2003	9.6604	13.7602	0
	2002	10.0000	9.6604	0

Newport Tiger Fund, Variable Series - Level 3	2004	13.7503	15.6028	0
	2003	9.6584	13.7503	0
	2002	10.0000	9.6584	0

Newport Tiger Fund, Variable Series - Level 4	2004	13.7207	15.5454	0
	2003	9.6524	13.7207	0
	2002	10.0000	9.6524	0

Newport Tiger Fund, Variable Series - Level 5	2004	13.7109	15.5264	0
	2003	9.6504	13.7109	0
	2002	10.0000	9.6504	0

Newport Tiger Fund, Variable Series - Level 6	2004	13.6814	15.4691	0
	2003	9.6443	13.6814	0
	2002	10.0000	9.6443	0

PIMCO Real Return Portfolio - Level 1	2004	10.4571	11.1957	3,114
	2003	10.0000	10.4571	1,373

PIMCO Real Return Portfolio - Level 2	2004	10.4429	11.1576	0
	2003	10.0000	10.4429	0

PIMCO Real Return Portfolio - Level 3	2004	10.4393	11.1481	0
	2003	10.0000	10.4393	0

PIMCO Real Return Portfolio - Level 4	2004	10.4286	11.1196	571
	2003	10.0000	10.4286	565

PIMCO Real Return Portfolio - Level 5	2004	10.4251	11.1102	0
	2003	10.0000	10.4251	0

PIMCO Real Return Portfolio - Level 6	2004	10.4144	11.0817	0
	2003	10.0000	10.4144	0

PIMCO Total Return Portfolio - Level 1	2004	10.0805	10.3934	15,580
	2003	10.0000	10.0805	14,129

PIMCO Total Return Portfolio - Level 2	2004	10.0668	10.3581	6,752
	2003	10.0000	10.0668	6,114

PIMCO Total Return Portfolio - Level 3	2004	10.0633	10.3492	0
	2003	10.0000	10.0633	0

PIMCO Total Return Portfolio - Level 4	2004	10.0530	10.3227	4,618
	2003	10.0000	10.0530	1,166

PIMCO Total Return Portfolio - Level 5	2004	10.0496	10.3140	0
	2003	10.0000	10.0496	0

PIMCO Total Return Portfolio - Level 6	2004	10.0393	10.2875	6,731
	2003	10.0000	10.0393	0

Rydex VT Financial Services Fund - Level 1	2004	12.9307	14.8860	0
	2003	10.2029	12.9307	0
	2002	10.0000	10.2029	0

Rydex VT Financial Services Fund - Level 2	2004	12.8937	14.8132	0
	2003	10.1945	12.8937	0
	2002	10.0000	10.1945	0

Rydex VT Financial Services Fund - Level 3	2004	12.8845	14.7950	0
	2003	10.1924	12.8845	0
	2002	10.0000	10.1924	0

Rydex VT Financial Services Fund - Level 4	2004	12.8568	14.7405	0
	2003	10.1861	12.8568	0
	2002	10.0000	10.1861	0

Rydex VT Financial Services Fund - Level 5	2004	12.8476	14.7225	0
	2003	10.1840	12.8476	0
	2002	10.0000	10.1840	0

Rydex VT Financial Services Fund - Level 6	2004	12.8199	14.6681	0
	2003	10.1776	12.8199	0
	2002	10.0000	10.1776	0

Rydex VT Health Care Fund - Level 1	2004	13.4159	14.0080	0
	2003	10.5167	13.4159	0
	2002	10.0000	10.5167	0

Rydex VT Health Care Fund - Level 2	2004	13.3775	13.9395	0
	2003	10.5080	13.3775	0
	2002	10.0000	10.5080	0

Rydex VT Health Care Fund - Level 3	2004	13.3680	13.9223	0
	2003	10.5058	13.3680	0
	2002	10.0000	10.5058	0

Rydex VT Health Care Fund - Level 4	2004	13.3392	13.8711	0
	2003	10.4993	13.3392	0
	2002	10.0000	10.4993	0

Rydex VT Health Care Fund - Level 5	2004	13.3297	13.8541	0
	2003	10.4972	13.3297	0
	2002	10.0000	10.4972	0

Rydex VT Health Care Fund - Level 6	2004	13.3010	13.8030	0
	2003	10.4906	13.3010	0
	2002	10.0000	10.4906	0

Rydex VT OTC Fund - Level 1	2004	16.1193	17.3256	0
	2003	11.2763	16.1193	0
	2002	10.0000	11.2763	0

Rydex VT OTC Fund - Level 2	2004	16.0733	17.2409	0
	2003	11.2670	16.0733	0
	2002	10.0000	11.2670	0

Rydex VT OTC Fund - Level 3	2004	16.0618	17.2197	0
	2003	11.2647	16.0618	0
	2002	10.0000	11.2647	0

Rydex VT OTC Fund - Level 4	2004	16.0273	17.1564	0
	2003	11.2577	16.0273	0
	2002	10.0000	11.2577	0

Rydex VT OTC Fund - Level 5	2004	16.0159	17.1354	0
	2003	11.2553	16.0159	0
	2002	10.0000	11.2553	0

Rydex VT OTC Fund - Level 6	2004	15.9813	17.0722	0
	2003	11.2483	15.9813	0
	2002	10.0000	11.2483	0

Liberty Asset Allocation Fund, Variable Series - Level 1	2004	12.2184	13.1876	9,091
	2003	10.3328	12.2184	7,515
	2002	10.0000	10.3328	23

Liberty Asset Allocation Fund, Variable Series - Level 2	2004	12.1835	13.1231	1,824
	2003	10.3243	12.1835	1,994
	2002	10.0000	10.3243	0

Liberty Asset Allocation Fund, Variable Series - Level 3	2004	12.1747	13.1070	0
	2003	10.3222	12.1747	0
	2002	10.0000	10.3222	0

Liberty Asset Allocation Fund, Variable Series - Level 4	2004	12.1485	13.0587	2,633
	2003	10.3157	12.1485	1,044
	2002	10.0000	10.3157	139

Liberty Asset Allocation Fund, Variable Series - Level 5	2004	12.1399	13.0428	0
	2003	10.3136	12.1399	0
	2002	10.0000	10.3136	0

Liberty Asset Allocation Fund, Variable Series - Level 6	2004	12.1137	12.9946	0
	2003	10.3072	12.1137	0
	2002	10.0000	10.3072	0

Stein Roe Growth Stock Fund, Variable Series - Level 1	2004	12.4183	11.9443	0
	2003	10.1025	12.4183	0
	2002	10.0000	10.1025	0

Stein Roe Growth Stock Fund, Variable Series - Level 2	2004	12.3829	11.8859	0
	2003	10.0941	12.3829	0
	2002	10.0000	10.0941	0

Stein Roe Growth Stock Fund, Variable Series - Level 3	2004	12.3740	11.8712	0
	2003	10.0920	12.3740	0
	2002	10.0000	10.0920	0

Stein Roe Growth Stock Fund, Variable Series - Level 4	2004	12.3473	11.8275	0
	2003	10.0858	12.3473	0
	2002	10.0000	10.0858	0

Stein Roe Growth Stock Fund, Variable Series - Level 5	2004	12.3386	11.8131	0
	2003	10.0837	12.3386	0
	2002	10.0000	10.0837	0

Stein Roe Growth Stock Fund, Variable Series - Level 6	2004	12.3119	11.7694	0
	2003	10.0774	12.3119	0
	2002	10.0000	10.0774	0

Liberty Money Market Fund, Variable Series - Level 1	2004	9.8710	9.7877	28,404
	2003	9.9733	9.8710	11,783
	2002	10.0000	9.9733	41

Liberty Money Market Fund, Variable Series - Level 2	2004	9.8427	9.7398	22,892
	2003	9.9651	9.8427	10,356
	2002	10.0000	9.9651	0

Liberty Money Market Fund, Variable Series - Level 3	2004	9.8357	9.7278	0
	2003	9.9630	9.8357	0
	2002	10.0000	9.9630	0

Liberty Money Market Fund, Variable Series - Level 4	2004	9.8145	9.6920	3,555
	2003	9.9568	9.8145	1,983
	2002	10.0000	9.9568	193

Liberty Money Market Fund, Variable Series - Level 5	2004	9.8075	9.6802	0
	2003	9.9548	9.8075	0
	2002	10.0000	9.9548	0

Liberty Money Market Fund, Variable Series - Level 6	2004	9.7864	9.6444	0
	2003	9.9486	9.7864	0
	2002	10.0000	9.9486	0

Templeton Foreign Securities Fund - Level 1	2004	13.0986	15.2611	3,584
	2003	10.0000	13.0986	2,760

Templeton Foreign Securities Fund - Level 2	2004	13.0808	15.2093	1,339
	2003	10.0000	13.0808	1,503

Templeton Foreign Securities Fund - Level 3	2004	13.0808	15.2093	0
	2003	10.0000	13.0808	0

Templeton Foreign Securities Fund - Level 4	2004	13.0630	15.1575	2,460
	2003	10.0000	13.0630	738

Templeton Foreign Securities Fund - Level 5	2004	13.0586	15.1447	0
	2003	10.0000	13.0586	0

Templeton Foreign Securities Fund - Level 6	2004	13.0452	15.1058	0
	2003	10.0000	13.0452	0

Wanger Foreign Forty - Level 1	2004	13.8016	16.8683	1,509
	2003	9.9407	13.8016	1,329
	2002	10.0000	9.9407	0

Wanger Foreign Forty - Level 2	2004	13.7622	16.7858	384
	2003	9.9325	13.7622	449
	2002	10.0000	9.9325	0

Wanger Foreign Forty - Level 3	2004	13.7523	16.7652	0
	2003	9.9305	13.7523	0
	2002	10.0000	9.9305	0

Wanger Foreign Forty - Level 4	2004	13.7227	16.7034	893
	2003	9.9243	13.7227	158
	2002	10.0000	9.9243	0

Wanger Foreign Forty - Level 5	2004	13.7129	16.6830	0
	2003	9.9222	13.7129	0
	2002	10.0000	9.9222	0

Wanger Foreign Forty - Level 6	2004	13.6834	16.6214	0
	2003	9.9161	13.6834	0
	2002	10.0000	9.9161	0

Wanger International Small Cap - Level 1	2004	13.7255	17.5758	0
	2003	9.3793	13.7255	0
	2002	10.0000	9.3793	32

Wanger International Small Cap -Level 2	2004	13.6863	17.4898	0
	2003	9.3716	13.6863	0
	2002	10.0000	9.3716	0

Wanger International Small Cap - Level 3	2004	13.6765	17.4684	0
	2003	9.3696	13.6765	0
	2002	10.0000	9.3696	0

Wanger International Small Cap - Level 4	2004	13.6471	17.4040	0
	2003	9.3638	13.6471	0
	2002	10.0000	9.3638	0

Wanger International Small Cap - Level 5	2004	13.6373	17.3828	0
	2003	9.3619	13.6373	0
	2002	10.0000	9.3619	0

Wanger International Small Cap - Leverl 6	2004	13.6079	17.3186	0
	2003	9.3560	13.6079	0
	2002	10.0000	9.3560	0

Wanger Twenty - Level 1	2004	14.1586	16.6042	3,512
	2003	11.0177	14.1586	3,011
	2002	10.0000	11.0177	0

Wanger Twenty - Level 2	2004	14.1182	16.5230	0
	2003	11.0086	14.1182	0
	2002	10.0000	11.0086	0

Wanger Twenty - Level 3	2004	14.1080	16.5027	0
	2003	11.0064	14.1080	0
	2002	10.0000	11.0064	0

Wanger Twenty - Level 4	2004	14.0777	16.4419	537
	2003	10.9995	14.0777	0
	2002	10.0000	10.9995	0

Wanger Twenty - Level 5	2004	14.0677	16.4219	0
	2003	10.9973	14.0677	0
	2002	10.0000	10.9973	0

Wanger Twenty - Level 6	2004	14.0373	16.3613	0
	2003	10.9904	14.0373	0
	2002	10.0000	10.9904	0

Wanger U.S. Smaller Companies - Level 1	2004	15.2772	17.7700	4,449
	2003	10.8511	15.2772	3,536
	2002	10.0000	10.8511	36

Wanger U.S. Smaller Companies - Level 2	2004	15.2336	17.6831	2,078
	2003	10.8421	15.2336	1,903
	2002	10.0000	10.8421	0

Wanger U.S. Smaller Companies - Level 3	2004	15.2227	17.6614	0
	2003	10.8399	15.2227	0
	2002	10.0000	10.8399	0

Wanger U.S. Smaller Companies - Level 4	2004	15.1899	17.5963	2,480
	2003	10.8331	15.1899	699
	2002	10.0000	10.8331	102

Wanger U.S. Smaller Companies - Level 5	2004	15.1791	17.5749	0
	2003	10.8309	15.1791	0
	2002	10.0000	10.8309	0

Wanger U.S. Smaller Companies - Level 6	2004	15.1464	17.5100	0
	2003	10.8242	15.1464	0
	2002	10.0000	10.8242	0

MFS Emerging Growth Series - Level 1	2004	13.3600	14.8026	0
	2003	10.4598	13.3600	0
	2002	10.0000	10.4598	0

MFS Emerging Growth Series - Level 2	2004	13.3218	14.7302	0
	2003	10.4512	13.3218	0
	2002	10.0000	10.4512	0

MFS Emerging Growth Series - Level 3	2004	13.3122	14.7120	0
	2003	10.4490	13.3122	0
	2002	10.0000	10.4490	0

MFS Emerging Growth Series - Level 4	2004	13.2836	14.6579	0
	2003	10.4425	13.2836	0
	2002	10.0000	10.4425	0

MFS Emerging Growth Series - Level 5	2004	13.2741	14.6400	0
	2003	10.4403	13.2741	0
	2002	10.0000	10.4403	0

MFS Emerging Growth Series - Level 6	2004	13.2455	14.5859	0
	2003	10.4338	13.2455	0
	2002	10.0000	10.4338	0

MFS Investors Growth Stock Series - Level 1	2004	12.3393	13.2188	2,288
	2003	10.2382	12.3393	2,065
	2002	10.0000	10.2382	0

MFS Investors Growth Stock Series - Level 2	2004	12.3041	13.1541	479
	2003	10.2298	12.3041	475
	2002	10.0000	10.2298	0

MFS Investors Growth Stock Series - Level 3	2004	12.2952	13.1380	0
	2003	10.2276	12.2952	0
	2002	10.0000	10.2276	0

MFS Investors Growth Stock Series - Level 4	2004	12.2688	13.0896	0
	2003	10.2213	12.2688	0
	2002	10.0000	10.2213	0

MFS Investors Growth Stock Series - Level 5	2004	12.2600	13.0736	0
	2003	10.2192	12.2600	0
	2002	10.0000	10.2192	0

MFS Investors Growth Stock Series - Level 6	2004	12.2336	13.0253	0
	2003	10.2128	12.2336	0
	2002	10.0000	10.2128	0

MFS Investors Trust Series - Level 1	2004	12.4897	13.6426	668
	2003	10.4284	12.4897	0
	2002	10.0000	10.4284	0

MFS Investors Trust Series - Level 2	2004	12.4540	13.5759	463
	2003	10.4197	12.4540	469
	2002	10.0000	10.4197	0

MFS Investors Trust Series - Level 3	2004	12.4450	13.5592	0
	2003	10.4176	12.4450	0
	2002	10.0000	10.4176	0

MFS Investors Trust Series - Level 4	2004	12.4183	13.5092	0
	2003	10.4111	12.4183	0
	2002	10.0000	10.4111	0

MFS Investors Trust Series - Level 5	2004	12.4094	13.4927	0
	2003	10.4090	12.4094	0
	2002	10.0000	10.4090	0

MFS Investors Trust Series - Level 6	2004	12.3826	13.4429	0
	2003	10.4025	12.3826	0
	2002	10.0000	10.4025	0

MFS New Discovery Series - Level 1	2004	13.4936	14.0871	0
	2003	10.2875	13.4936	0
	2002	10.0000	10.2875	6

MFS New Discovery Series - Level 2	2004	13.4550	14.0183	245
	2003	10.2790	13.4550	105
	2002	10.0000	10.2790	0

MFS New Discovery Series - Level 3	2004	13.4454	14.0010	0
	2003	10.2768	13.4454	0
	2002	10.0000	10.2768	0

MFS New Discovery Series - Level 4	2004	13.4165	13.9494	0
	2003	10.2704	13.4165	0
	2002	10.0000	10.2704	0

MFS New Discovery Series - Level 5	2004	13.4069	13.9324	0
	2003	10.2683	13.4069	0
	2002	10.0000	10.2683	0

MFS New Discovery Series - Level 6	2004	13.3780	13.8810	0
	2003	10.2619	13.3780	0
	2002	10.0000	10.2619	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

P.O. Box 9133

Wellesley Hills, Massachusetts 02481

Telephone:

Toll Free (800) 205-9167

General Distributor

Clarendon Insurance Agency, Inc.

One Sun Life Executive Park

Wellesley Hills, Massachusetts 02481

PROSPECTUS

DECEMBER 30, 2005

SUN LIFE FINANCIAL MASTERS ACCESS

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and a range of fixed options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds thereof (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Value Equity Funds
Securities Fund, Class 2	Franklin Templeton VIP Trust Franklin Small Cap
Franklin Templeton VIP Trust Mutual	Value Securities Fund, Class 2
Shares Securities Fund, Class 2	Small-Cap Blend Equity Funds
Lord Abbett Series Fund All Value Portfolio	Oppenheimer Main Street Small Cap Fund/VA
Lord Abbett Series Fund Growth & Income Portfolio	- Service Shares
MFS/Sun Life Total Return - S Class	Small-Cap Growth Equity Funds
MFS/ Sun Life Value - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Large-Cap Value Sector Equity Funds
Franklin Templeton VIP Trust Templeton Developing	MFS/ Sun Life Utilities - S Class
Markets Securities Fund - Class 2	Mid-Cap Blend Sector Equity Funds
MFS/ Sun Life Capital Opportunities - S Class	Sun Capital® All Cap Fund - S Class
MFS/Sun Life Emerging Markets Equity - S Class	Specialty Commodity Fund
MFS/ Sun Life Massachusetts Investors Trust	PIMCO VIT Commodity Real Return Strategy
- S Class	Portfolio
MFS/ Sun Life Research - S Class	High-Quality Short-Term Bond Funds
MFS/ Sun Life Research International - S Class	PIMCO VIT Low Duration Portfolio
Oppenheimer Main Street Fund/VA - Service Shares	High-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	MFS/ Sun Life Government Securities - S Class
Fidelity VIP Freedom 2010 Portfolio - Service Class 2	Sun Capital Investment Grade Bond Fund®
Fidelity VIP Freedom 2015 Portfolio - Service Class 2	- S Class
Fidelity VIP Freedom 2020 Portfolio - Service Class 2	PIMCO VIT All Asset Portfolio
MFS/ Sun Life Emerging Growth - S Class	PIMCO VIT Total Return Portfolio
MFS/ Sun Life Massachusetts Investors Growth	PIMCO VIT Real Return Portfolio
Stock - S Class	Medium-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Strategic Growth - S Class	PIMCO VIT Emerging Markets Bond Portfolio
Oppenheimer Global Securities Fund/VA -	Low-Quality Short-Term Bond Funds
Service Shares	MFS/ Sun Life High Yield - S Class
Oppenheimer Capital Appreciation Fund/VA -	Money Market Funds
Service Shares	MFS/ Sun Life Money Market - S Class
Mid-Cap Value Equity Funds
Lord Abbett Series Fund Mid Cap Value Portfolio
Sun Capital Real Estate Fund® - S Class
Van Eck Worldwide Hard Assets Fund - S Class

Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers, Inc. advises the Sun Capital Funds. Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund. Van Eck Associates Corporation advises the Van Eck Worldwide Hard Assets Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contract and the Funds.

We have filed a Statement of Additional Information dated December 30, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 45 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 725-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

     P.O. Box 9133

     Wellesley Hills, Massachusetts 02481

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Special Guaranteed Interest Rates *

Other Programs *

Withdrawals and Market Value Adjustment *

Cash Withdrawals *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge and Distribution Fee *

Mortality and Expense Risk Charge *

Charges for Optional Death Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification In the Case of Group Contracts *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

The Income Phase - Annuity Provisions *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contract *

Performance Information *

Available Information *

Incorporation of Certain Documents By Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A -- Glossary *

Appendix B --Market Value Adjustment *

Appendix C -- Calculation of Basic Death Benefit *

Appendix D -- Calculation of 5% Premium Roll-Up Optional Death Benefit *

Appendix E -- Calculation of EEB Premier Optional Death Benefit *

Appendix F -- Calculation of EEB Premier Plus Optional Death Benefit *

Appendix G -- Calculation of EEB Premier with MAV Optional Death Benefit *

Appendix H -- Calculation of EEB Premier with 5% Roll-Up Optional Death Benefit *

Appendix I -- Previously Available Investment Options 57

Appendix J -- Condensed Financial Information  *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial Masters Access Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $20,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.35% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Open Date, or 1.55% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account and a distribution charge of 0.20% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, the optional death benefit riders. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one or more of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals and Market Value Adjustment

You can withdraw money from your Contract at any time during the Accumulation Phase without the imposition of a withdrawal charge. Furthermore, no withdrawal charge is imposed upon annuitization. Withdrawals made from the Fixed Account, however, may be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (800) 725-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	0%

Maximum Fee Per Transfer (currently $0):	$15*

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%**
*

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

**

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- for Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.55%**
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.20%

Total Variable Account Annual Expenses (without optional benefits):	1.90%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit Benefit Rider:	2.30%
*

The Annual Account Fee is waived if your Account Value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.35% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.70% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

***

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.65%	4.04%
*	The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through December 31, 2005. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.65% and 1.79%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For the purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$639	$1,891	$3,106	$5,995
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$639	$1,891	$3,106	$5,995

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (''Variable Accumulation Units'') is included in the back of this Prospectus as Appendix J.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 725-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the company by calling (800) 725-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer a special interest rate for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $20,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice from you electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers to and from Guarantee Periods;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Programs. At our discretion, we may waive some or all of these restrictions.

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise it will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege", such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g. no overnight, priority, or courier delivery allowed) and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to inforce service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly trasferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Special Guaranteed Interest Rates

We may reduce or waive the mortality and expense risk charges, the administrative service fee, the distribution fee, or the annual Account Fee, credit additional amounts, grant Special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements.

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Trilegiant Corporation ("Trilegiant"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Trilegiant. This will allow Trilegiant to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Trilegiant for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end. This program may not be available in your state.

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect an asset allocation program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

We do not deduct any sales charge from your Purchase Payments when they are made, nor do we impose a withdrawal charge (known as a "contingent deferred sales charge") on amounts you withdraw.

However, all withdrawals from your Fixed Account Value may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; and finally, we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, and adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect the death benefit. In calculating the amount payable under the death benefit, we may reduce the death benefit amount to an amount equal to the death benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	when a SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

where:

I is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N is the number of complete months remaining in your Guarantee Period; and

b is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. The annual Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.20% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.35%, if you are age 75 or younger on the Open Date (1.55%, if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (The credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Net Assets
"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
*As defined below under "Optional Death Benefits.

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification In the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no surviving Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the death of the Covered Person in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date (the date we receive your Application in good order), the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D-H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you. Please refer to "Impact of Optional Death Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit above, or

o

your Highest Account Value on any Contract Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Contract Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Contract Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Contract Year ending on that Contract Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Anniversary Account Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit above, or

o	the sum of your total purchase payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the later of (a) 10 years from the Issue Date or (b) the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice in a form acceptable to us, with the following additional limitations:
o	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

      Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity With 60, 120, 180 Or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Open Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value.

If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the Owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
o	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	any required minimum distribution, or

o	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan may need to be used as a source of funds for the RMDs.

You should consult a qualified tax professional before adding any of the Optional Death Benefit Riders to your Contract.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider, you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S. - source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 2.50% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support and product training to the Selling Agents of the Selling Broker-Dealers. These payments may be based on a percentage of Purchase Payments and/or a percentage of Contract Value.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Special Guaranteed Interest Rates." During 2002, 2003 and 2004, approximately $29,365, $177,420, and $781,944, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the annual Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the Money Market Sub-Account available for investment under the Contract), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the available Money Market Sub-Account similarly, but include the increase due to assumed compounding.

The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks.

They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated December 30, 2005 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 725-7215.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial Masters Access Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City                                                                State               Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE, " "US," "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This is also the term used to describe the total contribution made to the Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

MARKET VALUE ADJUSTMENT

Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is: [(1 + I) / (1 + J + b)] ^ (N/12) -1.

These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Account Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

      The MVA factor   =  [(1 + I) / (1 + J + b)] ^ (N/12) -1

                                      =   [(1 + .06) / (1 + .08)] ^ (24/12) -1

                                      =   (.981) ^ 2 -1

                                      =   .963 -1

                                      =  -.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA: ($11,910.16 - $674.16) x (-.037) = -$415.73.

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

     The MVA factor    =   [(1 + I) / (1 + J + b)] ^ (N/12) -1

                                      =   [(1 + .06) / (1 + .05)] ^ (24/12) -1

                                      =     (1.010) ^ 2 -1

                                      =     1.019 -1

                                      =     .019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA: ($11,910.16 - $674.16) x .019 = $213.48.

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 79,950.00
Purchase Payments	=	$ 100,000.00
The Basic Death Benefit would therefore be:		$ 100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 59,950.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal)

$100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the seventh Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 89,950
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier
Amount	=	$ 13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus
with 5% Roll-up amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 8. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

PREVIOUSLY AVAILABLE INVESTMENT OPTIONS

The current available variable investment options are those listed on page 1 of the prospectus.

If you purchased your Contract before February 2, 2004, you may also make subsequent payments to the following investment options that were available prior to that date:

Large-Cap Value Equity Funds

   MFS/Sun Life Strategic Value - S Class

Large-Cap Growth Equity Funds

   MFS/Sun Life Capital Appreciation - S Class

   MFS/Sun Life Global Growth - S Class

Mid-Cap Value Equity Funds

   MFS/Sun Life Mid Cap Value - S Class

   Sun Capital Real Estate Fund(R) - Initial Class

Mid-Cap Growth Equity Funds

   MFS/Sun Life Mid Cap Growth - S Class

Medium Quality Intermediate-Term Bond Funds

   MFS/Sun Life Bond - S Class

   MFS/Sun Life Strategic Income - S Class

Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Sun Capital Advisers, Inc. advises the Sun Capital Funds.

APPENDIX J

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year

Franklin Templeton Mutual Shares Securities Fund - Level 1	2004	12.4659	13.8013	81,910
	2003	10.1330	12.4659	8,459
	2002	10.0000	10.1330	2,061

Franklin Templeton Mutual Shares Securities Fund - Level 2	2004	12.4302	13.7338	85,180
	2003	-	12.4302	23,499
	2002	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 4	2004	12.3946	13.6664	42,750
	2003	10.1163	12.3946	14,403
	2002	10.0000	10.1163	1,834

Franklin Templeton Mutual Shares Securities Fund - Level 5	2004	12.3858	13.6497	2,375
	2003	-	12.3858	2,419
	2002	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 6	2004	-	13.5993	4,770
	2003	-	-	0
	2002	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 1	2004	13.5762	16.5138	19,581
	2003	10.4528	13.5762	3,125
	2002	10.0000	10.4528	359

Franklin Small Cap Value Securities Fund - Level 2	2004	13.5374	16.4330	29,473
	2003	-	13.5374	10,469
	2002	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 3	2004	13.5277	16.4129	1,647
	2003	-	13.5277	138
	2002	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 4	2004	13.4986	16.3524	22,232
	2003	10.4355	13.4986	9,849
	2002	10.0000	10.4355	1,987

Franklin Small Cap Value Securities Fund - Level 5	2004	13.4890	16.3325	2,473
	2003	-	13.4890	2,535
	2002	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 6	2004	13.4599	16.2722	5,232
	2003	-	13.4599	87
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 1	2004	12.4954	14.5582	100,504
	2003	9.6142	12.4954	42,960
	2002	10.0000	9.6142	53,263

Franklin Templeton Foreign Securities Fund - Level 2	2004	12.4597	14.4870	146,239
	2003	-	12.4597	51,810
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 3	2004	12.4507	14.4692	2,543
	2003	-	12.4507	271
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 4	2004	12.4239	14.4159	40,074
	2003	9.5983	12.4239	17,601
	2002	10.0000	9.5983	1,615

Franklin Templeton Foreign Securities Fund - Level 5	2004	12.4151	14.3983	4,675
	2003	-	12.4151	3,731
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 6	2004	12.3883	14.3451	4,241
	2003	-	12.3883	1,466
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 1	2004	13.0779	15.9458	83,488
	2003	-	13.0779	9,479
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 2	2004	13.0406	15.8678	77,965
	2003	-	13.0406	19,735
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 3	2004	13.0312	15.8483	3,108
	2003	-	13.0312	267
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 4	2004	13.0032	15.7900	58,978
	2003	10.6464	13.0032	26,923
	2002	10.0000	10.6464	9,443

Lord Abbett Mid Cap Value Portfolio - Level 5	2004	12.9939	15.7707	5,706
	2003	-	12.9939	7,629
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 6	2004	12.9659	15.7125	3,636
	2003	-	12.9659	88
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 1	2004	13.7886	15.2685	83,827
	2003	-	13.7886	29,563
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 2	2004	13.7492	15.1938	184,296
	2003	10.6976	13.7492	86,424
	2002	10.0000	10.6976	654

Lord Abbett Growth and Income Portfolio - Level 3	2004	13.7393	15.1751	2,968
	2003	-	13.7393	40
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 4	2004	13.7097	15.1192	45,560
	2003	10.6887	13.7097	12,669
	2002	10.0000	10.6887	3,671

Lord Abbett Growth and Income Portfolio - Level 6	2004	13.6704	15.0450	9,191
	2003	-	13.6704	3,741
	2002	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 1	2004	12.3652	13.2918	42,381
	2003	10.2396	12.3652	18,286
	2002	10.0000	10.2396	318

Massachusetts Investors Growth Stock S Class - Level 2	2004	12.3299	13.2268	38,343
	2003	-	12.3299	31,581
	2002	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 3	2004	12.3211	13.2105	6,995
	2003	-	12.3211	3,438
	2002	10.0000	-	0
Massachusetts Investors Growth Stock S Class - Level 4	2004	12.2945	13.1618	36,051
	2003	10.2226	12.2945	41,204
	2002	10.0000	10.2226	1,008

Massachusetts Investors Growth Stock S Class - Level 5	2004	12.2858	13.1458	3,193
	2003	-	12.2858	9,931
	2002	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 6	2004	12.2593	13.0972	3,258
	2003	-	12.2593	3,258
	2002	10.0000	-	0

Massachusetts Investors Trust S Class - Level 1	2004	12.5656	13.8015	18,920
	2003	10.4392	12.5656	22,859
	2002	10.0000	10.4392	12,684

Massachusetts Investors Trust S Class - Level 2	2004	12.5297	13.7340	24,113
	2003	10.4305	12.5297	20,367
	2002	10.0000	10.4305	600

Massachusetts Investors Trust S Class - Level 3	2004	12.5207	13.7171	132
	2003	-	12.5207	133
	2002	10.0000	-	0

Massachusetts Investors Trust S Class - Level 4	2004	12.4938	13.6665	11,814
	2003	10.4219	12.4938	16,075
	2002	10.0000	10.4219	7,502

Massachusetts Investors Trust S Class - Level 5	2004	12.4849	13.6499	606
	2003	-	12.4849	606
	2002	10.0000	-	0

Massachusetts Investors Trust S Class - Level 6	2004	12.4580	-	0
	2003	-	12.4580	5,012
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 1	2004	11.3762	11.8432	13,110
	2003	-	11.3762	12,510
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 2	2004	11.3436	11.7852	36,295
	2003	10.5668	11.3436	31,366
	2002	10.0000	10.5668	1,352

MFS/Sun Life Bond S Class - Level 3	2004	11.3355	11.7707	6,388
	2003	-	11.3355	5,400
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 4	2004	11.3111	11.7274	30,422
	2003	10.5580	11.3111	31,498
	2002	10.0000	10.5580	4,077

MFS/Sun Life Bond S Class - Level 5	2004	11.3031	11.7130	1,301
	2003	-	11.3031	5,133
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 6	2004	11.2787	11.6698	7,217
	2003	-	11.2787	7,023
	2002	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 1	2004	13.3014	14.4845	3,487
	2003	-	13.3014	4,482
	2002	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 2	2004	13.2634	14.4137	31,846
	2003	10.5338	13.2634	33,241
	2002	10.0000	10.5338	312

MFS/Sun Life Capital Appreciation S Class - Level 4	2004	13.2253	14.3429	12,898
	2003	10.5250	13.2253	10,354
	2002	10.0000	10.5250	521
MFS/Sun Life Capital Appreciation S Class - Level 5	2004	13.2159	10.0000	0
	2003	-	13.2159	3,243
	2002	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 6	2004	13.1874	14.2725	4,137
	2003	-	13.1874	3,719
	2002	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 1	2004	13.3480	14.7635	2,685
	2003	-	13.3480	383
	2002	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 2	2004	13.3098	14.6913	3,977
	2003	10.5992	13.3098	3,563
	2002	10.0000	10.5992	1,268

MFS/Sun Life Capital Opportunities S Class - Level 4	2004	13.2717	14.6192	3,568
	2003	10.5904	13.2717	3,569
	2002	10.0000	10.5904	2,413

MFS/Sun Life Emerging Growth S Class - Level 1	2004	13.4842	14.9727	5,033
	2003	-	13.4842	2,372
	2002	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 2	2004	13.4457	14.8995	5,499
	2003	10.4515	13.4457	1,933
	2002	10.0000	10.4515	597

MFS/Sun Life Emerging Growth S Class - Level 4	2004	13.4071	14.8264	5,158
	2003	-	13.4071	7,158
	2002	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 5	2004	13.3976	14.8082	1,721
	2003	-	13.3976	1,788
	2002	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 6	2004	-	14.7536	623
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 1	2004	13.6401	15.4739	2,704
	2003	10.2686	13.6401	1,854
	2002	10.0000	10.2686	47,491

MFS/Sun Life Global Growth S Class - Level 2	2004	13.6011	15.3982	18,149
	2003	10.2601	13.6011	17,512
	2002	10.0000	10.2601	678

MFS/Sun Life Global Growth S Class - Level 4	2004	13.5621	15.3227	5,562
	2003	-	13.5621	5,676
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 1	2004	10.2487	10.4317	132,119
	2003	10.2346	10.2487	78,433
	2002	10.0000	10.2346	302

MFS/Sun Life Government Securities S Class - Level 2	2004	10.2194	10.3807	231,601
	2003	10.2262	10.2194	127,774
	2002	10.0000	10.2262	5,049

MFS/Sun Life Government Securities S Class - Level 3	2004	10.2121	10.3679	5,270
	2003	-	10.2121	5,245
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 4	2004	10.1901	10.3297	54,662
	2003	10.2177	10.1901	31,603
	2002	10.0000	10.2177	7,802

MFS/Sun Life Government Securities S Class - Level 6	2004	10.1609	10.2790	6,966
	2003	10.2092	10.1609	10,805
	2002	10.0000	10.2092	1,367

MFS/Sun Life High Yield S Class - Level 1	2004	12.5227	13.4627	181,014
	2003	10.5102	12.5227	274,971
	2002	10.0000	10.5102	23,138

MFS/Sun Life High Yield S Class - Level 2	2004	12.4869	13.3968	170,125
	2003	10.5015	12.4869	269,802
	2002	10.0000	10.5015	16,013

MFS/Sun Life High Yield S Class - Level 3	2004	12.4780	13.3804	282
	2003	-	12.4780	263
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 4	2004	12.4512	13.3311	97,255
	2003	10.4928	12.4512	54,640
	2002	10.0000	10.4928	17,616

MFS/Sun Life High Yield S Class - Level 5	2004	12.4423	13.3148	2,944
	2003	-	12.4423	7,763
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 6	2004	12.4155	13.2657	8,644
	2003	-	12.4155	5,010
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 1	2004	14.3863	16.1612	6,139
	2003	10.6566	14.3863	5,934
	2002	10.0000	10.6566	630

MFS/Sun Life Mid Cap Growth S Class - Level 2	2004	14.3452	16.0822	24,161
	2003	10.6478	14.3452	20,866
	2002	10.0000	10.6478	293

MFS/Sun Life Mid Cap Growth S Class - Level 3	2004	14.3349	16.0624	1,676
	2003	-	14.3349	1,415
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 4	2004	14.3041	16.0032	7,718
	2003	10.6389	14.3041	7,698
	2002	10.0000	10.6389	3,306

MFS/Sun Life Mid Cap Value S Class - Level 1	2004	13.4533	16.1004	3,098
	2003	-	13.4533	3,152
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 2	2004	13.4149	16.0217	18,128
	2003	-	13.4149	21,086
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 3	2004	13.4052	16.0020	75
	2003	-	13.4052	41
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 4	2004	13.3764	15.9430	3,011
	2003	-	13.3764	1,554
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 6	2004	-	15.8648	416
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 1	2004	9.8348	9.7227	208,258
	2003	9.9672	9.8348	84,154
	2002	10.0000	9.9672	142,703

MFS/Sun Life Money Market S Class - Level 2	2004	9.8067	9.6752	248,174
	2003	9.9590	9.8067	164,066
	2002	10.0000	9.9590	4,601
MFS/Sun Life Money Market S Class - Level 4	2004	9.7786	9.6276	9,878
	2003	9.9507	9.7786	34,009
	2002	10.0000	9.9507	5,819

MFS/Sun Life Money Market S Class - Level 6	2004	-	9.5804	653
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life New Discovery S Class - Level 1	2004	13.6475	14.3829	14,336
	2003	10.2830	13.6475	6,784
	2002	10.0000	10.2830	377

MFS/Sun New Discovery S Class - Level 2	2004	13.6085	14.3126	31,492
	2003	10.2745	13.6085	4,145
	2002	10.0000	10.2745	306

MFS/Sun New Discovery S Class - Level 3	2004	13.5988	14.2950	764
	2003	-	13.5988	162
	2002	10.0000	-	0

MFS/Sun New Discovery S Class - Level 4	2004	13.5695	14.2424	8,814
	2003	-	13.5695	1,343
	2002	10.0000	-	0

MFS/Sun New Discovery S Class - Level 5	2004	13.5598	14.2250	738
	2003	-	13.5598	738
	2002	10.0000	-	0

MFS/Sun New Discovery S Class - Level 6	2004	-	14.1724	233
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Research S Class - Level 1	2004	12.7919	14.5278	9,552
	2003	-	12.7919	7,238
	2002	10.0000	-	0

MFS/Sun Research S Class - Level 2	2004	12.7554	14.4567	10,214
	2003	-	12.7554	3,475
	2002	10.0000	-	0

MFS/Sun Research S Class - Level 3	2004	12.7462	14.4390	266
	2003	-	12.7462	266
	2002	10.0000	-	0

MFS/Sun Research S Class - Level 4	2004	12.7188	14.3858	9,226
	2003	-	12.7188	10,236
	2002	10.0000	-	0

MFS/Sun Research S Class - Level 5	2004	12.7098	14.3682	4,639
	2003	-	12.7098	4,725
	2002	10.0000	-	0

MFS/Sun Research International S Class - Level 1	2004	13.2587	15.7645	33,061
	2003	10.1104	13.2587	27,518
	2002	10.0000	10.1104	49,179

MFS/Sun Research International S Class - Level 2	2004	13.2208	15.6874	24,730
	2003	10.1020	13.2208	11,220
	2002	10.0000	10.1020	330

MFS/Sun Research International S Class - Level 3	2004	13.2113	15.6682	4,546
	2003	-	13.2113	2,671
	2002	10.0000	-	0

MFS/Sun Research International S Class - Level 4	2004	13.1829	15.6104	33,639
	2003	10.0937	13.1829	18,443
	2002	10.0000	10.0937	1,969

MFS/Sun Research International S Class - Level 5	2004	-	15.5914	942
	2003	-	-	0
	2002	10.0000	-	0
MFS/Sun Strategic Growth S Class - Level 1	2004	13.8847	14.5465	12,622
	2003	11.1176	13.8847	11,396
	2002	10.0000	11.1176	1,091

MFS/Sun Strategic Growth S Class - Level 2	2004	13.8450	14.4753	34,060
	2003	-	13.8450	26,490
	2002	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 3	2004	13.8351	14.4575	2,762
	2003	-	13.8351	57
	2002	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 4	2004	13.8053	14.4042	17,149
	2003	-	13.8053	11,159
	2002	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 1	2004	11.5414	12.2329	20,037
	2003	-	11.5414	37,633
	2002	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 2	2004	11.5084	12.1730	31,294
	2003	10.4299	11.5084	22,436
	2002	10.0000	10.4299	2,940

MFS/Sun Strategic Income S Class - Level 4	2004	11.4754	12.1133	2,272
	2003	-	11.4754	3,185
	2002	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 6	2004	-	12.0538	488
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 1	2004	-	15.7055	575
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 2	2004	13.5282	15.6287	20,852
	2003	10.8570	13.5282	15,723
	2002	10.0000	10.8570	1,242

MFS/Sun Strategic Value S Class - Level 3	2004	13.5185	15.6095	1,961
	2003	-	13.5185	1,679
	2002	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 4	2004	13.4894	15.5520	12,936
	2003	10.8480	13.4894	13,935
	2002	10.0000	10.8480	4,143

MFS/Sun Strategic Value S Class - Level 5	2004	13.4798	15.5330	627
	2003	-	13.4798	3,606
	2002	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 6	2004	13.4508	15.4757	245
	2003	-	13.4508	245
	2002	10.0000	-	0

MFS/Sun Total Return S Class - Level 1	2004	12.0755	13.1925	377,859
	2003	10.5145	12.0755	118,680
	2002	10.0000	10.5145	17,815

MFS/Sun Total Return S Class - Level 2	2004	12.0410	13.1280	422,263
	2003	10.5058	12.0410	166,942
	2002	10.0000	10.5058	3,902

MFS/Sun Total Return S Class - Level 3	2004	12.0324	13.1119	6,535
	2003	-	12.0324	3,438
	2002	10.0000	-	0

MFS/Sun Total Return S Class - Level 4	2004	12.0065	13.0636	114,523
	2003	10.4971	12.0065	32,115
	2002	10.0000	10.4971	7,447
MFS/Sun Total Return S Class - Level 5	2004	11.9979	13.0476	1,876
	2003	-	11.9979	1,927
	2002	10.0000	-	0

MFS/Sun Total Return S Class - Level 6	2004	11.9721	12.9994	12,429
	2003	10.4884	11.9721	10,421
	2002	10.0000	10.4884	561

MFS/Sun Utilities S Class - Level 1	2004	14.8011	18.9158	8,516
	2003	-	14.8011	3,167
	2002	10.0000	-	0

MFS/Sun Utilities S Class - Level 2	2004	14.7588	18.8233	8,212
	2003	-	14.7588	5,452
	2002	10.0000	-	0

MFS/Sun Utilities S Class - Level 4	2004	14.7165	18.7310	1,207
	2003	-	14.7165	1,708
	2002	10.0000	-	0

MFS/Sun Value S Class - Level 1	2004	12.8653	14.5659	39,154
	2003	10.4629	12.8653	19,226
	2002	10.0000	10.4629	281

MFS/Sun Value S Class - Level 2	2004	12.8285	14.4947	26,788
	2003	10.4542	12.8285	14,313
	2002	10.0000	10.4542	259

MFS/Sun Value S Class - Level 3	2004	12.8193	14.4769	2,122
	2003	-	12.8193	1,117
	2002	10.0000	-	0

MFS/Sun Value S Class - Level 4	2004	12.7917	14.4235	50,432
	2003	10.4455	12.7917	32,085
	2002	10.0000	10.4455	4,335

MFS/Sun Value S Class - Level 5	2004	12.7826	10.0000 -	0
	2003	-	12.7826	3,612
	2002	10.0000	-	0

MFS/Sun Value S Class - Level 6	2004	12.7551	14.3528	2,241
	2003	-	12.7551	2,241
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 1	2004	13.9057	14.5730	43,122
	2003	-	13.9057	24,378
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 2	2004	13.8660	14.5017	65,099
	2003	10.8152	13.8660	32,422
	2002	10.0000	10.8152	619

Oppenheimer Capital Appreciation Fund - Level 3	2004	13.8560	14.4839	2,627
	2003	-	13.8560	39
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 4	2004	13.8262	14.4305	20,131
	2003	-	13.8262	3,867
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 6	2004	-	14.3597	2,294
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 1	2004	14.3436	16.8034	20,181
	2003	-	14.3436	10,140
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 2	2004	14.3026	16.7212	16,559
	2003	10.1074	14.3026	8,366
	2002	10.0000	10.1074	506
Oppenheimer Main St. Small Cap Fund - Level 3	2004	-	16.7006	1,387
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 4	2004	14.2616	16.6392	30,297
	2003	10.0990	14.2616	18,696
	2002	10.0000	10.0990	4,603

Oppenheimer Main St. Small Cap Fund - Level 5	2004	14.2514	16.6188	2,437
	2003	-	14.2514	4,157
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 6	2004	-	16.5575	647
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 1	2004	12.5987	13.5166	55,707
	2003	-	12.5987	10,586
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 2	2004	12.5628	13.4505	124,535
	2003	10.1282	12.5628	21,636
	2002	10.0000	10.1282	263

Oppenheimer Main St. Growth & Income Fund - Level 3	2004	-	13.4340	2,249
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 4	2004	12.5267	13.3845	17,991
	2003	-	-	850
	2002	10.0000	10.0000 -	0

Oppenheimer Main St. Growth & Income Fund - Level 6	2004	-	13.3188	1,266
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 1	2004	11.2724	12.0685	65,799
	2003	10.5345	11.2724	22,479
	2002	10.0000	10.5345	64

PIMCO Real Return Bond Portfolio - Level 2	2004	11.2402	12.0095	95,540
	2003	10.5258	11.2402	69,927
	2002	10.0000	10.5258	8,542

PIMCO Real Return Bond Portfolio - Level 3	2004	11.2321	11.9947	6,998
	2003	-	-	307
	2002	10.0000	10.0000 -	0

PIMCO Real Return Bond Portfolio - Level 4	2004	11.2079	11.9505	123,731
	2003	10.5171	11.2079	40,014
	2002	10.0000	10.5171	4,358

PIMCO Real Return Bond Portfolio - Level 5	2004	11.1999	11.9359	3,334
	2003	-	11.1999	3,999
	2002	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 6	2004	11.1758	11.8918	11,934
	2003	-	11.1758	2,281
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 1	2004	10.7203	11.0531	109,848
	2003	10.3820	10.7203	60,384
	2002	10.0000	10.3820	1,286

PIMCO Total Return Bond Portfolio - Level 2	2004	10.6897	10.9990	173,903
	2003	10.3734	10.6897	112,824
	2002	10.0000	10.3734	7,459

PIMCO Total Return Bond Portfolio - Level 3	2004	10.6820	10.9855	7,074
	2003	-	10.6820	2,442
	2002	10.0000	-	0
PIMCO Total Return Bond Portfolio - Level 4	2004	10.6590	10.9450	93,885
	2003	10.3648	10.6590	53,676
	2002	10.0000	10.3648	15,867

PIMCO Total Return Bond Portfolio - Level 5	2004	10.6514	10.9316	3,882
	2003	-	10.6514	11,389
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 6	2004	10.6284	10.8912	9,357
	2003	-	10.6284	4,435
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 1	2004	13.4666	17.6477	17,263
	2003	-	13.4666	14,415
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 2	2004	13.4282	17.5615	29,928
	2003	10.0686	13.4282	33,166
	2002	10.0000	10.0686	282

Sun Capital Real Estate Fund - Level 3	2004	13.4185	17.5399	34
	2003	-	13.4185	20
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 4	2004	13.3897	17.4753	8,694
	2003	10.0602	13.3897	7,699
	2002	10.0000	10.0602	709

PIMCO Low Duration - Level 1	2004	-	10.0184	179,010
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 2	2004	-	9.9967	289,747
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 3	2004	-	9.9912	1,413
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 4	2004	-	9.9749	46,421
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 6	2004	-	9.9532	9,752
	2003	-	-	0
	2002	10.0000	-	0

Templeton Growth Series Fund - Level 1	2004	-	15.6801	3,163
	2003	-	-	0
	2002	10.0000	-	0

Templeton Growth Series Fund - Level 2	2004	-	15.6083	10,288
	2003	-	-	0
	2002	10.0000	-	0

Templeton Growth Series Fund - Level 4	2004	-	15.5366	17,018
	2003	-	-	0
	2002	10.0000	-	0

Templeton Growth Series Fund - Level 6	2004	-	15.4652	3,920
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 1	2004	-	12.4174	24,720
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 2	2004	-	12.3944	28,103
	2003	-	-	0
	2002	10.0000	-	0
Sun Cap Real Estate Fund S Class - Level 4	2004	-	12.3713	34,112
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 6	2004	-	12.3482	2,277
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 1	2004	-	10.3370	6,304
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 2	2004	-	10.3178	9,757
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital All Cap S Class - Level 1	2004	-	11.1350	3,095
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital All Cap S Class - Level 2	2004	-	11.1144	2,441
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital All Cap S Class - Level 3	2004	-	11.1092	4,191
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital All Cap S Class - Level 4	2004	-	11.0937	26,544
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital All Cap S Class - Level 6	2004	-	11.0730	6,218
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Emerging Markets - Level 1	2004	-	16.5783	3,677
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Emerging Markets - Level 2	2004	-	16.5024	1,168
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Emerging Markets - Level 4	2004	-	16.4266	3,954
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Global Securities Fund - Level 1	2004	-	12.2571	6,316
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Global Securities Fund - Level 2	2004	-	12.2305	9,872
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Global Securities Fund - Level 4	2004	-	12.2039	11,587
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Global Securities Fund - Level 6	2004	-	12.1774	665
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett Growth Opportunities - Level 1	2004	-	11.1645	9,632
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett Growth Opportunities - Level 2	2004	-	11.1403	31,976
	2003	-	-	0
	2002	10.0000	-	0
Lord Abbett Growth Opportunities - Level 4	2004	-	11.1161	7,736
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett Growth Opportunities - Level 6	2004	-	11.0919	818
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett All Value Portfolio - Level 1	2004	-	11.8171	17,931
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett All Value Portfolio - Level 2	2004	-	11.7915	35,900
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett All Value Portfolio - Level 3	2004	-	11.7851	46
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett All Value Portfolio - Level 4	2004	-	11.7659	19,209
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett All Value Portfolio - Level 6	2004	-	11.7403	7,094
	2003	-	-	0
	2002	10.0000	-	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

P.O. Box 9133

Wellesley Hills, Massachusetts 02481

Telephone:

Toll Free (800) 725-7215

General Distributor

Clarendon Insurance Agency, Inc.

One Sun Life Executive Park

Wellesley Hills, Massachusetts 02481

PROSPECTUS

DECEMBER 30, 2005

FUTURITY SELECT FREEDOM

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and a range of fixed options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds thereof (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
AllianceBernstein VP Growth and Income Portfolio	AIM V.I. Dynamics Fund[1]
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund International Portfolio
Securities Fund - Class 2	SCSM Blue Chip Mid Cap Fund
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Growth Equity Funds
Securities Fund - Class 2	AIM V.I. Small Company Growth Fund[2]
Lord Abbett Series Fund Growth and Income Portfolio	AllianceBernstein VP Small Cap Growth Portfolio[5]
MFS/Sun Life Total Return - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Small-Cap Value Equity Funds
AIM V.I. Capital Appreciation Fund Series II Shares	SCSM Value Small Cap Fund
AIM V.I. Core Equity Fund Series II Shares	Large-Cap Growth Sector Equity Funds
AIM V.I. Premier Equity Fund Series II Shares	AllianceBernstein VP Global Technology Portfolio[4]
AllianceBernstein VP Worldwide Privatization Portfolio	Large-Cap Value Sector Equity Funds
Fidelity VIP Overseas Portfolio, Service Class 2	MFS/ Sun Life Utilities - S Class
Goldman Sachs VIT CORESM U.S. Equity Fund	Mid-Cap Value Sector Equity Funds
MFS/ Sun Life Massachusetts Investors Trust - S Class	Sun Capital Real Estate Fund(R)
Rydex VT Nova Fund	Mid-Cap Blend Sector Equity Funds
SCSM Davis Venture Value Fund	Sun CapitalSM All Cap Fund
Large-Cap Growth Equity Funds	High-Quality Intermediate-Term Bond Funds
AIM V.I. Growth Fund Series II Shares	PIMCO VIT Total Return Portfolio
AIM V.I. International Growth Fund Series II Shares	Sun Capital Investment Grade Bond Fund®
AllianceBernstein VP Large Cap Growth Portfolio[3]	High-Quality Long-Term Bond Funds
Fidelity VIP Contrafund® Portfolio, Service Class 2	MFS/ Sun Life Government Securities - S Class
Fidelity VIP Growth Portfolio, Service Class 2	PIMCO VIT Real Return Portfolio
Goldman Sachs VIT Capital Growth Fund	Medium-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Capital Appreciation - S Class	PIMCO VIT Emerging Markets Bond Portfolio
MFS/ Sun Life Emerging Growth - S Class	Low-Quality Short-Term Bond Fund
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life High Yield - S Class
Stock - S Class	Low-Quality Intermediate-Term Bond Fund
Rydex VT OTC Fund	PIMCO VIT High Yield Portfolio
Mid-Cap Value Equity Funds	Money Market Fund
First Eagle VFT Overseas Variable Series	Sun Capital Money Market Fund®
Lord Abbett Series Fund Mid Cap Value Portfolio

___________________________________________
1 Formerly known as the INVESCO VIF Dynamics Fund.

2 Formerly known as the INVESCO VIF Small Company Growth Fund.

3 Formerly known as the AllianceBernstein VP Premier Growth Portfolio.

4 Formerly known as the AllianceBernstein VP Technology Portfolio.

5 Formerly known as the AllianceBernstein VP Quasar Portfolio.

A I M Advisors, Inc. advises the AIM Variable Insurance Funds with INVESCO Funds Group, Inc., serving as sub-investment advisor to the AIM V.I. Dynamics Fund. Alliance Capital Management, LP advises the AllianceBernstein VP Portfolios. Arnhold and S. Bleichroeder Advisers, LLC advises the First Eagle Funds. Fidelity(R) Management & Research Company advises the Fidelity VIP Portfolios. Goldman Sachs Asset Management, L.P. advises the Goldman Sachs VIT Funds. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. Rydex Global Advisors advises the Rydex Funds. Sun Capital Advisers, Inc. advises the Sun Capital Funds; SCSM Davis Venture Value Fund (sub-advised by Davis Advisors); SCSM Value Small Cap Fund (sub-advised by OpCap Advisors); SCSM Blue Chip Mid Cap Fund, (sub-advised by Wellington Management Company, LLP). Templeton(R) Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton(R) Global Advisors Limited advises Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contract and the Funds.

We have filed a Statement of Additional Information dated December 30, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 42 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (888) 786-2435. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

     P.O. Box 9133

     Wellesley Hills, Massachusetts 02481

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Special Guaranteed Interest Rates *

Optional Programs *

Withdrawals and Market Value Adjustment *

Cash Withdrawals *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge and Distribution Fee *

Mortality and Expense Risk Charge *

Charges for Optional Death Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification In the Case of Group Contracts *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

The Income Phase - Annuity Provisions *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contract *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of 5% Premium Roll-Up Optional Death Benefit *

Appendix E - Calculation of Eeb Premier Optional Death Benefit *

Appendix F - Calculation of Eeb Premier Plus Optional Death Benefit *

Appendix G - Calculation of EEB Premier with MAV Optional Death Benefit *

Appendix H - Calculation of EEB Premier with 5% Roll-Up Optional Death Benefit *

Appendix I - Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Futurity Select Freedom Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $20,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.35% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Open Date, or 1.55% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account and a distribution charge of 0.20% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of a several Annuity Options. Subject to the Maximum Annuity Commencement Date, you can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. You decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, the optional death benefit riders. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one or more of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals and Market Value Adjustment

You can withdraw money from your Contract at any time during the Accumulation Phase without the imposition of a withdrawal charge. Furthermore, no withdrawal charge is imposed upon annuitization. Withdrawals made from the Fixed Account, however, may be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (888) 786-2435

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	0%

Maximum Fee Per Transfer (currently $0):	$15*

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%**
*

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

**

The premium tax rate and base vary by state and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.55%**
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.20%

Total Variable Account Annual Expenses (without optional benefits):	1.90%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit Benefit Rider:	2.30%
*	The Annual Account Fee is waived on Contracts greater than $100,000 in value on your Account Anniversary. (See "Account Fee.")

**

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.35% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.70% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

***	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses, prior to any fee waiver or expense reimbursement)	0.65%	3.45%*
*

The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursements are 0.65% and 1.90%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$583	$1,733	$2,863	$5,607
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$583	$1,733	$2,863	$5,607

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (''Variable Accumulation Units'') is included in the back of this Prospectus as Appendix I.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts."

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (888) 786-2435.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the company by calling (888) 786-2435 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios and the Rydex Funds, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer a special interest rate for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $20,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available investment options.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable charge for optional death benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. Each new allocation to a Guarantee Period must be at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice from you electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the Money Market Sub-Account.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation to a Guarantee Period 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers to and from Guarantee Periods;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Programs. At our discretion, we may waive some or all of these restrictions.

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise it will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege", such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g. no overnight, priority, or courier delivery allowed) and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to inforce service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly trasferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Special Guaranteed Interest Rates

We may reduce or waive the mortality and expense risk charges, the administrative service fee the distribution fee, or the annual Account Fee, credit additional amounts, grant Special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements.

Optional Programs

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect an asset allocation program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal and Interest Out Programs

If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Principal Returns Program

Under the Principal Returns Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

We do not deduct any sales charge from your Purchase Payments when they are made, nor do we impose a withdrawal charge (known as a "contingent deferred sales charge") on amounts you withdraw.

However, all withdrawals from your Fixed Account Value may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; and finally, we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

If you request a partial withdrawal, we will pay you the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, and adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	When the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	When it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	When a SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

where:

I is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N is the number of complete months remaining in your Guarantee Period; and

b is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. The annual Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.20% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.35%, if you are age 75 or younger on the Open Date (1.55%, if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (The credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

                     *As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification In the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no surviving Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If your Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the death of the Covered Person in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date (the date we receive your Application in good order), the death benefit will be the greatest of the following amounts:
(1)	Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	Your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D-H.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit above, or

o

your Highest Account Value on any Contract Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Contract Anniversary and the Death Benefit Date..

In determining the Highest Account Value, on the second and each subsequent Contract Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Contract Year ending on that Contract Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Anniversary Account Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit above, or

o	the sum of your total purchase payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals (see "Withdrawals and Market Value Adjustment").

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the later of (a) 10 years from the Issue Date or (b) the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:
o	We must receive your notice at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

      Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity With 60, 120, 180 Or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Open Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of the ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the Owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive an eligible rollover distribution from a Qualified Contract (other than from a Contract issued for use with an individual retirement account) and roll over some or all of that distribution to another eligible plan, the portion of such distribution that is rolled over will not be includible in your income. However, any eligible rollover distribution will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover.

An "eligible rollover distribution" is any distribution to you of all or any portion of the balance to the credit of you account, other than:
o	A distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	Any required minimum distribution, or

o	Any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and ee will provide the necessary information for Contracts issued in connection with Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan may need to be used as a source of funds for the RMDs.

You should consult a qualified tax professional before adding any of the Optional Death Benefit Riders to your Contract.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider, you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 2.00% of Purchase Payments. In addition, after the first Account Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 1.00% of the Participant's Account Value. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of the Contracts or Certificates or other contracts offered by the Company. Promotional incentives may change at any time. Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Special Guaranteed Interest Rates." The Contracts were first offered in 2002. During 2002, approximately $25,142 in commissions was paid to and retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Fund. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the annual Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the Money Market Sub-Account available for investment under the Contract), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the available Money Market Sub-Account similarly, but include the increase due to assumed compounding.

The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Fitch. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the fire jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks.

They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated December 30, 2005 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (888) 786-2435.

To:     Sun Life Assurance Company of Canada (U.S.)

            P.O. Box 9133

            Wellesley Hills, Massachusetts 02481

        Please send me a Statement of Additional Information for

        Futurity Select Freedom Variable and Fixed Annuity

        Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City                                                                State               Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE, " "US," "SUN LIFE"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This is also the term used to describe the total contribution made to the Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

MARKET VALUE ADJUSTMENT

Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is: [(1 + I) / (1 + J + b)] ^ (N/12) -1.

These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Account Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

      The MVA factor   =  [(1 + I) / (1 + J + b)] ^ (N/12) -1

                                      =   [(1 + .06) / (1 + .08)] ^ (24/12) -1

                                      =   (.981) ^ 2 -1

                                      =   .963 -1

                                      =  -.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA: ($11,910.16 - $674.16) x (-.037) = -$415.73.

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

     The MVA factor    =   [(1 + I) / (1 + J + b)] ^ (N/12) -1

                                      =   [(1 + .06) / (1 + .05)] ^ (24/12) -1

                                      =     (1.010) ^ 2 -1

                                      =     1.019 -1

                                      =     .019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA: ($11,910.16 - $674.16) x .019 = $213.48.

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 80,000.00
Purchase Payments	=	$ 100,000.00
The Basic Death Benefit would therefore be:		$ 100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 60,000.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal)

$100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the seventh Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 90,000
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $125,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier
amount	=	$ 13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 8. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier
with 5% Roll-up amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.

		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year

AIM V.I. Capital Appreciation Fund Series II Shares - Level 1	2004	13.3786	13.9834	69
	2003	10.5352	13.3786	107
	2002	10.0000	10.5352	0

AIM V.I. Capital Appreciation Fund Series II Shares - Level 2	2004	13.3404	13.9150	135
	2003	10.5265	13.3404	1,928
	2002	10.0000	10.5265	2,350

AIM V.I. Capital Appreciation Fund Series II Shares - Level 3	2004	13.3308	13.8979	0
	2003	10.5243	13.3308	0
	2002	10.0000	10.5243	0

AIM V.I. Capital Appreciation Fund Series II Shares - Level 4	2004	13.3021	13.8467	0
	2003	10.5178	13.3021	0
	2002	10.0000	10.5178	0

AIM V.I. Capital Appreciation Fund Series II Shares - Level 5	2004	13.2926	13.8298	0
	2003	10.5156	13.2926	0
	2002	10.0000	10.5156	0

AIM V.I. Capital Appreciation Fund Series II Shares - Level 6	2004	13.2640	13.7787	0
	2003	10.5091	13.2640	0
	2002	10.0000	10.5091	0

AIM V.I. Growth Fund Series II Shares - Level 1	2004	13.5076	14.3396	0
	2003	10.4989	13.5076	0
	2002	10.0000	10.4989	0

AIM V.I. Growth Fund Series II Shares - Level 2	2004	13.4690	14.2694	135
	2003	10.4902	13.4690	135
	2002	10.0000	10.4902	0

AIM V.I. Growth Fund Series II Shares - Level 3	2004	13.4593	14.2519	0
	2003	10.4880	13.4593	0
	2002	10.0000	10.4880	0

AIM V.I. Growth Fund Series II Shares - Level 4	2004	13.4304	14.1994	0
	2003	10.4815	13.4304	0
	2002	10.0000	10.4815	0

AIM V.I. Growth Fund Series II Shares - Level 5	2004	13.4208	14.1821	426
	2003	10.4794	13.4208	461
	2002	10.0000	10.4794	488

AIM V.I. Growth Fund Series II Shares - Level 6	2004	13.3919	14.1297	0
	2003	10.4728	13.3919	0
	2002	10.0000	10.4728	0

AIM V. I. Core Equity Fund Series II Shares - Level 1	2004	12.7907	13.6632	0
	2003	10.4805	12.7907	0
	2002	10.0000	10.4805	0

AIM V. I. Core Equity Fund Series II Shares - Level 2	2004	12.7542	13.5964	0
	2003	10.4718	12.7542	0
	2002	10.0000	10.4718	0

AIM V. I. Core Equity Fund Series II Shares - Level 3	2004	12.7450	13.57963	0
	2003	10.4696	12.74502	0
	2002	10.0000	10.46963	0

AIM V. I. Core Equity Fund Series II Shares - Level 4	2004	12.7176	13.5296	0
	2003	10.4631	12.7176	0
	2002	10.0000	10.4631	0

AIM V. I. Core Equity Fund Series II Shares - Level 5	2004	12.7086	13.5131	0
	2003	10.4610	12.7086	0
	2002	10.0000	10.4610	0

AIM V. I. Core Equity Fund Series II Shares - Level 6	2004	12.6812	13.4632	0
	2003	10.4544	12.6812	0
	2002	10.0000	10.4544	0

AIM V. I. International Growth Fund Series II Shares - Level 1	2004	12.2345	14.8767	791
	2003	9.6781	12.2345	833
	2002	10.0000	9.6781	130

AIM V. I. International Growth Fund Series II Shares - Level 2	2004	12.1995	14.8040	2,325
	2003	9.6701	12.1995	0
	2002	10.0000	9.6701	0

AIM V. I. International Growth Fund Series II Shares - Level 3	2004	12.1908	14.7858	0
	2003	9.6681	12.1908	0
	2002	10.0000	9.6681	0

AIM V. I. International Growth Fund Series II Shares - Level 4	2004	12.1645	14.7313	0
	2003	9.6621	12.1645	0
	2002	10.0000	9.6621	-

AIM V. I. International Growth Fund Series II Shares - Level 5	2004	12.1559	14.7133	0
	2003	9.6601	12.1559	0
	2002	10.0000	9.6601	0

AIM V. I. International Growth Fund Series II Shares - Level 6	2004	12.1296	14.6590	0
	2003	9.6541	12.1296	0
	2002	10.0000	9.6541	0

AIM V. I. Premier Equity Fund Series II Shares - Level 1	2004	12.7716	13.2435	0
	2003	10.4080	12.7716	0
	2002	10.0000	10.4078	0

AIM V. I. Premier Equity Fund Series II Shares - Level 2	2004	12.7351	13.1787	0
	2003	10.3994	12.7351	142
	2002	10.0000	10.3994	0

AIM V. I. Premier Equity Fund Series II Shares - Level 3	2004	12.7259	13.1625	0
	2003	10.3972	12.7259	0
	2002	10.0000	10.3972	0

AIM V. I. Premier Equity Fund Series II Shares - Level 4	2004	12.6986	13.1140	0
	2003	10.3907	12.6986	0
	2002	10.0000	10.3907	0

AIM V. I. Premier Equity Fund Series II Shares - Level 5	2004	12.6895	13.0980	0
	2003	10.3886	12.6895	0
	2002	10.0000	10.3886	0

AIM V. I. Premier Equity Fund Series II Shares - Level 6	2004	12.6621	13.0496	0
	2003	10.3821	12.6621	0
	2002	10.0000	10.3821	0

AllianceBernstein VP Growth and Income Portfolio - Level 1	2004	13.6575	14.9313	185
	2003	10.5107	13.6575	186
	2002	10.0000	10.5107	0

AllianceBernstein VP Growth and Income Portfolio - Level 2	2004	13.6185	14.8583	8,918
	2003	10.5020	13.6185	21,655
	2002	10.0000	10.5020	7,055

AllianceBernstein VP Growth and Income Portfolio - Level 3	2004	13.6088	14.8400	0
	2003	10.4999	13.6088	0
	2002	10.0000	10.4999	0

AllianceBernstein VP Growth and Income Portfolio - Level 4	2004	13.5795	14.7854	814
	2003	10.4933	13.5795	771
	2002	10.0000	10.4933	0

AllianceBernstein VP Growth and Income Portfolio - Level 5	2004	13.5698	14.7673	0
	2003	10.4912	13.5698	0
	2002	10.0000	10.4912	0

AllianceBernstein VP Growth and Income Portfolio - Level 6	2004	13.5406	14.7128	0
	2003	10.4846	13.5406	0
	2002	10.0000	10.4846	0

AllianceBernstein VP Premier Growth Fund - Level 1	2004	12.5512	13.3668	0
	2003	10.3496	12.5512	0
	2002	10.0000	10.3496	0

AllianceBernstein VP Premier Growth Portfolio - Level 2	2004	12.5153	13.3014	2,929
	2003	10.3411	12.5153	4,379
	2002	10.0000	10.3411	2,689

AllianceBernstein VP Premier Growth Portfolio - Level 3	2004	12.5063	13.2851	893
	2003	10.3389	12.5063	926
	2002	10.0000	10.3389	0

AllianceBernstein VP Premier Growth Portfolio - Level 4	2004	12.4794	13.2361	0
	2003	10.3325	12.4794	0
	2002	10.0000	10.3325	0

AllianceBernstein VP Premier Growth Portfolio - Level 5	2004	12.4705	13.2199	0
	2003	10.3304	12.4705	0
	2002	10.0000	10.3304	0

AllianceBernstein VP Premier Growth Portfoliov - Level 6	2004	12.4436	13.1711	0
	2003	10.3239	12.4436	0
	2002	10.0000	10.3239	0

AllianceBernstein VP Quasar Portfolio - Level 1****	2004	15.1856	17.0741	0
	2003	10.3904	15.1856	0
	2002	10.0000	10.3904	0

AllianceBernstein VP Quasar Portfolio - Level 2****	2004	15.1423	16.9906	2,715
	2003	10.3818	15.1423	1,806
	2002	10.0000	10.3818	1,806

AllianceBernstein VP Quasar Portfolio - Level 3****	2004	15.1314	16.9697	0
	2003	10.3797	15.1314	0
	2002	10.0000	10.3797	0

AllianceBernstein VP Quasar Portfolio - Level 4****	2004	15.0989	16.9072	0
	2003	10.3732	15.0989	0
	2002	10.0000	10.3732	0

AllianceBernstein VP Quasar Portfolio - Level 5****	2004	15.0881	16.8866	0
	2003	10.3711	15.0881	0
	2002	10.0000	10.3711	0

AllianceBernstein VP Quasar Portfolio - Level 6****	2004	15.0556	16.8243	0
	2003	10.3646	15.0556	0
	2002	10.0000	10.3646	0

AllianceBernstein VP Technology Portfolio - Level 1	2004	14.8555	15.3451	61
	2003	10.5098	14.8555	94
	2002	10.0000	10.5098	0

AllianceBernstein VP Technology Portfolio - Level 2	2004	14.8131	15.2701	2,560
	2003	10.5011	14.8131	2,424
	2002	10.0000	10.5011	2,605

AllianceBernstein VP Technology Portfolio - Level 3	2004	14.8024	15.2513	0
	2003	10.4990	14.8024	0
	2002	10.0000	10.4990	0

AllianceBernstein VP Technology Portfolio - Level 4	2004	14.7706	15.1951	0
	2003	10.4924	14.7706	0
	2002	10.0000	10.4924	0

AllianceBernstein VP Technology Portfolio - Level 5	2004	14.7601	15.1765	0
	2003	10.4903	14.7601	0
	2002	10.0000	10.4903	0

AllianceBernstein VP Technology Portfolio - Level 6	2004	14.7283	15.1205	0
	2003	10.4837	14.7283	0
	2002	10.0000	10.4837	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 1	2004	14.4191	17.5714	0
	2003	10.2524	14.4191	0
	2002	10.0000	10.2524	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 2	2004	14.3779	17.4854	878
	2003	10.2440	14.3779	0
	2002	10.0000	10.2440	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 3	2004	14.3676	17.4640	0
	2003	10.2418	14.3676	0
	2002	10.0000	10.2418	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 4	2004	14.3367	17.3996	0
	2003	10.2355	14.3367	0
	2002	10.0000	10.2355	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 5	2004	14.3265	17.3784	0
	2003	10.2333	14.3265	0
	2002	10.0000	10.2333	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 6	2004	14.2956	17.3143	0
	2003	10.2270	14.2956	0
	2002	10.0000	10.2270	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 1	2004	12.9697	14.6813	5,394
	2003	10.2919	12.9697	4,015
	2002	10.0000	10.2919	7

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 2	2004	12.9327	14.6095	17,331
	2003	10.2834	12.9327	20,642
	2002	10.0000	10.2834	2,707

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 3	2004	12.9234	14.5916	914
	2003	10.2813	12.9234	948
	2002	10.0000	10.2813	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 4	2004	12.8956	14.5378	45
	2003	10.2749	12.8956	49
	2002	10.0000	10.2749	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 5	2004	12.8864	14.5201	0
	2003	10.2728	12.8864	0
	2002	10.0000	10.2728	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 6	2004	12.8586	14.4665	0
	2003	10.2663	12.8586	0
	2002	10.0000	10.2663	0

Fidelity VIP Growth Portfolio, Service Class 2 - Level 1	2004	13.6132	13.7990	13,103
	2003	10.4484	13.6132	9,481
	2002	10.0000	10.4484	1,087

Fidelity VIP Growth Portfolio, Service Class 2 - Level 2	2004	13.5743	13.7315	22,806
	2003	10.4397	13.5743	9,127
	2002	10.0000	10.4397	320

Fidelity VIP Growth Portfolio, Service Class 2 - Level 3	2004	13.5646	13.7146	0
	2003	10.4376	13.5646	0
	2002	10.0000	10.4376	0

Fidelity VIP Growth Portfolio, Service Class 2 - Level 4	2004	13.5354	13.6641	1,536
	2003	10.4311	13.5354	1,216
	2002	10.0000	10.4311	419

Fidelity VIP Growth Portfolio, Service Class 2 - Level 5	2004	13.5258	13.6474	0
	2003	10.4289	13.5258	0
	2002	10.0000	10.4289	0

Fidelity VIP Growth Portfolio, Service Class 2 - Level 6	2004	13.4966	13.597	0
	2003	10.4224	13.4966	0
	2002	10.0000	10.4224	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 1	2004	13.6014	15.1496	711
	2003	9.6732	13.6014	719
	2002	10.0000	9.6732	520

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 2	2004	13.5625	15.0755	2,644
	2003	9.6652	13.5625	2,666
	2002	10.0000	9.6652	2,891

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 3	2004	13.5528	15.0570	0
	2003	9.6632	13.5528	0
	2002	10.0000	9.6632	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 4	2004	13.5236	15.0015	0
	2003	9.6572	13.5236	0
	2002	10.0000	9.6572	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 5	2004	13.5140	14.9832	0
	2003	9.6552	13.5140	0
	2002	10.0000	9.6552	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 6	2004	13.4848	14.9279	0
	2003	9.6492	13.4848	0
	2002	10.0000	9.6492	0

Franklin Templeton Growth Securites Fund - Class 2 - Level 1	2004	13.7485	15.6801	202
	2003	10.5846	13.7485	120
	2002	10.0000	10.5846	0

Franklin Templeton Growth Securites Fund - Class 2 - Level 2	2004	13.7135	15.6083	8,766
	2003	10.5792	13.7135	6,856
	2002	10.0000	10.5792	0

Franklin Templeton Growth Securites Fund - Class 2 - Level 3	2004	13.7048	15.5903	0
	2003	10.5778	13.7048	0
	2002	10.0000	10.5778	0

Franklin Templeton Growth Securites Fund - Class 2 - Level 4	2004	13.6785	15.5366	0
	2003	10.5737	13.6785	0
	2002	10.0000	10.5737	0

Franklin Templeton Growth Securites Fund - Class 2 - Level 5	2004	13.6698	15.5188	0
	2003	10.5724	13.6698	0
	2002	10.0000	10.5724	0

Franklin Templeton Growth Securites Fund - Class 2 - Level 6	2004	13.6436	15.4652	0
	2003	10.5683	13.6436	0
	2002	10.0000	10.5683	0

Franklin Templeton Foreign Securites Fund - Class 2 - Level 1	2004	13.5748	15.8159	2,148
	2003	10.4448	13.5748	2,148
	2002	10.0000	10.4448	356

Franklin Templeton Foreign Securites Fund - Class 2 - Level 2	2004	13.5403	15.7435	996
	2003	10.4394	13.5403	1,009
	2002	10.0000	10.4394	0

Franklin Templeton Foreign Securites Fund - Class 2 - Level 3	2004	13.5316	15.7254	0
	2003	10.4381	13.5316	0
	2002	10.0000	10.4381	0

Franklin Templeton Foreign Securites Fund - Class 2 - Level 4	2004	13.5057	15.6711	114
	2003	10.4341	13.5057	98
	2002	10.0000	10.4341	0

Franklin Templeton Foreign Securites Fund - Class 2 - Level 5	2004	13.4971	15.6532	0
	2003	10.4327	13.4971	0
	2002	10.0000	10.4327	0

Franklin Templeton Foreign Securites Fund - Level 6	2004	13.4712	15.5991	0
	2003	10.4287	13.4712	0
	2002	10.0000	10.4287	0

First Eagle Overseas Variable Fund - Level 1	2004	16.5344	20.7129	22,108
	2003	11.1333	16.5344	18,569
	2002	10.0000	11.1333	1,778

First Eagle Overseas Variable Fund - Level 2	2004	16.4924	20.6181	39,738
	2003	11.1276	16.4924	20,901
	2002	10.0000	11.1276	513

First Eagle Overseas Variable Fund - Level 3	2004	16.4819	20.5944	0
	2003	11.1262	16.4819	0
	2002	10.0000	11.1262	0

First Eagle Overseas Variable Fund - Level 4	2004	16.4503	20.5234	3,596
	2003	11.1219	16.4503	1,953
	2002	10.0000	11.1219	770

First Eagle Overseas Variable Fund - Level 5	2004	16.4399	20.5000	0
	2003	11.1205	16.4399	0
	2002	10.0000	11.1205	0

First Eagle Overseas Variable Fund - Level 6	2004	16.4083	20.4291	0
	2003	11.1162	16.4083	0
	2002	10.0000	11.1162	0

Goldman Sachs Capital Growth Fund - Level 1	2004	12.9017	13.8343	8,303
	2003	10.6068	12.9017	8,133
	2002	10.0000	10.6068	0

Goldman Sachs Capital Growth Fund - Level 2	2004	12.8648	13.7666	1,015
	2003	10.5981	12.8648	989
	2002	10.0000	10.5981	0

Goldman Sachs Capital Growth Fund - Level 3	2004	12.8556	13.7497	0
	2003	10.5959	12.8556	0
	2002	10.0000	10.5959	0

Goldman Sachs Capital Growth Fund - Level 4	2004	12.8280	13.6991	0
	2003	10.5893	12.8280	0
	2002	10.0000	10.5893	0

Goldman Sachs Capital Growth Fund - Level 5	2004	12.8188	13.6824	0
	2003	10.5871	12.8188	0
	2002	10.0000	10.5874	0

Goldman Sachs Capital Growth Fund - Level 6	2004	12.7912	13.6318	0
	2003	10.5805	12.7912	0
	2002	10.0000	10.5805	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 1	2004	13.5850	15.3487	512
	2003	10.6736	13.5850	569
	2002	10.0000	10.6736	468

Goldman Sachs VIT CORE U.S. Equity Fund - Level 2	2004	13.5462	15.2737	0
	2003	10.6648	13.5462	0
	2002	10.0000	10.6648	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 3	2004	13.5365	15.2549	0
	2003	10.6626	13.5365	0
	2002	10.0000	10.6626	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 4	2004	13.5074	15.1987	0
	2003	10.6560	13.5074	0
	2002	10.0000	10.6560	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 5	2004	13.4978	15.1802	0
	2003	10.6538	13.4978	0
	2002	10.0000	10.6538	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 6	2004	13.4687	15.1241	0
	2003	10.6471	13.4687	0
	2002	10.0000	10.6471	0

INVESCO VIF Dynamics Fund - Level 1	2004	14.7497	16.4323	319
	2003	10.8868	14.7497	319
	2002	10.0000	10.8868	0

INVESCO VIF Dynamics Fund - Level 2	2004	14.7076	16.3520	0
	2003	10.8778	14.7076	0
	2002	10.0000	10.8778	0

INVESCO VIF Dynamics Fund - Level 3	2004	14.6971	16.3319	0
	2003	10.8755	14.6971	0
	2002	10.0000	10.8755	0

INVESCO VIF Dynamics Fund - Level 4	2004	14.6655	16.2717	0
	2003	10.8688	14.6655	0
	2002	10.0000	10.8688	0

INVESCO VIF Dynamics Fund - Level 5	2004	14.6550	16.2519	0
	2003	10.8665	14.6550	0
	2002	10.0000	10.8665	0

INVESCO VIF Dynamics Fund - Level 6	2004	14.6234	16.1919	0
	2003	10.8598	14.6234	0
	2002	10.0000	10.8598	0

INVESCO VIF Small Company Growth Fund - Level 1	2004	13.9621	15.6312	358
	2003	10.6445	13.9621	398
	2002	10.0000	10.6445	311

INVESCO VIF Small Company Growth Fund - Level 2	2004	13.9222	15.5548	0
	2003	10.6357	13.9222	0
	2002	10.0000	10.6357	0

INVESCO VIF Small Company Growth Fund - Level 3	2004	13.9122	15.5357	0
	2003	10.6335	13.9122	0
	2002	10.0000	10.6335	0

INVESCO VIF Small Company Growth Fund - Level 4	2004	13.8823	15.4784	0
	2003	10.6269	13.8823	0
	2002	10.0000	10.6269	0

INVESCO VIF Small Company Growth Fund - Level 5	2004	13.8724	15.4595	0
	2003	10.6247	13.8724	0
	2002	10.0000	10.6247	0

INVESCO VIF Small Company Growth Fund - Level 6	2004	13.8425	15.4025	0
	2003	10.6181	13.8425	0
	2002	10.0000	10.6181	0

Lord Abbett Series Fund Growth and Income Portfolio - Level 1	2004	13.7886	15.2685	19,095
	2003	10.7064	13.7886	17,291
	2002	10.0000	10.7064	1,166

Lord Abbett Series Fund Growth and Income Portfolio - Level 2	2004	13.7492	15.1938	23,765
	2003	10.6976	13.7492	17,202
	2002	10.0000	10.6976	3,824

Lord Abbett Series Fund Growth and Income Portfolio - Level 3	2004	13.7393	15.1751	0
	2003	10.6954	13.7393	0
	2002	10.0000	10.6954	0

Lord Abbett Series Fund Growth and Income Portfolio - Level 4	2004	13.7097	15.1192	5,001
	2003	10.6887	13.7097	4,583
	2002	10.0000	10.6887	3,422

Lord Abbett Series Fund Growth and Income Portfolio - Level 5	2004	13.7000	15.1008	858
	2003	10.6865	13.7000	929
	2002	10.0000	10.6865	981

Lord Abbett Series Fund Growth and Income Portfolio - Level 6	2004	13.6704	15.0450	0
	2003	10.6798	13.6704	0
	2002	10.0000	10.6798	0

Lord Abbett Series Fund International Portfolio - Level 1	2004	13.3784	15.8735	0
	2003	9.6348	13.3784	-
	2002	10.0000	9.6348	0

Lord Abbett Series Fund International Portfolio - Level 2	2004	13.3403	15.7959	0
	2003	9.6269	13.3403	0
	2002	10.0000	9.6269	0

Lord Abbett Series Fund International Portfolio - Level 3	2004	13.3307	15.7765	0
	2003	9.6249	13.3307	0
	2002	10.0000	9.6249	0

Lord Abbett Series Fund International Portfolio - Level 4	2004	13.3020	15.7184	0
	2003	9.6189	13.3020	0
	2002	10.0000	9.6189	0

Lord Abbett Series Fund International Portfolio - Level 5	2004	13.2925	15.6992	0
	2003	9.6169	13.2925	0
	2002	10.0000	9.6169	0

Lord Abbett Series Fund International Portfolio - Level 6	2004	13.2639	15.6412	0
	2003	9.6109	13.2639	0
	2002	10.0000	9.6109	0

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 1	2004	13.0779	15.9458	16,926
	2003	10.6640	13.0779	14,486
	2002	10.0000	10.6640	1,218

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 2	2004	13.0406	15.8678	27,426
	2003	10.6552	13.0406	20,005
	2002	10.0000	10.6552	216

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 3	2004	13.0312	15.8483	919
	2003	10.6530	13.0312	952
	2002	10.0000	10.6530	0

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 4	2004	13.0032	15.7900	3,247
	2003	10.6464	13.0032	1,331
	2002	10.0000	10.6464	371

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 5	2004	12.9939	15.7707	0
	2003	10.6442	12.9939	0
	2002	10.0000	10.6442	0

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 6	2004	12.9659	15.7125	0
	2003	10.6375	12.9659	0
	2002	10.0000	10.6375	0

MFS/Sun Life Capital Appreciation S Class - Level 1	2004	13.3014	14.4845	0
	2003	10.5425	13.3014	0
	2002	10.0000	10.5425	0

MFS/Sun Life Capital Appreciation S Class - Level 2	2004	13.2634	14.4137	0
	2003	10.5338	13.2634	0
	2002	10.0000	10.5338	0

MFS/Sun Life Capital Appreciation S Class - Level 3	2004	13.2539	14.3960	0
	2003	10.5316	13.2539	0
	2002	10.0000	10.5316	0

MFS/Sun Life Capital Appreciation S Class - Level 4	2004	13.2253	14.3429	0
	2003	10.5250	13.2253	0
	2002	10.0000	10.5250	0

MFS/Sun Life Capital Appreciation S Class - Level 5	2004	13.2159	14.3254	0
	2003	10.5229	13.2159	0
	2002	10.0000	10.5229	0

MFS/Sun Life Capital Appreciation S Class - Level 6	2004	13.1874	14.2725	0
	2003	10.5163	13.1874	0
	2002	10.0000	10.5163	0

MFS/Sun Life Emerging Growth S Class - Level 1	2004	13.4842	14.9727	0
	2003	10.4601	13.4842	0
	2002	10.0000	10.4601	0

MFS/Sun Life Emerging Growth S Class - Level 2	2004	13.4457	14.8995	0
	2003	10.4515	13.4457	0
	2002	10.0000	10.4515	0

MFS/Sun Life Emerging Growth S Class - Level 3	2004	13.4360	14.8811	0
	2003	10.4493	13.4360	0
	2002	10.0000	10.4493	0

MFS/Sun Life Emerging Growth S Class - Level 4	2004	13.4071	14.8264	1,812
	2003	10.4428	13.4071	1,759
	2002	10.0000	10.4428	1,755

MFS/Sun Life Emerging Growth S Class - Level 5	2004	13.3976	14.8082	434
	2003	10.4407	13.3976	470
	2002	10.0000	10.4407	497

MFS/Sun Life Emerging Growth S Class - Level 6	2004	13.3687	14.7536	0
	2003	10.4342	13.3687	0
	2002	10.0000	10.4342	0

MFS/Sun Life Government Securities S Class - Level 1	2004	10.2487	10.4317	8,889
	2003	10.2346	10.2487	27,175
	2002	10.0000	10.2346	324

MFS/Sun Life Government Securities S Class - Level 2	2004	10.2194	10.3807	4,977
	2003	10.2262	10.2194	26,233
	2002	10.0000	10.2262	9,479

MFS/Sun Life Government Securities S Class - Level 3	2004	10.2121	10.3679	0
	2003	10.2240	10.2121	0
	2002	10.0000	10.2240	0

MFS/Sun Life Government Securities S Class - Level 4	2004	10.1901	10.3297	1,945
	2003	10.2177	10.1901	1,948
	2002	10.0000	10.2177	4,216

MFS/Sun Life Government Securities S Class - Level 5	2004	10.1828	10.3171	0
	2003	10.2156	10.1828	0
	2002	10.0000	10.2156	0

MFS/Sun Life Government Securities S Class - Level 6	2004	10.1609	10.2790	0
	2003	10.2092	10.1609	0
	2002	10.0000	10.2092	0

MFS/Sun Life High Yield S Class - Level 1	2004	12.5227	13.4627	984
	2003	10.5102	12.5227	5,939
	2002	10.0000	10.5102	473

MFS/Sun Life High Yield S Class - Level 2	2004	12.4869	13.3968	0
	2003	10.5015	12.4869	1,324
	2002	10.0000	10.5015	0

MFS/Sun Life High Yield S Class - Level 3	2004	12.4780	13.3804	0
	2003	10.4994	12.4780	0
	2002	10.0000	10.4994	0

MFS/Sun Life High Yield S Class - Level 4	2004	12.4512	13.3311	776
	2003	10.4928	12.4512	777
	2002	10.0000	10.4928	294

MFS/Sun Life High Yield S Class - Level 5	2004	12.4423	13.3148	0
	2003	10.4907	12.4423	0
	2002	10.0000	10.4907	0

MFS/Sun Life High Yield S Class - Level 6	2004	12.4155	13.2657	0
	2003	10.4841	12.4155	0
	2002	10.0000	10.4841	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 1	2004	12.3652	13.2918	228
	2003	10.2396	12.3652	227
	2002	10.0000	10.2396	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 2	2004	12.3299	13.2268	0
	2003	10.2311	12.3299	12,372
	2002	10.0000	10.2311	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 3	2004	12.3211	13.2105	0
	2003	10.2290	12.3211	0
	2002	10.0000	10.2290	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 4	2004	12.2945	13.1618	0
	2003	10.2226	12.2945	0
	2002	10.0000	10.2226	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 5	2004	12.2858	13.1458	0
	2003	10.2205	12.2858	0
	2002	10.0000	10.2205	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 6	2004	12.2593	13.0972	0
	2003	10.2142	12.2593	0
	2002	10.0000	10.2142	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 1	2004	12.5656	13.8015	74
	2003	10.4392	12.5656	115
	2002	10.0000	10.4392	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 2	2004	12.5297	13.7340	0
	2003	10.4305	12.5297	3,508
	2002	10.0000	10.4305	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 3	2004	12.5207	13.7171	0
	2003	10.4284	12.5207	0
	2002	10.0000	10.4284	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 4	2004	12.4938	13.6665	0
	2003	10.4219	12.4938	0
	2002	10.0000	10.4219	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 5	2004	12.4849	13.6499	0
	2003	10.4197	12.4849	0
	2002	10.0000	10.4197	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 6	2004	12.4580	13.5995	2,109
	2003	10.4132	12.4580	2,109
	2002	10.0000	10.4132	0

MFS/Sun Life New Discovery S Class - Level 1	2004	13.6475	14.3829	10,501
	2003	10.2830	13.6475	7,196
	2002	10.0000	10.2830	1,374

MFS/Sun Life New Discovery S Class - Level 2	2004	13.6475	14.3126	17,928
	2003	10.2745	13.6475	8,736
	2002	10.0000	10.2745	357

MFS/Sun Life New Discovery S Class - Level 3	2004	13.5988	14.2950	0
	2003	10.2723	13.5988	0
	2002	10.0000	10.2723	0

MFS/Sun Life New Discovery S Class - Level 4	2004	13.5695	14.2424	1,590
	2003	10.2660	13.5695	1,205
	2002	10.0000	10.2660	475

MFS/Sun Life New Discovery S Class - Level 5	2004	13.5598	14.2250	0
	2003	10.2638	13.5598	0
	2002	10.0000	10.2638	0

MFS/Sun Life New Discovery S Class - Level 6	2004	13.5306	14.1725	0
	2003	10.2574	13.5306	0
	2002	10.0000	10.2574	0

MFS/Sun Life Total Return S Class - Level 1	2004	12.0755	13.1925	17,702
	2003	10.5145	12.0755	18,564
	2002	10.0000	10.5145	0

MFS/Sun Life Total Return S Class - Level 2	2004	12.0410	13.1280	55,228
	2003	10.5058	12.0410	75,638
	2002	10.0000	10.5058	30,377

MFS/Sun Life Total Return S Class - Level 3	2004	12.0324	13.1119	919
	2003	10.5036	12.0324	953
	2002	10.0000	10.5036	0

MFS/Sun Life Total Return S Class - Level 4	2004	12.0065	13.0636	1,031
	2003	10.4971	12.0065	1,008
	2002	10.0000	10.4971	24

MFS/Sun Life Total Return S Class - Level 5	2004	11.9979	13.0476	0
	2003	10.4949	11.9979	0
	2002	10.0000	10.4949	0

MFS/Sun Life Total Return S Class - Level 6	2004	11.9721	12.9994	2,153
	2003	10.4884	11.9721	2,153
	2002	10.0000	10.4884	0

MFS/Sun Life Utilities S Class - Level 1	2004	14.8011	18.9158	870
	2003	11.0688	14.8011	258
	2002	10.0000	11.0688	0

MFS/Sun Life Utilities S Class - Level 2	2004	14.7588	18.8233	0
	2003	11.0597	14.7588	0
	2002	10.0000	11.0597	0

MFS/Sun Life Utilities S Class - Level 3	2004	14.7482	18.8002	0
	2003	11.0574	14.7482	0
	2002	10.0000	11.0574	0

MFS/Sun Life Utilities S Class - Level 4	2004	14.7165	18.7310	1,875
	2003	11.0505	14.7165	817
	2002	10.0000	11.0505	853

MFS/Sun Life Utilities S Class - Level 5	2004	14.7060	18.7081	0
	2003	11.0482	14.7060	0
	2002	10.0000	11.0482	0

MFS/Sun Life Utilities S Class - Level 6	2004	14.6743	18.6391	0
	2003	11.0414	14.6743	0
	2002	10.0000	11.0414	0

PIMCO Real Return Bond Portfolio - Level 1	2004	10.7805	11.5419	11,373
	2003	10.0749	10.7805	10,986
	2002	10.0000	10.0749	0

PIMCO Real Return Bond Portfolio - Level 2	2004	10.7530	11.4890	9,100
	2003	10.0697	10.7530	12,722
	2002	10.0000	10.0697	681

PIMCO Real Return Bond Portfolio - Level 3	2004	10.7462	11.4758	0
	2003	10.0684	10.7462	0
	2002	10.0000	10.0684	0

PIMCO Real Return Bond Portfolio - Level 4	2004	10.7256	11.4362	610
	2003	10.0645	10.7256	482
	2002	10.0000	10.0645	6,041

PIMCO Real Return Bond Portfolio - Level 5	2004	10.7187	11.4231	0
	2003	10.0632	10.7187	0
	2002	10.0000	10.0632	0

PIMCO Real Return Bond Portfolio - Level 6	2004	10.6981	11.3836	0
	2003	10.0593	10.6981	0
	2002	10.0000	10.0593	0

PIMCO Total Return Bond Portfolio - Level 1	2004	10.5406	10.8678	54,414
	2003	10.2079	10.5406	35,837
	2002	10.0000	10.2079	718

PIMCO Total Return Bond Portfolio - Level 2	2004	10.5138	10.8180	110,532
	2003	10.2027	10.5138	97,914
	2002	10.0000	10.2027	6,910

PIMCO Total Return Bond Portfolio - Level 3	2004	10.5070	10.8055	0
	2003	10.2014	10.5070	3,887
	2002	10.0000	10.2014	0

PIMCO Total Return Bond Portfolio - Level 4	2004	10.4869	10.7682	2,521
	2003	10.1974	10.4869	3,401
	2002	10.0000	10.1974	246

PIMCO Total Return Bond Portfolio - Level 5	2004	10.4802	10.7559	0
	2003	10.1961	10.4802	0
	2002	10.0000	10.1961	0

PIMCO Total Return Bond Portfolio - Level 6	2004	10.4601	10.7187	0
	2003	10.1922	10.4601	0
	2002	10.0000	10.1922	0

PIMCO Emerging Markets Bond Portfolio - Level 1	2004	15.0422	16.5783	15,942
	2003	11.6198	15.0422	10,427
	2002	10.0000	11.6198	132

PIMCO Emerging Markets Bond Portfolio - Level 2	2004	15.0039	16.5024	24,533
	2003	11.6139	15.0039	14,059
	2002	10.0000	11.6139	1,252

PIMCO Emerging Markets Bond Portfolio - Level 3	2004	14.9943	16.4834	0
	2003	11.6124	14.9943	0
	2002	10.0000	11.6124	0

PIMCO Emerging Markets Bond Portfolio - Level 4	2004	14.9656	16.4266	1,106
	2003	11.6079	14.9656	1,088
	2002	10.0000	11.6079	347

PIMCO Emerging Markets Bond Portfolio - Level 5	2004	14.9561	16.4078	0
	2003	11.6064	14.9561	0
	2002	10.0000	11.6064	0

PIMCO Emerging Markets Bond Portfolio - Level 6	2004	14.9274	16.3511	0
	2003	11.6019	14.9274	0
	2002	10.0000	11.6019	0

PIMCO High Yield Portfolio - Level 1	2004	13.0801	14.0868	24,518
	2003	10.8260	13.0801	16,597
	2002	10.0000	10.8260	129

PIMCO High Yield Portfolio - Level 2	2004	13.0468	14.0222	38,553
	2003	10.8204	13.04679	23,765
	2002	10.0000	10.8204	5,290

PIMCO High Yield Portfolio - Level 3	2004	13.0385	14.0061	0
	2003	10.8191	13.0385	0
	2002	10.0000	10.8191	0

PIMCO High Yield Portfolio - Level 4	2004	13.0135	13.9578	1,835
	2003	10.8149	13.0135	1,660
	2002	10.0000	10.8149	463

PIMCO High Yield Portfolio - Level 5	2004	13.0052	13.9418	0
	2003	10.8135	13.0052	0
	2002	10.0000	10.8135	0

PIMCO High Yield Portfolio - Level 6	2004	12.9802	13.8937	1,994
	2003	10.8093	12.98024	1,994
	2002	10.0000	10.80932	0

Rydex VT Nova Fund - Level 1	2004	14.4505	16.2813	0
	2003	10.5611	14.4505	0
	2002	10.0000	10.5611	0

Rydex VT Nova Fund - Level 2	2004	14.4093	16.2017	963
	2003	10.5524	14.4093	951
	2002	10.0000	10.5524	0

Rydex VT Nova Fund - Level 3	2004	14.3989	16.1818	0
	2003	10.5502	14.3989	0
	2002	10.0000	10.5502	0

Rydex VT Nova Fund - Level 4	2004	14.3679	16.1222	0
	2003	10.5437	14.3679	0
	2002	10.0000	10.5437	0

Rydex VT Nova Fund - Level 5	2004	14.3577	16.1026	0
	2003	10.5415	14.3577	0
	2002	10.0000	10.5415	0

Rydex VT Nova Fund - Level 6	2004	14.3268	16.0431	0
	2003	10.5349	14.3268	0
	2002	10.0000	10.5349	0

Rydex VT OTC Fund - Level 1	2004	16.1193	17.3256	98
	2003	11.2763	16.1193	99
	2002	10.0000	11.2763	0

Rydex VT OTC Fund - Level 2	2004	16.0733	17.2409	5,534
	2003	11.2670	16.0733	1,628
	2002	10.0000	11.2670	1,628

Rydex VT OTC Fund - Level 3	2004	16.0618	17.2197	0
	2003	11.2647	16.0618	0
	2002	10.0000	11.2647	0

Rydex VT OTC Fund - Level 4	2004	16.0273	17.1564	0
	2003	11.2577	16.0273	0
	2002	10.0000	11.2577	0

Rydex VT OTC Fund - Level 5	2004	16.0159	17.1354	0
	2003	11.2553	16.01586	0
	2002	10.0000	11.25535	0

Rydex VT OTC Fund - Level 6	2004	15.9813	17.0722	0
	2003	11.2483	15.9813	0
	2002	10.0000	11.2483	0

SC Blue Chip Mid Cap Fund - Level 1	2004	13.9932	15.9753	8,875
	2003	10.4596	13.9932	7,923
	2002	10.0000	10.4596	1,237

SC Blue Chip Mid Cap Fund - Level 2	2004	13.9533	15.8972	11,199
	2003	10.4509	13.9533	2,842
	2002	10.0000	10.4509	217

SC Blue Chip Mid Cap Fund - Level 3	2004	13.9433	15.8777	0
	2003	10.4488	13.9433	0
	2002	10.0000	10.4488	0

SC Blue Chip Mid Cap Fund - Level 4	2004	13.9133	15.8192	1,128
	2003	10.4423	13.9133	748
	2002	10.0000	10.4423	331

SC Blue Chip Mid Cap Fund - Level 5	2004	13.9033	15.7999	0
	2003	10.4401	13.9033	0
	2002	10.0000	10.4401	0

SC Blue Chip Mid Cap Fund - Level 6	2004	13.8734	15.7416	0
	2003	10.4336	13.8734	0
	2002	10.0000	10.4336	0

SC Davis Financial Fund - Level 1	2004	14.0677	10.0000	0
	2003	10.6460	14.0677	0
	2002	10.0000	10.6460	0

SC Davis Financial Fund - Level 2	2004	14.0275	10.0000	0
	2003	10.6372	14.0275	1,234
	2002	10.0000	10.6372	0

SC Davis Financial Fund - Level 3	2004	14.0174	10.0000	0
	2003	10.6350	14.0174	0
	2002	10.0000	10.6350	0

SC Davis Financial Fund - Level 4	2004	13.9873	10.0000	0
	2003	10.6284	13.9873	0
	2002	10.0000	10.6284	0

SC Davis Financial Fund - Level 5	2004	13.9773	10.0000	0
	2003	10.6262	13.9773	0
	2002	10.0000	10.6262	0

SC Davis Financial Fund - Level 6	2004	13.9472	10.0000	0
	2003	10.6196	13.9472	0
	2002	10.0000	10.6196	0

SC Davis Venture Value Fund - Level 1	2004	13.4961	14.9182	3,291
	2003	10.5203	13.4961	2,244
	2002	10.0000	10.5203	0

SC Davis Venture Value Fund - Level 2	2004	13.4576	14.8453	10,747
	2003	10.5116	13.4576	7,557
	2002	10.0000	10.5116	2,661

SC Davis Venture Value Fund - Level 3	2004	13.4480	14.8270	0
	2003	10.5094	13.4480	0
	2002	10.0000	10.5094	0

SC Davis Venture Value Fund - Level 4	2004	10.5029	14.7724	0
	2003	10.5029	10.5029	3,082
	2002	10.0000	10.5029	3,072

SC Davis Venture Value Fund - Level 5	2004	13.4095	14.7544	441
	2003	10.5007	13.4095	478
	2002	10.0000	10.5007	505

SC Davis Venture Value Fund - Level 6	2004	13.3806	14.6999	0
	2003	10.4942	13.3806	0
	2002	10.0000	10.4942	0

Sun Capital Investment Grade Bond Fund - Level 1	2004	11.1616	11.6759	3,263
	2003	10.3552	11.1616	2,390
	2002	10.0000	10.3552	320

Sun Capital Investment Grade Bond Fund - Level 2	2004	11.1297	11.6187	1,160
	2003	10.3466	11.1297	4,652
	2002	10.0000	10.3466	655

Sun Capital Investment Grade Bond Fund - Level 3	2004	11.1217	11.6044	948
	2003	10.3445	11.1217	982
	2002	10.0000	10.3445	0

Sun Capital Investment Grade Bond Fund - Level 4	2004	11.0977	11.5617	1,228
	2003	10.3381	11.0977	1,229
	2002	10.0000	10.3381	334

Sun Capital Investment Grade Bond Fund - Level 5	2004	11.0898	11.5476	0
	2003	10.3359	11.0898	0
	2002	10.0000	10.3359	0

Sun Capital Investment Grade Bond Fund - Level 6	2004	11.0659	11.5049	0
	2003	10.3295	11.0659	0
	2002	10.0000	10.3295	0

SC Investors Foundation Fund - Level 1	2004	13.3374	10.0000	0
	2003	10.5015	13.3374	944
	2002	10.0000	10.5015	0

SC Investors Foundation Fund - Level 2	2004	13.2993	10.0000	0
	2003	10.4928	13.2993	0
	2002	10.0000	10.4928	0

SC Investors Foundation Fund - Level 3	2004	13.2898	10.0000	0
	2003	10.4906	13.2898	0
	2002	10.0000	10.4906	0

SC Investors Foundation Fund - Level 4	2004	13.2612	10.0000	0
	2003	10.4841	13.2612	0
	2002	10.0000	10.4841	0

SC Investors Foundation Fund - Level 5	2004	13.2518	10.0000	0
	2003	10.4820	13.2518	0
	2002	10.0000	10.4820	0

SC Investors Foundation Fund - Level 6	2004	13.2232	10.0000	0
	2003	10.4754	13.2232	0
	2002	10.0000	10.4754	0

Sun Capital Money Market Fund - Level 1	2004	9.8562	9.7596	32,147
	2003	9.9718	9.8562	95,760
	2002	10.0000	9.9718	456

Sun Capital Money Market Fund - Level 2	2004	9.8280	9.7118	39,114
	2003	9.9635	9.8280	17,614
	2002	10.0000	9.9635	0

Sun Capital Money Market Fund - Level 3	2004	9.8209	9.6999	0
	2003	9.9615	9.8209	0
	2002	10.0000	9.9615	0

Sun Capital Money Market Fund - Level 4	2004	9.7998	9.6641	3,077
	2003	9.9553	9.7998	4,136
	2002	10.0000	9.9553	167

Sun Capital Money Market Fund - Level 5	2004	9.7928	9.6523	0
	2003	9.9532	9.7928	0
	2002	10.0000	9.9532	0

Sun Capital Money Market Fund - Level 6	2004	9.7717	9.6167	0
	2003	9.9470	9.7717	0
	2002	10.0000	9.9470	0

SC Neuberger Berman Mid Cap Growth Fund - Level 1	2004	13.3332	10.0000	0
	2003	10.5078	13.3332	0
	2002	10.0000	10.5078	0

SC Neuberger Berman Mid Cap Growth Fund - Level 2	2004	13.2951	10.0000	0
	2003	10.4992	13.2951	3,412
	2002	10.0000	10.4992	0

SC Neuberger Berman Mid Cap Growth Fund - Level 3	2004	13.2856	10.0000	0
	2003	10.4970	13.2856	0
	2002	10.0000	10.4970	0

SC Neuberger Berman Mid Cap Growth Fund - Level 4	2004	13.2570	10.0000	0
	2003	10.4904	13.2570	2,240
	2002	10.0000	10.4904	2,182

SC Neuberger Berman Mid Cap Growth Fund - Level 5	2004	13.2476	10.0000	0
	2003	10.4883	13.2476	0
	2002	10.0000	10.4883	0

SC Neuberger Berman Mid Cap Growth Fund - Level 6	2004	13.2190	10.0000	0
	2003	10.4817	13.2190	0
	2002	10.0000	10.4817	0

SC Neuberger Berman Mid Cap Value Fund - Level 1	2004	13.8876	10.0000	0
	2003	10.3610	13.8876	0
	2002	10.0000	10.3610	0

SC Neuberger Berman Mid Cap Value Fund - Level 2	2004	13.8479	10.0000	0
	2003	10.3524	13.8479	0
	2002	10.0000	10.3524	0

SC Neuberger Berman Mid Cap Value Fund - Level 3	2004	13.8379	10.0000	0
	2003	10.3502	13.8379	0
	2002	10.0000	10.3502	0

SC Neuberger Berman Mid Cap Value Fund - Level 4	2004	13.8082	10.0000	0
	2003	10.3438	13.8082	1,281
	2002	10.0000	10.3438	1,342

SC Neuberger Berman Mid Cap Value Fund - Level 5	2004	13.7983	10.0000	0
	2003	10.3417	13.7983	0
	2002	10.0000	10.3417	0

SC Neuberger Berman Mid Cap Value Fund - Level 6	2004	13.7686	10.0000	0
	2003	10.3352	13.7686	0
	2002	10.0000	10.3352	0

Sun Capital Real Estate Fund - Level 1	2004	13.4666	17.6477	9,155
	2003	10.0769	13.4666	6,487
	2002	10.0000	10.0769	511

Sun Capital Real Estate Fund - Level 2	2004	13.4282	17.5615	14,344
	2003	10.0686	13.4282	13,460
	2002	10.0000	10.0686	1,245

Sun Capital Real Estate Fund - Level 3	2004	13.4185	17.5399	0
	2003	10.0665	13.4185	0
	2002	10.0000	10.0665	0

Sun Capital Real Estate Fund - Level 4	2004	13.3897	17.4753	2,563
	2003	10.0602	13.3897	1,270
	2002	10.0000	10.0602	350

Sun Capital Real Estate Fund - Level 5	2004	13.3801	17.4540	0
	2003	10.0582	13.3801	0
	2002	10.0000	10.0582	0

Sun Capital Real Estate Fund - Level 6	2004	13.3513	17.3896	0
	2003	10.0519	13.3513	0
	2002	10.0000	10.0519	0

SC Select Equity Fund - Level 1	2004	14.0864	10.0000	0
	2003	10.9407	14.0864	103
	2002	10.0000	10.9407	0

SC Select Equity Fund - Level 2	2004	14.0462	10.0000	0
	2003	10.9316	14.0462	0
	2002	10.0000	10.9316	0

SC Select Equity Fund - Level 3	2004	14.0361	10.0000	0
	2003	10.9294	14.0361	0
	2002	10.0000	10.9294	0

SC Select Equity Fund - Level 4	2004	14.0059	10.0000	0
	2003	10.9226	14.0059	0
	2002	10.0000	10.9226	0

SCSelect Equity Fund - Level 5	2004	13.9959	10.0000	0
	2003	10.9203	13.9959	0
	2002	10.0000	10.9203	0

SC Select Equity Fund - Level 6	2004	13.9657	10.0000	0
	2003	10.9135	13.9657	0
	2002	10.0000	10.9135	0

SC Value Equity Fund - Level 1	2004	13.5934	10.0000	0
	2003	10.4163	13.5934	2,547
	2002	10.0000	10.4163	468

SC Value Equity Fund - Level 2	2004	13.5546	10.0000	0
	2003	10.4076	13.5546	0
	2002	10.0000	10.4076	0

SC Value Equity Fund- Level 3	2004	13.5448	10.0000	0
	2003	10.4055	13.5448	0
	2002	10.0000	10.4055	0

SC Value Equity Fund - Level 4	2004	13.5157	10.0000	0
	2003	10.3990	13.5157	0
	2002	10.0000	10.3990	0

SC Value Equity Fund - Level 5	2004	13.5061	10.0000	0
	2003	10.3969	13.5061	0
	2002	10.0000	10.3969	0

SC Value Equity Fund- Level 6	2004	13.4770	10.0000	0
	2003	10.3904	13.4770	0
	2002	10.0000	10.3904	0

SC Value Managed Fund - Level 1	2004	12.4972	10.0000	0
	2003	9.8495	12.4972	0
	2002	10.0000	9.8495	0

SC Value Managed Fund - Level 2	2004	12.4615	10.0000	0
	2003	9.8414	12.4615	0
	2002	10.0000	9.8414	0

SC Value Managed Fund - Level 3	2004	12.4525	10.0000	0
	2003	9.8393	12.4525	0
	2002	10.0000	9.8393	0

SC Value Managed Fund - Level 4	2004	12.4257	10.0000	0
	2003	9.8332	12.4257	0
	2002	10.0000	9.8332	0

SC Value Managed Fund - Level 5	2004	12.4169	10.0000	0
	2003	9.8312	12.4169	0
	2002	10.0000	9.8312	0

SC Value Managed Fund - Level 6	2004	12.3901	10.0000	0
	2003	9.8251	12.3901	0
	2002	10.0000	9.8251	0

SC Value Mid Cap Fund - Level 1	2004	14.6266	10.0000	0
	2003	11.2690	14.6266	277
	2002	10.0000	11.2690	0

SC Value Mid Cap Fund - Level 2	2004	14.5848	10.0000	0
	2003	11.2596	14.5848	3,378
	2002	10.0000	11.2596	3,378

SC Value Mid Cap Fund - Level 3	2004	14.5743	10.0000	0
	2003	11.2573	14.5743	0
	2002	10.0000	11.2573	0

SC Value Mid Cap Fund - Level 4	2004	14.5430	10.0000	0
	2003	11.2503	14.543	0
	2002	10.0000	11.2503	0

SC Value Mid Cap Fund - Level 5	2004	14.5326	10.0000	0
	2003	11.2480	14.5326	0
	2002	10.0000	11.2480	0

SC Value Mid Cap Fund - Level 6	2004	14.5013	10.0000	0
	2003	11.2410	14.5013	0
	2002	10.0000	11.2410	0

SC Value Small Cap Fund - Level 1	2004	13.9449	16.2337	10,139
	2003	10.0168	13.9449	7,314
	2002	10.0000	10.0168	1,503

SC Value Small Cap Fund - Level 2	2004	13.9051	16.1543	23,682
	2003	10.0085	13.9051	11,774
	2002	10.0000	10.0085	3,141

SC Value Small Cap Fund - Level 3	2004	13.8952	16.1345	0
	2003	10.0064	13.8952	0
	2002	10.0000	10.0064	0

SC Value Small Cap Fund - Level 4	2004	13.8653	16.0750	1,428
	2003	10.0002	13.8653	1,199
	2002	10.0000	10.0002	490

SC Value Small Cap Fund - Level 5	2004	13.8554	16.0554	0
	2003	9.9981	13.8554	0
	2002	10.0000	9.9981	0

SC Value Small Cap Fund - Level 6	2004	13.8256	15.9962	0
	2003	9.9919	13.8256	0
	2002	10.0000	9.9919	0

SC Alger Growth Fund - Level 1	2004	13.3057	10.0000	0
	2003	10.0808	13.3057	651
	2002	10.0000	10.0808	0

SC Alger Growth Fund - Level 2	2004	13.2677	10.0000	0
	2003	10.0724	13.2677	138
	2002	10.0000	10.0724	0

SC Alger Growth Fund - Level 3	2004	13.2582	10.0000	0
	2003	10.0703	13.2582	0
	2002	10.0000	10.0703	0

SC Alger Growth Fund - Level 4	2004	13.2297	10.0000	0
	2003	10.0641	13.2297	0
	2002	10.0000	10.0641	0

SC Alger Growth Fund - Level 5	2004	13.2202	10.0000	0
	2003	10.0620	13.2202	0
	2002	10.0000	10.0620	0

SC Alger Growth Fund - Level 6	2004	13.1917	10.0000	0
	2003	10.0557	13.1917	0
	2002	10.0000	10.0557	0

SC Alger Income & Growth Fund - Level 1	2004	13.0426	10.0000	0
	2003	10.1795	13.0426	1,020
	2002	10.0000	10.1795	328

SC Alger Income & Growth Fund - Level 2	2004	13.0053	10.0000	0
	2003	10.1711	13.0053	3,802
	2002	10.0000	10.1711	3,662

SC Alger Income & Growth Fund - Level 3	2004	12.9960	10.0000	0
	2003	10.1690	12.9960	0
	2002	10.0000	10.1690	0

SC Alger Income & Growth Fund - Level 4	2004	12.9681	10.0000	0
	2003	10.1626	12.9681	513
	2002	10.0000	10.1626	0

SC Alger Income & Growth Fund - Level 5	2004	12.9588	10.0000	0
	2003	10.1606	12.9588	0
	2002	10.0000	10.1606	0

Sun Capital Alger Income & Growth Fund - Level 6	2004	12.9309	10.0000	0
	2003	10.1542	12.9309	0
	2002	10.0000	10.1542	0

SC Alger Small Capitalization Fund - Level 1	2004	14.9513	10.0000	0
	2003	10.5992	14.9513	508
	2002	10.0000	10.5992	0

SC Alger Small Capitalization Fund - Level 2	2004	14.9086	10.0000	0
	2003	10.5905	14.9086	0
	2002	10.0000	10.5905	0

SC Alger Small Capitalization Fund - Level 3	2004	14.8979	10.0000	0
	2003	10.5883	14.8979	0
	2002	10.0000	10.5883	0

SC Alger Small Capitalization Fund - Level 4	2004	14.8659	10.0000	0
	2003	10.5817	14.8659	0
	2002	10.0000	10.5817	0

SC Alger Small Capitalization Fund - Level 5	2004	14.8553	10.0000	0
	2003	10.5795	14.8553	0
	2002	10.0000	10.5795	0

SC Alger Small Capitalization Fund - Level 6	2004	14.8233	10	0
	2003	10.5729	14.8233	0
	2002	10.0000	10.5729	0

Sun Capital All Cap Fund - Level 1	2004	16.8101	19.8926	0
	2003	11.1850	16.8101	0
	2002	10.0000	11.1850	0

Sun Capital All Cap Fund - Level 2	2004	16.7621	19.7954	3,539
	2003	11.1757	16.7621	0
	2002	10.0000	11.1757	0

Sun Capital All Cap Fund - Level 3	2004	16.7501	19.7710	0
	2003	11.1734	16.7501	0
	2002	10.0000	11.1734	0

Sun Capital All Cap Fund - Level 4	2004	16.7141	19.6982	0
	2003	11.1665	16.7141	0
	2002	10.0000	11.1665	0

Sun Capital All Cap Fund - Level 5	2004	16.7022	19.6742	0
	2003	11.1642	16.7022	0
	2002	10.0000	11.1642	0

Sun Capital All Cap Fund - Level 6	2004	16.6662	19.6016	0
	2003	11.1572	16.6662	0
	2002	10.0000	11.1572	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

P.O. Box 9133

Wellesley Hills, Massachusetts 02481

Telephone:

Toll Free (888) 786-2435

General Distributor

Clarendon Insurance Agency, Inc.

One Sun Life Executive Park

Wellesley Hills, Massachusetts 02481

PROSPECTUS

DECEMBER 30, 2005

COLUMBIA ALL-STAR TRADITIONS

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):
Large-Cap Value Equity Funds	Large-Cap Growth Equity Funds (continued)
AllianceBernstein VP Growth & Income Portfolio,	MFS VIT Investors Growth Stock Series, S Class
Class B	Rydex VT OTC Fund, Investor Class1
Fidelity VIP Equity Income Portfolio, Service Class 21	Columbia Large Cap Growth Fund, Variable Series,
Franklin Templeton VIP Trust Franklin Growth and	Class B4
Income Securities Fund, Class 2	Mid-Cap Value Equity Funds
Liberty Growth & Income Fund, Variable Series,	Lord Abbett Series Fund Mid-Cap Value Portfolio
Class B	Mid-Cap Blend Equity Funds
Lord Abbett Series Fund Growth and Income Portfolio	Liberty Select Value Fund, Variable Series, Class B
Rydex VT Financial Services Fund, Investor Class1	Wanger International Select
Large-Cap Blend Equity Funds	Mid-Cap Growth Equity Funds
AIM V.I. Premier Equity Fund Series II Shares1	Wanger Select
AllianceBernstein VP Worldwide Privatization	Rydex VT Health Care Fund, Investor Class1
Portfolio, Class B	Small-Cap Blend Equity Funds
Franklin Templeton VIP Trust Mutual Shares	Wanger International Small Cap
Securities Fund, Class 2	Small-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	MFS VIT New Discovery Series, S Class
Securities Fund, Class 2	Wanger U.S. Smaller Companies
Liberty Asset Allocation Fund, Variable Series, Class B	High-Quality Short-Term Bond Funds
Liberty S&P 500 Index Fund, Variable Series, Class B	Liberty Money Market Fund, Variable Series, Class A
MFS VIT Investors Trust Series, S Class	High-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	Liberty Federal Securities Fund, Variable Series,
AIM V.I. Capital Appreciation Fund Series II Shares1	Class A1
AIM V.I. International Growth Fund Series II Shares1	Liberty Federal Securities Fund, Variable Series,
AllianceBernstein VP Large Cap Growth Portfolio,	Class B
Class B2	PIMCO Total Return Portfolio, Administrative Class
AllianceBernstein VP Global Technology Portfolio,	High-Quality Long-Term Bond Funds
Class B3	PIMCO Real Return Portfolio, Administrative Class
Fidelity VIP Dynamic Capital Appreciation Portfolio,	Mid/High-Quality Intermediate-Term Bond Funds
Service Class 21	Colonial Strategic Income Fund, Variable Series,
Fidelity VIP Growth Opportunities Portfolio, Service	Class B
Class 21	Low-Quality Short-Term Bond Funds
MFS VIT Emerging Growth Series, S Class	Columbia High Yield Fund, Variable Series, Class B

_________
1	Not available to Contracts issued on or after May 1, 2003.
2	Formerly known as AllianceBernstein VP Premier Growth Portfolio, Class B.
3	Formerly known as AllianceBernstein VP Technology Portfolio, Class B.
4	Formerly known as Stein Roe Growth Stock Fund, Variable Series, Class B.

A I M Advisors, Inc., advises the AIM Variable Insurance Funds. Alliance Capital Management, LP, advises the AllianceBernstein VP Portfolios. Columbia Management Advisors, Inc., advises the Colonial Fund, the Columbia Funds, and the Liberty Funds (with Nordea Investment Management North America, Inc. serving as the sub-advisor for Liberty Asset Allocation Fund, Variable Series). Fidelity® Management & Research Company advises the Fidelity VIP Portfolios. Franklin® Advisers, Inc., advises Franklin Growth and Income Fund. Franklin® Mutual Advisers, LLC, advises Mutual Shares Securities Fund. Columbia Wanger Asset Management, L.P., advises the Wanger Funds. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS Variable Insurance Trust Series. Pacific Investment Management Company LLC advises the PIMCO Portfolios. PADCO Advisors II, Inc., advises the Rydex VT Funds. Templeton® Investment Counsel, LLC, advises Templeton Foreign Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated December 30, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 53 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Options:  The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates *

Other Programs *

Withdrawals, Withdrawal Charge and Market Value Adjustment *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals Not Subject to Withdrawal Charge *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge and Distribution Fee *

Mortality and Expense Risk Charge *

Charges for Optional Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Optional Living Benefit Rider: Secured Returns 2 Benefit *

Tax Issues *

Guaranteed Minimum Accumulation Benefit ("AB") Plan *

Guaranteed Minimum Withdrawal Benefit ("WB") Plan *

Availability *

Cost of the Benefit *

Withdrawals Under the Secured Returns 2 Benefit *

Cancellation of the Secured Returns 2 Benefit *

Revocation of the Secured Returns 2 Benefit *

Step-Up of GLB Amount *

Subsequent Purchase Payments After a Step-Up of GLB Amount *

Renewal of the Secured Returns 2 Benefit *

Refund of Rider Charges Under the AB Plan *

Participant's Death Under the AB Plan *

Participant's Death Under the WB Plan *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

The Income Phase -- Annuity Provisions *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contract *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Withdrawals, Withdrawal Charges and the Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of 5% Premium Roll-Up Optional Death Benefit *

Appendix E - Calculation of EEB Premier Optional Death Benefit *

Appendix F - Calculation of EEB Premier Plus Optional Death Benefit *

Appendix G - Calculation of EEB Premier with MAV Optional Death Benefit *

Appendix H - Calculation of EEB Premier with 5% Roll-Up Optional Death Benefit *

Appendix I - Secured Returns 2 Benefit Examples *

Appendix J - Secured Returns Benefit *

Appendix K - Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Columbia All-Star Traditions Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.05% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Open Date, or 1.25% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution fee of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

If you elect the optional living benefit rider, Secured Returns 2 Benefit, we will assess a quarterly charge equal to 0.125% of your Account Value. In the state of Washington, we assess the charge on Variable Account Value only.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns 2 Benefit

The Secured Returns 2 Benefit ("Secured Returns 2") guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns 2 Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, or some later date if you choose to "step-up" your GLB amount, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (A step-up of the GLB amount to your current Account Value may be made any time after your fifth Account Anniversary.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for the Benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns 2 Benefit is available only if you are age 84 or younger on the Open Date. If you annuitize, this Benefit terminates. This Benefit may not be available in your state.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is equal to the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. For the first Account Year, this "free withdrawal amount" equals 15% of the amount of all Purchase Payments you have made. For all other Account Years, the "free withdrawal amount" is equal to the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) 15% of all Purchase Payments made within the past seven Account Years or (2) all earnings minus any free withdrawals taken during the life of the Contract. All other Purchase Payments will be subject to a withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege".)

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of net Variable Account assets)**
Mortality and Expense Risks Charge:	1.25%***
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.55%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider
(as a percentage of average daily net assets):	0.40%+
Maximum Charge for Optional Living Benefit Rider (Secured Returns 2)
(assessed at a quarterly rate of 0.125% of Account Value):	0.50%++

Total Variable Account Annual Expenses with Maximum Charges for Optional Death Benefit and Living Benefit Riders:	2.45%++
*

The Annual Account Fee is waived if your Account Value has been allocated to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

All the Variable Account Annual Expenses, except for the charges for the Optional Living Benefit Rider, are assessed as a percentage of average daily net Variable Account assets. The charge for the Optional Living Benefit Rider is assessed on a quarterly basis at a rate of 0.125% of your total Account Values (an annual rate of 0.50%), except in the state of Washington where the charge is assessed on Variable Account Value only.

***

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.05% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.60% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

+

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
++

If you elect the Optional Living Benefit Rider, you may choose any one of the optional death benefit riders, except EEB Premier Plus. The charge for the Optional Living Benefit can increase at the time of step-up to an amount equal to the rider fee imposed on new issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Account Anniversary.

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.57%	1.90%
*	The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration fall within the range shown. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,131	$1,953	$2,695	$4,574
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$446	$1,346	$2,256	$4,574

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (''Variable Accumulation Units'') is included in the back of this Prospectus as Appendix L.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Rydex Funds, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS:  THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge and distribution charge) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice from you electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers to and from Guarantee Periods;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns 2 Benefit. (See "Optional Living Benefit Rider: Secured Returns 2 Benefit.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to in-force service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of the risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative service fee, the distribution fee or the annual Account Fee, credit additional amounts, grant special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000). Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Portfolio Selection

One or more portfolio selection programs may be available in connection with the Contract, at no extra charge. Portfolio Selection is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and portfolio selection does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available portfolio selection models, each of which represents a combination of Sub-Accounts with a different level of risk. These portfolio selection models, as well as the terms and conditions of the portfolio selection program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect a portfolio selection program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the portfolio selection models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Capital Protection Plus Program

Under the Capital Protection Plus Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Secured Returns 2 Benefit" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last 7 Account Years, including the current Account Year, as "New Payments," and we refer to Purchase Payments made before the last 7 Account Years as "Old Payments."

For the first Account Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Account Years, the free withdrawal amount is equal to the greater of:
o	your Contract's earnings (defined below), minus any free withdrawals taken during the life of your Contract, or

o	15% of the amount of all New Payments minus any free withdrawals taken during the current Account Year.

Your Contract's earnings are equal to:
o	your Account Value as of the close of business on the previous business day, minus

o	all Purchase Payments made, plus

o	all partial withdrawals and charges taken.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge in any Account Year will never be more than the total of all New Payments that you have not previously withdrawn.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The Withdrawal Charge scale is as follows:

Number of
Account Years
Payment Has Been	Withdrawal
In Your Account	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%

The withdrawal charge will never be greater than 8% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
o	at least one year has passed since your Issue Date,

o	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

o	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.05% if you are age 75 or younger on the Open Date (1.25% if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Benefit Riders

If you elect the Secured Returns 2 Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value. See "Cost of the Benefit" under "Optional Living Benefit Rider: Secured Returns 2." For Contracts issued in the state of Washington the charge is assessed on Variable Account Value only.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Net Assets
"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

             * As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT

The Secured Returns 2 Benefit ("Benefit" or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization. Secured Returns 2 may not be available in your state.

If you elect Secured Returns 2, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Account Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that you make the election prior to the earliest of your 81st birthday, the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns 2 Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of Secured Returns 2 might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Returns 2 Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in Secured Returns 2.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds (defined below under "Availability") in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 3 in Appendix I. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit.

If you remain in the AB Plan until it matures, you may also be entitled to a refund of the charges you paid for the Secured Returns 2 Benefit. (See "Refund of Rider Charges Under the AB Plan.")

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. Once the GLB amount is reduced to zero, the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted into the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns 2 Benefit.") Provided any GLB amount is not exhausted, any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 in Appendix I.

Availability

Secured Returns 2 is available only if you are age 84 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns 2 and any elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds, Guarantee Period dollar cost averaging programs and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

If you purchased the Secured Returns Benefit ("SR1") prior to the later of September 7, 2004, or the date Secured Returns 2 became available for sale in your state, you were given to opportunity to replace SR1 with Secured Returns 2. If you chose to replace your SR1 with Secured Returns 2, the following terms and conditions apply to your Contract:

o	Your GLB amount did not change.

o

Charges for Secured Returns 2 commenced on the first "Account Quarter" (defined below under "Cost of the Benefit") following the date we received your notification to participate in Secured Returns 2 ("Notification Date"), and were be applied on a pro rata basis starting from the Notification Date.

o	All benefits provided under Secured Returns 2 commenced on the Notification Date.

o	Any refund of rider charges (described below) will only be applied to charges paid after the Notification Date. You will not receive any refund of charges paid for SR1.

o

The time period for measuring the duration of your Secured Returns 2 Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange SR1 for Secured Returns 2 twelve months after your Issue Date, your AB Plan will mature in nine years.

o

If you were participating in the WB Plan on the Notification Date, then you must remain in the WB Plan. If you were participating in the AB Plan on the Notification Date, you may not elect to participate in the WB Plan until after your first Account Anniversary.

Cost of the Benefit

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. For Contracts issued in the State of Washington, the charge for the Benefit will be made as a specific deduction from Variable Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value (Variable Account Value in Washington). The quarterly charge will be determined by multiplying the Account Value (Variable Account Value in Washington) at the end of the Account Quarter by 0.00125. (See Example 12 in Appendix I.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Account Anniversary. (See "Cancellation of the Secured Returns 2 Benefit.")

Withdrawals Under the Secured Returns 2 Benefit

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 in Appendix I.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 in Appendix I.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than the GLB amount. In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under Secured Returns 2, see Examples 6, 7, 9 and 11 in Appendix I.

Cancellation of the Secured Returns 2 Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary.

Revocation of the Secured Returns 2 Benefit

Anytime after your 7th Account Anniversary, you may revoke Secured Returns 2. Once revoked, Secured Returns 2 may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Step-Up of GLB Amount

After your fifth Account Anniversary, you may elect to increase the GLB amount to your then current Account Value. Currently, this step-up election may be made on any day after your fifth Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Account Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB amount if the current Account Value is greater than the current GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee may be changed to an amount equal to the Secured Returns 2 fee charged on newly issued Contracts at that time. This fee may be higher than your current Secured Returns 2 fee as set forth below under "Cost of the Benefit." If we are no longer issuing new Contracts with the Secured Returns 2 Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns 2 rider charges). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 in Appendix I.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of the new GLB amount. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new "maximum WB amount." (See Example 8 in Appendix I.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Subsequent Purchase Payments After a Step-Up of GLB Amount

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Account Anniversary, you must be participating in the AB Plan to make any Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 in Appendix I.)

Renewal of the Secured Returns 2 Benefit

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns 2, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns 2 Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns 2 Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns 2.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Account Anniversary or 10 years from your last Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Return 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such "maturity date." No refund of Secured Return 2 charges will be made if you change from the AB Plan to the WB Plan.

Participant's Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB Plan is scheduled to "mature". If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

Participant's Death Under the WB Plan

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In such case, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit (above), or

o

your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit (above), or

o	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
o	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8, and 9-year period certain options are not available if your Account has been issued within the past 7 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.60% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days or longer if allowed by your state after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

      Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

      Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

      Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

      Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
o	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	any required minimum distribution, or

o	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

      Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

      Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

      Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

      Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

      Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

      Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

      Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

      Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA, the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

      Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the Secured Returns 2 Benefit, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the Secured Returns 2 Benefit, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. (See "Withdrawals under the Secured Returns 2 Benefit".) This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the Secured Returns 2 Benefit, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the Secured Returns 2 Benefit.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns 2 Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns 2 Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 8.50% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support and product training to the Selling Agents of the Selling Broker-Dealers. These payments may be based on a percentage of Purchase Payments and/or a percentage of Contract Value.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2002, 2003, and 2004, approximately $54,433, $1,815,203, and $3,622,354, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulations
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated December 30, 2005 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481
Please send me a Statement of Additional Information for
Columbia All-Star Traditions Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
	Account	Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
	Year	Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	8.00%	$2,800
	2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	8.00%	$3,128
	3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	7.00%	$2,800
(b)	4	$52,100	$2,500	$12,100	$12,100	$40,000	6.00%	$2,400
	5	$57,300	$5,200	$17,300	$17,300	$40,000	5.00%	$2,000
	6	$63,000	$5,700	$23,000	$23,000	$40,000	4.00%	$1,600
	7	$66,200	$3,200	$26,200	$26,200	$40,000	3.00%	$1,200
(c)	8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0
(a)

The free withdrawal amount in any year is equal to the greater of (1) the Contract's earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b)

In Account Year 4, the free withdrawal amount is $12,100, which equals the prior Contract's cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c)

In Account Year 8, the free withdrawal amount is $32,800, which equals the Contract's cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,000, $9,000, $12,000, and $20,000.

					Remaining
	Hypothetical				Free	Amount of			Hypothetical
	Account				Withdrawal	Withdrawal			Account
	Value				Amount	Subject to	Withdrawal	Withdrawal	Value
Account	Before		Cumulative	Amount of	After	Withdrawal	Charge	Charge	After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$6,000	$ 0	8.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$6,000	$ 0	8.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$9,600	$ 0	7.00%	$ 0	$49,600
(a)4	$50,100	$ 500	$10,100	$ 4,000	$6,100	$ 0	6.00%	$ 0	$46,100
(b)4	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	6.00%	$ 126	$37,900
(c)4	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	6.00%	$ 684	$26,500
(d)4	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	6.00%	$1,176	$ 6,900

(a)

In Account Year 4, the free withdrawal amount is $10,100, which equals the Contract's cumulative earnings to date. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Account Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $2,100 has been from deposits.

(c)

Since $10,900 of the 2 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from deposits.

(d)

Since $11,500 of the 3 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from deposits. Note that if the $6,900 hypothetical Account Value after withdrawal was withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 6% of $6,900, which equals $414. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Account Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Account Year 2, that all of the money is invested in the Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	= $ 80,000.00
Cash Surrender Value*	= $ 74,750.00
Purchase Payments	= $100,000.00
The Basic Death Benefit would therefore be:	= $100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	= $60,000.00
Cash Surrender Value*	= $55,150.00
Adjusted Purchase Payments**	= $75,000.00
The Basic Death Benefit would therefore be:	= $75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the ninth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 89,950
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$116,000
The Death Benefit Amount would therefore	=	$116,000

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
45% of the above amount	=	$13,417
Cap of 100% of Adjusted Purchase Payments	=	$85,185
The lesser of the above two amounts = the EEB Premier amount	=	$13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $145,000. Assume death occurs in Account Year 9. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

SECURED RETURNS 2 BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2005 with an initial Purchase Payment of $100,000 and you selected the Secured Returns 2 Program. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

o	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Low investment performance; no WB election, Step-up elected.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

o	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 3: High investment performance; no WB election, Refund applies.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

o	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.
o	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Low investment performance; WB election.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

o	On December 31, 2014, your GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.
o	These withdrawals of $7,000 continue until the GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates and no renewal is available.

EXAMPLE 5: High investment performance; WB election, Step-up elected.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

o	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.
o	These $7,000 withdrawals continue. On December 31, 2020, the GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.
o

Assume that you withdraw $3,000 on February 12, 2021. At this time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.
o	Assume that you did not elect the WB plan at any time.
o	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.
o	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.
o	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your GLB amount is now $95,000. Assume that your Account Value is now $88,000.
o

Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Account Year, so the maximum WB amount has not been exceeded yet. Your GLB amount is now $90,000. Assume that your Account Value is now $80,000.

o

Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Account Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account is $79,000 just before the withdrawal, and $74,000 just after the withdrawal.

o

Because your withdrawals exceeded the maximum WB amount, your GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) / $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 / 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance, Step-up elected.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume you make no withdrawals. On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your GLB amount, you may step-up your GLB amount to $124,000. Assume that you do not step-up. Your GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o

Assume that you make a withdrawal of $5,000 on March 3, 2010. Your GLB amount is now $95,000. Assume that your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400. Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

o

Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Account Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

o

On January 2, 2011 you begin a new Account Year. Therefore, you can withdraw $8,400 in this new Account Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Account Year. On December 31, 2011, the GLB amount equals $108,200. Assume that, on this date, your Account Value equals $110,000.

o	Assume that you continue to withdraw $8,400 each Account Year. On December 31, 2023, the GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.
o

Assume that you withdraw $7,400 on March 12, 2024. At that time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.
o	Assume that you did not elect the WB Plan at any time.
o	On June 1, 2010, you deposit an additional $80,000.
o	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)]
o	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.
o	On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 - (40,000/240,000)].
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Step-up and Sub-deposits under the AB Plan; high investment performance, Step-up elected, Refund applies.
o

Assume that you did not elect the WB Plan at any time and that your Designated Funds had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o	On June 1, 2011, you deposit an additional $80,000.
o

On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

o	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.
o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Secured Returns 2 with a new GLB amount of $295,130 at the cost and terms available to new Owners.

EXAMPLE 11: Withdrawals with Sub-deposits under the WB Plan.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On January 1, 2007, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o	On January 6, 2007, you make an additional deposit of $50,000.
o	Your GLB amount is reset to $143,000 ($93,000 + $50,000).
o	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].
o	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.
o	On January 1, 2008, your GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional deposits and the maximum WB amount is withdrawn annually.
o

Assume that on January 1, 2016, your Account Value is $0. Your GLB amount will be $48,500 [$132,500 - ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates and no Secured Returns 2 renewal is available.

EXAMPLE 12: Calculation of Explicit Rider Charges.
o

Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

o

On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

o

On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

o

On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

o

This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount equal to the ending January 1, 2015 Account Value at the cost and terms available to new Owners.

APPENDIX J

SECURED RETURNS BENEFIT

Prior to September 7, 2004, an optional living benefit rider, "Secured Returns Benefit," was available on all Contracts. An enhanced optional benefit rider, Secured Returns 2 Benefit ("Secured Returns 2"), became effective on September 7, 2004. It was made available on September 7, 2004, on all Contracts issued in states that had already approved the enhanced rider and as soon thereafter on Contracts issued in other states as those states approved the enhanced rider. For purposes of this appendix, the "date of availability" is the later of September 7, 2004, or the date Secured Returns 2 became available for sale in the state of issuance. On all Contracts issued before the "date of availability", unless the Contract Owner elected to replace Secured Returns with Secured Returns 2 as described in the prospectus under "Availability" under "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT", the following prospectus disclosure is effective:
1.	The section entitled "Optional Living Benefit Rider: Secured Returns 2 Benefit" under the heading "PRODUCT HIGHLIGHTS," is replaced by the following disclosure:

Optional Living Benefit Rider: Secured Returns Benefit

The Secured Returns Benefit guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. This Benefit may not be available in your state.
2.	The first two tables under the heading "FEES AND EXPENSES," are replaced with the following disclosure:

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes (as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.25%**
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.55%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***
Maximum Charge for Optional Living Benefit Rider:	0.40%****

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.20%****
*

The Annual Account Fee is waived if your Account Value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.05% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.60% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

***

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
****

If you elect the Optional Living Benefit Rider, the only optional death benefit rider available to you is the EEB Premier rider at a cost of 0.25% of average daily net assets. Therefore, the Total Variable Account Annual Expenses would be equal to the amount shown in the above table. We will continue to deduct the charge for the Option Living Benefit Rider until you annuitize your Contract or your Option Living Benefit Rider expires or is revoked. (See "Optional Living Benefit Rider: Secured Returns Benefit.")

3.	Under the heading "EXAMPLE", the current disclosure is replaced with the following disclosure:

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For the purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,108	$1,887	$2,588	$4,372
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$422	$1,275	$2,142	$4,372
4.	The section "Charges for Optional Benefit Riders" under the heading "CONTRACT EXPENSES" is replaced with the following disclosure:

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

Rider(s) You Elect*	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

             * As defined below under "Optional Death Benefits."

5.	Under the heading "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT," the current disclosure is replaced with the following disclosure:

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS BENEFIT

The Secured Returns Benefit ("Benefit") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. The Benefit may not be available in your state.

If you elect the Secured Returns Benefit, you may choose to receive your Secured Returns Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect the Secured Returns Benefit, you are automatically enrolled in the AB Plan. Any time prior to your 81st birthday, you may elect instead to receive your Secured Returns Benefit under the WB Plan. There is no waiting period for participation in the WB Plan, but you must make your election prior to your 10th Account Anniversary or annuitization, whichever is earlier. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of the Secured Returns Benefit might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Return Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in the Secured Returns Benefit.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage Guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 in Appendix I below. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns Benefit.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns Benefit.") Any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments if you have elected the WB Plan.

For examples of how we calculate benefits under the WB Plan, see Examples 3 and 4 in Appendix I below.

Availability

The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may not combine the Benefit with any optional death benefit rider other than the EEB Premier rider.

To participate in the Secured Returns Benefit, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Cost of the Benefit

If you elect the Secured Returns Benefit with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. If you elect the Secured Returns Benefit with the EEB Premier rider, we will assess your Contract an annual charge of 0.65% of your average daily net assets. We will continue to deduct this annual charge until you annuitize or your Secured Returns Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) may not terminate the annual charge. (See "Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit.")

Withdrawals Under the Secured Returns Benefit

All withdrawals under the Secured Returns Benefit are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected the Secured Returns Benefit, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 5 and 7 in Appendix I below.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 6 in Appendix I below.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns Benefits if your Account Value is less than the GLB amount. In addition, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under the Secured Returns Benefit, see Examples 5 through 8 in Appendix I below.

Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns Benefit will be automatically cancelled.

Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns Benefit will be cancelled.

Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary. After your 7th Account Anniversary, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be cancelled and the cost of such rider (0.25% of your average daily Account Value) will remain.

Revocation of the Secured Returns Benefit

Anytime after your 7th Account Anniversary, the Secured Returns Benefit may be revoked. Once revoked, the Benefit may not be reinstated. After the Benefit has been revoked, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elect the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be revoked and the charge of the rider (0.25% of your average daily Account Value) will continue.

Renewal of the Secured Returns Benefit

If you elected to participate in the AB Plan and you remained in the Plan for the entire 10-year period, you may elect to renew your participation in the Secured Returns Benefit, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns Benefit to new Owners. If we do so, renewals will no longer be available.

If you elected to participate in the WB Plan during your initial 10-year period, you may not renew your participation in the Secured Returns Benefit.

Participant's Death Under the AB Plan

If you (as Participant) die while the AB Plan is still in force, all benefits and charges under Secured Returns Benefit will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and your 10th Account Anniversary. If your surviving spouse does not elect the WB Plan, the AB Plan will continue. In such case, the benefits under AB Plan will be determined according to the original 10-year period. In all cases, the GLB amount will not reset upon your death.

Participant's Death Under the WB Plan

If you (as Participant) die while the WB Plan is in force and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, the Secured Returns Benefit will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance " under "DEATH BENEFIT.") In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Certificate, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

6.	"APPENDIX I: SECURED RETURNS 2 BENEFIT EXAMPLES" is replaced with the following Appendix:

APPENDIX I

SECURED RETURNS BENEFIT EXAMPLES

All of the following examples are based upon the assumption you selected the Secured Returns Benefit on or before your Issue Date.

Examples 1 through 4 demonstrate how we calculate your Secured Returns Benefit assuming you make no subsequent Purchase Payments and you make no withdrawals other than those satisfying the maximum WB amount under the WB Plan. Examples 1 and 2 show your benefit under the AB Plan, and Examples 3 and 4 show your benefit under the WB Plan.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.

o

Assume that on January 1, 2013, your Account Value is $85,000. On that date, your Account Value will be increased by $15,000 ($100,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: High investment performance; no WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance.

o

Assume that on January 1, 2013, your Account Value is $200,000. Because your Account Value is greater that the GLB amount of $100,000, your Account Value will not be increased. If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $200,000 at the cost and terms available to new Owners.

EXAMPLE 3: Low investment performance; WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $80,000. These withdrawals continue for seven more years.
o

On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $0. These withdrawals of $7,000 continue until the GLB amount runs out in year 15, after the final withdrawal of $2,000 has been taken. At that time, the Benefit terminates and no renewal applies.

EXAMPLE 4: High investment performance; WB election
o	Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).
o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $90,000. These withdrawals continue for seven more years.
o	On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $50,000. These withdrawals continue for 5 more years.
o	On December 31, 2016, the GLB amount equals $2,000 ($37,000 - ($7,000 x 5 years)). Assume the Account Value equals $30,000.
o

Assume that, on December 31, 2017, your withdraw the remaining $2,000 to exhaust the GLB amount. The Secured Returns Benefit thus terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No renewal is available.

Examples 5 through 8 demonstrate how withdrawals and subsequent Purchase Payments affect your Secured Returns Benefit. Examples 5 and 7 show how withdrawals affect your benefits under the AB Plan. Example 6 shows the effect of withdrawing more than the maximum WB amount under the WB Plan in any one Account Year. Examples 7 and 8 show the effects of making subsequent Purchase Payments.

EXAMPLE 5: Withdrawals Under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Your GLB amount is $100,000.
o

Assume that on January 1, 2004, your Account Value is $110,000 and you withdraw 10% of your Account Value (or $11,000). Your GLB amount will be reset to $90,000, i.e., the previous GLB amount ($100,000) reduced proportional to the amount of Account Value withdrawn (10%), or $100,000 - (10% of $100,000). Assume you make no more withdrawals or deposits and that your Account Value.

o

On January 1, 2013, the Account Value is $85,000. Your Account Value will be increased by $5,000 ($90,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit, at the cost and terms available to new Owners, with a new GLB amount of $90,000.

EXAMPLE 6: Withdrawals Under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB Plan at issue. Your maximum WB amount would be $7,000 (i.e., 7% of the $100,000).

o	Assume that, on January 1, 2004, your Account Value is $95,000. Assume that no withdrawals have been made. Your GLB amount is still $100,000 and your maximum WB amount is still $7,000.
o

Assume that, on September 3, 2004, your Account Value is $93,000 and you withdraw $5,000. Your Account Value is thus reduced to $88,000, and your GLB amount is reduced to $95,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Contract Year without exceeding your maximum WB amount for the Contract Year.

o

Assume that, on January 4, 2005, your Account Value is $85,000 and you withdraw another $5,000. Your Account Value is thus reduced to $80,000. This is now a new Contract Year, so the maximum WB amount has not yet been exceeded. Your GLB amount is reduced to $90,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Contract Year without exceeding your maximum WB amount for the Contract Year.

o

Assume that, on November 4, 2005, your Account Value is $79,000 and you withdraw another $5,000. Your Account Value is thus reduced to $74,000. Your total withdrawals for the current Contract Year equal $10,000 ($5,000 + $5,000), a total of $3,000 in excess of your maximum WB amount. Your remaining GLB amount is thus reduced to $74,000; i.e., the lesser of your Account Value ($74,000) and your previous remaining GLB amount reduced dollar for dollar by the withdrawal ($90,000 - $5,000). Your maximum WB amount is reduced so that the date on which the GLB amount expires will be the same date it would have expired had the maximum WB been withdrawn every year, i.e., ($90,000 - $2,000) / $7000 = 12.57 years. Thus the maximum WB amount will become $5,887 ($74,000/12.57).

EXAMPLE 7: Withdrawals with Subsequent Purchase Payments under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB Plan at any time.
o	On June 1, 2007, you make a subsequent Purchase Payment of $100,000. Your GLB amount is now $185,000, i.e., ($100,000 x 100%) + ($100,000 x 85%).
o

Assume that, on June 1, 2009, your Account Value is $240,000 and you withdraw $40,000 . Your Account Value is reduced to $200,000. Your GLB amount is reset to $154,167, i.e., the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $185,000 x ($200,000/$240,000). Assume you make no more withdrawals or subsequent Purchase Payments.

o

Assume that, on January 1, 2013, your Account Value is $125,000. On that date, your Account Value will be increased by $29,167 ($154,167 - $125,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $154,167 at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals with Subsequent Purchase Payments under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On January 1, 2004, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o

Assume that, on January 6, 2004, you make an additional deposit of $50,000. Your GLB amount is reset to $143,000 ($93,000 + $50,000). Your maximum WB amount is reset to $10,500 ($7,000 + (7% x $50,000)). Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

o

Assume that, on January 1, 2005, you withdraw the maximum WB amount of $10,500 and your GLB amount is $132,500 ($143,000 - $10,500). Assume that no additional subsequent Purchase Payments are made and the maximum WB amount is withdrawn annually.

o

Assume that, on January 1, 2013, your Account Value equals $0. Your GLB amount will be $48,500, i.e., ($132,500 - ($10,500 x 8 years). Withdrawals will continue until the GLB amount is exhausted. No renewal of the Secured Returns Benefit is available.

APPENDIX K

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year

AIM V.I. Capital Appreciation Fund Series II - Level 1	2004	13.4455	14.1034	0
	2003	10.5504	13.4455	0
	2002	10.0000	10.5504	0

AIM V.I. Capital Appreciation Fund Series II - Level 2	2004	13.4072	14.0347	0
	2003	10.5418	13.4072	0
	2002	10.0000	10.5418	0

AIM V.I. Capital Appreciation Fund Series II - Level 3	2004	13.3977	14.0176	0
	2003	10.5396	13.3977	0
	2002	10.0000	10.5396	0

AIM V.I. Capital Appreciation Fund Series II - Level 4	2004	13.3690	13.9662	0
	2003	10.5331	13.3690	0
	2002	10.0000	10.5331	0

AIM V.I. Capital Appreciation Fund Series II - Level 5	2004	13.3595	13.9491	0
	2003	10.5309	13.3595	0
	2002	10.0000	10.5309	0

AIM V.I. Capital Appreciation Fund Series II - Level 6	2004	13.3308	13.8979	0
	2003	10.5243	13.3308	0
	2002	10.0000	10.5243	0

AIM V.I. Capital Appreciation Fund Series II - Level 7	2004	11.8019	12.2976	0
	2003	10.0000	11.8019	0

AIM V.I. Capital Appreciation Fund Series II - Level 8	2004	11.7865	12.2565	0
	2003	10.0000	11.7865	0

AIM V.I. International Growth Fund Series II - Level 1	2004	12.2957	15.0045	0
	2003	9.6921	12.2957	0
	2002	10.0000	9.6921	58

AIM V.I. International Growth Fund Series II - Level 2	2004	12.2607	14.9314	0
	2003	9.6841	12.2607	0
	2002	10.0000	9.6841	0

AIM V.I. International Growth Fund Series II - Level 3	2004	12.2519	14.9131	0
	2003	9.6821	12.2519	0
	2002	10.0000	9.6821	0

AIM V.I. International Growth Fund Series II - Level 4	2004	12.2257	14.8584	0
	2003	9.6761	12.2257	0
	2002	10.0000	9.6761	0

AIM V.I. International Growth Fund Series II - Level 5	2004	12.2170	14.8403	0
	2003	9.6741	12.2170	0
	2002	10.0000	9.6741	0

AIM V.I. International Growth Fund Series II - Level 6	2004	12.1908	14.7858	0
	2003	9.6681	12.1908	0
	2002	10.0000	9.6681	0

AIM V.I. International Growth Fund Series II - Level 7	2004	12.3577	14.9806	0
	2003	10.0000	12.3577	0

AIM V.I. International Growth Fund Series II - Level 8	2004	12.3416	14.9305	0
	2003	10.0000	12.3416	0

AIM V.I. Premier Equity Fund Series II - Level 1	2004	12.8355	13.3572	0
	2003	10.4230	12.8355	0
	2002	10.0000	10.4230	0

AIM V.I. Premier Equity Fund Series II - Level 2	2004	12.7989	13.2921	0
	2003	10.4144	12.7989	0
	2002	10.0000	10.4144	0

AIM V.I. Premier Equity Fund Series II - Level 3	2004	12.7898	13.2759	0
	2003	10.4122	12.7898	0
	2002	10.0000	10.4122	0

AIM V.I. Premier Equity Fund Series II - Level 4	2004	12.7624	13.2272	0
	2003	10.4058	12.7624	0
	2002	10.0000	10.4058	0

AIM V.I. Premier Equity Fund Series II - Level 5	2004	12.7533	13.2110	0
	2003	10.4037	12.7533	0
	2002	10.0000	10.4037	0

AIM V.I. Premier Equity Fund Series II - Level 6	2004	12.7259	13.1625	0
	2003	10.3972	12.7259	0
	2002	10.0000	10.3972	0

AIM V.I. Premier Equity Fund Series II - Level 7	2004	11.4127	11.7982	0
	2003	10.0000	11.4127	0

AIM V.I. Premier Equity Fund Series II - Level 8	2004	11.3979	11.7587	0
	2003	10.0000	11.3979	0

AllianceBernstein Premier Growth Portfolio - Level 1	2004	12.6139	13.4816	6,157
	2003	10.3646	12.6139	2,318
	2002	10.0000	10.3646	43

AllianceBernstein Premier Growth Portfolio - Level 2	2004	12.5780	13.4159	6,271
	2003	10.3560	12.5780	5,098
	2002	10.0000	10.3560	0

AllianceBernstein Premier Growth Portfolio - Level 3	2004	13.3995	10.3560	0
	2003	12.5691	13.3995	0
	2002	10.0000	12.5691	0

AllianceBernstein Premier Growth Portfolio - Level 4	2004	12.5421	13.3504	15,278
	2003	10.3475	12.5421	6,917
	2002	10.0000	10.3475	0

AllianceBernstein Premier Growth Portfolio - Level 5	2004	12.5332	13.3341	0
	2003	10.3454	12.5332	0
	2002	10.0000	10.3454	0

AllianceBernstein Premier Growth Portfolio - Level 6	2004	12.5063	13.2851	416
	2003	10.3389	12.5063	0
	2002	10.0000	10.3389	0

AllianceBernstein Premier Growth Portfolio - Level 7	2004	11.0768	11.7605	10,371
	2003	10.0000	11.0768	927

AllianceBernstein Premier Growth Portfolio - Level 8	2004	11.0624	11.7212	0
	2003	10.0000	11.0624	0

AllianceBernstein Growth & Income Portfolio - Level 1	2004	13.7258	15.0595	2,780
	2003	10.5259	13.7258	550
	2002	10.0000	10.5259	44

AllianceBernstein Growth & Income Portfolio - Level 2	2004	13.6868	14.9861	5,090
	2003	10.5172	13.6868	190
	2002	10.0000	10.5172	0

AllianceBernstein Growth & Income Portfolio - Level 3	2004	13.6770	14.9678	0
	2003	10.5150	13.6770	0
	2002	10.0000	10.5150	0

AllianceBernstein Growth & Income Portfolio - Level 4	2004	13.6477	14.9130	11,038
	2003	10.5085	13.6477	5,127
	2002	10.0000	10.5085	0

AllianceBernstein Growth & Income Portfolio - Level 5	2004	13.6380	14.8948	0
	2003	10.5064	13.6380	0
	2002	10.0000	10.5064	0

AllianceBernstein Growth & Income Portfolio - Level 6	2004	13.6088	14.8400	497
	2003	10.4999	13.6088	0
	2002	10.0000	10.4999	0

AllianceBernstein Growth & Income Portfolio - Level 7	2004	11.7908	12.8510	7,766
	2003	10.0000	11.7908	713

AllianceBernstein Growth & Income Portfolio - Level 8	2004	11.7754	12.8080	0
	2003	10.0000	11.7754	0

AllianceBernstein Technology Portfolio - Level 1	2004	14.9298	15.4768	1,270
	2003	10.5250	14.9298	0
	2002	10.0000	10.5250	0

AllianceBernstein Technology Portfolio - Level 2	2004	14.8873	15.4014	0
	2003	10.5163	14.8873	0
	2002	10.0000	10.5163	0

AllianceBernstein Technology Portfolio - Level 3	2004	14.8767	15.3826	0
	2003	10.5142	14.8767	0
	2002	10.0000	10.5142	0

AllianceBernstein Technology Portfolio - Level 4	2004	14.8448	15.3262	0
	2003	10.5076	14.8448	0
	2002	10.0000	10.5076	0

AllianceBernstein Technology Portfolio - Level 5	2004	14.8343	15.3075	0
	2003	10.5055	14.8343	0
	2002	10.0000	10.5055	0

AllianceBernstein Technology Portfolio - Level 6	2004	14.8024	15.2513	0
	2003	10.4990	14.8024	0
	2002	10.0000	10.4990	0

AllianceBernstein Technology Portfolio - Level 7	2004	12.4815	12.8534	0
	2003	10.0000	12.4815	0

AllianceBernstein Technology Portfolio - Level 8	2004	12.4653	12.8104	0
	2003	10.0000	12.4653	0

AllianceBernstein Worldwide Privatization Portfolio - Level 1	2004	14.4912	17.7222	0
	2003	10.2672	14.4912	0
	2002	10.0000	10.2672	0

AllianceBernstein Worldwide Privatization Portfolio - Level 2	2004	14.4500	17.6358	0
	2003	10.2588	14.4500	0
	2002	10.0000	10.2588	0

AllianceBernstein Worldwide Privatization Portfolio - Level 3	2004	14.4397	17.6143	0
	2003	10.2567	14.4397	0
	2002	10.0000	10.2567	0

AllianceBernstein Worldwide Privatization Portfolio - Level 4	2004	14.4088	17.5498	0
	2003	10.2503	14.4088	0
	2002	10.0000	10.2503	0

AllianceBernstein Worldwide Privatization Portfolio - Level 5	2004	14.3985	17.5283	0
	2003	10.2482	14.3985	0
	2002	10.0000	10.2482	0

AllianceBernstein Worldwide Privatization Portfolio - Level 6	2004	14.3676	17.4639	0
	2003	10.2418	14.3676	0
	2002	10.0000	10.2418	0

AllianceBernstein Worldwide Privatization Portfolio - Level 7	2004	13.3997	16.2790	0
	2003	10.0000	13.3997	0

AllianceBernstein Worldwide Privatization Portfolio - Level 8	2004	13.3822	16.2246	0
	2003	10.0000	13.3822	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 1	2004	14.0807	14.0682	0
	2003	11.4267	14.0807	0
	2002	10.0000	11.4267	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 2	2004	14.0406	13.9996	0
	2003	11.4173	14.0406	0
	2002	10.0000	11.4173	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 3	2004	14.0306	13.9825	0
	2003	11.4150	14.0306	0
	2002	10.0000	11.4150	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 4	2004	14.0006	13.9313	0
	2003	11.4079	14.0006	0
	2002	10.0000	11.4079	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 5	2004	13.9906	13.9143	0
	2003	11.4056	13.9906	0
	2002	10.0000	11.4056	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 6	2004	13.9606	13.8631	0
	2003	11.3985	13.9606	0
	2002	10.0000	11.3985	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 7	2004	11.3237	11.2389	0
	2003	10.0000	11.3237	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 8	2004	11.3090	11.2013	0
	2003	10.0000	11.3090	0

Fidelity Equity Income Portfolio - Level 1	2004	13.4283	14.7346	0
	2003	10.4684	13.4283	0
	2002	10.0000	10.4684	5

Fidelity Equity Income Portfolio - Level 2	2004	13.3901	14.6628	0
	2003	10.4598	13.3901	0
	2002	10.0000	10.4598	0

Fidelity Equity Income Portfolio - Level 3	2004	13.3805	14.6449	0
	2003	10.4576	13.3805	0
	2002	10.0000	10.4576	0

Fidelity Equity Income Portfolio - Level 4	2004	13.3519	14.5912	0
	2003	10.4512	13.3519	0
	2002	10.0000	10.4512	0

Fidelity Equity Income Portfolio - Level 5	2004	13.3424	14.5734	0
	2003	10.4490	13.3424	0
	2002	10.0000	10.4490	0

Fidelity Equity Income Portfolio - Level 6	2004	13.3138	14.5199	0
	2003	10.4425	13.3138	0
	2002	10.0000	10.4425	0

Fidelity Equity Income Portfolio - Level 7	2004	12.1145	13.2052	0
	2003	10.0000	12.1145	0

Fidelity Equity Income Portfolio - Level 8	2004	12.0988	13.1610	0
	2003	10.0000	12.0988	0

Fidelity Growth Opportunities Portfolio - Level 1	2004	13.4466	14.1785	0
	2003	10.5332	13.4466	0
	2002	10.0000	10.5332	0

Fidelity Growth Opportunities Portfolio - Level 2	2004	13.4083	14.1095	0
	2003	10.5245	13.4083	0
	2002	10.0000	10.5245	0

Fidelity Growth Opportunities Portfolio - Level 3	2004	13.3987	14.0922	0
	2003	10.5223	13.3987	0
	2002	10.0000	10.5223	0

Fidelity Growth Opportunities Portfolio - Level 4	2004	13.3700	14.0406	0
	2003	10.5158	13.3700	0
	2002	10.0000	10.5158	0

Fidelity Growth Opportunities Portfolio - Level 5	2004	13.3605	14.0234	0
	2003	10.5137	13.3605	0
	2002	10.0000	10.5137	0

Fidelity Growth Opportunities Portfolio - Level 6	2004	13.3319	13.9719	0
	2003	10.5072	13.3319	0
	2002	10.0000	10.5072	0

Fidelity Growth Opportunities Portfolio - Level 7	2004	11.6169	12.1684	0
	2003	10.0000	11.6169	0

Fidelity Growth Opportunities Portfolio - Level 8	2004	11.6018	12.1277	0
	2003	10.0000	11.6018	0

Columbia Real Estate Equity Fund - Level 1	2004	13.5018	17.4009	614
	2003	10.2371	13.5018	8
	2002	10.0000	10.2371	10

Columbia Real Estate Equity Fund - Level 2	2004	13.4634	17.3161	1,552
	2003	10.2287	13.4634	391
	2002	10.0000	10.2287	0

Columbia Real Estate Equity Fund - Level 3	2004	13.4538	17.2950	0
	2003	10.2266	13.4538	0
	2002	10.0000	10.2266	0

Columbia Real Estate Equity Fund - Level 4	2004	13.4250	17.2316	0
	2003	10.2202	13.4250	0
	2002	10.0000	10.2202	0

Columbia Real Estate Equity Fund - Level 5	2004	13.4154	17.2106	0
	2003	10.2181	13.4154	0
	2002	10.0000	10.2181	0

Columbia Real Estate Equity Fund - Level 6	2004	13.3867	17.1473	0
	2003	10.2118	13.3867	0
	2002	10.0000	10.2118	0

Columbia Real Estate Equity Fund - Level 7	2004	12.1056	15.4984	0
	2003	10.0000	12.1056	0

Columbia Real Estate Equity Fund - Level 8	2004	12.0898	15.4466	0
	2003	10.0000	12.0898	0

Galaxy Quality Plus Bond Fund - Level 1	2004	10.0000	10.0000	0
	2003	10.3799	10.0000	0
	2002	10.0000	10.3799	93

Galaxy Quality Plus Bond Fund - Level 2	2004	10.0000	10.0000	0
	2003	10.3714	10.0000	0
	2002	10.0000	10.3714	0

Galaxy Quality Plus Bond Fund - Level 3	2004	10.0000	10.0000	0
	2003	10.3692	10.0000	0
	2002	10.0000	10.3692	0

Galaxy Quality Plus Bond Fund - Level 4	2004	10.0000	10.0000	0
	2003	10.3628	10.0000	0
	2002	10.0000	10.3628	0

Galaxy Quality Plus Bond Fund - Level 5	2004	10.0000	10.0000	0
	2003	10.3607	10.0000	0
	2002	10.0000	10.3607	0

Galaxy Quality Plus Bond Fund - Level 6	2004	10.0000	10.0000	0
	2003	10.3543	10.0000	0
	2002	10.0000	10.3543	0

Galaxy Quality Plus Bond Fund - Level 7	2004	10.0000	10.0000	0
	2003	10.0000	10.0000	0

Galaxy Quality Plus Bond Fund - Level 8	2004	10.0000	10.0000	0
	2003	10.0000	10.0000	0

Columbia High Yield - Level 1	2004	11.7503	12.4156	3,144
	2003	10.0000	11.7503	19,092

Columbia High Yield - Level 2	2004	11.7168	12.3551	2,708
	2003	10.0000	11.7168	433

Columbia High Yield - Level 3	2004	11.7085	12.3400	0
	2003	10.0000	11.7085	0

Columbia High Yield - Level 4	2004	11.6834	12.2948	6,464
	2003	10.0000	11.6834	2,662

Columbia High Yield - Level 5	2004	11.6751	12.2798	0
	2003	10.0000	11.6751	0

Columbia High Yield - Level 6	2004	11.6500	12.2347	377
	2003	10.0000	11.6500	0

Columbia High Yield - Level 7	2004	10.3849	10.9005	4,069
	2003	10.0000	10.3849	360

Columbia High Yield - Level 8	2004	10.3713	10.8640	0
	2003	10.0000	10.3713	0

Colonial High Yield Securities Fund, Variable Series - Level 1	2004	10.0000	10.0000	0
	2003	10.2985	10.0000	0
	2002	10.0000	10.2985	15

Colonial High Yield Securities Fund, Variable Series - Level 2	2004	10.0000	10.0000	0
	2003	10.2900	10.0000	0
	2002	10.0000	10.2900	0

Colonial High Yield Securities Fund, Variable Series - Level 3	2004	10.0000	10.0000	0
	2003	10.2879	10.0000	0
	2002	10.0000	10.2879	0

Colonial High Yield Securities Fund, Variable Series - Level 4	2004	10.0000	10.0000	0
	2003	10.2815	10.0000	0
	2002	10.0000	10.2815	0

Colonial High Yield Securities Fund, Variable Series - Level 5	2004	10.0000	10.0000	0
	2003	10.2794	10.0000	0
	2002	10.0000	10.2794	0

Colonial High Yield Securities Fund, Variable Series - Level 6	2004	10.0000	10.0000	0
	2003	10.2730	10.0000	0
	2002	10.0000	10.2730	0

Colonial High Yield Securities Fund, Variable Series - Level 7	2004	10.0000	10.0000	0
	2003	10.0000	10.0000	0

Colonial High Yield Securities Fund, Variable Series - Level 8	2004	10.0000	10.0000	0
	2003	10.0000	10.0000	0

Colonial Strategic Income Fund, Variable Series - Level 1	2004	12.4200	13.4592	2,382
	2003	10.6414	12.4200	18,148
	2002	10.0000	10.6414	0

Colonial Strategic Income Fund, Variable Series - Level 2	2004	12.3846	13.3936	601
	2003	10.6326	12.3846	410
	2002	10.0000	10.6326	0

Colonial Strategic Income Fund, Variable Series - Level 3	2004	12.3758	13.3773	0
	2003	10.6304	12.3758	0
	2002	10.0000	10.6304	0

Colonial Strategic Income Fund, Variable Series - Level 4	2004	12.3493	13.3282	0
	2003	10.6239	12.3493	0
	2002	10.0000	10.6239	0

Colonial Strategic Income Fund, Variable Series - Level 5	2004	12.3405	13.3120	0
	2003	10.6217	12.3405	0
	2002	10.0000	10.6217	0

Colonial Strategic Income Fund, Variable Series - Level 6	2004	12.3140	13.2630	0
	2003	10.6151	12.3140	0
	2002	10.0000	10.6151	0

Colonial Strategic Income Fund, Variable Series - Level 7	2004	10.6394	11.4536	0
	2003	10.0000	10.6394	0

Colonial Strategic Income Fund, Variable Series - Level 8	2004	10.6256	11.4152	0
	2003	10.0000	10.6256	0

Liberty Growth & Income Fund, Variable Series - Level 1	2004	12.4216	13.9028	6,225
	2003	10.5227	12.4216	6,871
	2002	10.0000	10.5227	0

Liberty Growth & Income Fund, Variable Series - Level 2	2004	12.3863	13.8351	305
	2003	10.5140	12.3863	279
	2002	10.0000	10.5140	0

Liberty Growth & Income Fund, Variable Series - Level 3	2004	12.3774	13.8182	0
	2003	10.5119	12.3774	0
	2002	10.0000	10.5119	0

Liberty Growth & Income Fund, Variable Series - Level 4	2004	12.3509	13.7675	98
	2003	10.5054	12.3509	0
	2002	10.0000	10.5054	0

Liberty Growth & Income Fund, Variable Series - Level 5	2004	12.3421	13.7507	0
	2003	10.5032	12.3421	0
	2002	10.0000	10.5032	0

Liberty Growth & Income Fund, Variable Series - Level 6	2004	12.3156	13.7002	0
	2003	10.4967	12.3156	0
	2002	10.0000	10.4967	0

Liberty Growth & Income Fund, Variable Series - Level 7	2004	11.6568	12.9606	0
	2003	10.0000	11.6568	0

Liberty Growth & Income Fund, Variable Series - Level 8	2004	11.6416	12.9173	0
	2003	10.0000	11.6416	0

Liberty S&P 500 Index Fund, Variable Series - Level 1	2004	13.2556	14.3989	12,463
	2003	10.5239	13.2556	6,813
	2002	10.0000	10.5239	29

Liberty S&P 500 Index Fund, Variable Series - Level 2	2004	13.2178	14.3287	1,283
	2003	10.5152	13.2178	462
	2002	10.0000	10.5152	0

Liberty S&P 500 Index Fund, Variable Series - Level 3	2004	13.2084	14.3112	0
	2003	10.5131	13.2084	0
	2002	10.0000	10.5131	0

Liberty S&P 500 Index Fund, Variable Series - Level 4	2004	13.1801	14.2588	626
	2003	10.5066	13.1801	0
	2002	10.0000	10.5066	0

Liberty S&P 500 Index Fund, Variable Series - Level 5	2004	13.1707	14.2414	0
	2003	10.5044	13.1707	0
	2002	10.0000	10.5044	0

Liberty S&P 500 Index Fund, Variable Series - Level 6	2004	13.1425	14.1891	0
	2003	10.4979	13.1425	0
	2002	10.0000	10.4979	0

Liberty S&P 500 Index Fund, Variable Series - Level 7	2004	11.6788	12.6024	0
	2003	0.0000	11.6788	0

Liberty S&P 500 Index Fund, Variable Series - Level 8	2004	11.6636	12.5602	0
	2003	0.0000	11.6636	0

Liberty Select Value Fund, Variable Series - Level 1	2004	12.7343	14.4864	2,415
	2003	10.1289	12.7343	1,269
	2002	10.0000	10.1289	0

Liberty Select Value Fund, Variable Series - Level 2	2004	12.6980	14.4158	1,814
	2003	10.1206	12.6980	760
	2002	10.0000	10.1206	0

Liberty Select Value Fund, Variable Series - Level 3	2004	12.6890	14.3983	0
	2003	10.1185	12.6890	0
	2002	10.0000	10.1185	0

Liberty Select Value Fund, Variable Series - Level 4	2004	12.6618	14.3455	165
	2003	10.1122	12.6618	144
	2002	10.0000	10.1122	0

Liberty Select Value Fund, Variable Series - Level 5	2004	12.6528	14.3280	0
	2003	10.1101	12.6528	0
	2002	10.0000	10.1101	0

Liberty Select Value Fund, Variable Series - Level 6	2004	12.6257	14.2753	0
	2003	10.1039	12.6257	0
	2002	10.0000	10.1039	0

Liberty Select Value Fund, Variable Series - Level 7	2004	12.0918	13.6647	0
	2003	10.0000	12.0918	0

Liberty Select Value Fund, Variable Series - Level 8	2004	12.0761	13.6190	0
	2003	10.0000	12.0761	0

Liberty All-Star Equity Fund, Variable Series - Level 1	2004	14.9083	10.0000	0
	2003	10.7386	14.9083	0
	2002	10.0000	10.7386	16

Liberty All-Star Equity Fund, Variable Series - Level 2	2004	14.8659	10.0000	0
	2003	10.7297	14.8659	0
	2002	10.0000	10.7297	0

Liberty All-Star Equity Fund, Variable Series - Level 3	2004	14.8553	10.0000	0
	2003	10.7275	14.8553	0
	2002	10.0000	10.7275	0

Liberty All-Star Equity Fund, Variable Series - Level 4	2004	14.8235	10.0000	0
	2003	10.7209	14.8235	0
	2002	10.0000	10.7209	0

Liberty All-Star Equity Fund, Variable Series - Level 5	2004	14.8130	10.0000	0
	2003	10.7187	14.8130	0
	2002	10.0000	10.7187	0

Liberty All-Star Equity Fund, Variable Series - Level 6	2004	14.7812	10.0000	0
	2003	10.7120	14.7812	0
	2002	10.0000	10.7120	0

Liberty All-Star Equity Fund, Variable Series - Level 7	2004	12.5098	10.0000	0
	2003	10.0000	12.5098	0

Liberty All-Star Equity Fund, Variable Series - Level 8	2004	12.4936	10.0000	0
	2003	10.0000	12.4936	0

Lord Abbett Growth & Income Portfolio - Level 1	2004	12.4475	13.8326	832
	2003	10.0000	12.4475	20

Lord Abbett Growth & Income Portfolio - Level 2	2004	12.4306	13.7858	7,145
	2003	10.0000	12.4306	5,177

Lord Abbett Growth & Income Portfolio - Level 3	2004	12.4264	13.7741	0
	2003	10.0000	12.4264	0

Lord Abbett Growth & Income Portfolio - Level 4	2004	12.4138	13.7391	7,266
	2003	10.0000	12.4138	3,132

Lord Abbett Growth & Income Portfolio - Level 5	2004	12.4096	13.7275	0
	2003	10.0000	12.4096	0

Lord Abbett Growth & Income Portfolio - Level 6	2004	12.3969	13.6925	337
	2003	10.0000	12.3969	0

Lord Abbett Growth & Income Portfolio - Level 7	2004	11.9558	13.1985	4,201
	2003	10.0000	11.9558	391

Lord Abbett Growth & Income Portfolio - Level 8	2004	11.9402	13.1543	0
	2003	10.0000	11.9402	0

Lord Abbett Series Fund Mid-Cap Value - Level 1	2004	12.5992	15.4168	1,693
	2003	10.0000	12.5992	642

Lord Abbett Series Fund Mid-Cap Value - Level 2	2004	12.5992	15.3647	3,355
	2003	10.0000	12.5992	138

Lord Abbett Series Fund Mid-Cap Value - Level 3	2004	12.5821	15.3647	0
	2003	10.0000	12.5821	0

Lord Abbett Series Fund Mid-Cap Value - Level 4	2004	12.5778	15.3126	570
	2003	10.0000	12.5778	0

Lord Abbett Series Fund Mid-Cap Value - Level 5	2004	12.5650	15.3126	0
	2003	10.0000	12.5650	0

Lord Abbett Series Fund Mid-Cap Value - Level 6	2004	12.5480	15.2607	0
	2003	10.0000	12.5480	0

Lord Abbett Series Fund Mid-Cap Value - Level 7	2004	12.1234	14.7367	0
	2003	10.0000	12.1234	0

Lord Abbett Series Fund Mid-Cap Value - Level 8	2004	12.1076	14.6874	0
	2003	10.0000	12.1076	0

Newport Tiger Fund, Variable Series - Level 1	2004	13.8686	15.8336	527
	2003	9.6823	13.8686	0
	2002	10.0000	9.6823	0

Newport Tiger Fund, Variable Series - Level 2	2004	13.8291	15.7565	0
	2003	9.6743	13.8291	4,665
	2002	10.0000	9.6743	0

Newport Tiger Fund, Variable Series - Level 3	2004	13.8193	15.7372	0
	2003	9.6724	13.8193	0
	2002	10.0000	9.6724	0

Newport Tiger Fund, Variable Series - Level 4	2004	13.7897	15.6795	0
	2003	9.6664	13.7897	0
	2002	10.0000	9.6664	0

Newport Tiger Fund, Variable Series - Level 5	2004	13.7798	15.6604	0
	2003	9.6644	13.7798	0
	2002	10.0000	9.6644	0

Newport Tiger Fund, Variable Series - Level 6	2004	13.7503	15.6028	0
	2003	9.6584	13.7503	0
	2002	10.0000	9.6584	0

Newport Tiger Fund, Variable Series - Level 7	2004	14.7347	16.7113	0
	2003	10.0000	14.7347	0

Newport Tiger Fund, Variable Series - Level 8	2004	14.7155	16.6554	0
	2003	10.0000	14.7155	0

PIMCO Real Return Portfolio - Level 1	2004	10.4820	11.2623	1,651
	2003	10.0000	10.4820	477

PIMCO Real Return Portfolio - Level 2	2004	10.4678	11.2242	9,426
	2003	10.0000	10.4678	0

PIMCO Real Return Portfolio - Level 3	2004	10.4642	11.2147	0
	2003	10.0000	10.4642	0

PIMCO Real Return Portfolio - Level 4	2004	10.4535	11.1861	518
	2003	10.0000	10.4535	0

PIMCO Real Return Portfolio - Level 5	2004	10.4500	11.1766	0
	2003	10.0000	10.4500	0

PIMCO Real Return Portfolio - Level 6	2004	10.4393	11.1481	0
	2003	10.0000	10.4393	0

PIMCO Real Return Portfolio - Level 7	2004	10.1871	10.8732	0
	2003	10.0000	10.1871	0

PIMCO Real Return Portfolio - Level 8	2004	10.1738	10.8368	0
	2003	10.0000	10.1738	0

PIMCO Total Return Portfolio - Level 1	2004	10.1045	10.4553	5,970
	2003	10.0000	10.1045	817

PIMCO Total Return Portfolio - Level 2	2004	10.0908	10.4199	2,697
	2003	10.0000	10.0908	0

PIMCO Total Return Portfolio - Level 3	2004	10.0874	10.4110	0
	2003	10.0000	10.0874	0

PIMCO Total Return Portfolio - Level 4	2004	10.0771	10.3845	29,941
	2003	10.0000	10.0771	13,117

PIMCO Total Return Portfolio - Level 5	2004	10.0736	10.3757	0
	2003	10.0000	10.0736	0

PIMCO Total Return Portfolio - Level 6	2004	10.0633	10.3492	1,514
	2003	10.0000	10.0633	0

PIMCO Total Return Portfolio - Level 7	2004	9.9891	10.2676	18,359
	2003	10.0000	9.9891	1,589

PIMCO Total Return Portfolio - Level 8	2004	9.9761	10.2332	0
	2003	10.0000	9.9761	0

Rydex Financial Services Fund - Level 1	2004	12.9953	15.0138	0
	2003	10.2177	12.9953	0
	2002	10.0000	10.2177	0

Rydex Financial Services Fund - Level 2	2004	12.9584	14.9406	0
	2003	10.2093	12.9584	0
	2002	10.0000	10.2093	0

Rydex Financial Services Fund - Level 3	2004	12.9491	14.9224	0
	2003	10.2071	12.9491	0
	2002	10.0000	10.2071	0

Rydex Financial Services Fund - Level 4	2004	12.9214	14.8677	0
	2003	10.2008	12.9214	0
	2002	10.0000	10.2008	0

Rydex Financial Services Fund - Level 5	2004	12.9122	14.8495	0
	2003	10.1987	12.9122	0
	2002	10.0000	10.1987	0

Rydex Financial Services Fund - Level 6	2004	12.8845	14.7950	0
	2003	10.1924	12.8845	0
	2002	10.0000	10.1924	0

Rydex Financial Services Fund - Level 7	2004	11.8363	13.5845	0
	2003	10.0000	11.8363	0

Rydex Financial Services Fund - Level 8	2004	11.8209	13.5390	0
	2003	10.0000	11.8209	0

Rydex Health Care Fund - Level 1	2004	13.4830	14.1283	0
	2003	10.5319	13.4830	0
	2002	10.0000	10.5319	0

Rydex Health Care Fund - Level 2	2004	13.4446	14.0594	0
	2003	10.5232	13.4446	0
	2002	10.0000	10.5232	0

Rydex Health Care Fund - Level 3	2004	13.4350	14.0422	0
	2003	10.5210	13.4350	0
	2002	10.0000	10.5210	0

Rydex Health Care Fund - Level 4	2004	13.4062	13.9908	0
	2003	10.5145	13.4062	0
	2002	10.0000	10.5145	0

Rydex Health Care Fund - Level 5	2004	13.3967	13.9737	0
	2003	10.5124	13.3967	0
	2002	10.0000	10.5124	0

Rydex Health Care Fund - Level 6	2004	13.3680	13.9223	0
	2003	10.5058	13.3680	0
	2002	10.0000	10.5058	0

Rydex Health Care Fund - Level 7	2004	11.6300	12.1061	0
	2003	10.0000	11.6300	0

Rydex Health Care Fund - Level 8	2004	11.6148	12.0656	0
	2003	10.0000	11.6148	0

Rydex OTC Fund - Level 1	2004	16.1999	17.4743	0
	2003	11.2926	16.1999	0
	2002	10.0000	11.2926	0

Rydex OTC Fund - Level 2	2004	16.1538	17.3892	0
	2003	11.2833	16.1538	0
	2002	10.0000	11.2833	0

Rydex OTC Fund - Level 3	2004	16.1423	17.3680	0
	2003	11.2810	16.1423	0
	2002	10.0000	11.2810	0

Rydex OTC Fund - Level 4	2004	16.1078	17.3043	0
	2003	11.2740	16.1078	0
	2002	10.0000	11.2740	0

Rydex OTC Fund - Level 5	2004	16.0963	17.2832	0
	2003	11.2717	16.0963	0
	2002	10.0000	11.2717	0

Rydex OTC Fund - Level 6	2004	16.0618	17.2197	0
	2003	11.2647	16.0618	0
	2002	10.0000	11.2647	0

Rydex OTC Fund - Level 7	2004	12.2449	13.1209	0
	2003	10.0000	12.2449	0

Rydex OTC Fund - Level 8	2004	12.2289	13.0770	0
	2003	10.0000	12.2289	0

Liberty Asset Allocation Fund - Level 1	2004	12.2795	13.3008	2,211
	2003	10.3477	12.2795	973
	2002	10.0000	10.3477	23

Liberty Asset Allocation Fund - Level 2	2004	12.2445	13.2360	1,870
	2003	10.3392	12.2445	348
	2002	10.0000	10.3392	0

Liberty Asset Allocation Fund - Level 3	2004	12.2358	13.2199	0
	2003	10.3371	12.2358	0
	2002	10.0000	10.3371	0

Liberty Asset Allocation Fund - Level 4	2004	12.2096	13.1714	22,531
	2003	10.3307	12.2096	15,014
	2002	10.0000	10.3307	0

Liberty Asset Allocation Fund - Level 5	2004	12.2009	13.1553	0
	2003	10.3285	12.2009	0
	2002	10.0000	10.3285	0

Liberty Asset Allocation Fund - Level 6	2004	12.1747	13.1070	844
	2003	10.3222	12.1747	0
	2002	10.0000	10.3222	0

Liberty Asset Allocation Fund - Level 7	2004	11.2554	12.1110	9,156
	2003	10.0000	11.2554	830

Liberty Asset Allocation Fund - Level 8	2004	11.2407	12.0705	0
	2003	10.0000	11.2407	0

Stein Roe Growth Stock Fund, Variable Series - Level 1	2004	12.4804	12.0468	4,567
	2003	10.1171	12.4804	4,486
	2002	10.0000	10.1171	0

Stein Roe Growth Stock Fund, Variable Series - Level 2	2004	12.4449	11.9881	1,206
	2003	10.1087	12.4449	423
	2002	10.0000	10.1087	0

Stein Roe Growth Stock Fund, Variable Series - Level 3	2004	12.4361	11.9735	0
	2003	10.1066	12.4361	0
	2002	10.0000	10.1066	0

Stein Roe Growth Stock Fund, Variable Series - Level 4	2004	12.4094	11.9296	0
	2003	10.1004	12.4094	0
	2002	10.0000	10.1004	0

Stein Roe Growth Stock Fund, Variable Series - Level 5	2004	12.4006	11.9150	0
	2003	10.0983	12.4006	0
	2002	10.0000	10.0983	0

Stein Roe Growth Stock Fund, Variable Series - Level 6	2004	12.3740	11.8712	0
	2003	10.0920	12.3740	0
	2002	10.0000	10.0920	0

Stein Roe Growth Stock Fund, Variable Series - Level 7	2004	11.3285	10.8627	0
	2003	10.0000	11.3285	0

Stein Roe Growth Stock Fund, Variable Series - Level 8	2004	11.3138	10.8263	0
	2003	10.0000	11.3138	0

Liberty Money Market Fund, Variable Series - Level 1	2004	9.9204	9.8718	569
	2003	9.9877	9.9204	59
	2002	10.0000	9.9877	41

Liberty Money Market Fund, Variable Series - Level 2	2004	9.8921	9.8237	6,469
	2003	9.9795	9.8921	11,195
	2002	10.0000	9.9795	0

Liberty Money Market Fund, Variable Series - Level 3	2004	9.8851	9.8117	0
	2003	9.9774	9.8851	0
	2002	10.0000	9.9774	0

Liberty Money Market Fund, Variable Series - Level 4	2004	9.8639	9.7757	13,096
	2003	9.9712	9.8639	5,518
	2002	10.0000	9.9712	0

Liberty Money Market Fund, Variable Series - Level 5	2004	9.8568	9.7637	0
	2003	9.9692	9.8568	0
	2002	10.0000	9.9692	0

Liberty Money Market Fund, Variable Series - Level 6	2004	9.8357	9.7278	1,611
	2003	9.9630	9.8357	0
	2002	10.0000	9.9630	0

Liberty Money Market Fund, Variable Series - Level 7	2004	9.9128	9.7991	7,921
	2003	10.0000	9.9128	660

Liberty Money Market Fund, Variable Series - Level 8	2004	9.8998	9.7663	0
	2003	10.0000	9.8998	0

Liberty Federal Securities Fund, Variable Series - Level 1	2004	10.3589	10.6196	1,506
	2003	10.2629	10.3589	679
	2002	10.0000	10.2629	50

Liberty Federal Securities Fund, Variable Series - Level 2	2004	10.3294	10.5678	600
	2003	10.2545	10.3294	0
	2002	10.0000	10.2545	0

Liberty Federal Securities Fund, Variable Series - Level 3	2004	10.3220	10.5549	0
	2003	10.2524	10.3220	0
	2002	10.0000	10.2524	0

Liberty Federal Securities Fund, Variable Series - Level 4	2004	10.2999	10.5162	14,204
	2003	10.2461	10.2999	5,284
	2002	10.0000	10.2461	0

Liberty Federal Securities Fund, Variable Series - Level 5	2004	10.2926	10.5033	0
	2003	10.2440	10.2926	0
	2002	10.0000	10.2440	0

Liberty Federal Securities Fund, Variable Series - Level 6	2004	10.2705	10.4647	1,409
	2003	10.2376	10.2705	0
	2002	10.0000	10.2376	0

Liberty Federal Securities Fund, Variable Series - Level 7	2004	9.8807	10.0624	7,714
	2003	10.0000	9.8807	662

Liberty Federal Securities Fund, Variable Series - Level 8	2004	9.8678	10.0287	0
	2003	10.0000	9.8678	0

Liberty Federal Securities Fundf VS A class - Level 1	2004	10.0979	10.3746	0
	2003	10.0000	10.0979	0

Liberty Federal Securities Fundf VS A class - Level 2	2004	10.0827	10.3379	0
	2003	10.0000	10.0827	0

Liberty Federal Securities Fundf VS A class - Level 3	2004	10.0789	10.3288	0
	2003	10.0000	10.0789	0

Liberty Federal Securities Fundf VS A class - Level 4	2004	10.0675	10.3013	0
	2003	10.0000	10.0675	0

Liberty Federal Securities Fundf VS A class - Level 5	2004	10.0637	10.2922	0
	2003	10.0000	10.0637	0

Liberty Federal Securities Fundf VS A class - Level 6	2004	10.0523	10.2647	0
	2003	10.0000	10.0523	0

Liberty Federal Securities Fundf VS A class - Level 7	2004	9.8983	10.1024	0
	2003	10.0000	9.8983	0

Liberty Federal Securities Fundf VS A class - Level 8	2004	9.8854	10.0685	0
	2003	10.0000	9.8854	0

Templeton Foreign Securities Fund - Level 1	2004	13.1297	15.3518	881
	2003	10.0000	13.1297	57

Templeton Foreign Securities Fund - Level 2	2004	13.1119	15.2999	6,920
	2003	10.0000	13.1119	4,902

Templeton Foreign Securities Fund - Level 3	2004	13.1075	15.2870	0
	2003	10.0000	13.1075	0

Templeton Foreign Securities Fund - Level 4	2004	13.0942	15.2481	15,972
	2003	10.0000	13.0942	7,719

Templeton Foreign Securities Fund - Level 5	2004	13.0897	15.2352	0
	2003	10.0000	13.0897	0

Templeton Foreign Securities Fund - Level 6	2004	13.0764	15.1963	364
	2003	10.0000	13.0764	0

Templeton Foreign Securities Fund - Level 7	2004	12.6884	14.7379	9,781
	2003	10.0000	12.6884	957

Templeton Foreign Securities Fund - Level 8	2004	12.6719	14.6885	0
	2003	10.0000	12.6719	0

Franklin Growth & Income Fund - Level 1	2004	12.5415	13.6849	0
	2003	10.0000	12.5415	0

Franklin Growth & Income Fund - Level 2	2004	12.5245	13.6386	0
	2003	10.0000	12.5245	0

Franklin Growth & Income Fund - Level 3	2004	12.5203	13.6271	0
	2003	10.0000	12.5203	0

Franklin Growth & Income Fund - Level 4	2004	12.5075	13.5924	0
	2003	10.0000	12.5075	0

Franklin Growth & Income Fund - Level 5	2004	12.5033	13.5809	0
	2003	10.0000	12.5033	0

Franklin Growth & Income Fund - Level 6	2004	12.4905	13.5463	0
	2003	10.0000	12.4905	0

Franklin Growth & Income Fund - Level 7	2004	12.0995	13.1154	0
	2003	10.0000	12.0995	0

Franklin Growth & Income Fund - Level 8	2004	12.0838	13.0716	0
	2003	10.0000	12.0838	0

Trust Mutual Shares Securities Fund - Level 1	2004	11.9926	13.3247	732
	2003	10.0000	11.9926	0

Trust Mutual Shares Securities Fund - Level 2	2004	11.9764	13.2796	7,272
	2003	10.0000	11.9764	0

Trust Mutual Shares Securities Fund - Level 3	2004	11.9723	13.2684	0
	2003	10.0000	11.9723	0

Trust Mutual Shares Securities Fund - Level 4	2004	11.9601	13.2346	0
	2003	10.0000	11.9601	0

Trust Mutual Shares Securities Fund - Level 5	2004	11.9561	13.2234	0
	2003	10.0000	11.9561	0

Trust Mutual Shares Securities Fund - Level 6	2004	11.9439	13.1897	0
	2003	10.0000	11.9439	0

Trust Mutual Shares Securities Fund - Level 7	2004	11.7300	12.9468	0
	2003	10.0000	11.7300	0

Trust Mutual Shares Securities Fund - Level 8	2004	11.7147	12.9035	0
	2003	10.0000	11.7147	0

Wanger Foreign Forty - Level 1	2004	13.8706	17.0131	839
	2003	9.9551	13.8706	230
	2002	10.0000	9.9551	0

Wanger Foreign Forty - Level 2	2004	13.8312	16.9302	1,366
	2003	9.9469	13.8312	0
	2002	10.0000	9.9469	0

Wanger Foreign Forty - Level 3	2004	13.8213	16.9095	0
	2003	9.9448	13.8213	0
	2002	10.0000	9.9448	0

Wanger Foreign Forty - Level 4	2004	13.7917	16.8475	6,513
	2003	9.9387	13.7917	3,383
	2002	10.0000	9.9387	0

Wanger Foreign Forty - Level 5	2004	13.7819	16.8269	0
	2003	9.9366	13.7819	0
	2002	10.0000	9.9366	0

Wanger Foreign Forty - Level 6	2004	13.7523	16.7651	275
	2003	9.9305	13.7523	0
	2002	10.0000	9.9305	0

Wanger Foreign Forty - Level 7	2004	13.2808	16.1821	4,111
	2003	10.0000	13.2808	422

Wanger Foreign Forty - Level 8	2004	13.2635	16.1280	0
	2003	10.0000	13.2635	0

Wanger International Small Cap - Level 1	2004	13.7941	17.7266	1,465
	2003	9.3929	13.7941	0
	2002	10.0000	9.3929	32

Wanger International Small Cap -Level 2	2004	13.7549	17.6402	754
	2003	9.3851	13.7549	126
	2002	10.0000	9.3851	0

Wanger International Small Cap - Level 3	2004	13.7451	17.6187	0
	2003	9.3832	13.7451	0
	2002	10.0000	9.3832	0

Wanger International Small Cap - Level 4	2004	13.7156	17.5542	0
	2003	9.3774	13.7156	0
	2002	10.0000	9.3774	0

Wanger International Small Cap - Level 5	2004	13.7059	17.5328	0
	2003	9.3755	13.7059	0
	2002	10.0000	9.3755	0

Wanger International Small Cap - Level 6	2004	13.6765	17.4684	0
	2003	9.3696	13.6765	0
	2002	10.0000	9.3696	0

Wanger International Small Cap - Level 7	2004	13.7109	17.5033	0
	2003	10.0000	13.7109	0

Wanger International Small Cap - Level 8	2004	13.6930	17.4448	0
	2003	10.0000	13.6930	0

Wanger Twenty - Level 1	2004	14.2294	16.7467	8,863
	2003	11.0336	14.2294	1,271
	2002	10.0000	11.0336	0

Wanger Twenty - Level 2	2004	14.1889	16.6651	4,883
	2003	11.0245	14.1889	1,321
	2002	10.0000	11.0245	0

Wanger Twenty - Level 3	2004	14.1788	16.6448	0
	2003	11.0223	14.1788	0
	2002	10.0000	11.0223	0

Wanger Twenty - Level 4	2004	14.1484	16.5838	1,002
	2003	11.0155	14.1484	0
	2002	10.0000	11.0155	0

Wanger Twenty - Level 5	2004	14.1383	16.5636	0
	2003	11.0132	14.1383	0
	2002	10.0000	11.0132	0

Wanger Twenty - Level 6	2004	14.1080	16.5027	0
	2003	11.0064	14.1080	0
	2002	10.0000	11.0064	0

Wanger Twenty - Level 7	2004	11.7691	13.7597	0
	2003	10.0000	11.7691	0

Wanger Twenty - Level 8	2004	11.7538	13.7137	0
	2003	10.0000	11.7538	0

Wanger U.S. Smaller Companies - Level 1	2004	15.3536	17.9225	9,115
	2003	10.8667	15.3536	2,984
	2002	10.0000	10.8667	36

Wanger U.S. Smaller Companies - Level 2	2004	15.3099	17.8352	10,807
	2003	10.8578	15.3099	5,675
	2002	10.0000	10.8578	0

Wanger U.S. Smaller Companies - Level 3	2004	15.2990	17.8134	0
	2003	10.8555	15.2990	0
	2002	10.0000	10.8555	0

Wanger U.S. Smaller Companies - Level 4	2004	15.2663	17.7481	12,324
	2003	10.8488	15.2663	5,681
	2002	10.0000	10.8488	0

Wanger U.S. Smaller Companies - Level 5	2004	15.2554	17.7265	0
	2003	10.8466	15.2554	0
	2002	10.0000	10.8466	0

Wanger U.S. Smaller Companies - Level 6	2004	15.2227	17.6614	157
	2003	10.8399	15.2227	0
	2002	10.0000	10.8399	0

Wanger U.S. Smaller Companies - Level 7	2004	12.9495	15.0164	8,123
	2003	10.0000	12.9495	793

Wanger U.S. Smaller Companies - Level 8	2004	12.9327	14.9662	0
	2003	10.0000	12.9327	0

MFS Emerging Growth Series - Level 1	2004	13.4268	14.9297	5,221
	2003	10.4749	13.4268	1,396
	2002	10.0000	10.4749	0

MFS Emerging Growth Series - Level 2	2004	13.3886	14.8569	279
	2003	10.4663	13.3886	253
	2002	10.0000	10.4663	0

MFS Emerging Growth Series - Level 3	2004	13.3790	14.8388	0
	2003	10.4641	13.3790	0
	2002	10.0000	10.4641	0

MFS Emerging Growth Series - Level 4	2004	13.3504	14.7843	89
	2003	10.4576	13.3504	0
	2002	10.0000	10.4576	0

MFS Emerging Growth Series - Level 5	2004	13.3409	14.7663	0
	2003	10.4555	13.3409	0
	2002	10.0000	10.4555	0

MFS Emerging Growth Series - Level 6	2004	13.3122	14.7120	0
	2003	10.4490	13.3122	0
	2002	10.0000	10.4490	0

MFS Emerging Growth Series - Level 7	2004	11.5162	12.7206	0
	2003	10.0000	11.5162	0

MFS Emerging Growth Series - Level 8	2004	11.5012	12.6780	0
	2003	10.0000	11.5012	0

MFS Investors Growth Stock Series - Level 1	2004	12.4010	13.3323	332
	2003	10.2530	12.4010	16
	2002	10.0000	10.2530	0

MFS Investors Growth Stock Series - Level 2	2004	12.3657	13.2673	815
	2003	10.2446	12.3657	0
	2002	10.0000	10.2446	0

MFS Investors Growth Stock Series - Level 3	2004	12.3569	13.2511	0
	2003	10.2424	12.3569	0
	2002	10.0000	10.2424	0

MFS Investors Growth Stock Series - Level 4	2004	12.3305	13.2026	0
	2003	10.2361	12.3305	0
	2002	10.0000	10.2361	0

MFS Investors Growth Stock Series - Level 5	2004	12.3217	13.1865	0
	2003	10.2340	12.3217	0
	2002	10.0000	10.2340	0

MFS Investors Growth Stock Series - Level 6	2004	12.2952	13.1380	0
	2003	10.2276	12.2952	0
	2002	10.0000	10.2276	0

MFS Investors Growth Stock Series - Level 7	2004	11.0883	11.8422	0
	2003	10.0000	11.0883	0

MFS Investors Growth Stock Series - Level 8	2004	11.0738	11.8026	0
	2003	10.0000	11.0738	0

MFS Investors Trust Series - Level 1	2004	12.5521	13.7597	2,046
	2003	10.4434	12.5521	1,279
	2002	10.0000	10.4434	0

MFS Investors Trust Series - Level 2	2004	12.5164	13.6927	253
	2003	10.4348	12.5164	207
	2002	10.0000	10.4348	0

MFS Investors Trust Series - Level 3	2004	12.5075	13.6760	0
	2003	10.4327	12.5075	0
	2002	10.0000	10.4327	0

MFS Investors Trust Series - Level 4	2004	12.4807	13.6258	0
	2003	10.4262	12.4807	0
	2002	10.0000	10.4262	0

MFS Investors Trust Series - Level 5	2004	12.4718	13.6092	0
	2003	10.4241	12.4718	0
	2002	10.0000	10.4241	0

MFS Investors Trust Series - Level 6	2004	12.4450	13.5592	0
	2003	10.4176	12.4450	0
	2002	10.0000	10.4176	0

MFS Investors Trust Series - Level 7	2004	11.3602	12.3709	0
	2003	10.0000	11.3602	0

MFS Investors Trust Series - Level 8	2004	11.3454	12.3295	0
	2003	10.0000	11.3454	0

MFS New Discovery Series - Level 1	2004	13.5610	14.2081	2,056
	2003	10.3023	13.5610	1,032
	2002	10.0000	10.3023	6

MFS New Discovery Series - Level 2	2004	13.5224	14.1388	260
	2003	10.2938	13.5224	0
	2002	10.0000	10.2938	0

MFS New Discovery Series - Level 3	2004	13.5128	14.1216	0
	2003	10.2917	13.5128	0
	2002	10.0000	10.2917	0

MFS New Discovery Series - Level 4	2004	13.4839	14.0698	554
	2003	10.2853	13.4839	136
	2002	10.0000	10.2853	0

MFS New Discovery Series - Level 5	2004	13.4743	14.0526	0
	2003	10.2832	13.4743	0
	2002	10.0000	10.2832	0

MFS New Discovery Series - Level 6	2004	13.4454	14.0010	0
	2003	10.2768	13.4454	0
	2002	10.0000	10.2768	0

MFS New Discovery Series - Level 7	2004	12.2517	12.7515	0
	2003	10.0000	12.2517	0

MFS New Discovery Series - Level 8	2004	12.2357	12.7088	0
	2003	10.0000	12.2357	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (800) 752-7215

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS

DECEMBER 30, 2005

SUN LIFE FINANCIAL MASTERS CHOICE

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Wanger Select, Variable Series*
Securities Fund, Class 2	Small-Cap Value Equity Funds
Franklin Templeton VIP Trust Mutual	Colonial Small Cap Value Fund, Variable Series -
Shares Securities Fund, Class 2	Class B*
Lord Abbett Series Fund All Value Portfolio	Franklin Templeton VIP Trust Franklin Small Cap
Lord Abbett Series Fund Growth & Income Portfolio	Value Securities Fund, Class 2
MFS/Sun Life Total Return - S Class	Small-Cap Blend Equity Funds
MFS/ Sun Life Value - S Class	Oppenheimer Main Street Small Cap Fund/VA
Large-Cap Blend Equity Funds	- Service Shares
Franklin Templeton VIP Trust Templeton Developing	Small-Cap Growth Equity Funds
Markets Securities Fund - Class 2	MFS/ Sun Life New Discovery - S Class
MFS/ Sun Life Capital Opportunities - S Class	Wanger US Smaller Companies, Variable Series*
MFS/Sun Life Emerging Markets Equity - S Class	Large-Cap Value Sector Equity Funds
MFS/ Sun Life Massachusetts Investors Trust	MFS/ Sun Life Utilities - S Class
- S Class	Mid-Cap Blend Sector Equity Funds
MFS/ Sun Life Research - S Class	Sun Capital® All Cap Fund - S Class
MFS/ Sun Life Research International - S Class	Specialty Commodity Fund
Oppenheimer Main Street Fund/VA - Service Shares	PIMCO VIT Commodity Real Return Strategy
Large-Cap Growth Equity Funds	Portfolio
Fidelity VIP Freedom 2010 Portfolio Service - Class 2	High-Quality Short-Term Bond Funds
Fidelity VIP Freedom 2015 Portfolio Service - Class 2	PIMCO VIT Low Duration Portfolio
Fidelity VIP Freedom 2020 Portfolio Service - Class 2	High-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Emerging Growth - S Class	MFS/ Sun Life Government Securities - S Class
MFS/ Sun Life Massachusetts Investors Growth	Sun Capital Investment Grade Bond Fund®
Stock - S Class	- S Class
MFS/ Sun Life Strategic Growth - S Class	PIMCO VIT All Asset Portfolio
Nations Marsico 21st Century Portfolio*	PIMCO VIT Total Return Portfolio
Nations Marsico Growth Portfolio*	PIMCO VIT Real Return Portfolio
Nations Marsico International Opportunities Portfolio*	Medium-Quality Intermediate-Term Bond Funds
Oppenheimer Global Securities Fund/VA -	PIMCO VIT Emerging Markets Bond Portfolio
Service Shares	Low-Quality Short-Term Bond Funds
Oppenheimer Capital Appreciation Fund/VA -	MFS/ Sun Life High Yield - S Class
Service Shares	Money Market Funds
Mid-Cap Value Equity Funds	MFS/ Sun Life Money Market - S Class**
Lord Abbett Series Fund Mid Cap Value Portfolio	Sun Capital Money Market Fund® - S Class*
Sun Capital Real Estate Fund® - S Class

* Available only to Owners who purchase their Contracts through Bank of America representatives.

** Not available to Owners who purchase their Contracts through Bank of America representatives.

Bank of America Capital Management, LLC, advises and Marsico Capital Management, LLC, sub-advises the Nations Marsico Portfolios. Columbia Management Advisors, Inc., advises Colonial Small Cap Value Fund. Columbia Wanger Asset Management, L.P., advises Wanger U.S. Smaller Companies and Wanger Select. Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers, Inc. advises the Sun Capital Funds. Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated December 30, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 53 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Options:  The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates *

Other Programs *

Withdrawals, Withdrawal Charge and Market Value Adjustment *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals Not Subject to Withdrawal Charge *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge and Distribution Fee *

Mortality and Expense Risk Charge *

Charges for Optional Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Optional Living Benefit Rider: Secured Returns 2 Benefit *

Tax Issues *

Guaranteed Minimum Accumulation Benefit ("AB") Plan *

Guaranteed Minimum Withdrawal Benefit ("WB") Plan *

Availability *

Cost of the Benefit *

Withdrawals Under the Secured Returns 2 Benefit *

Cancellation of the Secured Returns 2 Benefit *

Revocation of the Secured Returns 2 Benefit *

Step-Up of GLB Amount *

Subsequent Purchase Payments After a Step-Up of GLB Amount *

Renewal of the Secured Returns 2 Benefit *

Refund of Rider Charges Under the AB Plan *

Participant's Death Under the AB Plan *

Participant's Death Under the WB Plan *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

The Income Phase -- Annuity Provisions *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contract *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Withdrawals, Withdrawal Charges and the Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of 5% Premium Roll-Up Optional Death Benefit *

Appendix E - Calculation of EEB Premier Optional Death Benefit *

Appendix F - Calculation of EEB Premier Plus Optional Death Benefit *

Appendix G - Calculation of EEB Premier with MAV Optional Death Benefit *

Appendix H - Calculation of EEB Premier with 5% Roll-Up Optional Death Benefit *

Appendix I - Secured Returns 2 Benefit Examples *

Appendix J - Previously Available Investment Options *

Appendix K - Secured Returns Benefit *

Appendix L - Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial Masters Choice Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.05% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Open Date, or 1.25% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution fee of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

If you elect the optional living benefit rider, Secured Returns 2 Benefit, we will assess a quarterly charge equal to 0.125% of your Account Value. In the state of Washington, we assess the charge on Variable Account Value only.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns 2 Benefit

The Secured Returns 2 Benefit ("Secured Returns 2") guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns 2 Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, or some later date if you choose to "step-up" your GLB amount, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (A step-up of the GLB amount to your current Account Value may be made any time after your fifth Account Anniversary.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for the Benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns 2 Benefit is available only if you are age 84 or younger on the Open Date. If you annuitize, this Benefit terminates. This Benefit may not be available in your state.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is equal to the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. For the first Account Year, this "free withdrawal amount" equals 15% of the amount of all Purchase Payments you have made. For all other Account Years, the "free withdrawal amount" is equal to the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) 15% of all Purchase Payments made within the past seven Account Years or (2) all earnings minus any free withdrawals taken during the life of the Contract. All other Purchase Payments will be subject to a withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege".)

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of net Variable Account assets)**
Mortality and Expense Risks Charge:	1.25%***
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.55%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider
(as a percentage of average daily net assets):	0.40%+
Maximum Charge for Optional Living Benefit Rider (Secured Returns 2)
(assessed at a quarterly rate of 0.125% of Account Value):	0.50%++

Total Variable Account Annual Expenses with Maximum Charges for Optional Death Benefit and Living Benefit Riders:	2.45%++
*

The Annual Account Fee is waived if your Account Value has been allocated to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

All the Variable Account Annual Expenses, except for the charges for the Optional Living Benefit Rider, are assessed as a percentage of average daily net Variable Account assets. The charge for the Optional Living Benefit Rider is assessed on a quarterly basis at a rate of 0.125% of your total Account Values (an annual rate of 0.50%), except in the state of Washington where the charge is assessed on Variable Account Value only.

***

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.05% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.60% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

+

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
++

If you elect the Optional Living Benefit Rider, you may choose any one of the optional death benefit riders, except EEB Premier Plus. The charge for the Optional Living Benefit can increase at the time of step-up to an amount equal to the rider fee imposed on new issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Account Anniversary.

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.65%	4.04%

*	The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.65% and 1.50% , respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,321	$2,492	$3,553	$6,089
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$654	$1,930	$3,166	$6,089

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (''Variable Accumulation Units'') is included in the back of this Prospectus as Appendix L.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS:  THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge and distribution charge) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice from you electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers to and from Guarantee Periods;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns 2 Benefit. (See "Optional Living Benefit Rider: Secured Returns 2 Benefit.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to in-force service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of the risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative service fee, the distribution fee or the annual Account Fee, credit additional amounts, grant special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Trilegiant Corporation ("Trilegiant"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Trilegiant. This will allow Trilegiant to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Trilegiant for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end. This program may not be available in your state. This program may not be available in your state.

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000). Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect an asset allocation program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Secured Returns 2 Benefit" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last 7 Account Years, including the current Account Year, as "New Payments," and we refer to Purchase Payments made before the last 7 Account Years as "Old Payments."

For the first Account Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Account Years, the free withdrawal amount is equal to the greater of:
o	your Contract's earnings (defined below), minus any free withdrawals taken during the life of your Contract, or
o	15% of the amount of all New Payments minus any free withdrawals taken during the current Account Year.

Your Contract's earnings are equal to:
o	your Account Value as of the close of business on the previous business day, minus

o	all Purchase Payments made, plus

o	all partial withdrawals and charges taken.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge in any Account Year will never be more than the total of all New Payments that you have not previously withdrawn.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The Withdrawal Charge scale is as follows:

Number of
Account Years
Payment Has Been	Withdrawal
In Your Account	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%

The withdrawal charge will never be greater than 8% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
o	at least one year has passed since your Issue Date;

o	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state; and

o	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.05% if you are age 75 or younger on the Open Date (1.25% if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Benefit Riders

If you elect the Secured Returns 2 Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value. See "Cost of the Benefit" under "Optional Living Benefit Rider: Secured Returns 2." For Contracts issued in the state of Washington the charge is assessed on Variable Account Value only.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

             * As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT

The Secured Returns 2 Benefit ("Benefit" or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization. Secured Returns 2 may not be available in your state.

If you elect Secured Returns 2, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Account Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that you make the election prior to the earliest of your 81st birthday, the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns 2 Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of Secured Returns 2 might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Returns 2 Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in Secured Returns 2.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds (defined below under "Availability") in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 3 in Appendix I. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit.

If you remain in the AB Plan until it matures, you may also be entitled to a refund of the charges you paid for the Secured Returns 2 Benefit. (See "Refund of Rider Charges Under the AB Plan.")

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. Once the GLB amount is reduced to zero, the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted into the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns 2 Benefit.") Provided any GLB amount is not exhausted, any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 in Appendix I.

Availability

Secured Returns 2 is available only if you are age 84 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns 2 and any elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds, Guarantee Period dollar cost averaging programs and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

If you purchased the Secured Returns Benefit ("SR1") prior to the later of September 7, 2004, or the date Secured Returns 2 became available for sale in your state, you were given to opportunity to replace SR1 with Secured Returns 2. If you chose to replace your SR1 with Secured Returns 2, the following terms and conditions apply to your Contract:

o	Your GLB amount did not change.

o

Charges for Secured Returns 2 commenced on the first "Account Quarter" (defined below under "Cost of the Benefit") following the date we received your notification to participate in Secured Returns 2 ("Notification Date"), and were be applied on a pro rata basis starting from the Notification Date.

o	All benefits provided under Secured Returns 2 commenced on the Notification Date.

o	Any refund of rider charges (described below) will only be applied to charges paid after the Notification Date. You will not receive any refund of charges paid for SR1.

o

The time period for measuring the duration of your Secured Returns 2 Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange SR1 for Secured Returns 2 twelve months after your Issue Date, your AB Plan will mature in nine years.

o

If you were participating in the WB Plan on the Notification Date, then you must remain in the WB Plan. If you were participating in the AB Plan on the Notification Date, you may not elect to participate in the WB Plan until after your first Account Anniversary.

Cost of the Benefit

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. For Contracts issued in the State of Washington, the charge for the Benefit will be made as a specific deduction from Variable Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value (Variable Account Value in Washington). The quarterly charge will be determined by multiplying the Account Value (Variable Account Value in Washington) at the end of the Account Quarter by 0.00125. (See Example 12 in Appendix I.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Account Anniversary. (See "Cancellation of the Secured Returns 2 Benefit.")

Withdrawals Under the Secured Returns 2 Benefit

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 in Appendix I.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 in Appendix I.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than the GLB amount. In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under Secured Returns 2, see Examples 6, 7, 9 and 11 in Appendix I.

Cancellation of the Secured Returns 2 Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary.

Revocation of the Secured Returns 2 Benefit

Anytime after your 7th Account Anniversary, you may revoke Secured Returns 2. Once revoked, Secured Returns 2 may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Step-Up of GLB Amount

After your fifth Account Anniversary, you may elect to increase the GLB amount to your then current Account Value. Currently, this step-up election may be made on any day after your fifth Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Account Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB amount if the current Account Value is greater than the current GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee may be changed to an amount equal to the Secured Returns 2 fee charged on newly issued Contracts at that time. This fee may be higher than your current Secured Returns 2 fee as set forth below under "Cost of the Benefit." If we are no longer issuing new Contracts with the Secured Returns 2 Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns 2 rider charges). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 in Appendix I.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of the new GLB amount. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new "maximum WB amount." (See Example 8 in Appendix I.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Subsequent Purchase Payments After a Step-Up of GLB Amount

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Account Anniversary, you must be participating in the AB Plan to make any Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 in Appendix I.)

Renewal of the Secured Returns 2 Benefit

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns 2, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns 2 Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns 2 Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns 2.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Account Anniversary or 10 years from your last Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Return 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such "maturity date." No refund of Secured Return 2 charges will be made if you change from the AB Plan to the WB Plan.

Participant's Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB Plan is scheduled to "mature". If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

Participant's Death Under the WB Plan

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In such case, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit (above), or

o

your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit (above), or

o	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
o	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8, and 9-year period certain options are not available if your Account has been issued within the past 7 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.60% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days or longer if allowed by your state after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

      Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

      Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

      Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

      Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
o	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	any required minimum distribution, or

o	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

      Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

      Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

      Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

      Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

      Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

      Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

      Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

      Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA, the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

      Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the Secured Returns 2 Benefit, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the Secured Returns 2 Benefit, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. (See "Withdrawals under the Secured Returns 2 Benefit".) This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the Secured Returns 2 Benefit, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the Secured Returns 2 Benefit.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns 2 Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns 2 Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 8.50% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support and product training to the Selling Agents of the Selling Broker-Dealers. These payments may be based on a percentage of Purchase Payments and/or a percentage of Contract Value.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2002, 2003, and 2004, approximately $54,433, $1,815,203, and $3,622,354, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulations
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated December 30, 2005 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To: Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial Masters Choice Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
	Account	Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
	Year	Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	8.00%	$2,800
	2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	8.00%	$3,128
	3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	7.00%	$2,800
(b)	4	$52,100	$2,500	$12,100	$12,100	$40,000	6.00%	$2,400
	5	$57,300	$5,200	$17,300	$17,300	$40,000	5.00%	$2,000
	6	$63,000	$5,700	$23,000	$23,000	$40,000	4.00%	$1,600
	7	$66,200	$3,200	$26,200	$26,200	$40,000	3.00%	$1,200
(c)	8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0
(a)

The free withdrawal amount in any year is equal to the greater of (1) the Contract's earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b)

In Account Year 4, the free withdrawal amount is $12,100, which equals the prior Contract's cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c)

In Account Year 8, the free withdrawal amount is $32,800, which equals the Contract's cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,000, $9,000, $12,000, and $20,000.

					Remaining
	Hypothetical				Free	Amount of			Hypothetical
	Account				Withdrawal	Withdrawal			Account
	Value				Amount	Subject to	Withdrawal	Withdrawal	Value
Account	Before		Cumulative	Amount of	After	Withdrawal	Charge	Charge	After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$6,000	$ 0	8.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$6,000	$ 0	8.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$9,600	$ 0	7.00%	$ 0	$49,600
(a)4	$50,100	$ 500	$10,100	$ 4,000	$6,100	$ 0	6.00%	$ 0	$46,100
(b)4	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	6.00%	$ 126	$37,900
(c)4	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	6.00%	$ 684	$26,500
(d)4	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	6.00%	$1,176	$ 6,900

(a)

In Account Year 4, the free withdrawal amount is $10,100, which equals the Contract's cumulative earnings to date. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Account Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $2,100 has been from deposits.

(c)

Since $10,900 of the 2 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from deposits.

(d)

Since $11,500 of the 3 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from deposits. Note that if the $6,900 hypothetical Account Value after withdrawal was withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 6% of $6,900, which equals $414. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Account Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Account Year 2, that all of the money is invested in the Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	= $ 80,000.00
Cash Surrender Value*	= $ 74,750.00
Purchase Payments	= $100,000.00
The Basic Death Benefit would therefore be:	= $100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	= $60,000.00
Cash Surrender Value*	= $55,150.00
Adjusted Purchase Payments**	= $75,000.00
The Basic Death Benefit would therefore be:	= $75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the ninth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 89,950
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$116,000
The Death Benefit Amount would therefore	=	$116,000

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
45% of the above amount	=	$13,417
Cap of 100% of Adjusted Purchase Payments	=	$85,185
The lesser of the above two amounts = the EEB Premier amount	=	$13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $145,000. Assume death occurs in Account Year 9. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

SECURED RETURNS 2 BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2005 with an initial Purchase Payment of $100,000 and you selected the Secured Returns 2 Program. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

o	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Low investment performance; no WB election, Step-up elected.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

o	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 3: High investment performance; no WB election, Refund applies.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

o	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.
o	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Low investment performance; WB election.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

o	On December 31, 2014, your GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.
o	These withdrawals of $7,000 continue until the GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates and no renewal is available.

EXAMPLE 5: High investment performance; WB election, Step-up elected.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

o	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.
o	These $7,000 withdrawals continue. On December 31, 2020, the GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.
o

Assume that you withdraw $3,000 on February 12, 2021. At this time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.
o	Assume that you did not elect the WB plan at any time.
o	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.
o	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.
o	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your GLB amount is now $95,000. Assume that your Account Value is now $88,000.
o

Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Account Year, so the maximum WB amount has not been exceeded yet. Your GLB amount is now $90,000. Assume that your Account Value is now $80,000.

o

Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Account Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account is $79,000 just before the withdrawal, and $74,000 just after the withdrawal.

o

Because your withdrawals exceeded the maximum WB amount, your GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) / $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 / 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance, Step-up elected.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume you make no withdrawals. On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your GLB amount, you may step-up your GLB amount to $124,000. Assume that you do not step-up. Your GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o

Assume that you make a withdrawal of $5,000 on March 3, 2010. Your GLB amount is now $95,000. Assume that your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400. Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

o

Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Account Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

o

On January 2, 2011 you begin a new Account Year. Therefore, you can withdraw $8,400 in this new Account Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Account Year. On December 31, 2011, the GLB amount equals $108,200. Assume that, on this date, your Account Value equals $110,000.

o	Assume that you continue to withdraw $8,400 each Account Year. On December 31, 2023, the GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.
o

Assume that you withdraw $7,400 on March 12, 2024. At that time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.
o	Assume that you did not elect the WB Plan at any time.
o	On June 1, 2010, you deposit an additional $80,000.
o	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)]
o	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.
o	On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 - (40,000/240,000)].
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Step-up and Sub-deposits under the AB Plan; high investment performance, Step-up elected, Refund applies.
o

Assume that you did not elect the WB Plan at any time and that your Designated Funds had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o	On June 1, 2011, you deposit an additional $80,000.
o

On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

o	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.
o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Secured Returns 2 with a new GLB amount of $295,130 at the cost and terms available to new Owners.

EXAMPLE 11: Withdrawals with Sub-deposits under the WB Plan.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On January 1, 2007, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o	On January 6, 2007, you make an additional deposit of $50,000.
o	Your GLB amount is reset to $143,000 ($93,000 + $50,000).
o	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].
o	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.
o	On January 1, 2008, your GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional deposits and the maximum WB amount is withdrawn annually.
o

Assume that on January 1, 2016, your Account Value is $0. Your GLB amount will be $48,500 [$132,500 - ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates and no Secured Returns 2 renewal is available.

EXAMPLE 12: Calculation of Explicit Rider Charges.
o

Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

o

On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

o

On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

o

On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

o

This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount equal to the ending January 1, 2015 Account Value at the cost and terms available to new Owners.

APPENDIX J

PREVIOUSLY AVAILABLE INVESTMENT OPTIONS

The current available variable investment options are those listed on page 1 of the prospectus.

If you purchased your Contract before February 2, 2004, you may also make subsequent payments to the following investment options:

Large-Cap Value Equity Funds

   MFS/Sun Life Strategic Value - S Class

Large-Cap Growth Equity Funds

   MFS/Sun Life Capital Appreciation - S Class

   MFS/Sun Life Global Growth - S Class

Mid-Cap Value Equity Funds

   MFS/Sun Life Mid Cap Value - S Class

   Sun Capital Real Estate Fund(R) - Initial Class

Mid-Cap Growth Equity Funds

   MFS/Sun Life Mid Cap Growth - S Class

Medium Quality Intermediate-Term Bond Funds

   MFS/Sun Life Bond - S Class

   MFS/Sun Life Strategic Income - S Class

Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Sun Capital Advisers, Inc. advises the Sun Capital Funds.

APPENDIX K

SECURED RETURNS BENEFIT

Prior to September 7, 2004, an optional living benefit rider, "Secured Returns Benefit," was available on all Contracts. An enhanced optional benefit rider, Secured Returns 2 Benefit ("Secured Returns 2"), became effective on September 7, 2004. It was made available on September 7, 2004, on all Contracts issued in states that had already approved the enhanced rider and as soon thereafter on Contracts issued in other states as those states approved the enhanced rider. For purposes of this appendix, the "date of availability" is the later of September 7, 2004, or the date Secured Returns 2 became available for sale in the state of issuance. On all Contracts issued before the "date of availability", unless the Contract Owner elected to replace Secured Returns with Secured Returns 2 as described in the prospectus under "Availability" under "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT", the following prospectus disclosure is effective:
1.	The section entitled "Optional Living Benefit Rider: Secured Returns 2 Benefit" under the heading "PRODUCT HIGHLIGHTS," is replaced by the following disclosure:

Optional Living Benefit Rider: Secured Returns Benefit

The Secured Returns Benefit guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. This Benefit may not be available in your state.
2.	The first two tables under the heading "FEES AND EXPENSES," are replaced with the following disclosure:

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes (as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.25%**
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.55%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***
Maximum Charge for Optional Living Benefit Rider:	0.40%****

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.20%****
*

The Annual Account Fee is waived if your Account Value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.05% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.60% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

***

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
****

If you elect the Optional Living Benefit Rider, the only optional death benefit rider available to you is the EEB Premier rider at a cost of 0.25% of average daily net assets. Therefore, the Total Variable Account Annual Expenses would be equal to the amount shown in the above table. We will continue to deduct the charge for the Option Living Benefit Rider until you annuitize your Contract or your Option Living Benefit Rider expires or is revoked. (See "Optional Living Benefit Rider: Secured Returns Benefit.")

3.	Under the heading "EXAMPLE", the current disclosure is replaced with the following disclosure:

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For the purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,299	$2,431	$3,458	$5,931
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$630	$1,864	$3,065	$5,931
4.	The section "Charges for Optional Benefit Riders" under the heading "CONTRACT EXPENSES" is replaced with the following disclosure:

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

Rider(s) You Elect*	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

             * As defined below under "Optional Death Benefits."
5.	Under the heading "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT," the current disclosure is replaced with the following disclosure:

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS BENEFIT

The Secured Returns Benefit ("Benefit") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. The Benefit may not be available in your state.

If you elect the Secured Returns Benefit, you may choose to receive your Secured Returns Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect the Secured Returns Benefit, you are automatically enrolled in the AB Plan. Any time prior to your 81st birthday, you may elect instead to receive your Secured Returns Benefit under the WB Plan. There is no waiting period for participation in the WB Plan, but you must make your election prior to your 10th Account Anniversary or annuitization, whichever is earlier. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of the Secured Returns Benefit might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Return Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in the Secured Returns Benefit.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage Guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 in Appendix I below. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns Benefit.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns Benefit.") Any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments if you have elected the WB Plan.

For examples of how we calculate benefits under the WB Plan, see Examples 3 and 4 in Appendix I below.

Availability

The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may not combine the Benefit with any optional death benefit rider other than the EEB Premier rider.

To participate in the Secured Returns Benefit, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Cost of the Benefit

If you elect the Secured Returns Benefit with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. If you elect the Secured Returns Benefit with the EEB Premier rider, we will assess your Contract an annual charge of 0.65% of your average daily net assets. We will continue to deduct this annual charge until you annuitize or your Secured Returns Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) may not terminate the annual charge. (See "Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit.")

Withdrawals Under the Secured Returns Benefit

All withdrawals under the Secured Returns Benefit are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected the Secured Returns Benefit, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 5 and 7 in Appendix I below.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 6 in Appendix I below.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns Benefits if your Account Value is less than the GLB amount. In addition, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under the Secured Returns Benefit, see Examples 5 through 8 in Appendix I below.

Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns Benefit will be automatically cancelled.

Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns Benefit will be cancelled.

Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary. After your 7th Account Anniversary, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be cancelled and the cost of such rider (0.25% of your average daily Account Value) will remain.

Revocation of the Secured Returns Benefit

Anytime after your 7th Account Anniversary, the Secured Returns Benefit may be revoked. Once revoked, the Benefit may not be reinstated. After the Benefit has been revoked, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elect the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be revoked and the charge of the rider (0.25% of your average daily Account Value) will continue.

Renewal of the Secured Returns Benefit

If you elected to participate in the AB Plan and you remained in the Plan for the entire 10-year period, you may elect to renew your participation in the Secured Returns Benefit, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns Benefit to new Owners. If we do so, renewals will no longer be available.

If you elected to participate in the WB Plan during your initial 10-year period, you may not renew your participation in the Secured Returns Benefit.

Participant's Death Under the AB Plan

If you (as Participant) die while the AB Plan is still in force, all benefits and charges under Secured Returns Benefit will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and your 10th Account Anniversary. If your surviving spouse does not elect the WB Plan, the AB Plan will continue. In such case, the benefits under AB Plan will be determined according to the original 10-year period. In all cases, the GLB amount will not reset upon your death.

Participant's Death Under the WB Plan

If you (as Participant) die while the WB Plan is in force and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, the Secured Returns Benefit will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance " under "DEATH BENEFIT.") In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Certificate, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

6.	"APPENDIX I: SECURED RETURNS 2 BENEFIT EXAMPLES" is replaced with the following Appendix:

APPENDIX I

SECURED RETURNS BENEFIT EXAMPLES

All of the following examples are based upon the assumption you selected the Secured Returns Benefit on or before your Issue Date.

Examples 1 through 4 demonstrate how we calculate your Secured Returns Benefit assuming you make no subsequent Purchase Payments and you make no withdrawals other than those satisfying the maximum WB amount under the WB Plan. Examples 1 and 2 show your benefit under the AB Plan, and Examples 3 and 4 show your benefit under the WB Plan.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.

o

Assume that on January 1, 2013, your Account Value is $85,000. On that date, your Account Value will be increased by $15,000 ($100,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: High investment performance; no WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance.

o

Assume that on January 1, 2013, your Account Value is $200,000. Because your Account Value is greater that the GLB amount of $100,000, your Account Value will not be increased. If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $200,000 at the cost and terms available to new Owners.

EXAMPLE 3: Low investment performance; WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $80,000. These withdrawals continue for seven more years.
o

On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $0. These withdrawals of $7,000 continue until the GLB amount runs out in year 15, after the final withdrawal of $2,000 has been taken. At that time, the Benefit terminates and no renewal applies.

EXAMPLE 4: High investment performance; WB election
o	Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).
o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $90,000. These withdrawals continue for seven more years.
o	On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $50,000. These withdrawals continue for 5 more years.
o	On December 31, 2016, the GLB amount equals $2,000 ($37,000 - ($7,000 x 5 years)). Assume the Account Value equals $30,000.
o

Assume that, on December 31, 2017, your withdraw the remaining $2,000 to exhaust the GLB amount. The Secured Returns Benefit thus terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No renewal is available.

Examples 5 through 8 demonstrate how withdrawals and subsequent Purchase Payments affect your Secured Returns Benefit. Examples 5 and 7 show how withdrawals affect your benefits under the AB Plan. Example 6 shows the effect of withdrawing more than the maximum WB amount under the WB Plan in any one Account Year. Examples 7 and 8 show the effects of making subsequent Purchase Payments.

EXAMPLE 5: Withdrawals Under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Your GLB amount is $100,000.
o

Assume that on January 1, 2004, your Account Value is $110,000 and you withdraw 10% of your Account Value (or $11,000). Your GLB amount will be reset to $90,000, i.e., the previous GLB amount ($100,000) reduced proportional to the amount of Account Value withdrawn (10%), or $100,000 - (10% of $100,000). Assume you make no more withdrawals or deposits and that your Account Value.

o

On January 1, 2013, the Account Value is $85,000. Your Account Value will be increased by $5,000 ($90,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit, at the cost and terms available to new Owners, with a new GLB amount of $90,000.

EXAMPLE 6: Withdrawals Under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB Plan at issue. Your maximum WB amount would be $7,000 (i.e., 7% of the $100,000).

o	Assume that, on January 1, 2004, your Account Value is $95,000. Assume that no withdrawals have been made. Your GLB amount is still $100,000 and your maximum WB amount is still $7,000.
o

Assume that, on September 3, 2004, your Account Value is $93,000 and you withdraw $5,000. Your Account Value is thus reduced to $88,000, and your GLB amount is reduced to $95,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Contract Year without exceeding your maximum WB amount for the Contract Year.

o

Assume that, on January 4, 2005, your Account Value is $85,000 and you withdraw another $5,000. Your Account Value is thus reduced to $80,000. This is now a new Contract Year, so the maximum WB amount has not yet been exceeded. Your GLB amount is reduced to $90,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Contract Year without exceeding your maximum WB amount for the Contract Year.

o

Assume that, on November 4, 2005, your Account Value is $79,000 and you withdraw another $5,000. Your Account Value is thus reduced to $74,000. Your total withdrawals for the current Contract Year equal $10,000 ($5,000 + $5,000), a total of $3,000 in excess of your maximum WB amount. Your remaining GLB amount is thus reduced to $74,000; i.e., the lesser of your Account Value ($74,000) and your previous remaining GLB amount reduced dollar for dollar by the withdrawal ($90,000 - $5,000). Your maximum WB amount is reduced so that the date on which the GLB amount expires will be the same date it would have expired had the maximum WB been withdrawn every year, i.e., ($90,000 - $2,000) / $7000 = 12.57 years. Thus the maximum WB amount will become $5,887 ($74,000/12.57).

EXAMPLE 7: Withdrawals with Subsequent Purchase Payments under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB Plan at any time.
o	On June 1, 2007, you make a subsequent Purchase Payment of $100,000. Your GLB amount is now $185,000, i.e., ($100,000 x 100%) + ($100,000 x 85%).
o

Assume that, on June 1, 2009, your Account Value is $240,000 and you withdraw $40,000 . Your Account Value is reduced to $200,000. Your GLB amount is reset to $154,167, i.e., the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $185,000 x ($200,000/$240,000). Assume you make no more withdrawals or subsequent Purchase Payments.

o

Assume that, on January 1, 2013, your Account Value is $125,000. On that date, your Account Value will be increased by $29,167 ($154,167 - $125,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $154,167 at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals with Subsequent Purchase Payments under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On January 1, 2004, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o

Assume that, on January 6, 2004, you make an additional deposit of $50,000. Your GLB amount is reset to $143,000 ($93,000 + $50,000). Your maximum WB amount is reset to $10,500 ($7,000 + (7% x $50,000)). Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

o

Assume that, on January 1, 2005, you withdraw the maximum WB amount of $10,500 and your GLB amount is $132,500 ($143,000 - $10,500). Assume that no additional subsequent Purchase Payments are made and the maximum WB amount is withdrawn annually.

o

Assume that, on January 1, 2013, your Account Value equals $0. Your GLB amount will be $48,500, i.e., ($132,500 - ($10,500 x 8 years). Withdrawals will continue until the GLB amount is exhausted. No renewal of the Secured Returns Benefit is available.

APPENDIX L

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
Year		of Year	of Year	of Year

Franklin Small Cap Value Securities Fund - Level 1	2004	13.6441	16.6555	48,744
	2003	10.4678	13.6441	17,206
	2002	10.0000	10.4678	2,459

Franklin Small Cap Value Securities Fund - Level 2	2004	13.6052	16.5744	82,078
	2003	10.4592	13.6052	44,107
	2002	10.0000	10.4592	3,771

Franklin Small Cap Value Securities Fund - Level 3	2004	13.5955	16.5542	1,206
	2003	-	13.5955	25
	2002	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 4	2004	13.5664	16.4935	56,641
	2003	10.4506	13.5664	35,650
	2002	10.0000	10.4506	1,033

Franklin Small Cap Value Securities Fund - Level 5	2004	13.5568	16.4734	298
	2003	-	13.5568	321
	2002	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 6	2004	13.5277	16.4129	7,978
	2003	-	13.5277	1,922
	2002	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 1	2004	12.5282	13.9198	74,114
	2003	10.1476	12.5282	35,453
	2002	10.0000	10.1476	988

Franklin Templeton Mutual Shares Securities Fund - Level 2	2004	12.4926	13.8519	118,278
	2003	10.1393	12.4926	63,486
	2002	10.0000	10.1393	443

Franklin Templeton Mutual Shares Securities Fund - Level 3	2004	12.4836	13.8350	65
	2003	-	12.4836	26
	2002	10.0000-	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 4	2004	12.4569	13.7843	69,496
	2003	10.1309	12.4569	32,556
	2002	10.0000	10.1309	3,974

Franklin Templeton Mutual Shares Securities Fund - Level 5	2004	12.4480	13.7675	962
	2003	-	12.4480	963
	2002	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 6	2004	12.4213	13.7169	9,746
	2003	-	12.4213	7,897
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 1	2004	12.5579	14.6832	648,051
	2003	9.6281	12.5579	80,721
	2002	10.0000	9.6281	5,359

Franklin Templeton Foreign Securities Fund - Level 2	2004	12.5221	14.6117	408,015
	2003	9.6202	12.5221	93,154
	2002	10.0000	9.6202	1,017

Franklin Templeton Foreign Securities Fund - Level 3	2004	12.5132	14.5938	68,260
	2003	-	12.5132	1,699
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 4	2004	12.4864	14.5403	841,752
	2003	9.6122	12.4864	173,057
	2002	10.0000	9.6122	709

Franklin Templeton Foreign Securities Fund - Level 5	2004	12.4775	14.5226	5,767
	2003	-	12.4775	1,596
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 6	2004	12.4507	14.4692	86,288
	2003	-	12.4507	44,129
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 7	2004	12.6884	14.7379	168,731
	2003	-	12.6884	39,556
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 8	2004	12.6719	14.6885	8,727
	2003	-	12.6719	3,474
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 1	2004	13.1433	16.0827	213,352
	2003	10.6794	13.1433	33,970
	2002	10.00000	10.6794	4,567

Lord Abbett Mid Cap Value Portfolio - Level 2	2004	13.1059	16.0043	163,269
	2003	10.6706	13.1059	31,839
	2002	10.0000	10.6706	2,522

Lord Abbett Mid Cap Value Portfolio - Level 3	2004	13.0966	15.9848	19,702
	2003	-	13.0966	25
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 4	2004	13.0685	15.9262	212,276
	2003	10.6618	13.0685	46,465
	2002	10.0000	10.6618	424

Lord Abbett Mid Cap Value Portfolio - Level 5	2004	-	15.9068	969
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 6	2004	13.0312	15.8483	28,051
	2003	-	13.0312	10,232
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 7	2004	-	14.7367	32,520
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 8	2004	-	14.6874	1,077
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 1	2004	13.8575	15.3996	717,995
	2003	10.7219	13.8575	111,487
	2002	10.0000	10.7219	925

Lord Abbett Growth and Income Portfolio - Level 2	2004	13.8181	15.3245	477,142
	2003	10.7130	13.8181	147,755
	2002	10.0000	10.7130	5,774

Lord Abbett Growth and Income Portfolio - Level 3	2004	13.8082	15.3058	68,194
	2003	-	13.8082	2,351
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 4	2004	13.7786	15.2497	909,236
	2003	10.7042	13.7786	274,750
	2002	10.0000	10.7042	775

Lord Abbett Growth and Income Portfolio - Level 5	2004	13.7688	15.2311	5,115
	2003	-	13.7688	1,486
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 6	2004	13.7393	15.1751	87,783
	2003	-	13.7393	49,497
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 7	2004	11.9558	13.1985	192,794
	2003	-	11.9558	65,997
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 8	2004	11.9402	13.1543	11,641
	2003	-	11.9402	6,127
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 1	2004	11.4331	11.9449	49,881
	2003	10.5908	11.4331	34,788
	2002	10.0000	10.5908	40

MFS/Sun Life Bond S Class - Level 2	2004	11.4005	11.8866	48,572
	2003	10.5820	11.4005	41,977
	2002	10.0000	10.5820	2,266

MFS/Sun Life Bond S Class - Level 3	2004	11.3924	-	0
	2003	-	11.3924	-
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 4	2004	11.3680	11.8286	179,182
	2003	10.5733	11.3680	182,940
	2002	10.0000-	10.5733	1,660

MFS/Sun Life Bond S Class - Level 5	2004	11.3599	11.8141	820
	2003	-	11.3599	764
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 6	2004	11.3355	11.7707	9,977
	2003	-	11.3355	10,045
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 7	2004	10.1518	10.5361	25,203
	2003	-	10.1518	43,092
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 8	2004	-	10.5009	11,931
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 1	2004	13.3679	14.6089	17,853
	2003	-	13.3679	15,715
	2002	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 2	2004	13.3298	14.5377	53,116
	2003	-	13.3298	29,623
	2002	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 4	2004	13.2918	14.4667	16,794
	2003	10.5403	13.2918	16,497
	2002	10.0000	10.5403	114

MFS/Sun Life Capital Appreciation S Class - Level 5	2004	13.2824	14.4491	647
	2003	-	13.2824	648
	2002	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 1	2004	13.4147	14.8903	26,075
	2003	-	13.4147	10,052
	2002	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 2	2004	13.3765	14.8177	51,418
	2003	10.6146	13.3765	34,662
	2002	10.0000	10.6146	412

MFS/Sun Life Capital Opportunities S Class - Level 4	2004	13.3384	14.7454	26,251
	2003	-	13.3384	9,450
	2002	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 5	2004	13.3289	14.7274	655
	2003	-	13.3289	656
	2002	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 1	2004	13.5516	15.1013	19,156
	2003	-	13.5516	6,870
	2002	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 2	2004	13.5131	15.0277	35,677
	2003	-	13.5131	23,471
	2002	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 4	2004	13.4745	14.9543	13,558
	2003	-	13.4745	11,245
	2002	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 5	2004	13.4649	14.9361	1,618
	2003	-	13.4649	1,606
	2002	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 1	2004	13.7083	15.6068	6,209
	2003	-	13.7083	2,234
	2002	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 2	2004	13.6693	15.5307	23,800
	2003	10.2750	13.6693	13,924
	2002	10.0000	10.2750	97

MFS/Sun Life Global Growth S Class - Level 4	2004	13.6303	15.4549	4,549
	2003	-	13.6303	5,227
	2002	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 6	2004	13.5914	15.3793	4,483
	2003	-	13.5914	4,487
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class- Level 1	2004	10.3000	10.5214	600,878
	2003	10.2494	10.3000	190,478
	2002	10.0000	10.2494	4,266

MFS/Sun Life Government Securities S Class - Level 2	2004	10.2707	10.4701	402,014
	2003	10.2409	10.2707	169,944
	2002	10.0000	10.2409	3,211

MFS/Sun Life Government Securities S Class - Level 3	2004	10.2633	10.4573	47,263
	2003	-	10.2633	9,422
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 4	2004	10.2413	10.4189	814,674
	2003	10.2325	10.2413	489,262
	2002	10.0000	10.2325	22,929

MFS/Sun Life Government Securities S Class - Level 5	2004	10.2340	10.4062	2,219
	2003	-	10.2340	340
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 6	2004	10.2121	10.3679	131,200
	2003	-	10.2121	107,360
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 7	2004	9.8718	10.0173	162,866
	2003	-	9.8718	107,022
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 8	2004	9.8589	9.9838	14,285
	2003	-	9.8589	10,934
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 1	2004	12.5853	13.5782	210,412
	2003	10.5253	12.5853	112,275
	2002	10.0000	10.5253	5,609

MFS/Sun Life High Yield S Class - Level 2	2004	12.5495	13.5121	170,685
	2003	10.5167	12.5495	86,974
	2002	10.0000	10.5167	10,805

MFS/Sun Life High Yield S Class - Level 3	2004	12.5406	13.4956	9,860
	2003	-	12.5406	672
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 4	2004	12.5137	13.4461	230,501
	2003	-	12.5137	173,957
	2002	10.00000	-	0

MFS/Sun Life High Yield S Class - Level 5	2004	12.5048	13.4297	717
	2003	-	12.5048	279
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 6	2004	12.4780	13.3804	46,425
	2003	-	12.4780	37,408
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 7	2004	10.9302	11.7146	38,257
	2003	-	10.9302	21,592
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 8	2004	10.9160	11.6754	2,810
	2003	-	10.9160	1,779
	2002	10.0000	-	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 1	2004	12.4271	13.4059	140,341
	2003	10.2544	12.4271	74,562
	2002	10.0000	10.2544	14,784

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 2	2004	12.3917	13.3406	102,532
	2003	10.2459	12.3917	77,047
	2002	10.0000	10.2459	1,040

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 4	2004	12.3564	13.2754	227,165
	2003	10.2375	12.3564	197,339
	2002	10.0000	10.2375	4,150

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 6	2004	12.3211	13.2105	15,247
	2003	-	12.3211	10,001
	2002	10.0000	-	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 7	2004	11.1061	11.9017	24,608
	2003	-	11.1061	40,190
	2002	10.0000	-	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 8	2004	-	11.8619	11,650
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 1	2004	12.6285	13.9200	103,072
	2003	10.4542	12.6285	65,550
	2002	10.0000	10.4542	14,888

MFS/Sun Life Massachusetts Investors Trust S Class - Level 2	2004	12.5925	13.8521	60,367
	2003	10.4456	12.5925	45,113
	2002	10.0000	10.4456	1,805

MFS/Sun Life Massachusetts Investors Trust S Class - Level 3	2004	-	13.8352	1,442
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 4	2004	12.5566	13.7845	44,842
	2003	10.4370	12.5566	56,883
	2002	10.0000	10.4370	43

MFS/Sun Life Massachusetts Investors Trust S Class - Level 5	2004	12.5477	13.7677	937
	2003	-	12.5477	938
	2002	10.0000	-	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 6	2004	12.5207	13.7171	6,523
	2003	10.4284	12.5207	5,875
	2002	10.0000	10.4284	626

MFS/Sun Life Mid Cap Growth S Class - Level 1	2004	14.4582	16.3000	47,911
	2003	10.6720	14.4582	30,919
	2002	10.0000	10.6720	31

MFS/Sun Life Mid Cap Growth S Class - Level 2	2004	14.4171	16.2205	84,132
	2003	10.6632	14.4171	60,850
	2002	10.0000	10.6632	909

MFS/Sun Life Mid Cap Growth S Class - Level 3	2004	14.4068	16.2007	2,255
	2003	-	14.4068	949
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 4	2004	14.3760	16.1413	116,669
	2003	10.6544	14.3760	107,921
	2002	10.0000	10.6544	82

MFS/Sun Life Mid Cap Growth S Class - Level 5	2004	14.3657	16.1216	1,101
	2003	-	14.3657	1,091
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 6	2004	14.3349	16.0624	13,304
	2003	-	14.3349	12,383
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 7	2004	12.1950	13.6576	14,195
	2003	-	12.1950	19,318
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 8	2004	12.1791	13.6119	1,538
	2003	-	12.1791	1,576
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 1	2004	13.5206	16.2386	51,917
	2003	10.3905	13.5206	40,512
	2002	10.0000	10.3905	718

MFS/Sun Life Mid Cap Value S Class - Level 2	2004	13.4821	16.1595	74,680
	2003	10.3819	13.4821	53,721
	2002	10.0000	10.3819	1,488

MFS/Sun Life Mid Cap Value S Class - Level 3	2004	13.4725	16.1398	2,274
	2003	-	13.4725	1,071
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 4	2004	13.4437	16.0806	98,971
	2003	10.3734	13.4437	88,992
	2002	10.0000	10.3734	499

MFS/Sun Life Mid Cap Value S Class - Level 5	2004	13.4341	16.0610	516
	2003	-	13.4341	539
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 6	2004	13.4052	16.0020	10,727
	2003	-	13.4052	12,181
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 7	2004	12.3253	14.7054	13,242
	2003	-	12.3253	20,002
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 8	2004	12.3093	14.6562	1,435
	2003	-	12.3093	1,641
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 1	2004	9.8841	9.8063	458,923
	2003	9.9816	9.8841	162,013
	2002	10.0000	9.9816	158

MFS/Sun Life Money Market S Class - Level 2	2004	9.8559	9.7584	327,727
	2003	9.9734	9.8559	139,405
	2002	10.0000	9.9734	60,075

MFS/Sun Life Money Market S Class - Level 3	2004	9.8489	9.7465	32,076
	2003	-	9.8489	6,682
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 4	2004	9.8278	9.7108	358,347
	2003	9.9652	9.8278	131,767
	2002	10.0000	9.9652	2,180

MFS/Sun Life Money Market S Class - Level 5	2004	9.8208	9.6989	1,651
	2003	-	9.8208	441
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 6	2004	9.7997	9.6633	64,868
	2003	9.9569	9.7997	32,286
	2002	10.0000	9.9569	1,330

MFS/Sun Life Money Market S Class - Level 7	2004	9.8920	9.7493	82,420
	2003	-	9.8920	26,487
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 8	2004	9.8791	9.7166	6,361
	2003	-	9.8791	2,705
	2002	10.0000	-	0

MFS/Sun Life New Discovery S Class - Level 1	2004	13.7157	14.5064	171,790
	2003	10.2978	13.7157	9,140
	2002	10.0000	10.2978	1,687

MFS/Sun Life New Discovery S Class - Level 2	2004	13.6767	14.4357	118,339
	2003	10.2893	13.6767	39,407
	2002	10.0000	10.2893	49

MFS/Sun Life New Discovery S Class - Level 3	2004	-	14.4181	17,956
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life New Discovery S Class - Level 4	2004	13.6377	14.3653	201,469
	2003	10.2808	13.6377	27,936
	2002	10.0000	10.2808	85

MFS/Sun Life New Discovery S Class - Level 5	2004	13.6280	14.3477	1,711
	2003	-	13.6280	609
	2002	10.0000	-	0

MFS/Sun Life New Discovery S Class - Level 6	2004	13.5988	14.2950	14,678
	2003	-	13.5988	3,873
	2002	10.0000	-	0

MFS/Sun Life New Discovery S Class - Level 7	2004	-	12.9627	40,295
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life New Discovery S Class - Level 8	2004	-	12.9194	1,484
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life Research S Class - Level 1	2004	12.8559	14.6525	9,544
	2003	10.4244	12.8559	4,276
	2002	10.0000	10.4244	196

MFS/Sun Life Research S Class - Level 2	2004	12.8193	14.5811	33,723
	2003	-	12.8193	22,416
	2002	10.0000	-	0

MFS/Sun Life Research S Class - Level 4	2004	12.7827	14.5099	15,554
	2003	10.4072	12.7827	14,829
	2002	10.0000	10.4072	585

MFS/Sun Life Research S Class - Level 5	2004	12.7736	14.4922	1,371
	2003	-	12.7736	1,371
	2002	10.0000	-	0

MFS/Sun Life Research S Class - Level 6	2004	12.7462	14.4390	5,823
	2003	-	12.7462	3,050
	2002	10.0000	-	0

MFS/Sun Life Research International S Class - Level 1	2004	13.3250	15.8999	136,925
	2003	-	13.3250	30,417
	2002	10.0000	-	0

MFS/Sun Life Research International S Class - Level 2	2004	13.2871	15.8224	79,630
	2003	10.1166	13.2871	40,920
	2002	10.0000	10.1166	35

MFS/Sun Life Research International S Class - Level 3	2004	13.2776	15.8031	21,218
	2003	-	13.2776	872
	2002	10.0000	-	0

MFS/Sun Life Research International S Class - Level 4	2004	13.2492	15.7452	285,580
	2003	10.1083	13.2492	160,802
	2002	10.0000	10.1083	44

MFS/Sun Life Research International S Class - Level 5	2004	13.2398	15.7259	1,825
	2003	-	13.2398	1,219
	2002	10.0000	-	0

MFS/Sun Life Research International S Class - Level 6	2004	13.2113	15.6682	11,489
	2003	-	13.2113	5,163
	2002	10.0000	-	0

MFS/Sun Life Research International S Class - Level 7	2004	12.6172	14.9559	35,452
	2003	-	12.6172	37,058
	2002	10.0000	-	0

MFS/Sun Life Research International S Class - Level 8	2004	-	14.9059	9,571
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life Strategic Growth S Class - Level 1	2004	13.9541	14.6713	90,121
	2003	-	13.9541	46,446
	2002	10.0000	-	0

MFS/Sun Life Strategic Growth S Class - Level 8	2004	11.3723	11.8535	3,848
	2003	-	11.3723	3,775
	2002	10.0000	-	0

MFS/Sun Life Strategic Income S Class - Level 1	2004	11.5991	12.3379	29,387
	2003	10.4535	11.5991	21,940
	2002	10.0000	10.4535	964

MFS/Sun Life Strategic Income S Class - Level 2	2004	11.5661	12.2778	26,132
	2003	10.4449	11.5661	20,870
	2002	10.0000	10.4449	1,274

MFS/Sun Life Strategic Income S Class - Level 3	2004	11.5578	12.2628	1,576
	2003	-	11.5578	1,257
	2002	10.0000	-	0

MFS/Sun Life Strategic Income S Class - Level 4	2004	11.5331	12.2178	21,853
	2003	10.4363	11.5331	30,378
	2002	10.0000	10.4363	420

MFS/Sun Life Strategic Income S Class - Level 5	2004	11.5249	12.2029	397
	2003	-	11.5249	377
	2002	10.0000	-	0

MFS/Sun Life Strategic Income S Class - Level 6	2004	11.5001	12.1580	4,470
	2003	-	11.5001	3,201
	2002	10.0000	-	0

MFS/Sun Life Strategic Value S Class - Level 1	2004	13.6348	15.8403	11,584
	2003	10.8817	13.6348	10,714
	2002	10.0000	10.8817	186

MFS/Sun Life Strategic Value S Class - Level 2	2004	13.5960	15.7631	63,810
	2003	10.8727	13.5960	52,783
	2002	10.0000	10.8727	1,436

MFS/Sun Life Strategic Value S Class - Level 4	2004	13.5573	15.6862	24,428
	2003	10.8637	13.5573	17,664
	2002	10.0000	10.8637	92

MFS/Sun Life Strategic Value S Class - Level 6	2004	13.5185	15.6095	11,206
	2003	-	13.5185	11,194
	2002	10.0000	-	0

MFS/Sun Life Total Return - S Class - Level 1	2004	12.1359	13.3058	1,425,648
	2003	10.5296	12.1359	212,932
	2002	10.0000	10.5296	34,122

MFS/Sun Life Total Return - S Class - Level 2	2004	12.1014	13.2409	847,311
	2003	10.5210	12.1014	273,228
	2002	10.0000	10.5210	17,668

MFS/Sun Life Total Return - S Class - Level 3	2004	12.0928	13.2248	85,596
	2003	-	12.0928	37,431
	2002	10.0000	-	0

MFS/Sun Life Total Return - S Class - Level 4	2004	12.0669	13.1763	2,259,176
	2003	10.5123	12.0669	582,005
	2002	10.0000	10.5123	841

MFS/Sun Life Total Return - S Class - Level 5	2004	-	13.1602	1,614
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life Total Return - S Class - Level 6	2004	12.0324	13.1119	256,319
	2003	-	12.0324	83,182
	2002	10.0000	-	0

MFS/Sun Life Total Return - S Class - Level 7	2004	11.0084	11.9899	146,612
	2003	-	11.0084	165,167
	2002	10.0000	-	0

MFS/Sun Life Total Return - S Class - Level 8	2004	10.9941	11.9498	25,975
	2003	-	10.9941	18,232
	2002	10.0000	-	0

MFS/Sun Life Utilities S Class - Level 1	2004	14.8751	19.0781	16,802
	2003	11.0847	14.8751	7,557
	2002	10.0000	11.0847	1,342

MFS/Sun Life Utilities S Class - Level 2	2004	14.8328	18.9852	26,175
	2003	-	14.8328	14,117
	2002	10.0000	-	0

MFS/Sun Life Utilities S Class - Level 3	2004	-	18.9620	278
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life Utilities S Class - Level 4	2004	14.7905	18.8925	100,485
	2003	-	14.7905	30,899
	2002	10.0000	-	0

MFS/Sun Life Utilities S Class - Level 5	2004	-	-	0
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life Utilities S Class - Level 6	2004	14.7482	-	0
	2003	-	14.7482	387
	2002	10.0000	-	0

MFS/Sun Life Value - S Class - Level 1	2004	12.9296	14.6910	93,921
	2003	10.4779	12.9296	43,121
	2002	10.0000	10.4779	4,406

MFS/Sun Life Value - S Class - Level 2	2004	12.8928	14.6194	82,648
	2003	10.4693	12.8928	45,596
	2002	10.0000	10.4693	991

MFS/Sun Life Value - S Class - Level 3	2004	-	14.6015	1,294
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life Value - S Class - Level 4	2004	12.8561	14.5480	249,612
	2003	10.4607	12.8561	209,852
	2002	10.0000	10.4607	9,947

MFS/Sun Life Value - S Class - Level 6	2004	12.8193	14.4769	13,840
	2003	10.4520	12.8193	10,978
	2002	10.0000	10.4520	624

MFS/Sun Life Value - S Class - Level 7	2004	11.9309	13.4667	21,550
	2003	-	11.9309	39,112
	2002	10.0000	-	0

MFS/Sun Life Value - S Class - Level 8	2004	-	13.4216	10,202
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 1	2004	13.9752	14.6981	173,396
	2003	10.8398	13.9752	66,406
	2002	10.0000	10.8398	2,156

Oppenheimer Capital Appreciation Fund - Level 2	2004	13.9355	14.6265	154,529
	2003	10.8309	13.9355	87,267
	2002	10.0000	10.8309	838

Oppenheimer Capital Appreciation Fund - Level 3	2004	13.9255	14.6086	5,421
	2003	-	13.9255	1,783
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 4	2004	13.8957	14.5551	212,271
	2003	10.8219	13.8957	161,183
	2002	10.0000	10.8219	1,526

Oppenheimer Capital Appreciation Fund - Level 5	2004	13.8858	14.5373	1,801
	2003	-	13.8858	1,780
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 6	2004	13.8560	14.4839	38,391
	2003	-	13.8560	34,450
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 7	2004	11.8775	12.4093	33,685
	2003	-	11.8775	43,624
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 8	2004	11.8620	12.3678	3,965
	2003	-	11.8620	4,045
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 1	2004	12.6618	13.6327	725,814
	2003	10.1512	12.6618	56,197
	2002	10.0000	10.1512	1,244

Oppenheimer Main St. Growth & Income Fund - Level 2	2004	12.6257	13.5662	462,516
	2003	10.1428	12.6257	77,944
	2002	10.0000	10.1428	479

Oppenheimer Main St. Growth & Income Fund - Level 3	2004	12.6167	13.5497	91,790
	2003	10.1407	12.6167	9,686
	2002	10.0000	10.1407	9,660

Oppenheimer Main St. Growth & Income Fund - Level 4	2004	12.5897	13.5000	898,323
	2003	10.1345	12.5897	53,950
	2002	10.0000	10.1345	290

Oppenheimer Main St. Growth & Income Fund - Level 5	2004	-	13.4835	5,269
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 6	2004	12.5537	13.4340	78,361
	2003	-	12.5537	14,799
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 7	2004	-	12.5108	192,804
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 8	2004	-	12.4690	7,645
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 1	2004	14.4153	16.9475	31,118
	2003	10.1304	14.4153	10,231
	2002	10.0000	10.1304	721

Oppenheimer Main St. Small Cap Fund - Level 2	2004	14.3742	16.8650	70,464
	2003	10.1220	14.3742	28,107
	2002	10.0000	10.1220	906

Oppenheimer Main St. Small Cap Fund - Level 3	2004	14.3640	16.8444	57
	2003	-	14.3640	23
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 4	2004	14.3333	16.7827	41,294
	2003	10.1137	14.3333	24,300
	2002	10.0000	10.1137	715

Oppenheimer Main St. Small Cap Fund - Level 5	2004	14.3231	16.7622	898
	2003	-	14.3231	909
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 6	2004	14.2923	16.7006	5,067
	2003	-	14.2923	3,441
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 1	2004	10.7740	11.1480	293,934
	2003	10.3969	10.7740	164,308
	2002	10.0000	10.3969	16,500

PIMCO Total Return Bond Portfolio - Level 2	2004	10.7433	11.0937	345,068
	2003	10.3884	10.7433	218,300
	2002	10.0000	10.3884	4,432

PIMCO Total Return Bond Portfolio - Level 3	2004	10.7356	11.0801	12,531
	2003	-	10.7356	2,225
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 4	2004	10.7126	11.0395	375,047
	2003	10.3798	10.7126	371,836
	2002	10.0000	10.3798	37,234

PIMCO Total Return Bond Portfolio - Level 5	2004	10.7050	11.0260	660
	2003	-	10.7050	650
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 6	2004	10.6820	10.9855	84,624
	2003	-	10.6820	75,691
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 7	2004	9.9891	10.2676	37,692
	2003	-	9.9891	49,423
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 8	2004	9.9761	10.2332	4,432
	2003	-	9.9761	4,600
	2002	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 1	2004	11.3288	12.1722	81,890
	2003	10.5497	11.3288	49,282
	2002	10.0000	10.5497	1,999

PIMCO Real Return Bond Portfolio - Level 2	2004	11.2965	12.1128	152,598
	2003	-	11.2965	83,685
	2002	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 3	2004	11.2885	12.0980	70
	2003	-	11.2885	27
	2002	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 4	2004	11.2643	12.0537	102,967
	2003	10.5323	11.2643	123,264
	2002	10.0000	10.5323	8,184

PIMCO Real Return Bond Portfolio - Level 5	2004	11.2563	12.0390	1,612
	2003	-	11.2563	1,545
	2002	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 6	2004	11.2321	11.9947	7,731
	2003	-	11.2321	6,737
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 1	2004	13.5339	17.7992	61,082
	2003	10.0914	13.5339	44,914
	2002	10.0000	10.0914	724

Sun Capital Real Estate Fund - Level 2	2004	13.4954	17.7125	66,311
	2003	10.0831	13.4954	51,696
	2002	10.0000	10.0831	57

Sun Capital Real Estate Fund - Level 3	2004	13.4858	17.6909	5,142
	2003	-	13.4858	946
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 4	2004	13.4569	17.6260	107,272
	2003	10.0748	13.4569	106,542
	2002	10.0000	10.0748	3,382

Sun Capital Real Estate Fund - Level 5	2004	13.4474	17.6046	791
	2003	-	13.4474	914
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 6	2004	13.4185	17.5399	24,749
	2003	-	13.4185	27,121
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 7	2004	12.1807	15.9137	22,882
	2003	-	12.1807	21,278
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 8	2004	12.1648	15.8604	1,928
	2003	-	12.1648	1,969
	2002	10.0000	-	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (800) 752-7215

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS

DECEMBER 30, 2005

FUTURITY SELECT SEVEN

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
AllianceBernstein VP Growth and Income Portfolio	AIM V.I. Dynamics Fund1
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund International Portfolio
Securities Fund - Class 2	SCSM Blue Chip Mid Cap Fund
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Growth Equity Funds
Securities Fund - Class 2	AIM V.I. Small Company Growth Fund2
Lord Abbett Series Fund Growth and Income Portfolio	AllianceBernstein VP Small Cap Growth Portfolio5
MFS/Sun Life Total Return - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Small-Cap Value Equity Funds
AIM V.I. Capital Appreciation Fund Series II Shares	SCSM Value Small Cap Fund
AIM V.I. Core Equity Fund Series II Shares	Large-Cap Growth Sector Equity Funds
AIM V.I. Premier Equity Fund Series II Shares	AllianceBernstein VP Global Technology Portfolio4
AllianceBernstein VP Worldwide Privatization Portfolio	Large-Cap Value Sector Equity Funds
Fidelity VIP Overseas Portfolio, Service Class 2	MFS/ Sun Life Utilities - S Class
Goldman Sachs VIT CORESM U.S. Equity Fund	Mid-Cap Value Sector Equity Funds
MFS/ Sun Life Massachusetts Investors Trust - S Class	Sun Capital Real Estate Fund(R)
Rydex VT Nova Fund	Mid-Cap Blend Sector Equity Funds
SCSM Davis Venture Value Fund	Sun CapitalSM All Cap Fund
Large-Cap Growth Equity Funds	High-Quality Intermediate-Term Bond Funds
AIM V.I. Growth Fund Series II Shares	PIMCO VIT Total Return Portfolio
AIM V.I. International Growth Fund Series II Shares	Sun Capital Investment Grade Bond Fund®
AllianceBernstein VP Large Cap Growth Portfolio3	High-Quality Long-Term Bond Funds
Fidelity VIP Contrafund® Portfolio, Service Class 2	MFS/ Sun Life Government Securities - S Class
Fidelity VIP Growth Portfolio, Service Class 2	PIMCO VIT Real Return Portfolio
Goldman Sachs VIT Capital Growth Fund	Medium-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Capital Appreciation - S Class	PIMCO VIT Emerging Markets Bond Portfolio
MFS/ Sun Life Emerging Growth - S Class	Low-Quality Short-Term Bond Fund
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life High Yield - S Class
Stock - S Class	Low-Quality Intermediate-Term Bond Fund
Rydex VT OTC Fund	PIMCO VIT High Yield Portfolio
Mid-Cap Value Equity Funds	Money Market Fund
First Eagle VFT Overseas Variable Series	Sun Capital Money Market Fund®
Lord Abbett Series Fund Mid Cap Value Portfolio

___________________________________________
1 Formerly known as the INVESCO VIF Dynamics Fund.

2 Formerly known as the INVESCO VIF Small Company Growth Fund.

3 Formerly known as the AllianceBernstein VP Premier Growth Portfolio.

4 Formerly known as the AllianceBernstein VP Technology Portfolio.

5 Formerly known as the AllianceBernstein VP Quasar Portfolio.

A I M Advisors, Inc. advises the AIM Variable Insurance Funds with INVESCO Funds Group, Inc., serving as sub-investment advisor to the AIM V.I. Dynamics Fund. Alliance Capital Management, LP advises the AllianceBernstein VP Portfolios. Arnhold and S. Bleichroeder Advisers, LLC advises the First Eagle Funds. Fidelity(R) Management & Research Company advises the Fidelity VIP Portfolios. Goldman Sachs Asset Management, L.P. advises the Goldman Sachs VIT Funds. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. Rydex Global Advisors advises the Rydex Funds. Sun Capital Advisers, Inc. advises the Sun Capital Funds; SCSM Davis Venture Value Fund (sub-advised by Davis Advisors); SCSM Value Small Cap Fund (sub-advised by OpCap Advisors); SCSM Blue Chip Mid Cap Fund, (sub-advised by Wellington Management Company, LLP). Templeton(R) Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton(R) Global Advisors Limited advises Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated December 30, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 50 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (888) 786-2435. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:
Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Futurity Select Seven Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.05% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Open Date, or 1.25% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution fee of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. The withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% in the first Account Year after deposit and declines to 0% after seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of a several Annuity Options. Subject to the Maximum Annuity Commencement Date, you can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. You decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Optional Living Benefit Rider: Secured Returns Benefit

The Secured Returns Benefit guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. This Benefit may not be available in your state.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is equal to the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. For the first Account Year, this "free withdrawal amount" equals 15% of the amount of all Purchase Payments you have made. For all other Account Years, the "free withdrawal amount" is equal to the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) 15% of all Purchase Payments made within the past seven Account Year or (2) all earnings minus any free withdrawals taken during the life of the Contract. All other Purchase Payments will be subject to a withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (888) 786-2435

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Transfer Fee (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by state and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.25%**
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.55%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***
Maximum Charge for Optional Living Benefit Rider:	0.40%****

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.20%****
*	The Annual Account Fee is waived on Contracts greater than $100,000 in value on your Account Anniversary. (See "Account Fee.")

**

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.05% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.60% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

***	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected as follows:
Riders Elected	% of Average Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
****

If you elect the Optional Living Benefit Rider with the EEB Premier rider, we will assess your Contract the maximum annual charge of 0.65% of your average daily net assets. In this case, there will be no separate charge for the optional death benefit rider. If you elect the Optional Living Benefit Rider with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. In either case, we will continue to deduct this annual charge until you annuitize your Contract or your Optional Living Benefit Rider expires or is revoked. (See "Optional Living Benefit Rider: Secured Returns Benefit.")

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses, prior to any fee waiver or expense reimbursement)	0.65%	3.45%*
*

The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursements are 0.65% and 1.90%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,247	$2,285	$3,228	$5,539
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$ 573	$1,706	$2,822	$5,539

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (''Variable Accumulation Units'') is included in the back of this Prospectus as Appendix J.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts."

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (888) 786-2435.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options,. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the company by calling (888) 786-2435 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios and the Rydex Funds, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available investment options.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable charge for optional death benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. Renewals into a Guarantee Period that extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. Each new allocation to a Guarantee Period must be at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice from you electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the Money Market Sub-Account.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation to a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers to and from Guarantee Periods;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns Benefit. (See "Optional Living Benefit Rider: Secured Returns Benefit.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege", such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g. no overnight, priority, or courier delivery allowed) and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to inforce service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly trasferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative service fee, the distribution fee or the annual Account Fee, credit additional amounts, grant special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Optional Programs

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect an asset allocation program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal Program

If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program.

Under this program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. The withdrawals under this program may be subject to surrender charges or a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing this option.

You may change or stop this program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Principal Returns Program

Under the Principal Returns Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

If you request a partial withdrawal, we will pay you the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	When the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	When it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	When an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last 7 Account Years, including the current Account Year, as "New Payments," and we refer to Purchase Payments made before the last 7 Account Years as "Old Payments."

For the first Account Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Account Years, the free withdrawal amount is equal to the greater of:
o	your Contract's earnings (defined below), minus any free withdrawals taken during the life of your Contract, or

o	15% of the amount of all New Payments minus any free withdrawals taken during the current Account Year.

Your Contract's earnings are equal to:
o	your Account Value as of the close of business on the previous business day, minus

o	all Purchase Payments made, plus

o	all partial withdrawals and charges taken.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge in any Account Year will never be more than the total of all New Payments that you have not previously withdrawn.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have a 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account.

Number of Account Years	Withdrawal
Payment Has Been In Your Account	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%

The withdrawal charge will never be greater than 8% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
o	at least one year has passed since your Issue Date,

o	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

o	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.05% if you are age 75 or younger on the Open Date (1.25% if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

            * As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS BENEFIT

The Secured Returns Benefit ("Benefit") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. The Benefit may not be available in your state.

If you elect the Secured Returns Benefit, you may choose to receive your Secured Returns Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect the Secured Returns Benefit, you are automatically enrolled in the AB Plan. Any time prior to your 81st birthday, you may elect instead to receive your Secured Returns Benefit under the WB Plan. There is no waiting period for participation in the WB Plan, but you must make your election prior to your 10th Account Anniversary or annuitization, whichever is earlier. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of the Secured Returns Benefit might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Return Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in the Secured Returns Benefit.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 in Appendix I. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns Benefit.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns Benefit.") Any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments if you have elected the WB Plan.

For examples of how we calculate benefits under the WB Plan, see Examples 3 and 4 in Appendix I.

Availability

The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may not combine the Benefit with any optional death benefit rider other than the EEB Premier rider.

To participate in the Secured Returns Benefit, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Cost of the Benefit

If you elect the Secured Returns Benefit with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. If you elect the Secured Returns Benefit with the EEB Premier rider, we will assess your Contract an annual charge of 0.65% of your average daily net assets. We will continue to deduct this annual charge until you annuitize or your Secured Returns Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) may not terminate the annual charge. (See "Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit.")

Withdrawals Under the Secured Returns Benefit

All withdrawals under the Secured Returns Benefit are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected the Secured Returns Benefit, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 5 and 7 in Appendix I.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 6 in Appendix I.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns Benefits if your Account Value is less than the GLB amount. In addition, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under the Secured Returns Benefit, see Examples 5 through 8 in Appendix I.

Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns Benefit will be automatically cancelled.

Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns Benefit will be cancelled.

Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary. After your 7th Account Anniversary, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be cancelled and the cost of such rider (0.25% of your average daily Account Value) will remain.

Revocation of the Secured Returns Benefit

Anytime after your 7th Account Anniversary, the Secured Returns Benefit may be revoked. Once revoked, the Benefit may not be reinstated. After the Benefit has been revoked, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elect the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be revoked and the charge of the rider (0.25% of your average daily Account Value) will continue.

Renewal of the Secured Returns Benefit

If you elected to participate in the AB Plan and you remained in the Plan for the entire 10-year period, you may elect to renew your participation in the Secured Returns Benefit, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns Benefit to new Owners. If we do so, renewals will no longer be available.

If you elected to participate in the WB Plan during your initial 10-year period, you may not renew your participation in the Secured Returns Benefit.

Participant's Death Under the AB Plan

If you (as Participant) die while the AB Plan is still in force, all benefits and charges under Secured Returns Benefit will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and your 10th Account Anniversary. If your surviving spouse does not elect the WB Plan, the AB Plan will continue. In such case, the benefits under AB Plan will be determined according to the original 10-year period. In all cases, the GLB amount will not reset upon your death.

Participant's Death Under the WB Plan

If you (as Participant) die while the WB Plan is in force and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, the Secured Returns Benefit will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Certificate, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If your Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
(1)	Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	Your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit (above), or

o

your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday adjusted for any subsequent Purchase Payments, partial withdrawals and charges made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit (above), or

o	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals (see "Withdrawals, Withdrawal Charge and Market Value Adjustment").

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:
o	We must receive your notice at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8, and 9-year period certain options are not available if your Account has been issued within the past 7 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.60% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value.

If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

      Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

      Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

      Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

      Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive an eligible rollover distribution from a Qualified Contract (other than from a Contract issued for use with an individual retirement account) and roll over some or all of that distribution to another eligible plan, the portion of such distribution that is rolled over will not be includible in your income. However, any eligible rollover distribution will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover.

An "eligible rollover distribution" is any distribution to you of all or any portion of the balance to the credit of your account, other than:
o	A distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	Any required minimum distribution, or

o	Any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

      Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

       Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

      Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

      Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

      Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

      Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

      Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

      Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA, the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued in connection with Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

      Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the Secured Returns Benefit, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the Secured Returns Benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the Secured Returns Benefit, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. (See "Withdrawals under the Secured Returns Benefit".) This reduction could significantly reduce the value of the Secured Returns Benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the Secured Returns Benefit, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the Secured Returns Benefit.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 7.50% of Purchase Payments. In addition, after the first Account Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 1.00% of the Participant's Account Value. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of the Contracts or Certificates or other contracts offered by the Company. Promotional incentives may change at any time. Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." The Contracts were first offered in 2002. During 2002, approximately $91,754 in commissions was paid to and retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Series. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Fitch. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the fire jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated December 30, 2005 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (888) 786-2435.

To: Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Futurity Select Seven Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," SUN LIFE"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
	Account	Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
	Year	Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	8.00%	$2,800
	2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	8.00%	$3,128
	3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	7.00%	$2,800
(b)	4	$52,100	$2,500	$12,100	$12,100	$40,000	6.00%	$2,400
	5	$57,300	$5,200	$17,300	$17,300	$40,000	5.00%	$2,000
	6	$63,000	$5,700	$23,000	$23,000	$40,000	4.00%	$1,600
	7	$66,200	$3,200	$26,200	$26,200	$40,000	3.00%	$1,200
(c)	8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0
(a)

The free withdrawal amount in any year is equal to the greater of (1) the Contract's earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b)

In Account Year 4, the free withdrawal amount is $12,100, which equals the prior Contract's cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c)

In Account Year 8, the free withdrawal amount is $32,800, which equals the Contract's cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,000, $9,000, $12,000, and $20,000.

					Remaining
Hypothetical					Free	Amount of		Hypothetical
Account					Withdrawal	Withdrawal			Account
Value					Amount	Subject to	Withdrawal	Withdrawal	Value
Before			Cumulative	Amount of	After	Withdrawal	Charge	Charge	After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$6,000	$ 0	8.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$6,000	$ 0	8.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$9,600	$ 0	7.00%	$ 0	$49,600
4(a)	$50,100	$ 500	$10,100	$ 4,000	$6,100	$ 0	6.00%	$ 0	$46,100
4(b)	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	6.00%	$ 126	$37,900
4(c)	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	6.00%	$ 684	$26,500
4(d)	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	6.00%	$1,176	$ 6,900
(a)

In Account Year 4, the free withdrawal amount is $10,100, which equals the Contract's cumulative earnings to date. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Account Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $21,000 has been from deposits.

(c)

Since $10,900 of the 2 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from deposits.

(d)

Since $11,500 of the 3 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from deposits. Note that if the $6,900 hypothetical Account Value after withdrawal was withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 6% of $6,900, which equals $414. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Account Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Account Year 2, that all of the money is invested in the Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	= $ 80,000.00
Cash Surrender Value*	= $ 74,800.00
Purchase Payments	= $100,000.00
The Basic Death Benefit would therefore be:	= $100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	= $60,000.00
Cash Surrender Value*	= $55,200.00
Adjusted Purchase Payments**	= $75,000.00
The Basic Death Benefit would therefore be:	= $75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the ninth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 90,000
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$116,000
The Death Benefit Amount would therefore	=	$116,000

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

      -- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

      -- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
45% of the above amount	=	$13,417
Cap of 100% of Adjusted Purchase Payments	=	$85,185
The lesser of the above two amounts = the EEB Premier amount	=	$13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

      --PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $145,000. Assume death occurs in Account Year 9. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

      --PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

      --PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

SECURED RETURNS BENEFIT EXAMPLES

All of the following examples are based upon the assumption you selected the Secured Returns Benefit on or before your Issue Date.

Examples 1 through 4 demonstrate how we calculate your Secured Returns Benefit assuming you make no subsequent Purchase Payments and you make no withdrawals other than those satisfying the maximum WB amount under the WB Plan. Examples 1 and 2 show your benefit under the AB Plan, and Examples 3 and 4 show your benefit under the WB Plan.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.

o

Assume that on January 1, 2013, your Account Value is $85,000. On that date, your Account Value will be increased by $15,000 ($100,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: High investment performance; no WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance.

o

Assume that on January 1, 2013, your Account Value is $200,000. Because your Account Value is greater that the GLB amount of $100,000, your Account Value will not be increased. If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $200,000 at the cost and terms available to new Owners.

EXAMPLE 3: Low investment performance; WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $80,000. These withdrawals continue for seven more years.
o

On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $0. These withdrawals of $7,000 continue until the GLB amount runs out in year 15, after the final withdrawal of $2,000 has been taken. At that time, the Benefit terminates and no renewal applies.

EXAMPLE 4: High investment performance; WB election
o	Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).
o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $90,000. These withdrawals continue for seven more years.
o	On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $50,000. These withdrawals continue for 5 more years.
o	On December 31, 2016, the GLB amount equals $2,000 ($37,000 - ($7,000 x 5 years)). Assume the Account Value equals $30,000.
o

Assume that, on December 31, 2017, your withdraw the remaining $2,000 to exhaust the GLB amount. The Secured Returns Benefit thus terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No renewal is available.

Examples 5 through 8 demonstrate how withdrawals and subsequent Purchase Payments affect your Secured Returns Benefit. Examples 5 and 7 show how withdrawals affect your benefits under the AB Plan. Example 6 shows the effect of withdrawing more than the maximum WB amount under the WB Plan in any one Account Year. Examples 7 and 8 show the effects of making subsequent Purchase Payments.

EXAMPLE 5: Withdrawals Under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Your GLB amount is $100,000.
o

Assume that on January 1, 2004, your Account Value is $110,000 and you withdraw 10% of your Account Value (or $11,000). Your GLB amount will be reset to $90,000, i.e., the previous GLB amount ($100,000) reduced proportional to the amount of Account Value withdrawn (10%), or $100,000 - (10% of $100,000). Assume you make no more withdrawals or deposits and that your Account Value.

o

On January 1, 2013 is $85,000. Your Account Value will be increased by $5,000 ($90,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit, at the cost and terms available to new Owners, with a new GLB amount of $90,000.

EXAMPLE 6: Withdrawals Under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB Plan at issue. Your maximum WB amount would be $7,000 (i.e., 7% of the $100,000).

o	Assume that, on January 1, 2004, your Account Value is $95,000. Assume that no withdrawals have been made. Your GLB amount is still $100,000 and your maximum WB amount is still $7,000.
o

Assume that, on September 3, 2004, your Account Value is $93,000 and you withdraw $5,000. Your Account Value is thus reduced to $88,000, and your GLB amount is reduced to $95,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

o

Assume that, on January 4, 2005, your Account Value is $85,000 and you withdraw another $5,000. Your Account Value is thus reduced to $80,000. This is now a new Account Year, so the maximum WB amount has not yet been exceeded. Your GLB amount is reduced to $90,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

o

Assume that, on November 4, 2005, your Account Value is $79,000 and you withdraw another $5,000. Your Account Value is thus reduced to $74,000. Your total withdrawals for the current Account Year equal $10,000 ($5,000 + $5,000), a total of $3,000 in excess of your maximum WB amount. Your remaining GLB amount is thus reduced to $74,000; i.e., the lesser of your Account Value ($74,000) and your previous remaining GLB amount reduced dollar for dollar by the withdrawal ($90,000 - $5,000). Your maximum WB amount is reduced so that the date on which the GLB amount expires will be the same date it would have expired had the maximum WB been withdrawn every year, i.e., ($90,000 - $2,000) / $7000 = 12.57 years. Thus the maximum WB amount will become $5,887 ($74,000/12.57).

EXAMPLE 7: Withdrawals with Subsequent Purchase Payments under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB Plan at any time.
o	On June 1, 2007, you make a subsequent Purchase Payment of $100,000. Your GLB amount is now $185,000, i.e., ($100,000 x 100%) + ($100,000 x 85%).
o

Assume that, on June 1, 2009, your Account Value is $240,000 and you withdraw $40,000 . Your Account Value is reduced to $200,000. Your GLB amount is reset to $154,167, i.e., the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $185,000 x ($200,000/$240,000). Assume you make no more withdrawals or subsequent Purchase Payments.

o

Assume that, on January 1, 2013, your Account Value is $125,000. On that date, your Account Value will be increased by $29,167 ($154,167 - $125,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $154,167 at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals with Subsequent Purchase Payments under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On January 1, 2004, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o

Assume that, on January 6, 2004, you make an additional deposit of $50,000. Your GLB amount is reset to $143,000 ($93,000 + $50,000). Your maximum WB amount is reset to $10,500 ($7,000 + (7% x $50,000)). Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

o

Assume that, on January 1, 2005, you withdraw the maximum WB amount of $10,500 and your GLB amount is $132,500 ($143,000 - $10,500). Assume that no additional subsequent Purchase Payments are made and the maximum WB amount is withdrawn annually.

o

Assume that, on January 1, 2013, your Account Value equals $0. Your GLB amount will be $48,000, i.e., ($132,000 - ($10,500 x 5 years). Withdrawals will continue until the GLB amount is exhausted. No renewal of the Secured Returns Benefit is available.

APPENDIX J

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.

		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year

AIM V.I. Capital Appreciation Fund Series II Shares - Level 1	2004	13.4455	14.1034	8,293
	2003	10.5504	13.4455	9,419
	2002	10.0000	10.5504	563

AIM V.I. Capital Appreciation Fund Series II Shares - Level 2	2004	13.4072	14.0347	5,369
	2003	10.5418	13.4072	1,891
	2002	10.0000	10.5418	682

AIM V.I. Capital Appreciation Fund Series II Shares - Level 3	2004	13.3977	14.0176	0
	2003	10.5396	13.3977	0
	2002	10.0000	10.5396	0

AIM V.I. Capital Appreciation Fund Series II Shares - Level 4	2004	13.3690	13.9662	1,952
	2003	10.5331	13.3690	10,820
	2002	10.0000	10.5331	447

AIM V.I. Capital Appreciation Fund Series II Shares - Level 5	2004	13.3595	13.9491	0
	2003	10.5309	13.3595	0
	2002	10.0000	10.5309	0

AIM V.I. Capital Appreciation Fund Series II Shares - Level 6	2004	13.3308	13.8979	0
	2003	10.5243	13.3308	0
	2002	10.0000	10.5243	0

AIM V.I. Capital Appreciation Fund Series II Shares - Level 7	2004	11.8019	12.2976	0
	2003	10.0000	11.8019	0

AIM V.I. Capital Appreciation Fund Series II Shares - Level 8	2004	11.7865	12.2565	0
	2003	10.0000	11.7865	0

AIM V.I. Growth Fund Series II Shares - Level 1	2004	13.5751	14.4627	785
	2003	10.5140	13.5751	1,269
	2002	10.0000	10.5140	305

AIM V.I. Growth Fund Series II Shares - Level 2	2004	13.5365	14.3922	1,202
	2003	10.5054	13.5365	1,717
	2002	10.0000	10.5054	27

AIM V.I. Growth Fund Series II Shares - Level 3	2004	13.5269	14.3746	741
	2003	10.5032	13.5269	1,090
	2002	10.0000	10.5032	31

AIM V.I. Growth Fund Series II Shares - Level 4	2004	13.4979	14.3220	6,211
	2003	10.4967	13.4979	7,269
	2002	10.0000	10.4967	0

AIM V.I. Growth Fund Series II Shares - Level 5	2004	13.4883	14.3045	0
	2003	10.4946	13.4883	0
	2002	10.0000	10.4946	0

AIM V.I. Growth Fund Series II Shares - Level 6	2004	13.4593	14.2519	0
	2003	10.4880	13.4593	0
	2002	10.0000	10.4880	0

AIM V.I. Growth Fund Series II Shares - Level 7	2004	11.7715	12.4583	0
	2003	10.0000	11.7715	0

AIM V.I. Growth Fund Series II Shares - Level 8	2004	11.7562	12.4166	0
	2003	10.0000	11.7562	0

AIM V. I. Core Equity Fund Series II Shares - Level 1	2004	12.8547	13.7805	5,252
	2003	10.4956	12.8547	5,440
	2002	10.0000	10.4956	4,096

AIM V. I. Core Equity Fund Series II Shares - Level 2	2004	12.8181	13.7133	4,168
	2003	10.4869	12.8181	4,582
	2002	10.0000	10.4869	0

AIM V. I. Core Equity Fund Series II Shares - Level 3	2004	12.8090	13.6966	32
	2003	10.4848	12.8090	32
	2002	10.0000	10.4848	32

AIM V. I. Core Equity Fund Series II Shares - Level 4	2004	12.7815	13.6464	1,440
	2003	10.4783	12.7815	1,374
	2002	10.0000	10.4783	694

AIM V. I. Core Equity Fund Series II Shares - Level 5	2004	12.7724	13.6297	0
	2003	10.4761	12.7724	0
	2002	10.0000	10.4761	0

AIM V. I. Core Equity Fund Series II Shares - Level 6	2004	12.7450	13.5796	0
	2003	10.4696	12.7450	0
	2002	10.0000	10.4696	0

AIM V. I. Core Equity Fund Series II Shares - Level 7	2004	11.6576	12.4146	0
	2003	10.0000	11.6576	0

AIM V. I. Core Equity Fund Series II Shares - Level 8	2004	11.6424	12.3731	0
	2003	10.0000	11.6424	0

AIM V. I. International Growth Fund Series II Shares - Level 1	2004	12.2957	15.0045	10,011
	2003	9.6921	12.2957	11,652
	2002	10.0000	9.6921	40

AIM V. I. International Growth Fund Series II Shares - Level 2	2004	12.2607	14.9314	6,469
	2003	9.6841	12.2607	6,597
	2002	10.0000	9.6841	255

AIM V. I. International Growth Fund Series II Shares - Level 3	2004	12.2519	14.9131	0
	2003	9.6821	12.2519	0
	2002	10.0000	9.6821	0

AIM V. I. International Growth Fund Series II Shares - Level 4	2004	12.2257	14.8584	1,868
	2003	9.6761	12.2257	4,503
	2002	10.0000	9.6761	203

AIM V. I. International Growth Fund Series II Shares - Level 5	2004	12.2170	14.8403	0
	2003	9.6741	12.2170	0
	2002	10.0000	9.6741	0

AIM V. I. International Growth Fund Series II Shares - Level 6	2004	12.1908	14.7858	0
	2003	9.6681	12.1908	0
	2002	10.0000	9.6681	0

AIM V. I. International Growth Fund Series II Shares - Level 7	2004	12.3577	14.9806	0
	2003	10.0000	12.3577	0

AIM V. I. International Growth Fund Series II Shares - Level 8	2004	12.3416	14.9305	0
	2003	10.0000	12.3416	0

AIM V. I. Premier Equity Fund Series II Shares - Level 1	2004	12.8355	13.3572	1,894
	2003	10.4230	12.8355	408
	2002	10.0000	10.4230	193

AIM V. I. Premier Equity Fund Series II Shares - Level 2	2004	12.7989	13.2921	2,473
	2003	10.4144	12.7989	499
	2002	10.0000	10.4144	0

AIM V. I. Premier Equity Fund Series II Shares - Level 3	2004	12.7898	13.2759	717
	2003	10.4122	12.7898	717
	2002	10.0000	10.4122	0

AIM V. I. Premier Equity Fund Series II Shares - Level 4	2004	12.7624	13.2272	4,813
	2003	10.4058	12.7624	4,606
	2002	10.0000	10.4058	343

AIM V. I. Premier Equity Fund Series II Shares - Level 5	2004	12.7533	13.2110	0
	2003	10.4037	12.7533	0
	2002	10.0000	10.4037	0

AIM V. I. Premier Equity Fund Series II Shares - Level 6	2004	12.7259	13.1625	0
	2003	10.3972	12.7259	0
	2002	10.0000	10.3972	0

AIM V. I. Premier Equity Fund Series II Shares - Level 7	2004	11.4127	11.7982	0
	2003	10.0000	11.4127	0

AIM V. I. Premier Equity Fund Series II Shares - Level 8	2004	11.3979	11.7587	0
	2003	10.0000	11.3979	0

AllianceBernstein VP Premier Growth Portfolio - Level 1	2004	12.6139	13.4816	13,842
	2003	10.3646	12.6139	15,711
	2002	10.0000	10.3646	3,600

AllianceBernstein VP Premier Growth Portfolio - Level 2	2004	12.5780	13.4159	8,271
	2003	10.3560	12.5780	7,637
	2002	10.0000	10.3560	596

AllianceBernstein VP Premier Growth Portfolio - Level 3	2004	12.5691	13.3995	1,716
	2003	10.3539	12.5691	1,740
	2002	10.0000	10.3539	0

AllianceBernstein VP Premier Growth Portfolio - Level 4	2004	12.5421	13.3504	13,248
	2003	10.3475	12.5421	26,379
	2002	10.0000	10.3475	1,852

AllianceBernstein VP Premier Growth Portfolio - Level 5	2004	12.5332	13.3341	0
	2003	10.3454	12.5332	0
	2002	10.0000	10.3454	0

AllianceBernstein VP Premier Growth Portfolio - Level 6	2004	12.5063	13.2851	0
	2003	10.3389	12.5063	0
	2002	10.0000	10.3389	0

AllianceBernstein VP Premier Growth Portfolio - Level 7	2004	11.0768	11.7605	0
	2003	10.0000	11.0768	0

AllianceBernstein VP Premier Growth Portfolio - Level 8	2004	11.0624	11.7212	0
	2003	10.0000	11.0624	0

AllianceBernstein VP Technology Portfolio - Level 1	2004	14.9298	15.4768	1,579
	2003	10.5250	14.9298	1,542
	2002	10.0000	10.5250	44

AllianceBernstein VP Technology Portfolio - Level 2	2004	14.8873	15.4014	5,474
	2003	10.5163	14.8873	5,465
	2002	10.0000	10.5163	0

AllianceBernstein VP Technology Portfolio - Level 3	2004	14.8767	15.3826	31
	2003	10.5142	14.8767	31
	2002	10.0000	10.5142	31

AllianceBernstein VP Technology Portfolio - Level 4	2004	14.8448	15.3262	2,524
	2003	10.5076	14.8448	3,432
	2002	10.0000	10.5076	910

AllianceBernstein VP Technology Portfolio - Level 5	2004	14.8343	15.3075	0
	2003	10.5055	14.8343	0
	2002	10.0000	10.5055	0

AllianceBernstein VP Technology Portfolio - Level 6	2004	14.8024	15.2513	0
	2003	10.4990	14.8024	0
	2002	10.0000	10.4990	0

AllianceBernstein VP Technology Portfolio - Level 7	2004	12.4815	12.8534	0
	2003	10.0000	12.4815	0

AllianceBernstein VP Technology Portfolio - Level 8	2004	12.4653	12.8104	0
	2003	10.0000	12.4653	0

AllianceBernstein VP Growth and Income Portfolio - Level 1	2004	13.7258	15.0595	25,021
	2003	10.5259	13.7258	28,327
	2002	10.0000	10.5259	2,239

AllianceBernstein VP Growth and Income Portfolio - Level 2	2004	13.6868	14.9861	43,956
	2003	10.5172	13.6868	36,733
	2002	10.0000	10.5172	642

AllianceBernstein VP Growth and Income Portfolio - Level 3	2004	13.6770	14.9678	7,986
	2003	10.5150	13.6770	8,841
	2002	10.0000	10.5150	7,423

AllianceBernstein VP Growth and Income Portfolio - Level 4	2004	13.6477	14.9130	15,003
	2003	10.5085	13.6477	27,045
	2002	10.0000	10.5085	1,506

AllianceBernstein VP Growth and Income Portfolio - Level 5	2004	13.6380	14.8948	0
	2003	10.5064	13.6380	0
	2002	10.0000	10.5064	0

AllianceBernstein VP Growth and Income Portfolio - Level 6	2004	13.6088	14.8400	10,401
	2003	10.4999	13.6088	10,363
	2002	10.0000	10.4999	0

AllianceBernstein VP Growth and Income Portfolio - Level 7	2004	11.7908	12.8510	0
	2003	10.0000	11.7908	0

AllianceBernstein VP Growth and Income Portfolio - Level 8	2004	11.7754	12.8080	0
	2003	10.0000	11.7754	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 1	2004	14.4912	17.7222	1,783
	2003	10.2672	14.4912	1,228
	2002	10.0000	10.2672	58

AllianceBernstein VP Worldwide Privatization Portfolio - Level 2	2004	14.4500	17.6358	3,076
	2003	10.2588	14.4500	2,540
	2002	10.0000	10.2588	1,344

AllianceBernstein VP Worldwide Privatization Portfolio - Level 3	2004	14.4397	17.6143	0
	2003	10.2567	14.4397	0
	2002	10.0000	10.2567	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 4	2004	14.4088	17.5498	2,492
	2003	10.2503	14.4088	2,177
	2002	10.0000	10.2503	733

AllianceBernstein VP Worldwide Privatization Portfolio - Level 5	2004	14.3985	17.5284	0
	2003	10.2482	14.3985	0
	2002	10.0000	10.2482	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 6	2004	14.3676	17.4640	0
	2003	10.2418	14.3676	0
	2002	10.0000	10.2418	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 7	2004	13.3997	16.2791	0
	2003	10.0000	13.3997	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 8	2004	13.3822	16.2246	0
	2003	10.0000	13.3822	0

AllianceBernstein VP Quasar Portfolio - Level 1*	2004	15.2615	17.2206	1,208
	2003	10.4054	15.2615	1,255
	2002	10.0000	10.4054	262

AllianceBernstein VP Quasar Portfolio - Level 2*	2004	15.2181	17.1367	990
	2003	10.3968	15.2181	174
	2002	10.0000	10.3968	0

AllianceBernstein VP Quasar Portfolio - Level 3*	2004	15.2073	17.1158	0
	2003	10.3947	15.2073	0
	2002	10.0000	10.3947	0

AllianceBernstein VP Quasar Portfolio - Level 4*	2004	15.1747	17.0531	836
	2003	10.3883	15.1747	836
	2002	10.0000	10.3883	711

AllianceBernstein VP Quasar Portfolio - Level 5*	2004	15.1639	17.0323	0
	2003	10.3861	15.1639	0
	2002	10.0000	10.3861	0

AllianceBernstein VP Quasar Portfolio - Level 6*	2004	15.1314	16.9697	0
	2003	10.3797	15.1314	0
	2002	10.0000	10.3797	0

AllianceBernstein VP Quasar Portfolio - Level 7*	2004	13.3572	14.9723	0
	2003	10.0000	13.3572	0

AllianceBernstein VP Quasar Portfolio - Level 8*	2004	13.3399	14.9223	0
	2003	10.0000	13.3399	0

Franklin Templeton Growth Securities Fund - Class 2 - Level 1	2004	13.8097	15.8060	3,526
	2003	10.5941	13.8097	3,616
	2002	10.0000	10.5941	511

Franklin Templeton Growth Securities Fund - Class 2 - Level 2	2004	13.7747	15.7339	8,546
	2003	10.5887	13.7747	5,295
	2002	10.0000	10.5887	0

Franklin Templeton Growth Securities Fund - Class 2 - Level 3	2004	13.7660	15.7160	0
	2003	10.5873	13.7660	0
	2002	10.0000	10.5873	0

Franklin Templeton Growth Securities Fund - Class 2 - Level 4	2004	13.7397	15.6620	2,376
	2003	10.5832	13.7397	1,558
	2002	10.0000	10.5832	0

Franklin Templeton Growth Securities Fund - Class 2 - Level 5	2004	13.7310	15.6442	0
	2003	10.5819	13.7310	0
	2002	10.0000	10.5819	0

Franklin Templeton Growth Securities Fund - Class 2 - Level 6	2004	13.7048	15.5903	0
	2003	10.5778	13.7048	0
	2002	10.0000	10.5778	0

Franklin Templeton Growth Securities Fund - Class 2 - Level 7	2004	12.5203	14.2356	0
	2003	10.0000	12.5203	0

Franklin Templeton Growth Securities Fund - Class 2 - Level 8	2004	12.5040	14.1880	0
	2003	10.0000	12.5040	0

Franklin Templeton Foreign Securities Fund - Class 2 - Level 1	2004	13.6352	15.9429	5,051
	2003	10.4541	13.6352	2,281
	2002	10.0000	10.4541	37

Franklin Templeton Foreign Securities Fund - Class 2 - Level 2	2004	13.6007	15.8702	15,585
	2003	10.4488	13.6007	7,866
	2002	10.0000	10.4488	0

Franklin Templeton Foreign Securities Fund - Class 2 - Level 3	2004	13.5921	15.8521	0
	2003	10.4474	13.5921	0
	2002	10.0000	10.4474	0

Franklin Templeton Foreign Securities Fund - Class 2 - Level 4	2004	13.5661	15.7977	6,705
	2003	10.4434	13.5661	4,067
	2002	10.0000	10.4434	1,279

Franklin Templeton Foreign Securities Fund - Class 2 - Level 5	2004	13.5575	15.7797	0
	2003	10.4421	13.5575	0
	2002	10.0000	10.4421	0

Franklin Templeton Foreign Securities Fund - Class 2 - Level 6	2004	13.5316	15.7254	10,461
	2003	10.4381	13.5316	10,424
	2002	10.0000	10.4381	0

Franklin Templeton Foreign Securities Fund - Class 2 - Level 7	2004	12.6884	14.7379	0
	2003	10.0000	12.6884	0

Franklin Templeton Foreign Securities Fund - Class 2 - Level 8	2004	12.6719	14.6885	0
	2003	10.0000	12.6719	0

First Eagle Overseas Variable Fund - Level 1	2004	16.6080	20.8792	164,023
	2003	11.1433	16.6080	101,721
	2002	10.0000	11.1433	8,371

First Eagle Overseas Variable Fund - Level 2	2004	16.5659	20.7840	112,372
	2003	11.1376	16.5659	102,817
	2002	10.0000	11.1376	7,047

First Eagle Overseas Variable Fund - Level 3	2004	16.5554	20.7603	6,658
	2003	11.1362	16.5554	5,777
	2002	10.0000	11.1362	109

First Eagle Overseas Variable Fund - Level 4	2004	16.5239	20.6891	223,326
	2003	11.1319	16.5239	128,374
	2002	10.0000	11.1319	4,174

First Eagle Overseas Variable Fund - Level 5	2004	16.5134	20.6654	2,215
	2003	11.1305	16.5134	2,795
	2002	10.0000	11.1305	0

First Eagle Overseas Variable Fund - Level 6	2004	16.4819	20.5944	16,665
	2003	11.1262	16.4819	12,672
	2002	10.0000	11.1262	0

First Eagle Overseas Variable Fund - Level 7	2004	13.5636	16.9392	30,787
	2003	10.0000	13.5636	29,343

First Eagle Overseas Variable Fund - Level 8	2004	13.5459	16.8826	6,084
	2003	10.0000	13.5459	5,043

Goldman Sachs VIT CORE U.S. Equity Fund - Level 1	2004	13.6530	15.4805	935
	2003	10.6890	13.6530	466
	2002	10.0000	10.6890	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 2	2004	13.6141	15.4051	4,370
	2003	10.6802	13.6141	2,733
	2002	10.0000	10.6802	1,264

Goldman Sachs VIT CORE U.S. Equity Fund - Level 3	2004	13.6044	15.3863	0
	2003	10.6780	13.6044	0
	2002	10.0000	10.6780	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 4	2004	13.5753	15.3299	0
	2003	10.6714	13.5753	0
	2002	10.0000	10.6714	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 5	2004	13.5656	15.3112	0
	2003	10.6692	13.5656	0
	2002	10.0000	10.6692	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 6	2004	13.5365	15.2549	0
	2003	10.6626	13.5365	0
	2002	10.0000	10.6626	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 7	2004	12.0442	13.5662	0
	2003	10.0000	12.0442	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 8	2004	12.0285	13.5208	0
	2003	10.0000	12.0285	0

Goldman Sachs VIT Capital Growth Fund - Level 1	2004	12.9662	13.9531	9,166
	2003	10.6221	12.9662	9,550
	2002	10.0000	10.6221	254

Goldman Sachs VIT Capital Growth Fund - Level 2	2004	12.9293	13.8851	18,819
	2003	10.6134	12.9293	19,141
	2002	10.0000	10.6134	0

Goldman Sachs VIT Capital Growth Fund - Level 3	2004	12.9201	13.8681	0
	2003	10.6112	12.9201	0
	2002	10.0000	10.6112	0

Goldman Sachs VIT Capital Growth Fund - Level 4	2004	12.8924	13.8173	1,295
	2003	10.6046	12.8924	4,216
	2002	10.0000	10.6046	463

Goldman Sachs VIT Capital Growth Fund - Level 5	2004	12.8833	13.8004	294
	2003	10.6024	12.8833	294
	2002	10.0000	10.6024	47

Goldman Sachs VIT Capital Growth Fund - Level 6	2004	12.8556	13.7497	0
	2003	10.5959	12.8556	0
	2002	10.0000	10.5959	0

Goldman Sachs VIT Capital Growth Fund - Level 7	2004	11.2992	12.0789	0
	2003	10.0000	11.2992	0

Goldman Sachs VIT Capital Growth Fund - Level 8	2004	11.2845	12.0385	0
	2003	10.0000	11.2845	0

INVESCO VIF Dynamics Fund - Level 1	2004	14.8235	16.5734	2,554
	2003	10.9025	14.8235	841
	2002	10.0000	10.9025	251

INVESCO VIF Dynamics Fund - Level 2	2004	14.7813	16.4926	7,120
	2003	10.8935	14.7813	564
	2002	10.0000	10.8935	0

INVESCO VIF Dynamics Fund - Level 3	2004	14.7708	16.4725	0
	2003	10.8913	14.7708	0
	2002	10.0000	10.8913	0

INVESCO VIF Dynamics Fund - Level 4	2004	14.7392	16.4121	4,789
	2003	10.8845	14.7392	7,311
	2002	10.0000	10.8845	0

INVESCO VIF Dynamics Fund - Level 5	2004	14.7287	16.3921	0
	2003	10.8823	14.7287	0
	2002	10.0000	10.8823	0

INVESCO VIF Dynamics Fund - Level 6	2004	14.6971	16.3319	0
	2003	10.8755	14.6971	0
	2002	10.0000	10.8755	0

INVESCO VIF Dynamics Fund - Level 7	2004	12.3480	13.7145	0
	2003	10.0000	12.3480	0

INVESCO VIF Dynamics Fund - Level 8	2004	12.3320	13.6686	0
	2003	10.0000	12.3320	0

INVESCO VIF Small Company Growth Fund - Level 1	2004	14.0319	15.7654	1,219
	2003	10.6599	14.0319	1,058
	2002	10.0000	10.6599	0

INVESCO VIF Small Company Growth Fund - Level 2	2004	13.9920	15.6886	10,644
	2003	10.6511	13.9920	3,315
	2002	10.0000	10.6511	0

INVESCO VIF Small Company Growth Fund - Level 3	2004	13.9820	15.6694	0
	2003	10.6489	13.9820	0
	2002	10.0000	10.6489	0

INVESCO VIF Small Company Growth Fund - Level 4	2004	13.9521	15.6120	1,385
	2003	10.6423	13.9521	7,505
	2002	10.0000	10.6423	0

INVESCO VIF Small Company Growth Fund - Level 5	2004	13.9422	15.5929	0
	2003	10.6401	13.9422	0
	2002	10.0000	10.6401	0

INVESCO VIF Small Company Growth Fund - Level 6	2004	13.9122	15.5357	0
	2003	10.6335	13.9122	0
	2002	10.0000	10.6335	0

INVESCO VIF Small Company Growth Fund - Level 7	2004	12.3905	13.8293	0
	2003	10.0000	12.3905	0

INVESCO VIF Small Company Growth Fund - Level 8	2004	12.3744	13.7830	0
	2003	10.0000	12.3744	0

Lord Abbett Series Fund Growth and Income Portfolio - Level 1	2004	13.8575	15.3996	125,390
	2003	10.7219	13.8575	79,527
	2002	10.0000	10.7219	7,980

Lord Abbett Series Fund Growth and Income Portfolio - Level 2	2004	13.8181	15.3245	91,676
	2003	10.7130	13.8181	88,601
	2002	10.0000	10.7130	6,441

Lord Abbett Series Fund Growth and Income Portfolio - Level 3	2004	13.8082	15.3058	6,296
	2003	10.7108	13.8082	5,498
	2002	10.0000	10.7108	65

Lord Abbett Series Fund Growth and Income Portfolio - Level 4	2004	13.7786	15.2497	134,785
	2003	10.7042	13.7786	128,630
	2002	10.0000	10.7042	4,496

Lord Abbett Series Fund Growth and Income Portfolio - Level 5	2004	13.7688	15.2311	2,555
	2003	10.7020	13.7688	2,793
	2002	10.0000	10.7020	187

Lord Abbett Series Fund Growth and Income Portfolio - Level 6	2004	13.7393	15.1751	10,025
	2003	10.6954	13.7393	14,581
	2002	10.0000	10.6954	0

Lord Abbett Series Fund Growth and Income Portfolio - Level 7	2004	11.9558	13.1985	18,704
	2003	10.0000	11.9558	16,374

Lord Abbett Series Fund Growth and Income Portfolio - Level 8	2004	11.9402	13.1543	3,564
	2003	10.0000	11.9402	2,670

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 1	2004	13.1433	16.0827	131,056
	2003	10.6794	13.1433	77,337
	2002	10.0000	10.6794	5,157

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 2	2004	13.1059	16.0043	89,437
	2003	10.6706	13.1059	79,038
	2002	10.0000	10.6706	3,709

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 3	2004	13.0966	15.9848	3,489
	2003	10.6684	13.0966	3,406
	2002	10.0000	10.6684	46

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 4	2004	13.0685	15.9262	92,381
	2003	10.6618	13.0685	84,609
	2002	10.0000	10.6618	4,486

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 5	2004	13.0592	15.9068	1,298
	2003	10.6596	13.0592	1,638
	2002	10.0000	10.6596	47

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 6	2004	13.0312	15.8483	16,976
	2003	10.6530	13.0312	14,640
	2002	10.0000	10.6530	0

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 7	2004	12.1234	14.7367	19,625
	2003	10.0000	12.1234	18,719

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 8	2004	12.1076	14.6874	3,652
	2003	10.0000	12.1076	3,261

Lord Abbett Series Fund International Portfolio - Level 1	2004	13.4453	16.0097	2,512
	2003	9.6487	13.4453	2,735
	2002	10.0000	9.6487	0

Lord Abbett Series Fund International Portfolio - Level 2	2004	13.4071	15.9318	1,318
	2003	9.6408	13.4071	572
	2002	10.0000	9.6408	0

Lord Abbett Series Fund International Portfolio - Level 3	2004	13.3975	15.9123	279
	2003	9.6388	13.3975	632
	2002	10.0000	9.6388	0

Lord Abbett Series Fund International Portfolio - Level 4	2004	13.3689	15.8540	1,635
	2003	9.6328	13.3689	1,697
	2002	10.0000	9.6328	0

Lord Abbett Series Fund International Portfolio - Level 5	2004	13.3593	15.8347	0
	2003	9.6308	13.3593	0
	2002	10.0000	9.6308	0

Lord Abbett Series Fund International Portfolio - Level 6	2004	13.3307	15.7765	0
	2003	9.6249	13.3307	0
	2002	10.0000	9.6249	0

Lord Abbett Series Fund International Portfolio - Level 7	2004	13.0014	15.3789	0
	2003	10.0000	13.0014	0

Lord Abbett Series Fund International Portfolio - Level 8	2004	12.9845	15.3275	0
	2003	10.0000	12.9845	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 1	2004	13.0346	14.8074	53,617
	2003	10.3067	13.0346	33,666
	2002	10.0000	10.3067	296

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 2	2004	12.9975	14.7352	46,135
	2003	10.2983	12.9975	32,451
	2002	10.0000	10.2983	2,624

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 3	2004	12.9882	14.7172	1,072
	2003	10.2961	12.9882	1,072
	2002	10.0000	10.2961	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 4	2004	12.9604	14.6633	25,926
	2003	10.2898	12.9604	37,403
	2002	10.0000	10.2898	3,749

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 5	2004	12.9512	14.6454	0
	2003	10.2876	12.9512	0
	2002	10.0000	10.2876	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 6	2004	12.9234	14.5916	10,394
	2003	10.2813	12.9234	10,230
	2002	10.0000	10.2813	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 7	2004	12.0280	13.5736	265
	2003	10.0000	12.0280	282

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 8	2004	12.0123	13.5282	0
	2003	10.0000	12.0123	92

Fidelity VIP Growth Portfolio, Service Class 2 - Level 1	2004	13.6813	13.9175	108,239
	2003	10.4634	13.6813	57,276
	2002	10.0000	10.4634	4,139

Fidelity VIP Growth Portfolio, Service Class 2 - Level 2	2004	13.6423	13.8496	102,781
	2003	10.4548	13.6423	78,557
	2002	10.0000	10.4548	5,194

Fidelity VIP Growth Portfolio, Service Class 2 - Level 3	2004	13.6326	13.8327	3,126
	2003	10.4527	13.6326	3,069
	2002	10.0000	10.4527	65

Fidelity VIP Growth Portfolio, Service Class 2 - Level 4	2004	13.6034	13.7820	100,762
	2003	10.4462	13.6034	90,711
	2002	10.0000	10.4462	3,847

Fidelity VIP Growth Portfolio, Service Class 2 - Level 5	2004	13.5937	13.7652	1,516
	2003	10.4440	13.5937	1,622
	2002	10.0000	10.4440	0

Fidelity VIP Growth Portfolio, Service Class 2 - Level 6	2004	13.5646	13.7146	21,082
	2003	10.4376	13.5646	16,665
	2002	10.0000	10.4376	0

Fidelity VIP Growth Portfolio, Service Class 2 - Level 7	2004	11.8883	12.0136	20,431
	2003	10.0000	11.8883	16,322

Fidelity VIP Growth Portfolio, Service Class 2 - Level 8	2004	11.8728	11.9734	3,893
	2003	10.0000	11.8728	2,662

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 1	2004	13.6694	15.2796	5,298
	2003	9.6872	13.6694	4,023
	2002	10.0000	9.6872	1,957

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 2	2004	13.6305	15.2052	8,504
	2003	9.6792	13.6305	7,453
	2002	10.0000	9.6792	870

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 3	2004	13.6208	15.1866	0
	2003	9.6772	13.6208	0
	2002	10.0000	9.6772	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 4	2004	13.5916	15.1310	3,380
	2003	9.6712	13.5916	3,872
	2002	10.0000	9.6712	491

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 5	2004	13.5819	15.1125	0
	2003	9.6692	13.5819	0
	2002	10.0000	9.6692	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 6	2004	13.5528	15.0570	0
	2003	9.6632	13.5528	0
	2002	10.0000	9.6632	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 7	2004	13.8855	15.4188	0
	2003	10.0000	13.8855	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 8	2004	13.8675	15.3672	0
	2003	10.0000	13.8675	0

MFS/Sun Life Capital Appreciation S Class - Level 1	2004	13.3679	14.6089	1,271
	2003	10.5577	13.3679	817
	2002	10.0000	10.5577	0

MFS/Sun Life Capital Appreciation S Class - Level 2	2004	13.3298	14.5377	10,711
	2003	10.5490	13.3298	2,203
	2002	10.0000	10.5490	0

MFS/Sun Life Capital Appreciation S Class - Level 3	2004	13.3203	14.5199	0
	2003	10.5468	13.3203	0
	2002	10.0000	10.5468	0

MFS/Sun Life Capital Appreciation S Class - Level 4	2004	13.2918	14.4667	507
	2003	10.5403	13.2918	507
	2002	10.0000	10.5403	0

MFS/Sun Life Capital Appreciation S Class - Level 5	2004	13.2824	14.4491	0
	2003	10.5381	13.2824	0
	2002	10.0000	10.5381	0

MFS/Sun Life Capital Appreciation S Class - Level 6	2004	13.2539	14.3960	0
	2003	10.5316	13.2539	0
	2002	10.0000	10.5316	0

MFS/Sun Life Capital Appreciation S Class - Level 7	2004	11.2851	12.2513	0
	2003	10.0000	11.2851	0

MFS/Sun Life Capital Appreciation S Class - Level 8	2004	11.2704	12.2103	0
	2003	10.0000	11.2704	0

MFS/Sun Life Emerging Growth S Class - Level 1	2004	13.5516	15.1013	792
	2003	10.4752	13.5516	1,783
	2002	10.0000	10.4752	46

MFS/Sun Life Emerging Growth S Class - Level 2	2004	13.5131	15.0277	1,977
	2003	10.4666	13.5131	1,551
	2002	10.0000	10.4666	0

MFS/Sun Life Emerging Growth S Class - Level 3	2004	13.5034	15.0095	0
	2003	10.4644	13.5034	0
	2002	10.0000	10.4644	0

MFS/Sun Life Emerging Growth S Class - Level 4	2004	13.4745	14.9543	1,726
	2003	10.4580	13.4745	1,085
	2002	10.0000	10.4580	0

MFS/Sun Life Emerging Growth S Class - Level 5	2004	13.4649	14.9361	0
	2003	10.4558	13.4649	0
	2002	10.0000	10.4558	0

MFS/Sun Life Emerging Growth S Class - Level 6	2004	13.4360	14.8812	0
	2003	10.4493	13.4360	0
	2002	10.0000	10.4493	0

MFS/Sun Life Emerging Growth S Class - Level 7	2004	11.5356	12.7698	0
	2003	10.0000	11.5356	0

MFS/Sun Life Emerging Growth S Class - Level 8	2004	11.5206	12.7271	0
	2003	10.0000	11.5206	0

MFS/Sun Life Government Securities S Class - Level 1	2004	10.3000	10.5214	27,057
	2003	10.2494	10.3000	26,098
	2002	10.0000	10.2494	2,791

MFS/Sun Life Government Securities S Class - Level 2	2004	10.2707	10.4701	60,286
	2003	10.2409	10.2707	63,523
	2002	10.0000	10.2409	15,646

MFS/Sun Life Government Securities S Class - Level 3	2004	10.2633	10.4573	5,712
	2003	10.2388	10.2633	9,874
	2002	10.0000	10.2388	1,119

MFS/Sun Life Government Securities S Class - Level 4	2004	10.2413	10.4189	59,453
	2003	10.2325	10.2413	67,574
	2002	10.0000	10.2325	12,232

MFS/Sun Life Government Securities S Class - Level 5	2004	10.2340	10.4062	0
	2003	10.2304	10.2340	0
	2002	10.0000	10.2304	0

MFS/Sun Life Government Securities S Class - Level 6	2004	10.2121	10.3679	12,552
	2003	10.2240	10.2121	33,087
	2002	10.0000	10.2240	5,035

MFS/Sun Life Government Securities S Class - Level 7	2004	9.8718	10.0173	0
	2003	10.0000	9.8718	0

MFS/Sun Life Government Securities S Class - Level 8	2004	9.8589	9.9838	0
	2003	10.0000	9.8589	0

MFS/Sun Life High Yield S Class - Level 1	2004	12.5853	13.5782	6,151
	2003	10.5253	12.5853	9,370
	2002	10.0000	10.5253	353

MFS/Sun Life High Yield S Class - Level 2	2004	12.5495	13.5121	14,068
	2003	10.5167	12.5495	16,264
	2002	10.0000	10.5167	1,922

MFS/Sun Life High Yield S Class - Level 3	2004	12.5406	13.4956	201
	2003	10.5145	12.5406	119
	2002	10.0000	10.5145	0

MFS/Sun Life High Yield S Class - Level 4	2004	12.5137	13.4461	9,075
	2003	10.5080	12.5137	9,884
	2002	10.0000	10.5080	1,252

MFS/Sun Life High Yield S Class - Level 5	2004	12.5048	13.4297	0
	2003	10.5059	12.5048	0
	2002	10.0000	10.5059	0

MFS/Sun Life High Yield S Class - Level 6	2004	12.4780	13.3804	0
	2003	10.4994	12.4780	0
	2002	10.0000	10.4994	0

MFS/Sun Life High Yield S Class - Level 7	2004	10.9302	11.7146	0
	2003	10.0000	10.9302	0

MFS/Sun Life High Yield S Class - Level 8	2004	10.9160	11.6754	0
	2003	10.0000	10.9160	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 1	2004	12.4271	13.4059	13,096
	2003	10.2544	12.4271	12,986
	2002	10.0000	10.2544	536

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 2	2004	12.3917	13.3406	14,040
	2003	10.2459	12.3917	10,031
	2002	10.0000	10.2459	911

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 3	2004	12.3829	13.3243	31
	2003	10.2438	12.3829	31
	2002	10.0000	10.2438	32

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 4	2004	12.3564	13.2754	3,557
	2003	10.2375	12.3564	19,919
	2002	10.0000	10.2375	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 5	2004	12.3476	13.2593	0
	2003	10.2354	12.3476	0
	2002	10.0000	10.2354	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 6	2004	12.3211	13.2105	0
	2003	10.2290	12.3211	0
	2002	10.0000	10.2290	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 7	2004	11.1061	11.9017	0
	2003	10.0000	11.1061	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 8	2004	11.0916	11.8619	0
	2003	10.0000	11.0916	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 1	2004	12.6285	13.9200	10,175
	2003	10.4542	12.6285	10,009
	2002	10.0000	10.4542	501

MFS/Sun Life Massachusetts Investors Trust S Class - Level 2	2004	12.5925	13.8521	6,116
	2003	10.4456	12.5925	8,331
	2002	10.0000	10.4456	408

MFS/Sun Life Massachusetts Investors Trust S Class - Level 3	2004	12.5835	13.8352	3,294
	2003	10.4435	12.5835	3,320
	2002	10.0000	10.4435	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 4	2004	12.5566	13.7845	3,114
	2003	10.4370	12.5566	3,117
	2002	10.0000	10.4370	808

MFS/Sun Life Massachusetts Investors Trust S Class - Level 5	2004	12.5477	13.7677	0
	2003	10.4348	12.5477	0
	2002	10.0000	10.4348	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 6	2004	12.5207	13.7171	0
	2003	10.4284	12.5207	0
	2002	10.0000	10.4284	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 7	2004	11.3829	12.4641	0
	2003	10.0000	11.3829	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 8	2004	11.3681	12.4224	0
	2003	10.0000	11.3681	0

MFS/Sun Life New Discovery S Class - Level 1	2004	13.7157	14.5064	107,661
	2003	10.2978	13.7157	65,254
	2002	10.0000	10.2978	5,457

MFS/Sun Life New Discovery S Class - Level 2	2004	13.6767	14.4357	84,660
	2003	10.2893	13.6767	77,898
	2002	10.0000	10.2893	4,628

MFS/Sun Life New Discovery S Class - Level 3	2004	13.6670	14.4181	2,483
	2003	10.2872	13.6670	2,087
	2002	10.0000	10.2872	76

MFS/Sun Life New Discovery S Class - Level 4	2004	13.6377	14.3653	101,373
	2003	10.2808	13.6377	88,544
	2002	10.0000	10.2808	3,318

MFS/Sun Life New Discovery S Class - Level 5	2004	13.6280	14.3477	1,654
	2003	10.2787	13.6280	1,767
	2002	10.0000	10.2787	0

MFS/Sun Life New Discovery S Class - Level 6	2004	13.5988	14.2950	18,018
	2003	10.2723	13.5988	13,567
	2002	10.0000	10.2723	0

MFS/Sun Life New Discovery S Class - Level 7	2004	12.3377	12.9627	19,443
	2003	10.0000	12.3377	15,725

MFS/Sun Life New Discovery S Class - Level 8	2004	12.3217	12.9194	3,841
	2003	10.0000	12.3217	2,627

MFS/Sun Life Total Return S Class - Level 1	2004	12.1359	13.3058	68,680
	2003	10.5296	12.1359	58,639
	2002	10.0000	10.5296	2,568

MFS/Sun Life Total Return S Class - Level 2	2004	12.1014	13.2409	95,385
	2003	10.5210	12.1014	68,483
	2002	10.0000	10.5210	5,901

MFS/Sun Life Total Return S Class - Level 3	2004	12.0928	13.2248	3,587
	2003	10.5188	12.0928	3,234
	2002	10.0000	10.5188	0

MFS/Sun Life Total Return S Class - Level 4	2004	12.0669	13.1763	391,295
	2003	10.5123	12.0669	262,819
	2002	10.0000	10.5123	8,316

MFS/Sun Life Total Return S Class - Level 5	2004	12.0583	13.1602	0
	2003	10.5101	12.0583	0
	2002	10.0000	10.5101	0

MFS/Sun Life Total Return S Class - Level 6	2004	12.0324	13.1119	30,084
	2003	10.5036	12.0324	52,683
	2002	10.0000	10.5036	0

MFS/Sun Life Total Return S Class - Level 7	2004	11.0084	11.9899	33,244
	2003	10.0000	11.0084	24,135

MFS/Sun Life Total Return S Class - Level 8	2004	10.9941	11.9498	0
	2003	10.0000	10.9941	0

MFS/Sun Life Utilities S Class - Level 1	2004	14.8751	19.0781	1,701
	2003	11.0847	14.8751	1,918
	2002	10.0000	11.0847	0

MFS/Sun Life Utilities S Class - Level 2	2004	14.8328	18.9852	3,086
	2003	11.0756	14.8328	2,396
	2002	10.0000	11.0756	278

MFS/Sun Life Utilities S Class - Level 3	2004	14.8222	18.9620	0
	2003	11.0733	14.8222	0
	2002	10.0000	11.0733	0

MFS/Sun Life Utilities S Class - Level 4	2004	14.7905	18.8925	1,990
	2003	11.0665	14.7905	937
	2002	10.0000	11.0665	0

MFS/Sun Life Utilities S Class - Level 5	2004	14.7799	18.8695	0
	2003	11.0642	14.7799	0
	2002	10.0000	11.0642	0

MFS/Sun Life Utilities S Class - Level 6	2004	14.7482	18.8002	0
	2003	11.0574	14.7482	0
	2002	10.0000	11.0574	0

MFS/Sun Life Utilities S Class - Level 7	2004	12.0001	15.2892	0
	2003	10.0000	12.0001	0

MFS/Sun Life Utilities S Class - Level 8	2004	11.9845	15.2381	0
	2003	10.0000	11.9845	0

PIMCO Real Return Bond Portfolio - Level 1	2004	10.8285	11.6347	28,445
	2003	10.0839	10.8285	25,685
	2002	10.0000	10.0839	588

PIMCO Real Return Bond Portfolio - Level 2	2004	10.8011	11.5816	37,162
	2003	10.0787	10.8011	24,770
	2002	10.0000	10.0787	167

PIMCO Real Return Bond Portfolio - Level 3	2004	10.7942	11.5684	5,422
	2003	10.0774	10.7942	4,660
	2002	10.0000	10.0774	638

PIMCO Real Return Bond Portfolio - Level 4	2004	10.7736	11.5286	4,613
	2003	10.0736	10.7736	1,482
	2002	10.0000	10.0736	0

PIMCO Real Return Bond Portfolio - Level 5	2004	10.7668	11.5155	1,224
	2003	10.0723	10.7668	1,224
	2002	10.0000	10.0723	208

PIMCO Real Return Bond Portfolio - Level 6	2004	10.7462	11.4758	0
	2003	10.0684	10.7462	0
	2002	10.0000	10.0684	0

PIMCO Real Return Bond Portfolio - Level 7	2004	10.1871	10.8732	0
	2003	10.0000	10.1871	0

PIMCO Real Return Bond Portfolio - Level 8	2004	10.1738	10.8368	0
	2003	10.0000	10.1738	0

PIMCO Total Return Bond Portfolio - Level 1	2004	10.5876	10.9551	560,714
	2003	10.2170	10.5876	252,453
	2002	10.0000	10.2170	11,501

PIMCO Total Return Bond Portfolio - Level 2	2004	10.5607	10.9051	204,377
	2003	10.2118	10.5607	189,122
	2002	10.0000	10.2118	31,409

PIMCO Total Return Bond Portfolio - Level 3	2004	10.5540	10.8927	7,001
	2003	10.2105	10.5540	6,445
	2002	10.0000	10.2105	801

PIMCO Total Return Bond Portfolio - Level 4	2004	10.5339	10.8553	192,976
	2003	10.2066	10.5339	167,230
	2002	10.0000	10.2066	9,025

PIMCO Total Return Bond Portfolio - Level 5	2004	10.5272	10.8428	3,873
	2003	10.2053	10.5272	4,537
	2002	10.0000	10.2053	254

PIMCO Total Return Bond Portfolio - Level 6	2004	10.5070	10.8055	42,922
	2003	10.2014	10.5070	37,530
	2002	10.0000	10.20136	0

PIMCO Total Return Bond Portfolio - Level 7	2004	9.9891	10.2676	55,963
	2003	10.0000	9.9891	46,606

PIMCO Total Return Bond Portfolio - Level 8	2004	9.9761	10.2332	7,859
	2003	10.0000	9.9761	6,635

PIMCO Emerging Markets Bond Portfolio - Level 1	2004	15.1091	16.7115	126,460
	2003	11.6302	15.1091	66,919
	2002	10.0000	11.6302	5,308

PIMCO Emerging Markets Bond Portfolio - Level 2	2004	15.0708	16.6352	64,801
	2003	11.6243	15.0708	58,748
	2002	10.0000	11.6243	8,815

PIMCO Emerging Markets Bond Portfolio - Level 3	2004	15.0613	16.6162	4,094
	2003	11.6228	15.0613	3,970
	2002	10.0000	11.6228	691

PIMCO Emerging Markets Bond Portfolio - Level 4	2004	15.0326	16.5592	78,775
	2003	11.6183	15.0326	69,034
	2002	10.0000	11.6183	3,421

PIMCO Emerging Markets Bond Portfolio - Level 5	2004	15.0230	16.5403	1,412
	2003	11.6168	15.0230	1,666
	2002	10.0000	11.6168	0

PIMCO Emerging Markets Bond Portfolio - Level 6	2004	14.9943	16.4834	12,211
	2003	11.6124	14.9943	8,825
	2002	10.0000	11.6124	0

PIMCO Emerging Markets Bond Portfolio - Level 7	2004	10.6436	11.6946	28,040
	2003	10.0000	10.6436	24,263

PIMCO Emerging Markets Bond Portfolio - Level 8	2004	10.6297	11.6554	5,167
	2003	10.0000	10.6297	4,030

PIMCO High Yield Portfolio - Level 1	2004	13.1383	14.1999	189,910
	2003	10.8357	13.1383	101,659
	2002	10.0000	10.8357	7,150

PIMCO High Yield Portfolio - Level 2	2004	13.1050	14.1351	94,251
	2003	10.8301	13.1050	81,690
	2002	10.0000	10.8301	7,238

PIMCO High Yield Portfolio - Level 3	2004	13.0967	14.1190	5,294
	2003	10.8288	13.0967	5,016
	2002	10.0000	10.8288	688

PIMCO High Yield Portfolio - Level 4	2004	13.0717	14.0705	123,433
	2003	10.8246	13.0717	104,926
	2002	10.0000	10.8246	3,180

PIMCO High Yield Portfolio - Level 5	2004	13.0634	14.0545	2,563
	2003	10.8232	13.0634	2,862
	2002	10.0000	10.8232	96

PIMCO High Yield Portfolio - Level 6	2004	13.0385	14.0061	24,076
	2003	10.8191	13.0385	19,033
	2002	10.0000	10.8191	0

PIMCO High Yield Portfolio - Level 7	2004	10.7792	11.5732	33,342
	2003	10.0000	10.7792	28,250

PIMCO High Yield Portfolio - Level 8	2004	10.7651	11.5345	6,248
	2003	10.0000	10.7651	4,764

Rydex VT Nova Fund - Level 1	2004	14.5228	16.4211	0
	2003	10.5764	14.5228	0
	2002	10.0000	10.5764	0

Rydex VT Nova Fund - Level 2	2004	14.4815	16.3411	97
	2003	10.5677	14.4815	88
	2002	10.0000	10.5677	0

Rydex VT Nova Fund - Level 3	2004	14.4712	16.3212	0
	2003	10.5655	14.4712	0
	2002	10.0000	10.5655	0

Rydex VT Nova Fund - Level 4	2004	14.4402	16.2613	879
	2003	10.5590	14.4402	277
	2002	10.0000	10.5590	0

Rydex VT Nova Fund - Level 5	2004	14.4299	16.2415	0
	2003	10.5568	14.4299	0
	2002	10.0000	10.5568	0

Rydex VT Nova Fund - Level 6	2004	14.3989	16.1818	0
	2003	10.5502	14.3989	0
	2002	10.0000	10.5502	0

Rydex VT Nova Fund - Level 7	2004	12.5535	14.1007	0
	2003	10.0000	12.5535	0

Rydex VT Nova Fund - Level 8	2004	12.5372	14.0535	0
	2003	10.0000	12.5372	0

Rydex VT OTC Fund - Level 1	2004	16.1999	17.4743	20
	2003	11.2926	16.1999	20
	2002	10.0000	11.2926	0

Rydex VT OTC Fund - Level 2	2004	16.1538	17.3892	4,889
	2003	11.2833	16.1538	5,101
	2002	10.0000	11.2833	151

Rydex VT OTC Fund - Level 3	2004	16.1423	17.3680	28
	2003	11.2810	16.1423	28
	2002	10.0000	11.2810	28

Rydex VT OTC Fund - Level 4	2004	16.1078	17.3043	549
	2003	11.2740	16.1078	516
	2002	10.0000	11.2740	0

Rydex VT OTC Fund - Level 5	2004	16.0963	17.2832	0
	2003	11.2717	16.0963	0
	2002	10.0000	11.2717	0

Rydex VT OTC Fund - Level 6	2004	16.0618	17.2197	0
	2003	11.2647	16.0618	585
	2002	10.0000	11.2647	0

Rydex VT OTC Fund - Level 7	2004	12.2449	13.1209	0
	2003	10.0000	12.2449	0

Rydex VT OTC Fund - Level 8	2004	12.2289	13.0771	0
	2003	10.0000	12.2289	0

SC Blue Chip Mid Cap Fund - Level 1	2004	14.0632	16.1125	43,996
	2003	10.4747	14.0632	29,660
	2002	10.0000	10.4747	3,075

SC Blue Chip Mid Cap Fund - Level 2	2004	14.0232	16.0340	33,753
	2003	10.4660	14.0232	38,916
	2002	10.0000	10.4660	3,721

SC Blue Chip Mid Cap Fund - Level 3	2004	14.0132	16.0144	886
	2003	10.4639	14.0132	690
	2002	10.0000	10.4639	47

SC Blue Chip Mid Cap Fund - Level 4	2004	13.9832	15.9557	60,091
	2003	10.4574	13.9832	50,019
	2002	10.0000	10.4574	2,792

SC Blue Chip Mid Cap Fund - Level 5	2004	13.9732	15.9362	1,159
	2003	10.4553	13.9732	1,280
	2002	10.0000	10.4553	0

SC Blue Chip Mid Cap Fund - Level 6	2004	13.9433	15.8777	6,329
	2003	10.4488	13.9433	4,460
	2002	10.0000	10.4488	0

SC Blue Chip Mid Cap Fund - Level 7	2004	12.1629	13.8432	5,851
	2003	10.0000	12.1629	5,100

SC Blue Chip Mid Cap Fund - Level 8	2004	12.1470	13.7969	1,275
	2003	10.0000	12.1470	663

SC Davis Financial Fund - Level 1	2004	14.1380	10.0000	0
	2003	10.6614	14.1380	2,335
	2002	10.0000	10.6614	0

SC Davis Financial Fund - Level 2	2004	14.0978	10.0000	0
	2003	10.6526	14.0978	7,418
	2002	10.0000	10.6526	1,113

SC Davis Financial Fund - Level 3	2004	14.0877	10.0000	0
	2003	10.6504	14.0877	0
	2002	10.0000	10.6504	0

SC Davis Financial Fund - Level 4	2004	14.0576	10.0000	0
	2003	10.6438	14.0576	4,491
	2002	10.0000	10.6438	0

SC Davis Financial Fund - Level 5	2004	14.0476	10.0000	0
	2003	10.6416	14.0476	0
	2002	10.0000	10.6416	0

SC Davis Financial Fund - Level 6	2004	14.0174	10.0000	0
	2003	10.6350	14.0174	0
	2002	10.0000	10.6350	0

SC Davis Financial Fund - Level 7	2004	12.4400	10.0000	0
	2003	10.0000	12.4400	0

SC Davis Financial Fund - Level 8	2004	12.4238	10.0000	0
	2003	10.0000	12.4238	0

SC Davis Venture Value Fund - Level 1	2004	13.5636	15.0463	24,679
	2003	10.5355	13.5636	18,966
	2002	10.0000	10.5355	2,831

SC Davis Venture Value Fund - Level 2	2004	13.5250	14.9730	37,024
	2003	10.5268	13.5250	31,294
	2002	10.0000	10.5268	5,580

SC Davis Venture Value Fund - Level 3	2004	13.5154	14.9547	435
	2003	10.5246	13.5154	0
	2002	10.0000	10.5246	0

SC Davis Venture Value Fund - Level 4	2004	13.4865	14.8999	25,588
	2003	10.5181	13.4865	23,672
	2002	10.0000	10.5181	0

SC Davis Venture Value Fund - Level 5	2004	13.4768	14.8817	0
	2003	10.5160	13.4768	0
	2002	10.0000	10.5160	0

SC Davis Venture Value Fund - Level 6	2004	13.4480	14.8270	1,322
	2003	10.5094	13.4480	1,322
	2002	10.0000	10.5094	0

SC Davis Venture Value Fund - Level 7	2004	12.1528	13.3922	0
	2003	10.0000	12.1528	0

SC Davis Venture Value Fund - Level 8	2004	12.1370	13.3474	0
	2003	10.0000	12.1370	0

Sun Capital Investment Grade Bond Fund - Level 1	2004	11.2174	11.7761	16,099
	2003	10.3701	11.2174	20,784
	2002	10.0000	10.3701	1,454

Sun Capital Investment Grade Bond Fund - Level 2	2004	11.1855	11.7187	14,903
	2003	10.3616	11.1855	14,907
	2002	10.0000	10.3616	2,548

Sun Capital Investment Grade Bond Fund - Level 3	2004	11.1775	11.7044	4,358
	2003	10.3594	11.1775	4,272
	2002	10.0000	10.3594	528

Sun Capital Investment Grade Bond Fund - Level 4	2004	11.1535	11.6615	11,973
	2003	10.3530	11.1535	12,884
	2002	10.0000	10.3530	1,814

Sun Capital Investment Grade Bond Fund - Level 5	2004	11.1456	11.6472	296
	2003	10.3509	11.1456	296
	2002	10.0000	10.3509	50

Sun Capital Investment Grade Bond Fund - Level 6	2004	11.1217	11.6044	0
	2003	10.3445	11.1217	0
	2002	10.0000	10.3445	0

Sun Capital Investment Grade Bond Fund - Level 7	2004	10.2227	10.6610	0
	2003	10.0000	10.2227	0

Sun Capital Investment Grade Bond Fund - Level 8	2004	10.2094	10.6253	0
	2003	10.0000	10.2094	0

SC Investors Foundation Fund - Level 1	2004	13.4041	10.0000	0
	2003	10.5166	13.4041	0
	2002	10.0000	10.5166	0

SC Investors Foundation Fund - Level 2	2004	13.3660	10.0000	0
	2003	10.5080	13.3660	0
	2002	10.0000	10.5080	0

SC Investors Foundation Fund - Level 3	2004	13.3565	10.0000	0
	2003	10.5058	13.3565	0
	2002	10.0000	10.5058	0

SC Investors Foundation Fund - Level 4	2004	13.3279	10.0000	0
	2003	10.4993	13.3279	521
	2002	10.0000	10.4993	0

SC Investors Foundation Fund - Level 5	2004	13.3184	10.0000	0
	2003	10.4972	13.3184	0
	2002	10.0000	10.4972	0

SC Investors Foundation Fund - Level 6	2004	13.2898	10.0000	0
	2003	10.4906	13.2898	0
	2002	10.0000	10.4906	0

SC Investors Foundation Fund - Level 7	2004	11.9150	10.0000	0
	2003	10.0000	11.9150	0

SC Investors Foundation Fund - Level 8	2004	11.8995	10.0000	0
	2003	10.0000	11.8995	0

Sun Capital Money Market Fund - Level 1	2004	9.9055	9.8434	144,633
	2003	9.9861	9.9055	48,682
	2002	10.0000	9.9861	385

Sun Capital Money Market Fund - Level 2	2004	9.8773	9.7954	186,930
	2003	9.9779	9.8773	85,076
	2002	10.0000	9.9779	19,077

Sun Capital Money Market Fund - Level 3	2004	9.8702	9.7835	3,903
	2003	9.9759	9.8702	1,150
	2002	10.0000	9.9759	0

Sun Capital Money Market Fund - Level 4	2004	9.8491	9.7476	79,485
	2003	9.9697	9.8491	27,234
	2002	10.0000	9.9697	2,086

Sun Capital Money Market Fund - Level 5	2004	9.8421	9.7357	627
	2003	9.9677	9.8421	850
	2002	10.0000	9.9677	102

Sun Capital Money Market Fund - Level 6	2004	9.8209	9.6999	6,873
	2003	9.9615	9.8209	5,680
	2002	10.0000	9.9615	0

Sun Capital Money Market Fund - Level 7	2004	9.9013	9.7743	15,109
	2003	10.0000	9.9013	12,124

Sun Capital Money Market Fund - Level 8	2004	9.8884	9.7415	1,921
	2003	10.0000	9.8884	1,721

Sun Capital Real Estate Fund - Level 1	2004	13.5339	17.7992	81,263
	2003	10.0914	13.5339	59,544
	2002	10.0000	10.0914	3,862

Sun Capital Real Estate Fund - Level 2	2004	13.4954	17.7125	40,118
	2003	10.0831	13.4954	49,136
	2002	10.0000	10.0831	4,416

Sun Capital Real Estate Fund - Level 3	2004	13.4858	17.6909	2,174
	2003	10.0810	13.4858	2,263
	2002	10.0000	10.0810	50

Sun Capital Real Estate Fund - Level 4	2004	13.4569	17.6260	59,740
	2003	10.0748	13.4569	55,175
	2002	10.0000	10.0748	5,374

Sun Capital Real Estate Fund - Level 5	2004	13.4474	17.6046	890
	2003	10.0727	13.4474	1,209
	2002	10.0000	10.0727	0

Sun Capital Real Estate Fund - Level 6	2004	13.4185	17.5399	6,730
	2003	10.0665	13.4185	5,507
	2002	10.0000	10.0665	0

Sun Capital Real Estate Fund - Level 7	2004	12.1807	15.9137	11,157
	2003	10.0000	12.1807	11,402

Sun Capital Real Estate Fund - Level 8	2004	12.1648	15.8604	2,145
	2003	10.0000	12.1648	1,890

SC Select Equity Fund - Level 1	2004	14.1568	10.0000	0
	2003	10.9564	14.1568	5,055
	2002	10.0000	10.9564	0

SC Select Equity Fund - Level 2	2004	14.1165	10.0000	0
	2003	10.9474	14.1165	22,862
	2002	10.0000	10.9474	3,348

SC Select Equity Fund - Level 3	2004	14.1065	10.0000	0
	2003	10.9452	14.1065	0
	2002	10.0000	10.9452	0

SC Select Equity Fund - Level 4	2004	14.0763	10.0000	0
	2003	10.9384	14.0763	5,290
	2002	10.0000	10.9384	0

SC Select Equity Fund - Level 5	2004	14.0663	10.0000	0
	2003	10.9361	14.0663	0
	2002	10.0000	10.9361	0

SC Select Equity Fund - Level 6	2004	14.0361	10.0000	0
	2003	10.9294	14.0361	1,570
	2002	10.0000	10.9294	0

SC Select Equity Fund - Level 7	2004	12.0208	10.0000	0
	2003	10.0000	12.0208	0

SC Select Equity Fund - Level 8	2004	12.0051	10.0000	0
	2003	10.0000	12.0051	0

SC Value Equity Fund - Level 1	2004	13.6614	10.0000	0
	2003	10.4313	13.6614	964
	2002	10.0000	10.4313	196

SC Value Equity Fund - Level 2	2004	13.6225	10.0000	0
	2003	10.4227	13.6225	886
	2002	10.0000	10.4227	0

SC Value Equity Fund - Level 3	2004	13.6128	10.0000	0
	2003	10.4205	13.6128	0
	2002	10.0000	10.4205	0

SC Value Equity Fund - Level 4	2004	13.5836	10.0000	0
	2003	10.4141	13.5836	1,590
	2002	10.0000	10.4141	0

SC Value Equity Fund - Level 5	2004	13.5740	10.0000	0
	2003	10.4119	13.5740	0
	2002	10.0000	10.4119	0

SC Value Equity Fund - Level 6	2004	13.5448	10.0000	0
	2003	10.4055	13.5448	0
	2002	10.0000	10.4055	0

SC Value Equity Fund - Level 7	2004	11.9172	10.0000	0
	2003	10.0000	11.9172	0

SC Value Equity Fund - Level 8	2004	11.9016	10.0000	0
	2003	10.0000	11.9016	0

SC Value Managed Fund - Level 1	2004	12.5597	10.0000	0
	2003	9.8637	12.5597	1,110
	2002	10.0000	9.8637	0

SC Value Managed Fund - Level 2	2004	12.5239	10.0000	0
	2003	9.8556	12.5239	3,728
	2002	10.0000	9.8556	29

SC Value Managed Fund - Level 3	2004	12.5150	10.0000	0
	2003	9.8536	12.5150	0
	2002	10.0000	9.8536	0

SC Value Managed Fund - Level 4	2004	12.4882	10.0000	0
	2003	9.8475	12.4882	2,304
	2002	10.0000	9.8475	0

SC Value Managed Fund - Level 5	2004	12.4793	10.0000	0
	2003	9.8454	12.4793	0
	2002	10.0000	9.8454	0

SC Value Managed Fund - Level 6	2004	12.4525	10.0000	0
	2003	9.8393	12.4525	0
	2002	10.0000	9.8393	0

SC Value Managed Fund - Level 7	2004	11.9796	10.0000	0
	2003	10.0000	11.9796	0

SC Value Managed Fund - Level 8	2004	11.9640	10.0000	0
	2003	10.0000	11.9640	0

SC Value Mid Cap Fund - Level 1	2004	14.6997	10.0000	0
	2003	11.2852	14.6997	3,014
	2002	10.0000	11.2852	191

SC Value Mid Cap Fund - Level 2	2004	14.6579	10.0000	0
	2003	11.2759	14.6579	4,571
	2002	10.0000	11.2759	921

SC Value Mid Cap Fund - Level 3	2004	14.6474	10.0000	0
	2003	11.2736	14.6474	220
	2002	10.0000	11.2736	0

SC Value Mid Cap Fund - Level 4	2004	14.6161	10.0000	0
	2003	11.2666	14.6161	722
	2002	10.0000	11.2666	0

SC Value Mid Cap Fund - Level 5	2004	14.6057	10.0000	0
	2003	11.2643	14.6057	0
	2002	10.0000	11.2643	0

SC Value Mid Cap Fund - Level 6	2004	14.5743	10.0000	0
	2003	11.2573	14.5743	0
	2002	10.0000	11.2573	0

SC Value Mid Cap Fund - Level 7	2004	12.3753	10.0000	0
	2003	10.0000	12.3753	0

SC Value Mid Cap Fund - Level 8	2004	12.3592	10.0000	0
	2003	10.0000	12.3592	0

SC Value Small Cap Fund - Level 1	2004	14.0146	16.3730	101,474
	2003	10.0312	14.0146	64,643
	2002	10.0000	10.0312	5,623

SC Value Small Cap Fund - Level 2	2004	13.9748	16.2932	72,835
	2003	10.0230	13.9748	72,262
	2002	10.0000	10.0230	5,165

SC Value Small Cap Fund - Level 3	2004	13.9648	16.2733	2,656
	2003	10.0209	13.9648	2,088
	2002	10.0000	10.0209	112

SC Value Small Cap Fund - Level 4	2004	13.9349	16.2137	85,161
	2003	10.0147	13.9349	75,229
	2002	10.0000	10.0147	2,809

SC Value Small Cap Fund - Level 5	2004	13.9250	16.1939	1,473
	2003	10.0126	13.9250	1,740
	2002	10.0000	10.0126	0

SC Value Small Cap Fund - Level 6	2004	13.8952	16.1345	11,783
	2003	10.0064	13.8952	8,669
	2002	10.0000	10.0064	0

SC Value Small Cap Fund - Level 7	2004	13.0980	15.2010	16,735
	2003	10.0000	13.0980	14,974

SC Value Small Cap Fund - Level 8	2004	13.0809	15.1502	3,293
	2003	10.0000	13.0809	2,513

SC Neuberger Berman Mid Cap Value Fund - Level 1	2004	13.9570	10.0000	0
	2003	10.3759	13.9570	1,386
	2002	10.0000	10.3759	62

SC Neuberger Berman Mid Cap Value Fund - Level 2	2004	13.9173	10.0000	0
	2003	10.3674	13.9173	1,937
	2002	10.0000	10.3674	207

SC Neuberger Berman Mid Cap Value Fund - Level 3	2004	13.9074	10.0000	0
	2003	10.3652	13.9074	33
	2002	10.0000	10.3652	33

SC Neuberger Berman Mid Cap Value Fund - Level 4	2004	13.8776	10.0000	0
	2003	10.3588	13.8776	3,896
	2002	10.0000	10.3588	0

SC Neuberger Berman Mid Cap Value Fund - Level 5	2004	13.8677	10.0000	0
	2003	10.3567	13.8677	0
	2002	10.0000	10.3567	0

SC Neuberger Berman Mid Cap Value Fund - Level 6	2004	13.8379	10.0000	0
	2003	10.3502	13.8379	0
	2002	10.0000	10.3502	0

SC Neuberger Berman Mid Cap Value Fund - Level 7	2004	12.5983	10.0000	0
	2003	10.0000	12.5983	0

SC Neuberger Berman Mid Cap Value Fund - Level 8	2004	12.5819	10.0000	0
	2003	10.0000	12.5819	0

SC Neuberger Berman Mid Cap Growth Fund - Level 1	2004	13.3999	10.0000	0
	2003	10.5230	13.3999	3,003
	2002	10.0000	10.5230	2,096

SC Neuberger Berman Mid Cap Growth Fund - Level 2	2004	13.3617	10.0000	0
	2003	10.5143	13.3617	11,932
	2002	10.0000	10.5143	193

SC Neuberger Berman Mid Cap Growth Fund - Level 3	2004	13.3522	10.0000	0
	2003	10.5122	13.3522	0
	2002	10.0000	10.5122	0

SC Neuberger Berman Mid Cap Growth Fund - Level 4	2004	13.3236	10.0000	0
	2003	10.5057	13.3236	6,760
	2002	10.0000	10.5057	0

SC Neuberger Berman Mid Cap Growth Fund - Level 5	2004	13.3141	10.0000	0
	2003	10.5035	13.3141	0
	2002	10.0000	10.5035	0

SC Neuberger Berman Mid Cap Growth Fund - Level 6	2004	13.2856	10.0000	0
	2003	10.4970	13.2856	0
	2002	10.0000	10.4970	0

SC Neuberger Berman Mid Cap Growth Fund - Level 7	2004	11.6339	10.0000	0
	2003	10.0000	11.6339	0

SC Neuberger Berman Mid Cap Growth Fund - Level 8	2004	11.6188	10.0000	0
	2003	10.0000	11.6188	0

SC Alger Growth Fund - Level 1	2004	13.3723	10.0000	0
	2003	10.0953	13.3723	868
	2002	10.0000	10.0953	197

SC Alger Growth Fund - Level 2	2004	13.3342	10.0000	0
	2003	10.0870	13.3342	3,711
	2002	10.0000	10.0870	0

SC Alger Growth Fund - Level 3	2004	13.3247	10.0000	0
	2003	10.0849	13.3247	788
	2002	10.0000	10.0849	0

SC Alger Growth Fund - Level 4	2004	13.2962	10.0000	0
	2003	10.0787	13.2962	2,380
	2002	10.0000	10.0787	706

SC Alger Growth Fund - Level 5	2004	13.2867	10.0000	0
	2003	10.0766	13.2867	0
	2002	10.0000	10.0766	0

SC Alger Growth Fund - Level 6	2004	13.2582	10.0000	0
	2003	10.0703	13.2582	0
	2002	10.0000	10.0703	0

SC Alger Growth Fund - Level 7	2004	11.8120	10.0000	0
	2003	10.0000	11.8120	0

SC Alger Growth Fund - Level 8	2004	11.7966	10.0000	0
	2003	10.0000	11.7966	0

SC Alger Income & Growth Fund - Level 1	2004	13.1078	10.0000	0
	2003	10.1942	13.1078	2,682
	2002	10.0000	10.1942	191

SC Alger Income & Growth Fund - Level 2	2004	13.0705	10.0000	0
	2003	10.1858	13.0705	6,561
	2002	10.0000	10.1858	404

C Alger Income & Growth Fund - Level 3	2004	13.0612	10.0000	0
	2003	10.1837	13.0612	3,167
	2002	10.0000	10.1837	32

SC Alger Income & Growth Fund - Level 4	2004	13.0332	10.0000	0
	2003	10.1774	13.0332	12,239
	2002	10.0000	10.1774	0

SC Alger Income & Growth Fund - Level 5	2004	13.0240	10.0000	0
	2003	10.1753	13.0240	0
	2002	10.0000	10.1753	0

SC Alger Income & Growth Fund - Level 6	2004	12.9960	10.0000	0
	2003	10.1690	12.9960	0
	2002	10.0000	10.1690	0

SC Alger Income & Growth Fund - Level 7	2004	11.6485	10.0000	0
	2003	10.0000	11.6485	0

SC Alger Income & Growth Fund - Level 8	2004	11.6333	10.0000	0
	2003	10.0000	11.6333	0

SC Alger Small Capitalization Fund - Level 1	2004	15.0261	10.0000	0
	2003	10.6145	15.0261	4,478
	2002	10.0000	10.6145	349

SC Alger Small Capitalization Fund - Level 2	2004	14.9833	10.0000	0
	2003	10.6058	14.9833	8,793
	2002	10.0000	10.6058	0

SC Alger Small Capitalization Fund - Level 3	2004	14.9726	10.0000	0
	2003	10.6036	14.9726	0
	2002	10.0000	10.6036	0

SC Alger Small Capitalization Fund - Level 4	2004	14.9406	10.0000	0
	2003	10.5970	14.9406	1,287
	2002	10.0000	10.5970	0

SC Alger Small Capitalization Fund - Level 5	2004	14.9299	10.0000	0
	2003	10.5948	14.9299	0
	2002	10.0000	10.5948	0

SC Alger Small Capitalization Fund - Level 6	2004	14.8979	10.0000	0
	2003	10.5883	14.8979	0
	2002	10.0000	10.5883	0

SC Alger Small Capitalization Fund - Level 7	2004	13.0198	10.0000	0
	2003	10.0000	13.0198	0

SC Alger Small Capitalization Fund - Level 8	2004	13.0029	10.0000	0
	2003	10.0000	13.0029	0

Sun Capital All Cap Fund - Level 1	2004	16.8941	20.0633	1,651
	2003	11.2011	16.8941	589
	2002	10.0000	11.2011	0

Sun Capital All Cap Fund - Level 2	2004	16.8461	19.9656	9,139
	2003	11.1919	16.8461	1,911
	2002	10.0000	11.1919	0

Sun Capital All Cap Fund - Level 3	2004	16.8341	19.9412	530
	2003	11.1896	16.8341	191
	2002	10.0000	11.1896	0

Sun Capital All Cap Fund - Level 4	2004	16.7981	19.8682	2,330
	2003	11.1827	16.7981	429
	2002	10.0000	11.1827	0

Sun Capital All Cap Fund - Level 5	2004	16.7861	19.8439	0
	2003	11.1804	16.7861	0
	2002	10.0000	11.1804	0

Sun Capital All Cap Fund - Level 6	2004	16.7501	19.7710	2,182
	2003	11.1734	16.7501	946
	2002	10.0000	11.1734	0

Sun Capital All Cap Fund - Level 7	2004	12.7295	15.0175	0
	2003	10.0000	12.7295	0

Sun Capital All Cap Fund - Level 8	2004	12.7129	14.9673	0
	2003	10.0000	12.7129	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (888) 786-2435

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS

DECEMBER 30, 2005

COLUMBIA ALL-STAR EXTRA

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):
Large-Cap Value Equity Funds	Large-Cap Growth Equity Funds (continued)
AllianceBernstein VP Growth & Income Portfolio,	MFS VIT Investors Growth Stock Series, S Class
Class B	Rydex VT OTC Fund, Investor Class1
Fidelity VIP Equity Income Portfolio, Service Class 21	Columbia Large Cap Growth Fund, Variable Series,
Franklin Templeton VIP Trust Franklin Growth and	Class B4
Income Securities Fund, Class 2	Mid-Cap Value Equity Funds
Liberty Growth & Income Fund, Variable Series,	Lord Abbett Series Fund Mid-Cap Value Portfolio
Class B	Mid-Cap Blend Equity Funds
Lord Abbett Series Fund Growth and Income Portfolio	Liberty Select Value Fund, Variable Series, Class B
Rydex VT Financial Services Fund, Investor Class1	Wanger International Select
Large-Cap Blend Equity Funds	Mid-Cap Growth Equity Funds
AIM V.I. Premier Equity Fund Series II Shares1	Wanger Select
AllianceBernstein VP Worldwide Privatization	Rydex VT Health Care Fund, Investor Class1
Portfolio, Class B	Small-Cap Blend Equity Funds
Franklin Templeton VIP Trust Mutual Shares	Wanger International Small Cap
Securities Fund, Class 2	Small-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	MFS VIT New Discovery Series, S Class
Securities Fund, Class 2	Wanger U.S. Smaller Companies
Liberty Asset Allocation Fund, Variable Series, Class B	High-Quality Short-Term Bond Funds
Liberty S&P 500 Index Fund, Variable Series, Class B	Liberty Money Market Fund, Variable Series, Class A
MFS VIT Investors Trust Series, S Class	High-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	Liberty Federal Securities Fund, Variable Series,
AIM V.I. Capital Appreciation Fund Series II Shares1	Class A1
AIM V.I. International Growth Fund Series II Shares1	Liberty Federal Securities Fund, Variable Series,
AllianceBernstein VP Large Cap Growth Portfolio,	Class B
Class B2	PIMCO Total Return Portfolio, Administrative Class
AllianceBernstein VP Global Technology Portfolio,	High-Quality Long-Term Bond Funds
Class B3	PIMCO Real Return Portfolio, Administrative Class
Fidelity VIP Dynamic Capital Appreciation Portfolio,	Mid/High-Quality Intermediate-Term Bond Funds
Service Class 21	Colonial Strategic Income Fund, Variable Series,
Fidelity VIP Growth Opportunities Portfolio, Service	Class B
Class 21	Low-Quality Short-Term Bond Funds
MFS VIT Emerging Growth Series, S Class	Columbia High Yield Fund, Variable Series, Class B

__________________
1	Not available to Contracts issued on or after May 1, 2003.
2	Formerly known as AllianceBernstein VP Premier Growth Portfolio, Class B.
3	Formerly known as AllianceBernstein VP Technology Portfolio, Class B.
4	Formerly known as Stein Roe Growth Stock Fund, Variable Series, Class B.

A I M Advisors, Inc., advises the AIM Variable Insurance Funds. Alliance Capital Management, LP, advises the AllianceBernstein VP Portfolios. Columbia Management Advisors, Inc., advises the Colonial Fund, the Columbia Funds, and the Liberty Funds (with Nordea Investment Management North America, Inc. serving as the sub-advisor for Liberty Asset Allocation Fund, Variable Series). Fidelity® Management & Research Company advises the Fidelity VIP Portfolios. Franklin® Advisers, Inc., advises Franklin Growth and Income Fund. Franklin® Mutual Advisers, LLC, advises Mutual Shares Securities Fund. Columbia Wanger Asset Management, L.P., advises the Wanger Funds. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS Variable Insurance Trust Series. Pacific Investment Management Company LLC advises the PIMCO Portfolios. PADCO Advisors II, Inc., advises the Rydex VT Funds. Templeton® Investment Counsel, LLC, advises Templeton Foreign Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated December 30, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 53 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 725-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Expenses associated with contracts offering a bonus credit may be higher than those associated with contracts that do not offer a bonus credit. The bonus credit may be more than offset by the charges associated with the credit.

Any reference in this Prospectus to receipt by us means receipt at the following address:
Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Purchase Payment Interest *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates *

Other Programs *

Withdrawals, Withdrawal Charge and Market Value Adjustment *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals Not Subject to Withdrawal Charge *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge and Distribution Fee *

Mortality and Expense Risk Charge *

Charges for Optional Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Optional Living Benefit Rider: Secured Returns 2 Benefit *

Tax Issues *

Guaranteed Minimum Accumulation Benefit ("AB") Plan *

Guaranteed Minimum Withdrawal Benefit ("WB") Plan *

Availability *

Cost of the Benefit *

Withdrawals Under the Secured Returns 2 Benefit *

Cancellation of the Secured Returns 2 Benefit *

Revocation of the Secured Returns 2 Benefit *

Step-Up of GLB Amount *

Subsequent Purchase Payments After a Step-Up of GLB Amount *

Renewal of the Secured Returns 2 Benefit *

Refund of Rider Charges Under the AB Plan *

Participant's Death Under the AB Plan *

Participant's Death Under the WB Plan *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

The Income Phase -- Annuity Provisions *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contracts *

Distribution of the Contracts *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Withdrawals, Withdrawal Charges and The Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of 5% Premium Roll-Up Optional Death Benefit *

Appendix E - Calculation of EEB Premier Optional Death Benefit *

Appendix F - Calculation of EEB Premier Plus Optional Death Benefit *

Appendix G - Calculation of EEB Premier with MAV Optional Death Benefit *

Appendix H - Calculation of EEB Premier with 5% Roll-Up Optional Death Benefit *

Appendix I - Calculation for Purchase Payment Interest (Bonus Credit) *

Appendix J - Secured Returns 2 Benefit Examples *

Appendix K - Secured Returns Benefit *

Appendix L - Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Columbia All-Star Extra Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million. In addition, we will credit your Contract with interest, which we refer to as "Purchase Payment Interest", at a rate of 2% to 5% of each Purchase Payment based upon the interest rate option you choose when you apply for your Contract.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.40% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Open Date, or 1.60% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution charge of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

If you elect the optional living benefit rider, Secured Returns 2 Benefit, we will assess a quarterly charge equal to 0.125% of your Account Value. In the state of Washington, we assess the charge on Variable Account Value only.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns 2 Benefit

The Secured Returns 2 Benefit ("Secured Returns 2") guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns 2 Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary or some later date if you choose to "step-up" your GLB amount, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (A step-up of the GLB amount to your current Account Value may be made any time after your fifth Account Anniversary.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for the Benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns 2 Benefit is available only if you are age 84 or younger on the Open Date. If you annuitize, this Benefit terminates. The Benefit may not be available in your state.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), and your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) your Contract's earnings in the prior Account Year and (2) 10% of all Purchase Payments made in the last 7 Account Years. All other Purchase Payments are subject to the withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (800) 725-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of net Variable Account assets)**
Mortality and Expense Risks Charge:	1.60%***
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.90%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider
(as a percentage of average daily net assets):	0.40%+
Maximum Charge for Optional Living Benefit Rider (Secured Returns 2)
(assessed at a quarterly rate of 0.125% of Account Value):	0.50%++
Total Variable Account Annual Expenses with Maximum Charges for Optional Death Benefit and Living Benefit Riders:	2.80%++
*

The Annual Account Fee is waived if your Account value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

All of the Variable Account Annual Expenses, except for the charges for the Optional Living Benefit Rider, are assessed as a percentage of average daily net Variable Account assets. The charge for the Optional Living Benefit Rider is assessed on a quarterly basis at a rate of 0.125% of your total Account Value (an annual rate of 0.50%), except in the state of Washington where the charge is assessed on Variable Account Value only.

***

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.40% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.70% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

+

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
++

If you elect the Optional Living Benefit Rider, you may choose any one of the optional death benefit riders, except EEB Premier Plus. The charge for the Optional Living Benefit can increase at the time of a step-up to an amount equal to the rider fee imposed on newly issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Account Anniversary.

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.65%	4.04%
*	The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.65% and 1.50%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For the purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,228	$2,122	$2,941	$5,005
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$490	$1,473	$2,465	$5,005

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (''Variable Accumulation Units'') is included in the back of this Prospectus as Appendix M.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase; you may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 725-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m. Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling (800) 725-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Rydex Funds, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e. rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer a special interest rate for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional purchase payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Purchase Payment Interest

We will credit your Contract with interest, which we refer to as "Purchase Payment Interest," at the rate you selected when you applied for the Contract. Currently, we offer 2 interest rate options:

Option A: The 2% Five-Year Anniversary Interest Option - Under this option we will credit your Contract with interest at a rate of 2% of each Purchase Payment received prior to the first Account Anniversary. In addition, if you chose this option, we will credit your Contract with interest at a rate of 2% of the Account Value at the end of every Fifth-Year Anniversary.

Option B: The 3%, 4%, or 5% Interest Option -- Under this option we will credit your Contract with interest at the following rates:
o	3% of each Purchase Payment if the sum of all Purchase Payments, reduced by the sum of all withdrawals (your "Net Purchase Payments"), is less than $100,000 on the day we receive the Purchase Payment;

o	4% of each Purchase Payment if your Net Purchase Payments are $100,000 or more but less than $500,000 on the day we receive the Purchase Payment; and

o	5% of each Purchase Payment if your Net Purchase Payments are $500,000 or more on the day we receive the Purchase Payment.

If you chose this Option B, there may be an additional credit paid at the end of the first Account Year. If your Net Purchase Payments at the end of your first Account Year are greater than or equal to $100,000, but less than $500,000, and some of your Net Purchase Payment(s) received a credit of 3% (rather than 4%), then an additional 1% will be paid on the amount of Net Purchase Payments that received the 3% credit. Similarly, if your Net Purchase Payments at the end of your first Account Year are greater than or equal to $500,000 and some of your Purchase Payment(s) received a credit of either 3% or 4% (rather than 5%), then an additional 2% or 1% will be paid on the amount of Net Purchase Payments that received a 3% credit or a 4% credit, respectively.

We credit Purchase Payment Interest during the same Valuation Period in which we receive the Purchase Payment. We allocate the Purchase Payment Interest to the Sub-Accounts and/or the Guarantee Periods in the same proportion as the Net Purchase Payment is allocated. For any additional 1% or 2% interest credit under Option B or any Fifth-Year Anniversary credit under Option A, we allocate the credit on a pro rata basis to all Sub-Accounts and/or Guarantee Periods in which you are invested, excluding any Guarantee Periods established to support a dollar-cost averaging program. Any additional interest adjustments will be credited on your Account Anniversary.

The Contracts are designed to give the most value to Participants with long-term investment goals. We will deduct the "Adjusted" Purchase Payment Interest if the Contract is returned during the "free look period." For a description of the free look period and Adjusted Purchase Payment Interest, see "Right to Return." For examples of how we calculate Purchase Payment Interest, see Appendix I.

We may credit Purchase Payment Interest at rates other than those described above on Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives, and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. The Company expects to make a profit on Purchase Payment Interest from the mortality and expense risk charge.

We may also credit the Purchase Payment Interest rates described above using different Net Purchase Payment dollar amount thresholds. Any change in the Net Purchase Payment dollar amount thresholds will be offered to all Participants on a prospective basis.

See "Tax Considerations -- Qualified Retirement Plans," if this Contract is to be purchased in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code.

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice from you electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns 2 Benefit. (See "Optional Living Benefit Rider: Secured Returns 2 Benefit.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to in-force service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative services fee, the distribution fee, or the annual Account Fee; credit additional amounts; grant bonus Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular intervals, we will transfer the same amount automatically (including a portion of the Purchase Payment Interest) to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned (excluding Purchase Payment Interest).

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Portfolio Selection

One or more portfolio selection programs may be available in connection with the Contracts, at no extra charge. Portfolio selection is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and portfolio selection does not assure a profit or protect against loss in a declining market.

Currently, you may select one of the available portfolio selection models, each of which represents a combination of Sub-Accounts with a different level of risk. Theseportfolio selection models, as well as the terms and conditions of the portfolio selection program, are fully described in a separate brochure. We may add or delete programs in the future.

If you elect a portfolio selection program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal and Interest Out Programs

You select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay to you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Capital Protection Plus Program

Under the Capital Protection Plus Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment and Purchase Payment Interest (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Secured Returns 2 Benefit" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. See "Tax Considerations -- Tax-Sheltered Annuities."

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to the amount of all Purchase Payments made before the last 7 Account Years that you have not previously withdrawn, PLUS the greater of:
o	your Contract's earnings (defined below) during the prior Account Year; and

o	10% of the amount of all Purchase Payments you have made during the last 7 Account Years, including the current Account Year.

Any portion of the "free withdrawal amount" that you do not use in an Account Year is not cumulative; that is, it will not be carried forward or available for use in future years.

Your Contract's earnings during the prior Account Year are equal to:
o	the difference between your Account Value at the end of the prior Account Year and your Account Value at the beginning of the prior Account Year, minus

o	any Purchase Payments made during the prior Account Year, plus

o	any partial withdrawals and charges taken during the prior Account Year.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down a declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The Withdrawal Charge scale is as follows:

Number of
Account Years
Payment has Been	Withdrawal
In Your Account	Charge

0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7+	0%

For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than 2 Account Years but less than 3 will be 7% regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 8% of the aggregate amount of Purchase Payments you make under your Contract.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
o	at least one year has passed since your Issue Date,

o	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

o	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit (except under the Cash Surrender method), or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0% but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.40%, if you are age 75 or younger on the Open Date (1.60%, if you are age 76 or older on the Open Date). The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We expect to make a profit on the excess expense charge associated with the Purchase Payment Interest. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

Charges for Optional Benefit Riders

If you elect the Secured Returns 2 Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value. See "Cost of the Benefit" under "Optional Living Benefit Rider: Secured Returns 2 Benefit." For Contracts issued in the state of Washington, the charge is assessed on Variable Account Value only.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

                     *As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT

The Secured Returns 2 Benefit ("Benefit" or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization. Secured Returns 2 may not be available in your state.

If you elect Secured Returns 2, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Account Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that your make the election prior to the earliest of your 81st birthday, the date your annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns 2 Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of Secured Returns 2 might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Returns 2 Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in Secured Returns 2.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds (defined below under "Availability") in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 3 in Appendix J. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit.

If you remain in the AB Plan until it matures, you may also be entitled to a refund of the charges you paid for the Secured Returns 2 Benefit. (See "Refund of Rider Charges Under the AB Plan.")

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. Once the GLB amount is reduced to zero, the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted into the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns 2 Benefit.") Provided your GLB amount is not exhausted, any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 in Appendix J.

Availability

Secured Returns 2 is available only if you are age 84 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns 2 and the elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds, Guarantee Period dollar cost averaging programs and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

If you purchased the Secured Returns Benefit ("SR1") prior to the later of September 7, 2004, or the date Secured Returns 2 became available for sale in your state, you were given to opportunity to replace SR1 with Secured Returns 2. If you chose to replace your SR1 with Secured Returns 2, the following terms and conditions apply to your Contract:

o	Your GLB amount did not change.

o

Charges for Secured Returns 2 commenced on the first "Account Quarter" (defined below under "Cost of the Benefit") following the date we received your notification to participate in Secured Returns 2 ("Notification Date"), and were be applied on a pro rata basis starting from the Notification Date.

o	All benefits provided under Secured Returns 2 commenced on the Notification Date.

o	Any refund of rider charges (described below) will only be applied to charges paid after the Notification Date. You will not receive any refund of charges paid for SR1.

o

The time period for measuring the duration of your Secured Returns 2 Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange SR1 for Secured Returns 2 twelve months after your Issue Date, your AB Plan will mature in nine years.

o

If you were participating in the WB Plan on the Notification Date, then you must remain in the WB Plan. If you were participating in the AB Plan on the Notification Date, you may not elect to participate in the WB Plan until after your first Account Anniversary.

Cost of the Benefit

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. For Contracts issued in the State of Washington, the charge for the Benefit will be made as a specific deduction from Variable Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value (Variable Account Value in Washington). The quarterly charge will be determined by multiplying the Account Value (Variable Account Value in Washington) at the end of the Account Quarter by 0.00125. (See Example 12 in Appendix I.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Account Anniversary. (See "Cancellation of the Secured Returns 2 Benefit.").

Withdrawals Under the Secured Returns 2 Benefit

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 in Appendix J.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 in Appendix J.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than the GLB amount. In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under the Secured Returns Benefit 2, see Examples 6, 7, 9 and 11 in Appendix J.

Cancellation of the Secured Returns 2 Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been canceled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary.

Revocation of the Secured Returns 2 Benefit

Anytime after your 7th Account Anniversary, you may revoke Secured Returns 2. Once revoked, Secured Returns 2 may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Step-Up of GLB Amount

After your fifth Account Anniversary, you may elect to increase the GLB amount to your then current Account Value. Currently, this step-up election may be made on any day after your fifth Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Account Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB amount if the current Account Value is greater than the current GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee may be changed to an amount equal to the Secured Returns 2 fee charged on newly issued Contracts at that time. This fee may be higher than your current Secured Returns 2 fee as set forth below under "Cost of the Benefit." If we are no longer issuing new Contracts with the Secured Returns 2 Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns 2 rider charges). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 in Appendix I.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of the new GLB amount. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new "maximum WB amount." (See Example 8 in Appendix I.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Subsequent Purchase Payments After a Step-Up of GLB Amount

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Account Anniversary, you must be participating in the AB Plan to make any Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 in Appendix I.)

Renewal of the Secured Returns 2 Benefit

If you elected to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns 2, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns 2 Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns 2 to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns 2.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Account Anniversary or 10 years from your last Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Return 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such "maturity date." No refund of Secured Return 2 charges will be made if you change from the AB Plan to the WB Plan.

Participant's Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB plan is scheduled to "mature." If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

Participant's Death Under the WB Plan

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In such case, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after your Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit, above, or

o

your Highest "adjusted" Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit, above, or

o	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or
o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the first month following your first Account Anniversary.

o

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
o	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, in our discretion.

     Annuity Option A -- Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B -- Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C -- Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D -- Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 10 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contracts. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address as shown on the cover of this Prospectus within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value less the Adjusted Purchase Payment Interest. The Adjusted Purchase Payment Interest that may be deducted is equal to the lesser of:
o	the portion of the Account Value that is attributable to any Purchase Payment Interest, and

o	all Purchase Payment Interest.

This means you receive any gain on Purchase Payment Interest and we bear any loss. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
o	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	any required minimum distribution, or

o	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plans, as a general rule.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the Secured Returns 2 Benefit, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the Secured Returns 2 Benefit, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. (See Withdrawals under the Secured Returns 2 Benefit.) This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the Secured Returns 2 Benefit, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the Secured Returns 2 Benefit.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns 2 Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns 2 Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U. S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.00% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support and product training to the Selling Agents of the Selling Broker-Dealers. These payments may be based on a percentage of Purchase Payments and/or a percentage of Contract Value.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2003 and 2004, approximately $507,493 and $2,750,683, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Funds in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges, the annual Account Fee, or any Purchase Payment Interest, although such figures do reflect all recurring charges. If such figures were calculated to reflect Purchase Payment Interest credited, the calculation would also reflect any withdrawal charges made. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Fund.

Yield is a measure of the net dividend and interest income earned over a specific one-month or 30-day period (7-day period for the Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated December 30, 2005 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 725-7215.

-------------------------------------------------------------------------------------------------------------------------
To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Columbia All-Star Extra Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIFTH-YEAR ANNIVERSARY: The fifth Account Anniversary and each succeeding Account Anniversary occurring at any five year interval thereafter; for example, the 10th, 15th, and 20th Account Anniversaries.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

PURCHASE PAYMENT INTEREST: The amount of extra interest the Company credits to a Contract at a rate of 2% to 5% of each purchase payment based upon the size of the investment or Account Value or the interest rate option chosen at the time of application.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
Account		Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 4,000	$37,000	8.00%	$2,960
	2	$45,100	$4,100	$ 5,100	$ 4,000	$40,000	8.00%	$3,200
	3	$49,600	$4,500	$ 9,600	$ 4,100	$40,000	7.00%	$2,800
(b)	4	$52,100	$2,500	$12,100	$ 4,500	$40,000	6.00%	$2,400
	5	$57,300	$5,200	$17,300	$ 4,000	$40,000	5.00%	$2,000
	6	$63,000	$5,700	$23,000	$ 5,200	$40,000	4.00%	$1,600
	7	$66,200	$3,200	$26,200	$ 5,700	$40,000	3.00%	$1,200
(c)	8	$72,800	$6,600	$32,800	$40,000	$ 0	0.00%	$ 0

(a)

The free withdrawal amount in any year is equal to the amount of any Purchase Payments made prior to the last 7 Account Years ("Old Payments") that were not previously withdrawn plus the greater of (1) the Contract's earnings during the prior Account Year, and (2) 10% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $37,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $4,000.

(b)

In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000. The first $4,500 withdrawn is the free amount, then Purchase Payments are withdrawn and subject to a withdrawal charge. The remaining $7,600 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

(c)

In Account Year 8, the free withdrawal amount is $40,000, which equals 100% of the Purchase Payment of $40,000. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,100, $9,000, $12,000, and $20,000.
						Remaining
	Hypothetical					Free	Amount of
	Account					Withdrawal	Withdrawal
	Value					Amount	Subject to	Withdrawal	Withdrawal
	Before		Cumulative		Amount of	Before	Withdrawal	Charge	Charge
Year	Withdrawal		Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount
	1	$41,000	$1,000	$ 1,000	$ 0	$4,000	$ 0	8.00%	$ 0
	2	$45,100	$4,100	$ 5,100	$ 0	$4,000	$ 0	8.00%	$ 0
	3	$49,600	$4,500	$ 9,600	$ 0	$4,100	$ 0	7.00%	$ 0
(a)	4	$50,100	$ 500	$10,100	$ 4,100	$4,500	$ 0	6.00%	$ 0
(b)	4	$46,800	$ 800	$10,900	$ 9,000	$ 400	$ 8,600	6.00%	$516
(c)	4	$38,400	$ 600	$11,500	$ 12,000	$ 0	$12,000	6.00%	$720
(d)	4	$26,800	$ 400	$11,900	$ 20,000	$ 0	$19,400	6.00%	$1,164
(a)

In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. The partial withdrawal amount of $4,100 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,100 was taken, the remaining free withdrawal amount in Account Year 4 is $4,500 - $4,100 = $400. Therefore, $400 of the $9,000 withdrawal is not subject to a withdrawal charge, and $8,600 is subject to a withdrawal charge.

(c)

Since the total of the two prior Account Year 4 partial withdrawals ($13,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. The entire withdrawal amount of $12,000 is subject to a withdrawal charge.

(d)

Since the total of the three prior Account Year 4 partial withdrawals ($25,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. Since the total amount of New Purchase Payments was $40,000 and $20,600 of New Payments has already been surrendered, only $19,400 of this $20,000 withdrawal comes from liquidating Purchase Payments. The remaining $600 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

Note that since all of the Purchase Payments were liquidated by the final withdrawal of $20,000, the total withdrawal charge for the four Account Year 4 withdrawals is $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page. Any additional Account Year 4 withdrawals in the example shown on this page would come from the liquidating of earnings and would not be subject to a withdrawal charge.

Part 2 -- Fixed Account -- Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

2)	The date of surrender is 2 years from the Expiration Date (N = 24).

3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

4)	The interest earned in the current Account Year is $674.16.

5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                 ($11,910.16 - $674.16) x -.037 = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x -.037 = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                     ($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Account Year 2, that all of the money is invested in the Variable Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 74,350.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 55,150.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the ninth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 89,950
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$116,000
The Death Benefit Amount would therefore	=	$116,000

*Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

**The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

        -- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

        -- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
45% of the above amount	=	$13,417
Cap of 100% of Adjusted Purchase Payments	=	$85,185
The lesser of the above two amounts = the EEB Premier amount	=	$13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

       --PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $145,000. Assume death occurs in Account Year 9. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

       --PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

        --PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)

Example 1:

If you select Option A, the 2% Bonus Option, we will credit Purchase Payment Interest on all Purchase Payments made during the first Account Year. On each fifth Account Anniversary, we will credit additional Purchase Payment Interest of 2% based on your Account Value, illustrated below:

Initial Purchase Payment of $50,000.00 receives 2% Purchase Payment Interest of $1,000.00.

Subsequent Purchase Payment in the first Account Year of $20,000.00 receives 2% Purchase Payment Interest of $400.00.

Suppose the Account had not gained any earnings or interest during the first 5 Account Years and the Account Value is $71,400.00 (sum of all Purchase Payments and Purchase Payment Interest), we will credit your Account with an additional 2% ($1,428.00).

Using the same Purchase Payments as above, suppose your value on the fifth Account Anniversary is $74,970.00. We will credit your Account with an additional 2% of Purchase Payment Interest (equal to $1,499.40).

This 2% Purchase Payment Interest will occur on every fifth Account Anniversary (i.e., 5th, 10th, 15th).

Example 2: Option B with no Withdrawals

If you select Option B, the 3% Bonus Option the amount we will credit to your Contract depends on the size of your Net Purchase Payments. The scale is as follow:

Net Purchase Payments less than $100,000.00 will receive	3%
Net Purchase Payments between $100,000.00 through $499,999.99 will receive	4%
Net Purchase Payments greater than or equal to $500,000.00 will receive	5%

Therefore, if your initial investment is $50,000.00, your Purchase Payment Interest will equal 3% of $50,000, or $1500.00.

If you make additional Payments that cause your total Net Purchase Payments to exceed $100,000.00, these Purchase Payments will receive either a 4% or 5% bonus, using the above scale. As an example:

Initial Purchase Payment of $50,000.00 will receive 3% Purchase Payment Interest. A second Purchase Payment of $80,000.00 will result in Net Purchase Payments of $130,000.00. Thus, the $80,000.00 will receive Purchase Payment Interest of 4% equal to $3,200.00.

Suppose a third Purchase Payment of $400,000.00 is made. This will bring the Net Purchase Payments to $530,000.00. This $400,000.00 will receive Purchase Payment Interest of 5% equal to $20,000.00.

This Account now has total Net Purchase Payments of $530,000.00 and total Purchase Payment Interest of $24,700.00.

In addition to the Purchase Payment Interest paid at the time of each Payment, we will review your first Account Anniversary to ensure that all Net Purchase Payments receive the Purchase Payment Interest as described in the above scale. Using the above scenario as an example, upon the first Account Anniversary, we will credit your Account an additional $1800.00, which is equal to:
Total Net Purchase Payments of $530,000.00 x 5%	=	$26,500.00
Total Purchase Payment Interest received	=	$24,700.00
First Account Anniversary Adjustment	=	$ 1,800.00

Example 3: Option B with a Withdrawal.

Using the same example as above, suppose that before the first Account Anniversary you take a withdrawal of $20,000.00. The annual Purchase Payment Interest adjustment would be calculated as follows:

Because your Net Purchase Payments are $510,000.00 ($530,000.00 -$20,000.00 withdrawal), your Purchase Payment Interest on all Net Purchase Payments should be 5%.
Your initial Payment of $50,000.00 received 3%
Your second Payment of $80,000.00 received 4%
Your third Payment of $400,000.00 received the 5%

Your first two Payments minus the withdrawal will receive additional Purchase Payment Interest. This will bring your total Net Purchase Payments up to 5%.
$50,000.00 x 2%	=	$1,000.00
$80,000.00 - $20,000.00 = $60,000.00 x 1%	=	$ 600.00
Total credit due	=	$1,600.00

On your First Account Anniversary we will credit your Account with an additional Purchase Payment Interest of $1600.00.

APPENDIX J

SECURED RETURNS 2 BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2005 with an initial Purchase Payment of $100,000 and you selected the Secured Returns 2 Program. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

o	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Low investment performance; no WB election, Step-up elected.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

o	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 3: High investment performance; no WB election, Refund applies.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

o	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.
o	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Low investment performance; WB election.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

o	On December 31, 2014, your GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.
o	These withdrawals of $7,000 continue until the GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates and no renewal is available.

EXAMPLE 5: High investment performance; WB election, Step-up elected.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

o	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.
o	These $7,000 withdrawals continue. On December 31, 2020, the GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.
o

Assume that you withdraw $3,000 on February 12, 2021. At this time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.
o	Assume that you did not elect the WB plan at any time.
o	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.
o	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.
o	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your GLB amount is now $95,000. Assume that your Account Value is now $88,000.
o

Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Account Year, so the maximum WB amount has not been exceeded yet. Your GLB amount is now $90,000. Assume that your Account Value is now $80,000.

o

Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Account Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account is $79,000 just before the withdrawal, and $74,000 just after the withdrawal.

o

Because your withdrawals exceeded the maximum WB amount, your GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) / $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 / 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance, Step-up elected.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume you make no withdrawals. On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your GLB amount, you may step-up your GLB amount to $124,000. Assume that you do not step-up. Your GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o

Assume that you make a withdrawal of $5,000 on March 3, 2010. Your GLB amount is now $95,000. Assume that your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400. Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

o

Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Account Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

o

On January 2, 2011 you begin a new Account Year. Therefore, you can withdraw $8,400 in this new Account Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Account Year. On December 31, 2011, the GLB amount equals $108,200. Assume that, on this date, your Account Value equals $110,000.

o	Assume that you continue to withdraw $8,400 each Account Year. On December 31, 2023, the GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.
o

Assume that you withdraw $7,400 on March 12, 2024. At that time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.
o	Assume that you did not elect the WB Plan at any time.
o	On June 1, 2010, you deposit an additional $80,000.
o	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)]
o	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.
o	On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 - (40,000/240,000)].
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Step-up and Sub-deposits under the AB Plan; high investment performance, Step-up elected, Refund applies.
o

Assume that you did not elect the WB Plan at any time and that your Designated Funds had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o	On June 1, 2011, you deposit an additional $80,000.
o

On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

o	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.
o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Secured Returns 2 with a new GLB amount of $295,130 at the cost and terms available to new Owners.

EXAMPLE 11: Withdrawals with Sub-deposits under the WB Plan.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On January 1, 2007, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o	On January 6, 2007, you make an additional deposit of $50,000.
o	Your GLB amount is reset to $143,000 ($93,000 + $50,000).
o	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].
o	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.
o	On January 1, 2008, your GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional deposits and the maximum WB amount is withdrawn annually.
o

Assume that on January 1, 2016, your Account Value is $0. Your GLB amount will be $48,500 [$132,500 - ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates and no Secured Returns 2 renewal is available.

EXAMPLE 12: Calculation of Explicit Rider Charges.
o

Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

o

On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

o

On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

o

On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

o

This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount equal to the ending January 1, 2015 Account Value at the cost and terms available to new Owners.

APPENDIX K

SECURED RETURNS BENEFIT

Prior to September 7, 2004, an optional living benefit rider, "Secured Returns Benefit," was available on all Contracts. An enhanced optional benefit rider, Secured Returns 2 Benefit ("Secured Returns 2"), became effective on September 7, 2004. It was made available on September 7, 2004, on all Contracts issued in states that had already approved the enhanced rider and as soon thereafter on Contracts issued in other states as those states approved the enhanced rider. For purposes of this appendix, the "date of availability" is the later of September 7, 2004, or the date Secured Returns 2 became available for sale in the state of issuance. On all Contracts issued before the "date of availability", unless the Contract Owner elected to replace Secured Returns with Secured Returns 2 as described in the prospectus under "Availability" under "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT", the following prospectus disclosure is effective:
1.	The section entitled "Optional Living Benefit Rider: Secured Returns 2 Benefit" under the heading "PRODUCT HIGHLIGHTS," is replaced by the following disclosure:

Optional Living Benefit Rider: Secured Returns Benefit

The Secured Returns Benefit guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. The Benefit may not be available in your state.
2.	The first two tables under the heading "FEES AND EXPENSES," are replaced with the following disclosure:

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes (as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.60%**
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.90%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***
Maximum Charge for Optional Living Benefit Rider:	0.40%****

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.55%****
*

The Annual Account Fee is waived if your Account value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.40% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.70% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

***

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
****

If you elect the Optional Living Benefit Rider, the only optional death benefit rider available to you is the EEB Premier rider at a cost of 0.25% of average daily net assets. Therefore, the Total Variable Account Annual Expenses would be equal to the amount shown in the above table. We will continue to deduct the charge for the Option Living Benefit Rider until you annuitize your Contract or your Option Living Benefit Rider expires or is revoked. (See "Optional Living Benefit Rider: Secured Returns Benefit.")

3.	Under the heading "EXAMPLE", the current disclosure is replaced with the following disclosure:

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For the purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,205	$2,055	$2,834	$4,804
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$465	$1,402	$2,351	$4,804
4.	The section "Charges for Optional Benefit Riders" under the heading "CONTRACT EXPENSES" is replaced with the following disclosure:

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

Rider(s) You Elect*	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

             * As defined below under "Optional Death Benefits."
5.	Under the heading "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT," the current disclosure is replaced with the following disclosure:

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS BENEFIT

The Secured Returns Benefit ("Benefit") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. The Benefit may not be available in your state.

If you elect the Secured Returns Benefit, you may choose to receive your Secured Returns Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect the Secured Returns Benefit, you are automatically enrolled in the AB Plan. Any time prior to your 81st birthday, you may elect instead to receive your Secured Returns Benefit under the WB Plan. There is no waiting period for participation in the WB Plan, but you must make your election prior to your 10th Account Anniversary or annuitization, whichever is earlier. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of the Secured Returns Benefit might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Return Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in the Secured Returns Benefit.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage Guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 in Appendix I below. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns Benefit.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns Benefit.") Any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments if you have elected the WB Plan.

For examples of how we calculate benefits under the WB Plan, see Examples 3 and 4 in Appendix I below.

Availability

The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may not combine the Benefit with any optional death benefit rider other than the EEB Premier rider.

To participate in the Secured Returns Benefit, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Cost of the Benefit

If you elect the Secured Returns Benefit with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. If you elect the Secured Returns Benefit with the EEB Premier rider, we will assess your Contract an annual charge of 0.65% of your average daily net assets. We will continue to deduct this annual charge until you annuitize or your Secured Returns Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) may not terminate the annual charge. (See "Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit.")

Withdrawals Under the Secured Returns Benefit

All withdrawals under the Secured Returns Benefit are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected the Secured Returns Benefit, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 5 and 7 in Appendix I below.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 6 in Appendix I below.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns Benefits if your Account Value is less than the GLB amount. In addition, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under the Secured Returns Benefit, see Examples 5 through 8 in Appendix I below.

Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns Benefit will be automatically cancelled.

Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns Benefit will be cancelled.

Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary. After your 7th Account Anniversary, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be cancelled and the cost of such rider (0.25% of your average daily Account Value) will remain.

Revocation of the Secured Returns Benefit

Anytime after your 7th Account Anniversary, the Secured Returns Benefit may be revoked. Once revoked, the Benefit may not be reinstated. After the Benefit has been revoked, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elect the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be revoked and the charge of the rider (0.25% of your average daily Account Value) will continue.

Renewal of the Secured Returns Benefit

If you elected to participate in the AB Plan and you remained in the Plan for the entire 10-year period, you may elect to renew your participation in the Secured Returns Benefit, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns Benefit to new Owners. If we do so, renewals will no longer be available.

If you elected to participate in the WB Plan during your initial 10-year period, you may not renew your participation in the Secured Returns Benefit.

Participant's Death Under the AB Plan

If you (as Participant) die while the AB Plan is still in force, all benefits and charges under Secured Returns Benefit will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and your 10th Account Anniversary. If your surviving spouse does not elect the WB Plan, the AB Plan will continue. In such case, the benefits under AB Plan will be determined according to the original 10-year period. In all cases, the GLB amount will not reset upon your death.

Participant's Death Under the WB Plan

If you (as Participant) die while the WB Plan is in force and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, the Secured Returns Benefit will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance " under "DEATH BENEFIT.") In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Certificate, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

6.	"APPENDIX J: SECURED RETURNS 2 BENEFIT EXAMPLES" is replaced with the following Appendix:

APPENDIX J

SECURED RETURNS BENEFIT EXAMPLES

All of the following examples are based upon the assumption you selected the Secured Returns Benefit on or before your Issue Date.

Examples 1 through 4 demonstrate how we calculate your Secured Returns Benefit assuming you make no subsequent Purchase Payments and you make no withdrawals other than those satisfying the maximum WB amount under the WB Plan. Examples 1 and 2 show your benefit under the AB Plan, and Examples 3 and 4 show your benefit under the WB Plan.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.

o

Assume that on January 1, 2013, your Account Value is $85,000. On that date, your Account Value will be increased by $15,000 ($100,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: High investment performance; no WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance.

o

Assume that on January 1, 2013, your Account Value is $200,000. Because your Account Value is greater that the GLB amount of $100,000, your Account Value will not be increased. If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $200,000 at the cost and terms available to new Owners.

EXAMPLE 3: Low investment performance; WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $80,000. These withdrawals continue for seven more years.
o

On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $0. These withdrawals of $7,000 continue until the GLB amount runs out in year 15, after the final withdrawal of $2,000 has been taken. At that time, the Benefit terminates and no renewal applies.

EXAMPLE 4: High investment performance; WB election
o	Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).
o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $90,000. These withdrawals continue for seven more years.
o	On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $50,000. These withdrawals continue for 5 more years.
o	On December 31, 2016, the GLB amount equals $2,000 ($37,000 - ($7,000 x 5 years)). Assume the Account Value equals $30,000.
o

Assume that, on December 31, 2017, your withdraw the remaining $2,000 to exhaust the GLB amount. The Secured Returns Benefit thus terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No renewal is available.

Examples 5 through 8 demonstrate how withdrawals and subsequent Purchase Payments affect your Secured Returns Benefit. Examples 5 and 7 show how withdrawals affect your benefits under the AB Plan. Example 6 shows the effect of withdrawing more than the maximum WB amount under the WB Plan in any one Account Year. Examples 7 and 8 show the effects of making subsequent Purchase Payments.

EXAMPLE 5: Withdrawals Under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Your GLB amount is $100,000.
o

Assume that on January 1, 2004, your Account Value is $110,000 and you withdraw 10% of your Account Value (or $11,000). Your GLB amount will be reset to $90,000, i.e., the previous GLB amount ($100,000) reduced proportional to the amount of Account Value withdrawn (10%), or $100,000 - (10% of $100,000). Assume you make no more withdrawals or deposits and that your Account Value.

o

On January 1, 2013, the Account Value is $85,000. Your Account Value will be increased by $5,000 ($90,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit, at the cost and terms available to new Owners, with a new GLB amount of $90,000.

EXAMPLE 6: Withdrawals Under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB Plan at issue. Your maximum WB amount would be $7,000 (i.e., 7% of the $100,000).

o	Assume that, on January 1, 2004, your Account Value is $95,000. Assume that no withdrawals have been made. Your GLB amount is still $100,000 and your maximum WB amount is still $7,000.
o

Assume that, on September 3, 2004, your Account Value is $93,000 and you withdraw $5,000. Your Account Value is thus reduced to $88,000, and your GLB amount is reduced to $95,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Contract Year without exceeding your maximum WB amount for the Contract Year.

o

Assume that, on January 4, 2005, your Account Value is $85,000 and you withdraw another $5,000. Your Account Value is thus reduced to $80,000. This is now a new Contract Year, so the maximum WB amount has not yet been exceeded. Your GLB amount is reduced to $90,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Contract Year without exceeding your maximum WB amount for the Contract Year.

o

Assume that, on November 4, 2005, your Account Value is $79,000 and you withdraw another $5,000. Your Account Value is thus reduced to $74,000. Your total withdrawals for the current Contract Year equal $10,000 ($5,000 + $5,000), a total of $3,000 in excess of your maximum WB amount. Your remaining GLB amount is thus reduced to $74,000; i.e., the lesser of your Account Value ($74,000) and your previous remaining GLB amount reduced dollar for dollar by the withdrawal ($90,000 - $5,000). Your maximum WB amount is reduced so that the date on which the GLB amount expires will be the same date it would have expired had the maximum WB been withdrawn every year, i.e., ($90,000 - $2,000) / $7000 = 12.57 years. Thus the maximum WB amount will become $5,887 ($74,000/12.57).

EXAMPLE 7: Withdrawals with Subsequent Purchase Payments under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB Plan at any time.
o	On June 1, 2007, you make a subsequent Purchase Payment of $100,000. Your GLB amount is now $185,000, i.e., ($100,000 x 100%) + ($100,000 x 85%).
o

Assume that, on June 1, 2009, your Account Value is $240,000 and you withdraw $40,000 . Your Account Value is reduced to $200,000. Your GLB amount is reset to $154,167, i.e., the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $185,000 x ($200,000/$240,000). Assume you make no more withdrawals or subsequent Purchase Payments.

o

Assume that, on January 1, 2013, your Account Value is $125,000. On that date, your Account Value will be increased by $29,167 ($154,167 - $125,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $154,167 at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals with Subsequent Purchase Payments under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On January 1, 2004, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o

Assume that, on January 6, 2004, you make an additional deposit of $50,000. Your GLB amount is reset to $143,000 ($93,000 + $50,000). Your maximum WB amount is reset to $10,500 ($7,000 + (7% x $50,000)). Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

o

Assume that, on January 1, 2005, you withdraw the maximum WB amount of $10,500 and your GLB amount is $132,500 ($143,000 - $10,500). Assume that no additional subsequent Purchase Payments are made and the maximum WB amount is withdrawn annually.

o

Assume that, on January 1, 2013, your Account Value equals $0. Your GLB amount will be $48,500, i.e., ($132,500 - ($10,500 x 8 years). Withdrawals will continue until the GLB amount is exhausted. No renewal of the Secured Returns Benefit is available.

APPENDIX L

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year

AIM V.I. Capital Appreciation Fund Series II - Level 1	2004	11.9765	12.5179	0
	2003	9.4312	11.9765	0
	2002	10.0000	9.4312	0

AIM V.I. Capital Appreciation Fund Series II - Level 2	2004	11.9475	12.4621	0
	2003	9.4274	11.9475	0
	2002	10.0000	9.4274	0

AIM V.I. Capital Appreciation Fund Series II - Level 3	2004	11.9402	12.4481	0
	2003	9.4265	11.9402	0
	2002	10.0000	9.4265	0

AIM V.I. Capital Appreciation Fund Series II - Level 4	2004	11.9183	12.4062	0
	2003	9.4237	11.9183	0
	2002	10.0000	9.4237	0

AIM V.I. Capital Appreciation Fund Series II - Level 5	2004	11.9111	12.3924	0
	2003	9.4227	11.9111	0
	2002	10.0000	9.4227	0

AIM V.I. Capital Appreciation Fund Series II - Level 6	2004	11.8893	12.3507	0
	2003	9.4199	11.8893	0
	2002	10.0000	9.4199	0

AIM V.I. Capital Appreciation Fund Series II - Level 7	2004	11.7750	12.2257	0
	2003	10.0000	11.7750	0

AIM V.I. Capital Appreciation Fund Series II - Level 8	2004	11.7596	12.1846	0
	2003	10.0000	11.7596	0

AIM V.I. International Growth Fund Series II - Level 1	2004	12.7345	15.4847	0
	2003	10.0737	12.7345	0
	2002	10.0000	10.0737	55

AIM V.I. International Growth Fund Series II - Level 2	2004	12.7036	15.4157	0
	2003	10.0697	12.7036	0
	2002	10.0000	10.0697	0

AIM V.I. International Growth Fund Series II - Level 3	2004	12.6958	15.3984	0
	2003	10.0687	12.6958	0
	2002	10.0000	10.0687	0

AIM V.I. International Growth Fund Series II - Level 4	2004	12.6726	15.3466	0
	2003	10.0657	12.6726	0
	2002	10.0000	10.0657	0

AIM V.I. International Growth Fund Series II - Level 5	2004	12.6649	15.3295	0
	2003	10.0647	12.6649	0
	2002	10.0000	10.0647	0

AIM V.I. International Growth Fund Series II - Level 6	2004	12.6417	15.2779	0
	2003	10.0617	12.6417	0
	2002	10.0000	10.0617	0

AIM V.I. International Growth Fund Series II - Level 7	2004	12.3296	14.8930	0
	2003	10.0000	12.3296	0

AIM V.I. International Growth Fund Series II - Level 8	2004	12.3134	14.8430	0
	2003	10.0000	12.3134	0

AIM V.I. Premier Equity Fund Series II - Level 1	2004	11.8679	12.3064	0
	2003	9.6715	11.8679	0
	2002	10.0000	9.6715	0

AIM V.I. Premier Equity Fund Series II - Level 2	2004	11.8391	12.2515	0
	2003	9.6677	11.8391	0
	2002	10.0000	9.6677	0

AIM V.I. Premier Equity Fund Series II - Level 3	2004	11.8318	12.2377	0
	2003	9.6667	11.8318	0
	2002	10.0000	9.6667	0

AIM V.I. Premier Equity Fund Series II - Level 4	2004	11.8102	12.1966	0
	2003	9.6638	11.8102	0
	2002	10.0000	9.6638	0

AIM V.I. Premier Equity Fund Series II - Level 5	2004	11.8030	12.1830	0
	2003	9.6629	11.8030	0
	2002	10.0000	9.6629	0

AIM V.I. Premier Equity Fund Series II - Level 6	2004	11.7814	12.1419	0
	2003	9.6600	11.7814	0
	2002	10.0000	9.6600	0

AIM V.I. Premier Equity Fund Series II - Level 7	2004	11.3868	11.7292	0
	2003	10.0000	11.3868	0

AIM V.I. Premier Equity Fund Series II - Level 8	2004	11.3719	11.6898	0
	2003	10.0000	11.3719	0

AllianceBernstein VP Premier Growth Portfolio - Level 1	2004	11.0982	11.8194	15,385
	2003	9.1515	11.0982	9,702
	2002	10.0000	9.1515	47

AllianceBernstein VP Premier Growth Portfolio - Level 2	2004	11.0712	11.7666	2,767
	2003	9.1479	11.0712	2,304
	2002	10.0000	9.1479	0

AllianceBernstein VP Premier Growth Portfolio - Level 3	2004	11.0644	11.7534	0
	2003	9.1470	11.0644	0
	2002	10.0000	9.1470	0

AllianceBernstein VP Premier Growth Portfolio - Level 4	2004	11.0442	11.7139	29,844
	2003	9.1442	11.0442	25,341
	2002	10.0000	9.1442	0

AllianceBernstein VP Premier Growth Portfolio - Level 5	2004	11.0375	11.7008	0
	2003	9.1433	11.0375	0
	2002	10.0000	9.1433	0

AllianceBernstein VP Premier Growth Portfolio - Level 6	2004	11.0173	11.6614	3,354
	2003	9.1406	11.0173	3,399
	2002	10.0000	9.1406	0

AllianceBernstein VP Premier Growth Portfolio - Level 7	2004	11.0516	11.6918	5,393
	2003	10.0000	11.0516	3,987

AllianceBernstein VP Premier Growth Portfolio - Level 8	2004	11.0372	11.6525	0
	2003	10.0000	11.0372	0

AllianceBernstein VP Growth & Income Portfolio - Level 1	2004	12.8185	14.0140	13,819
	2003	9.8650	12.8185	9,819
	2002	10.0000	9.8650	46

AllianceBernstein VP Growth & Income Portfolio - Level 2	2004	12.7874	13.9515	22,741
	2003	9.8611	12.7874	9,323
	2002	10.0000	9.8611	0

AllianceBernstein VP Growth & Income Portfolio - Level 3	2004	12.7796	13.9358	513
	2003	9.8601	12.7796	0
	2002	10.0000	9.8601	0

AllianceBernstein VP Growth & Income Portfolio - Level 4	2004	12.7562	13.8890	31,686
	2003	9.8571	12.7562	28,875
	2002	10.0000	9.8571	0

AllianceBernstein VP Growth & Income Portfolio - Level 5	2004	12.7485	13.8735	0
	2003	9.8562	12.7485	0
	2002	10.0000	9.8562	0

AllianceBernstein VP Growth & Income Portfolio - Level 6	2004	12.7251	13.8268	3,772
	2003	9.8532	12.7251	3,923
	2002	10.0000	9.8532	0

AllianceBernstein VP Growth & Income Portfolio - Level 7	2004	11.7639	12.7758	7,327
	2003	10.0000	11.7639	5,788

AllianceBernstein VP Growth & Income Portfolio - Level 8	2004	11.7485	12.7329	0
	2003	10.0000	11.7485	0

AllianceBernstein VP Technology Portfolio - Level 1	2004	14.2160	14.6845	5,910
	2003	10.0574	14.2160	3,892
	2002	10.0000	10.0574	0

AllianceBernstein VP Technology Portfolio - Level 2	2004	14.1815	14.6190	11,231
	2003	10.0534	14.1815	10,096
	2002	10.0000	10.0534	0

AllianceBernstein VP Technology Portfolio - Level 3	2004	14.1384	14.5373	0
	2003	10.0484	14.1384	0
	2002	10.0000	10.0484	0

AllianceBernstein VP Technology Portfolio - Level 4	2004	14.1470	14.5535	4,396
	2003	10.0494	14.1470	4,159
	2002	10.0000	10.0494	0

AllianceBernstein VP Technology Portfolio - Level 5	2004	14.1384	14.5373	0
	2003	10.0484	14.1384	0
	2002	10.0000	10.0484	0

AllianceBernstein VP Technology Portfolio - Level 6	2004	14.1125	14.4884	0
	2003	10.0454	14.1125	0
	2002	10.0000	10.0454	0

AllianceBernstein VP Technology Portfolio - Level 7	2004	12.4531	12.7782	0
	2003	10.0000	12.4531	0

AllianceBernstein VP Technology Portfolio - Level 8	2004	12.4369	12.7353	0
	2003	10.0000	12.4369	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 1	2004	14.8594	18.1079	0
	2003	10.5655	14.8594	0
	2002	10.0000	10.5655	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 2	2004	14.8234	18.0272	0
	2003	10.5613	14.8234	0
	2002	10.0000	10.5613	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 3	2004	14.8143	18.0069	0
	2003	10.5603	14.8143	0
	2002	10.0000	10.5603	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 4	2004	14.7873	17.9465	0
	2003	10.5571	14.7873	0
	2002	10.0000	10.5571	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 5	2004	14.7783	17.9265	0
	2003	10.5561	14.7783	0
	2002	10.0000	10.5561	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 6	2004	14.7513	17.8661	0
	2003	10.5529	14.7513	0
	2002	10.0000	10.5529	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 7	2004	13.3692	16.1839	0
	2003	10.0000	13.3692	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 8	2004	13.3517	16.1295	0
	2003	10.0000	13.3517	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 1	2004	12.9513	12.8938	0
	2003	10.5475	12.9513	0
	2002	10.0000	10.5475	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 2	2004	12.9198	12.8362	0
	2003	10.5433	12.9198	0
	2002	10.0000	10.5433	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 3	2004	12.9120	12.8218	0
	2003	10.5423	12.9120	0
	2002	10.0000	10.5423	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 4	2004	12.8884	12.7787	0
	2003	10.5392	12.8884	0
	2002	10.0000	10.5392	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 5	2004	12.8805	12.7645	0
	2003	10.5381	12.8805	0
	2002	10.0000	10.5381	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 6	2004	12.8569	12.7215	0
	2003	10.5350	12.8569	0
	2002	10.0000	10.5350	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 7	2004	11.2980	11.1732	0
	2003	0.0000	11.2980	0

Fidelity Dynamic Capital Appreciation Portfolio - Level 8	2004	11.2832	11.1356	0
	2003	0.0000	11.2832	0

Fidelity Equity Income Portfolio - Level 1	2004	12.8178	14.0147	0
	2003	10.0280	12.8178	0
	2002	10.0000	10.0280	5

Fidelity Equity Income Portfolio - Level 2	2004	12.7867	13.9522	0
	2003	10.0240	12.7867	0
	2002	10.0000	10.0240	0

Fidelity Equity Income Portfolio - Level 3	2004	12.7789	13.9365	0
	2003	10.0230	12.7789	0
	2002	10.0000	10.0230	0

Fidelity Equity Income Portfolio - Level 4	2004	12.7555	13.8897	0
	2003	10.0200	12.7555	0
	2002	10.0000	10.0200	0

Fidelity Equity Income Portfolio - Level 5	2004	12.7478	13.8742	0
	2003	10.0190	12.7478	0
	2002	10.0000	10.0190	0

Fidelity Equity Income Portfolio - Level 6	2004	12.7244	13.8275	0
	2003	10.0160	12.7244	0
	2002	10.0000	10.0160	0

Fidelity Equity Income Portfolio - Level 7	2004	12.0869	13.1280	0
	2003	10.0000	12.0869	0

Fidelity Equity Income Portfolio - Level 8	2004	12.0712	13.0839	0
	2003	10.0000	12.0712	0

Fidelity Growth Opportunities Portfolio - Level 1	2004	12.3701	12.9971	0
	2003	9.7244	12.3701	0
	2002	10.0000	9.7244	0

Fidelity Growth Opportunities Portfolio - Level 2	2004	12.3401	12.9391	0
	2003	9.7205	12.3401	0
	2002	10.0000	9.7205	0

Fidelity Growth Opportunities Portfolio - Level 3	2004	12.3325	12.9246	0
	2003	9.7196	12.3325	0
	2002	10.0000	9.7196	0

Fidelity Growth Opportunities Portfolio - Level 4	2004	12.3100	12.8812	0
	2003	9.7167	12.3100	0
	2002	10.0000	9.7167	0

Fidelity Growth Opportunities Portfolio - Level 5	2004	12.3025	12.8668	0
	2003	9.7157	12.3025	0
	2002	10.0000	9.7157	0

Fidelity Growth Opportunities Portfolio - Level 6	2004	12.2800	12.8235	0
	2003	9.7128	12.2800	0
	2002	10.0000	9.7128	0

Fidelity Growth Opportunities Portfolio - Level 7	2004	11.5905	12.0972	0
	2003	10.0000	11.5905	0

Fidelity Growth Opportunities Portfolio - Level 8	2004	11.5753	12.0566	0
	2003	10.0000	11.5753	0

Franklin Growth & Income - Level 1	2004	12.5118	13.6040	1,521
	2003	10.0000	12.5118	0

Franklin Growth & Income - Level 2	2004	12.4948	13.5578	0
	2003	10.0000	12.4948	0

Franklin Growth & Income - Level 3	2004	12.4905	13.5463	0
	2003	10.0000	12.4905	0

Franklin Growth & Income - Level 4	2004	12.4778	13.5116	2,677
	2003	10.0000	12.4778	2,677

Franklin Growth & Income - Level 5	2004	12.4735	13.5002	0
	2003	10.0000	12.4735	0

Franklin Growth & Income - Level 6	2004	12.4608	13.4656	0
	2003	10.0000	12.4608	0

Franklin Growth & Income - Level 7	2004	12.0720	13.0388	0
	2003	10.0000	12.0720	0

Franklin Growth & Income - Level 8	2004	12.0562	12.9950	0
	2003	10.0000	12.0562	0

Columbia Real Estate Equity Fund - Level 1	2004	13.8962	17.8455	3,900
	2003	10.5736	13.8962	1,975
	2002	10.0000	10.5736	10

Columbia Real Estate Equity Fund - Level 2	2004	13.8625	17.7659	6,917
	2003	10.5694	13.8625	1,562
	2002	10.0000	10.5694	0

Columbia Real Estate Equity Fund - Level 3	2004	13.8540	17.7460	0
	2003	10.5683	13.8540	0
	2002	10.0000	10.5683	0

Columbia Real Estate Equity Fund - Level 4	2004	13.8287	17.6864	0
	2003	10.5652	13.8287	0
	2002	10.0000	10.5652	0

Columbia Real Estate Equity Fund - Level 5	2004	13.8204	17.6667	0
	2003	10.5641	13.8204	0
	2002	10.0000	10.5641	0

Columbia Real Estate Equity Fund - Level 6	2004	13.7950	17.6072	0
	2003	10.5610	13.7950	0
	2002	10.0000	10.5610	0

Columbia Real Estate Equity Fund - Level 7	2004	12.0780	15.4078	0
	2003	10.0000	12.0780	0

Columbia Real Estate Equity Fund - Level 8	2004	12.0623	15.3561	0
	2003	10.0000	12.0623	0

Colonial High Yield Securities Fund, Variable Series - Level 1	2004	10.0000	10.0000	0
	2003	10.5476	10.0000	0
	2002	10.0000	10.5476	14

Colonial High Yield Securities Fund, Variable Series - Level 2	2004	10.0000	10.0000	0
	2003	10.5434	10.0000	0
	2002	10.0000	10.5434	0

Colonial High Yield Securities Fund, Variable Series - Level 3	2004	10.0000	10.0000	0
	2003	10.5424	10.0000	0
	2002	10.0000	10.5424	0

Colonial High Yield Securities Fund, Variable Series - Level 4	2004	10.0000	10.0000	0
	2003	10.5392	10.0000	0
	2002	10.0000	10.5392	0

Colonial High Yield Securities Fund, Variable Series - Level 5	2004	10.0000	10.0000	0
	2003	10.5382	10.0000	0
	2002	10.0000	10.5382	0

Colonial High Yield Securities Fund, Variable Series - Level 6	2004	10.0000	10.0000	0
	2003	10.5350	10.0000	0
	2002	10.0000	10.5350	0

Colonial High Yield Securities Fund, Variable Series - Level 7	2004	10.0000	10.0000	0
	2003	10.0000	10.0000	0

Colonial High Yield Securities Fund, Variable Series - Level 8	2004	10.0000	10.0000	0
	2003	10.0000	10.0000	0

Colonial Strategic Income Fund, Variable Series - Level 1	2004	12.3618	13.3485	27,047
	2003	10.6292	12.3618	67
	2002	10.0000	10.6292	0

Colonial Strategic Income Fund, Variable Series - Level 2	2004	12.3318	13.2890	15,192
	2003	10.6250	12.3318	3,094
	2002	10.0000	10.6250	0

Colonial Strategic Income Fund, Variable Series - Level 3	2004	12.3242	13.2741	0
	2003	10.6239	12.3242	0
	2002	10.0000	10.6239	0

Colonial Strategic Income Fund, Variable Series - Level 4	2004	12.3017	13.2294	612
	2003	10.6207	12.3017	612
	2002	10.0000	10.6207	0

Colonial Strategic Income Fund, Variable Series - Level 5	2004	12.2942	13.2147	0
	2003	10.6197	12.2942	0
	2002	10.0000	10.6197	0

Colonial Strategic Income Fund, Variable Series - Level 6	2004	12.2717	13.1702	0
	2003	10.6165	12.2717	0
	2002	10.0000	10.6165	0

Colonial Strategic Income Fund, Variable Series - Level 7	2004	10.6152	11.3865	0
	2003	10.0000	10.6152	0

Colonial Strategic Income Fund, Variable Series - Level 8	2004	10.6013	11.34827	0
	2003	10.0000	10.6013	0

Liberty Growth & Income Fund, Variable Series - Level 1	2004	12.0059	13.3897	6,751
	2003	10.2066	12.0059	1,388
	2002	10.0000	10.2066	0

Liberty Growth & Income Fund, Variable Series - Level 2	2004	11.9767	13.3300	21,129
	2003	10.2026	11.9767	14,529
	2002	10.0000	10.2026	0

Liberty Growth & Income Fund, Variable Series - Level 3	2004	11.9694	13.3150	0
	2003	10.2016	11.9694	0
	2002	10.0000	10.2016	0

Liberty Growth & Income Fund, Variable Series - Level 4	2004	11.9475	13.2703	406
	2003	10.1985	11.9475	408
	2002	10.0000	10.1985	0

Liberty Growth & Income Fund, Variable Series - Level 5	2004	11.9403	13.2555	0
	2003	10.1975	11.9403	0
	2002	10.0000	10.1975	0

Liberty Growth & Income Fund, Variable Series - Level 6	2004	11.9184	13.210	0
	2003	10.1945	11.9184	0
	2002	10.0000	10.1945	0

Liberty Growth & Income Fund, Variable Series - Level 7	2004	11.6302	12.8848	0
	2003	10.0000	11.6302	0

Liberty Growth & Income Fund, Variable Series - Level 8	2004	11.6150	12.8416	0
	2003	10.0000	11.6150	0

Columbia High Yield - Level 1	2004	11.9919	12.6258	42,368
	2003	10.0000	11.9919	22,704

Columbia High Yield - Level 2	2004	11.9627	12.5695	16,915
	2003	10.0000	11.9627	10,198

Columbia High Yield - Level 3	2004	11.9554	12.5554	557
	2003	10.0000	11.9554	0

Columbia High Yield - Level 4	2004	11.9336	12.5132	13,012
	2003	10.0000	11.9336	10,598

Columbia High Yield - Level 5	2004	11.9264	12.4993	0
	2003	10.0000	11.9264	0

Columbia High Yield - Level 6	2004	11.9045	12.4571	2,617
	2003	10.0000	11.9045	2,621

Columbia High Yield - Level 7	2004	10.3612	10.8367	5,743
	2003	10.0000	10.3612	4,458

Columbia High Yield - Level 8	2004	10.3477	10.8003	0
	2003	10.0000	10.3477	0

Liberty S&P 500 Index Fund, Variable Series - Level 1	2004	12.2531	13.2627	9,270
	2003	9.7626	12.2531	5,849
	2002	10.0000	9.7626	31

Liberty S&P 500 Index Fund, Variable Series - Level 2	2004	12.2233	13.2035	51,859
	2003	9.7626	12.2233	23,006
	2002	10.0000	9.7628	0

Liberty S&P 500 Index Fund, Variable Series - Level 3	2004	12.2233	13.2035	0
	2003	9.7587	12.2233	0
	2002	10.0000	9.7587	0

Liberty S&P 500 Index Fund, Variable Series - Level 4	2004	12.1936	13.1444	85,837
	2003	9.7548	12.1936	49,267
	2002	10.0000	9.7548	0

Liberty S&P 500 Index Fund, Variable Series - Level 5	2004	12.1862	13.1297	0
	2003	9.7539	12.1862	0
	2002	10.0000	9.7539	0

Liberty S&P 500 Index Fund, Variable Series - Level 6	2004	12.1638	13.0855	0
	2003	9.7509	12.1638	0
	2002	10.0000	9.7509	0

Liberty S&P 500 Index Fund, Variable Series - Level 7	2004	11.6522	12.5287	0
	2003	10.0000	11.6522	0

Liberty S&P 500 Index Fund, Variable Series - Level 8	2004	11.6370	12.4866	0
	2003	10.0000	11.6370	0

Liberty Select Value Fund, Variable Series - Level 1	2004	12.2833	13.9238	2,536
	2003	9.8049	12.2833	948
	2002	10.0000	9.8049	0

Liberty Select Value Fund, Variable Series - Level 2	2004	12.2535	13.8616	6,908
	2003	9.8010	12.2535	0
	2002	10.0000	9.8010	0

Liberty Select Value Fund, Variable Series - Level 3	2004	12.2460	13.8461	0
	2003	9.8001	12.2460	0
	2002	10.0000	9.8001	0

Liberty Select Value Fund, Variable Series - Level 4	2004	12.2236	13.7996	6,969
	2003	9.7971	12.2236	7,145
	2002	10.0000	9.7971	0

Liberty Select Value Fund, Variable Series - Level 5	2004	12.2162	13.7842	0
	2003	9.7962	12.2162	0
	2002	10.0000	9.7962	0

Liberty Select Value Fund, Variable Series - Level 6	2004	12.1939	13.7377	0
	2003	9.7932	12.1939	0
	2002	10.0000	9.7932	0

Liberty Select Value Fund, Variable Series - Level 7	2004	12.0643	13.5848	0
	2003	10.0000	12.0643	0

Liberty Select Value Fund, Variable Series - Level 8	2004	12.0485	13.5392	0
	2003	10.0000	12.0485	0

Liberty All-Star Equity Fund, Variable Series - Level 1	2004	13.9418	10.0000	0
	2003	10.0780	13.9418	60
	2002	10.0000	10.0780	17

Liberty All-Star Equity Fund, Variable Series - Level 2	2004	13.9080	10.0000	0
	2003	10.0740	13.9080	0
	2002	10.0000	10.0740	0

Liberty All-Star Equity Fund, Variable Series - Level 3	2004	13.8995	10.0000	0
	2003	10.0730	13.8995	0
	2002	10.0000	10.0730	0

Liberty All-Star Equity Fund, Variable Series - Level 4	2004	13.8741	10.0000	0
	2003	10.0700	13.8741	0
	2002	10.0000	10.0700	0

Liberty All-Star Equity Fund, Variable Series - Level 5	2004	13.8657	10.0000	0
	2003	10.0690	13.8657	0
	2002	10.0000	10.0690	0

Liberty All-Star Equity Fund, Variable Series - Level 6	2004	13.8403	10.0000	0
	2003	10.0660	13.8403	0
	2002	10.0000	10.0660	0

Liberty All-Star Equity Fund, Variable Series - Level 7	2004	12.4814	10.0000	0
	2003	10.0000	12.4814	0

Liberty All-Star Equity Fund, Variable Series - Level 8	2004	12.4651	10.0000	0
	2003	10.0000	12.4651	0

Lord Abbett Growth & Income Portfolio - Level 1	2004	12.4180	13.7508	15,514
	2003	10.0000	12.4180	7,550

Lord Abbett Growth & Income Portfolio - Level 2	2004	12.4011	13.7041	3,361
	2003	10.0000	12.4011	1,177

Lord Abbett Growth & Income Portfolio - Level 3	2004	12.3969	13.6925	0
	2003	10.0000	12.3969	0

Lord Abbett Growth & Income Portfolio - Level 4	2004	12.3842	13.6574	13,518
	2003	10.0000	12.3842	11,330

Lord Abbett Growth & Income Portfolio - Level 5	2004	12.3800	13.6459	0
	2003	10.0000	12.3800	0

Lord Abbett Growth & Income Portfolio - Level 6	2004	12.3673	13.6109	2,395
	2003	10.0000	12.3673	2,523

Lord Abbett Growth & Income Portfolio - Level 7	2004	11.9286	13.1213	3,911
	2003	10.0000	11.9286	2,983

Lord Abbett Growth & Income Portfolio - Level 8	2004	11.9130	13.0772	0
	2003	10.0000	11.9130	0

Lord Abbett Series Fund Mid-Cap Value Portfolio - Level 1	2004	12.5693	15.3257	12,500
	2003	10.0000	12.5693	5,131

Lord Abbett Series Fund Mid-Cap Value Portfolio - Level 2	2004	12.5523	15.2737	21,379
	2003	10.0000	12.5523	5,077

Lord Abbett Series Fund Mid-Cap Value Portfolio - Level 3	2004	12.5480	15.2607	0
	2003	10.0000	12.5480	0

Lord Abbett Series Fund Mid-Cap Value Portfolio - Level 4	2004	12.5351	15.2216	4,891
	2003	10.0000	12.5351	4,655

Lord Abbett Series Fund Mid-Cap Value Portfolio - Level 5	2004	12.5309	15.2087	0
	2003	10.0000	12.5309	0

Lord Abbett Series Fund Mid-Cap Value Portfolio - Level 6	2004	12.5180	15.1698	0
	2003	10.0000	12.5180	0

Lord Abbett Series Fund Mid-Cap Value Portfolio - Level 7	2004	12.0958	14.6506	0
	2003	10.0000	12.0958	0

Lord Abbett Series Fund Mid-Cap Value Portfolio - Level 8	2004	12.0800	14.6014	0
	2003	10.0000	12.0800	0

Mutal Shares Securities Fund - Level 1	2004	11.9642	13.2459	12,982
	2003	10.0000	11.9642	10,091

Mutal Shares Securities Fund - Level 2	2004	11.9480	13.2009	19,776
	2003	10.0000	11.9480	8,124

Mutal Shares Securities Fund - Level 3	2004	0	13.1897	550
	2003	10.0000	0	0

Mutal Shares Securities Fund - Level 4	2004	11.9317	13.1559	917
	2003	10.0000	11.9317	917

Mutal Shares Securities Fund - Level 5	2004	11.9276	13.1448	0
	2003	10.0000	11.9276	0

Mutal Shares Securities Fund - Level 6	2004	11.9154	13.1111	0
	2003	10.0000	11.9154	0

Mutal Shares Securities Fund - Level 7	2004	11.7033	12.8711	0
	2003	10.0000	11.7033	0

Mutal Shares Securities Fund - Level 8	2004	11.6880	12.8279	0
	2003	10.0000	11.6880	0

Newport Tiger Fund, Variable Series - Level 1	2004	14.3176	16.2882	307
	2003	10.0313	14.3176	0
	2002	10.0000	10.0313	0

Newport Tiger Fund, Variable Series - Level 2	2004	14.2829	16.2155	771
	2003	10.0274	14.2829	0
	2002	10.0000	10.0274	0

Newport Tiger Fund, Variable Series - Level 3	2004	14.2742	16.1973	0
	2003	10.0264	14.2742	0
	2002	10.0000	10.0264	0

Newport Tiger Fund, Variable Series - Level 4	2004	14.2481	16.1429	0
	2003	10.0234	14.2481	0
	2002	10.0000	10.0234	0

Newport Tiger Fund, Variable Series - Level 5	2004	14.2395	16.1249	0
	2003	10.0224	14.2395	0
	2002	10.0000	10.0224	0

Newport Tiger Fund, Variable Series - Level 6	2004	14.2134	16.0706	0
	2003	10.0194	14.2134	0
	2002	10.0000	10.0194	0

Newport Tiger Fund, Variable Series - Level 7	2004	14.7012	16.6136	0
	2003	10.0000	14.7012	0

Newport Tiger Fund, Variable Series - Level 8	2004	14.6820	16.5579	0
	2003	10.0000	14.6820	0

PIMCO Real Return Portfolio - Level 1	2004	10.4571	11.1957	6,936
	2003	10.0000	10.4571	3,130

PIMCO Real Return Portfolio - Level 2	2004	10.4429	11.1576	26,528
	2003	10.0000	10.4429	2,094

PIMCO Real Return Portfolio - Level 3	2004	10.4393	11.1481	0
	2003	10.0000	10.4393	0

PIMCO Real Return Portfolio - Level 4	2004	10.4286	11.1196	624
	2003	10.0000	10.4286	0

PIMCO Real Return Portfolio - Level 5	2004	10.4251	11.1102	0
	2003	10.0000	10.4251	0

PIMCO Real Return Portfolio - Level 6	2004	10.4144	11.0817	0
	2003	10.0000	10.4144	0

PIMCO Real Return Portfolio - Level 7	2004	10.1638	10.8095	0
	2003	10.0000	10.1638	0

PIMCO Real Return Portfolio - Level 8	2004	10.1505	10.7732	0
	2003	10.0000	10.1505	0

PIMCO Total Return Portfolio - Level 1	2004	10.0805	10.3934	22,923
	2003	10.0000	10.0805	11,733

PIMCO Total Return Portfolio - Level 2	2004	10.0668	10.3581	33,474
	2003	10.0000	10.0668	18,450

PIMCO Total Return Portfolio - Level 3	2004	10.0633	10.3492	670
	2003	10.0000	10.0633	0

PIMCO Total Return Portfolio - Level 4	2004	10.0530	10.3227	57,956
	2003	10.0000	10.0530	47,929

PIMCO Total Return Portfolio - Level 5	2004	10.0496	10.3140	0
	2003	10.0000	10.0496	0

PIMCO Total Return Portfolio - Level 6	2004	10.0393	10.2875	10,773
	2003	10.0000	10.0393	10,568

PIMCO Total Return Portfolio - Level 7	2004	9.9663	10.2075	20,936
	2003	10.0000	9.9663	15,961

PIMCO Total Return Portfolio - Level 8	2004	9.9532	10.1732	0
	2003	10.0000	9.9532	0

Rydex Financial Services Fund - Level 1	2004	12.3738	14.2449	0
	2003	9.7636	12.3738	0
	2002	10.0000	9.7636	0

Rydex Financial Services Fund - Level 2	2004	12.3438	14.1814	0
	2003	9.7597	12.3438	0
	2002	10.0000	9.7597	0

Rydex Financial Services Fund - Level 3	2004	12.3363	14.1655	0
	2003	9.7587	12.3363	0
	2002	10.0000	9.7587	0

Rydex Financial Services Fund - Level 4	2004	12.3137	14.1178	0
	2003	9.7558	12.3137	0
	2002	10.0000	9.7558	0

Rydex Financial Services Fund - Level 5	2004	12.3063	14.1021	0
	2003	9.7548	12.3063	0
	2002	10.0000	9.7548	0

Rydex Financial Services Fund - Level 6	2004	12.2837	14.0546	0
	2003	9.7519	12.2837	0
	2002	10.0000	9.7519	0

Rydex Financial Services Fund - Level 7	2004	11.8094	13.5050	0
	2003	10.0000	11.8094	0

Rydex Financial Services Fund - Level 8	2004	11.7940	13.4597	0
	2003	10.0000	11.7940	0

Rydex Health Care Fund - Level 1	2004	12.0875	12.6210	0
	2003	9.4754	12.0875	0
	2002	10.0000	9.4754	0

Rydex Health Care Fund - Level 2	2004	12.0582	12.5647	0
	2003	9.4716	12.0582	0
	2002	10.0000	9.4716	0

Rydex Health Care Fund - Level 3	2004	12.0508	12.5506	0
	2003	9.4707	12.0508	0
	2002	10.0000	9.4707	0

Rydex Health Care Fund - Level 4	2004	12.0288	12.5084	0
	2003	9.4679	12.0288	0
	2002	10.0000	9.4679	0

Rydex Health Care Fund - Level 5	2004	12.0215	12.4945	0
	2003	9.4669	12.0215	0
	2002	10.0000	9.4669	0

Rydex Health Care Fund - Level 6	2004	11.9995	12.4524	0
	2003	9.4641	11.9995	0
	2002	10.0000	9.4641	0

Rydex Health Care Fund - Level 7	2004	11.6035	12.0353	0
	2003	10.0000	11.6035	0

Rydex Health Care Fund - Level 8	2004	11.5883	11.9948	0
	2003	10.0000	11.5883	0

Rydex OTC Fund - Level 1	2004	14.2314	15.2965	0
	2003	9.9557	14.2314	0
	2002	10.0000	9.9557	0

Rydex OTC Fund - Level 2	2004	14.1969	15.2282	0
	2003	9.9517	14.1969	0
	2002	10.0000	9.9517	0

Rydex OTC Fund - Level 3	2004	14.1883	15.2112	0
	2003	9.9507	14.1883	0
	2002	10.0000	9.9507	0

Rydex OTC Fund - Level 4	2004	14.1624	15.1601	0
	2003	9.9477	14.1624	0
	2002	10.0000	9.9477	0

Rydex OTC Fund - Level 5	2004	14.1538	15.1432	0
	2003	9.9468	14.1538	0
	2002	10.0000	9.9468	0

Rydex OTC Fund - Level 6	2004	14.1279	15.0922	0
	2003	9.9438	14.1279	0
	2002	10.0000	9.9438	0

Rydex OTC Fund - Level 7	2004	12.2170	13.0442	0
	2003	10.0000	12.2170	0

Rydex OTC Fund - Level 8	2004	12.2011	13.0004	0
	2003	10.0000	12.2011	0

Liberty Asset Allocation Fund, Variable Series - Level 1	2004	11.8759	12.8179	8,007
	2003	10.0432	11.8759	8,099
	2002	10.0000	10.0432	23

Liberty Asset Allocation Fund, Variable Series - Level 2	2004	11.8470	12.7607	13,285
	2003	10.0392	11.8470	8,181
	2002	10.0000	10.0392	0

Liberty Asset Allocation Fund, Variable Series - Level 3	2004	11.8398	12.7464	0
	2003	10.0382	11.8398	0
	2002	10.0000	10.0382	0

Liberty Asset Allocation Fund, Variable Series - Level 4	2004	11.8182	12.7036	28,539
	2003	10.0352	11.8182	24,721
	2002	10.0000	10.0352	0

Liberty Asset Allocation Fund, Variable Series - Level 5	2004	11.8110	12.6894	0
	2003	10.0342	11.8110	0
	2002	10.0000	10.0342	0

Liberty Asset Allocation Fund, Variable Series - Level 6	2004	11.7894	12.6467	6,186
	2003	10.0312	11.7894	6,352
	2002	10.0000	10.0312	0

Liberty Asset Allocation Fund, Variable Series - Level 7	2004	11.2297	12.0402	22,418
	2003	10.0000	11.2297	9,818

Liberty Asset Allocation Fund, Variable Series - Level 8	2004	11.2151	11.9997	0
	2003	10.0000	11.2151	0

Stein Roe Growth Stock Fund, Variable Series - Level 1	2004	11.7429	11.2946	3,636
	2003	9.5530	11.7429	2,681
	2002	10.0000	9.5530	0

Stein Roe Growth Stock Fund, Variable Series - Level 2	2004	11.7144	11.2442	2,688
	2003	9.5492	11.7144	0
	2002	10.0000	9.5492	0

Stein Roe Growth Stock Fund, Variable Series - Level 3	2004	11.7072	11.2316	0
	2003	9.5483	11.7072	0
	2002	10.0000	9.5483	0

Stein Roe Growth Stock Fund, Variable Series - Level 4	2004	11.6858	11.1938	0
	2003	9.5454	11.6858	0
	2002	10.0000	9.5454	0

Stein Roe Growth Stock Fund, Variable Series - Level 5	2004	11.6788	11.1814	0
	2003	9.5445	11.6788	0
	2002	10.0000	9.5445	0

Stein Roe Growth Stock Fund, Variable Series - Level 6	2004	11.6574	11.1437	0
	2003	9.5416	11.6574	0
	2002	10.0000	9.5416	0

Stein Roe Growth Stock Fund, Variable Series - Level 7	2004	11.3027	10.7991	0
	2003	10.0000	11.3027	0

Stein Roe Growth Stock Fund, Variable Series - Level 8	2004	11.2879	10.7628	0
	2003	10.0000	11.2879	0

Liberty Money Market Fund, Variable Series - Level 1	2004	9.8826	9.7992	19,481
	2003	9.9850	9.8826	21,134
	2002	10.0000	9.9850	41

Liberty Money Market Fund, Variable Series - Level 2	2004	9.8586	9.7555	77,926
	2003	9.9811	9.8586	131,020
	2002	10.0000	9.9811	0

Liberty Money Market Fund, Variable Series - Level 3	2004	9.8525	9.7445	0
	2003	9.9801	9.8525	0
	2002	10.0000	9.9801	0

Liberty Money Market Fund, Variable Series - Level 4	2004	9.8345	9.7117	32,185
	2003	9.9771	9.8345	25,836
	2002	10.0000	9.9771	0

Liberty Money Market Fund, Variable Series - Level 5	2004	9.8286	9.7009	0
	2003	9.9761	9.8286	0
	2002	10.0000	9.9761	0

Liberty Money Market Fund, Variable Series - Level 6	2004	9.8105	9.6682	11,463
	2003	9.9731	9.8105	10,814
	2002	10.0000	9.9731	0

Liberty Money Market Fund, Variable Series - Level 7	2004	9.8902	9.7417	22,786
	2003	10.0000	9.8902	16,909

Liberty Money Market Fund, Variable Series - Level 8	2004	9.8772	9.7090	0
	2003	10.0000	9.8772	0

Templeton Foreign Securities - Level 1	2004	13.0986	15.2611	20,272
	2003	10.0000	13.0986	15,049

Templeton Foreign Securities - Level 2	2004	13.0808	15.2093	15,843
	2003	10.0000	13.0808	9,566

Templeton Foreign Securities - Level 3	2004	13.0764	15.1963	0
	2003	10.0000	13.0764	0

Templeton Foreign Securities - Level 4	2004	13.0630	15.1575	27,400
	2003	10.0000	13.0630	25,026

Templeton Foreign Securities - Level 5	2004	13.0586	15.1446	0
	2003	10.0000	13.0586	0

Templeton Foreign Securities - Level 6	2004	13.0452	15.1058	2,589
	2003	10.0000	13.0452	2,870

Templeton Foreign Securities - Level 7	2004	12.6595	14.6517	4,981
	2003	10.0000	12.6595	4,240

Templeton Foreign Securities - Level 8	2004	12.6430	14.6025	0
	2003	10.0000	12.6430	0

Liberty Federal Securities Fund, Variable Series - Level 1	2004	10.2696	10.4906	5,120
	2003	10.2107	10.2696	5,064
	2002	10.0000	10.2107	50

Liberty Federal Securities Fund, Variable Series - Level 2	2004	10.2447	10.4438	25,596
	2003	10.2067	10.2447	15,288
	2002	10.0000	10.2067	0

Liberty Federal Securities Fund, Variable Series - Level 3	2004	10.2384	10.4321	0
	2003	10.2056	10.2384	0
	2002	10.0000	10.2056	0

Liberty Federal Securities Fund, Variable Series - Level 4	2004	10.2197	10.3970	29,655
	2003	10.2026	10.2197	24,530
	2002	10.0000	10.2026	0

Liberty Federal Securities Fund, Variable Series - Level 5	2004	10.2135	10.3854	0
	2003	10.2016	10.2135	0
	2002	10.0000	10.2016	0

Liberty Federal Securities Fund, Variable Series - Level 6	2004	10.1947	10.3504	10,078
	2003	10.1985	10.1947	9,795
	2002	10.0000	10.1985	0

Liberty Federal Securities Fund, Variable Series - Level 7	2004	9.8581	10.0035	20,072
	2003	10.0000	9.8581	15,166

Liberty Federal Securities Fund, Variable Series - Level 8	2004	9.8452	9.9699	0
	2003	10.0000	9.8452	0

Liberty Federal Securities Fund VS A class - Level 1	2004	10.0713	10.3105	0
	2003	10.0000	10.0713	0

Liberty Federal Securities Fund VS A class - Level 2	2004	10.0561	10.2739	0
	2003	10.0000	10.0561	0

Liberty Federal Securities Fund VS A class - Level 3	2004	10.0523	10.2647	0
	2003	10.0000	10.0523	0

Liberty Federal Securities Fund VS A class - Level 4	2004	10.0408	10.2373	0
	2003	10.0000	10.0408	0

Liberty Federal Securities Fund VS A class - Level 5	2004	10.0371	10.2283	0
	2003	10.0000	10.0371	0

Liberty Federal Securities Fund VS A class - Level 6	2004	10.0256	10.2009	0
	2003	10.0000	10.0256	0

Liberty Federal Securities Fund VS A class - Level 7	2004	9.8757	10.0432	0
	2003	10.0000	9.8757	0

Liberty Federal Securities Fund VS A class - Level 8	2004	9.8628	10.0095	0
	2003	10.0000	9.8628	0

Wanger Foreign Forty - Level 1	2004	14.5303	17.7589	9,749
	2003	10.4656	14.5303	7,375
	2002	10.0000	10.4656	0

Wanger Foreign Forty - Level 2	2004	14.4951	17.6797	1,642
	2003	10.4615	14.4951	1,378
	2002	10.0000	10.4615	0

Wanger Foreign Forty - Level 3	2004	14.4862	17.6598	0
	2003	10.4604	14.4862	0
	2002	10.0000	10.4604	0

Wanger Foreign Forty - Level 4	2004	14.4598	17.6005	13,354
	2003	10.4573	14.4598	13,274
	2002	10.0000	10.4573	0

Wanger Foreign Forty - Level 5	2004	14.4510	17.5809	0
	2003	10.4563	14.4510	0
	2002	10.0000	10.4563	0

Wanger Foreign Forty - Level 6	2004	14.4245	17.5217	1,860
	2003	10.4532	14.4245	2,163
	2002	10.0000	10.4532	0

Wanger Foreign Forty - Level 7	2004	13.2506	16.0875	3,208
	2003	10.0000	13.2506	2,706

Wanger Foreign Forty - Level 8	2004	13.2333	16.0335	0
	2003	10.0000	13.2333	0

Wanger International Small Cap - Level 1	2004	15.5958	19.9708	8,145
	2003	10.6574	15.5958	5,786
	2002	10.0000	10.6574	27

Wanger International Small Cap -Level 2	2004	15.5580	19.8817	488
	2003	10.6532	15.5580	0
	2002	10.0000	10.6532	0

Wanger International Small Cap - Level 3	2004	15.5485	19.8594	0
	2003	10.6522	15.5485	0
	2002	10.0000	10.6522	0

Wanger International Small Cap - Level 4	2004	15.5201	19.7927	0
	2003	10.6490	15.5201	0
	2002	10.0000	10.6490	0

Wanger International Small Cap - Level 5	2004	15.5107	19.7707	0
	2003	10.6479	15.5107	0
	2002	10.0000	10.6479	0

Wanger International Small Cap - Level 6	2004	15.4823	19.7041	0
	2003	10.6448	15.4823	0
	2002	10.0000	10.6448	0

Wanger International Small Cap - Level 7	2004	13.6797	17.4010	0
	2003	10.0000	13.6797	0

Wanger International Small Cap - Level 8	2004	13.6618	17.3426	0
	2003	10.0000	13.6618	0

Wanger Twenty - Level 1	2004	12.6036	14.7806	23,168
	2003	9.8077	12.6036	32,721
	2002	10.0000	9.8077	0

Wanger Twenty - Level 2	2004	12.5730	14.7146	24,972
	2003	9.8038	12.5730	2,229
	2002	10.0000	9.8038	0

Wanger Twenty - Level 3	2004	12.5653	14.6981	505
	2003	9.8028	12.5653	0
	2002	10.0000	9.8028	0

Wanger Twenty - Level 4	2004	12.5423	14.6488	7,274
	2003	9.7999	12.5423	6,910
	2002	10.0000	9.7999	0

Wanger Twenty - Level 5	2004	12.5348	14.6324	0
	2003	9.7989	12.5348	0
	2002	10.0000	9.7989	0

Wanger Twenty - Level 6	2004	12.5118	14.5832	0
	2003	9.7960	12.5118	0
	2002	10.0000	9.7960	0

Wanger Twenty - Level 7	2004	11.7423	13.6792	0
	2003	10.0000	11.7423	0

Wanger Twenty - Level 8	2004	11.7269	13.6333	0
	2003	10.0000	11.7269	0

Wanger U.S. Smaller Companies - Level 1	2004	14.6412	17.0301	29,030
	2003	10.3993	14.6412	38,347
	2002	10.0000	10.3993	37

Wanger U.S. Smaller Companies - Level 2	2004	14.6056	16.9542	41,959
	2003	10.3952	14.6056	10,169
	2002	10.0000	10.3952	0

Wanger U.S. Smaller Companies - Level 3	2004	14.5967	16.9351	0
	2003	10.3941	14.5967	0
	2002	10.0000	10.3941	0

Wanger U.S. Smaller Companies - Level 4	2004	14.5701	16.8783	25,530
	2003	10.3910	14.5701	23,778
	2002	10.0000	10.3910	0

Wanger U.S. Smaller Companies - Level 5	2004	14.5613	16.8595	0
	2003	10.3900	14.5613	0
	2002	10.0000	10.3900	0

Wanger U.S. Smaller Companies - Level 6	2004	14.5346	16.8027	1,164
	2003	10.3869	14.5346	1,288
	2002	10.0000	10.3869	0

Wanger U.S. Smaller Companies - Level 7	2004	12.9201	14.9286	2,220
	2003	10.0000	12.9201	1,821

Wanger U.S. Smaller Companies - Level 8	2004	12.9032	14.8785	0
	2003	10.0000	12.9032	0

MFS Emerging Growth Series - Level 1	2004	12.1954	13.5122	3,976
	2003	9.5480	12.1954	983
	2002	10.0000	9.5480	0

MFS Emerging Growth Series - Level 2	2004	12.1658	13.4519	4,069
	2003	9.5442	12.1658	1,476
	2002	10.0000	9.5442	0

MFS Emerging Growth Series - Level 3	2004	12.1583	13.4368	0
	2003	9.5433	12.1583	0
	2002	10.0000	9.5433	0

MFS Emerging Growth Series - Level 4	2004	12.1361	13.3916	0
	2003	9.5404	12.1361	0
	2002	10.0000	9.5404	0

MFS Emerging Growth Series - Level 5	2004	12.1288	13.3767	0
	2003	9.5395	12.1288	0
	2002	10.0000	9.5395	0

MFS Emerging Growth Series - Level 6	2004	12.1065	13.3317	0
	2003	9.5366	12.1065	0
	2002	10.0000	9.5366	0

MFS Emerging Growth Series - Level 7	2004	11.4899	12.6462	0
	2003	10.0000	11.4899	0

MFS Emerging Growth Series - Level 8	2004	11.4749	12.6037	0
	2003	10.0000	11.4749	0

MFS Investors Growth Stock Series - Level 1	2004	11.2401	12.0413	17,139
	2003	9.3262	11.2401	10,842
	2002	10.0000	9.3262	0

MFS Investors Growth Stock Series - Level 2	2004	11.2128	11.9875	7,141
	2003	9.3225	11.2128	5,934
	2002	10.0000	9.3225	0

MFS Investors Growth Stock Series - Level 3	2004	11.2060	11.9741	0
	2003	9.3216	11.2060	0
	2002	10.0000	9.3216	0

MFS Investors Growth Stock Series - Level 4	2004	11.1855	11.9338	440
	2003	9.3188	11.1855	433
	2002	10.0000	9.3188	0

MFS Investors Growth Stock Series - Level 5	2004	11.1787	11.9205	0
	2003	9.3179	11.1787	0
	2002	10.0000	9.3179	0

MFS Investors Growth Stock Series - Level 6	2004	11.1582	11.8804	0
	2003	9.3151	11.1582	0
	2002	10.0000	9.3151	0

MFS Investors Growth Stock Series - Level 7	2004	11.0630	11.7729	0
	2003	10.0000	11.0630	0

MFS Investors Growth Stock Series - Level 8	2004	11.0486	11.7334	0
	2003	10.0000	11.0486	0

MFS Investors Trust Series - Level 1	2004	11.4994	12.5609	123
	2003	9.6015	11.4994	145
	2002	10.0000	9.6015	0

MFS Investors Trust Series - Level 2	2004	11.4714	12.5048	204
	2003	9.5977	11.4714	582
	2002	10.0000	9.5977	0

MFS Investors Trust Series - Level 3	2004	11.4644	12.4908	0
	2003	9.5967	11.4644	0
	2002	10.0000	9.5967	0

MFS Investors Trust Series - Level 4	2004	11.4435	12.4488	0
	2003	9.5939	11.4435	0
	2002	10.0000	9.5939	0

MFS Investors Trust Series - Level 5	2004	11.4365	12.4349	0
	2003	9.5929	11.4365	0
	2002	10.0000	9.5929	0

MFS Investors Trust Series - Level 6	2004	11.4156	12.3930	0
	2003	9.5901	11.4156	0
	2002	10.0000	9.5901	0

MFS Investors Trust Series - Level 7	2004	11.3343	12.2985	0
	2003	10.0000	11.3343	0

MFS Investors Trust Series - Level 8	2004	11.3195	12.2572	0
	2003	10.0000	11.3195	0

MFS New Discovery Series - Level 1	2004	12.7056	13.2645	473
	2003	9.6867	12.7056	137
	2002	10.0000	9.6867	6

MFS New Discovery Series - Level 2	2004	12.6747	13.2053	3,878
	2003	9.6829	12.6747	1,211
	2002	10.0000	9.6829	0

MFS New Discovery Series - Level 3	2004	12.6670	13.1905	0
	2003	9.6819	12.6670	0
	2002	10.0000	9.6819	0

MFS New Discovery Series - Level 4	2004	12.6439	13.1461	3,769
	2003	9.6790	12.6439	3,113
	2002	10.0000	9.6790	0

MFS New Discovery Series - Level 5	2004	12.6362	13.1315	0
	2003	9.6780	12.6362	0
	2002	10.0000	9.6780	0

MFS New Discovery Series - Level 6	2004	12.6130	13.0873	0
	2003	9.6751	12.6130	0
	2002	10.0000	9.6751	0

MFS New Discovery Series - Level 7	2004	12.2238	12.6769	0
	2003	10.0000	12.2238	0

MFS New Discovery Series - Level 8	2004	12.2078	12.6343	0
	2003	10.0000	12.2078	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

P.O. Box 9133

Wellesley Hills, Massachusetts 02481

Telephone:

Toll Free (800) 725-7215

General Distributor

Clarendon Insurance Agency, Inc.

One Sun Life Executive Park

Wellesley Hills, Massachusetts 02481

PROSPECTUS

DECEMBER 30, 2005

SUN LIFE FINANCIAL MASTERS EXTRA

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Wanger Select, Variable Series*
Securities Fund, Class 2	Small-Cap Value Equity Funds
Franklin Templeton VIP Trust Mutual	Colonial Small Cap Value Fund, Variable Series -
Shares Securities Fund, Class 2	Class B*
Lord Abbett Series Fund All Value Portfolio	Franklin Templeton VIP Trust Franklin Small Cap
Lord Abbett Series Fund Growth & Income Portfolio	Value Securities Fund, Class 2
MFS/Sun Life Total Return - S Class	Small-Cap Blend Equity Funds
MFS/ Sun Life Value - S Class	Oppenheimer Main Street Small Cap Fund/VA
Large-Cap Blend Equity Funds	- Service Shares
Franklin Templeton VIP Trust Templeton Developing	Small-Cap Growth Equity Funds
Markets Securities Fund - Class 2	MFS/ Sun Life New Discovery - S Class
MFS/ Sun Life Capital Opportunities - S Class	Wanger US Smaller Companies, Variable Series*
MFS/Sun Life Emerging Markets Equity - S Class	Large-Cap Value Sector Equity Funds
MFS/ Sun Life Massachusetts Investors Trust	MFS/ Sun Life Utilities - S Class
- S Class	Mid-Cap Blend Sector Equity Funds
MFS/ Sun Life Research - S Class	Sun Capital® All Cap Fund - S Class
MFS/ Sun Life Research International - S Class	Specialty Commodity Fund
Oppenheimer Main Street Fund/VA - Service Shares	PIMCO VIT Commodity Real Return Strategy
Large-Cap Growth Equity Funds	Portfolio
Fidelity VIP Freedom 2010 Portfolio Service - Class 2	High-Quality Short-Term Bond Funds
Fidelity VIP Freedom 2015 Portfolio Service - Class 2	PIMCO VIT Low Duration Portfolio
Fidelity VIP Freedom 2020 Portfolio Service - Class 2	High-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Emerging Growth - S Class	MFS/ Sun Life Government Securities - S Class
MFS/ Sun Life Massachusetts Investors Growth	Sun Capital Investment Grade Bond Fund®
Stock - S Class	- S Class
MFS/ Sun Life Strategic Growth - S Class	PIMCO VIT All Asset Portfolio
Nations Marsico 21st Century Portfolio*	PIMCO VIT Total Return Portfolio
Nations Marsico Growth Portfolio*	PIMCO VIT Real Return Portfolio
Nations Marsico International Opportunities Portfolio*	Medium-Quality Intermediate-Term Bond Funds
Oppenheimer Global Securities Fund/VA -	PIMCO VIT Emerging Markets Bond Portfolio
Service Shares	Low-Quality Short-Term Bond Funds
Oppenheimer Capital Appreciation Fund/VA -	MFS/ Sun Life High Yield - S Class
Service Shares	Money Market Funds
Mid-Cap Value Equity Funds	MFS/ Sun Life Money Market - S Class**
Lord Abbett Series Fund Mid Cap Value Portfolio	Sun Capital Money Market Fund® - S Class*
Sun Capital Real Estate Fund® - S Class

* Available only to Owners who purchase their Contracts through Bank of America representatives.

** Not available to Owners who purchase their Contracts through Bank of America representatives.

Bank of America Capital Management, LLC, advises and Marsico Capital Management, LLC, sub-advises the Nations Marsico Portfolios. Columbia Management Advisors, Inc., advises Colonial Small Cap Value Fund. Columbia Wanger Asset Management, L.P., advises Wanger U.S. Smaller Companies and Wanger Select. Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers, Inc. advises the Sun Capital Funds. Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated December 30, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 53 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 725-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Expenses associated with contracts offering a bonus credit may be higher than those associated with contracts that do not offer a bonus credit. The bonus credit may be more than offset by the charges associated with the credit.

Any reference in this Prospectus to receipt by us means receipt at the following address:
Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Purchase Payment Interest *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates *

Other Programs *

Withdrawals, Withdrawal Charge and Market Value Adjustment *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals Not Subject to Withdrawal Charge *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge and Distribution Fee *

Mortality and Expense Risk Charge *

Charges for Optional Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Optional Living Benefit Rider: Secured Returns 2 Benefit *

Tax Issues *

Guaranteed Minimum Accumulation Benefit ("AB") Plan *

Guaranteed Minimum Withdrawal Benefit ("WB") Plan *

Availability *

Cost of the Benefit *

Withdrawals Under the Secured Returns 2 Benefit *

Cancellation of the Secured Returns 2 Benefit *

Revocation of the Secured Returns 2 Benefit *

Step-Up of GLB Amount *

Subsequent Purchase Payments After a Step-Up of GLB Amount *

Renewal of the Secured Returns 2 Benefit *

Refund of Rider Charges Under the AB Plan *

Participant's Death Under the AB Plan *

Participant's Death Under the WB Plan *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

The Income Phase -- Annuity Provisions *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contracts *

Distribution of the Contracts *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Withdrawals, Withdrawal Charges and The Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of 5% Premium Roll-Up Optional Death Benefit *

Appendix E - Calculation of EEB Premier Optional Death Benefit *

Appendix F - Calculation of EEB Premier Plus Optional Death Benefit *

Appendix G - Calculation of EEB Premier with MAV Optional Death Benefit *

Appendix H - Calculation of EEB Premier with 5% Roll-Up Optional Death Benefit *

Appendix I - Calculation for Purchase Payment Interest (Bonus Credit) *

Appendix J - Secured Returns 2 Benefit Examples *

Appendix K - Previously Available Investment Options *

Appendix L - Secured Returns Benefit *

Appendix M - Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial Masters Extra Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million. In addition, we will credit your Contract with interest, which we refer to as "Purchase Payment Interest", at a rate of 2% to 5% of each Purchase Payment based upon the interest rate option you choose when you apply for your Contract.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.40% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Open Date, or 1.60% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution charge of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

If you elect the optional living benefit rider, Secured Returns 2 Benefit, we will assess a quarterly charge equal to 0.125% of your Account Value. In the state of Washington, we assess the charge on Variable Account Value only.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns 2 Benefit

The Secured Returns 2 Benefit ("Secured Returns 2") guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns 2 Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary or some later date if you choose to "step-up" your GLB amount, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (A step-up of the GLB amount to your current Account Value may be made any time after your fifth Account Anniversary.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for the Benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns 2 Benefit is available only if you are age 84 or younger on the Open Date. If you annuitize, this Benefit terminates. The Benefit may not be available in your state.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), and your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) your Contract's earnings in the prior Account Year and (2) 10% of all Purchase Payments made in the last 7 Account Years. All other Purchase Payments are subject to the withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (800) 725-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of net Variable Account assets)**
Mortality and Expense Risks Charge:	1.60%***
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.90%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider
(as a percentage of average daily net assets):	0.40%+
Maximum Charge for Optional Living Benefit Rider (Secured Returns 2)
(assessed at a quarterly rate of 0.125% of Account Value):	0.50%++
Total Variable Account Annual Expenses with Maximum Charges for Optional Death Benefit and Living Benefit Riders:	2.80%++
*

The Annual Account Fee is waived if your Account value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

All of the Variable Account Annual Expenses, except for the charges for the Optional Living Benefit Rider, are assessed as a percentage of average daily net Variable Account assets. The charge for the Optional Living Benefit Rider is assessed on a quarterly basis at a rate of 0.125% of your total Account Value (an annual rate of 0.50%), except in the state of Washington where the charge is assessed on Variable Account Value only.

***

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.40% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.70% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

+

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
++

If you elect the Optional Living Benefit Rider, you may choose any one of the optional death benefit riders, except EEB Premier Plus. The charge for the Optional Living Benefit can increase at the time of a step-up to an amount equal to the rider fee imposed on newly issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Account Anniversary.

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.65%	4.04%

*	The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.65% and 1.50%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For the purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,421	$2,666	$3,800	$6,502
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$701	$2,063	$3,378	$6,502

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (''Variable Accumulation Units'') is included in the back of this Prospectus as Appendix M.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase; you may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 725-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m. Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling (800) 725-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e. rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer a special interest rate for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional purchase payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Purchase Payment Interest

We will credit your Contract with interest, which we refer to as "Purchase Payment Interest," at the rate you selected when you applied for the Contract. Currently, we offer 2 interest rate options:

Option A: The 2% Five-Year Anniversary Interest Option - Under this option we will credit your Contract with interest at a rate of 2% of each Purchase Payment received prior to the first Account Anniversary. In addition, if you chose this option, we will credit your Contract with interest at a rate of 2% of the Account Value at the end of every Fifth-Year Anniversary.

Option B: The 3%, 4%, or 5% Interest Option -- Under this option we will credit your Contract with interest at the following rates:
o	3% of each Purchase Payment if the sum of all Purchase Payments, reduced by the sum of all withdrawals (your "Net Purchase Payments"), is less than $100,000 on the day we receive the Purchase Payment;

o	4% of each Purchase Payment if your Net Purchase Payments are $100,000 or more but less than $500,000 on the day we receive the Purchase Payment; and

o	5% of each Purchase Payment if your Net Purchase Payments are $500,000 or more on the day we receive the Purchase Payment.

If you chose this Option B, there may be an additional credit paid at the end of the first Account Year. If your Net Purchase Payments at the end of your first Account Year are greater than or equal to $100,000, but less than $500,000, and some of your Net Purchase Payment(s) received a credit of 3% (rather than 4%), then an additional 1% will be paid on the amount of Net Purchase Payments that received the 3% credit. Similarly, if your Net Purchase Payments at the end of your first Account Year are greater than or equal to $500,000 and some of your Purchase Payment(s) received a credit of either 3% or 4% (rather than 5%), then an additional 2% or 1% will be paid on the amount of Net Purchase Payments that received a 3% credit or a 4% credit, respectively.

We credit Purchase Payment Interest during the same Valuation Period in which we receive the Purchase Payment. We allocate the Purchase Payment Interest to the Sub-Accounts and/or the Guarantee Periods in the same proportion as the Net Purchase Payment is allocated. For any additional 1% or 2% interest credit under Option B or any Fifth-Year Anniversary credit under Option A, we allocate the credit on a pro rata basis to all Sub-Accounts and/or Guarantee Periods in which you are invested, excluding any Guarantee Periods established to support a dollar-cost averaging program. Any additional interest adjustments will be credited on your Account Anniversary.

The Contracts are designed to give the most value to Participants with long-term investment goals. We will deduct the "Adjusted" Purchase Payment Interest if the Contract is returned during the "free look period." For a description of the free look period and Adjusted Purchase Payment Interest, see "Right to Return." For examples of how we calculate Purchase Payment Interest, see Appendix I.

We may credit Purchase Payment Interest at rates other than those described above on Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives, and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. The Company expects to make a profit on Purchase Payment Interest from the mortality and expense risk charge.

We may also credit the Purchase Payment Interest rates described above using different Net Purchase Payment dollar amount thresholds. Any change in the Net Purchase Payment dollar amount thresholds will be offered to all Participants on a prospective basis.

See "Tax Considerations -- Qualified Retirement Plans," if this Contract is to be purchased in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code.

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice from you electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers to and from Guarantee Periods;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns 2 Benefit. (See "Optional Living Benefit Rider: Secured Returns 2 Benefit.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to in-force service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative services fee, the distribution fee, or the annual Account Fee; credit additional amounts; grant bonus Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Trilegiant Corporation ("Trilegiant"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Trilegiant. This will allow Trilegiant to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Trilegiant for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end. This program may not be available your state.

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular intervals, we will transfer the same amount automatically (including a portion of the Purchase Payment Interest) to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned (excluding Purchase Payment Interest).

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not assure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

If you elect an asset allocation program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal and Interest Out Programs

You select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay to you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment and Purchase Payment Interest (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Secured Returns 2 Benefit" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. See "Tax Considerations -- Tax-Sheltered Annuities."

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to the amount of all Purchase Payments made before the last 7 Account Years that you have not previously withdrawn, PLUS the greater of:
o	your Contract's earnings (defined below) during the prior Account Year; and

o	10% of the amount of all Purchase Payments you have made during the last 7 Account Years, including the current Account Year.

Any portion of the "free withdrawal amount" that you do not use in an Account Year is not cumulative; that is, it will not be carried forward or available for use in future years.

Your Contract's earnings during the prior Account Year are equal to:
o	the difference between your Account Value at the end of the prior Account Year and your Account Value at the beginning of the prior Account Year, minus

o	any Purchase Payments made during the prior Account Year, plus

o	any partial withdrawals and charges taken during the prior Account Year.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down a declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The Withdrawal Charge scale is as follows:

Number of
Account Years
Payment has Been	Withdrawal
In Your Account	Charge

0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7+	0%

For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than 2 Account Years but less than 3 will be 7% regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 8% of the aggregate amount of Purchase Payments you make under your Contract.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
o	at least one year has passed since your Issue Date;

o	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state; and

o	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit (except under the Cash Surrender method), or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0% but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.40%, if you are age 75 or younger on the Open Date (1.60%, if you are age 76 or older on the Open Date). The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We expect to make a profit on the excess expense charge associated with the Purchase Payment Interest. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

Charges for Optional Benefit Riders

If you elect the Secured Returns 2 Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value. See "Cost of the Benefit" under "Optional Living Benefit Rider: Secured Returns 2 Benefit." For Contracts issued in the state of Washington, the charge is assessed on Variable Account Value only.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

                     *As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT

The Secured Returns 2 Benefit ("Benefit" or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization. Secured Returns 2 may not be available in your state.

If you elect Secured Returns 2, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Account Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that your make the election prior to the earliest of your 81st birthday, the date your annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns 2 Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of Secured Returns 2 might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Returns 2 Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in Secured Returns 2.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds (defined below under "Availability") in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 3 in Appendix J. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit.

If you remain in the AB Plan until it matures, you may also be entitled to a refund of the charges you paid for the Secured Returns 2 Benefit. (See "Refund of Rider Charges Under the AB Plan.")

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. Once the GLB amount is reduced to zero, the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted into the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns 2 Benefit.") Provided your GLB amount is not exhausted, any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 in Appendix J.

Availability

Secured Returns 2 is available only if you are age 84 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns 2 and the elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds, Guarantee Period dollar cost averaging programs and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

If you purchased the Secured Returns Benefit ("SR1") prior to the later of September 7, 2004, or the date Secured Returns 2 became available for sale in your state, you were given to opportunity to replace SR1 with Secured Returns 2. If you chose to replace your SR1 with Secured Returns 2, the following terms and conditions apply to your Contract:

o	Your GLB amount did not change.

o

Charges for Secured Returns 2 commenced on the first "Account Quarter" (defined below under "Cost of the Benefit") following the date we received your notification to participate in Secured Returns 2 ("Notification Date"), and were be applied on a pro rata basis starting from the Notification Date.

o	All benefits provided under Secured Returns 2 commenced on the Notification Date.

o	Any refund of rider charges (described below) will only be applied to charges paid after the Notification Date. You will not receive any refund of charges paid for SR1.

o

The time period for measuring the duration of your Secured Returns 2 Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange SR1 for Secured Returns 2 twelve months after your Issue Date, your AB Plan will mature in nine years.

o

If you were participating in the WB Plan on the Notification Date, then you must remain in the WB Plan. If you were participating in the AB Plan on the Notification Date, you may not elect to participate in the WB Plan until after your first Account Anniversary.

Cost of the Benefit

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. For Contracts issued in the State of Washington, the charge for the Benefit will be made as a specific deduction from Variable Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value (Variable Account Value in Washington). The quarterly charge will be determined by multiplying the Account Value (Variable Account Value in Washington) at the end of the Account Quarter by 0.00125. (See Example 12 in Appendix I.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Account Anniversary. (See "Cancellation of the Secured Returns 2 Benefit.").

Withdrawals Under the Secured Returns 2 Benefit

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 in Appendix J.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 in Appendix J.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than the GLB amount. In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under the Secured Returns Benefit 2, see Examples 6, 7, 9 and 11 in Appendix J.

Cancellation of the Secured Returns 2 Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been canceled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary.

Revocation of the Secured Returns 2 Benefit

Anytime after your 7th Account Anniversary, you may revoke Secured Returns 2. Once revoked, Secured Returns 2 may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Step-Up of GLB Amount

After your fifth Account Anniversary, you may elect to increase the GLB amount to your then current Account Value. Currently, this step-up election may be made on any day after your fifth Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Account Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB amount if the current Account Value is greater than the current GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee may be changed to an amount equal to the Secured Returns 2 fee charged on newly issued Contracts at that time. This fee may be higher than your current Secured Returns 2 fee as set forth below under "Cost of the Benefit." If we are no longer issuing new Contracts with the Secured Returns 2 Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns 2 rider charges). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 in Appendix I.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of the new GLB amount. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new "maximum WB amount." (See Example 8 in Appendix I.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Subsequent Purchase Payments After a Step-Up of GLB Amount

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Account Anniversary, you must be participating in the AB Plan to make any Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 in Appendix I.)

Renewal of the Secured Returns 2 Benefit

If you elected to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns 2, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns 2 Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns 2 to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns 2.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Account Anniversary or 10 years from your last Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Return 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such "maturity date." No refund of Secured Return 2 charges will be made if you change from the AB Plan to the WB Plan.

Participant's Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB plan is scheduled to "mature." If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

Participant's Death Under the WB Plan

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In such case, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after your Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit, above, or

o

your Highest "adjusted" Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit, above, or

o	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or
o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the first month following your first Account Anniversary.

o

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
o	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, in our discretion.

     Annuity Option A -- Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B -- Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C -- Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D -- Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 10 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contracts. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (I) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address as shown on the cover of this Prospectus within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value less the Adjusted Purchase Payment Interest. The Adjusted Purchase Payment Interest that may be deducted is equal to the lesser of:

o	the portion of the Account Value that is attributable to any Purchase Payment Interest, and

o	all Purchase Payment Interest.

This means you receive any gain on Purchase Payment Interest and we bear any loss. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
o	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	any required minimum distribution, or

o	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plans, as a general rule.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the Secured Returns 2 Benefit, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the Secured Returns 2 Benefit, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. (See Withdrawals under the Secured Returns 2 Benefit.) This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the Secured Returns 2 Benefit, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the Secured Returns 2 Benefit.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns 2 Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns 2 Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U. S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.00% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support and product training to the Selling Agents of the Selling Broker-Dealers. These payments may be based on a percentage of Purchase Payments and/or a percentage of Contract Value.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2003 and 2004, approximately $507,493 and $2,750,683, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Funds in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges, the annual Account Fee, or any Purchase Payment Interest, although such figures do reflect all recurring charges. If such figures were calculated to reflect Purchase Payment Interest credited, the calculation would also reflect any withdrawal charges made. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Fund.

Yield is a measure of the net dividend and interest income earned over a specific one-month or 30-day period (7-day period for the Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated December 30, 2005 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 725-7215.

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To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial Masters Extra Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIFTH-YEAR ANNIVERSARY: The fifth Account Anniversary and each succeeding Account Anniversary occurring at any five year interval thereafter; for example, the 10th, 15th, and 20th Account Anniversaries.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 40©), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

PURCHASE PAYMENT INTEREST: The amount of extra interest the Company credits to a Contract at a rate of 2% to 5% of each purchase payment based upon the size of the investment or Account Value or the interest rate option chosen at the time of application.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
Account		Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 4,000	$37,000	8.00%	$2,960
	2	$45,100	$4,100	$ 5,100	$ 4,000	$40,000	8.00%	$3,200
	3	$49,600	$4,500	$ 9,600	$ 4,100	$40,000	7.00%	$2,800
(b)	4	$52,100	$2,500	$12,100	$ 4,500	$40,000	6.00%	$2,400
	5	$57,300	$5,200	$17,300	$ 4,000	$40,000	5.00%	$2,000
	6	$63,000	$5,700	$23,000	$ 5,200	$40,000	4.00%	$1,600
	7	$66,200	$3,200	$26,200	$ 5,700	$40,000	3.00%	$1,200
(c)	8	$72,800	$6,600	$32,800	$40,000	$ 0	0.00%	$ 0

(a)

The free withdrawal amount in any year is equal to the amount of any Purchase Payments made prior to the last 7 Account Years ("Old Payments") that were not previously withdrawn plus the greater of (1) the Contract's earnings during the prior Account Year, and (2) 10% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $37,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $4,000.

(b)

In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000. The first $4,500 withdrawn is the free amount, then Purchase Payments are withdrawn and subject to a withdrawal charge. The remaining $7,600 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

(c)

In Account Year 8, the free withdrawal amount is $40,000, which equals 100% of the Purchase Payment of $40,000. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,100, $9,000, $12,000, and $20,000.
						Remaining
	Hypothetical					Free	Amount of
	Account					Withdrawal	Withdrawal
	Value					Amount	Subject to	Withdrawal	Withdrawal
	Before		Cumulative		Amount of	Before	Withdrawal	Charge	Charge
Year	Withdrawal		Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount
	1	$41,000	$1,000	$ 1,000	$ 0	$4,000	$ 0	8.00%	$ 0
	2	$45,100	$4,100	$ 5,100	$ 0	$4,000	$ 0	8.00%	$ 0
	3	$49,600	$4,500	$ 9,600	$ 0	$4,100	$ 0	7.00%	$ 0
(a)	4	$50,100	$ 500	$10,100	$ 4,100	$4,500	$ 0	6.00%	$ 0
(b)	4	$46,800	$ 800	$10,900	$ 9,000	$ 400	$ 8,600	6.00%	$516
(c)	4	$38,400	$ 600	$11,500	$ 12,000	$ 0	$12,000	6.00%	$720
(d)	4	$26,800	$ 400	$11,900	$ 20,000	$ 0	$19,400	6.00%	$1,164
(a)

In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. The partial withdrawal amount of $4,100 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,100 was taken, the remaining free withdrawal amount in Account Year 4 is $4,500 - $4,100 = $400. Therefore, $400 of the $9,000 withdrawal is not subject to a withdrawal charge, and $8,600 is subject to a withdrawal charge.

(c)

Since the total of the two prior Account Year 4 partial withdrawals ($13,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. The entire withdrawal amount of $12,000 is subject to a withdrawal charge.

(d)

Since the total of the three prior Account Year 4 partial withdrawals ($25,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. Since the total amount of New Purchase Payments was $40,000 and $20,600 of New Payments has already been surrendered, only $19,400 of this $20,000 withdrawal comes from liquidating Purchase Payments. The remaining $600 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

Note that since all of the Purchase Payments were liquidated by the final withdrawal of $20,000, the total withdrawal charge for the four Account Year 4 withdrawals is $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page. Any additional Account Year 4 withdrawals in the example shown on this page would come from the liquidating of earnings and would not be subject to a withdrawal charge.

Part 2 -- Fixed Account -- Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

2)	The date of surrender is 2 years from the Expiration Date (N = 24).

3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

4)	The interest earned in the current Account Year is $674.16.

5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                 ($11,910.16 - $674.16) x -.037 = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x -.037 = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                     ($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Account Year 2, that all of the money is invested in the Variable Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 74,350.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 55,150.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the ninth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 89,950
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$116,000
The Death Benefit Amount would therefore	=	$116,000

*Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

**The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

        -- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

        -- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
45% of the above amount	=	$13,417
Cap of 100% of Adjusted Purchase Payments	=	$85,185
The lesser of the above two amounts = the EEB Premier amount	=	$13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

       --PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $145,000. Assume death occurs in Account Year 9. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

       --PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

        --PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)

Example 1:

If you select Option A, the 2% Bonus Option, we will credit Purchase Payment Interest on all Purchase Payments made during the first Account Year. On each fifth Account Anniversary, we will credit additional Purchase Payment Interest of 2% based on your Account Value, illustrated below:

Initial Purchase Payment of $50,000.00 receives 2% Purchase Payment Interest of $1,000.00.

Subsequent Purchase Payment in the first Account Year of $20,000.00 receives 2% Purchase Payment Interest of $400.00.

Suppose the Account had not gained any earnings or interest during the first 5 Account Years and the Account Value is $71,400.00 (sum of all Purchase Payments and Purchase Payment Interest), we will credit your Account with an additional 2% ($1,428.00).

Using the same Purchase Payments as above, suppose your value on the fifth Account Anniversary is $74,970.00. We will credit your Account with an additional 2% of Purchase Payment Interest (equal to $1,499.40).

This 2% Purchase Payment Interest will occur on every fifth Account Anniversary (i.e., 5th, 10th, 15th).

Example 2: Option B with no Withdrawals

If you select Option B, the 3% Bonus Option the amount we will credit to your Contract depends on the size of your Net Purchase Payments. The scale is as follow:

Net Purchase Payments less than $100,000.00 will receive	3%
Net Purchase Payments between $100,000.00 through $499,999.99 will receive	4%
Net Purchase Payments greater than or equal to $500,000.00 will receive	5%

Therefore, if your initial investment is $50,000.00, your Purchase Payment Interest will equal 3% of $50,000, or $1500.00.

If you make additional Payments that cause your total Net Purchase Payments to exceed $100,000.00, these Purchase Payments will receive either a 4% or 5% bonus, using the above scale. As an example:

Initial Purchase Payment of $50,000.00 will receive 3% Purchase Payment Interest. A second Purchase Payment of $80,000.00 will result in Net Purchase Payments of $130,000.00. Thus, the $80,000.00 will receive Purchase Payment Interest of 4% equal to $3,200.00.

Suppose a third Purchase Payment of $400,000.00 is made. This will bring the Net Purchase Payments to $530,000.00. This $400,000.00 will receive Purchase Payment Interest of 5% equal to $20,000.00.

This Account now has total Net Purchase Payments of $530,000.00 and total Purchase Payment Interest of $24,700.00.

In addition to the Purchase Payment Interest paid at the time of each Payment, we will review your first Account Anniversary to ensure that all Net Purchase Payments receive the Purchase Payment Interest as described in the above scale. Using the above scenario as an example, upon the first Account Anniversary, we will credit your Account an additional $1800.00, which is equal to:
Total Net Purchase Payments of $530,000.00 x 5%	=	$26,500.00
Total Purchase Payment Interest received	=	$24,700.00
First Account Anniversary Adjustment	=	$ 1,800.00

Example 3: Option B with a Withdrawal.

Using the same example as above, suppose that before the first Account Anniversary you take a withdrawal of $20,000.00. The annual Purchase Payment Interest adjustment would be calculated as follows:

Because your Net Purchase Payments are $510,000.00 ($530,000.00 -$20,000.00 withdrawal), your Purchase Payment Interest on all Net Purchase Payments should be 5%.
Your initial Payment of $50,000.00 received 3%
Your second Payment of $80,000.00 received 4%
Your third Payment of $400,000.00 received the 5%

Your first two Payments minus the withdrawal will receive additional Purchase Payment Interest. This will bring your total Net Purchase Payments up to 5%.
$50,000.00 x 2%	=	$1,000.00
$80,000.00 - $20,000.00 = $60,000.00 x 1%	=	$ 600.00
Total credit due	=	$1,600.00

On your First Account Anniversary we will credit your Account with an additional Purchase Payment Interest of $1600.00.

APPENDIX J

SECURED RETURNS 2 BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2005 with an initial Purchase Payment of $100,000 and you selected the Secured Returns 2 Program. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

o	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Low investment performance; no WB election, Step-up elected.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

o	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 3: High investment performance; no WB election, Refund applies.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

o	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.
o	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Low investment performance; WB election.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

o	On December 31, 2014, your GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.
o	These withdrawals of $7,000 continue until the GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates and no renewal is available.

EXAMPLE 5: High investment performance; WB election, Step-up elected.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

o	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.
o	These $7,000 withdrawals continue. On December 31, 2020, the GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.
o

Assume that you withdraw $3,000 on February 12, 2021. At this time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.
o	Assume that you did not elect the WB plan at any time.
o	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.
o	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.
o	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your GLB amount is now $95,000. Assume that your Account Value is now $88,000.
o

Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Account Year, so the maximum WB amount has not been exceeded yet. Your GLB amount is now $90,000. Assume that your Account Value is now $80,000.

o

Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Account Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account is $79,000 just before the withdrawal, and $74,000 just after the withdrawal.

o

Because your withdrawals exceeded the maximum WB amount, your GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) / $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 / 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance, Step-up elected.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume you make no withdrawals. On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your GLB amount, you may step-up your GLB amount to $124,000. Assume that you do not step-up. Your GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o

Assume that you make a withdrawal of $5,000 on March 3, 2010. Your GLB amount is now $95,000. Assume that your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400. Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

o

Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Account Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

o

On January 2, 2011 you begin a new Account Year. Therefore, you can withdraw $8,400 in this new Account Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Account Year. On December 31, 2011, the GLB amount equals $108,200. Assume that, on this date, your Account Value equals $110,000.

o	Assume that you continue to withdraw $8,400 each Account Year. On December 31, 2023, the GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.
o

Assume that you withdraw $7,400 on March 12, 2024. At that time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.
o	Assume that you did not elect the WB Plan at any time.
o	On June 1, 2010, you deposit an additional $80,000.
o	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)]
o	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.
o	On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 - (40,000/240,000)].
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Step-up and Sub-deposits under the AB Plan; high investment performance, Step-up elected, Refund applies.
o

Assume that you did not elect the WB Plan at any time and that your Designated Funds had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o	On June 1, 2011, you deposit an additional $80,000.
o

On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

o	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.
o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Secured Returns 2 with a new GLB amount of $295,130 at the cost and terms available to new Owners.

EXAMPLE 11: Withdrawals with Sub-deposits under the WB Plan.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On January 1, 2007, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o	On January 6, 2007, you make an additional deposit of $50,000.
o	Your GLB amount is reset to $143,000 ($93,000 + $50,000).
o	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].
o	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.
o	On January 1, 2008, your GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional deposits and the maximum WB amount is withdrawn annually.
o

Assume that on January 1, 2016, your Account Value is $0. Your GLB amount will be $48,500 [$132,500 - ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates and no Secured Returns 2 renewal is available.

EXAMPLE 12: Calculation of Explicit Rider Charges.
o

Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

o

On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

o

On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

o

On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

o

This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount equal to the ending January 1, 2015 Account Value at the cost and terms available to new Owners.

APPENDIX K

PREVIOUSLY AVAILABLE INVESTMENT OPTIONS

The current available variable investment options are those listed on page 1 of the prospectus.

If you purchased your Contract prior to February 2, 2004, you may make subsequent purchase payments into the following investment options that were available for investment prior to that date:

Large-Cap Value Equity Funds

   MFS/Sun Life Strategic Value - S Class

Large-Cap Growth Equity Funds

   MFS/Sun Life Capital Appreciation - S Class

   MFS/Sun Life Global Growth - S Class

Mid-Cap Value Equity Funds

   MFS/Sun Life Mid Cap Value - S Class

   Sun Capital Real Estate Fund(R) - Initial Class

Mid-Cap Growth Equity Funds

   MFS/Sun Life Mid Cap Growth - S Class

Medium Quality Intermediate-Term Bond Funds

   MFS/Sun Life Bond - S Class

   MFS/Sun Life Strategic Income - S Class

Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Sun Capital Advisers, Inc. advises the Sun Capital Funds.

APPENDIX L

SECURED RETURNS BENEFIT

Prior to September 7, 2004, an optional living benefit rider, "Secured Returns Benefit," was available on all Contracts. An enhanced optional benefit rider, Secured Returns 2 Benefit ("Secured Returns 2"), became effective on September 7, 2004. It was made available on September 7, 2004, on all Contracts issued in states that had already approved the enhanced rider and as soon thereafter on Contracts issued in other states as those states approved the enhanced rider. For purposes of this appendix, the "date of availability" is the later of September 7, 2004, or the date Secured Returns 2 became available for sale in the state of issuance. On all Contracts issued before the "date of availability", unless the Contract Owner elected to replace Secured Returns with Secured Returns 2 as described in the prospectus under "Availability" under "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT", the following prospectus disclosure is effective:
1.	The section entitled "Optional Living Benefit Rider: Secured Returns 2 Benefit" under the heading "PRODUCT HIGHLIGHTS," is replaced by the following disclosure:

Optional Living Benefit Rider: Secured Returns Benefit

The Secured Returns Benefit guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. The Benefit may not be available in your state.
2.	The first two tables under the heading "FEES AND EXPENSES," are replaced with the following disclosure:

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes (as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.60%**
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.90%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***
Maximum Charge for Optional Living Benefit Rider:	0.40%****

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.55%****
*

The Annual Account Fee is waived if your Account value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.40% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.70% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

***

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
****

If you elect the Optional Living Benefit Rider, the only optional death benefit rider available to you is the EEB Premier rider at a cost of 0.25% of average daily net assets. Therefore, the Total Variable Account Annual Expenses would be equal to the amount shown in the above table. We will continue to deduct the charge for the Option Living Benefit Rider until you annuitize your Contract or your Option Living Benefit Rider expires or is revoked. (See "Optional Living Benefit Rider: Secured Returns Benefit.")

3.	Under the heading "EXAMPLE", the current disclosure is replaced with the following disclosure:

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For the purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,399	$2,604	$3,705	$6,346
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$677	$1,996	$3,277	$6,346
4.	The section "Charges for Optional Benefit Riders" under the heading "CONTRACT EXPENSES" is replaced with the following disclosure:

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

Rider(s) You Elect*	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

             * As defined below under "Optional Death Benefits."
5.	Under the heading "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT," the current disclosure is replaced with the following disclosure:

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS BENEFIT

The Secured Returns Benefit ("Benefit") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. The Benefit may not be available in your state.

If you elect the Secured Returns Benefit, you may choose to receive your Secured Returns Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect the Secured Returns Benefit, you are automatically enrolled in the AB Plan. Any time prior to your 81st birthday, you may elect instead to receive your Secured Returns Benefit under the WB Plan. There is no waiting period for participation in the WB Plan, but you must make your election prior to your 10th Account Anniversary or annuitization, whichever is earlier. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of the Secured Returns Benefit might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Return Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in the Secured Returns Benefit.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage Guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 in Appendix I below. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns Benefit.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns Benefit.") Any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments if you have elected the WB Plan.

For examples of how we calculate benefits under the WB Plan, see Examples 3 and 4 in Appendix I below.

Availability

The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may not combine the Benefit with any optional death benefit rider other than the EEB Premier rider.

To participate in the Secured Returns Benefit, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Cost of the Benefit

If you elect the Secured Returns Benefit with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. If you elect the Secured Returns Benefit with the EEB Premier rider, we will assess your Contract an annual charge of 0.65% of your average daily net assets. We will continue to deduct this annual charge until you annuitize or your Secured Returns Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) may not terminate the annual charge. (See "Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit.")

Withdrawals Under the Secured Returns Benefit

All withdrawals under the Secured Returns Benefit are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected the Secured Returns Benefit, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 5 and 7 in Appendix I below.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 6 in Appendix I below.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns Benefits if your Account Value is less than the GLB amount. In addition, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under the Secured Returns Benefit, see Examples 5 through 8 in Appendix I below.

Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns Benefit will be automatically cancelled.

Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns Benefit will be cancelled.

Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary. After your 7th Account Anniversary, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be cancelled and the cost of such rider (0.25% of your average daily Account Value) will remain.

Revocation of the Secured Returns Benefit

Anytime after your 7th Account Anniversary, the Secured Returns Benefit may be revoked. Once revoked, the Benefit may not be reinstated. After the Benefit has been revoked, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elect the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be revoked and the charge of the rider (0.25% of your average daily Account Value) will continue.

Renewal of the Secured Returns Benefit

If you elected to participate in the AB Plan and you remained in the Plan for the entire 10-year period, you may elect to renew your participation in the Secured Returns Benefit, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns Benefit to new Owners. If we do so, renewals will no longer be available.

If you elected to participate in the WB Plan during your initial 10-year period, you may not renew your participation in the Secured Returns Benefit.

Participant's Death Under the AB Plan

If you (as Participant) die while the AB Plan is still in force, all benefits and charges under Secured Returns Benefit will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and your 10th Account Anniversary. If your surviving spouse does not elect the WB Plan, the AB Plan will continue. In such case, the benefits under AB Plan will be determined according to the original 10-year period. In all cases, the GLB amount will not reset upon your death.

Participant's Death Under the WB Plan

If you (as Participant) die while the WB Plan is in force and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, the Secured Returns Benefit will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance " under "DEATH BENEFIT.") In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Certificate, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

6.	"APPENDIX J: SECURED RETURNS 2 BENEFIT EXAMPLES" is replaced with the following Appendix:

APPENDIX J

SECURED RETURNS BENEFIT EXAMPLES

All of the following examples are based upon the assumption you selected the Secured Returns Benefit on or before your Issue Date.

Examples 1 through 4 demonstrate how we calculate your Secured Returns Benefit assuming you make no subsequent Purchase Payments and you make no withdrawals other than those satisfying the maximum WB amount under the WB Plan. Examples 1 and 2 show your benefit under the AB Plan, and Examples 3 and 4 show your benefit under the WB Plan.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.

o

Assume that on January 1, 2013, your Account Value is $85,000. On that date, your Account Value will be increased by $15,000 ($100,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: High investment performance; no WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance.

o

Assume that on January 1, 2013, your Account Value is $200,000. Because your Account Value is greater that the GLB amount of $100,000, your Account Value will not be increased. If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $200,000 at the cost and terms available to new Owners.

EXAMPLE 3: Low investment performance; WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $80,000. These withdrawals continue for seven more years.
o

On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $0. These withdrawals of $7,000 continue until the GLB amount runs out in year 15, after the final withdrawal of $2,000 has been taken. At that time, the Benefit terminates and no renewal applies.

EXAMPLE 4: High investment performance; WB election
o	Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).
o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $90,000. These withdrawals continue for seven more years.
o	On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $50,000. These withdrawals continue for 5 more years.
o	On December 31, 2016, the GLB amount equals $2,000 ($37,000 - ($7,000 x 5 years)). Assume the Account Value equals $30,000.
o

Assume that, on December 31, 2017, your withdraw the remaining $2,000 to exhaust the GLB amount. The Secured Returns Benefit thus terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No renewal is available.

Examples 5 through 8 demonstrate how withdrawals and subsequent Purchase Payments affect your Secured Returns Benefit. Examples 5 and 7 show how withdrawals affect your benefits under the AB Plan. Example 6 shows the effect of withdrawing more than the maximum WB amount under the WB Plan in any one Account Year. Examples 7 and 8 show the effects of making subsequent Purchase Payments.

EXAMPLE 5: Withdrawals Under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Your GLB amount is $100,000.
o

Assume that on January 1, 2004, your Account Value is $110,000 and you withdraw 10% of your Account Value (or $11,000). Your GLB amount will be reset to $90,000, i.e., the previous GLB amount ($100,000) reduced proportional to the amount of Account Value withdrawn (10%), or $100,000 - (10% of $100,000). Assume you make no more withdrawals or deposits and that your Account Value.

o

On January 1, 2013, the Account Value is $85,000. Your Account Value will be increased by $5,000 ($90,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit, at the cost and terms available to new Owners, with a new GLB amount of $90,000.

EXAMPLE 6: Withdrawals Under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB Plan at issue. Your maximum WB amount would be $7,000 (i.e., 7% of the $100,000).

o	Assume that, on January 1, 2004, your Account Value is $95,000. Assume that no withdrawals have been made. Your GLB amount is still $100,000 and your maximum WB amount is still $7,000.
o

Assume that, on September 3, 2004, your Account Value is $93,000 and you withdraw $5,000. Your Account Value is thus reduced to $88,000, and your GLB amount is reduced to $95,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Contract Year without exceeding your maximum WB amount for the Contract Year.

o

Assume that, on January 4, 2005, your Account Value is $85,000 and you withdraw another $5,000. Your Account Value is thus reduced to $80,000. This is now a new Contract Year, so the maximum WB amount has not yet been exceeded. Your GLB amount is reduced to $90,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Contract Year without exceeding your maximum WB amount for the Contract Year.

o

Assume that, on November 4, 2005, your Account Value is $79,000 and you withdraw another $5,000. Your Account Value is thus reduced to $74,000. Your total withdrawals for the current Contract Year equal $10,000 ($5,000 + $5,000), a total of $3,000 in excess of your maximum WB amount. Your remaining GLB amount is thus reduced to $74,000; i.e., the lesser of your Account Value ($74,000) and your previous remaining GLB amount reduced dollar for dollar by the withdrawal ($90,000 - $5,000). Your maximum WB amount is reduced so that the date on which the GLB amount expires will be the same date it would have expired had the maximum WB been withdrawn every year, i.e., ($90,000 - $2,000) / $7000 = 12.57 years. Thus the maximum WB amount will become $5,887 ($74,000/12.57).

EXAMPLE 7: Withdrawals with Subsequent Purchase Payments under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB Plan at any time.
o	On June 1, 2007, you make a subsequent Purchase Payment of $100,000. Your GLB amount is now $185,000, i.e., ($100,000 x 100%) + ($100,000 x 85%).
o

Assume that, on June 1, 2009, your Account Value is $240,000 and you withdraw $40,000 . Your Account Value is reduced to $200,000. Your GLB amount is reset to $154,167, i.e., the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $185,000 x ($200,000/$240,000). Assume you make no more withdrawals or subsequent Purchase Payments.

o

Assume that, on January 1, 2013, your Account Value is $125,000. On that date, your Account Value will be increased by $29,167 ($154,167 - $125,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $154,167 at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals with Subsequent Purchase Payments under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On January 1, 2004, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o

Assume that, on January 6, 2004, you make an additional deposit of $50,000. Your GLB amount is reset to $143,000 ($93,000 + $50,000). Your maximum WB amount is reset to $10,500 ($7,000 + (7% x $50,000)). Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

o

Assume that, on January 1, 2005, you withdraw the maximum WB amount of $10,500 and your GLB amount is $132,500 ($143,000 - $10,500). Assume that no additional subsequent Purchase Payments are made and the maximum WB amount is withdrawn annually.

o

Assume that, on January 1, 2013, your Account Value equals $0. Your GLB amount will be $48,500, i.e., ($132,500 - ($10,500 x 8 years). Withdrawals will continue until the GLB amount is exhausted. No renewal of the Secured Returns Benefit is available.

APPENDIX M

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year

Franklin Templeton Mutual Shares Securities Fund - Level 1	2004	12.3538	13.6772	31,401
	2003	-	12.3538	9,128
	2002	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 2	2004	12.3238	13.6161	42,277
	2003	-	12.3238	11,093
	2002	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 3	2004	-	13.6009	2,691
	2003	-	-	0
	2002	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 4	2004	12.2937	13.5552	21,462
	2003	-	12.2937	24,871
	2002	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 6	2004	12.2638	13.4944	7,920
	2003	-	12.2638	1,542
	2002	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 1	2004	13.4342	16.3410	24,425
	2003	-	13.4342	14,279
	2002	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 2	2004	13.4016	16.2682	89,199
	2003	-	13.4016	45,395
	2002	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 4	2004	13.3689	16.1953	85,275
	2003	-	13.3689	37,645
	2002	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 5	2004	-	16.1773	407
	2003	-	-	0
	2002	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 6	2004	13.3363	16.1228	850
	2003	-	13.3363	2,821
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 1	2004	12.9673	15.1080	428,448
	2003	-	12.9673	43,561
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 2	2004	12.9358	15.0407	338,261
	2003	-	12.9358	67,184
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 3	2004	12.9279	15.0238	50,307
	2003	-	12.9279	1,625
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 4	2004	12.9043	14.9733	555,420
	2003	-	12.9043	91,796
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 5	2004	-	14.9567	1,649
	2003	-	-	0
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 6	2004	12.8729	14.9063	115,638
	2003	-	12.8729	17,964
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 7	2004	12.6595	14.6517	167,768
	2003	-	12.6595	28,939
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 8	2004	12.6430	14.6025	18,547
	2003	-	12.6430	769
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 1	2004	12.5454	15.2966	133,945
	2003	-	12.5454	14,008
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 2	2004	12.5150	15.2283	167,053
	2003	-	12.5150	45,184
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 3	2004	12.5073	15.2112	10,663
	2003	-	12.5073	526
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 4	2004	12.4845	15.1601	226,007
	2003	-	12.4845	20,468
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 5	2004	-	15.1432	849
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 6	2004	12.4541	15.0922	27,070
	2003	-	12.4541	792
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 7	2004	-	14.6506	31,380
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 8	2004	-	14.6014	3,780
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 1	2004	12.9263	14.3137	487,945
	2003	-	12.9263	73,175
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 2	2004	12.8949	14.2498	457,248
	2003	-	12.8949	157,647
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 3	2004	12.8870	14.2338	51,248
	2003	-	12.8870	1,439
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 4	2004	12.8635	14.1860	587,986
	2003	-	12.8635	119,704
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 5	2004	-	14.1702	1,194
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 6	2004	12.8321	14.1225	139,464
	2003	-	12.8321	27,342
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 7	2004	11.9286	13.1213	200,303
	2003	-	11.9286	49,703
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 8	2004	11.9130	13.0772	22,754
	2003	-	11.9130	1,356
	2002	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 1	2004	11.2591	12.1028	50,472
	2003	9.3236	11.2591	18,177
	2002	10.0000	9.3236	2,081

Massachusetts Investors Growth Stock S Class - Level 2	2004	11.2318	12.0488	206,468
	2003	-	11.2318	43,218
	2002	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 3	2004	-	12.0353	25,144
	2003	-	-	0
	2002	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 4	2004	11.2044	11.9948	147,651
	2003	9.3162	11.2044	119,117
	2002	10.0000	9.3162	5,224

Massachusetts Investors Growth Stock S Class - Level 6	2004	11.1771	11.9411	13,013
	2003	-	11.1771	8,799
	2002	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 7	2004	11.0808	11.8321	62,201
	2003	-	11.0808	64,891
	2002	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 8	2004	11.0663	11.7923	2,420
	2003	-	11.0663	2,389
	2002	10.0000	-	0

Massachusetts Investors Trust S Class - Level 1	2004	11.5607	12.6977	43,624
	2003	-	11.5607	12,293
	2002	10.0000	-	0

Massachusetts Investors Trust S Class - Level 2	2004	11.5327	12.6411	32,647
	2003	-	11.5327	16,484
	2002	10.0000	-	0

Massachusetts Investors Trust S Class - Level 3	2004	11.5256	12.6269	4,702
	2003	-	11.5256	5,045
	2002	10.0000	-	0

Massachusetts Investors Trust S Class - Level 4	2004	11.5045	12.5844	53,553
	2003	-	11.5045	23,638
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 1	2004	11.4380	11.9075	15,430
	2003	-	11.4380	4,671
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 2	2004	11.4102	11.8544	26,411
	2003	-	11.4102	23,480
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 3	2004	11.4032	11.8411	27,576
	2003	-	11.4032	6,184
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 4	2004	11.3824	11.8012	94,239
	2003	10.6246	11.3824	90,834
	2002	10.0000	10.6246	4,975

MFS/Sun Life Bond S Class - Level 6	2004	11.3546	11.7484	5,694
	2003	-	11.3546	5,517
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 7	2004	10.1286	10.4745	63,720
	2003	-	10.1286	70,037
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 8	2004	10.1153	10.4393	2,479
	2003	-	10.1153	2,599
	2002	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 1	2004	11.9862	13.0524	6,327
	2003	9.5001	11.9862	6,923
	2002	10.0000	9.5001	2,070

MFS/Sun Life Capital Appreciation S Class - Level 2	2004	11.9571	12.9941	19,919
	2003	-	11.9571	18,021
	2002	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 3	2004	11.9498	12.9796	233
	2003	-	11.9498	234
	2002	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 4	2004	11.9280	12.9359	12,222
	2003	-	11.9280	16,453
	2002	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 1	2004	12.5818	13.9162	9,189
	2003	-	12.5818	1,942
	2002	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 2	2004	12.5513	13.8541	19,070
	2003	-	12.5513	919
	2002	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 3	2004	12.5437	13.8386	2,537
	2003	-	12.5437	2,556
	2002	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 4	2004	12.5207	13.7920	13,353
	2003	-	12.5207	12,664
	2002	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 6	2004	12.4902	-	-
	2003	-	12.4902	2,080
	2002	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 1	2004	12.3073	13.6659	18,594
	2003	-	12.3073	6,481
	2002	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 2	2004	12.2774	13.6049	47,203
	2003	-	12.2774	9,420
	2002	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 3	2004	12.2700	13.5897	596
	2003	-	12.2700	619
	2002	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 4	2004	12.2475	13.5440	21,562
	2003	-	12.2475	9,503
	2002	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 1	2004	13.0899	14.8498	5,494
	2003	-	13.0899	4,545
	2002	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 2	2004	13.0582	14.7835	4,022
	2003	-	13.0582	5,693
	2002	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 3	2004	13.0502	14.7669	4,218
	2003	-	13.0502	4,535
	2002	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 4	2004	13.0263	14.7173	27,086
	2003	-	13.0263	39,466
	2002	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 6	2004	12.9946	-	-
	2003	-	12.9946	2,024
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 1	2004	10.2400	10.4229	377,610
	2003	-	10.2400	122,534
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 2	2004	10.2151	10.3763	298,286
	2003	-	10.2151	114,831
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 3	2004	10.2089	10.3647	47,418
	2003	-	10.2089	7,132
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 4	2004	10.1902	10.3298	431,650
	2003	-	10.1902	241,568
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 5	2004	-	10.3183	403
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 6	2004	10.1653	10.2835	148,241
	2003	-	10.1653	57,279
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 7	2004	9.8493	9.9587	185,284
	2003	-	9.8493	84,578
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 8	2004	9.8364	9.9252	16,502
	2003	-	9.8364	2,412
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 1	2004	12.6501	13.5996	143,294
	2003	-	12.6501	89,925
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 2	2004	12.6194	13.5389	132,593
	2003	-	12.6194	451,014
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 3	2004	12.6117	13.5237	11,884
	2003	-	12.6117	974
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 4	2004	12.5886	13.4783	115,695
	2003	10.6087	12.5886	122,760
	2002	10.0000	10.6087	4,880

MFS/Sun Life High Yield S Class - Level 6	2004	12.5580	13.4180	30,371
	2003	-	12.5580	7,664
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 7	2004	10.9053	11.6461	41,028
	2003	-	10.9053	15,221
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 8	2004	10.8910	11.6070	4,508
	2003	-	10.8910	392
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 1	2004	13.3820	15.0330	36,129
	2003	-	13.3820	30,889
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 2	2004	13.3495	14.9659	23,324
	2003	-	13.3495	31,162
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 3	2004	13.3414	14.9491	7,816
	2003	-	13.3414	4,012
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 4	2004	13.3170	14.8989	44,326
	2003	-	13.3170	79,799
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 6	2004	13.2845	14.8321	7,715
	2003	-	13.2845	8,254
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 7	2004	12.1672	13.5777	15,837
	2003	-	12.1672	13,678
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 8	2004	12.1513	13.5321	352
	2003	-	12.1513	354
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 1	2004	13.0549	15.6236	35,882
	2003	-	13.0549	35,890
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 2	2004	13.0232	15.5539	25,211
	2003	-	13.0232	29,200
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 3	2004	13.0153	15.5365	10,637
	2003	-	13.0153	7,552
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 4	2004	12.9915	15.4842	36,555
	2003	-	12.9915	56,562
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 6	2004	12.9598	15.4149	7,358
	2003	-	12.9598	8,890
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 7	2004	12.2973	14.6194	14,785
	2003	-	12.2973	14,104
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 8	2004	12.2812	14.5703	328
	2003	-	12.2812	366
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 1	2004	9.8493	9.7370	308,563
	2003	-	9.8493	35,369
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 2	2004	9.8254	9.6936	397,959
	2003	-	9.8254	98,228
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 3	2004	9.8194	9.6827	34,320
	2003	-	9.8194	470
	2002	-	-	0

MFS/Sun Life Money Market S Class - Level 4	2004	9.8014	9.6501	318,643
	2003	-	9.8014	38,136
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 6	2004	9.7775	9.6069	148,739
	2003	-	9.7775	13,346
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 7	2004	9.8694	9.6922	100,699
	2003	-	9.8694	20,954
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 8	2004	9.8565	9.6597	19,029
	2003	-	9.8565	599
	2002	10.0000	-	0

MFS/Sun Life New Discovery S Class - Level 1	2004	12.8427	13.5348	132,879
	2003	-	12.8427	2,634
	2002	10.0000	-	0

MFS/Sun New Discovery S Class - Level 2	2004	12.8115	13.4743	83,780
	2003	-	12.8115	11,457
	2002	10.0000	-	0

MFS/Sun New Discovery S Class - Level 3	2004	12.8037	13.4592	17,051
	2003	-	12.8037	4,823
	2002	10.0000	-	0

MFS/Sun New Discovery S Class - Level 4	2004	12.7803	13.4140	181,740
	2003	-	12.7803	16,946
	2002	10.0000	-	0

MFS/Sun New Discovery S Class - Level 5	2004	-	13.3991	395
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun New Discovery S Class - Level 6	2004	12.7491	13.3539	24,104
	2003	-	12.7491	2,739
	2002	10.0000	-	0

MFS/Sun New Discovery S Class - Level 7	2004	-	12.8869	38,052
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun New Discovery S Class - Level 8	2004	-	12.8437	4,491
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Research S Class - Level 1	2004	11.8421	13.4491	5,070
	2003	-	11.8421	3,718
	2002	10.0000	-	0

MFS/Sun Research S Class - Level 2	2004	11.8134	13.3891	6,628
	2003	-	11.8134	5,815
	2002	10.0000	-	0

MFS/Sun Research S Class - Level 4	2004	11.7846	13.3291	9,849
	2003	-	11.7846	1,700
	2002	10.0000	-	0

MFS/Sun Research International S Class - Level 1	2004	13.0994	15.5751	100,047
	2003	-	13.0994	19,339
	2002	10.0000	-	0

MFS/Sun Research International S Class - Level 2	2004	13.0676	15.5056	79,844
	2003	-	13.0676	17,080
	2002	10.0000	-	0

MFS/Sun Research International S Class - Level 3	2004	13.0597	15.4883	32,264
	2003	-	13.0597	8,933
	2002	10.0000	-	0

MFS/Sun Research International S Class - Level 4	2004	13.0358	15.4362	199,719
	2003	-	13.0358	103,108
	2002	10.0000	-	0

MFS/Sun Research International S Class - Level 5	2004	-	15.4190	486
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Research International S Class - Level 6	2004	13.0040	15.3671	11,965
	2003	-	13.0040	3,965
	2002	10.0000	-	0

MFS/Sun Research International S Class - Level 7	2004	12.5885	14.8684	64,871
	2003	-	12.5885	59,873
	2002	10.0000	-	0

MFS/Sun Research International S Class - Level 8	2004	12.5720	14.8185	3,118
	2003	-	12.5720	2,173
	2002	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 1	2004	12.2726	12.8576	82,357
	2003	-	12.2726	58,995
	2002	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 2	2004	12.2428	12.8002	58,098
	2003	-	12.2428	40,101
	2002	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 3	2004	12.2354	12.7858	15,831
	2003	-	12.2354	7,324
	2002	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 4	2004	12.2130	12.7428	64,401
	2003	-	12.2130	86,343
	2002	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 6	2004	12.1832	12.6857	20,341
	2003	-	12.1832	16,658
	2002	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 7	2004	11.3612	11.8238	38,790
	2003	-	11.3612	31,551
	2002	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 8	2004	11.3464	11.7841	872
	2003	-	11.3464	843
	2002	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 1	2004	11.5243	12.2147	10,555
	2003	-	11.5243	3,494
	2002	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 2	2004	11.4963	12.1602	19,756
	2003	-	11.4963	21,798
	2002	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 4	2004	11.4682	12.1057	10,851
	2003	-	11.4682	13,376
	2002	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 1	2004	12.7343	14.7416	2,203
	2003	-	12.7343	2,028
	2002	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 2	2004	12.7034	14.6758	10,836
	2003	-	12.7034	10,377
	2002	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 4	2004	12.6725	14.6101	14,449
	2003	-	12.6725	13,504
	2002	10.0000	-	0

MFS/Sun Total Return S Class - Level 1	2004	11.6673	12.7465	1,181,187
	2003	10.1590	11.6673	195,424
	2002	10.0000	10.1590	1,014

MFS/Sun Total Return S Class - Level 2	2004	11.6389	12.6896	999,970
	2003	-	11.6389	193,760
	2002	10.0000	-	0

MFS/Sun Total Return S Class - Level 3	2004	11.6318	12.6754	189,441
	2003	-	11.6318	43,332
	2002	10.0000	-	0

MFS/Sun Total Return S Class - Level 4	2004	11.6105	12.6328	1,638,198
	2003	-	11.6105	443,691
	2002	10.0000	-	0

MFS/Sun Total Return S Class - Level 6	2004	11.5823	12.5762	325,272
	2003	-	11.5823	20,366
	2002	10.0000	-	0

MFS/Sun Total Return S Class - Level 7	2004	10.9833	11.9198	823,451
	2003	-	10.9833	247,989
	2002	10.0000	-	0

MFS/Sun Total Return S Class - Level 8	2004	-	11.8797	58,126
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Utilities S Class - Level 1	2004	14.6081	18.6691	8,851
	2003	-	14.6081	2,305
	2002	10.0000	-	0

MFS/Sun Utilities S Class - Level 2	2004	14.5726	18.5858	16,186
	2003	-	14.5726	10,355
	2002	10.0000	-	0

MFS/Sun Utilities S Class - Level 4	2004	14.5371	18.5027	81,926
	2003	-	14.5371	7,343
	2002	10.0000	-	0

MFS/Sun Utilities S Class - Level 6	2004	14.5017	-	-
	2003	-	14.5017	1,852
	2002	10.0000	-	0

MFS/Sun Value S Class - Level 1	2004	12.1013	13.7009	61,526
	2003	-	12.1013	13,420
	2002	10.0000	-	0

MFS/Sun Value S Class - Level 2	2004	12.0719	13.6398	121,286
	2003	-	12.0719	31,272
	2002	10.0000	-	0

MFS/Sun Value S Class - Level 3	2004	12.0646	13.6245	26,504
	2003	-	12.0646	6,519
	2002	10.0000	-	0

MFS/Sun Value S Class - Level 4	2004	12.0425	13.5787	121,860
	2003	-	12.0425	120,287
	2002	10.0000	-	0

MFS/Sun Value S Class - Level 6	2004	12.0132	13.5179	9,754
	2003	-	12.0132	4,104
	2002	10.0000	-	0

MFS/Sun Value S Class - Level 7	2004	11.9038	13.3879	54,471
	2003	-	11.9038	63,095
	2002	10.0000	-	0

MFS/Sun Value S Class - Level 8	2004	11.8882	13.3430	2,119
	2003	-	11.8882	2,307
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 1	2004	12.5533	13.1557	73,786
	2003	-	12.5533	47,146
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 2	2004	12.5228	13.0970	80,516
	2003	-	12.5228	70,167
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 3	2004	12.5152	13.0823	11,497
	2003	-	12.5152	1,382
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 4	2004	12.4923	13.0383	77,643
	2003	-	12.4923	81,785
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 6	2004	12.4618	12.9799	22,626
	2003	-	12.4618	20,570
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 7	2004	11.8504	12.3368	39,271
	2003	-	11.8504	32,836
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 8	2004	11.8349	12.2953	891
	2003	-	11.8349	898
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 1	2004	13.8929	16.2753	20,435
	2003	-	13.8929	6,447
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 2	2004	13.8591	16.2027	25,584
	2003	-	13.8591	9,188
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 3	2004	13.8507	16.1846	1,482
	2003	-	13.8507	165
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 4	2004	13.8254	16.1302	26,132
	2003	-	13.8254	4,190
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 6	2004	13.7917	16.0580	1,238
	2003	-	13.7917	73
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 1	2004	11.8889	12.7551	535,545
	2003	-	11.8889	3,410
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 2	2004	11.8601	12.6982	404,646
	2003	-	11.8601	33,032
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 3	2004	11.8528	12.6839	54,435
	2003	-	11.8528	535
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 4	2004	11.8312	12.6413	695,670
	2003	9.5579	11.8312	24,794
	2002	10.0000	9.5579	437

Oppenheimer Main St. Growth & Income Fund - Level 5	2004	-	12.6272	2,228
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 6	2004	11.8023	12.5847	140,727
	2003	-	11.8023	2,372
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 7	2004	-	12.4376	187,221
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 8	2004	-	12.3959	25,121
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 1	2004	11.1879	11.9780	76,433
	2003	-	11.1879	31,164
	2002	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 2	2004	11.1607	11.9246	90,561
	2003	-	11.1607	69,683
	2002	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 3	2004	11.1539	11.9112	3,204
	2003	-	11.1539	1,194
	2002	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 4	2004	11.1334	11.8711	32,155
	2003	-	11.1334	33,604
	2002	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 6	2004	11.1063	11.8179	9,331
	2003	-	11.1063	3,362
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 1	2004	10.7591	11.0931	141,198
	2003	-	10.7591	70,938
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 2	2004	10.7330	11.0435	215,310
	2003	-	10.7330	155,099
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 3	2004	10.7264	11.0312	21,761
	2003	-	10.7264	10,043
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 4	2004	10.7068	10.9941	135,297
	2003	10.4113	10.7068	136,883
	2002	10.0000	10.4113	402

PIMCO Total Return Bond Portfolio - Level 5	2004	10.7003	10.9818	73,579
	2003	-	10.7003	80,776
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 6	2004	10.6807	10.9448	25,276
	2003	-	10.6807	22,023
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 7	2004	9.9663	10.2075	44,020
	2003	-	9.9663	37,167
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 8	2004	9.9532	10.1732	996
	2003	-	9.9532	1,014
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 1	2004	14.1883	18.5935	30,763
	2003	-	14.1883	26,347
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 2	2004	14.1539	18.5106	27,723
	2003	-	14.1539	22,447
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 3	2004	14.1453	18.4899	7,570
	2003	-	14.1453	4,221
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 4	2004	14.1195	18.4278	33,592
	2003	-	14.1195	36,462
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 6	2004	14.0851	18.3453	7,903
	2003	-	14.0851	8,213
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 7	2004	12.1529	15.8206	16,102
	2003	-	12.1529	15,984
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 8	2004	12.1371	15.7675	362
	2003	-	12.1371	434
	2002	10.0000	-	0

PIMCO Low Duration - Level 1	2004	-	10.0184	720,599
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 2	2004	-	9.9967	711,103
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 3	2004	-	9.9912	69,691
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 4	2004	-	9.9749	923,269
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 5	2004	-	9.9695	1,671
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 6	2004	-	9.9532	280,099
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 7	2004	-	9.9478	261,759
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 8	2004	-	9.9261	47,314
	2003	-	-	0
	2002	10.0000	-	0

Templeton Growth Series Fund - Level 1	2004	-	14.8337	3,822
	2003	-	-	0
	2002	10.0000	-	0

Templeton Growth Series Fund - Level 2	2004	-	14.7676	30,719
	2003	-	-	0
	2002	10.0000	-	0

Templeton Growth Series Fund - Level 3	2004	-	14.7510	551
	2003	-	-	0
	2002	10.0000	-	0

Templeton Growth Series Fund - Level 4	2004	-	14.7014	18,482
	2003	-	-	0
	2002	10.0000	-	0

Templeton Growth Series Fund - Level 6	2004	-	14.6356	1,589
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 1	2004	-	12.4174	109,186
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 2	2004	-	12.3944	87,879
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 3	2004	-	12.3886	9,428
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 4	2004	-	12.3713	103,691
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 5	2004	-	12.3656	427
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 6	2004	-	12.3482	14,150
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 7	2004	-	12.3425	29,131
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 8	2004	-	12.3194	2,196
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 1	2004	-	10.3370	3,081
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 2	2004	-	10.3178	581
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 6	2004	-	10.2794	318
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital All Cap S Class - Level 1	2004	-	11.1350	2,542
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital All Cap S Class - Level 2	2004	-	11.1144	20,700
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital All Cap S Class - Level 4	2004	-	11.0937	3,880
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital All Cap S Class - Level 6	2004	-	11.0730	1,572
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Emerging Markets - Level 1	2004	-	15.9857	7,609
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Emerging Markets - Level 2	2004	-	15.9144	8,184
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Emerging Markets - Level 4	2004	-	15.8431	11,548
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Global Securities Fund - Level 1	2004	-	12.2571	12,026
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Global Securities Fund - Level 2	2004	-	12.2305	62,946
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Global Securities Fund - Level 4	2004	-	12.2039	17,836
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Global Securities Fund - Level 6	2004	-	12.1774	1,974
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 1	2004	-	11.1645	66,262
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 2	2004	-	11.1403	44,061
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 3	2004	-	11.1343	7,195
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 4	2004	-	11.1161	107,278
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 5	2004	-	11.1101	287
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 6	2004	-	11.0919	9,430
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 7	2004	-	11.0858	20,861
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 8	2004	-	11.0616	1,560
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett All Value Portfolio - Level 1	2004	-	11.8171	13,642
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett All Value Portfolio - Level 2	2004	-	11.7915	12,283
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett All Value Portfolio - Level 3	2004	-	11.7851	1,149
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett All Value Portfolio - Level 4	2004	-	11.7659	19,111
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett All Value Portfolio - Level 6	2004	-	11.7403	1,503
	2003	-	-	0
	2002	10.0000	-	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

P.O. Box 9133

Wellesley Hills, Massachusetts 02481

Telephone:

Toll Free (800) 725-7215

General Distributor

Clarendon Insurance Agency, Inc.

One Sun Life Executive Park

Wellesley Hills, Massachusetts 02481

PROSPECTUS

DECEMBER 30, 2005

FUTURITY SELECT INCENTIVE

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
AllianceBernstein VP Growth and Income Portfolio	AIM V.I. Dynamics Fund1
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund International Portfolio
Securities Fund - Class 2	SCSM Blue Chip Mid Cap Fund
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Growth Equity Funds
Securities Fund - Class 2	AIM V.I. Small Company Growth Fund2
Lord Abbett Series Fund Growth and Income Portfolio	AllianceBernstein VP Small Cap Growth Portfolio5
MFS/Sun Life Total Return - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Small-Cap Value Equity Funds
AIM V.I. Capital Appreciation Fund Series II Shares	SCSM Value Small Cap Fund
AIM V.I. Core Equity Fund Series II Shares	Large-Cap Growth Sector Equity Funds
AIM V.I. Premier Equity Fund Series II Shares	AllianceBernstein VP Global Technology Portfolio4
AllianceBernstein VP Worldwide Privatization Portfolio	Large-Cap Value Sector Equity Funds
Fidelity VIP Overseas Portfolio, Service Class 2	MFS/ Sun Life Utilities - S Class
Goldman Sachs VIT CORESM U.S. Equity Fund	Mid-Cap Value Sector Equity Funds
MFS/ Sun Life Massachusetts Investors Trust - S Class	Sun Capital Real Estate Fund(R)
Rydex VT Nova Fund	Mid-Cap Blend Sector Equity Funds
SCSM Davis Venture Value Fund	Sun CapitalSM All Cap Fund
Large-Cap Growth Equity Funds	High-Quality Intermediate-Term Bond Funds
AIM V.I. Growth Fund Series II Shares	PIMCO VIT Total Return Portfolio
AIM V.I. International Growth Fund Series II Shares	Sun Capital Investment Grade Bond Fund®
AllianceBernstein VP Large Cap Growth Portfolio3	High-Quality Long-Term Bond Funds
Fidelity VIP Contrafund® Portfolio, Service Class 2	MFS/ Sun Life Government Securities - S Class
Fidelity VIP Growth Portfolio, Service Class 2	PIMCO VIT Real Return Portfolio
Goldman Sachs VIT Capital Growth Fund	Medium-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Capital Appreciation - S Class	PIMCO VIT Emerging Markets Bond Portfolio
MFS/ Sun Life Emerging Growth - S Class	Low-Quality Short-Term Bond Fund
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life High Yield - S Class
Stock - S Class	Low-Quality Intermediate-Term Bond Fund
Rydex VT OTC Fund	PIMCO VIT High Yield Portfolio
Mid-Cap Value Equity Funds	Money Market Fund
First Eagle VFT Overseas Variable Series	Sun Capital Money Market Fund®
Lord Abbett Series Fund Mid Cap Value Portfolio

___________________________________________
1 Formerly known as the INVESCO VIF Dynamics Fund.

2 Formerly known as the INVESCO VIF Small Company Growth Fund.

3 Formerly known as the AllianceBernstein VP Premier Growth Portfolio.

4 Formerly known as the AllianceBernstein VP Technology Portfolio.

5 Formerly known as the AllianceBernstein VP Quasar Portfolio.

A I M Advisors, Inc. advises the AIM Variable Insurance Funds with INVESCO Funds Group, Inc., serving as sub-investment advisor to the AIM V.I. Dynamics Fund. Alliance Capital Management, LP advises the AllianceBernstein VP Portfolios. Arnhold and S. Bleichroeder Advisers, LLC advises the First Eagle Funds. Fidelity(R) Management & Research Company advises the Fidelity VIP Portfolios. Goldman Sachs Asset Management, L.P. advises the Goldman Sachs VIT Funds. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. Rydex Global Advisors advises the Rydex Funds. Sun Capital Advisers, Inc. advises the Sun Capital Funds; SCSM Davis Venture Value Fund (sub-advised by Davis Advisors); SCSM Value Small Cap Fund (sub-advised by OpCap Advisors); SCSM Blue Chip Mid Cap Fund, (sub-advised by Wellington Management Company, LLP). Templeton(R) Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton(R) Global Advisors Limited advises Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated December 30, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 52 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (888) 786-2435. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Expenses associated with contracts offering a bonus credit may be higher than those associated with contracts that do not offer a bonus credit. The bonus credit may be more than offset by the charges associated with the credit.

Any reference in this Prospectus to receipt by us means receipt at the following address:
Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Futurity Select Incentive Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million. In addition, we will credit your Contract with Purchase Payment Interest at a rate of 2% to 5% of each Purchase Payment based upon the interest rate option you choose when you apply for your Contract.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.40% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Open Date, or 1.60% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution charge of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. The withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% in the first Account Year and declines to 0% after seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. These charges vary depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of a several Annuity Options. Subject to the Maximum Annuity Commencement Date, you can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. You decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Optional Living Benefit Rider: Secured Returns Benefit

The Secured Returns Benefit guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. This Benefit may not be available in your state.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), and your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) your Contract's earnings in the prior Account Year and (2) 10% of all Purchase Payments made in the last 7 Account Years. All other Purchase Payments are subject to the withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (888) 786-2435

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since urchase Payment has been in the Account	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers (See "Transfer Privilege.")

***

The premium tax rate and base vary by state and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.60%**
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.90%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***
Maximum Charge for Optional Living Benefit Rider:	0.40%****

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.55%****
*	The Annual Account Fee is waived on Contracts greater than $100,000 in value on your Account Anniversary. (See "Account Fee.")

**

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.40% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.70% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

***	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected as follows:
Riders Elected	% of Average Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
****

If you elect the Optional Living Benefit Rider with the EEB Premier rider, we will assess your Contract the maximum annual charge of 0.65% of your average daily net assets. In this case, there will be no separate charge for the optional death benefit rider. If you elect the Optional Living Benefit Rider with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. . In either case, we will continue to deduct this annual charge until you annuitize your Contract or your Optional Living Benefit Rider expires or is revoked. (See "Optional Living Benefit Rider: Secured Returns Benefit.")

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses, prior to any fee waiver or expense reimbursement)	0.65%	3.45%*
*

The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursements are 0.65% and 1.90%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,346	$2,457	$3,475	$5,959
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$ 619	$1,836	$3,032	$5,959

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (''Variable Accumulation Units'') is included in the back of this Prospectus as Appendix K.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase; you may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination o both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts."

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (888) 786-2435.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling 1-888-786-2435 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios and the Rydex Funds, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e. rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer a special interest rate for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available investment options.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Purchase Payment Interest

We will credit your Contract with interest at the rate you selected when you applied for the Contract. Currently, we offer 2 interest rate options:

Option A: The 2% Five-Year Anniversary Interest Option -- Under this option we will credit your Contract with interest at a rate of 2% of each Purchase Payment received prior to the first Account Anniversary. In addition, if you chose this option, we will credit your Contract with interest at a rate of 2% of the Account Value at the end of every Fifth-Year Anniversary.

Option B: The 3%, 4%, or 5% Interest Option -- Under this option we will credit your Contract with interest at the following rates:
o	3% of each Purchase Payment if the sum of all Purchase Payments, reduced by the sum of all withdrawals (your "Net Purchase Payments"), is less than $100,000 on the day we receive the Purchase Payment;

o	4% of each Purchase Payment if your Net Purchase Payments are $100,000 or more but less than $500,000 on the day we receive the Purchase Payment; and

o	5% of each Purchase Payment if your Net Purchase Payments are $500,000 or more on the day we receive the Purchase Payment.

If you chose this Option B, there may be an additional credit paid at the end of the first Account Year. If your Net Purchase Payments at the end of your first Account Year are greater than or equal to $100,000, but less than $500,000, and some of your Net Purchase Payment(s) received a credit of 3% (rather than 4%), then an additional 1% will be paid on the amount of Net Purchase Payments that received the 3% credit. Similarly, if your Net Purchase Payments at the end of your first Account Year are greater than or equal to $500,000 and some of your Purchase Payment(s) received a credit of either 3% or 4% (rather than 5%), then an additional 2% or 1% will be paid on the amount of Net Purchase Payments that received a 3% credit or a 4% credit, respectively.

We credit Purchase Payment Interest during the same Valuation Period in which we receive the Purchase Payment. We allocate the Purchase Payment Interest to the Sub-Accounts and/or the Guarantee Periods in the same proportion as the Net Purchase Payment is allocated. For any additional 1% or 2% interest credit under Option B or any Fifth-Year Anniversary credit under Option A, we allocate the credit on a pro rata basis to all Sub-Accounts and/or Guarantee Periods in which you are invested, excluding any Guarantee Periods established to support a dollar-cost averaging program. Any additional interest adjustments will be credited on your Account Anniversary.

The Contracts are designed to give the most value to Participants with long-term investment goals. We will deduct the "Adjusted" Purchase Payment Interest if the Contract is returned during the "free look period." For a description of the free look period and Adjusted Purchase Payment Interest, see "Right to Return." For examples of how we calculate Purchase Payment Interest, see Appendix I.

We may credit Purchase Payment Interest at rates other than those described above on Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives, and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. The Company expects to make a profit on Purchase Payment Interest from the mortality and expense risk charge.

We may also credit the Purchase Payment Interest rates described above using different Net Purchase Payment dollar amount thresholds. Any change in the Net Purchase Payment dollar amount thresholds will be offered to all Participants on a prospective basis.

See "Tax Considerations -- Qualified Retirement Plans," if this Contract is to be purchased in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code.

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable charge for optional death benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. Each new allocation to a Guarantee Period must be at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice from you electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the Money Market Sub-Account.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation to a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers to and from Guarantee Periods;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns Benefit. (See "Optional Living Benefit Rider: Secured Returns Benefit.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege", such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g. no overnight, priority, or courier delivery allowed) and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to inforce service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly trasferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative services fee, the distribution fee, or the annual Account Fee; credit additional amounts; grant bonus Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Optional Programs

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular intervals, we will transfer the same amount automatically (including a portion of the Purchase Payment Interest) to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned (excluding Purchase Payment Interest).

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not assure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

If you elect an asset allocation program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal and Interest Out Programs

If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program or our Interest Out Program.

Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we automatically pay to you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs are subject to surrender charges. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Principal Returns Program

Under the Principal Returns Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment and Purchase Payment Interest (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

If you request a partial withdrawal, we will pay you the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	When the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	When it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	When an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. See "Tax Considerations -- Tax-Sheltered Annuities."

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to the amount of all Purchase Payments made before the last 7 Account Years that you have not previously withdrawn, PLUS the greater of:
o	your Contract's earnings (defined below) during the prior Account Year; and

o	10% of the amount of all Purchase Payments you have made during the last 7 Account Years, including the current Account Year.

Any portion of the "free withdrawal amount" that you do not use in an Account Year is not cumulative; that is, it will not be carried forward or available for use in future years.

Your Contract's earnings during the prior Account Year are equal to:
o	the difference between your Account Value at the end of the prior Account Year and your Account Value at the beginning of the prior Account Year, minus

o	any Purchase Payments made during the prior Account Year, plus

o	any partial withdrawals and charges taken during the prior Account Year.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down a declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account.

Number of
Account Years
Payment has Been	Withdrawal
In Your Account	Charge

0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7+	0%

For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than 2 Account Years but less than 3 will be 7% regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 8% of the excess of Purchase Payments you make under your Contract over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
o	at least one year has passed since your Issue Date,

o	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

o	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts we pay as a death benefit (except under the Cash Surrender method), or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0% but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.40%, if you are age 75 or younger on the Open Date (1.60%, if you are age 76 or older on the Open Date). The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We expect to make a profit on the excess expense charge associated with the Purchase Payment Interest. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

                 *As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS BENEFIT

The Secured Returns Benefit ("Benefit") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. The Benefit may not be available in your state.

If you elect the Secured Returns Benefit, you may choose to receive your Secured Returns Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect the Secured Returns Benefit, you are automatically enrolled in the AB Plan. Any time prior to your 81st birthday, you may elect instead to receive your Secured Returns Benefit under the WB Plan. There is no waiting period for participation in the WB Plan, but you must make your election prior to your 10th Account Anniversary or annuitization, whichever is earlier. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of the Secured Returns Benefit might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Return Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in the Secured Returns Benefit.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 in Appendix J. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns Benefit.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns Benefit.") Any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments if you have elected the WB Plan.

For examples of how we calculate benefits under the WB Plan, see Examples 3 and 4 in Appendix J.

Availability

The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may not combine the Benefit with any optional death benefit rider other than the EEB Premier rider.

To participate in the Secured Returns Benefit, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Cost of the Benefit

If you elect the Secured Returns Benefit with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. If you elect the Secured Returns Benefit with the EEB Premier rider, we will assess your Contract an annual charge of 0.65% of your average daily net assets. We will continue to deduct this annual charge until you annuitize or your Secured Returns Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) may not terminate the annual charge. (See "Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit.")

Withdrawals Under the Secured Returns Benefit

All withdrawals under the Secured Returns Benefit are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected the Secured Returns Benefit, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 5 and 7 in Appendix J.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 6 in Appendix J.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns Benefits if your Account Value is less than the GLB amount. In addition, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under the Secured Returns Benefit, see Examples 5 through 8 in Appendix J.

Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns Benefit will be automatically cancelled.

Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns Benefit will be cancelled.

Once the Benefit has been canceled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary. After your 7th Account Anniversary, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be canceled and the cost of such rider (0.25% of your average daily Account Value) will remain.

Revocation of the Secured Returns Benefit

Anytime after your 7th Account Anniversary, the Secured Returns Benefit may be revoked. Once revoked, the Benefit may not be reinstated. After the Benefit has been revoked, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elect the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be revoked and the charge of the rider (0.25% of your average daily Account Value) will continue.

Renewal of the Secured Returns Benefit

If you elected to participate in the AB Plan and you remained in the Plan for the entire 10-year period, you may elect to renew your participation in the Secured Returns Benefit, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns Benefit to new Owners. If we do so, renewals will no longer be available.

If you elected to participate in the WB Plan during your initial 10-year period, you may not renew your participation in the Secured Returns Benefit.

Participant's Death Under the AB Plan

If you (as Participant) die while the AB Plan is still in force, all benefits and charges under Secured Returns Benefit will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and your 10th Account Anniversary. If your surviving spouse does not elect the WB Plan, the AB Plan will continue. In such case, the benefits under AB Plan will be determined according to the original 10-year period. In all cases, the GLB amount will not reset upon your death.

Participant's Death Under the WB Plan

If you (as Participant) die while the WB Plan is in force and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, the Secured Returns Benefit will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Certificate, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If your Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
(1)	Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	Your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after your Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit, above, or

o

your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit, above, or

o	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or
o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the first month following your first Account Anniversary.

o

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:
o	We must receive your notice at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, in our discretion.

     Annuity Option A -- Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B -- Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C -- Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D -- Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 10 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contracts. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address as shown on the cover of this Prospectus within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value less the Adjusted Purchase Payment Interest. The Adjusted Purchase Payment Interest that may be deducted is equal to the lesser of:
o	the portion of the Account Value that is attributable to any Purchase Payment Interest, and

o	all Purchase Payment Interest.

This means you receive any gain on Purchase Payment Interest and we bear any loss. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive an eligible rollover distribution from a Qualified Contract (other than from a Contract issued for use with an individual retirement account) and roll over some or all that distribution to another eligible plan, the portion of such distribution that is rolled over will not be includible in your income. However, any eligible rollover distribution will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover.

An "eligible rollover distribution" is any distribution to you of all or any portion of the balance to the credit of your account, other than:
o	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	any required minimum distribution, or

o	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plans, as a general rule.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the Secured Returns Benefit, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the Secured Returns Benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the Secured Returns Benefit, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. (See Withdrawals under the Secured Returns Benefit.) This reduction could significantly reduce the value of the Secured Returns Benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the Secured Returns Benefit, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the Secured Returns Benefit.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contracts on a continuous basis. The Contracts are sold by licensed insurance agents in those states where the Contracts may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 7.00% of Purchase Payments. In addition, after the first Account Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 0.50% of the Participant's Account Value. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of the Contracts or Certificates or other contracts offered by the Company. Promotional incentives may change at any time. Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." The Contracts were first offered in 2002. During 2002, approximately $8,129 in commissions was paid to and retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Funds in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Series. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges, the annual Account Fee, or any Purchase Payment Interest, although such figures do reflect all recurring charges. If such figures were calculated to reflect Purchase Payment Interest credited, the calculation would also reflect any withdrawal charges made. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Fund.

Yield is a measure of the net dividend and interest income earned over a specific one-month or 30-day period (7-day period for the Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Fitch. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the fire jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated December 30, 2005 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (888) 786-2435.

-------------------------------------------------------------------------------------------------------------------------
To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Futurity Select Incentive Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," "SUN LIFE"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIFTH-YEAR ANNIVERSARY: The fifth Account Anniversary and each succeeding Account Anniversary occurring at any five year interval thereafter; for example, the 10th, 15th, and 20th Account Anniversaries.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

PURCHASE PAYMENT INTEREST: The amount of extra interest the Company credits to a Contract at a rate of 2% to 5% of each purchase payment based upon the size of the investment or Account Value or the interest rate option chosen at the time of application.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
Account		Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 4,000	$36,000	8.00%	$2,880
	2	$45,100	$4,100	$ 5,100	$ 4,000	$36,000	8.00%	$2,880
	3	$49,600	$4,500	$ 9,600	$ 4,100	$35,900	7.00%	$2,513
(b)	4	$52,100	$2,500	$12,100	$ 4,500	$35,500	6.00%	$2,130
	5	$57,300	$5,200	$17,300	$ 4,000	$36,000	5.00%	$1,800
	6	$63,000	$5,700	$23,000	$ 5,200	$34,800	4.00%	$1,392
	7	$66,200	$3,200	$26,200	$ 5,700	$34,300	3.00%	$1,029
(c)	8	$72,800	$6,600	$32,800	$40,000	$ 0	0.00%	$ 0

(a)

The free withdrawal amount in any year is equal to the amount of any Purchase Payments made prior to the last 7 Account Years ("Old Payments") that were not previously withdrawn plus the greater of (1) the Contract's earnings during the prior Account Year, and (2) 10% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $36,000, which equals the New Payments of $40,000 minus the free withdrawal amount of $4,000.

(b)	In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $35,500.

(c)

In Account Year 8, the free withdrawal amount is $40,000, which equals 100% of the Purchase Payment of $40,000. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,100, $9,000, $12,000, and $20,000.
					Remaining
Hypothetical					Free	Amount of
Account					Withdrawal	Withdrawal
Value					Amount	Subject to	Withdrawal	Withdrawal
Before		Cumulative		Amount of	Before	Withdrawal	Charge	Charge
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount
1	$41,000	$1,000	$ 1,000	$ 0	$4,000	$ 0	8.00%	$ 0
2	$45,100	$4,100	$ 5,100	$ 0	$4,000	$ 0	8.00%	$ 0
3	$49,600	$4,500	$ 9,600	$ 0	$4,100	$ 0	7.00%	$ 0
(a)4	$50,100	$ 500	$10,100	$ 4,100	$4,500	$ 0	6.00%	$ 0
(b)4	$46,800	$ 800	$10,900	$ 9,000	$ 400	$ 8,600	6.00%	$516
(c)4	$38,400	$ 600	$11,500	$12,000	$ 0	$12,000	6.00%	$720
(d)4	$26,800	$ 400	$11,900	$20,000	$ 0	$14,900	6.00%	$894
(a)

In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. The partial withdrawal amount of $4,100 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,100 was taken, the remaining free withdrawal amount in Account Year 4 is $4,500 - $4,100 = $400. Therefore, $400 of the $9,000 withdrawal is not subject to a withdrawal charge, and $8,600 is subject to a withdrawal charge.

(c)

Since the total of the two prior Account Year 4 partial withdrawals ($13,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. The entire withdrawal amount of $12,000 is subject to a withdrawal charge.

(d)

Since the total of the three prior Account Year 4 partial withdrawals ($25,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. Since the total amount of New Purchase Payments was $40,000 and $25,100 of New Payments has already been surrendered, only $14,900 of this $20,000 withdrawal comes from liquidating Purchase Payments. The remaining $5,100 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

Note that since all of the Purchase Payments were liquidated by the final withdrawal of $20,000, the total withdrawal charge for the four Account Year 4 withdrawals is $2,130, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page. Any additional Account Year 4 withdrawals in the example shown on this page would come from the liquidating of earnings and would not be subject to a withdrawal charge.

Part 2 -- Fixed Account -- Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

2)	The date of surrender is 2 years from the Expiration Date (N = 24).

3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

4)	The interest earned in the current Account Year is $674.16.

5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                 ($11,910.16 - $674.16) x -.037 = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x -.037 = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                     ($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Account Year 2, that all of the money is invested in the Variable Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 74,400.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 55,200.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the ninth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 90,000
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$116,000
The Death Benefit Amount would therefore	=	$116,000

*Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

**The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

        -- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

        -- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier amount	=	$ 13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

       --PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $145,000. Assume death occurs in Account Year 9. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

       --PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

        --PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)

Example 1:

If you select Option A, the 2% Bonus Option, we will credit Purchase Payment Interest on all Purchase Payments made during the first Account Year. On each fifth Account Anniversary, we will credit additional Purchase Payment Interest of 2% based on your Account Value, illustrated below:

Initial Purchase Payment of $50,000.00 receives 2% Purchase Payment Interest of $1,000.00.

Subsequent Purchase Payment in the first Account Year of $20,000.00 receives 2% Purchase Payment Interest of $400.00.

Suppose the Account had not gained any earnings or interest during the first 5 Account Years and the Account Value is $71,400.00 (sum of all Purchase Payments and Purchase Payment Interest), we will credit your Account with an additional 2% ($1,428.00).

Using the same Purchase Payments as above, suppose your value on the fifth Account Anniversary is $74,970.00. We will credit your Account with an additional 2% of Purchase Payment Interest (equal to $1,499.40).

This 2% Purchase Payment Interest will occur on every fifth Account Anniversary (i.e., 5th, 10th, 15th).

Example 2: Option B with no Withdrawals

If you select Option B, the 3% Bonus Option the amount we will credit to your Contract depends on the size of your Net Purchase Payments. The scale is as follow:

Net Purchase Payments less than $100,000.00 will receive	3%
Net Purchase Payments between $100,000.00 through $499,999.99 will receive	4%
Net Purchase Payments greater than or equal to $500,000.00 will receive	5%

Therefore, if your initial investment is $50,000.00, your Purchase Payment Interest will equal 3% of $50,000, or $1500.00.

If you make additional Payments that cause your total Net Purchase Payments to exceed $100,000.00, these Purchase Payments will receive either a 4% or 5% bonus, using the above scale. As an example:

Initial Purchase Payment of $50,000.00 will receive 3% Purchase Payment Interest. A second Purchase Payment of $80,000.00 will result in Net Purchase Payments of $130,000.00. Thus, the $80,000.00 will receive Purchase Payment Interest of 4% equal to $3,200.00.

Suppose a third Purchase Payment of $400,000.00 is made. This will bring the Net Purchase Payments to $530,000.00. This $400,000.00 will receive Purchase Payment Interest of 5% equal to $20,000.00.

This Account now has total Net Purchase Payments of $530,000.00 and total Purchase Payment Interest of $24,700.00.

In addition to the Purchase Payment Interest paid at the time of each Payment, we will review your first Account Anniversary to ensure that all Net Purchase Payments receive the Purchase Payment Interest as described in the above scale. Using the above scenario as an example, upon the first Account Anniversary, we will credit your Account an additional $1800.00, which is equal to:

Total Net Purchase Payments of $530,000.00 x 5%	=	$26,500.00
Total Purchase Payment Interest received	=	$24,700.00
First Account Anniversary Adjustment	=	$ 1,800.00

Example 3: Option B with a Withdrawal.

Using the same example as above, suppose that before the first Account Anniversary you take a withdrawal of $20,000.00. The annual Purchase Payment Interest adjustment would be calculated as follows:

Because your Net Purchase Payments are $510,000.00 ($530,000.00 -$20,000.00 withdrawal), your Purchase Payment Interest on all Net Purchase Payments should be 5%.
Your initial Payment of $50,000.00 received 3%
Your second Payment of $80,000.00 received 4%
Your third Payment of $400,000.00 received the 5%

Your first two Payments minus the withdrawal will receive additional Purchase Payment Interest. This will bring your total Net Purchase Payments up to 5%.
$50,000.00 x 2%	=	$1,000.00
$80,000.00 - $20,000.00 = $60,000.00 x 1%	=	$ 600.00
Total credit due	=	$1,600.00

On your First Account Anniversary we will credit your Account with an additional Purchase Payment Interest of $1600.00.

APPENDIX J

SECURED RETURNS BENEFIT EXAMPLES

All of the following examples are based upon the assumption you selected the Secured Returns Benefit on or before your Issue Date.

Examples 1 through 4 demonstrate how we calculate your Secured Returns Benefit assuming you make no subsequent Purchase Payments and you make no withdrawals other than those satisfying the maximum WB amount under the WB Plan. Examples 1 and 2 show your benefit under the AB Plan, and Examples 3 and 4 show your benefit under the WB Plan.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.

o

Assume that on January 1, 2013, your Account Value is $85,000. On that date, your Account Value will be increased by $15,000 ($100,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: High investment performance; no WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance.

o

Assume that on January 1, 2013, your Account Value is $200,000. Because your Account Value is greater that the GLB amount of $100,000, your Account Value will not be increased. If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $200,000 at the cost and terms available to new Owners.

EXAMPLE 3: Low investment performance; WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $80,000. These withdrawals continue for seven more years.
o

On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $0. These withdrawals of $7,000 continue until the GLB amount runs out in year 15, after the final withdrawal of $2,000 has been taken. At that time, the Benefit terminates and no renewal applies.

EXAMPLE 4: High investment performance; WB election
o	Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).
o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $90,000. These withdrawals continue for seven more years.
o	On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $50,000. These withdrawals continue for 5 more years.
o	On December 31, 2016, the GLB amount equals $2,000 ($37,000 - ($7,000 x 5 years)). Assume the Account Value equals $30,000.
o

Assume that, on December 31, 2017, your withdraw the remaining $2,000 to exhaust the GLB amount. The Secured Returns Benefit thus terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No renewal is available.

Examples 5 through 8 demonstrate how withdrawals and subsequent Purchase Payments affect your Secured Returns Benefit. Examples 5 and 7 show how withdrawals affect your benefits under the AB Plan. Example 6 shows the effect of withdrawing more than the maximum WB amount under the WB Plan in any one Account Year. Examples 7 and 8 show the effects of making subsequent Purchase Payments.

EXAMPLE 5: Withdrawals Under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Your GLB amount is $100,000.
o

Assume that on January 1, 2004, your Account Value is $110,000 and you withdraw 10% of your Account Value (or $11,000). Your GLB amount will be reset to $90,000, i.e., the previous GLB amount ($100,000) reduced proportional to the amount of Account Value withdrawn (10%), or $100,000 - (10% of $100,000). Assume you make no more withdrawals or deposits and that your Account Value.

o

On January 1, 2013 is $85,000. Your Account Value will be increased by $5,000 ($90,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit, at the cost and terms available to new Owners, with a new GLB amount of $90,000.

EXAMPLE 6: Withdrawals Under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB Plan at issue. Your maximum WB amount would be $7,000 (i.e., 7% of the $100,000).

o	Assume that, on January 1, 2004, your Account Value is $95,000. Assume that no withdrawals have been made. Your GLB amount is still $100,000 and your maximum WB amount is still $7,000.
o

Assume that, on September 3, 2004, your Account Value is $93,000 and you withdraw $5,000. Your Account Value is thus reduced to $88,000, and your GLB amount is reduced to $95,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

o

Assume that, on January 4, 2005, your Account Value is $85,000 and you withdraw another $5,000. Your Account Value is thus reduced to $80,000. This is now a new Account Year, so the maximum WB amount has not yet been exceeded. Your GLB amount is reduced to $90,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

o

Assume that, on November 4, 2005, your Account Value is $79,000 and you withdraw another $5,000. Your Account Value is thus reduced to $74,000. Your total withdrawals for the current Account Year equal $10,000 ($5,000 + $5,000), a total of $3,000 in excess of your maximum WB amount. Your remaining GLB amount is thus reduced to $74,000; i.e., the lesser of your Account Value ($74,000) and your previous remaining GLB amount reduced dollar for dollar by the withdrawal ($90,000 - $5,000). Your maximum WB amount is reduced so that the date on which the GLB amount expires will be the same date it would have expired had the maximum WB been withdrawn every year, i.e., ($90,000 - $2,000) / $7000 = 12.57 years. Thus the maximum WB amount will become $5,887 ($74,000/12.57).

EXAMPLE 7: Withdrawals with Subsequent Purchase Payments under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB Plan at any time.
o	On June 1, 2007, you make a subsequent Purchase Payment of $100,000. Your GLB amount is now $185,000, i.e., ($100,000 x 100%) + ($100,000 x 85%).
o

Assume that, on June 1, 2009, your Account Value is $240,000 and you withdraw $40,000 . Your Account Value is reduced to $200,000. Your GLB amount is reset to $154,167, i.e., the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $185,000 x ($200,000/$240,000). Assume you make no more withdrawals or subsequent Purchase Payments.

o

Assume that, on January 1, 2013, your Account Value is $125,000. On that date, your Account Value will be increased by $29,167 ($154,167 - $125,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $154,167 at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals with Subsequent Purchase Payments under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On January 1, 2004, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o

Assume that, on January 6, 2004, you make an additional deposit of $50,000. Your GLB amount is reset to $143,000 ($93,000 + $50,000). Your maximum WB amount is reset to $10,500 ($7,000 + (7% x $50,000)). Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

o

Assume that, on January 1, 2005, you withdraw the maximum WB amount of $10,500 and your GLB amount is $132,500 ($143,000 - $10,500). Assume that no additional subsequent Purchase Payments are made and the maximum WB amount is withdrawn annually.

o

Assume that, on January 1, 2013, your Account Value equals $0. Your GLB amount will be $48,000, i.e., ($132,000 - ($10,500 x 5 years). Withdrawals will continue until the GLB amount is exhausted. No renewal of the Secured Returns Benefit is available.

APPENDIX K

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.

		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year
AIM V.I. Capital Appreciation Fund Series II Shares - Level 1	2004	11.9765	12.5179	3,598
	2003	9.4312	11.9765	3,168
	2002	10.0000	9.4312	0

AIM V.I. Capital Appreciation Fund Series II Shares - Level 2	2004	11.9475	12.4621	12,701
	2003	9.4274	11.9475	938
	2002	10.0000	9.4274	0

AIM V.I. Capital Appreciation Fund Series II Shares - Level 3	2004	11.9402	12.4481	147
	2003	9.4265	11.9402	77
	2002	10.0000	9.4265	0

AIM V.I. Capital Appreciation Fund Series II Shares - Level 4	2004	11.9183	12.4062	4,326
	2003	9.4237	11.9183	4,263
	2002	10.0000	9.4237	0

AIM V.I. Capital Appreciation Fund Series II Shares - Level 5	2004	11.9111	12.3924	0
	2003	9.4227	11.9111	0
	2002	10.0000	9.4227	0

AIM V.I. Capital Appreciation Fund Series II Shares - Level 6	2004	11.8893	12.3507	0
	2003	9.4199	11.8893	0
	2002	10.0000	9.4199	0

AIM V.I. Capital Appreciation Fund Series II Shares - Level 7	2004	11.7750	12.2257	0
	2003	10.0000	11.7750	0

AIM V.I. Capital Appreciation Fund Series II Shares - Level 8	2004	11.7596	12.1846	0
	2003	10.0000	11.7596	0

AIM V.I. Growth Fund Series II Shares - Level 1	2004	12.3515	13.1123	2,201
	2003	9.6004	12.3515	499
	2002	10.0000	9.6004	0

AIM V.I. Growth Fund Series II Shares - Level 2	2004	12.3216	13.0538	7,078
	2003	9.5965	12.3216	3,094
	2002	10.0000	9.5965	0

AIM V.I. Growth Fund Series II Shares - Level 3	2004	12.3140	13.0392	1,220
	2003	9.5956	12.3140	1,221
	2002	10.0000	9.5956	0

AIM V.I. Growth Fund Series II Shares - Level 4	2004	12.2915	12.9953	10,044
	2003	9.5927	12.2915	9,715
	2002	10.0000	9.5927	0

AIM V.I. Growth Fund Series II Shares - Level 5	2004	12.2841	12.98086	0
	2003	9.5918	12.2841	0
	2002	10.0000	9.5918	0

AIM V.I. Growth Fund Series II Shares - Level 6	2004	12.2616	12.9371	3,660
	2003	9.5889	12.2616	3,625
	2002	10.0000	9.5889	0

AIM V.I. Growth Fund Series II Shares - Level 7	2004	11.7447	12.3854	0
	2003	10.0000	11.7447	0

AIM V.I. Growth Fund Series II Shares - Level 8	2004	11.7294	12.3438	0
	2003	10.0000	11.7294	0

AIM V. I. Core Equity Fund Series II Shares - Level 1	2004	11.9818	12.7990	1,522
	2003	9.8176	11.9818	1,860
	2002	10.0000	9.8176	0

AIM V. I. Core Equity Fund Series II Shares - Level 2	2004	11.9527	12.7419	3,470
	2003	9.8137	11.9527	3,491
	2002	10.0000	9.8137	0

AIM V. I. Core Equity Fund Series II Shares - Level 3	2004	11.9454	12.7277	0
	2003	9.8128	11.9454	0
	2002	10.0000	9.8128	0

AIM V. I. Core Equity Fund Series II Shares - Level 4	2004	11.9235	12.6848	0
	2003	9.8098	11.9235	0
	2002	10.0000	9.8098	0

AIM V. I. Core Equity Fund Series II Shares - Level 5	2004	11.9163	12.6707	0
	2003	9.8088	11.9163	0
	2002	10.0000	9.8088	0

AIM V. I. Core Equity Fund Series II Shares - Level 6	2004	11.8945	12.6280	0
	2003	9.8059	11.8945	0
	2002	10.0000	9.8059	0

AIM V. I. Core Equity Fund Series II Shares - Level 7	2004	11.6310	12.3420	0
	2003	10.0000	11.6310	0

AIM V. I. Core Equity Fund Series II Shares - Level 8	2004	11.6158	12.3006	0
	2003	10.0000	11.6158	0

AIM V. I. International Growth Fund Series II Shares - Level 1	2004	12.7345	15.4847	1,568
	2003	10.0737	12.7345	952
	2002	10.0000	10.0737	0

AIM V. I. International Growth Fund Series II Shares - Level 2	2004	12.7036	15.4157	13,599
	2003	10.0697	12.7036	14,844
	2002	10.0000	10.0697	0

AIM V. I. International Growth Fund Series II Shares - Level 3	2004	12.6958	15.3984	69
	2003	10.0687	12.6958	75
	2002	10.0000	10.0687	0

AIM V. I. International Growth Fund Series II Shares - Level 4	2004	12.6726	15.3466	21
	2003	10.0657	12.6726	21
	2002	10.0000	10.0657	0

AIM V. I. International Growth Fund Series II Shares - Level 5	2004	12.6649	15.3295	0
	2003	10.0647	12.6649	0
	2002	10.0000	10.0647	0

AIM V. I. International Growth Fund Series II Shares - Level 6	2004	12.6417	15.2779	0
	2003	10.0617	12.6417	0
	2002	10.0000	10.0617	0

AIM V. I. International Growth Fund Series II Shares - Level 7	2004	12.3296	14.8930	0
	2003	10.0000	12.3296	0

AIM V. I. International Growth Fund Series II Shares - Level 8	2004	12.3134	14.8430	0
	2003	10.0000	12.3134	0

AIM V. I. Premier Equity Fund Series II Shares - Level 1	2004	11.8679	12.3064	225
	2003	9.6715	11.8679	227
	2002	10.0000	9.6715	0

AIM V. I. Premier Equity Fund Series II Shares - Level 2	2004	11.8391	12.2515	312
	2003	9.6677	11.8391	306
	2002	10.0000	9.6677	0

AIM V. I. Premier Equity Fund Series II Shares - Level 3	2004	11.8318	12.2377	173
	2003	9.6667	11.8318	189
	2002	10.0000	9.6667	0

AIM V. I. Premier Equity Fund Series II Shares - Level 4	2004	11.8102	12.1966	423
	2003	9.6638	11.8102	356
	2002	10.0000	9.6638	0

AIM V. I. Premier Equity Fund Series II Shares - Level 5	2004	11.8030	12.1830	0
	2003	9.6629	11.8030	0
	2002	10.0000	9.6629	0

AIM V. I. Premier Equity Fund Series II Shares - Level 6	2004	11.7814	12.1419	0
	2003	9.6600	11.7814	0
	2002	10.0000	9.6600	0

AIM V. I. Premier Equity Fund Series II Shares - Level 7	2004	11.3868	11.7292	0
	2003	10.0000	11.3868	0

AIM V. I. Premier Equity Fund Series II Shares - Level 8	2004	11.3719	11.6898	0
	2003	10.0000	11.3719	0

AllianceBernstein VP Premier Growth Portfolio - Level 1	2004	11.0982	11.8194	13,145
	2003	9.1515	11.0982	8,510
	2002	10.0000	9.1515	0

AllianceBernstein VP Premier Growth Portfolio - Level 2	2004	11.0712	11.7666	12,761
	2003	9.1479	11.0712	19,441
	2002	10.0000	9.1479	0

AllianceBernstein VP Premier Growth Portfolio - Level 3	2004	11.0644	11.7534	182
	2003	9.1470	11.0644	199
	2002	10.0000	9.1470	0

AllianceBernstein VP Premier Growth Portfolio - Level 4	2004	11.0442	11.7139	1,795
	2003	9.1442	11.0442	3,548
	2002	10.0000	9.1442	0

AllianceBernstein VP Premier Growth Portfolio - Level 5	2004	11.0375	11.7008	0
	2003	9.1433	11.0375	0
	2002	10.0000	9.1433	0

AllianceBernstein VP Premier Growth Portfolio - Level 6	2004	11.0173	11.6614	0
	2003	9.1406	11.0173	0
	2002	10.0000	9.1406	0

AllianceBernstein VP Premier Growth Portfolio - Level 7	2004	11.0516	11.6918	0
	2003	10.0000	11.0516	0

AllianceBernstein VP Premier Growth Portfolio - Level 8	2004	11.0372	11.6525	0
	2003	10.0000	11.0372	0

AllianceBernstein VP Technology Portfolio - Level 1	2004	14.2160	14.6845	2,845
	2003	10.0574	14.2160	2,850
	2002	10.0000	10.0574	0

AllianceBernstein VP Technology Portfolio - Level 2	2004	14.1815	14.6190	1,616
	2003	10.0534	14.1815	581
	2002	10.0000	10.0534	0

AllianceBernstein VP Technology Portfolio - Level 3	2004	14.1728	14.6026	71
	2003	10.0524	14.1728	67
	2002	10.0000	10.0524	0

AllianceBernstein VP Technology Portfolio - Level 4	2004	14.1470	14.5535	1,605
	2003	10.0494	14.1470	1,256
	2002	10.0000	10.0494	0

AllianceBernstein VP Technology Portfolio - Level 5	2004	14.1384	14.5373	0
	2003	10.0484	14.1384	0
	2002	10.0000	10.0484	0

AllianceBernstein VP Technology Portfolio - Level 6	2004	14.1125	14.4884	0
	2003	10.0454	14.1125	0
	2002	10.0000	10.0454	0

AllianceBernstein VP Technology Portfolio - Level 7	2004	12.4531	12.7782	0
	2003	10.0000	12.4531	0

AllianceBernstein VP Technology Portfolio - Level 8	2004	12.4369	12.7353	0
	2003	10.0000	12.4369	0

AllianceBernstein VP Growth and Income Portfolio - Level 1	2004	12.8185	14.0140	33,941
	2003	9.8650	12.8185	29,231
	2002	10.0000	9.8650	0

AllianceBernstein VP Growth and Income Portfolio - Level 2	2004	12.7874	13.9515	8,203
	2003	9.8611	12.7874	14,314
	2002	10.0000	9.8611	0

AllianceBernstein VP Growth and Income Portfolio - Level 3	2004	12.7796	13.9358	163
	2003	9.8601	12.7796	164
	2002	10.0000	9.8601	0

AllianceBernstein VP Growth and Income Portfolio - Level 4	2004	12.7562	13.8890	18,804
	2003	9.8571	12.7562	22,801
	2002	10.0000	9.8571	0

AllianceBernstein VP Growth and Income Portfolio - Level 5	2004	12.7485	13.8735	0
	2003	9.8562	12.7485	0
	2002	10.0000	9.8562	0

AllianceBernstein VP Growth and Income Portfolio - Level 6	2004	12.7251	13.8268	858
	2003	9.8532	12.7251	859
	2002	10.0000	9.8532	0

AllianceBernstein VP Growth and Income Portfolio - Level 7	2004	11.7639	12.7758	0
	2003	10.0000	11.7639	0

AllianceBernstein VP Growth and Income Portfolio - Level 8	2004	11.7485	12.7329	0
	2003	10.0000	11.7485	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 1	2004	14.8594	18.1079	1,240
	2003	10.5655	14.8594	395
	2002	10.0000	10.5655	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 2	2004	14.8234	18.0272	5,478
	2003	10.5613	14.8234	5,846
	2002	10.0000	10.5613	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 3	2004	14.8143	18.0069	0
	2003	10.5603	14.8143	0
	2002	10.0000	10.5603	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 4	2004	14.7873	17.9465	5,693
	2003	10.5571	14.7873	4,702
	2002	10.0000	10.5571	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 5	2004	14.7783	17.9265	0
	2003	10.5561	14.7783	0
	2002	10.0000	10.5561	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 6	2004	14.7513	17.8661	0
	2003	10.5529	14.7513	0
	2002	10.0000	10.5529	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 7	2004	13.3692	16.1839	0
	2003	10.0000	13.3692	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 8	2004	13.3517	16.1295	0
	2003	10.0000	13.3517	0

AllianceBernstein VP Quasar Portfolio - Level 1	2004	14.6094	16.4263	0
	2003	9.9962	14.6094	0
	2002	10.0000	9.9962	0

AllianceBernstein VP Quasar Portfolio - Level 2	2004	14.5740	16.3529	575
	2003	9.9922	14.5740	512
	2002	10.0000	9.9922	0

AllianceBernstein VP Quasar Portfolio - Level 3	2004	14.5651	16.3346	0
	2003	9.9912	14.5651	0
	2002	10.0000	9.9912	0

AllianceBernstein VP Quasar Portfolio - Level 4	2004	14.5385	16.2797	0
	2003	9.9882	14.5385	0
	2002	10.0000	9.9882	0

AllianceBernstein VP Quasar Portfolio - Level 5	2004	14.5297	16.2616	0
	2003	9.9872	14.5297	0
	2002	10.0000	9.9872	0

AllianceBernstein VP Quasar Portfolio - Level 6	2004	14.5031	16.2068	0
	2003	9.9843	14.5031	0
	2002	10.0000	9.9843	0

AllianceBernstein VP Quasar Portfolio - Level 7	2004	13.3268	14.8848	0
	2003	10.0000	13.3268	0

AllianceBernstein VP Quasar Portfolio - Level 8	2004	13.3095	14.8348	0
	2003	10.0000	13.3095	0

Franklin Templeton Growth Securites Fund Class 2 - Level 1	2004	13.0064	14.8337	1,538
	2003	10.0133	13.0064	1,675
	2002	10.0000	10.0133	522

Franklin Templeton Growth Securites Fund Class 2 - Level 2	2004	12.9749	14.7676	3,853
	2003	10.0093	12.9749	2,905
	2002	10.0000	10.0093	0

Franklin Templeton Growth Securites Fund Class 2 - Level 3	2004	12.9669	14.7510	171
	2003	10.0083	12.9669	187
	2002	10.0000	10.0083	0

Franklin Templeton Growth Securites Fund Class 2 - Level 4	2004	12.9432	14.7014	3,042
	2003	10.0054	12.9432	1,046
	2002	10.0000	10.0054	0

Franklin Templeton Growth Securites Fund Class 2 - Level 5	2004	12.9354	14.6851	0
	2003	10.0044	12.9354	0
	2002	10.0000	10.0044	0

Franklin Templeton Growth Securites Fund Class 2 - Level 6	2004	12.9117	14.6356	0
	2003	10.0014	12.9117	0
	2002	10.0000	10.0014	0

Franklin Templeton Growth Securites Fund Class 2 - Level 7	2004	12.4918	14.1524	0
	2003	10.0000	12.4918	0

Franklin Templeton Growth Securites Fund Class 2 - Level 8	2004	12.4755	14.1048	0
	2003	10.0000	12.4755	0

Franklin Templeton Foreign Securites Fund Class 2 - Level 1	2004	12.9673	15.1080	15,576
	2003	9.9773	12.9673	13,569
	2002	10.0000	9.9773	0

Franklin Templeton Foreign Securites Fund Class 2 - Level 2	2004	12.9358	15.0407	7,905
	2003	9.9734	12.9358	6,918
	2002	10.0000	9.9734	0

Franklin Templeton Foreign Securites Fund Class 2 - Level 3	2004	12.9279	15.0238	0
	2003	9.9724	12.9279	0
	2002	10.0000	9.9724	0

Franklin Templeton Foreign Securites Fund Class 2 - Level 4	2004	12.9043	14.9733	5,145
	2003	9.9694	12.9043	4,912
	2002	10.0000	9.9694	0

Franklin Templeton Foreign Securites Fund Class 2 - Level 5	2004	12.8965	14.9567	0
	2003	9.9684	12.8965	0
	2002	10.0000	9.9684	0

Franklin Templeton Foreign Securites Fund Class 2 - Level 6	2004	12.8729	14.9063	0
	2003	9.9655	12.8729	0
	2002	10.0000	9.9655	0

Franklin Templeton Foreign Securites Fund Class 2 - Level 7	2004	12.6595	14.6517	0
	2003	10.0000	12.6595	0

Franklin Templeton Foreign Securites Fund Class 2 - Level 8	2004	12.6430	14.6025	0
	2003	10.0000	12.6430	0

First Eagle Overseas Variable Fund - Level 1	2004	16.1708	20.2574	227,728
	2003	10.8885	16.1708	150,056
	2002	10.0000	10.8885	200

First Eagle Overseas Variable Fund - Level 2	2004	16.1316	20.1670	220,776
	2003	10.8842	16.1316	71,258
	2002	10.0000	10.8842	0

First Eagle Overseas Variable Fund - Level 3	2004	16.1217	20.1444	5,205
	2003	10.8831	16.1217	5,594
	2002	10.0000	10.8831	0

First Eagle Overseas Variable Fund - Level 4	2004	16.0923	20.0768	386,769
	2003	10.8799	16.0923	293,131
	2002	10.0000	10.8799	0

First Eagle Overseas Variable Fund - Level 5	2004	16.0826	20.0544	0
	2003	10.8788	16.0826	0
	2002	10.0000	10.8788	0

First Eagle Overseas Variable Fund - Level 6	2004	16.0531	19.9869	46,681
	2003	10.8756	16.0531	21,243
	2002	10.0000	10.8756	0

First Eagle Overseas Variable Fund - Level 7	2004	13.5327	16.8402	84,232
	2003	10.0000	13.5327	53,192

First Eagle Overseas Variable Fund - Level 8	2004	13.5150	16.7837	1,408
	2003	10.0000	13.5150	482

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 1	2004	12.0368	13.6253	36,386
	2003	9.5516	12.0368	21,248
	2002	10.0000	9.5516	8

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 2	2004	12.0076	13.5645	161,703
	2003	9.5478	12.0076	87,452
	2002	10.0000	9.5478	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 3	2004	12.0003	13.5493	1,197
	2003	9.5469	12.0003	1,112
	2002	10.0000	9.5469	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 4	2004	11.9783	13.5037	76,483
	2003	9.5440	11.9783	70,970
	2002	10.0000	9.5440	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 5	2004	11.9711	13.4887	0
	2003	9.5431	11.9711	0
	2002	10.0000	9.5431	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 6	2004	11.9491	13.4433	1,979
	2003	9.5402	11.9491	0
	2002	10.0000	9.5402	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 7	2004	12.0006	13.4942	924
	2003	10.0000	12.0006	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 8	2004	11.9849	13.4489	0
	2003	10.0000	11.9849	0

Fidelity VIP Growth Portfolio, Service Class 2 - Level 1	2004	12.6531	12.8258	167,542
	2003	9.7114	12.6531	100,560
	2002	10.0000	9.7114	125

Fidelity VIP Growth Portfolio, Service Class 2 - Level 2	2004	12.6223	12.7685	98,421
	2003	9.7076	12.6223	78,678
	2002	10.0000	9.7076	0

Fidelity VIP Growth Portfolio, Service Class 2 - Level 3	2004	12.6147	12.7542	3,208
	2003	9.7066	12.6147	2,945
	2002	10.0000	9.7066	0

Fidelity VIP Growth Portfolio, Service Class 2 - Level 4	2004	12.5916	12.7113	237,760
	2003	9.7037	12.5916	150,734
	2002	10.0000	9.7037	205

Fidelity VIP Growth Portfolio, Service Class 2 - Level 5	2004	12.5840	12.6972	0
	2003	9.7028	12.5840	0
	2002	10.0000	9.7028	0

Fidelity VIP Growth Portfolio, Service Class 2 - Level 6	2004	12.5609	12.6544	33,892
	2003	9.6999	12.5609	13,480
	2002	10.0000	9.6999	0

Fidelity VIP Growth Portfolio, Service Class 2 - Level 7	2004	11.8612	11.9434	54,156
	2003	10.0000	11.8612	28,876

Fidelity VIP Growth Portfolio, Service Class 2 - Level 8	2004	11.8457	11.9032	1,079
	2003	10.0000	11.8457	259

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 1	2004	13.8113	15.3834	1,117
	2003	9.8225	13.8113	566
	2002	10.0000	9.8225	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 2	2004	13.7778	15.3148	4,382
	2003	9.8186	13.7778	3,132
	2002	10.0000	9.8186	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 3	2004	13.7694	15.2976	0
	2003	9.8177	13.7694	0
	2002	10.0000	9.8177	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 4	2004	13.7442	15.2462	5,858
	2003	9.8147	13.7442	3,488
	2002	10.0000	9.8147	146

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 5	2004	13.7359	15.2292	0
	2003	9.8138	13.7359	0
	2002	10.0000	9.8138	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 6	2004	13.7107	15.1779	0
	2003	9.8108	13.7107	0
	2002	10.0000	9.8108	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 7	2004	13.8539	15.3286	0
	2003	10.0000	13.8539	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 8	2004	13.8358	15.2771	0
	2003	10.0000	13.8358	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 1	2004	12.3877	13.9960	4,244
	2003	9.7329	12.3877	2,555
	2002	10.0000	9.7329	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 2	2004	12.3576	13.9335	4,519
	2003	9.7291	12.3576	2,157
	2002	10.0000	9.7291	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 3	2004	12.3501	13.9179	0
	2003	9.7281	12.3501	0
	2002	10.0000	9.7281	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 4	2004	12.3275	13.8711	859
	2003	9.7252	12.3275	750
	2002	10.0000	9.7252	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 5	2004	12.3201	13.8557	0
	2003	9.7242	12.3201	0
	2002	10.0000	9.7242	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 6	2004	12.2975	13.8090	0
	2003	9.7213	12.2975	0
	2002	10.0000	9.7213	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 7	2004	12.0167	13.4868	0
	2003	10.0000	12.0167	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 8	2004	12.0010	13.4415	0
	2003	10.0000	12.0010	0

Goldman Sachs VIT Capital Growth Fund - Level 1	2004	11.6536	12.4960	8,619
	2003	9.5807	11.6536	5,469
	2002	10.0000	9.5807	0

Goldman Sachs VIT Capital Growth Fund - Level 2	2004	11.6253	12.4402	5,450
	2003	9.5769	11.6253	7,910
	2002	10.0000	9.5769	0

Goldman Sachs VIT Capital Growth Fund - Level 3	2004	11.6182	12.4263	0
	2003	9.5760	11.6182	0
	2002	10.0000	9.5760	0

Goldman Sachs VIT Capital Growth Fund - Level 4	2004	11.5970	12.3845	99
	2003	9.5731	11.5970	99
	2002	10.0000	9.5731	0

Goldman Sachs VIT Capital Growth Fund - Level 5	2004	11.5900	12.3707	0
	2003	9.5722	11.5900	0
	2002	10.0000	9.5722	0

Goldman Sachs VIT Capital Growth Fund - Level 6	2004	11.5687	12.3290	0
	2003	9.5693	11.5687	0
	2002	10.0000	9.5693	0

Goldman Sachs VIT Capital Growth Fund - Level 7	2004	11.2735	12.0082	0
	2003	10.0000	11.2735	0

Goldman Sachs VIT Capital Growth Fund - Level 8	2004	11.2587	11.9679	0
	2003	10.0000	11.2587	0

INVESCO VIF Dynamics Fund - Level 1	2004	13.3623	14.8867	455
	2003	9.8627	13.3623	510
	2002	10.0000	9.8627	0

INVESCO VIF Dynamics Fund - Level 2	2004	13.3299	14.8202	58
	2003	9.8588	13.3299	58
	2002	10.0000	9.8588	0

INVESCO VIF Dynamics Fund - Level 3	2004	13.3218	14.8036	0
	2003	9.8578	13.3218	0
	2002	10.0000	9.8578	0

INVESCO VIF Dynamics Fund - Level 4	2004	13.2974	14.7539	0
	2003	9.8549	13.2974	0
	2002	10.0000	9.8549	0

INVESCO VIF Dynamics Fund - Level 5	2004	13.2894	14.7374	0
	2003	9.8539	13.2894	0
	2002	10.0000	9.8539	0

INVESCO VIF Dynamics Fund - Level 6	2004	13.2651	14.6878	0
	2003	9.8510	13.2650	0
	2002	10.0000	9.8510	0

INVESCO VIF Dynamics Fund - Level 7	2004	12.3199	13.6343	0
	2003	10.0000	12.3199	0

INVESCO VIF Dynamics Fund - Level 8	2004	12.3038	13.5885	0
	2003	10.0000	12.3038	0

INVESCO VIF Small Company Growth Fund - Level 1	2004	12.7339	14.2562	4,249
	2003	9.7082	12.7339	3,100
	2002	10.0000	9.7082	0

INVESCO VIF Small Company Growth Fund - Level 2	2004	12.7030	14.1926	22,818
	2003	9.7043	12.7030	22,323
	2002	10.0000	9.7043	0

INVESCO VIF Small Company Growth Fund - Level 3	2004	12.6953	14.1767	0
	2003	9.7033	12.6953	0
	2002	10.0000	9.7033	0

INVESCO VIF Small Company Growth Fund - Level 4	2004	12.6721	14.1290	430
	2003	9.7004	12.6721	244
	2002	10.0000	9.7004	0

INVESCO VIF Small Company Growth Fund - Level 5	2004	12.6644	14.1133	0
	2003	9.6995	12.6644	0
	2002	10.0000	9.6995	0

INVESCO VIF Small Company Growth Fund - Level 6	2004	12.6412	14.0657	397
	2003	9.6966	12.6412	398
	2002	10.0000	9.6966	0

INVESCO VIF Small Company Growth Fund - Level 7	2004	12.3623	13.7484	0
	2003	10.0000	12.3623	0

INVESCO VIF Small Company Growth Fund - Level 8	2004	12.3462	13.7023	0
	2003	10.0000	12.3462	0

Lord Abbett Series Fund Growth and Income Portfolio - Level 1	2004	12.9263	14.3137	244,533
	2003	10.0369	12.9263	142,809
	2002	10.0000	10.0369	125

Lord Abbett Series Fund Growth and Income Portfolio - Level 2	2004	12.8949	14.2498	148,394
	2003	10.0329	12.8949	136,247
	2002	10.0000	10.0329	0

Lord Abbett Series Fund Growth and Income Portfolio - Level 3	2004	12.8870	14.2338	5,718
	2003	10.0319	12.8870	4,295
	2002	10.0000	10.03192	0

Lord Abbett Series Fund Growth and Income Portfolio - Level 4	2004	12.8635	14.1860	273,257
	2003	10.0289	12.8635	202,426
	2002	10.0000	10.0289	219

Lord Abbett Series Fund Growth and Income Portfolio - Level 5	2004	12.8557	14.1702	0
	2003	10.0279	12.8557	0
	2002	10.0000	10.0279	0

Lord Abbett Series Fund Growth and Income Portfolio - Level 6	2004	12.8321	14.1225	37,879
	2003	10.0249	12.8321	20,697
	2002	10.0000	10.0249	0

Lord Abbett Series Fund Growth and Income Portfolio - Level 7	2004	11.9286	13.1213	49,576
	2003	10.0000	11.9286	28,915

Lord Abbett Series Fund Growth and Income Portfolio - Level 8	2004	11.9130	13.0772	988
	2003	10.0000	11.9130	260

Lord Abbett Series Fund International Portfolio - Level 1	2004	14.3168	16.9868	4,320
	2003	10.3106	14.3168	776
	2002	10.0000	10.3106	0

Lord Abbett Series Fund International Portfolio - Level 2	2004	14.2820	16.9111	658
	2003	10.3065	14.2820	659
	2002	10.0000	10.3065	0

Lord Abbett Series Fund International Portfolio - Level 3	2004	14.2733	16.8921	0
	2003	10.3055	14.2733	0
	2002	10.0000	10.3055	0

Lord Abbett Series Fund International Portfolio - Level 4	2004	14.2473	16.8354	1,158
	2003	10.3024	14.2473	1,532
	2002	10.0000	10.3024	0

Lord Abbett Series Fund International Portfolio - Level 5	2004	14.2386	16.8166	0
	2003	10.3014	14.2386	0
	2002	10.0000	10.3014	0

Lord Abbett Series Fund International Portfolio - Level 6	2004	14.2125	16.7600	0
	2003	10.2983	14.2125	0
	2002	10.0000	10.2983	0

Lord Abbett Series Fund International Portfolio - Level 7	2004	12.9718	15.2890	0
	2003	10.0000	12.9718	0

Lord Abbett Series Fund International Portfolio - Level 8	2004	12.9548	15.2377	0
	2003	10.0000	12.9548	0

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 1	2004	12.5454	15.2966	142,388
	2003	10.2298	12.5454	105,298
	2002	10.0000	10.2298	91

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 2	2004	12.5150	15.2283	87,682
	2003	10.2258	12.5150	68,592
	2002	10.0000	10.2258	0

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 3	2004	12.5073	15.2112	4,448
	2003	10.2247	12.5073	3,938
	2002	10.0000	10.2247	0

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 4	2004	12.4845	15.1601	216,689
	2003	10.2217	12.4845	154,315
	2002	10.0000	10.2217	0

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 5	2004	12.4769	15.1432	0
	2003	10.2207	12.4769	0
	2002	10.0000	10.2207	0

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 6	2004	12.4541	15.0922	36,243
	2003	10.2176	12.4541	18,050
	2002	10.0000	10.2176	0

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 7	2004	12.0958	14.6506	44,389
	2003	10.0000	12.0958	27,074

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 8	2004	12.0800	14.6014	1,055
	2003	10.0000	12.0800	190

MFS/Sun Life Capital Appreciation S Class - Level 1	2004	11.9862	13.0524	3,717
	2003	9.5001	11.9862	1,035
	2002	10.0000	9.5001	0

MFS/Sun Life Capital Appreciation S Class - Level 2	2004	11.9571	12.9941	2,221
	2003	9.4964	11.9571	1,164
	2002	10.0000	9.4964	0

MFS/Sun Life Capital Appreciation S Class - Level 3	2004	11.9498	12.9796	169
	2003	9.4954	11.9498	79
	2002	10.0000	9.4954	0

MFS/Sun Life Capital Appreciation S Class - Level 4	2004	11.9280	12.9359	0
	2003	9.4926	11.9280	0
	2002	10.0000	9.4926	0

MFS/Sun Life Capital Appreciation S Class - Level 5	2004	11.9208	12.9215	0
	2003	9.4916	11.9208	0
	2002	10.0000	9.4916	0

MFS/Sun Life Capital Appreciation S Class - Level 6	2004	11.8989	12.8780	0
	2003	9.4888	11.8989	0
	2002	10.0000	9.4888	0

MFS/Sun Life Capital Appreciation S Class - Level 7	2004	11.2594	12.1797	0
	2003	10.0000	11.2594	0

MFS/Sun Life Capital Appreciation S Class - Level 8	2004	11.2447	12.1388	0
	2003	10.0000	11.2447	0

MFS/Sun Life Emerging Growth S Class - Level 1	2004	12.3073	13.6659	11,752
	2003	9.5472	12.3073	7,722
	2002	10.0000	9.5472	0

MFS/Sun Life Emerging Growth S Class - Level 2	2004	12.2774	13.6049	5,283
	2003	9.5434	12.2774	4,745
	2002	10.0000	9.5434	0

MFS/Sun Life Emerging Growth S Class - Level 3	2004	12.2700	13.5897	0
	2003	9.5425	12.2700	0
	2002	10.0000	9.5425	0

MFS/Sun Life Emerging Growth S Class - Level 4	2004	12.2475	13.5440	8,068
	2003	9.5396	12.2475	8,065
	2002	10.0000	9.5396	0

MFS/Sun Life Emerging Growth S Class - Level 5	2004	12.2401	13.5289	0
	2003	9.5387	12.2401	0
	2002	10.0000	9.5387	0

MFS/Sun Life Emerging Growth S Class - Level 6	2004	12.2177	13.4833	837
	2003	9.5358	12.2177	904
	2002	10.0000	9.5358	0

MFS/Sun Life Emerging Growth S Class - Level 7	2004	11.5093	12.6951	0
	2003	10.0000	11.5093	0

MFS/Sun Life Emerging Growth S Class - Level 8	2004	11.4943	12.6525	0
	2003	10.0000	11.4943	0

MFS/Sun Life Government Securities S Class - Level 1	2004	10.2400	10.4229	72,921
	2003	10.2259	10.2400	102,558
	2002	10.0000	10.2259	0

MFS/Sun Life Government Securities S Class - Level 2	2004	10.2151	10.3763	63,100
	2003	10.2218	10.2151	68,222
	2002	10.0000	10.2218	435

MFS/Sun Life Government Securities S Class - Level 3	2004	10.2089	10.3647	4,551
	2003	10.2208	10.2089	631
	2002	10.0000	10.2208	0

MFS/Sun Life Government Securities S Class - Level 4	2004	10.1902	10.3298	34,531
	2003	10.2178	10.1902	36,090
	2002	10.0000	10.2178	0

MFS/Sun Life Government Securities S Class - Level 5	2004	10.1840	10.3183	0
	2003	10.2168	10.1840	0
	2002	10.0000	10.2168	0

MFS/Sun Life Government Securities S Class - Level 6	2004	10.1653	10.2835	0
	2003	10.2137	10.1653	0
	2002	10.0000	10.2137	0

MFS/Sun Life Government Securities S Class - Level 7	2004	9.8493	9.9587	0
	2003	10.0000	9.8493	0

MFS/Sun Life Government Securities S Class - Level 8	2004	9.8364	9.9252	0
	2003	10.0000	9.8364	0

MFS/Sun Life High Yield S Class - Level 1	2004	12.6501	13.5996	6,835
	2003	10.6171	12.6501	5,025
	2002	10.0000	10.6171	0

MFS/Sun Life High Yield S Class - Level 2	2004	12.6194	13.5389	17,502
	2003	10.6129	12.6194	19,846
	2002	10.0000	10.6129	415

MFS/Sun Life High Yield S Class - Level 3	2004	12.6117	13.5237	0
	2003	10.6119	12.6117	0
	2002	10.0000	10.6119	0

MFS/Sun Life High Yield S Class - Level 4	2004	12.5886	13.4783	9,793
	2003	10.6087	12.5886	9,547
	2002	10.0000	10.6087	146

MFS/Sun Life High Yield S Class - Level 5	2004	12.5810	13.4633	0
	2003	10.6077	12.5810	0
	2002	10.0000	10.6077	0

MFS/Sun Life High Yield S Class - Level 6	2004	12.5580	13.4180	0
	2003	10.6045	12.5580	0
	2002	10.0000	10.6045	0

MFS/Sun Life High Yield S Class - Level 7	2004	10.9053	11.6461	0
	2003	10.0000	10.9053	0

MFS/Sun Life High Yield S Class - Level 8	2004	10.8910	11.6070	0
	2003	10.0000	10.8910	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 1	2004	11.2591	12.1028	19,429
	2003	9.3236	11.2591	19,398
	2002	10.0000	9.3236	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 2	2004	11.2318	12.0488	8,289
	2003	9.3199	11.2318	8,279
	2002	10.0000	9.3199	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 3	2004	11.2249	12.0353	0
	2003	9.3190	11.2249	0
	2002	10.0000	9.3190	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 4	2004	11.2044	11.9948	19,135
	2003	9.3162	11.2044	21,068
	2002	10.0000	9.3162	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 5	2004	11.1976	11.9814	0
	2003	9.3153	11.1976	0
	2002	10.0000	9.3153	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 6	2004	11.1771	11.9411	0
	2003	9.3125	11.1771	0
	2002	10.0000	9.3125	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 7	2004	11.0808	11.8321	0
	2003	10.0000	11.0808	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 8	2004	11.0663	11.7923	0
	2003	10.0000	11.0663	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 1	2004	11.5607	12.6977	8,225
	2003	9.6043	11.5607	56,202
	2002	10.0000	9.6043	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 2	2004	11.5327	12.6411	3,684
	2003	9.6005	11.5327	2,921
	2002	10.0000	9.6005	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 3	2004	11.5256	12.6269	0
	2003	9.5996	11.5256	0
	2002	10.0000	9.5996	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 4	2004	11.5045	12.5844	5,121
	2003	9.5967	11.5045	5,077
	2002	10.0000	9.5967	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 5	2004	11.4976	12.5704	0
	2003	9.5957	11.4976	0
	2002	10.0000	9.5957	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 6	2004	11.4765	12.5281	0
	2003	9.5929	11.4765	0
	2002	10.0000	9.5929	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 7	2004	11.3570	12.3912	0
	2003	10.0000	11.3570	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 8	2004	11.3421	12.3496	0
	2003	10.0000	11.3421	0

MFS/Sun Life New Discovery S Class - Level 1	2004	12.8427	13.5348	146,755
	2003	9.6766	12.8427	88,635
	2002	10.0000	9.6766	144

MFS/Sun Life New Discovery S Class - Level 2	2004	12.8115	13.4743	75,354
	2003	9.6727	12.8115	53,496
	2002	10.0000	9.6727	0

MFS/Sun Life New Discovery S Class - Level 3	2004	12.8037	13.4592	3,246
	2003	9.6718	12.8037	3,094
	2002	10.0000	9.6718	0

MFS/Sun Life New Discovery S Class - Level 4	2004	12.7803	13.4140	243,963
	2003	9.6689	12.7803	156,297
	2002	10.0000	9.6689	0

MFS/Sun Life New Discovery S Class - Level 5	2004	12.7726	13.3991	0
	2003	9.6679	12.7726	0
	2002	10.0000	9.6679	0

MFS/Sun Life New Discovery S Class - Level 6	2004	12.7491	13.3539	33,223
	2003	9.6650	12.7491	13,149
	2002	10.0000	9.6650	0

MFS/Sun Life New Discovery S Class - Level 7	2004	12.3096	12.8869	54,497
	2003	10.0000	12.3096	29,672

MFS/Sun Life New Discovery S Class - Level 8	2004	12.2936	12.8437	917
	2003	10.0000	12.2936	277

MFS/Sun Life Total Return S Class - Level 1	2004	11.6673	12.7465	510,552
	2003	10.1590	11.6673	215,576
	2002	10.0000	10.1590	0

MFS/Sun Life Total Return S Class - Level 2	2004	11.6389	12.6896	298,843
	2003	10.1550	11.6389	139,562
	2002	10.0000	10.1550	428

MFS/Sun Life Total Return S Class - Level 3	2004	11.6318	12.6754	19,736
	2003	10.1550	11.6318	12,140
	2002	10.0000	10.1550	0

MFS/Sun Life Total Return S Class - Level 4	2004	11.6105	12.6328	884,221
	2003	10.1509	11.6105	516,384
	2002	10.0000	10.1509	74

MFS/Sun Life Total Return S Class - Level 5	2004	11.6035	12.6187	0
	2003	10.1499	11.6035	0
	2002	10.0000	10.1499	0

MFS/Sun Life Total Return S Class - Level 6	2004	11.5823	12.5762	176,192
	2003	10.1469	11.5823	129,053
	2002	10.0000	10.1469	0

MFS/Sun Life Total Return S Class - Level 7	2004	10.9833	11.9198	187,912
	2003	10.0000	10.9833	109,775

MFS/Sun Life Total Return S Class - Level 8	2004	10.9690	11.8797	27,256
	2003	10.0000	10.9690	24,808

MFS/Sun Life Utilities S Class - Level 1	2004	14.6081	18.6691	1,505
	2003	10.9244	14.6081	854
	2002	10.0000	10.9244	0

MFS/Sun Life Utilities S Class - Level 2	2004	14.5726	18.5858	7,246
	2003	10.9201	14.5726	5,136
	2002	10.0000	10.9201	0

MFS/Sun Life Utilities S Class - Level 3	2004	14.5637	18.5650	0
	2003	10.9190	14.5637	0
	2002	10.0000	10.9190	0

MFS/Sun Life Utilities S Class - Level 4	2004	14.5371	18.5027	2,711
	2003	10.9158	14.5371	2,698
	2002	10.0000	10.9158	0

MFS/Sun Life Utilities S Class - Level 5	2004	14.5283	18.4820	0
	2003	10.9147	14.5283	0
	2002	10.0000	10.9147	0

MFS/Sun Life Utilities S Class - Level 6	2004	14.5017	18.4198	2,357
	2003	10.9115	14.5017	2,516
	2002	10.0000	10.9115	0

MFS/Sun Life Utilities S Class - Level 7	2004	11.9728	15.1998	0
	2003	10.0000	11.9728	0

MFS/Sun Life Utilities S Class - Level 8	2004	11.9571	15.1488	0
	2003	10.0000	11.9571	0

PIMCO Real Return Portfolio - Level 1	2004	11.1879	11.9780	66,471
	2003	10.4555	11.1879	61,580
	2002	10.0000	10.4555	0

PIMCO Real Return Portfolio - Level 2	2004	11.1607	11.9246	106,682
	2003	10.4514	11.1607	74,770
	2002	10.0000	10.4514	0

PIMCO Real Return Portfolio - Level 3	2004	11.1539	11.9112	3,012
	2003	10.4504	11.1539	3,011
	2002	10.0000	10.4504	0

PIMCO Real Return Portfolio - Level 4	2004	11.1334	11.8711	17,419
	2003	10.4472	11.1334	15,013
	2002	10.0000	10.4472	0

PIMCO Real Return Portfolio - Level 5	2004	11.1267	11.8579	0
	2003	10.4462	11.1267	0
	2002	10.0000	10.4462	0

PIMCO Real Return Portfolio - Level 6	2004	11.1063	11.8179	0
	2003	10.4431	11.1063	0
	2002	10.0000	10.4431	0

PIMCO Real Return Portfolio - Level 7	2004	10.1638	10.8095	0
	2003	10.0000	10.1638	0

PIMCO Real Return Portfolio - Level 8	2004	10.1505	10.7732	0
	2003	10.0000	10.1505	0

PIMCO Total Return Portfolio - Level 1	2004	10.7591	11.0931	400,890
	2003	10.4195	10.7591	273,604
	2002	10.0000	10.4195	829

PIMCO Total Return Portfolio - Level 2	2004	10.7330	11.0435	247,395
	2003	10.4154	10.7330	184,267
	2002	10.0000	10.4154	0

PIMCO Total Return Portfolio - Level 3	2004	10.7264	11.0312	6,837
	2003	10.4144	10.7264	6,540
	2002	10.0000	10.4144	0

PIMCO Total Return Portfolio - Level 4	2004	10.7068	10.9941	526,304
	2003	10.4113	10.7068	361,680
	2002	10.0000	10.4113	0

PIMCO Total Return Portfolio - Level 5	2004	10.7003	10.9818	0
	2003	10.4103	10.7003	0
	2002	10.0000	10.4103	0

PIMCO Total Return Portfolio - Level 6	2004	10.6807	10.9448	103,233
	2003	10.4072	10.6807	38,067
	2002	10.0000	10.4072	0

PIMCO Total Return Portfolio - Level 7	2004	9.9663	10.2075	112,891
	2003	10.0000	9.9663	55,736

PIMCO Total Return Portfolio - Level 8	2004	9.9532	10.1732	4,707
	2003	10.0000	9.9532	374

PIMCO Emerging Markets Bond Portfolio - Level 1	2004	14.5045	15.9857	131,736
	2003	11.2045	14.5045	82,873
	2002	10.0000	11.2045	210

PIMCO Emerging Markets Bond Portfolio - Level 2	2004	14.4693	15.9144	68,190
	2003	11.2001	14.4693	55,477
	2002	10.0000	11.2001	0

PIMCO Emerging Markets Bond Portfolio - Level 3	2004	14.4605	15.8965	2,878
	2003	11.1990	14.4605	2,892
	2002	10.0000	11.1990	0

PIMCO Emerging Markets Bond Portfolio - Level 4	2004	14.4341	15.8431	273,338
	2003	11.1956	14.4341	196,080
	2002	10.0000	11.1956	0

PIMCO Emerging Markets Bond Portfolio - Level 5	2004	14.4253	15.8255	0
	2003	11.1945	14.4253	0
	2002	10.0000	11.1945	0

PIMCO Emerging Markets Bond Portfolio - Level 6	2004	14.3989	15.7722	37,420
	2003	11.1912	14.3989	15,525
	2002	10.0000	11.1912	0

PIMCO Emerging Markets Bond Portfolio - Level 7	2004	10.6193	11.6261	69,375
	2003	10.0000	10.6193	38,867

PIMCO Emerging Markets Bond Portfolio - Level 8	2004	10.6054	11.5871	1,550
	2003	10.0000	10.6054	321

PIMCO High Yield Portfolio - Level 1	2004	13.2837	14.3060	178,845
	2003	10.9945	13.2837	112,334
	2002	10.0000	10.9945	151

PIMCO High Yield Portfolio - Level 2	2004	13.2514	14.2422	92,892
	2003	10.9902	13.2514	70,867
	2002	10.0000	10.9902	0

PIMCO High Yield Portfolio - Level 3	2004	13.2434	14.2262	4,087
	2003	10.9891	13.2434	4,032
	2002	10.0000	10.9891	0

PIMCO High Yield Portfolio - Level 4	2004	13.2192	14.1784	315,578
	2003	10.9858	13.2192	212,317
	2002	10.0000	10.9858	0

PIMCO High Yield Portfolio - Level 5	2004	13.2111	14.1626	0
	2003	10.9847	13.2111	0
	2002	10.0000	10.9847	0

PIMCO High Yield Portfolio - Level 6	2004	13.1869	14.1149	50,496
	2003	10.9815	13.1869	20,307
	2002	10.0000	10.9815	0

PIMCO High Yield Portfolio - Level 7	2004	10.7546	11.5055	83,859
	2003	10.0000	10.7546	46,149

PIMCO High Yield Portfolio - Level 8	2004	10.7405	11.4668	1,759
	2003	10.0000	10.7405	385

Rydex VT Nova Fund Portfolio - Level 1	2004	13.0815	14.7389	0
	2003	9.5606	13.0815	1,124
	2002	10.0000	9.5606	0

Rydex VT Nova Fund Portfolio - Level 2	2004	13.0497	14.6731	708
	2003	9.5568	13.0497	705
	2002	10.0000	9.5568	0

Rydex VT Nova Fund Portfolio - Level 3	2004	13.0418	14.6566	0
	2003	9.5558	13.0418	0
	2002	10.0000	9.5558	0

Rydex VT Nova Fund Portfolio - Level 4	2004	13.0180	14.6074	49
	2003	9.5530	13.0180	49
	2002	10.0000	9.5530	0

Rydex VT Nova Fund Portfolio - Level 5	2004	13.0101	14.5911	0
	2003	9.5520	13.0101	0
	2002	10.0000	9.5520	0

Rydex VT Nova Fund Portfolio - Level 6	2004	12.9862	14.5420	0
	2003	9.5492	12.9862	0
	2002	10.0000	9.54918	0

Rydex VT Nova Fund Portfolio - Level 7	2004	12.5249	14.0182	0
	2003	10.0000	12.5249	0

Rydex VT Nova Fund Portfolio - Level 8	2004	12.5086	13.9712	0
	2003	10.0000	12.5086	0

Rydex VT OTC Fund Portfolio - Level 1	2004	14.2314	15.2965	114
	2003	9.9557	14.2314	114
	2002	10.0000	9.9557	0

Rydex VT OTC Fund Portfolio - Level 2	2004	14.1969	15.2282	9,912
	2003	9.9517	14.1969	9,904
	2002	10.0000	9.9517	0

Rydex VT OTC Fund Portfolio - Level 3	2004	14.1883	15.2112	0
	2003	9.9507	14.1883	0
	2002	10.0000	9.9507	0

Rydex VT OTC Fund Portfolio - Level 4	2004	14.1624	15.1601	787
	2003	9.9477	14.1624	584
	2002	10.0000	9.9477	0

Rydex VT OTC Fund Portfolio - Level 5	2004	14.1538	15.1432	0
	2003	9.9468	14.1538	0
	2002	10.0000	9.9468	0

Rydex VT OTC Fund Portfolio - Level 6	2004	14.1279	15.0922	0
	2003	9.9438	14.1279	0
	2002	10.0000	9.9438	0

Rydex VT OTC Fund Portfolio - Level 7	2004	12.2170	13.0442	0
	2003	10.0000	12.2170	0

Rydex VT OTC Fund Portfolio - Level 8	2004	12.2011	13.0004	0
	2003	10.0000	12.2011	0

SC Neuberger Berman Mid Cap Growth Fund - Level 1	2004	11.9697	10.0000	0
	2003	9.4332	11.9697	4,233
	2002	10.0000	9.4332	0

SC Neuberger Berman Mid Cap Growth Fund - Level 2	2004	11.9406	10.0000	0
	2003	9.4295	11.9406	5,333
	2002	10.0000	9.4295	0

SC Neuberger Berman Mid Cap Growth Fund - Level 3	2004	11.9333	10.0000	0
	2003	9.4286	11.9333	1,250
	2002	10.0000	9.4286	0

SC Neuberger Berman Mid Cap Growth Fund - Level 4	2004	11.9115	10.0000	0
	2003	9.4257	11.9115	3,269
	2002	10.0000	9.4257	0

SC Neuberger Berman Mid Cap Growth Fund - Level 5	2004	11.9043	10.0000	0
	2003	9.4248	11.9043	0
	2002	10.0000	9.4248	0

SC Neuberger Berman Mid Cap Growth Fund - Level 6	2004	11.8825	10.0000	0
	2003	9.4220	11.8825	0
	2002	10.0000	9.4220	0

SC Neuberger Berman Mid Cap Growth Fund - Level 7	2004	11.6074	10.0000	0
	2003	10.0000	11.6074	0

SC Neuberger Berman Mid Cap Growth Fund - Level 8	2004	11.5923	10.0000	0
	2003	10.0000	11.5923	0

SC Neuberger Berman Mid Cap Value Fund - Level 1	2004	13.1533	10.0000	0
	2003	9.8132	13.1533	1,498
	2002	10.0000	9.8132	0

SC Neuberger Berman Mid Cap Value Fund - Level 2	2004	13.1214	10.0000	0
	2003	9.8093	13.1214	3,642
	2002	10.0000	9.8093	0

SC Neuberger Berman Mid Cap Value Fund - Level 3	2004	13.1134	10.0000	0
	2003	9.8083	13.1134	1,229
	2002	10.0000	9.8083	0

SC Neuberger Berman Mid Cap Value Fund - Level 4	2004	13.0894	10.0000	0
	2003	9.8054	13.0894	4,263
	2002	10.0000	9.8054	122

SC Neuberger Berman Mid Cap Value Fund - Level 5	2004	13.0815	10.0000	0
	2003	9.8044	13.0815	0
	2002	10.0000	9.8044	0

SC Neuberger Berman Mid Cap Value Fund - Level 6	2004	13.0575	10.0000	0
	2003	9.8015	13.0575	0
	2002	10.0000	9.8015	0

SC Neuberger Berman Mid Cap Value Fund - Level 7	2004	12.5696	10.0000	0
	2003	10.0000	12.5696	0

SC Neuberger Berman Mid Cap Value Fund - Level 8	2004	12.5532	10.0000	0
	2003	10.0000	12.5532	0

Sun Capital Blue Chip Mid Cap Fund - Level 1	2004	13.3805	15.2758	64,373
	2003	10.0016	13.3805	41,348
	2002	10.0000	10.0016	90

Sun Capital Blue Chip Mid Cap Fund - Level 2	2004	13.3480	15.2076	31,638
	2003	9.9976	13.3480	22,580
	2002	10.0000	9.9976	0

Sun Capital Blue Chip Mid Cap Fund - Level 3	2004	13.3399	15.1906	1,902
	2003	9.9966	13.3399	2,013
	2002	10.0000	9.9966	0

Sun Capital Blue Chip Mid Cap Fund - Level 4	2004	13.3155	15.1395	129,876
	2003	9.9936	13.3155	96,078
	2002	10.0000	9.9936	116

Sun Capital Blue Chip Mid Cap Fund - Level 5	2004	13.3074	15.1227	0
	2003	9.9926	13.3074	0
	2002	10.0000	9.9926	0

Sun Capital Blue Chip Mid Cap Fund - Level 6	2004	13.2830	15.0717	12,958
	2003	9.9896	13.2830	6,079
	2002	10.0000	9.9896	0

Sun Capital Blue Chip Mid Cap Fund - Level 7	2004	12.1351	13.7622	26,985
	2003	10.0000	12.1351	16,884

Sun Capital Blue Chip Mid Cap Fund - Level 8	2004	12.1193	13.7160	209
	2003	10.0000	12.1193	220

Sun Capital Investment Grade Bond Fund - Level 1	2004	11.2166	11.7334	27,150
	2003	10.4062	11.2166	22,794
	2002	10.0000	10.4062	0

Sun Capital Investment Grade Bond Fund - Level 2	2004	11.1893	11.6810	14,634
	2003	10.4021	11.1893	10,531
	2002	10.0000	10.4021	0

Sun Capital Investment Grade Bond Fund - Level 3	2004	11.1825	11.6679	0
	2003	10.4011	11.1825	0
	2002	10.0000	10.4011	0

Sun Capital Investment Grade Bond Fund - Level 4	2004	11.1621	11.6287	9,684
	2003	10.3980	11.1621	9,691
	2002	10.0000	10.3980	303

Sun Capital Investment Grade Bond Fund - Level 5	2004	11.1553	11.6157	0
	2003	10.3969	11.1553	0
	2002	10.0000	10.3969	0

Sun Capital Investment Grade Bond Fund - Level 6	2004	11.1348	11.5766	0
	2003	10.3938	11.1348	0
	2002	10.0000	10.3938	0

Sun Capital Investment Grade Bond Fund - Level 7	2004	10.1994	10.5986	0
	2003	10.0000	10.1994	0

Sun Capital Investment Grade Bond Fund - Level 8	2004	10.1860	10.5630	0
	2003	10.0000	10.1860	0

Sun Capital Investors Foundation Fund - Level 1	2004	12.4620	10.0000	0
	2003	9.8122	12.4620	0
	2002	10.0000	9.8122	0

Sun Capital Investors Foundation Fund - Level 2	2004	12.4317	10.0000	0
	2003	9.8083	12.4317	0
	2002	10.0000	9.8083	0

Sun Capital Investors Foundation Fund - Level 3	2004	12.4241	10.0000	0
	2003	9.8073	12.4241	0
	2002	10.0000	9.8073	0

Sun Capital Investors Foundation Fund - Level 4	2004	12.4014	10.0000	0
	2003	9.8044	12.4014	0
	2002	10.0000	9.8044	0

Sun Capital Investors Foundation Fund - Level 5	2004	12.3939	10.0000	0
	2003	9.8034	12.3939	0
	2002	10.0000	9.8034	0

Sun Capital Investors Foundation Fund - Level 6	2004	12.3712	10.0000	0
	2003	9.8005	12.3712	0
	2002	10.0000	9.8005	0

Sun Capital Investors Foundation Fund - Level 7	2004	11.8879	10.0000	0
	2003	10.0000	11.8879	0

Sun Capital Investors Foundation Fund - Level 8	2004	11.8723	10.0000	0
	2003	10.0000	11.8723	0

Sun Capital Money Market Fund - Level 1	2004	9.8689	9.7722	139,673
	2003	9.9847	9.8689	88,173
	2002	10.0000	9.9847	5

Sun Capital Money Market Fund - Level 2	2004	9.8449	9.7286	158,937
	2003	9.9807	9.8449	303,296
	2002	10.0000	9.9807	13,080

Sun Capital Money Market Fund - Level 3	2004	9.8389	9.7177	11,106
	2003	9.9797	9.8389	11,880
	2002	10.0000	9.9797	0

Sun Capital Money Market Fund - Level 4	2004	9.8209	9.6850	148,423
	2003	9.9768	9.8209	92,992
	2002	10.0000	9.9768	0

Sun Capital Money Market Fund - Level 5	2004	9.8150	9.6742	0
	2003	9.9758	9.8150	0
	2002	10.0000	9.9758	0

Sun Capital Money Market Fund - Level 6	2004	9.7970	9.6416	29,531
	2003	9.9728	9.7970	11,075
	2002	10.0000	9.9728	0

Sun Capital Money Market Fund - Level 7	2004	9.8787	9.7170	20,283
	2003	10.0000	9.8787	8,965

Sun Capital Money Market Fund - Level 8	2004	9.8658	9.6844	1,459
	2003	10.0000	9.8658	0

Sun Capital Real Estate Fund - Level 1	2004	14.1883	18.5935	78,984
	2003	10.6170	14.1883	55,247
	2002	10.0000	10.6170	82

Sun Capital Real Estate Fund - Level 2	2004	14.1539	18.5106	48,207
	2003	10.6128	14.1539	42,706
	2002	10.0000	10.6128	419

Sun Capital Real Estate Fund - Level 3	2004	14.1453	18.4899	1,698
	2003	10.6117	14.1453	1,955
	2002	10.0000	10.6117	0

Sun Capital Real Estate Fund - Level 4	2004	14.1195	18.4278	134,761
	2003	10.6085	14.1195	107,622
	2002	10.0000	10.6085	44

Sun Capital Real Estate Fund - Level 5	2004	14.1109	18.4073	0
	2003	10.6075	14.1109	0
	2002	10.0000	10.6075	0

Sun Capital Real Estate Fund - Level 6	2004	14.0851	18.3453	19,078
	2003	10.6043	14.0851	8,895
	2002	10.0000	10.6043	0

Sun Capital Real Estate Fund - Level 7	2004	12.1529	15.8206	30,306
	2003	10.0000	12.1529	20,538

Sun Capital Real Estate Fund - Level 8	2004	12.1371	15.7675	561
	2003	10.0000	12.1371	188

Sun Capital Select Equity Fund - Level 1	2004	12.7116	10.0000	0
	2003	9.8729	12.7116	0
	2002	10.0000	9.8729	0

Sun Capital Select Equity Fund - Level 2	2004	12.6808	10.0000	0
	2003	9.8690	12.6808	0
	2002	10.0000	9.8690	0

Sun Capital Select Equity Fund - Level 3	2004	12.6730	10.0000	0
	2003	9.8680	12.6730	0
	2002	10.0000	9.8680	0

Sun Capital Select Equity Fund - Level 4	2004	12.6499	10.0000	0
	2003	9.8651	12.6499	9,134
	2002	10.0000	9.8651	0

Sun Capital Select Equity Fund - Level 5	2004	12.6422	10.0000	0
	2003	9.8641	12.6422	0
	2002	10.0000	9.8641	0

Sun Capital Select Equity Fund - Level 6	2004	12.6191	10.0000	0
	2003	9.8611	12.6191	0
	2002	10.0000	9.8611	0

Sun Capital Select Equity Fund - Level 7	2004	11.9934	10.0000	0
	2003	10.0000	11.9934	0

Sun Capital Select Equity Fund - Level 8	2004	11.9778	10.0000	0
	2003	10.0000	11.9778	0

Sun Capital Davis Venture Value Fund - Level 1	2004	12.7685	14.1139	3,789
	2003	9.9531	12.7685	5,025
	2002	10.0000	9.9531	0

Sun Capital Davis Venture Value Fund - Level 2	2004	12.7375	14.0509	9,993
	2003	9.9492	12.7375	9,194
	2002	10.0000	9.9492	0

Sun Capital Davis Venture Value Fund - Level 3	2004	12.7297	14.0352	1,208
	2003	9.9482	12.7297	1,209
	2002	10.0000	9.9482	0

Sun Capital Davis Venture Value Fund - Level 4	2004	12.7065	13.9880	22,895
	2003	9.9452	12.7065	20,229
	2002	10.0000	9.9452	0

Sun Capital Davis Venture Value Fund - Level 5	2004	12.6988	13.9724	0
	2003	9.9442	12.6988	0
	2002	10.0000	9.9442	0

Sun Capital Davis Venture Value Fund - Level 6	2004	12.6755	13.9254	5,752
	2003	9.9412	12.6755	5,693
	2002	10.0000	9.9412	0

Sun Capital Davis Venture Value Fund - Level 7	2004	12.1251	13.3139	0
	2003	10.0000	12.1251	0

Sun Capital Davis Venture Value Fund - Level 8	2004	12.1093	13.2692	0
	2003	10.0000	12.1093	0

Sun Capital Davis Financial Fund - Level 1	2004	13.2476	10.0000	0
	2003	10.0254	13.2476	1,167
	2002	10.0000	10.0254	0

Sun Capital Davis Financial Fund - Level 2	2004	13.2154	10.0000	0
	2003	10.0214	13.2154	224
	2002	10.0000	10.0214	0

Sun Capital Davis Financial Fund - Level 3	2004	13.2074	10.0000	0
	2003	10.0204	13.2074	0
	2002	10.0000	10.0204	0

Sun Capital Davis Financial Fund - Level 4	2004	13.1832	10.0000	0
	2003	10.0174	13.1832	655
	2002	10.0000	10.0174	0

Sun Capital Davis Financial Fund - Level 5	2004	13.1753	10.0000	0
	2003	10.0165	13.1753	0
	2002	10.0000	10.0165	0

Sun Capital Davis Financial Fund - Level 6	2004	13.1511	10.0000	0
	2003	10.0135	13.1511	0
	2002	10.0000	10.0135	0

Sun Capital Davis Financial Fund - Level 7	2004	12.4117	10.0000	0
	2003	10.0000	12.4117	0

Sun Capital Davis Financial Fund - Level 8	2004	12.3954	10.0000	0
	2003	10.0000	12.3954	0

Sun Capital Value Equity Fund - Level 1	2004	13.1347	10.0000	0
	2003	10.0648	13.1347	1,949
	2002	10.0000	10.0648	0

Sun Capital Value Equity Fund - Level 2	2004	13.1028	10.0000	0
	2003	10.0608	13.1028	54
	2002	10.0000	10.0608	0

Sun Capital Value Equity Fund - Level 3	2004	13.0949	10.0000	0
	2003	10.0598	13.0949	0
	2002	10.0000	10.0598	0

Sun Capital Value Equity Fund - Level 4	2004	13.0709	10.0000	0
	2003	10.0568	13.0709	640
	2002	10.0000	10.0568	0

Sun Capital Value Equity Fund - Level 5	2004	13.0630	10.0000	0
	2003	10.0558	13.0630	0
	2002	10.0000	10.0558	0

Sun Capital Value Equity Fund - Level 6	2004	13.0391	10.0000	0
	2003	10.0528	13.0391	0
	2002	10.0000	10.0528	0

Sun Capital Value Equity Fund - Level 7	2004	11.8900	10.0000	0
	2003	10.0000	11.8900	0

Sun Capital Value Equity Fund - Level 8	2004	11.8745	10.0000	0
	2003	10.0000	11.8745	0

Sun Capital Value Managed Fund - Level 1	2004	12.4229	10.0000	0
	2003	9.7910	12.4229	763
	2002	10.0000	9.7910	0

Sun Capital Value Managed Fund - Level 2	2004	12.3927	10.0000	0
	2003	9.7871	12.3927	2,183
	2002	10.0000	9.7871	0

Sun Capital Value Managed Fund - Level 3	2004	12.3852	10.0000	0
	2003	9.7861	12.3852	154
	2002	10.0000	9.7861	0

Sun Capital Value Managed Fund - Level 4	2004	12.3625	10.0000	0
	2003	9.7832	12.3625	173
	2002	10.0000	9.7832	0

Sun Capital Value Managed Fund - Level 5	2004	12.3550	10.0000	0
	2003	9.7823	12.3550	0
	2002	10.0000	9.7823	0

Sun Capital Value Managed Fund - Level 6	2004	12.3324	10.0000	0
	2003	9.7793	12.3324	0
	2002	10.0000	9.7793	0

Sun Capital Value Managed Fund - Level 7	2004	11.9524	10.0000	0
	2003	10.0000	11.9524	0

Sun Capital Value Managed Fund - Level 8	2004	11.9367	10.0000	0
	2003	10.0000	11.9367	0

Sun Capital Value Mid Cap Fund - Level 1	2004	13.3986	10.0000	0
	2003	10.3229	13.3986	2,813
	2002	10.0000	10.3229	0

Sun Capital Value Mid Cap Fund - Level 2	2004	13.3661	10.0000	0
	2003	10.3188	13.3661	759
	2002	10.0000	10.3188	0

Sun Capital Value Mid Cap Fund - Level 3	2004	13.3579	10.0000	0
	2003	10.3177	13.3579	0
	2002	10.0000	10.3177	0

Sun Capital Value Mid Cap Fund - Level 4	2004	13.3335	10.0000	0
	2003	10.3147	13.3335	9,188
	2002	10.0000	10.3147	0

Sun Capital Value Mid Cap Fund - Level 5	2004	13.3254	10.0000	0
	2003	10.3136	13.3254	0
	2002	10.0000	10.3136	0

Sun Capital Value Mid Cap Fund - Level 6	2004	13.3010	10.0000	0
	2003	10.3106	13.3010	0
	2002	10.0000	10.3106	0

Sun Capital Value Mid Cap Fund - Level 7	2004	12.3471	10.0000	0
	2003	10.0000	12.3471	0

Sun Capital Value Mid Cap Fund - Level 8	2004	12.3310	10.0000	0
	2003	10.0000	12.3310	0

Sun Capital Value Small Cap Fund - Level 1	2004	14.1022	16.4168	124,413
	2003	10.1297	14.1022	83,653
	2002	10.0000	10.1297	139

Sun Capital Value Small Cap Fund - Level 2	2004	14.0680	16.3435	61,114
	2003	10.1257	14.0680	47,578
	2002	10.0000	10.1257	0

Sun Capital Value Small Cap Fund - Level 3	2004	14.0594	16.3252	2,691
	2003	10.1247	14.0594	2,834
	2002	10.0000	10.1247	0

Sun Capital Value Small Cap Fund - Level 4	2004	14.0338	16.2704	202,844
	2003	10.1217	14.0338	144,467
	2002	10.0000	10.1217	100

Sun Capital Value Small Cap Fund - Level 5	2004	14.0253	16.2522	0
	2003	10.1207	14.0253	0
	2002	10.0000	10.1207	0

Sun Capital Value Small Cap Fund - Level 6	2004	13.9996	16.1975	28,004
	2003	10.1177	13.9996	12,047
	2002	10.0000	10.1177	0

Sun Capital Value Small Cap Fund - Level 7	2004	13.0682	15.1121	46,953
	2003	10.0000	13.0682	28,086

Sun Capital Value Small Cap Fund - Level 8	2004	13.0511	15.0614	786
	2003	10.0000	13.0511	263

Sun Capital Alger Growth Fund - Level 1	2004	12.3511	10.0000	0
	2003	9.3575	12.3511	3,013
	2002	10.0000	9.3575	0

Sun Capital Alger Growth Fund - Level 2	2004	12.3211	10.0000	0
	2003	9.3538	12.3211	15,042
	2002	10.0000	9.3538	0

Sun Capital Alger Growth Fund - Level 3	2004	12.3136	10.0000	0
	2003	9.3529	12.3136	0
	2002	10.0000	9.3529	0

Sun Capital Alger Growth Fund - Level 4	2004	12.2911	10.0000	0
	2003	9.3501	12.2911	3,552
	2002	10.0000	9.3501	0

Sun Capital Alger Growth Fund - Level 5	2004	12.2836	10.0000	0
	2003	9.3491	12.2836	0
	2002	10.0000	9.3491	0

Sun Capital Alger Growth Fund - Level 6	2004	12.2611	10.0000	0
	2003	9.3463	12.2611	0
	2002	10.0000	9.3463	0

Sun Capital Alger Growth Fund - Level 7	2004	11.7851	10.0000	0
	2003	10.0000	11.7851	0

Sun Capital Alger Growth Fund - Level 8	2004	11.7697	10.0000	0
	2003	10.0000	11.7697	0

Sun Capital Alger Income & Growth Fund - Level 1	2004	12.1452	10.0000	0
	2003	9.4791	12.1452	1,156
	2002	10.0000	9.4791	0

Sun Capital Alger Income & Growth Fund - Level 2	2004	12.1158	10.0000	0
	2003	9.4754	12.1158	8,155
	2002	10.0000	9.4754	0

Sun Capital Alger Income & Growth Fund - Level 3	2004	12.1084	10.0000	0
	2003	9.4744	12.1084	190
	2002	10.0000	9.4744	0

Sun Capital Alger Income & Growth Fund - Level 4	2004	12.0862	10.0000	0
	2003	9.4716	12.0862	2,537
	2002	10.0000	9.4715	0

Sun Capital Alger Income & Growth Fund - Level 5	2004	12.0789	10.0000	0
	2003	9.4706	12.0789	0
	2002	10.0000	9.4706	0

Sun Capital Alger Income & Growth Fund - Level 6	2004	12.0568	10.0000	0
	2003	9.4678	12.0568	0
	2002	10.0000	9.4678	0

Sun Capital Alger Income & Growth Fund - Level 7	2004	11.6219	10.0000	0
	2003	10.0000	11.6219	0

Sun Capital Alger Income & Growth Fund - Level 8	2004	11.6068	10.0000	0
	2003	10.0000	11.6068	0

Sun Capital Alger Small Capitalization Fund - Level 1	2004	13.9490	10.0000	0
	2003	9.8887	13.9490	3,055
	2002	10.0000	9.8887	0

Sun Capital Alger Small Capitalization Fund - Level 2	2004	13.9152	10.0000	0
	2003	9.8848	13.9152	20,102
	2002	10.0000	9.884781	0

Sun Capital Alger Small Capitalization Fund - Level 3	2004	13.9067	10.0000	0
	2003	9.8838	13.9067	0
	2002	10.0000	9.8838	0

Sun Capital Alger Small Capitalization Fund - Level 4	2004	13.8813	10.0000	0
	2003	9.8808	13.8813	161
	2002	10.0000	9.8808	0

Sun Capital Alger Small Capitalization Fund - Level 5	2004	13.8729	10.0000	0
	2003	9.8799	13.8729	0
	2002	10.0000	9.8799	0

Sun Capital Alger Small Capitalization Fund - Level 6	2004	13.8475	10.0000	0
	2003	9.8769	13.8475	0
	2002	10.0000	9.8769	0

Sun Capital Alger Small Capitalization Fund - Level 7	2004	12.9902	10.0000	0
	2003	10.0000	12.9902	0

Sun Capital Alger Small Capitalization Fund - Level 8	2004	12.9732	10.0000	0
	2003	10.0000	12.9732	0

Sun Capital All Cap Fund - Level 1	2004	16.7216	19.7879	3,979
	2003	11.1261	16.7216	1,589
	2002	10.0000	11.1261	0

Sun Capital All Cap Fund - Level 2	2004	16.6811	19.6997	4,053
	2003	11.1217	16.6811	3,658
	2002	10.0000	11.1217	0

Sun Capital All Cap Fund - Level 3	2004	16.6709	19.6776	0
	2003	11.1206	16.6709	0
	2002	10.0000	11.1206	0

Sun Capital All Cap Fund - Level 4	2004	16.6405	19.6115	1,702
	2003	11.1173	16.6405	133
	2002	10.0000	11.1173	0

Sun Capital All Cap Fund - Level 5	2004	16.6304	19.5897	0
	2003	11.1162	16.6304	0
	2002	10.0000	11.1162	0

Sun Capital All Cap Fund - Level 6	2004	16.6000	19.5237	337
	2003	11.1129	16.6000	338
	2002	10.0000	11.1129	0

Sun Capital All Cap Fund - Level 7	2004	12.7005	14.9297	0
	2003	10.0000	12.7005	0

Sun Capital All Cap Fund - Level 8	2004	12.6839	14.8796	0
	2003	10.0000	12.6839	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

P.O. Box 9133

Wellesley Hills, Massachusetts 02481

Telephone:

Toll Free (888) 786-2435

General Distributor

Clarendon Insurance Agency, Inc.

One Sun Life Executive Park

Wellesley Hills, Massachusetts 02481

PROSPECTUS

DECEMBER 30, 2005

COLUMBIA ALL-STAR

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds").
Large-Cap Value Equity Funds	Large-Cap Growth Equity Funds (continued)
AllianceBernstein VP Growth & Income Portfolio,	MFS VIT Investors Growth Stock Series, S Class
Class B	Rydex VT OTC Fund, Investor Class1
Fidelity VIP Equity Income Portfolio, Service Class 21	Columbia Large Cap Growth Fund, Variable Series,
Franklin Templeton VIP Trust Franklin Growth and	Class B4
Income Securities Fund, Class 2	Mid-Cap Value Equity Funds
Liberty Growth & Income Fund, Variable Series,	Lord Abbett Series Fund Mid-Cap Value Portfolio
Class B	Mid-Cap Blend Equity Funds
Lord Abbett Series Fund Growth and Income Portfolio	Liberty Select Value Fund, Variable Series, Class B
Rydex VT Financial Services Fund, Investor Class1	Wanger International Select
Large-Cap Blend Equity Funds	Mid-Cap Growth Equity Funds
AIM V.I. Premier Equity Fund Series II Shares1	Wanger Select
AllianceBernstein VP Worldwide Privatization	Rydex VT Health Care Fund, Investor Class1
Portfolio, Class B	Small-Cap Blend Equity Funds
Franklin Templeton VIP Trust Mutual Shares	Wanger International Small Cap
Securities Fund, Class 2	Small-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	MFS VIT New Discovery Series, S Class
Securities Fund, Class 2	Wanger U.S. Smaller Companies
Liberty Asset Allocation Fund, Variable Series, Class B	High-Quality Short-Term Bond Funds
Liberty S&P 500 Index Fund, Variable Series, Class B	Liberty Money Market Fund, Variable Series, Class A
MFS VIT Investors Trust Series, S Class	High-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	Liberty Federal Securities Fund, Variable Series,
AIM V.I. Capital Appreciation Fund Series II Shares1	Class A1
AIM V.I. International Growth Fund Series II Shares1	Liberty Federal Securities Fund, Variable Series,
AllianceBernstein VP Large Cap Growth Portfolio,	Class B
Class B2	PIMCO Total Return Portfolio, Administrative Class
AllianceBernstein VP Global Technology Portfolio,	High-Quality Long-Term Bond Funds
Class B3	PIMCO Real Return Portfolio, Administrative Class
Fidelity VIP Dynamic Capital Appreciation Portfolio,	Mid/High-Quality Intermediate-Term Bond Funds
Service Class 21	Colonial Strategic Income Fund, Variable Series,
Fidelity VIP Growth Opportunities Portfolio, Service	Class B
Class 21	Low-Quality Short-Term Bond Funds
MFS VIT Emerging Growth Series, S Class	Columbia High Yield Fund, Variable Series, Class B

_________
1	Not available to Contracts issued on or after May 1, 2003.
2	Formerly known as AllianceBernstein VP Premier Growth Portfolio, Class B.
3	Formerly known as AllianceBernstein VP Technology Portfolio, Class B.
4	Formerly known as Stein Roe Growth Stock Fund, Variable Series, Class B.

A I M Advisors, Inc., advises the AIM Variable Insurance Funds. Alliance Capital Management, LP, advises the AllianceBernstein VP Portfolios. Columbia Management Advisors, Inc., advises the Colonial Fund, the Columbia Funds, and the Liberty Funds (with Nordea Investment Management North America, Inc. serving as the sub-advisor for Liberty Asset Allocation Fund, Variable Series). Fidelity® Management & Research Company advises the Fidelity VIP Portfolios. Franklin® Advisers, Inc., advises Franklin Growth and Income Fund. Franklin® Mutual Advisers, LLC, advises Mutual Shares Securities Fund. Columbia Wanger Asset Management, L.P., advises the Wanger Funds. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS Variable Insurance Trust Series. Pacific Investment Management Company LLC advises the PIMCO Portfolios. PADCO Advisors II, Inc., advises the Rydex VT Funds. Templeton® Investment Counsel, LLC, advises Templeton Foreign Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated December 30, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 52 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates *

Other Programs *

Withdrawals, Withdrawal Charge and Market Value Adjustment *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals not Subject to Withdrawal Charge *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge and Distribution Fee *

Mortality and Expense Risk Charge *

Charges for Optional Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Optional Living Benefit Rider: Secured Returns 2 Benefit *

Tax Issues *

Guaranteed Minimum Accumulation Benefit ("AB") Plan *

Guaranteed Minimum Withdrawal Benefit ("WB") Plan *

Availability *

Cost of the Benefit *

Withdrawals Under the Secured Returns 2 Benefit *

Cancellation of the Secured Returns 2 Benefit *

Revocation of the Secured Returns 2 Benefit *

Step-Up of GLB Amount *

Subsequent Purchase Payments After a Step-Up of GLB Amount *

Renewal of the Secured Returns 2 Benefit *

Refund of Rider Charges Under the AB Plan *

Participant's Death Under the AB Plan *

Participant's Death Under the WB Plan *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

The Income Phase - Annuity Provisions *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contract *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Withdrawals, Withdrawal Charges and the Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of 5% Premium Roll-Up Optional Death Benefit *

Appendix E - Calculation of EEB Premier Optional Death Benefit *

Appendix F - Calculation of EEB Premier Plus Optional Death Benefit *

Appendix G - Calculation of EEB Premier With MAV Optional Death Benefit *

Appendix H - Calculation Of Eeb Premier With 5% Roll-Up Optional Death Benefit *

Appendix I - Secured Returns 2 Benefit Examples *

Appendix J - Secured Returns Benefit *

Appendix K - Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Columbia All-Star Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among the Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

In addition, we deduct a mortality and expense risk charge of 1.30% of the average daily value of the Contract invested in the Variable Account (1.50% if you are age 76 or older on the Open Date). We also deduct an administrative charge of 0.15% of the average daily value and a distribution charge of 0.20% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% and declines to 0% after the Purchase Payment has been in the Contract for four years.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

If you elect the optional living benefit rider, Secured Returns 2 Benefit, we will assess a quarterly charge equal to 0.125% of your Account Value. In the state of Washington, the charge is assessed on Variable Account Value only.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns 2 Benefit

The Secured Returns 2 Benefit ("Secured Returns 2") guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns 2 Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, or some later date if you choose to "step-up" your GLB amount, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (A step-up of the GLB amount to your current Account Value may be made any time after your fifth Account Anniversary.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for the Benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns 2 Benefit is available only if you are age 84 or younger on the Open Date. If you annuitize, this Benefit terminates. This Benefit may not be available in your state.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on the Open Date, the basic death benefit pays the greatest of your Account Value, your Surrender Value, or your total Purchase Payments (adjusted for withdrawals), all calculated as of your Death Benefit Date. If you were 86 or older on the Open Date, the basic death benefit is equal to the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. During the first four Account Years, this "free withdrawal amount" is equal to 10% of the amount of all Purchase Payments made. All other amounts are subject to the withdrawal charge. After the end of the fourth Account Year, any amount you withdraw is free of withdrawal charges. In addition to the withdrawal charge, amounts you withdraw, transfer or annuitize from the Fixed Account before your Guarantee Period has ended may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:
Sun Life Assurance Company of Canada (U.S.)
P. O. Box 9133
Wellesley Hills, Massachusetts 02481
Toll Free (800) 205-9167

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Account Years Since Issue Date	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4 or more	0%

During the first four Account Years, a portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after your fourth Account Anniversary, any amount withdrawn is free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)**
Mortality and Expense Risks Charge:	1.50%***
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.20%

Total Variable Account Annual Expenses (without optional benefits):	1.85%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider
(as a percentage of average daily net assets):	0.40%+
Maximum Charge for Optional Living Benefit Rider
(assessed at a quarterly rate of 0.125% of Account Value):	0.50%++
Total Variable Account Annual Expenses with Maximum Charges for Optional Death Benefit and Living Benefit Riders:	2.75%++
*

The Annual Account Fee is waived if your Account Value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

All of the Variable Account Annual Expenses, except for the charges for the Optional Living Benefit Rider, are assessed as a percentage of average daily net Variable Account assets. The charge for the Optional Living Benefit Rider is assessed on a quarterly basis at a rate of 0.125% of your total Account Value (an annual rate of 0.50%) except in the state of Washington where the charge is assessed on Variable Account Value only.

***

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.30% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.65% of average daily net Variable Account assets, regardless of your age on the Issue Date. (See "Mortality and Expense Risks Charge.")

+

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
++

If you elect the Optional Living Benefit Rider, you may choose any one of the optional death benefit riders, except EEB Premier Plus. The charge for the Optional Living Benefit can increase at the time of a step-up to an amount equal to the rider fee imposed on newly issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Account Anniversary.

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.57%	1.90%
*	The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration fall within the range shown. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For the purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,198	$2,066	$2,390	$4,810
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$476	$1,430	$2,390	$4,810

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (''Variable Accumulation Units'') is included in the back of this Prospectus as Appendix L.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit riders and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity might not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that required by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a statement of additional information for each Fund, may be obtained without charge from the company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Rydex Funds, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers to and from Guarantee Periods;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Programs. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns 2 Benefit. (See "Optional Living Benefit Rider: Secured Returns 2 Benefit.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to in-force service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative service fee, the distribution fee, or the annual Account Fee; credit additional amounts; grant special Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied.

Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Portfolio Selection Program

One or more portfolio selection programs may be available in connection with the Contracts, at no extra charge. Portfolio selection is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and portfolio selection does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available portfolio selection models, each of which represents a combination of Sub-Accounts with a different level of risk. These portfolio selection models, as well as the terms and conditions of the portfolio selection program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect a portfolio selection program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Capital Protection Plus Program

Under the Capital Protection Plus Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Secured Returns 2 Benefit" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

The "free withdrawal amount" is equal to 10% of the amount of all Purchase Payments you have made. After the fourth Account Anniversary, any amount you withdraw is free of withdrawal charges.

The "free withdrawal amount" that you do not use in an Account Year is not cumulative. In other words, it will not be carried forward or available for use in future Account Years.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of these Payments. Thus, the maximum amount on which we will impose the withdrawal charge in any year will never be more than the total of all Payments that you have not previously withdrawn.

The amount of your withdrawal, if any, that exceeds the total of the free withdrawal amount plus the aggregate amount of all Payments not previously withdrawn, is not subject to the withdrawal charge.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the amount you withdraw by a percentage. As set forth below, the percentage decreases according to the number of complete Account Years since your Issue Date. After your fourth Account Anniversary, any amount you withdraw is free of withdrawal charges. The Withdrawal Charge Scale is as follows:

Number of
Account Years	Withdrawal
Since Your Issue Date	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4 or more	0%

The withdrawal charge will never be greater than 8% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
o	at least one year has passed since your Issue Date,

o	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

o	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase.

The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.20% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.30%, if you are age 75 or younger on the Open Date (1.50%, if you are age 76 or older on the Open Date). If your initial Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Benefit Riders

If you elect the Secured Returns 2 Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value. See "Cost of the Benefit" under "Optional Living Benefit Rider: Secured Returns 2." For Contracts issued in the State of Washington, the charge is assessed on Variable Account Value only.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

                 *As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT

The Secured Returns 2 Benefit ("Benefit" or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization. Secured Returns 2 may not be available in your state.

If you elect the Secured Returns 2 Benefit, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Account Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that you make the election prior to the earliest of your 81st birthday, the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election back to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns 2 Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of Secured Returns 2 might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Return 2 Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in Secured Returns 2.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds (defined below under "Availability") in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 3 in Appendix I. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit.

If you remain in the AB Plan until it matures, you may also be entitled to a refund of the charges you paid for the Secured Returns 2 Benefit. (See "Refund of Rider Charges Under the AB Plan.")

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. Once the GLB amount is reduced to zero, the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted into the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns 2 Benefit.") Provided any GLB amount is not exhausted, any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 in Appendix I.

Availability

Secured Returns 2 is available only if you are age 84 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns 2 and the elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds, Guarantee Period dollar cost averaging programs and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

If you purchased the Secured Returns Benefit ("SR1") prior to the later of September 7, 2004, or the date Secured Returns 2 became available for sale in your state, you were given to opportunity to replace SR1 with Secured Returns 2. If you chose to replace your SR1 with Secured Returns 2, the following terms and conditions apply to your Contract:

o	Your GLB amount did not change.

o

Charges for Secured Returns 2 commenced on the first "Account Quarter" (defined below under "Cost of the Benefit") following the date we received your notification to participate in Secured Returns 2 ("Notification Date"), and were be applied on a pro rata basis starting from the Notification Date.

o	All benefits provided under Secured Returns 2 commenced on the Notification Date.

o	Any refund of rider charges (described below) will only be applied to charges paid after the Notification Date. You will not receive any refund of charges paid for SR1.

o

The time period for measuring the duration of your Secured Returns 2 Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange SR1 for Secured Returns 2 twelve months after your Issue Date, your AB Plan will mature in nine years.

o

If you were participating in the WB Plan on the Notification Date, then you must remain in the WB Plan. If you were participating in the AB Plan on the Notification Date, you may not elect to participate in the WB Plan until after your first Account Anniversary.

Cost of the Benefit

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. For Contracts issued in the State of Washington, the charge for the Benefit will be made as a specific deduction from Variable Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value (Variable Account Value in Washington). The quarterly charge will be determined by multiplying the Account Value (Variable Account Value in Washington) at the end of the Account Quarter by 0.00125. (See Example 12 in Appendix I.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Account Anniversary. (See "Cancellation of the Secured Returns 2 Benefit.")

Withdrawals Under the Secured Returns 2 Benefit

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 in Appendix I.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 in Appendix I.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than the GLB amount. In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under the Secured Returns 2 Benefit, see Examples 6, 7, 9, and 11 in Appendix I.

Cancellation of the Secured Returns 2 Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary.

Revocation of the Secured Returns 2 Benefit

Anytime after your 7th Account Anniversary, you may revoke Secured Returns 2. Once revoked, Secured Returns 2 may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Step-Up of GLB Amount

After your fifth Account Anniversary, you may elect to increase the GLB amount to your then current Account Value. Currently, this step-up election may be made on any day after your fifth Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Account Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB amount if the current Account Value is greater than the current GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee may be changed to an amount equal to the Secured Returns 2 fee charged on newly issued Contracts at that time. This fee may be higher than your current Secured Returns 2 fee as set forth below under "Cost of the Benefit." If we are no longer issuing new Contracts with the Secured Returns 2 Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns 2 rider charges). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 in Appendix I.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of the new GLB amount. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new "maximum WB amount." (See Example 8 in Appendix I.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Subsequent Purchase Payments After a Step-Up of GLB Amount

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Account Anniversary, you must be participating in the AB Plan to make any Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 in Appendix I.)

Renewal of the Secured Returns 2 Benefit

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns 2, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns 2 Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns 2 Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns 2.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Account Anniversary or 10 years from your last Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Return 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such "maturity date." No refund of Secured Return 2 charges will be made if you change from the AB Plan to the WB Plan.

Participant's Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB Plan is scheduled to "mature". If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

Participant's Death Under the WB Plan

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In such case, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
(1)	Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	Your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which or before your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on your Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under basic death benefit (above), or

o

your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under basic death benefit (above), or

o	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
o	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8 and 9-year periods certain are not available if your Account has been issued within the past 4 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.65% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
o	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	any required minimum distribution, or

o	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences, as a general rule, between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plans, as a general rule.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts.  If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the Secured Returns 2 Benefit, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the Secured Returns 2 Benefit, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. (See "Withdrawals under the Secured Returns 2 Benefit".) This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the Secured Returns 2 Benefit, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the Secured Returns 2 Benefit.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns 2 Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns 2 Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.00% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support and product training to the Selling Agents of the Selling Broker-Dealers. These payments may be based on a percentage of Purchase Payments and/or a percentage of Contract Value.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2002, 2003, and 2004 approximately $67,163, $446,387, and $3,084,185, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: WASHINGTON, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; CHICAGO, ILLINOIS -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated December 30, 2005 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

--------------------------------------------------------------------------------
To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Columbia All-Star Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name        _________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant and while the Owner is still alive during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable

Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE", "US", "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the Owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
				Payment
		Hypothetical	Free	Subject to	Withdrawal	Withdrawal
Account		Account	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Amount	Charge	Percentage	Amount
(a)	1	$41,000	$ 4,000	$37,000	8.00%	$2,960
	2	$44,200	$ 4,000	$40,000	8.00%	$3,200
(b)	3	$47,700	$ 4,000	$40,000	7.00%	$2,800
	4	$51,500	$ 4,000	$40,000	6.00%	$2,400
(c)	5	$55,600	$55,600	$ 0	0.00%	$ 0
	6	$60,000	$60,000	$ 0	0.00%	$ 0
(a)

The free withdrawal amount in any year is equal to 10% of all of the Purchase Payments you have made. In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $37,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $4,000.

(b)

In Account Year 3, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The Account Value minus the free withdrawal amount is $47,700 minus $4,000, which equals $43,700; however, the amount subject to a withdrawal charge is capped at the amount of your unliquidated Purchase Payments. Therefore, the amount subject to a withdrawal charge is $40,000, which is the amount of your unliquidated Purchase Payments.

(c)	In Account Year 5, you have passed your fourth Account Anniversary, so no withdrawal charges apply to any withdrawals you make.

Partial Withdrawal:

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there is a series of four partial withdrawals made during the fourth Account Year of $3,000, $8,000, $12,000, and $22,000.

								Remaining
		Hypothetical	Free		Amount of			Free
		Account	Withdrawal		Withdrawal			Withdrawal	Hypothetical
		Value	Amount		Subject to	Withdrawal	Withdrawal	Amount	Account
Account		Before	Before	Amount of	Withdrawal	Charge	Charge	After	Value after
Year		Withdrawal	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal	Withdrawal

1		$41,000	$4,000	$ 0	$ 0	8.00%	$ 0	$4,000	$41,000
2		$44,200	$4,000	$ 0	$ 0	8.00%	$ 0	$4,000	$44,200
3		$47,700	$4,000	$ 0	$ 0	7.00%	$ 0	$4,000	$47,700
(a)	4	$48,200	$4,000	$ 3,000	$ 0	6.00%	$ 0	$1,000	$45,200
(b)	4	$46,000	$1,000	$ 8,000	$ 7,000	6.00%	$ 420	$ 0	$38,000
(c)	4	$38,250	$ 0	$12,000	$12,000	6.00%	$ 720	$ 0	$26,250
(d)	4	$26,650	$ 0	$22,000	$21,000	6.00%	$1,260	$ 0	$ 4,650

Totals				$45,000	$40,000	6.00%	$2,400	$ 0	$ 4,650

(a)

In Account Year 4, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The partial withdrawal amount of $3,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $3,000 was taken, the remaining free withdrawal amount in Account Year 4 is $4,000 - $3,000 = $1,000. Therefore, $1,000 of the $8,000 withdrawal is not subject to a withdrawal charge, and $7,000 is subject to a withdrawal charge. Of the $11,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $7,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $33,000.

(c)

Since $4,000 of the two prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $4,000 - $4,000 = $0. Therefore, the entire $12,000 withdrawal is subject to a withdrawal charge. Of the $23,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $19,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $21,000.

(d)

Since $4,000 of the three prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $4,000 - $4,000 = $0. The amount of unliquidated Purchase Payments remaining before this withdrawal is $21,000. Therefore, $21,000 of the $22,000 withdrawal is taken from Purchase Payments and is subject to a withdrawal charge, and $1,000 of the withdrawal is taken from earnings and is not subject to a withdrawal charge. Of the $45,000 withdrawn to date, $4,000 has been from the free withdrawal amount, $40,000 has been from Purchase Payments, and $1,000 has been from earnings. The amount of unliquidated Purchase Payments is now equal to $0. Note that if the $4,650 remaining balance was withdrawn, it would all be from earnings and not subject to a withdrawal charge. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

PART 2 -- Fixed Account -- Examples of the Market Value Adjustment ("MVA")

     The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

     These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

(2)	The date of surrender is 2 years from the Expiration Date (N = 24).

(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

(4)	The interest earned in the current Account Year is $674.16.

(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

    The MVA factor       =      [(1 + I) / (1 + J + b)] ^ (N/12)   -1

                                        =     [(1 + .06) / (1 + .08)] ^ (24/12) -1

                                        =     (.981^ 2) -1

                                        =     .963 -1

                                        =  -  .037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

          ($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

    The MVA factor       =     [(1 + I) / (1 + J + b)] ^ (N/12)   -1

                                        =     [(1 + .06) / (1 + .05)] ^ (24/12) -1

                                        =     (1.010 ^ 2) -1

                                        =     1.019 -1

                                        =     .019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

          ($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19. $25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 76,450.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 56,950.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the eighth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 89,950
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

* Adjusted Purchase Payments can be calculated as follows:

Purchase Payments x (Account Value after withdrawal / Account Value before withdrawal) = $100,000 x ($120,000 / $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the Owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier amount	=	$ 13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal/Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the Owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 8. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

SECURED RETURNS 2 BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2005 with an initial Purchase Payment of $100,000 and you selected the Secured Returns 2 Program. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

o	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Low investment performance; no WB election, Step-up elected.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

o	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 3: High investment performance; no WB election, Refund applies.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

o	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.
o	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Low investment performance; WB election.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

o	On December 31, 2014, your GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.
o	These withdrawals of $7,000 continue until the GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates and no renewal is available.

EXAMPLE 5: High investment performance; WB election, Step-up elected.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

o	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.
o	These $7,000 withdrawals continue. On December 31, 2020, the GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.
o

Assume that you withdraw $3,000 on February 12, 2021. At this time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.
o	Assume that you did not elect the WB plan at any time.
o	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.
o	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.
o	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your GLB amount is now $95,000. Assume that your Account Value is now $88,000.
o

Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Account Year, so the maximum WB amount has not been exceeded yet. Your GLB amount is now $90,000. Assume that your Account Value is now $80,000.

o

Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Account Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account is $79,000 just before the withdrawal, and $74,000 just after the withdrawal.

o

Because your withdrawals exceeded the maximum WB amount, your GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) / $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 / 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance, Step-up elected.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume you make no withdrawals. On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your GLB amount, you may step-up your GLB amount to $124,000. Assume that you do not step-up. Your GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o

Assume that you make a withdrawal of $5,000 on March 3, 2010. Your GLB amount is now $95,000. Assume that your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400. Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

o

Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Account Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

o

On January 2, 2011 you begin a new Account Year. Therefore, you can withdraw $8,400 in this new Account Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Account Year. On December 31, 2011, the GLB amount equals $108,200. Assume that, on this date, your Account Value equals $110,000.

o	Assume that you continue to withdraw $8,400 each Account Year. On December 31, 2023, the GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.
o

Assume that you withdraw $7,400 on March 12, 2024. At that time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.
o	Assume that you did not elect the WB Plan at any time.
o	On June 1, 2010, you deposit an additional $80,000.
o	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)]
o	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.
o	On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 - (40,000/240,000)].
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Step-up and Sub-deposits under the AB Plan; high investment performance, Step-up elected, Refund applies.
o

Assume that you did not elect the WB Plan at any time and that your Designated Funds had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o	On June 1, 2011, you deposit an additional $80,000.
o

On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

o	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.
o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Secured Returns 2 with a new GLB amount of $295,130 at the cost and terms available to new Owners.

EXAMPLE 11: Withdrawals with Sub-deposits under the WB Plan.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On January 1, 2007, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o	On January 6, 2007, you make an additional deposit of $50,000.
o	Your GLB amount is reset to $143,000 ($93,000 + $50,000).
o	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].
o	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.
o	On January 1, 2008, your GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional deposits and the maximum WB amount is withdrawn annually.
o

Assume that on January 1, 2016, your Account Value is $0. Your GLB amount will be $48,500 [$132,500 - ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates and no Secured Returns 2 renewal is available.

EXAMPLE 12: Calculation of Explicit Rider Charges.
o

Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

o

On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

o

On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

o

On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

o

This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount equal to the ending January 1, 2015 Account Value at the cost and terms available to new Owners.

APPENDIX J

SECURED RETURNS BENEFIT

Prior to September 7, 2004, an optional living benefit rider, "Secured Returns Benefit," was available on all Contracts. An enhanced optional benefit rider, Secured Returns 2 Benefit ("Secured Returns 2"), became effective on September 7, 2004. It was made available on September 7, 2004, on all Contracts issued in states that had already approved the enhanced rider and as soon thereafter on Contracts issued in other states as those states approved the enhanced rider. For purposes of this appendix, the "date of availability" is the later of September 7, 2004, or the date Secured Returns 2 became available for sale in the state of issuance. On all Contracts issued before the "date of availability", unless the Contract Owner elected to replace Secured Returns with Secured Returns 2 as described in the prospectus under "Availability" under "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT", the following prospectus disclosure is effective:
1.	The section entitled "Optional Living Benefit Rider: Secured Returns 2 Benefit" under the heading "PRODUCT HIGHLIGHTS," is replaced by the following disclosure:

Optional Living Benefit Rider: Secured Returns Benefit

The Secured Returns Benefit guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. This Benefit may not be available in your state.
2.	The first two tables under the heading "FEES AND EXPENSES," are replaced with the following disclosure:

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Account Years Since Issue Date	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4 or more	0%

During the first four Account Years, a portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after your fourth Account Anniversary, any amount withdrawn is free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges --Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.50%**
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.20%

Total Variable Account Annual Expenses (without optional benefits):	1.85%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***
Maximum Charge for Optional Living Benefit Rider:	0.40%****

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.50%****
*

The Annual Account Fee is waived if your Account Value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.30% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.65% of average daily net Variable Account assets, regardless of your age on the Issue Date. (See "Mortality and Expense Risks Charge.")

***

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
****

If you elect the Optional Living Benefit Rider, the only optional death benefit rider available to you is the EEB Premier rider at a cost of 0.25% of average daily net assets. Therefore, the Total Variable Account Annual Expenses would be equal to the amount shown in the above table. We will continue to deduct the charge for the Option Living Benefit Rider until you annuitize your Contract or your Option Living Benefit Rider expires or is revoked. (See "Optional Living Benefit Rider: Secured Returns Benefit.")

3.	Under the heading "EXAMPLE", the current disclosure is replaced with the following disclosure:

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For the purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,175	$2,001	$2,278	$4,614
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$451	$1,360	$2,278	$4,614
4.	The section "Charges for Optional Benefit Riders" under the heading "CONTRACT EXPENSES" is replaced with the following disclosure:

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

Rider(s) You Elect*	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

             * As defined below under "Optional Death Benefits."
5.	Under the heading "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT," the current disclosure is replaced with the following disclosure:

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS BENEFIT

The Secured Returns Benefit ("Benefit") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. The Benefit may not be available in your state.

If you elect the Secured Returns Benefit, you may choose to receive your Secured Returns Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect the Secured Returns Benefit, you are automatically enrolled in the AB Plan. Any time prior to your 81st birthday, you may elect instead to receive your Secured Returns Benefit under the WB Plan. There is no waiting period for participation in the WB Plan, but you must make your election prior to your 10th Account Anniversary or annuitization, whichever is earlier. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of the Secured Returns Benefit might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Return Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in the Secured Returns Benefit.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage Guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 in Appendix I below. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns Benefit.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns Benefit.") Any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments if you have elected the WB Plan.

For examples of how we calculate benefits under the WB Plan, see Examples 3 and 4 in Appendix I below.

Availability

The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may not combine the Benefit with any optional death benefit rider other than the EEB Premier rider.

To participate in the Secured Returns Benefit, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Cost of the Benefit

If you elect the Secured Returns Benefit with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. If you elect the Secured Returns Benefit with the EEB Premier rider, we will assess your Contract an annual charge of 0.65% of your average daily net assets. We will continue to deduct this annual charge until you annuitize or your Secured Returns Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) may not terminate the annual charge. (See "Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit.")

Withdrawals Under the Secured Returns Benefit

All withdrawals under the Secured Returns Benefit are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected the Secured Returns Benefit, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 5 and 7 in Appendix I below.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 6 in Appendix I below.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns Benefits if your Account Value is less than the GLB amount. In addition, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under the Secured Returns Benefit, see Examples 5 through 8 in Appendix I below.

Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns Benefit will be automatically cancelled.

Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns Benefit will be cancelled.

Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary. After your 7th Account Anniversary, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be cancelled and the cost of such rider (0.25% of your average daily Account Value) will remain.

Revocation of the Secured Returns Benefit

Anytime after your 7th Account Anniversary, the Secured Returns Benefit may be revoked. Once revoked, the Benefit may not be reinstated. After the Benefit has been revoked, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elect the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be revoked and the charge of the rider (0.25% of your average daily Account Value) will continue.

Renewal of the Secured Returns Benefit

If you elected to participate in the AB Plan and you remained in the Plan for the entire 10-year period, you may elect to renew your participation in the Secured Returns Benefit, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns Benefit to new Owners. If we do so, renewals will no longer be available.

If you elected to participate in the WB Plan during your initial 10-year period, you may not renew your participation in the Secured Returns Benefit.

Participant's Death Under the AB Plan

If you (as Participant) die while the AB Plan is still in force, all benefits and charges under Secured Returns Benefit will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and your 10th Account Anniversary. If your surviving spouse does not elect the WB Plan, the AB Plan will continue. In such case, the benefits under AB Plan will be determined according to the original 10-year period. In all cases, the GLB amount will not reset upon your death.

Participant's Death Under the WB Plan

If you (as Participant) die while the WB Plan is in force and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, the Secured Returns Benefit will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance " under "DEATH BENEFIT.") In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Certificate, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

6.	"APPENDIX I: SECURED RETURNS 2 BENEFIT EXAMPLES" is replaced with the following Appendix:

APPENDIX I

SECURED RETURNS BENEFIT EXAMPLES

All of the following examples are based upon the assumption you selected the Secured Returns Benefit on or before your Issue Date.

Examples 1 through 4 demonstrate how we calculate your Secured Returns Benefit assuming you make no subsequent Purchase Payments and you make no withdrawals other than those satisfying the maximum WB amount under the WB Plan. Examples 1 and 2 show your benefit under the AB Plan, and Examples 3 and 4 show your benefit under the WB Plan.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.

o

Assume that on January 1, 2013, your Account Value is $85,000. On that date, your Account Value will be increased by $15,000 ($100,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: High investment performance; no WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance.

o

Assume that on January 1, 2013, your Account Value is $200,000. Because your Account Value is greater that the GLB amount of $100,000, your Account Value will not be increased. If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $200,000 at the cost and terms available to new Owners.

EXAMPLE 3: Low investment performance; WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $80,000. These withdrawals continue for seven more years.
o

On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $0. These withdrawals of $7,000 continue until the GLB amount runs out in year 15, after the final withdrawal of $2,000 has been taken. At that time, the Benefit terminates and no renewal applies.

EXAMPLE 4: High investment performance; WB election
o	Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).
o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $90,000. These withdrawals continue for seven more years.
o	On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $50,000. These withdrawals continue for 5 more years.
o	On December 31, 2016, the GLB amount equals $2,000 ($37,000 - ($7,000 x 5 years)). Assume the Account Value equals $30,000.
o

Assume that, on December 31, 2017, your withdraw the remaining $2,000 to exhaust the GLB amount. The Secured Returns Benefit thus terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No renewal is available.

Examples 5 through 8 demonstrate how withdrawals and subsequent Purchase Payments affect your Secured Returns Benefit. Examples 5 and 7 show how withdrawals affect your benefits under the AB Plan. Example 6 shows the effect of withdrawing more than the maximum WB amount under the WB Plan in any one Account Year. Examples 7 and 8 show the effects of making subsequent Purchase Payments.

EXAMPLE 5: Withdrawals Under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Your GLB amount is $100,000.
o

Assume that on January 1, 2004, your Account Value is $110,000 and you withdraw 10% of your Account Value (or $11,000). Your GLB amount will be reset to $90,000, i.e., the previous GLB amount ($100,000) reduced proportional to the amount of Account Value withdrawn (10%), or $100,000 - (10% of $100,000). Assume you make no more withdrawals or deposits and that your Account Value.

o

On January 1, 2013, the Account Value is $85,000. Your Account Value will be increased by $5,000 ($90,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit, at the cost and terms available to new Owners, with a new GLB amount of $90,000.

EXAMPLE 6: Withdrawals Under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB Plan at issue. Your maximum WB amount would be $7,000 (i.e., 7% of the $100,000).

o	Assume that, on January 1, 2004, your Account Value is $95,000. Assume that no withdrawals have been made. Your GLB amount is still $100,000 and your maximum WB amount is still $7,000.
o

Assume that, on September 3, 2004, your Account Value is $93,000 and you withdraw $5,000. Your Account Value is thus reduced to $88,000, and your GLB amount is reduced to $95,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Contract Year without exceeding your maximum WB amount for the Contract Year.

o

Assume that, on January 4, 2005, your Account Value is $85,000 and you withdraw another $5,000. Your Account Value is thus reduced to $80,000. This is now a new Contract Year, so the maximum WB amount has not yet been exceeded. Your GLB amount is reduced to $90,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Contract Year without exceeding your maximum WB amount for the Contract Year.

o

Assume that, on November 4, 2005, your Account Value is $79,000 and you withdraw another $5,000. Your Account Value is thus reduced to $74,000. Your total withdrawals for the current Contract Year equal $10,000 ($5,000 + $5,000), a total of $3,000 in excess of your maximum WB amount. Your remaining GLB amount is thus reduced to $74,000; i.e., the lesser of your Account Value ($74,000) and your previous remaining GLB amount reduced dollar for dollar by the withdrawal ($90,000 - $5,000). Your maximum WB amount is reduced so that the date on which the GLB amount expires will be the same date it would have expired had the maximum WB been withdrawn every year, i.e., ($90,000 - $2,000) / $7000 = 12.57 years. Thus the maximum WB amount will become $5,887 ($74,000/12.57).

EXAMPLE 7: Withdrawals with Subsequent Purchase Payments under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB Plan at any time.
o	On June 1, 2007, you make a subsequent Purchase Payment of $100,000. Your GLB amount is now $185,000, i.e., ($100,000 x 100%) + ($100,000 x 85%).
o

Assume that, on June 1, 2009, your Account Value is $240,000 and you withdraw $40,000 . Your Account Value is reduced to $200,000. Your GLB amount is reset to $154,167, i.e., the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $185,000 x ($200,000/$240,000). Assume you make no more withdrawals or subsequent Purchase Payments.

o

Assume that, on January 1, 2013, your Account Value is $125,000. On that date, your Account Value will be increased by $29,167 ($154,167 - $125,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $154,167 at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals with Subsequent Purchase Payments under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On January 1, 2004, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o

Assume that, on January 6, 2004, you make an additional deposit of $50,000. Your GLB amount is reset to $143,000 ($93,000 + $50,000). Your maximum WB amount is reset to $10,500 ($7,000 + (7% x $50,000)). Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

o

Assume that, on January 1, 2005, you withdraw the maximum WB amount of $10,500 and your GLB amount is $132,500 ($143,000 - $10,500). Assume that no additional subsequent Purchase Payments are made and the maximum WB amount is withdrawn annually.

o

Assume that, on January 1, 2013, your Account Value equals $0. Your GLB amount will be $48,500, i.e., ($132,500 - ($10,500 x 8 years). Withdrawals will continue until the GLB amount is exhausted. No renewal of the Secured Returns Benefit is available.

APPENDIX K

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year

AIM V.I. Capital Appreciation Fund Series 2 - Level 1	2004	9.4957	9.9300	93
	2003	7.4738	9.4957	94
	2002	10.0000	7.4738	95

AIM V.I. Capital Appreciation Fund Series 2 - Level 2	2004	9.4617	9.8742	5,404
	2003	7.4622	9.4617	7,235
	2002	10.0000	7.4622	732

AIM V.I. Capital Appreciation Fund Series 2 - Level 3	2004	9.4532	9.8604	0
	2003	7.4593	9.4532	0
	2002	10.0000	7.4593	0

AIM V.I. Capital Appreciation Fund Series 2 - Level 4	2004	9.4277	9.8187	1,130
	2003	7.4505	9.4277	1,131
	2002	10.0000	7.4505	850

AIM V.I. Capital Appreciation Fund Series 2 - Level 5	2004	9.4192	9.8048	0
	2003	7.4476	9.4192	0
	2002	10.0000	7.4476	0

AIM V.I. Capital Appreciation Fund Series 2 - Level 6	2004	9.3938	9.7633	0
	2003	7.4389	9.3938	0
	2002	10.0000	7.4389	0

AIM V.I. Capital Appreciation Fund Series 2 - Level 7	2004	11.7788	12.2359	0
	2003	10.0000	11.7788	0

AIM V.I. Capital Appreciation Fund Series 2 - Level 8	2004	11.7635	12.1949	0
	2003	10.0000	11.7635	0

AIM V.I. International Growth Fund Series 2 - Level 1	2004	10.3584	12.6019	1,222
	2003	8.1899	10.3584	1,223
	2002	10.0000	8.1899	2,584

AIM V.I. International Growth Fund Series 2 - Level 2	2004	10.3213	12.5311	8,189
	2003	8.1772	10.3213	8,280
	2002	10.0000	8.1772	12,713

AIM V.I. International Growth Fund Series 2 - Level 3	2004	8.1740	12.5136	459
	2003	8.1740	8.1740	460
	2002	10.0000	8.1740	3,127

AIM V.I. International Growth Fund Series 2 - Level 4	2004	10.2842	12.4607	526
	2003	8.1645	10.2842	1,089
	2002	10.0000	8.1645	13,729

AIM V.I. International Growth Fund Series 2 - Level 5	2004	10.2750	12.4431	0
	2003	8.1613	10.2750	0
	2002	10.0000	8.1613	0

AIM V.I. International Growth Fund Series 2 - Level 6	2004	10.2473	12.3905	0
	2003	8.1517	10.2473	1,937
	2002	10.0000	8.1517	4,279

AIM V.I. International Growth Fund Series 2 - Level 7	2004	12.3336	14.9055	0
	2003	10.0000	12.3336	0

AIM V.I. International Growth Fund Series 2 - Level 8	2004	12.3175	14.8555	0
	2003	10.0000	12.3175	0

AIM V.I. Premier Equity Fund Series 2 - Level 1	2004	8.7349	9.0623	665
	2003	7.1148	8.7349	693
	2002	10.0000	7.1148	744

AIM V.I. Premier Equity Fund Series 2 - Level 2	2004	8.7036	9.0114	4,357
	2003	7.1037	8.7036	4,337
	2002	10.0000	7.1037	7,607

AIM V.I. Premier Equity Fund Series 2 - Level 3	2004	8.6959	8.9988	146
	2003	7.1009	8.6959	138
	2002	10.0000	7.1009	138

AIM V.I. Premier Equity Fund Series 2 - Level 4	2004	8.6724	8.9607	358
	2003	7.0926	8.6724	359
	2002	10.0000	7.0926	61

AIM V.I. Premier Equity Fund Series 2 - Level 5	2004	8.6646	8.9480	0
	2003	7.0899	8.6646	0
	2002	10.0000	7.0899	0

AIM V.I. Premier Equity Fund Series 2 - Level 6	2004	8.6412	8.9102	0
	2003	7.0816	8.6412	0
	2002	10.0000	7.0816	0

AIM V.I. Premier Equity Fund Series 2 - Level 7	2004	11.3905	11.7390	0
	2003	10.0000	11.3905	0

AIM V.I. Premier Equity Fund Series 2 - Level 8	2004	11.3756	11.6997	0
	2003	10.0000	11.3756	0

AllianceBernstein VP Premier Growth Portfolio - Level 1	2004	8.8406	9.4199	18,378
	2003	7.2863	8.8406	11,198
	2002	10.0000	7.2863	1,157

AllianceBernstein VP Premier Growth Portfolio - Level 2	2004	8.8090	9.3670	73,936
	2003	7.2749	8.8090	40,791
	2002	10.0000	7.2749	6,639

AllianceBernstein VP Premier Growth Portfolio - Level 3	2004	8.8011	9.3539	3,853
	2003	7.2721	8.8011	3,250
	2002	10.0000	7.2721	2,660

AllianceBernstein VP Premier Growth Portfolio - Level 4	2004	8.7773	9.3143	132,902
	2003	7.2636	8.7773	78,424
	2002	10.0000	7.2636	11,135

AllianceBernstein VP Premier Growth Portfolio - Level 5	2004	8.7694	9.3012	0
	2003	7.2608	8.7694	0
	2002	10.0000	7.2608	0

AllianceBernstein VP Premier Growth Portfolio - Level 6	2004	8.7458	9.2618	27,857
	2003	7.2523	8.7458	18,317
	2002	10.0000	7.2523	2,774

AllianceBernstein VP Premier Growth Portfolio - Level 7	2004	11.0552	11.7015	23,863
	2003	10.0000	11.0552	15,714

AllianceBernstein VP Premier Growth Portfolio - Level 8	2004	11.0408	11.6623	2,523
	2003	10.0000	11.0408	2,512

AllianceBernstein VP Growth & Income Portfolio - Level 1	2004	9.8180	10.7391	32,384
	2003	7.5520	9.8180	23,122
	2002	10.0000	7.5520	5,394

AllianceBernstein VP Growth & Income Portfolio - Level 2	2004	9.7828	10.6788	135,945
	2003	7.5403	9.7828	94,444
	2002	10.0000	7.5403	38,697

AllianceBernstein VP Growth & Income Portfolio - Level 3	2004	9.7741	10.6639	3,263
	2003	7.5373	9.7741	2,645
	2002	10.0000	7.5373	3,359

AllianceBernstein VP Growth & Income Portfolio - Level 4	2004	9.7477	10.6188	123,359
	2003	7.5285	9.7477	77,889
	2002	10.0000	7.5285	13,582

AllianceBernstein VP Growth & Income Portfolio - Level 5	2004	9.7389	10.6038	0
	2003	7.5256	9.7389	0
	2002	10.0000	7.5256	0

AllianceBernstein VP Growth & Income Portfolio - Level 6	2004	9.7127	10.5589	27,436
	2003	7.5168	9.7127	19,569
	2002	10.0000	7.5168	4,240

AllianceBernstein VP Growth & Income Portfolio - Level 7	2004	11.7678	12.7865	20,675
	2003	10.0000	11.7678	14,863

AllianceBernstein VP Growth & Income Portfolio - Level 8	2004	11.7524	12.7437	1,889
	2003	10.0000	11.7524	1,931

AllianceBernstein VP Technology Portfolio - Level 1	2004	8.6127	8.9011	68
	2003	6.0902	8.6127	338
	2002	10.0000	6.0902	252

AllianceBernstein VP Technology Portfolio - Level 2	2004	8.5819	8.8511	0
	2003	6.0807	8.5819	0
	2002	10.0000	6.0807	0

AllianceBernstein VP Technology Portfolio - Level 3	2004	8.5742	8.8387	0
	2003	6.0784	8.5742	0
	2002	10.0000	6.0784	0

AllianceBernstein VP Technology Portfolio - Level 4	2004	8.5511	8.8013	0
	2003	6.0712	8.5511	0
	2002	10.0000	6.0712	0

AllianceBernstein VP Technology Portfolio - Level 5	2004	8.5434	8.7889	0
	2003	6.0689	8.5434	0
	2002	10.0000	6.0689	0

AllianceBernstein VP Technology Portfolio - Level 6	2004	8.5203	8.7517	0
	2003	6.0618	8.5203	0
	2002	10.0000	6.0618	0

AllianceBernstein VP Technology Portfolio - Level 7	2004	12.4572	12.7890	0
	2003	10.0000	12.4572	0

AllianceBernstein VP Technology Portfolio - Level 8	2004	12.4410	12.7461	0
	2003	10.0000	12.4410	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 1	2004	12.5979	15.3598	0
	2003	8.9529	12.5979	0
	2002	10.0000	8.9529	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 2	2004	12.5528	15.2736	6,651
	2003	8.9391	12.5528	6,937
	2002	10.0000	8.9391	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 3	2004	12.5416	15.2522	0
	2003	8.9356	12.5416	0
	2002	10.0000	8.9356	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 4	2004	12.5078	15.1877	0
	2003	8.9251	12.5078	0
	2002	10.0000	8.9251	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 5	2004	12.4965	15.1663	0
	2003	8.9217	12.4965	0
	2002	10.0000	8.9217	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 6	2004	12.4628	15.1022	0
	2003	8.9112	12.4628	0
	2002	10.0000	8.9112	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 7	2004	13.3735	16.1974	0
	2003	10.0000	13.3735	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 8	2004	13.3561	16.1432	0
	2003	10.0000	13.3561	0

Fidelity VIP Dynamic Capital Appreciation Portfolio - Level 1	2004	10.6211	10.5794	0
	2003	8.6455	10.6211	0
	2002	10.0000	8.6455	0

Fidelity VIP Dynamic Capital Appreciation Portfolio - Level 2	2004	10.5831	10.5200
	2003	8.6321	10.5831	0
	2002	10.0000	8.6321	0

Fidelity VIP Dynamic Capital Appreciation Portfolio - Level 3	2004	10.5736	10.5052	0
	2003	8.6287	10.5736	0
	2002	10.0000	8.6287	0

Fidelity VIP Dynamic Capital Appreciation Portfolio - Level 4	2004	10.5451	10.4608	0
	2003	8.6186	10.5451	0
	2002	10.0000	8.6186	0

Fidelity VIP Dynamic Capital Appreciation Portfolio - Level 5	2004	10.5356	10.4460	0
	2003	8.6153	10.5356	0
	2002	10.0000	8.6153	0

Fidelity VIP Dynamic Capital Appreciation Portfolio - Level 6	2004	10.5072	10.4018	0
	2003	8.6052	10.5072	0
	2002	10.0000	8.6052	0

Fidelity VIP Dynamic Capital Appreciation Portfolio - Level 7	2004	11.3016	11.1826	0
	2003	10.0000	11.3016	0

Fidelity VIP Dynamic Capital Appreciation Portfolio - Level 8	2004	11.2869	11.1451	0
	2003	10.0000	11.2869	0

Fidelity VIP Equity Income Portfolio - Level 1	2004	10.0838	11.0310	4,760
	2003	7.8850	10.0838	5,102
	2002	10.0000	7.8850	7,242

Fidelity VIP Equity Income Portfolio - Level 2	2004	10.0477	10.9691	18,578
	2003	7.8728	10.0477	19,056
	2002	10.0000	7.8728	13,087

Fidelity VIP Equity Income Portfolio - Level 3	2004	10.0387	10.9537	0
	2003	7.8697	10.0387	0
	2002	10.0000	7.8697	0

Fidelity VIP Equity Income Portfolio - Level 4	2004	10.0116	10.9074	6,644
	2003	7.8605	10.0116	6,640
	2002	10.0000	7.8605	7,055

Fidelity VIP Equity Income Portfolio - Level 5	2004	10.0026	10.8920	0
	2003	7.8575	10.0026	0
	2002	10.0000	7.8575	0

Fidelity VIP Equity Income Portfolio - Level 6	2004	9.9756	10.8459	0
	2003	7.8483	9.9756	0
	2002	10.0000	7.8483	0

Fidelity VIP Equity Income Portfolio - Level 7	2004	12.0909	13.1390	0
	2003	10.0000	12.0909	0

Fidelity VIP Equity Income Portfolio - Level 8	2004	12.0751	13.0949	0
	2003	10.0000	12.0751	0

Fidelity VIP Growth Opportunities Portfolio - Level 1	2004	9.8901	10.3967	674
	2003	7.7709	9.8901	674
	2002	10.0000	7.7709	674

Fidelity VIP Growth Opportunities Portfolio - Level 2	2004	9.8547	10.3383	0
	2003	7.7588	9.8547	0
	2002	10.0000	7.7588	0

Fidelity VIP Growth Opportunities Portfolio - Level 3	2004	9.8459	10.3239	0
	2003	7.7558	9.8459	0
	2002	10.0000	7.7558	0

Fidelity VIP Growth Opportunities Portfolio - Level 4	2004	9.8193	10.2802	0
	2003	7.7467	9.8193	0
	2002	10.0000	7.7467	0

Fidelity VIP Growth Opportunities Portfolio - Level 5	2004	9.8105	10.2657	0
	2003	7.7437	9.8105	0
	2002	10.0000	7.7437	0

Fidelity VIP Growth Opportunities Portfolio - Level 6	2004	9.7840	10.2222	0
	2003	7.7347	9.7840	0
	2002	10.0000	7.7347	0

Fidelity VIP Growth Opportunities Portfolio - Level 7	2004	11.5942	12.1074	0
	2003	10.0000	11.5942	0

Fidelity VIP Growth Opportunities Portfolio - Level 8	2004	11.5791	12.0668	0
	2003	10.0000	11.5791	0

Franklin Growth & Income Fund - Level 1	2004	12.5160	13.6155	788
	2003	10.0000	12.5160	693

Franklin Growth & Income Fund - Level 2	2004	12.4990	13.5693	4,122
	2003	10.0000	12.4990	2,995

Franklin Growth & Income Fund - Level 3	2004	12.4948	13.5578	0
	2003	10.0000	12.4948	0

Franklin Growth & Income Fund - Level 4	2004	12.4820	13.5232	766
	2003	10.0000	12.4820	766

Franklin Growth & Income Fund - Level 5	2004	12.4778	13.5116	0
	2003	10.0000	12.4778	0

Franklin Growth & Income Fund - Level 6	2004	12.4650	13.4771	0
	2003	10.0000	12.4650	0

Franklin Growth & Income Fund - Level 7	2004	12.0759	13.0497	0
	2003	10.0000	12.0759	0

Franklin Growth & Income Fund - Level 8	2004	12.0602	13.0059	0
	2003	10.0000	12.0602	0

Galaxy VIP Columbia Real Estate Equity Fund II - Level 1	2004	12.4518	15.9988	1,709
	2003	9.4697	12.4518	1,614
	2002	10.0000	9.4697	9

Galaxy VIP Columbia Real Estate Equity Fund II - Level 2	2004	12.4073	15.9090	7,631
	2003	9.4551	12.4073	7,196
	2002	10.0000	9.4551	1,023

Galaxy VIP Columbia Real Estate Equity Fund II - Level 3	2004	12.3962	15.8867	114
	2003	9.4514	12.3962	132
	2002	10.0000	9.4514	169

Galaxy VIP Columbia Real Estate Equity Fund II - Level 4	2004	12.3628	15.8196	3,950
	2003	9.4404	12.3628	2,069
	2002	10.0000	9.4404	1,731

Galaxy VIP Columbia Real Estate Equity Fund II - Level 5	2004	12.3517	15.7973	0
	2003	9.4367	12.3517	0
	2002	10.0000	9.4367	0

Galaxy VIP Columbia Real Estate Equity Fund II - Level 6	2004	12.3184	15.7305	377
	2003	9.4257	12.3184	433
	2002	10.0000	9.4257	0

Galaxy VIP Columbia Real Estate Equity Fund II - Level 7	2004	12.0820	15.4207	0
	2003	10.0000	12.0820	0

Galaxy VIP Columbia Real Estate Equity Fund II - Level 8	2004	12.0662	15.3690	0

Colonial High Yield Securities Fund - Level 1	2004	10.0000	10.0000	0
	2003	9.4589	10.0000	0
	2002	10.0000	9.4589	1,059

Colonial High Yield Securities Fund - Level 2	2004	10.0000	10.0000	0
	2003	9.4442	10.0000	0
	2002	10.0000	9.4442	6,411

Colonial High Yield Securities Fund - Level 3	2004	10.0000	10.0000	0
	2003	9.4405	10.0000	0
	2002	10.0000	9.4405	1,171

Colonial High Yield Securities Fund - Level 4	2004	10.0000	10.0000	0
	2003	9.4295	10.0000	0
	2002	10.0000	9.4295	4,224

Colonial High Yield Securities Fund - Level 5	2004	10.0000	10.0000	0
	2003	9.4258	10.0000	0
	2002	10.0000	9.425843	0

Colonial High Yield Securities Fund - Level 6	2004	10.0000	10.0000	0
	2003	9.4149	10.0000	0
	2002	10.0000	9.4149	2,460

Colonial High Yield Securities Fund - Level 7	2004	10.0000	10.0000	0
	2003	10.0000	10.0000	0

Colonial High Yield Securities Fund - Level 8	2004	10.0000	10.0000	0
	2003	10.0000	10.0000	0

Colonial Strategic Income Fund - Level 1	2004	12.3213	13.3116	1,919
	2003	10.5890	12.3213	2,057
	2002	10.0000	10.5890	1,446

Colonial Strategic Income Fund - Level 2	2004	12.2772	13.2369	166,047
	2003	10.5726	12.2772	140,933
	2002	10.0000	10.5726	35,939

Colonial Strategic Income Fund - Level 3	2004	12.2662	13.2183	98
	2003	10.5685	12.2662	97
	2002	10.0000	10.5685	95

Colonial Strategic Income Fund - Level 4	2004	12.2331	13.1624	28,295
	2003	10.5562	12.2331	21,005
	2002	10.0000	10.5562	1,728

Colonial Strategic Income Fund - Level 5	2004	12.2221	13.1439	0
	2003	10.5520	12.2221	0
	2002	10.0000	10.5520	0

Colonial Strategic Income Fund - Level 6	2004	12.1892	13.0883	319
	2003	10.5397	12.1892	320
	2002	10.0000	10.5397	0

Colonial Strategic Income Fund - Level 7	2004	10.6186	11.3961	558
	2003	10.0000	10.6186	0

Colonial Strategic Income Fund - Level 8	2004	10.6048	11.3579	0
	2003	10.0000	10.6048	0

Liberty Growth & Income Fund, Variable Series - Level 1	2004	8.9024	9.9336	15,080
	2003	7.5644	8.9024	8,052
	2002	10.0000	7.5644	6,832

Liberty Growth & Income Fund, Variable Series - Level 2	2004	8.8705	9.8778	27,427
	2003	7.5527	8.8705	12,078
	2002	10.0000	7.5527	11,388

Liberty Growth & Income Fund, Variable Series - Level 3	2004	8.8625	9.8639	266
	2003	7.5497	8.8625	271
	2002	10.0000	7.5497	262

Liberty Growth & Income Fund, Variable Series - Level 4	2004	8.8386	9.8222	4,325
	2003	7.5409	8.8386	4,327
	2002	10.0000	7.5409	259

Liberty Growth & Income Fund, Variable Series - Level 5	2004	8.8307	9.8083	0
	2003	7.5380	8.8307	0
	2002	10.0000	7.5380	0

Liberty Growth & Income Fund, Variable Series - Level 6	2004	8.8068	9.7669	0
	2003	7.5291	8.8068	0
	2002	10.0000	7.5291	0

Liberty Growth & Income Fund, Variable Series - Level 7	2004	11.6340	12.8956	0
	2003	10.0000	11.6340	0

Liberty Growth & Income Fund, Variable Series - Level 8	2004	11.6189	12.8524	0
	2003	10.0000	11.6189	0

Columbia High Yield, Variable Series - Level 1	2004	10.7595	11.3341	16,287
	2003	10.0000	10.7595	12,246

Columbia High Yield, Variable Series - Level 2	2004	10.7210	11.2705	54,676
	2003	10.0000	10.7210	40,719

Columbia High Yield, Variable Series - Level 3	2004	10.7114	11.2547	1,482
	2003	10.0000	10.7114	1,082

Columbia High Yield, Variable Series - Level 4	2004	10.6825	11.2071	51,160
	2003	10.0000	10.6825	31,197

Columbia High Yield, Variable Series - Level 5	2004	10.6729	11.1913	0
	2003	10.0000	10.6729	0

Columbia High Yield, Variable Series - Level 6	2004	10.6441	11.1440	14,191
	2003	10.0000	10.6441	9,576

Columbia High Yield, Variable Series - Level 7	2004	10.3646	10.8458	12,380
	2003	10.0000	10.3646	8,978

Columbia High Yield, Variable Series - Level 8	2004	10.3511	10.8094	990
	2003	10.0000	10.3511	974

Liberty S&P 500 Index Fund, Variable Series - Level 1	2004	9.5688	10.3625	16,780
	2003	7.6201	9.5688	3,942
	2002	10.0000	7.6201	4,271

Liberty S&P 500 Index Fund, Variable Series - Level 2	2004	9.5346	10.3043	45,680
	2003	7.6082	9.5346	41,890
	2002	10.0000	7.6082	8,431

Liberty S&P 500 Index Fund, Variable Series - Level 3	2004	9.5260	10.2899	366
	2003	7.6053	9.5260	367
	2002	10.0000	7.6053	2,507

Liberty S&P 500 Index Fund, Variable Series - Level 4	2004	9.5003	10.2464	19,342
	2003	7.5964	9.5003	17,257
	2002	10.0000	7.5964	21,415

Liberty S&P 500 Index Fund, Variable Series - Level 5	2004	9.4918	10.2319	0
	2003	7.5934	9.4918	0
	2002	10.0000	7.5934	0

Liberty S&P 500 Index Fund, Variable Series - Level 6	2004	9.4662	10.1886	0
	2003	7.5845	9.4662	1,555
	2002	10.0000	7.5845	2,928

Liberty S&P 500 Index Fund, Variable Series - Level 7	2004	11.6560	12.5392	0
	2003	10.0000	11.6560	0

Liberty S&P 500 Index Fund, Variable Series - Level 8	2004	11.6408	12.4972	0
	2003	10.0000	11.6408	0

Liberty Select Value Fund, Variable Series - Level 1	2004	10.2457	11.6200	20,999
	2003	8.1743	10.2457	15,365
	2002	10.0000	8.1743	14,383

Liberty Select Value Fund, Variable Series - Level 2	2004	10.2090	11.5547	42,938
	2003	8.1616	10.2090	23,132
	2002	10.0000	8.1616	21,679

Liberty Select Value Fund, Variable Series - Level 3	2004	10.1999	11.5385	114
	2003	8.1584	10.1999	118
	2002	10.0000	8.1584	121

Liberty Select Value Fund, Variable Series - Level 4	2004	10.1724	11.4897	6,925
	2003	8.1489	10.1724	1,210
	2002	10.0000	8.1489	945

Liberty Select Value Fund, Variable Series - Level 5	2004	10.1632	11.4735	0
	2003	8.1457	10.1632	0
	2002	10.0000	8.1457	0

Liberty Select Value Fund, Variable Series - Level 6	2004	10.1358	11.4250	1,669
	2003	8.1362	10.1358	1,669
	2002	10.0000	8.1362	1,067

Liberty Select Value Fund, Variable Series - Level 7	2004	12.0682	13.5962	0
	2003	10.0000	12.0682	0

Liberty Select Value Fund, Variable Series - Level 8	2004	12.0525	13.5506	0
	2003	10.0000	12.0525	0

Liberty All-Star Equity Fund, Variable Series - Level 1	2004	10.1373	10.0000	0
	2003	7.3242	10.1373	2,077
	2002	10.0000	7.3242	1,894

Liberty All-Star Equity Fund, Variable Series - Level 2	2004	10.1010	10.0000	0
	2003	7.3128	10.1010	20,754
	2002	10.0000	7.3128	581

Liberty All-Star Equity Fund, Variable Series - Level 3	2004	10.0920	10.0000	0
	2003	7.3100	10.0920	0
	2002	10.0000	7.3100	97

Liberty All-Star Equity Fund, Variable Series - Level 4	2004	10.0647	10.0000	0
	2003	7.3014	10.0647	1,273
	2002	10.0000	7.3014	2,671

Liberty All-Star Equity Fund, Variable Series - Level 5	2004	10.0557	10.0000	0
	2003	7.2986	10.0557	0
	2002	10.0000	7.2986	0

Liberty All-Star Equity Fund, Variable Series - Level 6	2004	10.0286	10.0000	0
	2003	7.2900	10.0286	0
	2002	10.0000	7.2900	0

Liberty All-Star Equity Fund, Variable Series - Level 7	2004	12.4854	10.0000	0
	2003	10.0000	12.4854	0

Liberty All-Star Equity Fund, Variable Series - Level 8	2004	12.4692	10.0000	0
	2003	10.0000	12.4692	0

Liberty Federal Securities Fund VS A Class - Level 1	2004	10.0751	10.3196	31,552
	2003	10.0000	10.0751	30,581

Liberty Federal Securities Fund VS A Class - Level 2	2004	10.0599	10.2830	38,837
	2003	10.0000	10.0599	75,593

Liberty Federal Securities Fund VS A Class - Level 3	2004	10.0561	10.2739	3,841
	2003	10.0000	10.0561	7,003

Liberty Federal Securities Fund VS A Class - Level 4	2004	10.0446	10.2464	41,654
	2003	10.0000	10.0446	43,091

Liberty Federal Securities Fund VS A Class - Level 5	2004	10.0408	10.2373	0
	2003	10.0000	10.0408	0

Liberty Federal Securities Fund VS A Class - Level 6	2004	10.0294	10.2100	9,954
	2003	10.0000	10.0294	15,329

Liberty Federal Securities Fund VS A Class - Level 7	2004	9.8790	10.0517	0
	2003	10.0000	9.8790	0

Liberty Federal Securities Fund VS A Class - Level 8	2004	9.8661	10.0179	0
	2003	10.0000	9.8661	0

Lord Abbett Growth & Income Portfolio - Level 1	2004	12.4222	13.7625	19,160
	2003	10.0000	12.4222	5,681

Lord Abbett Growth & Income Portfolio - Level 2	2004	12.4053	13.7157	51,399
	2003	10.0000	12.4053	29,884

Lord Abbett Growth & Income Portfolio - Level 3	2004	12.4011	13.7041	1,217
	2003	10.0000	12.4011	928

Lord Abbett Growth & Income Portfolio - Level 4	2004	12.3884	13.6691	49,043
	2003	10.0000	12.3884	29,071

Lord Abbett Growth & Income Portfolio - Level 5	2004	12.3842	13.6574	0
	2003	10.0000	12.3842	0

Lord Abbett Growth & Income Portfolio - Level 6	2004	12.3716	13.6225	11,072
	2003	10.0000	12.3716	7,177

Lord Abbett Growth & Income Portfolio - Level 7	2004	11.9325	13.1323	11,675
	2003	10.0000	11.9325	8,637

Lord Abbett Growth & Income Portfolio - Level 8	2004	11.9169	13.0883	1,022
	2003	10.0000	11.9169	1,058

Lord Abbett Mid-Cap Value Portfolio - Level 1	2004	12.5736	15.3387	8,832
	2003	10.0000	12.5736	3,969

Lord Abbett Mid-Cap Value Portfolio - Level 2	2004	12.5565	15.2866	67,459
	2003	10.0000	12.5565	33,565

Lord Abbett Mid-Cap Value Portfolio - Level 3	2004	12.5523	15.2737	0
	2003	10.0000	12.5523	0

Lord Abbett Mid-Cap Value Portfolio - Level 4	2004	12.5394	15.2346	8,237
	2003	10.0000	12.5394	4,020

Lord Abbett Mid-Cap Value Portfolio - Level 5	2004	12.5351	15.2216	0
	2003	10.0000	12.5351	0

Lord Abbett Mid-Cap Value Portfolio - Level 6	2004	12.5223	15.1827	0
	2003	10.0000	12.5223	0

Lord Abbett Mid-Cap Value Portfolio - Level 7	2004	12.0997	14.6629	0
	2003	10.0000	12.0997	0

Lord Abbett Mid-Cap Value Portfolio - Level 8	2004	12.0839	14.6137	0
	2003	10.0000	12.0839	0

Franklin Templeton Mutual Shares Securities Fund - Level 1	2004	11.9683	13.2571	8,396
	2003	10.0000	11.9683	2,015

Franklin Templeton Mutual Shares Securities Fund - Level 2	2004	11.9520	13.2121	9,515
	2003	10.0000	11.9520	3,917

Franklin Templeton Mutual Shares Securities Fund - Level 3	2004	11.9480	13.2009	0
	2003	10.0000	11.9480	0

Franklin Templeton Mutual Shares Securities Fund - Level 4	2004	11.9357	13.1672	21,329
	2003	10.0000	11.9357	7,048

Franklin Templeton Mutual Shares Securities Fund - Level 5	2004	11.9317	13.1559	0
	2003	10.0000	11.9317	0

Franklin Templeton Mutual Shares Securities Fund - Level 6	2004	11.9195	13.1223	0
	2003	10.0000	11.9195	0

Franklin Templeton Mutual Shares Securities Fund - Level 7	2004	11.7071	12.8819	0
	2003	10.0000	11.7071	0

Franklin Templeton Mutual Shares Securities Fund - Level 8	2004	11.6918	12.8387	0
	2003	10.0000	11.6918	0

Newport Tiger Fund, Variable Series - Level 1	2004	11.4148	12.9924	1,196
	2003	7.9935	11.4148	19,543
	2002	10.0000	7.9935	1,209

Newport Tiger Fund, Variable Series - Level 2	2004	11.3739	12.9195	11,530
	2003	7.9811	11.3739	11,618
	2002	10.0000	7.9811	0

Newport Tiger Fund, Variable Series - Level 3	2004	11.3637	12.9014	0
	2003	7.9780	11.3637	0
	2002	10.0000	7.9780	0

Newport Tiger Fund, Variable Series - Level 4	2004	11.3331	12.8468	458
	2003	7.9686	11.3331	129
	2002	10.0000	7.9686	136

Newport Tiger Fund, Variable Series - Level 5	2004	11.3229	12.8287	0
	2003	7.9655	11.3229	0
	2002	10.0000	7.9655	0

Newport Tiger Fund, Variable Series - Level 6	2004	11.2923	12.7744	0
	2003	7.9562	11.2923	0
	2002	10.0000	7.9562	0

Newport Tiger Fund, Variable Series - Level 7	2004	14.7060	16.6276	0
	2003	10.0000	14.7060	0

Newport Tiger Fund, Variable Series - Level 8	2004	14.6868	16.5718	0
	2003	10.0000	14.6868	0

PIMCO Real Return Portfolio - Level 1	2004	10.4607	11.2052	5,859
	2003	10.0000	10.4607	1,558

PIMCO Real Return Portfolio - Level 2	2004	10.4464	11.1671	18,224
	2003	10.0000	10.4464	20,758

PIMCO Real Return Portfolio - Level 3	2004	10.4429	11.1576	0
	2003	10.0000	10.4429	0

PIMCO Real Return Portfolio - Level 4	2004	10.4322	11.1291	28,506
	2003	10.0000	10.4322	366

PIMCO Real Return Portfolio - Level 5	2004	10.4286	11.1196	0
	2003	10.0000	10.4286	0

PIMCO Real Return Portfolio - Level 6	2004	10.4179	11.0911	243
	2003	10.0000	10.4179	245

PIMCO Real Return Portfolio - Level 7	2004	10.1672	10.8186	572
	2003	10.0000	10.1672	0

PIMCO Real Return Portfolio - Level 8	2004	10.1539	10.7823	0
	2003	10.0000	10.1539	0

PIMCO Total Return Portfolio - Level 1	2004	10.0839	10.4022	57,962
	2003	10.0000	10.0839	39,824

PIMCO Total Return Portfolio - Level 2	2004	10.0702	10.3669	218,066
	2003	10.0000	10.0702	71,831

PIMCO Total Return Portfolio - Level 3	2004	10.0668	10.3581	5,477
	2003	10.0000	10.0668	3,889

PIMCO Total Return Portfolio - Level 4	2004	10.0565	10.3316	216,660
	2003	10.0000	10.0565	122,030

PIMCO Total Return Portfolio - Level 5	2004	10.0530	10.32274	0
	2003	10.0000	10.05304	0

PIMCO Total Return Portfolio - Level 6	2004	10.0427	10.2963	56,008
	2003	10.0000	10.0427	32,820

PIMCO Total Return Portfolio - Level 7	2004	9.9695	10.2161	51,027
	2003	10.0000	9.9695	35,148

PIMCO Total Return Portfolio - Level 8	2004	9.9565	10.1818	4,466
	2003	10.0000	9.9565	4,304

Rydex VT Financial Services Fund - Level 1	2004	10.0973	11.6301	53
	2003	7.9632	10.0973	82
	2002	10.0000	7.9632	0

Rydex VT Financial Services Fund - Level 2	2004	10.0611	11.5648	0
	2003	7.9509	10.0611	0
	2002	10.0000	7.9509	0

Rydex VT Financial Services Fund - Level 3	2004	10.0522	11.5486	0
	2003	7.9478	10.0522	0
	2002	10.0000	7.9478	0

Rydex VT Financial Services Fund - Level 4	2004	10.0250	11.4997	0
	2003	7.9385	10.0250	0
	2002	10.0000	7.9385	0

Rydex VT Financial Services Fund - Level 5	2004	10.0160	11.4835	0
	2003	7.9354	10.0160	0
	2002	10.0000	7.9354	0

Rydex VT Financial Services Fund - Level 6	2004	9.9890	11.4350	0
	2003	7.9261	9.9890	0
	2002	10.0000	7.9261	0

Rydex VT Financial Services Fund - Level 7	2004	11.8132	13.5163	0
	2003	10.0000	11.8132	0

Rydex VT Financial Services Fund - Level 8	2004	11.7978	13.4710	0
	2003	10.0000	11.7978	0

Rydex VT Health Care Fund - Level 1	2004	10.0349	10.4831	53
	2003	7.8624	10.0349	82
	2002	10.0000	7.8624	0

Rydex VT Health Care Fund - Level 2	2004	9.9989	10.4242	834
	2003	7.8501	9.9989	759
	2002	10.0000	7.8501	250

Rydex VT Health Care Fund - Level 3	2004	9.9900	10.4096	0
	2003	7.8471	9.9900	0
	2002	10.0000	7.8471	0

Rydex VT Health Care Fund - Level 4	2004	9.9630	10.3656	659
	2003	7.8379	9.9630	946
	2002	10.0000	7.8379	764

Rydex VT Health Care Fund - Level 5	2004	9.9541	10.3510	0
	2003	7.8349	9.9541	0
	2002	10.0000	7.8349	0

Rydex VT Health Care Fund - Level 6	2004	9.9272	10.3072	0
	2003	7.8257	9.9272	0
	2002	10.0000	7.8257	0

Rydex VT Health Care Fund - Level 7	2004	11.6072	12.0453	0
	2003	10.0000	11.6072	0

Rydex VT Health Care Fund - Level 8	2004	11.5921	12.0049	0
	2003	10.0000	11.5921	0

Rydex VT OTC Fund - Level 1	2004	9.4178	10.1277	0
	2003	6.5849	9.4178	0
	2002	10.0000	6.5849	0

Rydex VT OTC Fund - Level 2	2004	9.3840	10.0708	0
	2003	6.5747	9.3840	0
	2002	10.0000	6.5747	0

Rydex VT OTC Fund - Level 3	2004	9.3756	10.0567	0
	2003	6.5721	9.3756	0
	2002	10.0000	6.5721	0

Rydex VT OTC Fund - Level 4	2004	9.3504	10.0142	1,783
	2003	6.5644	9.3504	1,784
	2002	10.0000	6.5644	1,304

Rydex VT OTC Fund - Level 5	2004	9.3420	10.0001	0
	2003	6.5619	9.3420	0
	2002	10.0000	6.5619	0

Rydex VT OTC Fund - Level 6	2004	9.3167	9.9578	0
	2003	6.5542	9.3167	0
	2002	10.0000	6.5542	0

Rydex VT OTC Fund - Level 7	2004	12.2210	13.0552	0
	2003	10.0000	12.2210	0

Rydex VT OTC Fund - Level 8	2004	12.2051	13.0114	0
	2003	10.0000	12.2051	0

Liberty Asset Allocation Fund, Variable Series - Level 1	2004	10.2889	11.1108	29,267
	2003	8.6967	10.2889	18,017
	2002	10.0000	8.6967	5,580

Liberty Asset Allocation Fund, Variable Series - Level 2	2004	10.2521	11.0484	104,066
	2003	8.6832	10.2521	54,080
	2002	10.0000	8.6832	15,640

Liberty Asset Allocation Fund, Variable Series - Level 3	2004	10.2429	11.0329	3,444
	2003	8.6799	10.2429	2,518
	2002	10.0000	8.6799	1,269

Liberty Asset Allocation Fund, Variable Series - Level 4	2004	10.2153	10.9862	238,304
	2003	8.6697	10.2153	107,462
	2002	10.0000	8.6697	6,441

Liberty Asset Allocation Fund, Variable Series - Level 5	2004	10.2061	10.9707	0
	2003	8.6663	10.2061	0
	2002	10.0000	8.6663	0

Liberty Asset Allocation Fund, Variable Series - Level 6	2004	10.1786	10.9243	35,837
	2003	8.6562	10.1786	23,426
	2002	10.0000	8.6562	2,633

Liberty Asset Allocation Fund, Variable Series - Level 7	2004	11.2334	12.0503	68,217
	2003	10.0000	11.2334	50,611

Liberty Asset Allocation Fund, Variable Series - Level 8	2004	11.2187	12.0099	2,227
	2003	10.0000	11.2187	2,247

Stein Roe Growth Stock Fund, Variable Series - Level 1	2004	8.8100	8.4780	4,748
	2003	7.1635	8.8100	4,649
	2002	10.0000	7.1635	1,635

Stein Roe Growth Stock Fund, Variable Series - Level 2	2004	8.7785	8.4304	23,020
	2003	7.1523	8.7785	6,712
	2002	10.0000	7.1523	270

Stein Roe Growth Stock Fund, Variable Series - Level 3	2004	8.7706	8.4186	156
	2003	7.1496	8.7706	137
	2002	10.0000	7.1496	137

Stein Roe Growth Stock Fund, Variable Series - Level 4	2004	8.7470	8.3830	152
	2003	7.1412	8.7470	0
	2002	10.0000	7.1412	0

Stein Roe Growth Stock Fund, Variable Series - Level 5	2004	8.7391	8.3711	0
	2003	7.1384	8.7391	0
	2002	10.0000	7.1384	0

Stein Roe Growth Stock Fund, Variable Series - Level 6	2004	8.7155	8.3357	1,394
	2003	7.1300	8.7155	1,395
	2002	10.0000	7.1300	893

Stein Roe Growth Stock Fund, Variable Series - Level 7	2004	11.3064	10.8082	0
	2003	10.0000	11.3064	0

Stein Roe Growth Stock Fund, Variable Series - Level 8	2004	11.2916	10.7719	0
	2003	10.0000	11.2916	0

Liberty Money Market Fund, Variable Series - Level 1	2004	9.8650	9.7868	62,984
	2003	9.9622	9.8650	64,885
	2002	10.0000	9.9622	14,791

Liberty Money Market Fund, Variable Series - Level 2	2004	9.8297	9.7318	170,452
	2003	9.9468	9.8297	87,895
	2002	10.0000	9.9468	34,823

Liberty Money Market Fund, Variable Series - Level 3	2004	9.8209	9.7182	3,137
	2003	9.9429	9.8209	1,536
	2002	10.0000	9.9429	2,003

Liberty Money Market Fund, Variable Series - Level 4	2004	9.7944	9.6771	124,847
	2003	9.9313	9.7944	68,321
	2002	10.0000	9.9313	5,523

Liberty Money Market Fund, Variable Series - Level 5	2004	9.7856	9.6634	0
	2003	9.9275	9.7856	0
	2002	10.0000	9.9275	0

Liberty Money Market Fund, Variable Series - Level 6	2004	9.7592	9.6225	44,473
	2003	9.9159	9.7592	25,954
	2002	10.0000	9.9159	2,909

Liberty Money Market Fund, Variable Series - Level 7	2004	9.8934	9.7499	33,928
	2003	10.0000	9.8934	25,302

Liberty Money Market Fund, Variable Series - Level 8	2004	9.8805	9.7172	1,927
	2003	10.0000	9.8805	1,786

Templeton Foreign Securities Fund - Level 1	2004	13.1031	15.2740	36,947
	2003	10.0000	13.1031	13,653

Templeton Foreign Securities Fund - Level 2	2004	13.0853	15.2222	62,522
	2003	10.0000	13.0853	42,548

Templeton Foreign Securities Fund - Level 3	2004	13.0808	15.2093	2,503
	2003	10.0000	13.0808	2,322

Templeton Foreign Securities Fund - Level 4	2004	13.0675	15.1704	106,866
	2003	10.0000	13.0675	65,657

Templeton Foreign Securities Fund - Level 5	2004	13.0630	15.1575	0
	2003	10.0000	13.0630	0

Templeton Foreign Securities Fund - Level 6	2004	13.0496	15.1187	20,674
	2003	10.0000	13.0496	13,354

Templeton Foreign Securities Fund - Level 7	2004	12.6636	14.6640	21,641
	2003	10.0000	12.6636	15,298

Templeton Foreign Securities Fund - Level 8	2004	12.6471	14.6148	2,379
	2003	10.0000	12.6471	2,591

Liberty Federal Securities Fund, Variable Series - Level 1	2004	10.9220	11.1628	27,664
	2003	10.8539	10.9220	17,763
	2002	10.0000	10.8539	17,818

Liberty Federal Securities Fund, Variable Series - Level 2	2004	10.8829	11.1001	70,519
	2003	10.8371	10.8829	32,045
	2002	10.0000	10.8371	21,323

Liberty Federal Securities Fund, Variable Series - Level 3	2004	10.8732	11.0845	0
	2003	10.8329	10.8732	3,356
	2002	10.0000	10.8329	9,523

Liberty Federal Securities Fund, Variable Series - Level 4	2004	10.8439	11.0377	85,774
	2003	10.8202	10.8439	50,218
	2002	10.0000	10.8202	10,614

Liberty Federal Securities Fund, Variable Series - Level 5	2004	10.8341	11.0221	0
	2003	10.8160	10.8341	0
	2002	10.0000	10.8160	0

Liberty Federal Securities Fund, Variable Series - Level 6	2004	10.8049	10.9755	27,630
	2003	10.8034	10.8049	12,653
	2002	10.0000	10.8034	3,996

Liberty Federal Securities Fund, Variable Series - Level 7	2004	9.8614	10.0119	31,880
	2003	10.0000	9.8614	24,308

Liberty Federal Securities Fund, Variable Series - Level 8	2004	9.8485	9.9783	1,876
	2003	10.0000	9.8485	1,792

Wanger Foreign Forty - Level 1	2004	11.9468	14.6087	11,281
	2003	8.6004	11.9468	6,915
	2002	10.0000	8.6004	1,172

Wanger Foreign Forty - Level 2	2004	11.9040	14.5267	27,469
	2003	8.5871	11.9040	21,980
	2002	10.0000	8.5871	66

Wanger Foreign Forty - Level 3	2004	11.8933	14.5063	1,380
	2003	8.5837	11.8933	1,224
	2002	10.0000	8.5837	0

Wanger Foreign Forty - Level 4	2004	11.8612	14.4450	54,911
	2003	8.5737	11.8612	35,990
	2002	10.0000	8.5737	1,431

Wanger Foreign Forty - Level 5	2004	11.8506	14.4246	0
	2003	8.5704	11.8506	0
	2002	10.0000	8.5704	0

Wanger Foreign Forty - Level 6	2004	11.8186	14.3637	12,303
	2003	8.5604	11.8186	8,939
	2002	10.0000	8.5604	0

Wanger Foreign Forty - Level 7	2004	13.2549	16.1010	10,706
	2003	10.0000	13.2549	8,530

Wanger Foreign Forty - Level 8	2004	13.2376	16.0470	1,000
	2003	10.0000	13.2376	1,143

Wanger International Small Cap - Level 1	2004	12.0729	15.4675	6,731
	2003	8.2459	12.0729	6,328
	2002	10.0000	8.2459	4,054

Wanger International Small Cap -Level 2	2004	12.0297	15.3807	13,884
	2003	8.2331	12.0297	10,585
	2002	10.0000	8.2331	8,487

Wanger International Small Cap - Level 3	2004	12.0189	15.3591	193
	2003	8.2299	12.0189	193
	2002	10.0000	8.2299	1,378

Wanger International Small Cap - Level 4	2004	11.9865	15.2942	959
	2003	8.2203	11.9865	706
	2002	10.0000	8.2203	6,130

Wanger International Small Cap - Level 5	2004	11.9758	15.2726	0
	2003	8.2171	11.9758	0
	2002	10.0000	8.2171	0

Wanger International Small Cap - Leverl 6	2004	11.9434	15.2080	0
	2003	8.2074	11.9434	773
	2002	10.0000	8.2074	773

Wanger International Small Cap - Leverl 7	2004	13.6841	17.4156	0
	2003	10.0000	13.6841	0

Wanger International Small Cap - Level 8	2004	13.6663	17.3573	0
	2003	10.0000	13.6663	0

Wanger Twenty - Level 1	2004	11.8127	13.8602	22,200
	2003	9.1876	11.8127	13,990
	2002	10.0000	9.1876	8,041

Wanger Twenty - Level 2	2004	11.7704	13.7824	79,741
	2003	9.1734	11.7704	65,637
	2002	10.0000	9.1734	5,630

Wanger Twenty - Level 3	2004	11.7599	13.7631	96
	2003	9.1698	11.7599	101
	2002	10.0000	9.1698	108

Wanger Twenty - Level 4	2004	11.7282	13.7049	9,487
	2003	9.1591	11.7282	6,761
	2002	10.0000	9.1591	1,570

Wanger Twenty - Level 5	2004	11.7176	13.6855	0
	2003	9.1555	11.7176	0
	2002	10.0000	9.1555	0

Wanger Twenty - Level 6	2004	11.6861	13.6277	0
	2003	9.1448	11.6861	0
	2002	10.0000	9.1448	0

Wanger Twenty - Level 7	2004	11.7461	13.6907	0
	2003	10.0000	11.7461	0

Wanger Twenty - Level 8	2004	11.7308	13.6448	0
	2003	10.0000	11.7308	0

Wanger U.S. Smaller Companies - Level 1	2004	10.9878	12.7872	46,407
	2003	7.8005	10.9878	31,883
	2002	10.0000	7.8005	18,222

Wanger U.S. Smaller Companies - Level 2	2004	10.9485	12.7154	122,953
	2003	7.7883	10.9485	83,059
	2002	10.0000	7.7883	17,157

Wanger U.S. Smaller Companies - Level 3	2004	10.9387	12.6976	2,736
	2003	7.7853	10.9387	2,685
	2002	10.0000	7.7853	2,232

Wanger U.S. Smaller Companies - Level 4	2004	10.9092	12.6439	115,923
	2003	7.7762	10.9092	82,064
	2002	10.0000	7.7762	14,760

Wanger U.S. Smaller Companies - Level 5	2004	10.8994	12.6261	0
	2003	7.7732	10.8994	0
	2002	10.0000	7.7732	0

Wanger U.S. Smaller Companies - Level 6	2004	10.8700	12.5727	18,891
	2003	7.7641	10.8700	13,900
	2002	10.0000	7.7641	3,739

Wanger U.S. Smaller Companies - Level 7	2004	12.9243	14.9411	16,357
	2003	10.0000	12.9243	10,980

Wanger U.S. Smaller Companies - Level 8	2004	12.9074	14.8910	1,976
	2003	10.0000	12.9074	2,148

MFS Emerging Growth Series - Level 1	2004	8.8339	9.7928	1,462
	2003	6.9128	8.8339	1,194
	2002	10.0000	6.9128	0

MFS Emerging Growth Series - Level 2	2004	8.8023	9.7378	6,788
	2003	6.9020	8.8023	6,091
	2002	10.0000	6.9020	6,962

MFS Emerging Growth Series - Level 3	2004	8.7944	9.7241	0
	2003	6.8993	8.7944	0
	2002	10.0000	6.8993	0

MFS Emerging Growth Series - Level 4	2004	8.7707	9.6830	1,057
	2003	6.8913	8.7707	1,057
	2002	10.0000	6.8913	0

MFS Emerging Growth Series - Level 5	2004	8.7628	9.6693	0
	2003	6.8886	8.7628	0
	2002	10.0000	6.8886	0

MFS Emerging Growth Series - Level 6	2004	8.7391	9.6284	0
	2003	6.8805	8.7391	0
	2002	10.0000	6.8805	0

MFS Emerging Growth Series - Level 7	2004	11.4937	12.6568	0
	2003	10.0000	11.4937	0

MFS Emerging Growth Series - Level 8	2004	11.4787	12.6143	0
	2003	10.0000	11.4787	0

MFS Investors Growth Stock Series - Level 1	2004	8.8442	9.4794	16,306
	2003	7.3345	8.8442	12,588
	2002	10.0000	7.3345	326

MFS Investors Growth Stock Series - Level 2	2004	8.8125	9.4261	35,675
	2003	7.3231	8.8125	35,758
	2002	10.0000	7.3231	3,740

MFS Investors Growth Stock Series - Level 3	2004	8.8046	9.4129	87
	2003	7.3203	8.8046	84
	2002	10.0000	7.3203	0

MFS Investors Growth Stock Series - Level 4	2004	8.7808	9.3731	12,267
	2003	7.3117	8.7808	6,751
	2002	10.0000	7.3117	1,961

MFS Investors Growth Stock Series - Level 5	2004	8.7729	9.3599	0
	2003	7.3088	8.7729	0
	2002	10.0000	7.3088	0

MFS Investors Growth Stock Series - Level 6	2004	8.7493	9.3203	1,061
	2003	7.3003	8.7493	1,015
	2002	10.0000	7.3003	0

MFS Investors Growth Stock Series - Level 7	2004	11.0666	11.7828	0
	2003	10.0000	11.0666	0

MFS Investors Growth Stock Series - Level 8	2004	11.0522	11.7433	0
	2003	10.0000	11.0522	0

MFS Investors Trust Series - Level 1	2004	9.3070	10.1713	3,825
	2003	7.7670	9.3070	2,290
	2002	10.0000	7.7670	3,660

MFS Investors Trust Series - Level 2	2004	9.2736	10.1142	8,282
	2003	7.7550	9.2736	8,375
	2002	10.0000	7.7550	2,281

MFS Investors Trust Series - Level 3	2004	9.2654	10.1000	0
	2003	7.7520	9.2654	0
	2002	10.0000	7.7520	0

MFS Investors Trust Series - Level 4	2004	9.2404	10.0573	3,699
	2003	7.7429	9.2404	3,130
	2002	10.0000	7.7429	0

MFS Investors Trust Series - Level 5	2004	9.2320	10.0431	0
	2003	7.7399	9.2320	0
	2002	10.0000	7.7399	0

MFS Investors Trust Series - Level 6	2004	9.2071	10.0006	0
	2003	7.7308	9.2071	0
	2002	10.0000	7.7308	0

MFS Investors Trust Series - Level 7	2004	11.3380	12.3088	0
	2003	10.0000	11.3380	0

MFS Investors Trust Series - Level 8	2004	11.3232	12.2676	0
	2003	10.0000	11.3232	0

MFS New Discovery Series - Level 1	2004	9.0450	9.4477	375
	2003	6.8924	9.0450	0
	2002	10.0000	6.8924	7

MFS New Discovery Series - Level 2	2004	9.0126	9.3946	908
	2003	6.8817	9.0126	155
	2002	10.0000	6.8817	59

MFS New Discovery Series - Level 3	2004	9.0045	9.3814	0
	2003	6.8790	9.0045	0
	2002	10.0000	6.8790	0

MFS New Discovery Series - Level 4	2004	8.9802	9.3418	1,723
	2003	6.8709	8.9802	0
	2002	10.0000	6.8709	932

MFS New Discovery Series - Level 5	2004	8.9721	9.3286	0
	2003	6.8683	8.9721	0
	2002	10.0000	6.8683	0

MFS New Discovery Series - Level 6	2004	8.9479	9.2891	976
	2003	6.8602	8.9479	977
	2002	10.0000	6.8602	623

MFS New Discovery Series - Level 7	2004	12.2278	12.6875	0
	2003	10.0000	12.2278	0

MFS New Discovery Series - Level 8	2004	12.2118	12.6450	0
	2003	10.0000	12.2118	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (800) 752-7215

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS

DECEMBER 30, 2005

SUN LIFE FINANCIAL MASTERS FLEX

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds").
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Wanger Select, Variable Series*
Securities Fund, Class 2	Small-Cap Value Equity Funds
Franklin Templeton VIP Trust Mutual	Colonial Small Cap Value Fund, Variable Series -
Shares Securities Fund, Class 2	Class B*
Lord Abbett Series Fund All Value Portfolio	Franklin Templeton VIP Trust Franklin Small Cap
Lord Abbett Series Fund Growth & Income Portfolio	Value Securities Fund, Class 2
MFS/Sun Life Total Return - S Class	Small-Cap Blend Equity Funds
MFS/ Sun Life Value - S Class	Oppenheimer Main Street Small Cap Fund/VA
Large-Cap Blend Equity Funds	- Service Shares
Franklin Templeton VIP Trust Templeton Developing	Small-Cap Growth Equity Funds
Markets Securities Fund - Class 2	MFS/ Sun Life New Discovery - S Class
MFS/ Sun Life Capital Opportunities - S Class	Wanger US Smaller Companies, Variable Series*
MFS/Sun Life Emerging Markets Equity - S Class	Large-Cap Value Sector Equity Funds
MFS/ Sun Life Massachusetts Investors Trust	MFS/ Sun Life Utilities - S Class
- S Class	Mid-Cap Blend Sector Equity Funds
MFS/ Sun Life Research - S Class	Sun Capital® All Cap Fund - S Class
MFS/ Sun Life Research International - S Class	Specialty Commodity Fund
Oppenheimer Main Street Fund/VA - Service Shares	PIMCO VIT Commodity Real Return Strategy
Large-Cap Growth Equity Funds	Portfolio
Fidelity VIP Freedom 2010 Portfolio Service - Class 2	High-Quality Short-Term Bond Funds
Fidelity VIP Freedom 2015 Portfolio Service - Class 2	PIMCO VIT Low Duration Portfolio
Fidelity VIP Freedom 2020 Portfolio Service - Class 2	High-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Emerging Growth - S Class	MFS/ Sun Life Government Securities - S Class
MFS/ Sun Life Massachusetts Investors Growth	Sun Capital Investment Grade Bond Fund®
Stock - S Class	- S Class
MFS/ Sun Life Strategic Growth - S Class	PIMCO VIT All Asset Portfolio
Nations Marsico 21st Century Portfolio*	PIMCO VIT Total Return Portfolio
Nations Marsico Growth Portfolio*	PIMCO VIT Real Return Portfolio
Nations Marsico International Opportunities Portfolio*	Medium-Quality Intermediate-Term Bond Funds
Oppenheimer Global Securities Fund/VA -	PIMCO VIT Emerging Markets Bond Portfolio
Service Shares	Low-Quality Short-Term Bond Funds
Oppenheimer Capital Appreciation Fund/VA -	MFS/ Sun Life High Yield - S Class
Service Shares	Money Market Funds
Mid-Cap Value Equity Funds	MFS/ Sun Life Money Market - S Class**
Lord Abbett Series Fund Mid Cap Value Portfolio	Sun Capital Money Market Fund® - S Class*
Sun Capital Real Estate Fund® - S Class

* Available only to Owners who purchase their Contracts through Bank of America representatives.

** Not available to Owners who purchase their Contracts through Bank of America representatives.

Bank of America Capital Management, LLC, advises and Marsico Capital Management, LLC, sub-advises the Nations Marsico Portfolios. Columbia Management Advisors, Inc., advises Colonial Small Cap Value Fund. Columbia Wanger Asset Management, L.P., advises Wanger U.S. Smaller Companies and Wanger Select. Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers, Inc. advises the Sun Capital Funds. Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated December 30, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 52 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates *

Other Programs *

Withdrawals, Withdrawal Charge and Market Value Adjustment *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals not Subject to Withdrawal Charge *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge and Distribution Fee *

Mortality and Expense Risk Charge *

Charges for Optional Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Optional Living Benefit Rider: Secured Returns 2 Benefit *

Tax Issues *

Guaranteed Minimum Accumulation Benefit ("AB") Plan *

Guaranteed Minimum Withdrawal Benefit ("WB") Plan *

Availability *

Cost of the Benefit *

Withdrawals Under the Secured Returns 2 Benefit *

Cancellation of the Secured Returns 2 Benefit *

Revocation of the Secured Returns 2 Benefit *

Step-Up of GLB Amount *

Subsequent Purchase Payments After a Step-Up of GLB Amount *

Renewal of the Secured Returns 2 Benefit *

Refund of Rider Charges Under the AB Plan *

Participant's Death Under the AB Plan *

Participant's Death Under the WB Plan *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

The Income Phase - Annuity Provisions *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contract *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Withdrawals, Withdrawal Charges and The Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of 5% Premium Roll-Up Optional Death Benefit *

Appendix E - Calculation of EEB Premier Optional Death Benefit *

Appendix F - Calculation of EEB Premier Plus Optional Death Benefit *

Appendix G - Calculation of EEB Premier with MAV Optional Death Benefit *

Appendix H - Calculation of EEB Premier with 5% Roll-Up Optional Death Benefit *

Appendix I - Secured Returns 2 Benefit Examples *

Appendix J - Previously Available Investment Options *

Appendix K - Secured Returns Benefit *

Appendix L - Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial Masters Flex Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among the Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

In addition, we deduct a mortality and expense risk charge of 1.30% of the average daily value of the Contract invested in the Variable Account (1.50% if you are age 76 or older on the Open Date). We also deduct an administrative charge of 0.15% of the average daily value and a distribution charge of 0.20% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% and declines to 0% after the Purchase Payment has been in the Contract for four years.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

If you elect the optional living benefit rider, Secured Returns 2 Benefit, we will assess a quarterly charge equal to 0.125% of your Account Value. In the state of Washington, the charge is assessed on Variable Account Value only.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns 2 Benefit

The Secured Returns 2 Benefit ("Secured Returns 2") guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns 2 Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, or some later date if you choose to "step-up" your GLB amount, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (A step-up of the GLB amount to your current Account Value may be made any time after your fifth Account Anniversary.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for the Benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns 2 Benefit is available only if you are age 84 or younger on the Open Date. If you annuitize, this Benefit terminates. This Benefit may not be available in your state.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on the Open Date, the basic death benefit pays the greatest of your Account Value, your Surrender Value, or your total Purchase Payments (adjusted for withdrawals), all calculated as of your Death Benefit Date. If you were 86 or older on the Open Date, the basic death benefit is equal to the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. During the first four Account Years, this "free withdrawal amount" is equal to 10% of the amount of all Purchase Payments made. All other amounts are subject to the withdrawal charge. After the end of the fourth Account Year, any amount you withdraw is free of withdrawal charges. In addition to the withdrawal charge, amounts you withdraw, transfer or annuitize from the Fixed Account before your Guarantee Period has ended may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:
Sun Life Assurance Company of Canada (U.S.)
P. O. Box 9133
Wellesley Hills, Massachusetts 02481
Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Account Years Since Issue Date	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4 or more	0%

During the first four Account Years, a portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after your fourth Account Anniversary, any amount withdrawn is free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)**
Mortality and Expense Risks Charge:	1.50%***
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.20%

Total Variable Account Annual Expenses (without optional benefits):	1.85%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider
(as a percentage of average daily net assets):	0.40%+
Maximum Charge for Optional Living Benefit Rider
(assessed at a quarterly rate of 0.125% of Account Value):	0.50%++
Total Variable Account Annual Expenses with Maximum Charges for Optional Death Benefit and Living Benefit Riders:	2.75%++
*

The Annual Account Fee is waived if your Account Value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

All of the Variable Account Annual Expenses, except for the charges for the Optional Living Benefit Rider, are assessed as a percentage of average daily net Variable Account assets. The charge for the Optional Living Benefit Rider is assessed on a quarterly basis at a rate of 0.125% of your total Account Value (an annual rate of 0.50%) except in the state of Washington where the charge is assessed on Variable Account Value only.

***

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.30% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.65% of average daily net Variable Account assets, regardless of your age on the Issue Date. (See "Mortality and Expense Risks Charge.")

+

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
++

If you elect the Optional Living Benefit Rider, you may choose any one of the optional death benefit riders, except EEB Premier Plus. The charge for the Optional Living Benefit can increase at the time of a step-up to an amount equal to the rider fee imposed on newly issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Account Anniversary.

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.65%	4.04%

*	The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.65% and 1.50%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For the purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,387	$2,600	$3,286	$6,273
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$682	$2,009	$3,286	$6,273

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (''Variable Accumulation Units'') is included in the back of this Prospectus as Appendix L.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit riders and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity might not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that required by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a statement of additional information for each Fund, may be obtained without charge from the company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers to and from Guarantee Periods;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Programs. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns 2 Benefit. (See "Optional Living Benefit Rider: Secured Returns 2 Benefit.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to in-force service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative service fee, the distribution fee, or the annual Account Fee; credit additional amounts; grant special Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Trilegiant Corporation ("Trilegiant"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Trilegiant. This will allow Trilegiant to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Trilegiant for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end. This program may not be available in your state.

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied.

Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation Program

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect an asset allocation program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Secured Returns 2 Benefit" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

The "free withdrawal amount" is equal to 10% of the amount of all Purchase Payments you have made. After the fourth Account Anniversary, any amount you withdraw is free of withdrawal charges.

The "free withdrawal amount" that you do not use in an Account Year is not cumulative. In other words, it will not be carried forward or available for use in future Account Years.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of these Payments. Thus, the maximum amount on which we will impose the withdrawal charge in any year will never be more than the total of all Payments that you have not previously withdrawn.

The amount of your withdrawal, if any, that exceeds the total of the free withdrawal amount plus the aggregate amount of all Payments not previously withdrawn, is not subject to the withdrawal charge.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the amount you withdraw by a percentage. As set forth below, the percentage decreases according to the number of complete Account Years since your Issue Date. After your fourth Account Anniversary, any amount you withdraw is free of withdrawal charges. The Withdrawal Charge Scale is as follows:

Number of
Account Years	Withdrawal
Since Your Issue Date	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4 or more	0%

The withdrawal charge will never be greater than 8% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
o	at least one year has passed since your Issue Date;

o	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state; and

o	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase.

The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.20% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.30%, if you are age 75 or younger on the Open Date (1.50%, if you are age 76 or older on the Open Date). If your initial Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Benefit Riders

If you elect the Secured Returns 2 Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value. See "Cost of the Benefit" under "Optional Living Benefit Rider: Secured Returns 2." For Contracts issued in the State of Washington, the charge is assessed on Variable Account Value only.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

                 *As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT

The Secured Returns 2 Benefit ("Benefit" or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization. Secured Returns 2 may not be available in your state.

If you elect the Secured Returns 2 Benefit, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Account Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that you make the election prior to the earliest of your 81st birthday, the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election back to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns 2 Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of Secured Returns 2 might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Return 2 Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in Secured Returns 2.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds (defined below under "Availability") in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 3 in Appendix I. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit.

If you remain in the AB Plan until it matures, you may also be entitled to a refund of the charges you paid for the Secured Returns 2 Benefit. (See "Refund of Rider Charges Under the AB Plan.")

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. Once the GLB amount is reduced to zero, the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted into the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns 2 Benefit.") Provided any GLB amount is not exhausted, any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 in Appendix I.

Availability

Secured Returns 2 is available only if you are age 84 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns 2 and the elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds, Guarantee Period dollar cost averaging programs and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

If you purchased the Secured Returns Benefit ("SR1") prior to the later of September 7, 2004, or the date Secured Returns 2 became available for sale in your state, you were given to opportunity to replace SR1 with Secured Returns 2. If you chose to replace your SR1 with Secured Returns 2, the following terms and conditions apply to your Contract:

o	Your GLB amount did not change.

o

Charges for Secured Returns 2 commenced on the first "Account Quarter" (defined below under "Cost of the Benefit") following the date we received your notification to participate in Secured Returns 2 ("Notification Date"), and were be applied on a pro rata basis starting from the Notification Date.

o	All benefits provided under Secured Returns 2 commenced on the Notification Date.

o	Any refund of rider charges (described below) will only be applied to charges paid after the Notification Date. You will not receive any refund of charges paid for SR1.

o

The time period for measuring the duration of your Secured Returns 2 Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange SR1 for Secured Returns 2 twelve months after your Issue Date, your AB Plan will mature in nine years.

o

If you were participating in the WB Plan on the Notification Date, then you must remain in the WB Plan. If you were participating in the AB Plan on the Notification Date, you may not elect to participate in the WB Plan until after your first Account Anniversary.

Cost of the Benefit

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. For Contracts issued in the State of Washington, the charge for the Benefit will be made as a specific deduction from Variable Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value (Variable Account Value in Washington). The quarterly charge will be determined by multiplying the Account Value (Variable Account Value in Washington) at the end of the Account Quarter by 0.00125. (See Example 12 in Appendix I.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Account Anniversary. (See "Cancellation of the Secured Returns 2 Benefit.")

Withdrawals Under the Secured Returns 2 Benefit

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 in Appendix I.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 in Appendix I.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than the GLB amount. In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under the Secured Returns 2 Benefit, see Examples 6, 7, 9, and 11 in Appendix I.

Cancellation of the Secured Returns 2 Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary.

Revocation of the Secured Returns 2 Benefit

Anytime after your 7th Account Anniversary, you may revoke Secured Returns 2. Once revoked, Secured Returns 2 may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Step-Up of GLB Amount

After your fifth Account Anniversary, you may elect to increase the GLB amount to your then current Account Value. Currently, this step-up election may be made on any day after your fifth Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Account Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB amount if the current Account Value is greater than the current GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee may be changed to an amount equal to the Secured Returns 2 fee charged on newly issued Contracts at that time. This fee may be higher than your current Secured Returns 2 fee as set forth below under "Cost of the Benefit." If we are no longer issuing new Contracts with the Secured Returns 2 Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns 2 rider charges). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 in Appendix I.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of the new GLB amount. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new "maximum WB amount." (See Example 8 in Appendix I.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Subsequent Purchase Payments After a Step-Up of GLB Amount

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Account Anniversary, you must be participating in the AB Plan to make any Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 in Appendix I.)

Renewal of the Secured Returns 2 Benefit

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns 2, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns 2 Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns 2 Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns 2.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Account Anniversary or 10 years from your last Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Return 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such "maturity date." No refund of Secured Return 2 charges will be made if you change from the AB Plan to the WB Plan.

Participant's Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB Plan is scheduled to "mature". If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

Participant's Death Under the WB Plan

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In such case, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which or before your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on your Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under basic death benefit (above), or

o

your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under basic death benefit (above), or

o	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
o	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8 and 9-year periods certain are not available if your Account has been issued within the past 4 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.65% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
o	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	any required minimum distribution, or

o	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences, as a general rule, between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plans, as a general rule.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts.  If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the Secured Returns 2 Benefit, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the Secured Returns 2 Benefit, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. (See "Withdrawals under the Secured Returns 2 Benefit".) This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the Secured Returns 2 Benefit, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the Secured Returns 2 Benefit.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns 2 Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns 2 Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.00% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support and product training to the Selling Agents of the Selling Broker-Dealers. These payments may be based on a percentage of Purchase Payments and/or a percentage of Contract Value.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2002, 2003, and 2004 approximately $67,163, $446,387, and $3,084,185, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: WASHINGTON, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; CHICAGO, ILLINOIS -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated December 30, 2005 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

--------------------------------------------------------------------------------
To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial Masters Flex Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant and while the Owner is still alive during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable

Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE", "US", "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the Owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
				Payment
		Hypothetical	Free	Subject to	Withdrawal	Withdrawal
Account		Account	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Amount	Charge	Percentage	Amount
(a)	1	$41,000	$ 4,000	$37,000	8.00%	$2,960
	2	$44,200	$ 4,000	$40,000	8.00%	$3,200
(b)	3	$47,700	$ 4,000	$40,000	7.00%	$2,800
	4	$51,500	$ 4,000	$40,000	6.00%	$2,400
(c)	5	$55,600	$55,600	$ 0	0.00%	$ 0
	6	$60,000	$60,000	$ 0	0.00%	$ 0
(a)

The free withdrawal amount in any year is equal to 10% of all of the Purchase Payments you have made. In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $37,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $4,000.

(b)

In Account Year 3, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The Account Value minus the free withdrawal amount is $47,700 minus $4,000, which equals $43,700; however, the amount subject to a withdrawal charge is capped at the amount of your unliquidated Purchase Payments. Therefore, the amount subject to a withdrawal charge is $40,000, which is the amount of your unliquidated Purchase Payments.

(c)	In Account Year 5, you have passed your fourth Account Anniversary, so no withdrawal charges apply to any withdrawals you make.

Partial Withdrawal:

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there is a series of four partial withdrawals made during the fourth Account Year of $3,000, $8,000, $12,000, and $22,000.

								Remaining
		Hypothetical	Free		Amount of			Free
		Account	Withdrawal		Withdrawal			Withdrawal	Hypothetical
		Value	Amount		Subject to	Withdrawal	Withdrawal	Amount	Account
Account		Before	Before	Amount of	Withdrawal	Charge	Charge	After	Value after
Year		Withdrawal	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal	Withdrawal

1		$41,000	$4,000	$ 0	$ 0	8.00%	$ 0	$4,000	$41,000
2		$44,200	$4,000	$ 0	$ 0	8.00%	$ 0	$4,000	$44,200
3		$47,700	$4,000	$ 0	$ 0	7.00%	$ 0	$4,000	$47,700
(a)	4	$48,200	$4,000	$ 3,000	$ 0	6.00%	$ 0	$1,000	$45,200
(b)	4	$46,000	$1,000	$ 8,000	$ 7,000	6.00%	$ 420	$ 0	$38,000
(c)	4	$38,250	$ 0	$12,000	$12,000	6.00%	$ 720	$ 0	$26,250
(d)	4	$26,650	$ 0	$22,000	$21,000	6.00%	$1,260	$ 0	$ 4,650

Totals				$45,000	$40,000	6.00%	$2,400	$ 0	$ 4,650

(a)

In Account Year 4, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The partial withdrawal amount of $3,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $3,000 was taken, the remaining free withdrawal amount in Account Year 4 is $4,000 - $3,000 = $1,000. Therefore, $1,000 of the $8,000 withdrawal is not subject to a withdrawal charge, and $7,000 is subject to a withdrawal charge. Of the $11,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $7,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $33,000.

(c)

Since $4,000 of the two prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $4,000 - $4,000 = $0. Therefore, the entire $12,000 withdrawal is subject to a withdrawal charge. Of the $23,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $19,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $21,000.

(d)

Since $4,000 of the three prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $4,000 - $4,000 = $0. The amount of unliquidated Purchase Payments remaining before this withdrawal is $21,000. Therefore, $21,000 of the $22,000 withdrawal is taken from Purchase Payments and is subject to a withdrawal charge, and $1,000 of the withdrawal is taken from earnings and is not subject to a withdrawal charge. Of the $45,000 withdrawn to date, $4,000 has been from the free withdrawal amount, $40,000 has been from Purchase Payments, and $1,000 has been from earnings. The amount of unliquidated Purchase Payments is now equal to $0. Note that if the $4,650 remaining balance was withdrawn, it would all be from earnings and not subject to a withdrawal charge. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

PART 2 -- Fixed Account -- Examples of the Market Value Adjustment ("MVA")

     The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

     These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

(2)	The date of surrender is 2 years from the Expiration Date (N = 24).

(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

(4)	The interest earned in the current Account Year is $674.16.

(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

    The MVA factor       =      [(1 + I) / (1 + J + b)] ^ (N/12)   -1

                                        =     [(1 + .06) / (1 + .08)] ^ (24/12) -1

                                        =     (.981^ 2) -1

                                        =     .963 -1

                                        =  -  .037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

          ($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

    The MVA factor       =     [(1 + I) / (1 + J + b)] ^ (N/12)   -1

                                        =     [(1 + .06) / (1 + .05)] ^ (24/12) -1

                                        =     (1.010 ^ 2) -1

                                        =     1.019 -1

                                        =     .019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

          ($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19. $25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 76,450.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 56,950.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the eighth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 89,950
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

* Adjusted Purchase Payments can be calculated as follows:

Purchase Payments x (Account Value after withdrawal / Account Value before withdrawal) = $100,000 x ($120,000 / $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the Owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier amount	=	$ 13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal/Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the Owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 8. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

SECURED RETURNS 2 BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2005 with an initial Purchase Payment of $100,000 and you selected the Secured Returns 2 Program. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

o	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Low investment performance; no WB election, Step-up elected.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

o	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 3: High investment performance; no WB election, Refund applies.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

o	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.
o	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Low investment performance; WB election.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

o	On December 31, 2014, your GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.
o	These withdrawals of $7,000 continue until the GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates and no renewal is available.

EXAMPLE 5: High investment performance; WB election, Step-up elected.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

o	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.
o	These $7,000 withdrawals continue. On December 31, 2020, the GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.
o

Assume that you withdraw $3,000 on February 12, 2021. At this time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.
o	Assume that you did not elect the WB plan at any time.
o	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.
o	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.
o	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your GLB amount is now $95,000. Assume that your Account Value is now $88,000.
o

Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Account Year, so the maximum WB amount has not been exceeded yet. Your GLB amount is now $90,000. Assume that your Account Value is now $80,000.

o

Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Account Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account is $79,000 just before the withdrawal, and $74,000 just after the withdrawal.

o

Because your withdrawals exceeded the maximum WB amount, your GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) / $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 / 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance, Step-up elected.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume you make no withdrawals. On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your GLB amount, you may step-up your GLB amount to $124,000. Assume that you do not step-up. Your GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o

Assume that you make a withdrawal of $5,000 on March 3, 2010. Your GLB amount is now $95,000. Assume that your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400. Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

o

Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Account Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

o

On January 2, 2011 you begin a new Account Year. Therefore, you can withdraw $8,400 in this new Account Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Account Year. On December 31, 2011, the GLB amount equals $108,200. Assume that, on this date, your Account Value equals $110,000.

o	Assume that you continue to withdraw $8,400 each Account Year. On December 31, 2023, the GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.
o

Assume that you withdraw $7,400 on March 12, 2024. At that time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.
o	Assume that you did not elect the WB Plan at any time.
o	On June 1, 2010, you deposit an additional $80,000.
o	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)]
o	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.
o	On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 - (40,000/240,000)].
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Step-up and Sub-deposits under the AB Plan; high investment performance, Step-up elected, Refund applies.
o

Assume that you did not elect the WB Plan at any time and that your Designated Funds had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o	On June 1, 2011, you deposit an additional $80,000.
o

On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

o	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.
o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Secured Returns 2 with a new GLB amount of $295,130 at the cost and terms available to new Owners.

EXAMPLE 11: Withdrawals with Sub-deposits under the WB Plan.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On January 1, 2007, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o	On January 6, 2007, you make an additional deposit of $50,000.
o	Your GLB amount is reset to $143,000 ($93,000 + $50,000).
o	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].
o	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.
o	On January 1, 2008, your GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional deposits and the maximum WB amount is withdrawn annually.
o

Assume that on January 1, 2016, your Account Value is $0. Your GLB amount will be $48,500 [$132,500 - ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates and no Secured Returns 2 renewal is available.

EXAMPLE 12: Calculation of Explicit Rider Charges.
o

Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

o

On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

o

On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

o

On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

o

This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount equal to the ending January 1, 2015 Account Value at the cost and terms available to new Owners.

APPENDIX J

PREVIOUSLY AVAILABLE INVESTMENT OPTIONS

The current available variable investment options are those listed on page 1 of the prospectus.

If you purchased your Contract before February 2, 2004, you may also make subsequent payments to the following investment options that were available prior to that date:

Large-Cap Value Equity Funds

   MFS/Sun Life Strategic Value - S Class

Large-Cap Growth Equity Funds

   MFS/Sun Life Capital Appreciation - S Class

   MFS/Sun Life Global Growth - S Class

Mid-Cap Value Equity Funds

   MFS/Sun Life Mid Cap Value - S Class

   Sun Capital Real Estate Fund (R) - Initial Class

Mid-Cap Growth Equity Funds

   MFS/Sun Life Mid Cap Growth - S Class

Medium Quality Intermediate-Term Bond Funds

   MFS/Sun Life Bond - S Class

   MFS/Sun Life Strategic Income - S Class

Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Sun Capital Advisers, Inc. advises the Sun Capital Funds.

APPENDIX K

SECURED RETURNS BENEFIT

Prior to September 7, 2004, an optional living benefit rider, "Secured Returns Benefit," was available on all Contracts. An enhanced optional benefit rider, Secured Returns 2 Benefit ("Secured Returns 2"), became effective on September 7, 2004. It was made available on September 7, 2004, on all Contracts issued in states that had already approved the enhanced rider and as soon thereafter on Contracts issued in other states as those states approved the enhanced rider. For purposes of this appendix, the "date of availability" is the later of September 7, 2004, or the date Secured Returns 2 became available for sale in the state of issuance. On all Contracts issued before the "date of availability", unless the Contract Owner elected to replace Secured Returns with Secured Returns 2 as described in the prospectus under "Availability" under "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT", the following prospectus disclosure is effective:
1.	The section entitled "Optional Living Benefit Rider: Secured Returns 2 Benefit" under the heading "PRODUCT HIGHLIGHTS," is replaced by the following disclosure:

Optional Living Benefit Rider: Secured Returns Benefit

The Secured Returns Benefit guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. This Benefit may not be available in your state.
2.	The first two tables under the heading "FEES AND EXPENSES," are replaced with the following disclosure:

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Account Years Since Issue Date	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4 or more	0%

During the first four Account Years, a portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after your fourth Account Anniversary, any amount withdrawn is free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges --Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.50%**
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.20%

Total Variable Account Annual Expenses (without optional benefits):	1.85%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***
Maximum Charge for Optional Living Benefit Rider:	0.40%****

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.50%****
*

The Annual Account Fee is waived if your Account Value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.30% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.65% of average daily net Variable Account assets, regardless of your age on the Issue Date. (See "Mortality and Expense Risks Charge.")

***

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
****

If you elect the Optional Living Benefit Rider, the only optional death benefit rider available to you is the EEB Premier rider at a cost of 0.25% of average daily net assets. Therefore, the Total Variable Account Annual Expenses would be equal to the amount shown in the above table. We will continue to deduct the charge for the Option Living Benefit Rider until you annuitize your Contract or your Option Living Benefit Rider expires or is revoked. (See "Optional Living Benefit Rider: Secured Returns Benefit.")

3.	Under the heading "EXAMPLE", the current disclosure is replaced with the following disclosure:

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For the purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,365	$2,540	$3,187	$6,120
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$659	$1,943	$3,187	$6,120
4.	The section "Charges for Optional Benefit Riders" under the heading "CONTRACT EXPENSES" is replaced with the following disclosure:

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

Rider(s) You Elect*	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

             * As defined below under "Optional Death Benefits."
5.	Under the heading "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT," the current disclosure is replaced with the following disclosure:

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS BENEFIT

The Secured Returns Benefit ("Benefit") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. The Benefit may not be available in your state.

If you elect the Secured Returns Benefit, you may choose to receive your Secured Returns Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect the Secured Returns Benefit, you are automatically enrolled in the AB Plan. Any time prior to your 81st birthday, you may elect instead to receive your Secured Returns Benefit under the WB Plan. There is no waiting period for participation in the WB Plan, but you must make your election prior to your 10th Account Anniversary or annuitization, whichever is earlier. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of the Secured Returns Benefit might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Return Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in the Secured Returns Benefit.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage Guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 in Appendix I below. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns Benefit.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns Benefit.") Any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments if you have elected the WB Plan.

For examples of how we calculate benefits under the WB Plan, see Examples 3 and 4 in Appendix I below.

Availability

The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may not combine the Benefit with any optional death benefit rider other than the EEB Premier rider.

To participate in the Secured Returns Benefit, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Cost of the Benefit

If you elect the Secured Returns Benefit with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. If you elect the Secured Returns Benefit with the EEB Premier rider, we will assess your Contract an annual charge of 0.65% of your average daily net assets. We will continue to deduct this annual charge until you annuitize or your Secured Returns Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) may not terminate the annual charge. (See "Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit.")

Withdrawals Under the Secured Returns Benefit

All withdrawals under the Secured Returns Benefit are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected the Secured Returns Benefit, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 5 and 7 in Appendix I below.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 6 in Appendix I below.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns Benefits if your Account Value is less than the GLB amount. In addition, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under the Secured Returns Benefit, see Examples 5 through 8 in Appendix I below.

Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns Benefit will be automatically cancelled.

Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns Benefit will be cancelled.

Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary. After your 7th Account Anniversary, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be cancelled and the cost of such rider (0.25% of your average daily Account Value) will remain.

Revocation of the Secured Returns Benefit

Anytime after your 7th Account Anniversary, the Secured Returns Benefit may be revoked. Once revoked, the Benefit may not be reinstated. After the Benefit has been revoked, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elect the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be revoked and the charge of the rider (0.25% of your average daily Account Value) will continue.

Renewal of the Secured Returns Benefit

If you elected to participate in the AB Plan and you remained in the Plan for the entire 10-year period, you may elect to renew your participation in the Secured Returns Benefit, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns Benefit to new Owners. If we do so, renewals will no longer be available.

If you elected to participate in the WB Plan during your initial 10-year period, you may not renew your participation in the Secured Returns Benefit.

Participant's Death Under the AB Plan

If you (as Participant) die while the AB Plan is still in force, all benefits and charges under Secured Returns Benefit will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and your 10th Account Anniversary. If your surviving spouse does not elect the WB Plan, the AB Plan will continue. In such case, the benefits under AB Plan will be determined according to the original 10-year period. In all cases, the GLB amount will not reset upon your death.

Participant's Death Under the WB Plan

If you (as Participant) die while the WB Plan is in force and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, the Secured Returns Benefit will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance " under "DEATH BENEFIT.") In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Certificate, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

6.	"APPENDIX I: SECURED RETURNS 2 BENEFIT EXAMPLES" is replaced with the following Appendix:

APPENDIX I

SECURED RETURNS BENEFIT EXAMPLES

All of the following examples are based upon the assumption you selected the Secured Returns Benefit on or before your Issue Date.

Examples 1 through 4 demonstrate how we calculate your Secured Returns Benefit assuming you make no subsequent Purchase Payments and you make no withdrawals other than those satisfying the maximum WB amount under the WB Plan. Examples 1 and 2 show your benefit under the AB Plan, and Examples 3 and 4 show your benefit under the WB Plan.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.

o

Assume that on January 1, 2013, your Account Value is $85,000. On that date, your Account Value will be increased by $15,000 ($100,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: High investment performance; no WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance.

o

Assume that on January 1, 2013, your Account Value is $200,000. Because your Account Value is greater that the GLB amount of $100,000, your Account Value will not be increased. If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $200,000 at the cost and terms available to new Owners.

EXAMPLE 3: Low investment performance; WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $80,000. These withdrawals continue for seven more years.
o

On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $0. These withdrawals of $7,000 continue until the GLB amount runs out in year 15, after the final withdrawal of $2,000 has been taken. At that time, the Benefit terminates and no renewal applies.

EXAMPLE 4: High investment performance; WB election
o	Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).
o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $90,000. These withdrawals continue for seven more years.
o	On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $50,000. These withdrawals continue for 5 more years.
o	On December 31, 2016, the GLB amount equals $2,000 ($37,000 - ($7,000 x 5 years)). Assume the Account Value equals $30,000.
o

Assume that, on December 31, 2017, your withdraw the remaining $2,000 to exhaust the GLB amount. The Secured Returns Benefit thus terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No renewal is available.

Examples 5 through 8 demonstrate how withdrawals and subsequent Purchase Payments affect your Secured Returns Benefit. Examples 5 and 7 show how withdrawals affect your benefits under the AB Plan. Example 6 shows the effect of withdrawing more than the maximum WB amount under the WB Plan in any one Account Year. Examples 7 and 8 show the effects of making subsequent Purchase Payments.

EXAMPLE 5: Withdrawals Under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Your GLB amount is $100,000.
o

Assume that on January 1, 2004, your Account Value is $110,000 and you withdraw 10% of your Account Value (or $11,000). Your GLB amount will be reset to $90,000, i.e., the previous GLB amount ($100,000) reduced proportional to the amount of Account Value withdrawn (10%), or $100,000 - (10% of $100,000). Assume you make no more withdrawals or deposits and that your Account Value.

o

On January 1, 2013, the Account Value is $85,000. Your Account Value will be increased by $5,000 ($90,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit, at the cost and terms available to new Owners, with a new GLB amount of $90,000.

EXAMPLE 6: Withdrawals Under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB Plan at issue. Your maximum WB amount would be $7,000 (i.e., 7% of the $100,000).

o	Assume that, on January 1, 2004, your Account Value is $95,000. Assume that no withdrawals have been made. Your GLB amount is still $100,000 and your maximum WB amount is still $7,000.
o

Assume that, on September 3, 2004, your Account Value is $93,000 and you withdraw $5,000. Your Account Value is thus reduced to $88,000, and your GLB amount is reduced to $95,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Contract Year without exceeding your maximum WB amount for the Contract Year.

o

Assume that, on January 4, 2005, your Account Value is $85,000 and you withdraw another $5,000. Your Account Value is thus reduced to $80,000. This is now a new Contract Year, so the maximum WB amount has not yet been exceeded. Your GLB amount is reduced to $90,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Contract Year without exceeding your maximum WB amount for the Contract Year.

o

Assume that, on November 4, 2005, your Account Value is $79,000 and you withdraw another $5,000. Your Account Value is thus reduced to $74,000. Your total withdrawals for the current Contract Year equal $10,000 ($5,000 + $5,000), a total of $3,000 in excess of your maximum WB amount. Your remaining GLB amount is thus reduced to $74,000; i.e., the lesser of your Account Value ($74,000) and your previous remaining GLB amount reduced dollar for dollar by the withdrawal ($90,000 - $5,000). Your maximum WB amount is reduced so that the date on which the GLB amount expires will be the same date it would have expired had the maximum WB been withdrawn every year, i.e., ($90,000 - $2,000) / $7000 = 12.57 years. Thus the maximum WB amount will become $5,887 ($74,000/12.57).

EXAMPLE 7: Withdrawals with Subsequent Purchase Payments under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB Plan at any time.
o	On June 1, 2007, you make a subsequent Purchase Payment of $100,000. Your GLB amount is now $185,000, i.e., ($100,000 x 100%) + ($100,000 x 85%).
o

Assume that, on June 1, 2009, your Account Value is $240,000 and you withdraw $40,000 . Your Account Value is reduced to $200,000. Your GLB amount is reset to $154,167, i.e., the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $185,000 x ($200,000/$240,000). Assume you make no more withdrawals or subsequent Purchase Payments.

o

Assume that, on January 1, 2013, your Account Value is $125,000. On that date, your Account Value will be increased by $29,167 ($154,167 - $125,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $154,167 at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals with Subsequent Purchase Payments under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On January 1, 2004, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o

Assume that, on January 6, 2004, you make an additional deposit of $50,000. Your GLB amount is reset to $143,000 ($93,000 + $50,000). Your maximum WB amount is reset to $10,500 ($7,000 + (7% x $50,000)). Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

o

Assume that, on January 1, 2005, you withdraw the maximum WB amount of $10,500 and your GLB amount is $132,500 ($143,000 - $10,500). Assume that no additional subsequent Purchase Payments are made and the maximum WB amount is withdrawn annually.

o

Assume that, on January 1, 2013, your Account Value equals $0. Your GLB amount will be $48,500, i.e., ($132,500 - ($10,500 x 8 years). Withdrawals will continue until the GLB amount is exhausted. No renewal of the Secured Returns Benefit is available.

APPENDIX L

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year

Franklin Templeton Mutual Shares Securities Fund - Level 1	2004	12.4748	13.8182	166,612
	2003	10.1351	12.4748	84,687
	2002	10.0000	10.1351	14,519

Franklin Templeton Mutual Shares Securities Fund - Level 2	2004	12.4391	13.7506	240,107
	2003	10.1267	12.4391	99,788
	2002	10.0000	10.1267	6,005

Franklin Templeton Mutual Shares Securities Fund - Level 3	2004	12.4302	13.7338	10,975
	2003	-	12.4302	5,089
	2002	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 4	2004	12.4035	13.6832	107,580
	2003	10.1184	12.4035	52,888
	2002	10.0000	10.1184	5,513

Franklin Templeton Mutual Shares Securities Fund - Level 5	2004	12.3946	13.6664	8,800
	2003	-	12.3946	1,108
	2002	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 6	2004	12.3679	13.6160	12,147
	2003	-	12.3679	10,583
	2002	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 1	2004	13.5858	16.5340	78,939
	2003	10.4549	13.5858	49,845
	2002	10.0000	10.4549	1,802

Franklin Small Cap Value Securities Fund - Level 2	2004	13.5470	16.4531	122,574
	2003	10.4463	13.5470	65,485
	2002	10.0000	10.4463	4,937

Franklin Small Cap Value Securities Fund - Level 3	2004	13.5374	16.4330	8,309
	2003	-	13.5374	926
	2002	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 4	2004	13.5083	16.3725	89,681
	2003	10.4376	13.5083	57,739
	2002	10.0000	10.4376	3,933

Franklin Small Cap Value Securities Fund - Level 5	2004	13.4986	16.3524	1,393
	2003	-	13.4986	1,347
	2002	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 6	2004	13.4696	16.2922	4,951
	2003	-	13.4696	2,191
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 1	2004	12.5043	14.5760	894,973
	2003	9.6162	12.5043	160,810
	2002	10.0000	9.6162	16,359

Franklin Templeton Foreign Securities Fund - Level 2	2004	12.4686	14.5047	641,323
	2003	9.6083	12.4686	154,978
	2002	10.0000	9.6083	8,233

Franklin Templeton Foreign Securities Fund - Level 3	2004	12.4597	14.4870	67,208
	2003	-	12.4597	4,693
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 4	2004	12.4328	14.4337	1,792,130
	2003	9.6003	12.4328	437,743
	2002	10.0000	9.6003	22,543

Franklin Templeton Foreign Securities Fund - Level 5	2004	12.4239	14.4159	14,802
	2003	-	12.4239	963
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 6	2004	12.3972	14.3628	220,542
	2003	9.5923	12.3972	36,346
	2002	10.0000	9.5923	143

Franklin Templeton Foreign Securities Fund - Level 7	2004	12.6636	14.6640	315,177
	2003	-	12.6636	115,914
	2002	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 8	2004	12.6471	14.6148	20,916
	2003	-	12.6471	16,026
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 1	2004	13.0872	15.9653	235,111
	2003	10.6662	13.0872	33,358
	2002	10.0000	10.6662	1,932

Lord Abbett Mid Cap Value Portfolio - Level 2	2004	13.0499	15.8872	290,467
	2003	10.6574	13.0499	84,604
	2002	10.0000	10.6574	3,821

Lord Abbett Mid Cap Value Portfolio - Level 3	2004	13.0406	15.8678	20,805
	2003	10.6552	13.0406	3,247
	2002	10.0000	10.6552	416

Lord Abbett Mid Cap Value Portfolio - Level 4	2004	13.0125	15.8094	402,823
	2003	10.6486	13.0125	40,904
	2002	10.0000	10.6486	3,453

Lord Abbett Mid Cap Value Portfolio - Level 5	2004	13.0032	15.7900	6,100
	2003	-	13.0032	2,646
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 6	2004	12.9752	15.7318	51,591
	2003	10.6397	12.9752	5,187
	2002	10.0000	10.6397	85

Lord Abbett Mid Cap Value Portfolio - Level 7	2004	-	14.6629	54,847
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 8	2004	-	14.6137	1,272
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 1	2004	13.7984	15.2871	851,313
	2003	10.7086	13.7984	141,502
	2002	10.0000	10.7086	9,702

Lord Abbett Growth and Income Portfolio - Level 2	2004	13.7590	15.2124	761,276
	2003	10.6998	13.7590	272,539
	2002	10.0000	10.6998	5,782

Lord Abbett Growth and Income Portfolio - Level 3	2004	13.7492	15.1938	82,113
	2003	10.6976	13.7492	14,151
	2002	10.0000	10.6976	682

Lord Abbett Growth and Income Portfolio - Level 4	2004	13.7196	15.1379	1,792,208
	2003	10.6909	13.7196	548,439
	2002	10.0000	10.6909	5,542

Lord Abbett Growth and Income Portfolio - Level 5	2004	13.7097	15.1192	24,794
	2003	-	13.7097	2,344
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 6	2004	13.6803	15.0636	225,854
	2003	-	13.6803	54,623
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 7	2004	11.9325	13.1323	405,324
	2003	-	11.9325	204,764
	2002	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 8	2004	11.9169	13.0883	32,922
	2003	-	11.9169	28,064
	2002	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 1	2004	12.3741	13.3080	135,373
	2003	10.2417	12.3741	75,662
	2002	10.0000	10.2417	2,318

Massachusetts Investors Growth Stock S Class - Level 2	2004	12.3387	13.2429	233,663
	2003	10.2332	12.3387	122,087
	2002	10.0000	10.2332	2,187

Massachusetts Investors Growth Stock S Class - Level 3	2004	12.3299	13.2268	20,039
	2003	-	12.3299	2,278
	2002	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 4	2004	12.3034	13.1780	434,331
	2003	10.2248	12.3034	370,530
	2002	10.0000	10.2248	2,512

Massachusetts Investors Growth Stock S Class - Level 6	2004	12.2681	13.1134	44,695
	2003	-	12.2681	31,894
	2002	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 7	2004	11.0844	11.8420	107,946
	2003	-	11.0844	72,664
	2002	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 8	2004	11.0699	11.8023	13,399
	2003	-	11.0699	2,797
	2002	10.0000	-	0

Massachusetts Investors Trust S Class - Level 1	2004	12.5746	13.8183	110,841
	2003	10.4413	12.5746	31,506
	2002	10.0000	10.4413	752

Massachusetts Investors Trust S Class - Level 2	2004	12.5387	13.7507	187,999
	2003	10.4327	12.5387	148,476
	2002	10.0000	10.4327	1,894

Massachusetts Investors Trust S Class - Level 3	2004	12.5297	13.7340	4,961
	2003	-	12.5297	3,980
	2002	10.0000	-	0

Massachusetts Investors Trust S Class - Level 4	2004	12.5028	13.6834	93,560
	2003	10.4240	12.5028	90,439
	2002	10.0000	10.4240	1,649

Massachusetts Investors Trust S Class - Level 5	2004	12.4938	13.6665	1,041
	2003	-	12.4938	1,085
	2002	10.0000	-	0

Massachusetts Investors Trust S Class - Level 6	2004	12.4669	13.6162	7,506
	2003	-	12.4669	4,054
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 1	2004	11.3843	11.8576	75,805
	2003	10.5777	11.3843	78,545
	2002	10.0000	10.5777	1,707

MFS/Sun Life Bond S Class - Level 2	2004	11.3517	11.7996	121,689
	2003	10.5690	11.3517	83,166
	2002	10.0000	10.5690	376

MFS/Sun Life Bond S Class - Level 3	2004	11.3436	11.7852	14,689
	2003	10.5668	11.3436	6,523
	2002	10.0000	10.5668	584

MFS/Sun Life Bond S Class - Level 4	2004	11.3192	11.7418	350,542
	2003	10.5602	11.3192	338,086
	2002	10.0000	10.5602	1,422

MFS/Sun Life Bond S Class - Level 5	2004	11.3111	11.7274	1,598
	2003	-	11.3111	3,173
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 6	2004	11.2868	11.6842	35,932
	2003	-	11.2868	29,187
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 7	2004	10.1319	10.4833	109,458
	2003	-	10.1319	78,216
	2002	10.0000	-	0

MFS/Sun Life Bond S Class - Level 8	2004	10.1187	10.4481	13,722
	2003	-	10.1187	3,010
	2002	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 1	2004	13.3109	14.5022	17,627
	2003	-	13.3109	12,613
	2002	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 2	2004	13.2728	14.4313	24,058
	2003	-	13.2728	21,640
	2002	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 4	2004	13.2348	14.3606	28,647
	2003	10.5272	13.2348	7,265
	2002	10.0000	10.5272	5,070

MFS/Sun Life Capital Appreciation S Class - Level 5	2004	-	14.3429	1,108
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 1	2004	13.3575	14.7816	14,780
	2003	10.6102	13.3575	8,409
	2002	10.0000	10.6102	51

MFS/Sun Life Capital Opportunities S Class - Level 2	2004	13.3193	14.7093	28,165
	2003	-	13.3193	19,098
	2002	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 3	2004	13.3098	14.6913	990
	2003	-	13.3098	200
	2002	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 4	2004	13.2812	14.6372	7,782
	2003	-	13.2812	5,173
	2002	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 6	2004	13.2431	14.5654	4,417
	2003	-	13.2431	4,280
	2002	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 1	2004	13.4938	14.9910	14,799
	2003	-	13.4938	8,584
	2002	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 2	2004	13.4553	14.9177	12,609
	2003	10.4536	13.4553	9,132
	2002	10.0000	10.4536	946

MFS/Sun Life Emerging Growth S Class - Level 3	2004	-	14.8995	477
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 4	2004	13.4168	14.8446	25,131
	2003	-	13.4168	9,042
	2002	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 6	2004	13.3783	14.7717	3,944
	2003	-	13.3783	4,226
	2002	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 1	2004	13.6499	15.4928	14,032
	2003	-	13.6499	9,727
	2002	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 2	2004	13.6108	15.4170	17,968
	2003	-	13.6108	10,568
	2002	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 3	2004	13.6011	15.3982	632
	2003	-	13.6011	250
	2002	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 4	2004	13.5719	15.3415	12,873
	2003	-	13.5719	14,610
	2002	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 6	2004	13.5330	-	0
	2003	-	13.5330	210
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 1	2004	10.2560	10.4445	794,895
	2003	10.2367	10.2560	230,701
	2002	10.0000	10.2367	3,665

MFS/Sun Life Government Securities S Class - Level 2	2004	10.2267	10.3934	706,217
	2003	10.2283	10.2267	382,236
	2002	10.0000	10.2283	3,758

MFS/Sun Life Government Securities S Class - Level 3	2004	10.2194	10.3807	69,986
	2003	10.2262	10.2194	13,436
	2002	10.0000	10.2262	300

MFS/Sun Life Government Securities S Class - Level 4	2004	10.1974	10.3424	1,762,470
	2003	10.2198	10.1974	1,024,567
	2002	10.0000	10.2198	52,833

MFS/Sun Life Government Securities S Class - Level 5	2004	10.1901	10.3297	16,095
	2003	-	10.1901	3,604
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 6	2004	10.1682	10.2917	241,602
	2003	10.2113	10.1682	117,933
	2002	10.0000	10.2113	90

MFS/Sun Life Government Securities S Class - Level 7	2004	9.8525	9.9670	446,439
	2003	-	9.8525	367,966
	2002	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 8	2004	9.8396	9.9336	53,395
	2003	-	9.8396	50,497
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 1	2004	12.5317	13.4791	324,263
	2003	10.5124	12.5317	166,838
	2002	10.0000	10.5124	1,964

MFS/Sun Life High Yield S Class - Level 2	2004	12.4959	13.4132	289,848
	2003	10.5037	12.4959	124,399
	2002	10.0000	10.5037	350

MFS/Sun Life High Yield S Class - Level 3	2004	12.4869	13.3968	18,550
	2003	-	12.4869	7,207
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 4	2004	12.4601	13.3475	440,396
	2003	10.4950	12.4601	241,417
	2002	10.0000	10.4950	835

MFS/Sun Life High Yield S Class - Level 5	2004	12.4512	13.3311	8,714
	2003	-	12.4512	3,572
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 6	2004	12.4244	13.2820	66,363
	2003	10.4863	12.4244	17,027
	2002	10.0000	10.4863	43

MFS/Sun Life High Yield S Class - Level 7	2004	10.9088	11.6559	82,447
	2003	-	10.9088	59,099
	2002	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 8	2004	10.8946	11.6168	9,584
	2003	-	10.8946	8,220
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 1	2004	14.3965	16.1810	80,931
	2003	10.6588	14.3965	64,506
	2002	10.0000	10.6588	1,212

MFS/Sun Life Mid Cap Growth S Class - Level 2	2004	14.3554	16.1018	135,538
	2003	10.6500	14.3554	89,424
	2002	10.0000	10.6500	271

MFS/Sun Life Mid Cap Growth S Class - Level 3	2004	14.3452	16.0822	6,848
	2003	-	14.3452	2,284
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 4	2004	14.3143	16.0229	194,171
	2003	10.6412	14.3143	161,519
	2002	10.0000	10.6412	2,159

MFS/Sun Life Mid Cap Growth S Class - Level 5	2004	14.3041	16.0032	1,036
	2003	-	14.3041	406
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 6	2004	14.2733	15.9443	15,523
	2003	10.6323	14.2733	11,615
	2002	10.0000	10.6323	85

MFS/Sun Life Mid Cap Growth S Class - Level 7	2004	12.1712	13.5891	51,708
	2003	-	12.1712	52,684
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 8	2004	12.1553	13.5435	7,596
	2003	-	12.1553	7,392
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 1	2004	13.4629	16.1201	82,112
	2003	10.3777	13.4629	69,385
	2002	10.0000	10.3777	1,325

MFS/Sun Life Mid Cap Value S Class - Level 2	2004	13.4244	16.0412	79,433
	2003	10.3691	13.4244	57,385
	2002	10.0000	10.3691	196

MFS/Sun Life Mid Cap Value S Class - Level 3	2004	13.4149	16.0217	6,798
	2003	-	13.4149	2,559
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 4	2004	13.3860	15.9627	178,653
	2003	10.3605	13.3860	170,495
	2002	10.0000	10.3605	5,005

MFS/Sun Life Mid Cap Value S Class - Level 5	2004	13.3764	15.9430	869
	2003	-	13.3764	458
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 6	2004	13.3476	15.8843	15,598
	2003	-	13.3476	11,885
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 7	2004	12.3013	14.6316	48,241
	2003	-	12.3013	54,541
	2002	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 8	2004	12.2853	14.5826	7,086
	2003	-	12.2853	7,500
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 1	2004	9.8419	9.7346	775,613
	2003	9.9693	9.8419	320,156
	2002	10.0000	9.9693	1,696

MFS/Sun Life Money Market S Class - Level 2	2004	9.8137	9.6870	1,042,733
	2003	9.9610	9.8137	140,851
	2002	10.0000	9.9610	11,515

MFS/Sun Life Money Market S Class - Level 3	2004	9.8067	9.6752	41,610
	2003	-	9.8067	1,582
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 4	2004	9.7856	9.6395	863,652
	2003	9.9528	9.7856	255,472
	2002	10.0000	9.9528	6,014

MFS/Sun Life Money Market S Class - Level 5	2004	9.7786	9.6276	7,695
	2003	-	9.7786	10,303
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 6	2004	9.7575	9.5922	148,729
	2003	-	9.7575	28,833
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 7	2004	9.8727	9.7004	167,333
	2003	-	9.8727	91,064
	2002	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 8	2004	9.8598	9.6678	17,352
	2003	-	9.8598	12,504
	2002	10.0000	-	0

MFS/Sun Life New Discovery S Class - Level 1	2004	13.6572	14.4005	199,604
	2003	10.2851	13.6572	19,649
	2002	10.0000	10.2851	2,784

MFS/Sun New Discovery S Class - Level 2	2004	13.6182	14.3301	162,918
	2003	10.2766	13.6182	34,030
	2002	10.0000	10.2766	913

MFS/Sun New Discovery S Class - Level 3	2004	13.6085	14.3126	19,039
	2003	-	13.6085	173
	2002	10.0000	-	0

MFS/Sun New Discovery S Class - Level 4	2004	13.5793	14.2599	400,271
	2003	10.2681	13.5793	49,225
	2002	10.0000	10.2681	5,344

MFS/Sun New Discovery S Class - Level 5	2004	-	14.2424	5,136
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun New Discovery S Class - Level 6	2004	-	14.1899	44,520
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun New Discovery S Class - Level 7	2004	-	12.8978	63,657
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun New Discovery S Class - Level 8	2004	-	12.8545	1,487
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Research S Class - Level 1	2004	12.8010	14.5455	11,412
	2003	10.4115	12.8010	2,912
	2002	10.0000	10.4115	1,375

MFS/Sun Research S Class - Level 2	2004	12.7645	14.4744	17,395
	2003	10.4029	12.7645	9,621
	2002	10.0000	10.4029	755

MFS/Sun Research S Class - Level 4	2004	12.7280	14.4035	15,992
	2003	10.3943	12.7280	14,394
	2002	10.0000	10.3943	5,722

MFS/Sun Research S Class - Level 5	2004	12.7188	14.3858	1,469
	2003	-	12.7188	1,241
	2002	10.0000	-	0

MFS/Sun Research International S Class - Level 1	2004	13.2682	15.7838	204,127
	2003	10.1125	13.2682	55,131
	2002	10.0000	10.1125	1,553

MFS/Sun Research International S Class - Level 2	2004	13.2303	15.7066	180,705
	2003	10.1041	13.2303	57,056
	2002	10.0000	10.1041	625

MFS/Sun Research International S Class - Level 3	2004	13.2208	15.6874	21,441
	2003	-	13.2208	2,172
	2002	10.0000	-	0

MFS/Sun Research International S Class - Level 4	2004	13.1924	15.6296	479,720
	2003	10.0958	13.1924	268,312
	2002	10.0000	10.0958	2,512

MFS/Sun Research International S Class - Level 5	2004	-	15.6104	2,597
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Research International S Class - Level 6	2004	13.1545	15.5529	57,158
	2003	-	13.1545	23,506
	2002	10.0000	-	0

MFS/Sun Research International S Class - Level 7	2004	12.5926	14.8809	123,675
	2003	-	12.5926	67,036
	2002	10.0000	-	0

MFS/Sun Research International S Class - Level 8	2004	12.5761	14.8310	11,081
	2003	-	12.5761	2,600
	2002	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 1	2004	13.8946	14.5642	149,178
	2003	11.1199	13.8946	95,356
	2002	10.0000	11.1199	2,303

MFS/Sun Strategic Growth S Class - Level 2	2004	13.8549	14.4930	174,172
	2003	11.1107	13.8549	114,038
	2002	10.0000	11.1107	284

MFS/Sun Strategic Growth S Class - Level 3	2004	13.8450	14.4753	14,551
	2003	-	13.8450	4,164
	2002	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 4	2004	13.8153	14.4220	381,906
	2003	11.1015	13.8153	319,824
	2002	10.0000	11.1015	19,269

MFS/Sun Strategic Growth S Class - Level 5	2004	13.8053	14.4042	6,307
	2003	-	13.8053	4,511
	2002	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 6	2004	13.7757	14.3512	37,956
	2003	-	13.7757	27,692
	2002	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 7	2004	11.3649	11.8337	126,700
	2003	-	11.3649	126,131
	2002	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 8	2004	11.3501	11.7940	18,481
	2003	-	11.3501	17,525
	2002	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 1	2004	11.5496	12.2478	60,226
	2003	10.4406	11.5496	61,439
	2002	10.0000	10.4406	243

MFS/Sun Strategic Income S Class - Level 2	2004	11.5166	12.1879	106,046
	2003	10.4320	11.5166	43,289
	2002	10.0000	10.4320	100

MFS/Sun Strategic Income S Class - Level 3	2004	11.5084	12.1730	4,129
	2003	-	11.5084	4,061
	2002	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 4	2004	11.4836	12.1282	21,785
	2003	10.4234	11.4836	12,959
	2002	10.0000	10.4234	835

MFS/Sun Strategic Income S Class - Level 5	2004	11.4754	12.1133	3,913
	2003	-	11.4754	3,553
	2002	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 6	2004	11.4507	12.0687	14,784
	2003	-	11.4507	14,958
	2002	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 1	2004	13.5767	15.7247	25,776
	2003	10.8682	13.5767	21,789
	2002	10.0000	10.8682	570

MFS/Sun Strategic Value S Class - Level 2	2004	13.5379	15.6478	77,132
	2003	10.8592	13.5379	61,596
	2002	10.0000	10.8592	2,143

MFS/Sun Strategic Value S Class - Level 3	2004	13.5282	15.6287	1,689
	2003	-	13.5282	1,661
	2002	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 4	2004	13.4991	15.5711	82,586
	2003	10.8503	13.4991	81,414
	2002	10.0000	10.8503	893

MFS/Sun Strategic Value S Class - Level 5	2004	13.4894	-	0
	2003	-	13.4894	1,344
	2002	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 6	2004	13.4604	15.4947	600
	2003	-	13.4604	347
	2002	10.0000	-	0

MFS/Sun Total Return S Class - Level 1	2004	12.0841	13.2087	1,549,193
	2003	10.5167	12.0841	358,733
	2002	10.0000	10.5167	5,435

MFS/Sun Total Return S Class - Level 2	2004	12.0496	13.1440	1,192,698
	2003	10.5080	12.0496	460,194
	2002	10.0000	10.5080	9,222

MFS/Sun Total Return S Class - Level 3	2004	12.0410	13.1280	131,676
	2003	-	12.0410	11,300
	2002	10.0000	-	0

MFS/Sun Total Return S Class - Level 4	2004	12.0151	13.0797	1,966,950
	2003	10.4993	12.0151	873,992
	2002	10.0000	10.4993	7,476

MFS/Sun Total Return S Class - Level 5	2004	12.0065	13.0636	19,104
	2003	-	12.0065	7,400
	2002	10.0000	-	0

MFS/Sun Total Return S Class - Level 6	2004	11.9807	13.0154	627,768
	2003	10.4906	11.9807	291,268
	2002	10.0000	10.4906	172

MFS/Sun Total Return S Class - Level 7	2004	10.9869	11.9297	572,167
	2003	-	10.9869	226,267
	2002	10.0000	-	0

MFS/Sun Total Return S Class - Level 8	2004	10.9726	11.8897	21,551
	2003	-	10.9726	9,692
	2002	10.0000	-	0

MFS/Sun Utilities S Class - Level 1	2004	14.8116	18.9389	33,018
	2003	11.0711	14.8116	10,427
	2002	10.0000	11.0711	63

MFS/Sun Utilities S Class - Level 2	2004	14.7693	18.8463	37,836
	2003	-	14.7693	17,119
	2002	10.0000	-	0

MFS/Sun Utilities S Class - Level 3	2004	-	18.8233	686
	2003	-	-	0
	2002	10.0000	-	0

MFS/Sun Utilities S Class - Level 4	2004	14.7271	18.7540	27,873
	2003	11.0528	14.7271	14,940
	2002	10.0000	11.0528	15

MFS/Sun Utilities S Class - Level 5	2004	14.7165	18.7310	903
	2003	-	14.7165	942
	2002	10.0000	-	0

MFS/Sun Utilities S Class - Level 6	2004	14.6849	18.6620	1,541
	2003	-	14.6849	1,001
	2002	10.0000	-	0

MFS/Sun Value S Class - Level 1	2004	12.8745	14.5837	157,649
	2003	10.4650	12.8745	71,375
	2002	10.0000	10.4650	4,000

MFS/Sun Value S Class - Level 2	2004	12.8377	14.5124	659,357
	2003	10.4564	12.8377	97,651
	2002	10.0000	10.4564	3,377

MFS/Sun Value S Class - Level 3	2004	12.8285	14.4947	10,161
	2003	-	12.8285	2,288
	2002	10.0000	-	0

MFS/Sun Value S Class - Level 4	2004	12.8009	14.4413	356,650
	2003	10.4477	12.8009	322,182
	2002	10.0000	10.4477	21,187

MFS/Sun Value S Class - Level 5	2004	12.7917	14.4235	7,013
	2003	-	12.7917	7,945
	2002	10.0000	-	0

MFS/Sun Value S Class - Level 6	2004	12.7642	14.3704	31,556
	2003	-	12.7642	24,231
	2002	10.0000	-	0

MFS/Sun Value S Class - Level 7	2004	11.9076	13.3992	95,490
	2003	-	11.9076	70,711
	2002	10.0000	-	0

MFS/Sun Value S Class - Level 8	2004	11.8921	13.3542	11,733
	2003	-	11.8921	2,741
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 1	2004	13.9156	14.5908	182,676
	2003	10.8264	13.9156	96,029
	2002	10.0000	10.8264	1,482

Oppenheimer Capital Appreciation Fund - Level 2	2004	13.8758	14.5194	279,924
	2003	10.8175	13.8758	149,363
	2002	10.0000	10.8175	94

Oppenheimer Capital Appreciation Fund - Level 3	2004	13.8660	14.5017	24,157
	2003	-	13.8660	4,256
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 4	2004	13.8361	14.4483	430,489
	2003	10.8085	13.8361	369,217
	2002	10.0000	10.8085	9,788

Oppenheimer Capital Appreciation Fund - Level 5	2004	13.8262	14.4305	2,619
	2003	-	13.8262	861
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 6	2004	13.7965	14.3774	47,867
	2003	-	13.7965	38,811
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 7	2004	11.8543	12.3471	129,327
	2003	-	11.8543	135,326
	2002	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 8	2004	11.8388	12.3057	18,602
	2003	-	11.8388	18,601
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 1	2004	14.3538	16.8239	53,467
	2003	10.1178	14.3538	38,651
	2002	10.0000	10.1178	1,297

Oppenheimer Main St. Small Cap Fund - Level 2	2004	14.3128	16.7416	82,052
	2003	10.1095	14.3128	39,476
	2002	10.0000	10.1095	3,829

Oppenheimer Main St. Small Cap Fund - Level 3	2004	14.3026	16.7212	4,069
	2003	-	14.3026	850
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 4	2004	14.2719	16.6596	51,014
	2003	10.1011	14.2719	28,036
	2002	10.0000	10.1011	2,665

Oppenheimer Main St. Small Cap Fund - Level 5	2004	-	16.6392	217
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 6	2004	14.2309	16.5779	3,129
	2003	-	14.2309	1,443
	2002	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 7	2004	-	15.2353	475
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 1	2004	12.6077	13.5331	890,791
	2003	10.1387	12.6077	42,253
	2002	10.0000	10.1387	1,327

Oppenheimer Main St. Growth & Income Fund - Level 2	2004	12.5717	13.4670	698,937
	2003	10.1303	12.5717	134,586
	2002	10.0000	10.1303	2,746

Oppenheimer Main St. Growth & Income Fund - Level 3	2004	12.5628	13.4505	62,669
	2003	-	12.5628	1,377
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 4	2004	12.5357	13.4010	1,707,865
	2003	10.1219	12.5357	19,122
	2002	10.0000	10.1219	1,231

Oppenheimer Main St. Growth & Income Fund - Level 5	2004	-	13.3845	16,025
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 6	2004	12.4998	13.3352	222,744
	2003	10.1135	12.4998	2,027
	2002	10.0000	10.1135	177

Oppenheimer Main St. Growth & Income Fund - Level 7	2004	-	12.4481	294,131
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 8	2004	-	12.4063	7,899
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 1	2004	11.2804	12.0833	320,645
	2003	10.5367	11.2804	136,395
	2002	10.0000	10.5367	4,801

PIMCO Real Return Bond Portfolio - Level 2	2004	11.2482	12.0241	576,054
	2003	10.5280	11.2482	213,624
	2002	10.0000	10.5280	8,089

PIMCO Real Return Bond Portfolio - Level 3	2004	11.2402	12.0095	23,514
	2003	10.5258	11.2402	7,550
	2002	10.0000	10.5258	969

PIMCO Real Return Bond Portfolio - Level 4	2004	11.2160	11.9652	131,033
	2003	10.5193	11.2160	78,629
	2002	10.0000	10.5193	11,540

PIMCO Real Return Bond Portfolio - Level 5	2004	11.2079	11.9505	3,934
	2003	-	11.2079	4,237
	2002	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 6	2004	11.1838	11.9065	21,253
	2003	-	11.1838	14,946
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 1	2004	10.7280	11.0666	487,799
	2003	10.3841	10.7280	321,384
	2002	10.0000	10.3841	17,543

PIMCO Total Return Bond Portfolio - Level 2	2004	10.6973	11.0124	703,642
	2003	10.3755	10.6973	460,791
	2002	10.0000	10.3755	7,176

PIMCO Total Return Bond Portfolio - Level 3	2004	10.6897	10.9990	50,360
	2003	10.3734	10.6897	21,278
	2002	10.0000	10.3734	861

PIMCO Total Return Bond Portfolio - Level 4	2004	10.6667	10.9585	776,688
	2003	10.3670	10.6667	691,163
	2002	10.0000	10.3670	35,214

PIMCO Total Return Bond Portfolio - Level 5	2004	10.6590	10.9450	13,351
	2003	-	10.6590	7,206
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 6	2004	10.6361	10.9047	78,358
	2003	10.3584	10.6361	62,336
	2002	10.0000	10.3584	88

PIMCO Total Return Bond Portfolio - Level 7	2004	9.9695	10.2161	143,452
	2003	-	9.9695	154,024
	2002	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 8	2004	9.9565	10.1818	20,796
	2003	-	9.9565	21,347
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 1	2004	13.4762	17.6693	104,094
	2003	10.0790	13.4762	75,750
	2002	10.0000	10.0790	10,083

Sun Capital Real Estate Fund - Level 2	2004	13.4377	17.5829	161,033
	2003	10.0706	13.4377	141,480
	2002	10.0000	10.0706	6,680

Sun Capital Real Estate Fund - Level 3	2004	13.4282	17.5615	9,710
	2003	-	13.4282	4,048
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 4	2004	13.3993	17.4968	207,717
	2003	10.0623	13.3993	207,217
	2002	10.0000	10.0623	5,281

Sun Capital Real Estate Fund - Level 5	2004	13.3897	17.4753	2,164
	2003	-	13.3897	1,028
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 6	2004	13.3609	17.4110	28,666
	2003	-	13.3609	30,934
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 7	2004	12.1569	15.8339	55,825
	2003	-	12.1569	66,005
	2002	10.0000	-	0

Sun Capital Real Estate Fund - Level 8	2004	12.1410	15.7808	7,570
	2003	-	12.1410	9,055
	2002	10.0000	-	0

PIMCO Low Duration - Level 1	2004	-	10.0238	1,272,330
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 2	2004	-	10.0021	814,168
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 3	2004	-	9.9967	89,281
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 4	2004	-	9.9804	2,266,962
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 5	2004	-	9.9749	21,421
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 6	2004	-	9.9587	362,659
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 7	2004	-	9.9532	360,406
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Low Duration - Level 8	2004	-	9.9315	14,020
	2003	-	-	0
	2002	10.0000	-	0

Templeton Growth Series Fund - Level 1	2004	-	15.6980	16,863
	2003	-	-	0
	2002	10.0000	-	0

Templeton Growth Series Fund - Level 2	2004	-	15.6261	13,402
	2003	-	-	0
	2002	10.0000	-	0

Templeton Growth Series Fund - Level 4	2004	-	15.5545	15,879
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 1	2004	-	12.4231	194,496
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 2	2004	-	12.4001	149,006
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 3	2004	-	12.3944	16,542
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 4	2004	-	12.3770	329,328
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 5	2004	-	12.3713	2,286
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 6	2004	-	12.3540	41,897
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 7	2004	-	12.3482	48,339
	2003	-	-	0
	2002	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 8	2004	-	12.3252	1,162
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 1	2004	-	10.3418	13,516
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 2	2004	-	10.3226	8,682
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 3	2004	-	10.3178	1,115
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 4	2004	-	10.3034	3,897
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital All Cap S Class - Level 1	2004	-	11.1402	3,335
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital All Cap S Class - Level 2	2004	-	11.1195	7,947
	2003	-	-	0
	2002	10.0000	-	0

Sun Capital All Cap S Class - Level 4	2004	-	11.0988	1,530
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Emerging Markets - Level 1	2004	-	16.5972	8,203
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Emerging Markets - Level 2	2004	-	16.5213	22,123
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Emerging Markets - Level 4	2004	-	16.4455	9,600
	2003	-	-	0
	2002	10.0000	-	0

PIMCO Emerging Markets - Level 6	2004	-	16.3699	3,232
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Global Securities Fund - Level 1	2004	-	12.2637	45,916
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Global Securities Fund - Level 2	2004	-	12.2371	201,738
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Global Securities Fund - Level 4	2004	-	12.2106	18,183
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Global Securities Fund - Level 5	2004	-	12.2039	6,983
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Global Securities Fund - Level 6	2004	-	12.1840	6,398
	2003	-	-	0
	2002	10.0000	-	0

Oppenheimer Global Securities Fund - Level 7	2004	-	12.1774	2,093
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 1	2004	-	11.1706	128,607
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 2	2004	-	11.1463	100,008
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 3	2004	-	11.1403	7,807
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 4	2004	-	11.1221	230,870
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 5	2004	-	11.1161	2,069
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 6	2004	-	11.0979	33,659
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 7	2004	-	11.0919	37,021
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 8	2004	-	11.0677	848
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett All Value Portfolio - Level 1	2004	-	11.8235	38,551
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett All Value Portfolio - Level 2	2004	-	11.7979	51,647
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett All Value Portfolio - Level 3	2004	-	11.7915	4,584
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett All Value Portfolio - Level 4	2004	-	11.7723	41,817
	2003	-	-	0
	2002	10.0000	-	0

Lord Abbett All Value Portfolio - Level 6	2004	-	11.7467	3,935
	2003	-	-	0
	2002	10.0000	-	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (800) 752-7215

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS

DECEMBER 30, 2005

FUTURITY SELECT FOUR PLUS

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds").
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
AllianceBernstein VP Growth and Income Portfolio	AIM V.I. Dynamics Fund1
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund International Portfolio
Securities Fund - Class 2	SCSM Blue Chip Mid Cap Fund
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Growth Equity Funds
Securities Fund - Class 2	AIM V.I. Small Company Growth Fund2
Lord Abbett Series Fund Growth and Income Portfolio	AllianceBernstein VP Small Cap Growth Portfolio5
MFS/Sun Life Total Return - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Small-Cap Value Equity Funds
AIM V.I. Capital Appreciation Fund Series II Shares	SCSM Value Small Cap Fund
AIM V.I. Core Equity Fund Series II Shares	Large-Cap Growth Sector Equity Funds
AIM V.I. Premier Equity Fund Series II Shares	AllianceBernstein VP Global Technology Portfolio4
AllianceBernstein VP Worldwide Privatization Portfolio	Large-Cap Value Sector Equity Funds
Fidelity VIP Overseas Portfolio, Service Class 2	MFS/ Sun Life Utilities - S Class
Goldman Sachs VIT CORESM U.S. Equity Fund	Mid-Cap Value Sector Equity Funds
MFS/ Sun Life Massachusetts Investors Trust - S Class	Sun Capital Real Estate Fund(R)
Rydex VT Nova Fund	Mid-Cap Blend Sector Equity Funds
SCSM Davis Venture Value Fund	Sun CapitalSM All Cap Fund
Large-Cap Growth Equity Funds	High-Quality Intermediate-Term Bond Funds
AIM V.I. Growth Fund Series II Shares	PIMCO VIT Total Return Portfolio
AIM V.I. International Growth Fund Series II Shares	Sun Capital Investment Grade Bond Fund®
AllianceBernstein VP Large Cap Growth Portfolio3	High-Quality Long-Term Bond Funds
Fidelity VIP Contrafund® Portfolio, Service Class 2	MFS/ Sun Life Government Securities - S Class
Fidelity VIP Growth Portfolio, Service Class 2	PIMCO VIT Real Return Portfolio
Goldman Sachs VIT Capital Growth Fund	Medium-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Capital Appreciation - S Class	PIMCO VIT Emerging Markets Bond Portfolio
MFS/ Sun Life Emerging Growth - S Class	Low-Quality Short-Term Bond Fund
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life High Yield - S Class
Stock - S Class	Low-Quality Intermediate-Term Bond Fund
Rydex VT OTC Fund	PIMCO VIT High Yield Portfolio
Mid-Cap Value Equity Funds	Money Market Fund
First Eagle VFT Overseas Variable Series	Sun Capital Money Market Fund®
Lord Abbett Series Fund Mid Cap Value Portfolio

___________________________________________
1 Formerly known as the INVESCO VIF Dynamics Fund.

2 Formerly known as the INVESCO VIF Small Company Growth Fund.

3 Formerly known as the AllianceBernstein VP Premier Growth Portfolio.

4 Formerly known as the AllianceBernstein VP Technology Portfolio.

5 Formerly known as the AllianceBernstein VP Quasar Portfolio.

A I M Advisors, Inc. advises the AIM Variable Insurance Funds with INVESCO Funds Group, Inc., serving as sub-investment advisor to the AIM V.I. Dynamics Fund. Alliance Capital Management, LP advises the AllianceBernstein VP Portfolios. Arnhold and S. Bleichroeder Advisers, LLC advises the First Eagle Funds. Fidelity(R) Management & Research Company advises the Fidelity VIP Portfolios. Goldman Sachs Asset Management, L.P. advises the Goldman Sachs VIT Funds. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. Rydex Global Advisors advises the Rydex Funds. Sun Capital Advisers, Inc. advises the Sun Capital Funds; SCSM Davis Venture Value Fund (sub-advised by Davis Advisors); SCSM Value Small Cap Fund (sub-advised by OpCap Advisors); SCSM Blue Chip Mid Cap Fund, (sub-advised by Wellington Management Company, LLP). Templeton(R) Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton(R) Global Advisors Limited advises Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated December 30, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 49 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (888) 786-2435. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Futurity Select Four Plus Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among the Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

In addition, we deduct a mortality and expense risk charge of 1.30% of the average daily value of the Contract invested in the Variable Account (1.50% if you are age 76 or older on the Open Date). We also deduct an administrative charge of 0.15% of the average daily value and a distribution charge of 0.20% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. The withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% in the first Account Year and declines to 0% after four years.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of a several Annuity Options. Subject to the Maximum Annuity Commencement Date, you can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the Maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Optional Living Benefit Rider: Secured Returns Benefit

The Secured Returns Benefit guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. This Benefit may not be available in your state.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on the Open Date, the basic death benefit pays the greatest of your Account Value, your Surrender Value, or your total Purchase Payments (adjusted for withdrawals), all calculated as of your Death Benefit Date. If you were 86 or older on the Open Date, the basic death benefit is equal to the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. During the first four Account Years, this "free withdrawal amount" is equal to 10% of the amount of all Purchase Payments made. All other amounts are subject to the withdrawal charge. After the end of the fourth Account Year, any amount you withdraw is free of withdrawal charges. In addition to the withdrawal charge, amounts you withdraw, transfer or annuitize from the Fixed Account before your Guarantee Period has ended may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:
Sun Life Assurance Company of Canada (U.S.)
P. O. Box 9133
Wellesley Hills, Massachusetts 02481
Toll Free (888) 786-2435

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Transfer Fee (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Account Years Since Issue Date	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4 or more	0%

During the first four Account Years, a portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after your fourth Account Anniversary, any amount withdrawn is free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by state and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.50%**
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.20%

Total Variable Account Annual Expenses (without optional benefits):	1.85%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***
Maximum Charge for Optional Living Benefit Rider:	0.40%****

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.50%****
*	The Annual Account Fee is waived on Contracts greater than $100,000 in value on your Account Anniversary. (See "Account Fee.")

**

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.30% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.65% of average daily net Variable Account assets, regardless of your age on the Issue Date. (See "Mortality and Expense Risks Charge.")

***	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected as follows:
Riders Elected	% of Average Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
****

If you elect the Optional Living Benefit Rider with the EEB Premier rider, we will assess your Contract the maximum annual charge of 0.65% of your average daily net assets. In this case, there will be no separate charge for the optional death benefit rider. If you elect the Optional Living Benefit Rider with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. In either case, we will continue to deduct this annual charge until you annuitize your Contract or your Optional Living Benefit Rider expires or is revoked. (See "Optional Living Benefit Rider: Secured Returns Benefit.")

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses, prior to any fee waiver or expense reimbursement)	0.65%	3.45%*
*

The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursements are 0.65% and 1.90%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,313	$2,395	$2,947	$5,742
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$ 602	$1,787	$2,947	$5,742

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (''Variable Accumulation Units'') is included in the back of this Prospectus as Appendix J.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit riders and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity might not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that required by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts."

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (888) 786-2435.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS:  THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a statement of additional information for each Fund, may be obtained without charge from the company by calling (888) 786-2435 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios and the Rydex Funds, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available investment options.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable charge for optional death benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. Each new allocation to a Guarantee Period must be at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the Money Market Sub-Account.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation to a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers to and from Guarantee Periods;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Programs. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns Benefit. (See "Optional Living Benefit Rider: Secured Returns Benefit.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege", such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g. no overnight, priority, or courier delivery allowed) and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to inforce service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly trasferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative service fee, the distribution fee, or the annual Account Fee; credit additional amounts; grant special Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Optional Programs

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation Program

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect an asset allocation program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal Program

If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program.

Under this program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. The withdrawals under this program may be subject to surrender charges or a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing this option.

You may change or stop this program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Principal Returns Program

Under the Principal Returns Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

If you request a partial withdrawal, we will pay you the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

The "free withdrawal amount" is equal to 10% of the amount of all Purchase Payments you have made. After the fourth Account Anniversary, any amount you withdraw is free of withdrawal charges.

The "free withdrawal amount" that you do not use in an Account Year is not cumulative. In other words, it will not be carried forward or available for use in future Account Years.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of these Payments. Thus, the maximum amount on which we will impose the withdrawal charge in any year will never be more than the total of all Payments that you have not previously withdrawn.

The amount of your withdrawal, if any, that exceeds the total of the free withdrawal amount plus the aggregate amount of all Payments not previously withdrawn, is not subject to the withdrawal charge.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the amount you withdraw by a percentage. As set forth below, the percentage decreases according to the number of complete Account Years since your Issue Date. After your fourth Account Anniversary, any amount you withdraw is free of withdrawal charges.

Number of
Account Years	Withdrawal
Since Your Issue Date	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4 or more	0%

The withdrawal charge will never be greater than 8% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
o	at least one year has passed since your Issue Date,

o	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

o	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase.

The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.20% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.30%, if you are age 75 or younger on the Open Date (1.50%, if you are age 76 or older on the Open Date). If your initial Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

                   *As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS BENEFIT

The Secured Returns Benefit ("Benefit") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. The Benefit may not be available in your state.

If you elect the Secured Returns Benefit, you may choose to receive your Secured Returns Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect the Secured Returns Benefit, you are automatically enrolled in the AB Plan. Any time prior to your 81st birthday, you may elect instead to receive your Secured Returns Benefit under the WB Plan. There is no waiting period for participation in the WB Plan, but you must make your election prior to your 10th Account Anniversary or annuitization, whichever is earlier. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of the Secured Returns Benefit might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Return Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in the Secured Returns Benefit.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 in Appendix I. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns Benefit.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns Benefit.") Any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments if you have elected the WB Plan.

For examples of how we calculate benefits under the WB Plan, see Examples 3 and 4 in Appendix I.

Availability

The Secured Returns Benefit is available only if you are age 85 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may not combine the Benefit with any optional death benefit rider other than the EEB Premier rider.

To participate in the Secured Returns Benefit, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Cost of the Benefit

If you elect the Secured Returns Benefit with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. If you elect the Secured Returns Benefit with the EEB Premier rider, we will assess your Contract an annual charge of 0.65% of your average daily net assets. We will continue to deduct this annual charge until you annuitize or your Secured Returns Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) may not terminate the annual charge. (See "Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit.")

Withdrawals Under the Secured Returns Benefit

All withdrawals under the Secured Returns Benefit are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected the Secured Returns Benefit, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 5 and 7 in Appendix I.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 6 in Appendix I.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns Benefits if your Account Value is less than the GLB amount. In addition, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under the Secured Returns Benefit, see Examples 5 through 8 in Appendix I.

Transfers and Subsequent Purchase Payments Under the Secured Returns Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns Benefit will be automatically cancelled.

Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns Benefit will be cancelled.

Once the Benefit has been canceled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary. After your 7th Account Anniversary, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be canceled and the cost of such rider (0.25% of your average daily Account Value) will remain.

Revocation of the Secured Returns Benefit

Anytime after your 7th Account Anniversary, the Secured Returns Benefit may be revoked. Once revoked, the Benefit may not be reinstated. After the Benefit has been revoked, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elect the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be revoked and the charge of the rider (0.25% of your average daily Account Value) will continue.

Renewal of the Secured Returns Benefit

If you elected to participate in the AB Plan and you remained in the Plan for the entire 10-year period, you may elect to renew your participation in the Secured Returns Benefit, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns Benefit to new Owners. If we do so, renewals will no longer be available.

If you elected to participate in the WB Plan during your initial 10-year period, you may not renew your participation in the Secured Returns Benefit.

Participant's Death Under the AB Plan

If you (as Participant) die while the AB Plan is still in force, all benefits and charges under Secured Returns Benefit will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and your 10th Account Anniversary. If your surviving spouse does not elect the WB Plan, the AB Plan will continue. In such case, the benefits under AB Plan will be determined according to the original 10-year period. In all cases, the GLB amount will not reset upon your death.

Participant's Death Under the WB Plan

If you (as Participant) die while the WB Plan is in force and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, the Secured Returns Benefit will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Certificate, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If your Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which or before your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on your Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under basic death benefit (above), or

o

your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under basic death benefit (above), or

o	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals (see "Withdrawals, Withdrawal Charge and Market Value Adjustment").

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:
o	We must receive your notice at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8 and 9-year periods certain are not available if your Account has been issued within the past 4 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.65% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value.

If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive an eligible rollover distribution from a Qualified Contract (other than from a Contract issued for use with an individual retirement account) and roll over some or all that distribution to another eligible plan, the portion of such distribution that is rolled over will not be includible in your income. However, any eligible rollover distribution will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover.

An "eligible rollover distribution" is any distribution to you of all or any portion of the balance to the credit of your account, other than:
o	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	any required minimum distribution, or

o	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plans, as a general rule.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts.  If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the Secured Returns Benefit, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the Secured Returns Benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the Secured Returns Benefit, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. (See "Withdrawals under the Secured Returns Benefit".) This reduction could significantly reduce the value of the Secured Returns Benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the Secured Returns Benefit, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the Secured Returns Benefit.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 7.50% of Purchase Payments. In addition, after the first Account Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 1.00% of the Participant's Account Value. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of the Contracts or Certificates or other contracts offered by the Company. Promotional incentives may change at any time. Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." The Contracts were first offered in 2002. During 2002, approximately $176,790 in commissions was paid to and retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Series. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Fitch. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: WASHINGTON, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; CHICAGO, ILLINOIS -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the fire jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated December 30, 2005 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (888) 786-2435.

--------------------------------------------------------------------------------
To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Futurity Select Four Plus Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant and while the Owner is still alive during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable

Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE", "US", "SUN LIFE"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the Owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
				Payment
		Hypothetical	Free	Subject to	Withdrawal	Withdrawal
Account		Account	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Amount	Charge	Percentage	Amount
(a)	1	$41,000	$ 4,000	$37,000	8.00%	$2,960
	2	$44,200	$ 4,000	$40,000	8.00%	$3,200
(b)	3	$47,700	$ 4,000	$40,000	7.00%	$2,800
	4	$51,500	$ 4,000	$40,000	6.00%	$2,400
(c)	5	$55,600	$55,600	$ 0	0.00%	$ 0
	6	$60,000	$60,000	$ 0	0.00%	$ 0
(a)

The free withdrawal amount in any year is equal to 10% of all of the Purchase Payments you have made. In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $37,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $4,000.

(b)

In Account Year 3, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The Account Value minus the free withdrawal amount is $47,700 minus $4,000, which equals $43,700; however, the amount subject to a withdrawal charge is capped at the amount of your unliquidated Purchase Payments. Therefore, the amount subject to a withdrawal charge is $40,000, which is the amount of your unliquidated Purchase Payments.

(c)	In Account Year 5, you have passed your fourth Account Anniversary, so no withdrawal charges apply to any withdrawals you make.

Partial Withdrawal:

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there is a series of four partial withdrawals made during the fourth Account Year of $3,000, $8,000, $12,000, and $22,000.
							Remaining
	Hypothetical	Free		Amount of			Free
	Account	Withdrawal		Withdrawal			Withdrawal	Hypothetical
	Value	Amount		Subject to	Withdrawal	Withdrawal	Amount	Account
Account	Before	Before	Amount of	Withdrawal	Charge	Charge	After	Value after
Year	Withdrawal	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal	Withdrawal

1	$41,000	$4,000	$ 0	$ 0	8.00%	$ 0	$4,000	$41,000
2	$44,200	$4,000	$ 0	$ 0	8.00%	$ 0	$4,000	$44,200
3	$47,700	$4,000	$ 0	$ 0	7.00%	$ 0	$4,000	$47,700
(a)4	$48,200	$4,000	$ 3,000	$ 0	6.00%	$ 0	$1,000	$45,200
(b)4	$46,000	$1,000	$ 8,000	$ 7,000	6.00%	$ 420	$ 0	$38,000
(c)4	$38,250	$ 0	$12,000	$12,000	6.00%	$ 720	$ 0	$26,250
(d)4	$26,650	$ 0	$22,000	$21,000	6.00%	$ 1,260	$ 0	$ 4,650

Totals			$45,000	$40,000	6.00%	$2,400	$ 0	$ 4,650

(a)

In Account Year 4, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The partial withdrawal amount of $3,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $3,000 was taken, the remaining free withdrawal amount in Account Year 4 is $4,000 - $3,000 = $1,000. Therefore, $1,000 of the $8,000 withdrawal is not subject to a withdrawal charge, and $7,000 is subject to a withdrawal charge. Of the $11,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $7,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $33,000.

(c)

Since $4,000 of the two prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $4,000 - $4,000 = $0. Therefore, the entire $12,000 withdrawal is subject to a withdrawal charge. Of the $23,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $19,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $21,000.

(d)

Since $4,000 of the three prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $4,000 - $4,000 = $0. The amount of unliquidated Purchase Payments remaining before this withdrawal is $21,000. Therefore, $21,000 of the $22,000 withdrawal is taken from Purchase Payments and is subject to a withdrawal charge, and $1,000 of the withdrawal is taken from earnings and is not subject to a withdrawal charge. Of the $45,000 withdrawn to date, $4,000 has been from the free withdrawal amount, $40,000 has been from Purchase Payments, and $1,000 has been from earnings. The amount of unliquidated Purchase Payments is now equal to $0. Note that if the $4,650 remaining balance was withdrawn, it would all be from earnings and not subject to a withdrawal charge. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

PART 2 -- Fixed Account -- Examples of the Market Value Adjustment ("MVA")

     The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

     These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

(2)	The date of surrender is 2 years from the Expiration Date (N = 24).

(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

(4)	The interest earned in the current Account Year is $674.16.

(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

    The MVA factor       =      [(1 + I) / (1 + J + b)] ^ (N/12)   -1

                                        =     [(1 + .06) / (1 + .08)] ^ (24/12) -1

                                        =     (.981^ 2) -1

                                        =     .963 -1

                                        =  -.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

          ($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

    The MVA factor       =     [(1 + I) / (1 + J + b)] ^ (N/12)   -1

                                        =     [(1 + .06) / (1 + .05)] ^ (24/12) -1

                                        =     (1.010 ^ 2) -1

                                        =     1.019 -1

                                        =     .019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

          ($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19. $25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 76,500.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 57,000.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the eighth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 90,000
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

* Adjusted Purchase Payments can be calculated as follows:

Purchase Payments x (Account Value after withdrawal / Account Value before withdrawal) = $100,000 x ($120,000 / $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the Owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier amount	=	$ 13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal/Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the Owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 8. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

SECURED RETURNS BENEFIT EXAMPLES

All of the following examples are based upon the assumption you selected the Secured Returns Benefit on or before your Issue Date.

Examples 1 through 4 demonstrate how we calculate your Secured Returns Benefit assuming you make no subsequent Purchase Payments and you make no withdrawals other than those satisfying the maximum WB amount under the WB Plan. Examples 1 and 2 show your benefit under the AB Plan, and Examples 3 and 4 show your benefit under the WB Plan.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.

o

Assume that on January 1, 2013, your Account Value is $85,000. On that date, your Account Value will be increased by $15,000 ($100,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: High investment performance; no WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance.

o

Assume that on January 1, 2013, your Account Value is $200,000. Because your Account Value is greater that the GLB amount of $100,000, your Account Value will not be increased. If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $200,000 at the cost and terms available to new Owners.

EXAMPLE 3: Low investment performance; WB election
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $80,000. These withdrawals continue for seven more years.
o

On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $0. These withdrawals of $7,000 continue until the GLB amount runs out in year 15, after the final withdrawal of $2,000 has been taken. At that time, the Benefit terminates and no renewal applies.

EXAMPLE 4: High investment performance; WB election
o	Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).
o	On December 31, 2003, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o	On December 31, 2004, your GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $90,000. These withdrawals continue for seven more years.
o	On December 31, 2011, your GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $50,000. These withdrawals continue for 5 more years.
o	On December 31, 2016, the GLB amount equals $2,000 ($37,000 - ($7,000 x 5 years)). Assume the Account Value equals $30,000.
o

Assume that, on December 31, 2017, your withdraw the remaining $2,000 to exhaust the GLB amount. The Secured Returns Benefit thus terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No renewal is available.

Examples 5 through 8 demonstrate how withdrawals and subsequent Purchase Payments affect your Secured Returns Benefit. Examples 5 and 7 show how withdrawals affect your benefits under the AB Plan. Example 6 shows the effect of withdrawing more than the maximum WB amount under the WB Plan in any one Account Year. Examples 7 and 8 show the effects of making subsequent Purchase Payments.

EXAMPLE 5: Withdrawals Under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Your GLB amount is $100,000.
o

Assume that on January 1, 2004, your Account Value is $110,000 and you withdraw 10% of your Account Value (or $11,000). Your GLB amount will be reset to $90,000, i.e., the previous GLB amount ($100,000) reduced proportional to the amount of Account Value withdrawn (10%), or $100,000 - (10% of $100,000). Assume you make no more withdrawals or deposits and that your Account Value.

o

On January 1, 2013 is $85,000. Your Account Value will be increased by $5,000 ($90,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit, at the cost and terms available to new Owners, with a new GLB amount of $90,000.

EXAMPLE 6: Withdrawals Under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB Plan at issue. Your maximum WB amount would be $7,000 (i.e., 7% of the $100,000).

o	Assume that, on January 1, 2004, your Account Value is $95,000. Assume that no withdrawals have been made. Your GLB amount is still $100,000 and your maximum WB amount is still $7,000.
o

Assume that, on September 3, 2004, your Account Value is $93,000 and you withdraw $5,000. Your Account Value is thus reduced to $88,000, and your GLB amount is reduced to $95,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

o

Assume that, on January 4, 2005, your Account Value is $85,000 and you withdraw another $5,000. Your Account Value is thus reduced to $80,000. This is now a new Account Year, so the maximum WB amount has not yet been exceeded. Your GLB amount is reduced to $90,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

o

Assume that, on November 4, 2005, your Account Value is $79,000 and you withdraw another $5,000. Your Account Value is thus reduced to $74,000. Your total withdrawals for the current Account Year equal $10,000 ($5,000 + $5,000), a total of $3,000 in excess of your maximum WB amount. Your remaining GLB amount is thus reduced to $74,000; i.e., the lesser of your Account Value ($74,000) and your previous remaining GLB amount reduced dollar for dollar by the withdrawal ($90,000 - $5,000). Your maximum WB amount is reduced so that the date on which the GLB amount expires will be the same date it would have expired had the maximum WB been withdrawn every year, i.e., ($90,000 - $2,000) / $7000 = 12.57 years. Thus the maximum WB amount will become $5,887 ($74,000/12.57).

EXAMPLE 7: Withdrawals with Subsequent Purchase Payments under the AB Plan
o	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB Plan at any time.
o	On June 1, 2007, you make a subsequent Purchase Payment of $100,000. Your GLB amount is now $185,000, i.e., ($100,000 x 100%) + ($100,000 x 85%).
o

Assume that, on June 1, 2009, your Account Value is $240,000 and you withdraw $40,000 . Your Account Value is reduced to $200,000. Your GLB amount is reset to $154,167, i.e., the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $185,000 x ($200,000/$240,000). Assume you make no more withdrawals or subsequent Purchase Payments.

o

Assume that, on January 1, 2013, your Account Value is $125,000. On that date, your Account Value will be increased by $29,167 ($154,167 - $125,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $154,167 at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals with Subsequent Purchase Payments under the WB Plan
o

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

o	On January 1, 2004, your GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.
o

Assume that, on January 6, 2004, you make an additional deposit of $50,000. Your GLB amount is reset to $143,000 ($93,000 + $50,000). Your maximum WB amount is reset to $10,500 ($7,000 + (7% x $50,000)). Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

o

Assume that, on January 1, 2005, you withdraw the maximum WB amount of $10,500 and your GLB amount is $132,500 ($143,000 - $10,500). Assume that no additional subsequent Purchase Payments are made and the maximum WB amount is withdrawn annually.

o

Assume that, on January 1, 2013, your Account Value equals $0. Your GLB amount will be $48,000, i.e., ($132,000 - ($10,500 x 5 years). Withdrawals will continue until the GLB amount is exhausted. No renewal of the Secured Returns Benefit is available.

APPENDIX J

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.

		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year
AIM V.I. Capital Appreciation Fund Series II - Level 1	2004	9.4957	9.9300	5,405
	2003	7.4738	9.4957	2,762
	2002	10.0000	7.4738	482

AIM V.I. Capital Appreciation Fund Series II - Level 2	2004	9.4617	9.8742	20,577
	2003	7.4622	9.4617	9,831
	2002	10.0000	7.4622	5,391

AIM V.I. Capital Appreciation Fund Series II - Level 3	2004	9.4532	9.8604	0
	2003	7.4593	9.4532	11,602
	2002	10.0000	7.4593	1,842

AIM V.I. Capital Appreciation Fund Series II - Level 4	2004	9.4277	9.8187	20,886
	2003	7.4505	9.4277	15,356
	2002	10.0000	7.4505	2,338

AIM V.I. Capital Appreciation Fund Series II - Level 5	2004	9.4192	9.8048	0
	2003	7.4476	9.4192	0
	2002	10.0000	7.4476	0

AIM V.I. Capital Appreciation Fund Series II - Level 6	2004	9.3938	9.7633	0
	2003	7.4389	9.3938	0
	2002	10.0000	7.4389	0

AIM V.I. Capital Appreciation Fund Series II - Level 7	2004	11.7788	12.2359	0
	2003	10.0000	11.7788	0

AIM V.I. Capital Appreciation Fund Series II - Level 8	2004	11.7635	12.1949	0
	2003	10.0000	11.7635	0

AIM V.I. Growth Fund Series II - Level 1	2004	9.0830	9.6473	5,947
	2003	7.0563	9.0830	5,083
	2002	10.0000	7.0563	2,735

AIM V.I. Growth Fund Series II - Level 2	2004	9.0504	9.5931	14,223
	2003	7.0453	9.0504	8,709
	2002	10.0000	7.0453	5,198

AIM V.I. Growth Fund Series II - Level 3	2004	9.0424	9.5797	25,640
	2003	7.0426	9.0424	0
	2002	10.0000	7.0426	0

AIM V.I. Growth Fund Series II - Level 4	2004	9.0179	9.5392	3,820
	2003	7.0343	9.0179	3,786
	2002	10.0000	7.0343	1,148

AIM V.I. Growth Fund Series II - Level 5	2004	9.0098	9.5257	0
	2003	7.0316	9.0098	0
	2002	10.0000	7.0316	0

AIM V.I. Growth Fund Series II - Level 6	2004	8.9855	9.4854	0
	2003	7.0233	8.9855	0
	2002	10.0000	7.0233	0

AIM V.I. Growth Fund Series II - Level 7	2004	11.7485	12.3958	0
	2003	10.0000	11.7485	0

AIM V.I. Growth Fund Series II - Level 8	2004	11.7332	12.3543	0
	2003	10.0000	11.7332	0

AIM V.I. Core Equity Fund Series II - Level 1	2004	10.0433	10.7338	1,604
	2003	8.2251	10.0433	1,606
	2002	10.0000	8.2251	160

AIM V.I. Core Equity Fund Series II - Level 2	2004	10.0073	10.6735	12,268
	2003	8.2123	10.0073	12,935
	2002	10.0000	8.2123	4,850

AIM V.I. Core Equity Fund Series II - Level 3	2004	9.9984	10.6586	0
	2003	8.2091	9.9984	0
	2002	10.0000	8.2091	0

AIM V.I. Core Equity Fund Series II - Level 4	2004	9.9714	10.6135	2,726
	2003	8.1995	9.9714	2,728
	2002	10.0000	8.1995	1,481

AIM V.I. Core Equity Fund Series II - Level 5	2004	9.9624	10.5985	0
	2003	8.1963	9.9624	0
	2002	10.0000	8.1963	0

AIM V.I. Core Equity Fund Series II - Level 6	2004	9.9355	10.5537	4,700
	2003	8.1868	9.9355	3,745
	2002	10.0000	8.1868	0

AIM V.I. Core Equity Fund Series II - Level 7	2004	11.6348	12.3524	0
	2003	10.0000	11.6348	0

AIM V.I. Core Equity Fund Series II - Level 8	2004	11.6197	12.3109	0
	2003	10.0000	11.6197	0

AIM V. I. International Growth Fund Series II - Level 1	2004	10.3584	12.6019	10,927
	2003	8.1899	10.3584	5,903
	2002	10.0000	8.1899	1,300

AIM V. I. International Growth Fund Series II - Level 2	2004	10.3213	12.5311	13,654
	2003	8.1772	10.3213	13,294
	2002	10.0000	8.1772	0

AIM V. I. International Growth Fund Series II - Level 3	2004	10.3121	12.5136	0
	2003	8.1740	10.3121	0
	2002	10.0000	8.1740	0

AIM V. I. International Growth Fund Series II - Level 4	2004	10.2842	12.4607	2,037
	2003	8.1645	10.2842	2,122
	2002	10.0000	8.1645	2,164

AIM V. I. International Growth Fund Series II - Level 5	2004	10.2750	12.4431	0
	2003	8.1613	10.2750	0
	2002	10.0000	8.1613	0

AIM V. I. International Growth Fund Series II - Level 6	2004	10.2473	12.3905	0
	2003	8.1517	10.2473	0
	2002	10.0000	8.1517	0

AIM V. I. International Growth Fund Series II - Level 7	2004	12.3336	14.9055	0
	2003	10.0000	12.3336	0

AIM V. I. International Growth Fund Series II - Level 8	2004	12.3175	14.8555	0
	2003	10.0000	12.3175	0

AIM V. I. Premier Equity Fund - Level 1	2004	8.7349	9.0623	21
	2003	7.1148	8.7349	21
	2002	10.0000	7.1148	0

AIM V. I. Premier Equity Fund Series II - Level 2	2004	8.7036	9.0114	4,602
	2003	7.1037	8.7036	2,302
	2002	10.0000	7.1037	1,507

AIM V. I. Premier Equity Fund Series II - Level 3	2004	8.6959	8.9988	0
	2003	7.1009	8.6959	0
	2002	10.0000	7.1009	0

AIM V. I. Premier Equity Fund Series II - Level 4	2004	8.6724	8.9607	1,546
	2003	7.0926	8.6724	1,579
	2002	10.0000	7.0926	247

AIM V. I. Premier Equity Fund Series II - Level 5	2004	8.6646	8.9480	0
	2003	7.0899	8.6646	0
	2002	10.0000	7.0899	0

AIM V. I. Premier Equity Fund Series II - Level 6	2004	8.6412	8.9102	0
	2003	7.0816	8.6412	0
	2002	10.0000	7.0816	0

AIM V. I. Premier Equity Fund Series II - Level 7	2004	11.3905	11.7390	0
	2003	10.0000	11.3905	0

AIM V. I. Premier Equity Fund Series II - Level 8	2004	11.3756	11.6997	0
	2003	10.0000	11.3756	0

AllianceBernstein VP Premier Growth Portfolio - Level 1	2004	8.8406	9.4199	25,244
	2003	7.2863	8.8406	14,658
	2002	10.0000	7.2863	2,330

AllianceBernstein VP Premier Growth Portfolio - Level 2	2004	8.8090	9.3670	34,662
	2003	7.2749	8.8090	31,520
	2002	10.0000	7.2749	10,954

AllianceBernstein VP Premier Growth Portfolio - Level 3	2004	8.8011	9.3539	0
	2003	7.2721	8.8011	0
	2002	10.0000	7.2721	0

AllianceBernstein VP Premier Growth Portfolio - Level 4	2004	8.7773	9.3143	4,766
	2003	7.2636	8.7773	6,367
	2002	10.0000	7.2636	5,428

AllianceBernstein VP Premier Growth Portfolio - Level 5	2004	8.7694	9.3012	0
	2003	7.2608	8.7694	0
	2002	10.0000	7.2608	0

AllianceBernstein VP Premier Growth Portfolio - Level 6	2004	8.7458	9.2618	0
	2003	7.2523	8.7458	3,560
	2002	10.0000	7.2523	3,436

AllianceBernstein VP Premier Growth Portfolio - Level 7	2004	11.0552	11.7015	0
	2003	10.0000	11.0552	0

AllianceBernstein VP Premier Growth Portfolio - Level 8	2004	11.0408	11.6623	0
	2003	10.0000	11.0408	0

AllianceBernstein VP Technology Portfolio - Level 1	2004	8.6127	8.9011	8,772
	2003	6.0902	8.6127	8,850
	2002	10.0000	6.0902	4,638

AllianceBernstein VP Technology Portfolio - Level 2	2004	8.5819	8.8511	8,672
	2003	6.0807	8.5819	28,951
	2002	10.0000	6.0807	2,013

AllianceBernstein VP Technology Portfolio - Level 3	2004	8.5742	8.8387	0
	2003	6.0784	8.5742	0
	2002	10.0000	6.0784	0

AllianceBernstein VP Technology Portfolio - Level 4	2004	8.5511	8.8013	1,033
	2003	6.0712	8.5511	1,885
	2002	10.0000	6.0712	0

AllianceBernstein VP Technology Portfolio - Level 5	2004	8.5434	8.7889	0
	2003	6.0689	8.5434	0
	2002	10.0000	6.0689	0

AllianceBernstein VP Technology Portfolio - Level 6	2004	8.5203	8.7517	0
	2003	6.0618	8.5203	0
	2002	10.0000	6.0618	0

AllianceBernstein VP Technology Portfolio - Level 7	2004	12.4572	12.7890	0
	2003	10.0000	12.4572	0

AllianceBernstein VP Technology Portfolio - Level 8	2004	12.4410	12.7461	0
	2003	10.0000	12.4410	0

AllianceBernstein VP Growth and Income Portfolio - Level 1	2004	9.8180	10.7391	21,299
	2003	7.5520	9.8180	22,458
	2002	10.0000	7.5520	13,267

AllianceBernstein VP Growth and Income Portfolio - Level 2	2004	9.7828	10.6788	81,820
	2003	7.5403	9.7828	109,949
	2002	10.0000	7.5403	17,112

AllianceBernstein VP Growth and Income Portfolio - Level 3	2004	9.7741	10.6639	0
	2003	7.5373	9.7741	0
	2002	10.0000	7.5373	681

AllianceBernstein VP Growth and Income Portfolio - Level 4	2004	9.7477	10.6188	144,540
	2003	7.5285	9.7477	122,706
	2002	10.0000	7.5285	35,669

AllianceBernstein VP Growth and Income Portfolio - Level 5	2004	9.7389	10.6038	0
	2003	7.5256	9.7389	0
	2002	10.0000	7.5256	0

AllianceBernstein VP Growth and Income Portfolio - Level 6	2004	9.7127	10.5589	0
	2003	7.5168	9.7127	1,022
	2002	10.0000	7.5168	0

AllianceBernstein VP Growth and Income Portfolio - Level 7	2004	11.7678	12.7865	0
	2003	10.0000	11.7678	0

AllianceBernstein VP Growth and Income Portfolio - Level 8	2004	11.7524	12.7437	0
	2003	10.0000	11.7524	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 1	2004	12.5979	15.3598	1,134
	2003	8.9529	12.5979	287
	2002	10.0000	8.9529	356

AllianceBernstein VP Worldwide Privatization Portfolio - Level 2	2004	12.5528	15.2736	29,892
	2003	8.9391	12.5528	18,775
	2002	10.0000	8.9391	10,905

AllianceBernstein VP Worldwide Privatization Portfolio - Level 3	2004	12.5416	15.2522	0
	2003	8.9356	12.5416	0
	2002	10.0000	8.9356	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 4	2004	12.5078	15.1877	22,232
	2003	8.9251	12.5078	18,826
	2002	10.0000	8.9251	142

AllianceBernstein VP Worldwide Privatization Portfolio - Level 5	2004	12.4965	15.1663	0
	2003	8.9217	12.4965	0
	2002	10.0000	8.9217	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 6	2004	12.4628	15.1022	0
	2003	8.9112	12.4628	0
	2002	10.0000	8.9112	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 7	2004	13.3735	16.1974	0
	2003	10.0000	13.3735	0

AllianceBernstein VP Worldwide Privatization Portfolio - Level 8	2004	13.3561	16.1432	0
	2003	10.0000	13.3561	0

AllianceBernstein VP Quasar Portfolio - Level 1**	2004	9.9581	11.2022	0
	2003	6.8102	9.9581	1,750
	2002	10.0000	6.8102	0

AllianceBernstein VP Quasar Portfolio - Level 2**	2004	9.9224	11.1393	431
	2003	6.7996	9.9224	804
	2002	10.0000	6.7996	0

AllianceBernstein VP Quasar Portfolio - Level 3**	2004	9.9136	11.1237	0
	2003	6.7969	9.9136	0
	2002	10.0000	6.7969	0

AllianceBernstein VP Quasar Portfolio - Level 4**	2004	9.8868	11.0766	959
	2003	6.7890	9.8868	0
	2002	10.0000	6.7890	0

AllianceBernstein VP Quasar Portfolio - Level 5**	2004	9.8779	11.0610	0
	2003	6.7863	9.8779	0
	2002	10.0000	6.7863	0

AllianceBernstein VP Quasar Portfolio - Level 6**	2004	9.8513	11.0142	6,479
	2003	6.7784	9.8513	6,118
	2002	10.0000	6.7784	0

AllianceBernstein VP Quasar Portfolio - Level 7**	2004	13.3312	14.8973	0
	2003	10.0000	13.3312	0

AllianceBernstein VP Quasar Portfolio - Level 8**	2004	13.3138	14.8474	0
	2003	10.0000	13.3138	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 1	2004	10.9434	12.3939	34,318
	2003	8.6796	10.9434	25,062
	2002	10.0000	8.6796	14,739

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 2	2004	10.9042	12.3243	138,852
	2003	8.6661	10.9042	120,767
	2002	10.0000	8.6661	30,526

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 3	2004	10.8945	12.3071	0
	2003	8.6627	10.8945	0
	2002	10.0000	8.6627	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 4	2004	10.8651	12.2550	111,082
	2003	8.6526	10.8651	82,167
	2002	10.0000	8.6526	16,393

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 5	2004	10.8553	12.2377	0
	2003	8.6492	10.8553	0
	2002	10.0000	8.6492	0

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 6	2004	10.8261	12.1860	8,193
	2003	8.6391	10.8261	7,760
	2002	10.0000	8.6391	1,425

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 7	2004	12.0045	13.5055	525
	2003	10.0000	12.0045	579

Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 8	2004	11.9888	13.4603	0
	2003	10.0000	11.9888	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 1	2004	10.8690	12.1124	5,920
	2003	7.7261	10.8690	4,019
	2002	10.0000	7.7261	3,463

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 2	2004	10.8301	12.0444	15,078
	2003	7.7141	10.8301	18,692
	2002	10.0000	7.7141	13,391

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 3	2004	10.8204	12.0275	0
	2003	7.7111	10.8204	0
	2002	10.0000	7.7111	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 4	2004	10.7912	11.9766	15,785
	2003	7.7021	10.7912	5,417
	2002	10.0000	7.7021	5,543

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 5	2004	10.7815	11.9597	0
	2003	7.6991	10.7815	0
	2002	10.0000	7.6991	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 6	2004	10.7524	11.9092	0
	2003	7.6901	10.7524	0
	2002	10.0000	7.6901	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 7	2004	13.8584	15.3414	0
	2003	10.0000	13.8584	0

Fidelity VIP Overseas Portfolio, Service Class 2 - Level 8	2004	13.8404	15.2900	0
	2003	10.0000	13.8404	0

Fidelity VIP Growth Portfolio, Service Class 2 - Level 1	2004	9.0774	9.2060	106,549
	2003	6.9635	9.0774	83,250
	2002	10.0000	6.9635	19,509

Fidelity VIP Growth Portfolio, Service Class 2 - Level 2	2004	9.0449	9.1543	281,209
	2003	6.9527	9.0449	288,288
	2002	10.0000	6.9527	61,413

Fidelity VIP Growth Portfolio, Service Class 2 - Level 3	2004	9.0368	9.1414	9,237
	2003	6.9500	9.0368	37,183
	2002	10.0000	6.9500	6,968

Fidelity VIP Growth Portfolio, Service Class 2 - Level 4	2004	9.0124	9.1028	219,387
	2003	6.9419	9.0124	191,874
	2002	10.0000	6.9419	63,511

Fidelity VIP Growth Portfolio, Service Class 2 - Level 5	2004	9.0043	9.0899	1,994
	2003	6.9392	9.0043	1,814
	2002	10.0000	6.9392	0

Fidelity VIP Growth Portfolio, Service Class 2 - Level 6	2004	8.9800	9.0515	26,880
	2003	6.9311	8.9800	23,636
	2002	10.0000	6.9311	9,292

Fidelity VIP Growth Portfolio, Service Class 2 - Level 7	2004	11.8651	11.9534	8,158
	2003	10.0000	11.8651	6,867

Fidelity VIP Growth Portfolio, Service Class 2 - Level 8	2004	11.8496	11.9133	1,251
	2003	10.0000	11.8496	1,066

Franklin Templeton Growth Securites Fund - Level 1	2004	13.7572	15.6980	3,000
	2003	10.5860	13.7572	368
	2002	10.0000	10.5860	0

Franklin Templeton Growth Securites Fund - Level 2	2004	13.7222	15.6261	80,500
	2003	10.5805	13.7222	25,698
	2002	10.0000	10.5805	0

Franklin Templeton Growth Securites Fund - Level 3	2004	13.7135	15.6083	0
	2003	10.5792	13.7135	0
	2002	10.0000	10.5792	0

Franklin Templeton Growth Securites Fund - Level 4	2004	13.6872	15.5545	475
	2003	10.5751	13.6872	478
	2002	10.0000	10.5751	0

Franklin Templeton Growth Securites Fund - Level 5	2004	13.6785	15.5366	0
	2003	10.5737	13.6785	0
	2002	10.0000	10.5737	0

Franklin Templeton Growth Securites Fund - Level 6	2004	13.6523	15.4830	4,192
	2003	10.5697	13.6523	2,841
	2002	10.0000	10.5697	0

Franklin Templeton Growth Securites Fund - Level 7	2004	12.4959	14.1642	0
	2003	10.0000	12.4959	0

Franklin Templeton Growth Securites Fund - Level 8	2004	12.4796	14.1168	0
	2003	10.0000	12.4796	0

Franklin Templeton Foreign Securites Fund - Level 1	2004	13.5834	15.8340	1,800
	2003	10.4461	13.5834	1,333
	2002	10.0000	10.4461	414

Franklin Templeton Foreign Securites Fund - Level 2	2004	13.5489	15.7615	17,603
	2003	10.4408	13.5489	14,195
	2002	10.0000	10.4408	5,560

Franklin Templeton Foreign Securites Fund - Level 3	2004	13.5403	15.7435	0
	2003	10.4394	13.5403	0
	2002	10.0000	10.4394	0

Franklin Templeton Foreign Securites Fund - Level 4	2004	13.5143	15.6892	1,400
	2003	10.4354	13.5143	145
	2002	10.0000	10.4354	0

Franklin Templeton Foreign Securites Fund - Level 5	2004	13.5057	15.6711	0
	2003	10.4341	13.5057	0
	2002	10.0000	10.4341	0

Franklin Templeton Foreign Securites Fund - Level 6	2004	13.4798	15.6171	0
	2003	10.4300	13.4798	0
	2002	10.0000	10.4300	0

Franklin Templeton Foreign Securites Fund - Level 7	2004	12.6636	14.6640	0
	2003	10.0000	12.6636	0

Franklin Templeton Foreign Securites Fund - Level 8	2004	12.6471	14.6148	0
	2003	10.0000	12.6471	0

First Eagle Overseas Variable Fund - Level 1	2004	16.5449	20.7366	121,514
	2003	11.1348	16.5449	111,302
	2002	10.0000	11.1348	26,682

First Eagle Overseas Variable Fund - Level 2	2004	16.5029	20.6417	254,797
	2003	11.1291	16.5029	199,782
	2002	10.0000	11.1291	62,106

First Eagle Overseas Variable Fund - Level 3	2004	16.4924	20.6181	16,560
	2003	11.1276	16.4924	14,822
	2002	10.0000	11.1276	2,874

First Eagle Overseas Variable Fund - Level 4	2004	16.4608	20.5470	249,376
	2003	11.1233	16.4608	250,096
	2002	10.0000	11.1233	70,943

First Eagle Overseas Variable Fund - Level 5	2004	16.4503	20.5234	1,963
	2003	11.1219	16.4503	2,052
	2002	10.0000	11.1219	0

First Eagle Overseas Variable Fund - Level 6	2004	16.4188	20.4527	27,219
	2003	11.1176	16.4188	27,639
	2002	10.0000	11.1176	9,961

First Eagle Overseas Variable Fund - Level 7	2004	13.5371	16.8543	11,975
	2003	10.0000	13.5371	11,951

First Eagle Overseas Variable Fund - Level 8	2004	13.5194	16.7978	1,959
	2003	10.0000	13.5194	1,998

Goldman Sachs VIT CORE U.S. Equity Fund - Level 1	2004	9.8566	11.1419	2,141
	2003	7.7403	9.8566	2,940
	2002	10.0000	7.7403	1,295

Goldman Sachs VIT CORE U.S. Equity Fund - Level 2	2004	9.8213	11.0793	19,405
	2003	7.7283	9.8213	15,517
	2002	10.0000	7.7283	1,343

Goldman Sachs VIT CORE U.S. Equity Fund - Level 3	2004	9.8125	11.0638	0
	2003	7.7253	9.8125	0
	2002	10.0000	7.7253	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 4	2004	9.7860	11.0170	36,978
	2003	7.7163	9.7860	29,564
	2002	10.0000	7.7163	3,165

Goldman Sachs VIT CORE U.S. Equity Fund - Level 5	2004	9.7772	11.0015	0
	2003	7.7133	9.7772	0
	2002	10.0000	7.7133	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 6	2004	9.7508	10.9549	0
	2003	7.7042	9.7508	0
	2002	10.0000	7.7042	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 7	2004	12.0206	13.4981	0
	2003	10.0000	12.0206	0

Goldman Sachs VIT CORE U.S. Equity Fund - Level 8	2004	12.0050	13.4529	0
	2003	10.0000	12.0050	0

Goldman Sachs VIT Capital Growth Fund - Level 1	2004	9.2820	9.9580	5,479
	2003	7.6271	9.2820	4,833
	2002	10.0000	7.6271	1,950

Goldman Sachs VIT Capital Growth Fund - Level 2	2004	9.2487	9.9021	14,808
	2003	7.6152	9.2487	10,407
	2002	10.0000	7.6152	6,153

Goldman Sachs VIT Capital Growth Fund - Level 3	2004	9.2404	9.8882	0
	2003	7.6123	9.2404	0
	2002	10.0000	7.6123	0

Goldman Sachs VIT Capital Growth Fund - Level 4	2004	9.2155	9.8464	15,204
	2003	7.6034	9.2155	7,523
	2002	10.0000	7.6034	4,566

Goldman Sachs VIT Capital Growth Fund - Level 5	2004	9.2072	9.8325	0
	2003	7.6004	9.2072	0
	2002	10.0000	7.6004	0

Goldman Sachs VIT Capital Growth Fund - Level 6	2004	9.1824	9.7909	5,041
	2003	7.5915	9.1824	0
	2002	10.0000	7.5915	0

Goldman Sachs VIT Capital Growth Fund - Level 7	2004	11.2771	12.0183	0
	2003	10.0000	11.2771	0

Goldman Sachs VIT Capital Growth Fund - Level 8	2004	11.2624	11.9780	0
	2003	10.0000	11.2624	0

INVESCO VIF Dynamics Fund - Level 1	2004	9.4385	10.5205	1,156
	2003	6.9630	9.4385	1,139
	2002	10.0000	6.9630	0

INVESCO VIF Dynamics Fund - Level 2	2004	9.4046	10.4614	5,905
	2003	6.9522	9.4046	6,748
	2002	10.0000	6.9522	378

INVESCO VIF Dynamics Fund - Level 3	2004	9.3963	10.4468	0
	2003	6.9495	9.3963	0
	2002	10.0000	6.9495	0

INVESCO VIF Dynamics Fund - Level 4	2004	9.3709	10.4026	330
	2003	6.9414	9.3709	2,356
	2002	10.0000	6.9414	334

INVESCO VIF Dynamics Fund - Level 5	2004	9.3625	10.3879	0
	2003	6.9386	9.3625	0
	2002	10.0000	6.9386	0

INVESCO VIF Dynamics Fund - Level 6	2004	9.3372	10.3440	0
	2003	6.9305	9.3372	2,612
	2002	10.0000	6.9305	0

INVESCO VIF Dynamics Fund - Level 7	2004	12.3239	13.6457	0
	2003	10.0000	12.3239	0

INVESCO VIF Dynamics Fund - Level 8	2004	12.3079	13.6000	0
	2003	10.0000	12.3079	0

INVESCO VIF Small Company Growth Fund - Level 1	2004	9.6682	10.8295	3,003
	2003	7.3672	9.6682	2,066
	2002	10.0000	7.3672	1,176

INVESCO VIF Small Company Growth Fund - Level 2	2004	9.6336	10.7687	5,485
	2003	7.3557	9.6336	5,094
	2002	10.0000	7.3557	1,331

INVESCO VIF Small Company Growth Fund - Level 3	2004	9.6250	10.7536	12,308
	2003	7.3529	9.6250	0
	2002	10.0000	7.3529	0

INVESCO VIF Small Company Growth Fund - Level 4	2004	9.5990	10.7081	22,435
	2003	7.3443	9.5990	18,516
	2002	10.0000	7.3443	3,923

INVESCO VIF Small Company Growth Fund - Level 5	2004	9.5904	10.6930	0
	2003	7.3414	9.5904	0
	2002	10.0000	7.3414	0

INVESCO VIF Small Company Growth Fund - Level 6	2004	9.5645	10.6478	0
	2003	7.3328	9.5645	0
	2002	10.0000	7.3328	0

INVESCO VIF Small Company Growth Fund - Level 7	2004	12.3663	13.7599	0
	2003	10.0000	12.3663	0

INVESCO VIF Small Company Growth Fund - Level 8	2004	12.3502	13.7138	0
	2003	10.0000	12.3502	0

Lord Abbett Series Fund Growth and Income Portfolio - Level 1	2004	10.0626	11.1483	176,163
	2003	7.8094	10.0626	136,607
	2002	10.0000	7.8094	30,106

Lord Abbett Series Fund Growth and Income Portfolio - Level 2	2004	10.0266	11.0857	288,947
	2003	7.7972	10.0266	295,477
	2002	10.0000	7.7972	114,437

Lord Abbett Series Fund Growth and Income Portfolio - Level 3	2004	10.0176	11.0702	30,492
	2003	7.7942	10.0176	33,525
	2002	10.0000	7.7942	5,739

Lord Abbett Series Fund Growth and Income Portfolio - Level 4	2004	9.9906	11.0234	323,543
	2003	7.7851	9.9906	285,309
	2002	10.0000	7.7851	101,048

Lord Abbett Series Fund Growth and Income Portfolio - Level 5	2004	9.9816	11.0078	1,696
	2003	7.7821	9.9816	1,652
	2002	10.0000	7.7821	0

Lord Abbett Series Fund Growth and Income Portfolio - Level 6	2004	9.9546	10.9612	21,397
	2003	7.7730	9.9546	23,617
	2002	10.0000	7.7730	11,872

Lord Abbett Series Fund Growth and Income Portfolio - Level 7	2004	11.9325	13.1323	7,468
	2003	10.0000	11.9325	6,889

Lord Abbett Series Fund Growth and Income Portfolio - Level 8	2004	11.9169	13.0883	1,145
	2003	10.0000	11.9169	1,069

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 1	2004	10.3345	12.6072	109,198
	2003	8.4227	10.3345	101,524
	2002	10.0000	8.4227	24,557

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 2	2004	10.2975	12.5364	233,291
	2003	8.4096	10.2975	231,893
	2002	10.0000	8.4096	82,266

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 3	2004	10.2883	12.5189	24,563
	2003	8.4064	10.2883	15,036
	2002	10.0000	8.4064	2,565

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 4	2004	10.2605	12.4659	223,004
	2003	8.3965	10.2605	207,952
	2002	10.0000	8.3965	73,152

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 5	2004	10.2513	12.4483	1,144
	2003	8.3933	10.2513	1,186
	2002	10.0000	8.3933	0

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 6	2004	10.2236	12.3957	25,358
	2003	8.3835	10.2236	30,134
	2002	10.0000	8.3835	11,519

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 7	2004	12.0997	14.6629	7,306
	2003	10.0000	12.0997	7,152

Lord Abbett Series Fund Mid Cap Value Portfolio - Level 8	2004	12.0839	14.6137	1,356
	2003	10.0000	12.0839	1,368

Lord Abbett Series Fund International Portfolio - Level 1	2004	11.5285	13.6855	2,239
	2003	8.2983	11.5285	2,255
	2002	10.0000	8.2983	826

Lord Abbett Series Fund International Portfolio - Level 2	2004	11.4872	13.6087	6,405
	2003	8.2855	11.4872	6,199
	2002	10.0000	8.2855	4,830

Lord Abbett Series Fund International Portfolio - Level 3	2004	11.4770	13.5896	6,926
	2003	8.2823	11.4770	0
	2002	10.0000	8.2823	0

Lord Abbett Series Fund International Portfolio - Level 4	2004	11.4460	13.5322	184
	2003	8.2726	11.4460	202
	2002	10.0000	8.2726	0

Lord Abbett Series Fund International Portfolio - Level 5	2004	11.4357	13.5131	0
	2003	8.2694	11.4357	0
	2002	10.0000	8.2694	0

Lord Abbett Series Fund International Portfolio - Level 6	2004	11.4049	13.4560	0
	2003	8.2597	11.4049	0
	2002	10.0000	8.2597	0

Lord Abbett Series Fund International Portfolio - Level 7	2004	12.9760	15.3018	0
	2003	10.0000	12.9760	0

Lord Abbett Series Fund International Portfolio - Level 8	2004	12.9591	15.2505	0
	2003	10.0000	12.9591	0

MFS/Sun Life Capital Appreciation S Class - Level 1	2004	8.9036	9.7005	9,625
	2003	7.0533	8.9036	10,700
	2002	10.0000	7.0533	2,405

MFS/Sun Life Capital Appreciation S Class - Level 2	2004	8.8717	9.6460	1,368
	2003	7.0423	8.8717	2,350
	2002	10.0000	7.0423	103

MFS/Sun Life Capital Appreciation S Class - Level 3	2004	8.8637	9.6325	0
	2003	7.0396	8.8637	0
	2002	10.0000	7.0396	0

MFS/Sun Life Capital Appreciation S Class - Level 4	2004	8.8398	9.5917	6,499
	2003	7.0313	8.8398	5,117
	2002	10.0000	7.0313	3,394

MFS/Sun Life Capital Appreciation S Class - Level 5	2004	8.8319	9.5782	0
	2003	7.0286	8.8319	0
	2002	10.0000	7.0286	0

MFS/Sun Life Capital Appreciation S Class - Level 6	2004	8.8080	9.5377	0
	2003	7.0204	8.8080	0
	2002	10.0000	7.0204	0

MFS/Sun Life Capital Appreciation S Class - Level 7	2004	11.2631	12.1899	0
	2003	10.0000	11.2631	0

MFS/Sun Life Capital Appreciation S Class - Level 8	2004	11.2484	12.1490	0
	2003	10.0000	11.2484	0

MFS/Sun Life Emerging Growth S Class - Level 1	2004	8.8475	9.8292	3,731
	2003	6.8598	8.8475	3,161
	2002	10.0000	6.8598	987

MFS/Sun Life Emerging Growth S Class - Level 2	2004	8.8158	9.7740	43
	2003	6.8492	8.8158	3,385
	2002	10.0000	6.8492	522

MFS/Sun Life Emerging Growth S Class - Level 3	2004	8.8079	9.7603	0
	2003	6.8465	8.8079	0
	2002	10.0000	6.8465	0

MFS/Sun Life Emerging Growth S Class - Level 4	2004	8.7842	9.7190	3,624
	2003	6.8385	8.7842	3,630
	2002	10.0000	6.8385	446

MFS/Sun Life Emerging Growth S Class - Level 5	2004	8.7763	9.7053	0
	2003	6.8358	8.7763	0
	2002	10.0000	6.8358	0

MFS/Sun Life Emerging Growth S Class - Level 6	2004	8.7526	9.6642	0
	2003	6.8278	8.7526	0
	2002	10.0000	6.8278	0

MFS/Sun Life Emerging Growth S Class - Level 7	2004	11.5131	12.7058	0
	2003	10.0000	11.5131	0

MFS/Sun Life Emerging Growth S Class - Level 8	2004	11.4981	12.6632	0
	2003	10.0000	11.4981	0

MFS/Sun Life High Yield S Class - Level 1	2004	11.9483	12.8517	13,362
	2003	10.0230	11.9483	14,610
	2002	10.0000	10.0230	6,686

MFS/Sun Life High Yield S Class - Level 2	2004	11.9055	12.7795	51,832
	2003	10.0075	11.9055	56,125
	2002	10.0000	10.0075	19,315

MFS/Sun Life High Yield S Class - Level 3	2004	11.8949	12.7616	0
	2003	10.0036	11.8949	0
	2002	10.0000	10.0036	0

MFS/Sun Life High Yield S Class - Level 4	2004	11.8628	12.7077	47,187
	2003	9.9919	11.8628	46,690
	2002	10.0000	9.9919	8,329

MFS/Sun Life High Yield S Class - Level 5	2004	11.8522	12.6898	0
	2003	9.9880	11.8522	0
	2002	10.0000	9.9880	0

MFS/Sun Life High Yield S Class - Level 6	2004	11.8202	12.6361	793
	2003	9.9764	11.8202	3,403
	2002	10.0000	9.9764	2,565

MFS/Sun Life High Yield S Class - Level 7	2004	10.9088	11.6559	0
	2003	10.0000	10.9088	0

MFS/Sun Life High Yield S Class - Level 8	2004	10.8946	11.6168	0
	2003	10.0000	10.8946	0

MFS/Sun Life Government Securities S Class - Level 1	2004	10.8376	11.0368	105,021
	2003	10.8172	10.8376	123,194
	2002	10.0000	10.8172	40,351

MFS/Sun Life Government Securities S Class - Level 2	2004	10.7988	10.9748	98,754
	2003	10.8005	10.7988	149,053
	2002	10.0000	10.8005	82,236

MFS/Sun Life Government Securities S Class - Level 3	2004	10.7891	10.9594	0
	2003	10.7963	10.7891	0
	2002	10.0000	10.7963	487

MFS/Sun Life Government Securities S Class - Level 4	2004	10.7601	10.9131	51,777
	2003	10.7837	10.7601	61,780
	2002	10.0000	10.7837	28,183

MFS/Sun Life Government Securities S Class - Level 5	2004	10.7504	10.8977	0
	2003	10.7795	10.7504	0
	2002	10.0000	10.7795	0

MFS/Sun Life Government Securities S Class - Level 6	2004	10.7214	10.8516	2,369
	2003	10.7669	10.7214	8,734
	2002	10.0000	10.7669	8,257

MFS/Sun Life Government Securities S Class - Level 7	2004	9.8525	9.9670	0
	2003	10.0000	9.8525	0

MFS/Sun Life Government Securities S Class - Level 8	2004	9.8396	9.9336	0
	2003	10.0000	9.8396	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 1	2004	8.8055	9.4701	15,908
	2003	7.2881	8.8055	14,863
	2002	10.0000	7.2881	8,657

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 2	2004	8.7739	9.4169	14,738
	2003	7.2767	8.7739	48,930
	2002	10.0000	7.2767	13,802

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 3	2004	8.7661	9.4037	0
	2003	7.2739	8.7661	0
	2002	10.0000	7.2739	689

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 4	2004	8.7424	9.3639	53,205
	2003	7.2654	8.7424	41,552
	2002	10.0000	7.2654	11,704

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 5	2004	8.7346	9.3507	0
	2003	7.2626	8.7346	0
	2002	10.0000	7.2626	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 6	2004	8.7110	9.3112	0
	2003	7.2541	8.7110	0
	2002	10.0000	7.2541	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 7	2004	11.0844	11.8420	0
	2003	10.0000	11.0844	0

MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 8	2004	11.0699	11.8023	0
	2003	10.0000	11.0699	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 1	2004	9.3083	10.2290	5,083
	2003	7.7292	9.3083	3,285
	2002	10.0000	7.7292	541

MFS/Sun Life Massachusetts Investors Trust S Class - Level 2	2004	9.2750	10.1716	12,855
	2003	7.7171	9.2750	13,108
	2002	10.0000	7.7171	10,390

MFS/Sun Life Massachusetts Investors Trust S Class - Level 3	2004	9.2667	10.1573	0
	2003	7.7142	9.2667	0
	2002	10.0000	7.7142	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 4	2004	9.2417	10.1143	11,417
	2003	7.7051	9.2417	9,349
	2002	10.0000	7.7051	3,309

MFS/Sun Life Massachusetts Investors Trust S Class - Level 5	2004	9.2334	10.1001	0
	2003	7.7021	9.2334	0
	2002	10.0000	7.7021	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 6	2004	9.2084	10.0573	0
	2003	7.6931	9.2084	0
	2002	10.0000	7.6931	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 7	2004	11.3607	12.4016	0
	2003	10.0000	11.3607	0

MFS/Sun Life Massachusetts Investors Trust S Class - Level 8	2004	11.3458	12.3600	0
	2003	10.0000	11.3458	0

MFS/Sun Life New Discovery S Class - Level 1	2004	8.8995	9.3838	115,177
	2003	6.7021	8.8995	97,656
	2002	10.0000	6.7021	26,302

MFS/Sun Life New Discovery S Class - Level 2	2004	8.8676	9.3311	243,033
	2003	6.6917	8.8676	213,182
	2002	10.0000	6.6917	92,793

MFS/Sun Life New Discovery S Class - Level 3	2004	8.8597	9.3180	10,023
	2003	6.6891	8.8597	19,892
	2002	10.0000	6.6891	3,657

MFS/Sun Life New Discovery S Class - Level 4	2004	8.8358	9.2786	208,826
	2003	6.6813	8.8358	194,482
	2002	10.0000	6.6813	80,927

MFS/Sun Life New Discovery S Class - Level 5	2004	8.8278	9.2655	2,255
	2003	6.6786	8.8278	2,079
	2002	10.0000	6.6786	0

MFS/Sun Life New Discovery S Class - Level 6	2004	8.8040	9.2263	25,824
	2003	6.6708	8.8040	22,546
	2002	10.0000	6.6708	9,902

MFS/Sun Life New Discovery S Class - Level 7	2004	12.3136	12.8978	7,649
	2003	10.0000	12.3136	6,512

MFS/Sun Life New Discovery S Class - Level 8	2004	12.2976	12.8545	1,196
	2003	10.0000	12.2976	1,037

MFS/Sun Life Total Return S Class - Level 1	2004	10.3608	11.3249	183,946
	2003	9.0168	10.3608	127,754
	2002	10.0000	9.0168	13,226

MFS/Sun Life Total Return S Class - Level 2	2004	10.3237	11.2613	213,512
	2003	9.0028	10.3237	194,187
	2002	10.0000	9.0028	35,156

MFS/Sun Life Total Return S Class - Level 3	2004	10.3144	11.2456	1,260
	2003	8.9994	10.3144	1,260
	2002	10.0000	8.9994	578

MFS/Sun Life Total Return S Class - Level 4	2004	10.2866	11.1980	132,921
	2003	8.9888	10.2866	102,767
	2002	10.0000	8.9888	35,621

MFS/Sun Life Total Return S Class - Level 5	2004	10.2774	11.1822	0
	2003	8.9853	10.2774	0
	2002	10.0000	8.9853	0

MFS/Sun Life Total Return S Class - Level 6	2004	10.2496	11.1349	27,763
	2003	8.9748	10.2496	7,521
	2002	10.0000	8.9748	0

MFS/Sun Life Total Return S Class - Level 7	2004	10.9869	11.9297	7,140
	2003	10.0000	10.9869	0

MFS/Sun Life Total Return S Class - Level 8	2004	10.9726	11.8897	0
	2003	10.0000	10.9726	0

MFS/Sun Life Utilities S Class - Level 1	2004	10.6275	13.5888	503
	2003	7.9436	10.6275	660
	2002	10.0000	7.9436	158

MFS/Sun Life Utilities S Class - Level 2	2004	10.5894	13.5125	17,221
	2003	7.9313	10.5894	13,391
	2002	10.0000	7.9313	6,499

MFS/Sun Life Utilities S Class - Level 3	2004	10.5799	13.4936	0
	2003	7.9282	10.5799	0
	2002	10.0000	7.9282	0

MFS/Sun Life Utilities S Class - Level 4	2004	10.5514	13.4365	18,654
	2003	7.9189	10.5514	8,833
	2002	10.0000	7.9189	0

MFS/Sun Life Utilities S Class - Level 5	2004	10.5419	13.4176	0
	2003	7.9158	10.5419	0
	2002	10.0000	7.9158	0

MFS/Sun Life Utilities S Class - Level 6	2004	10.5135	13.3609	0
	2003	7.9066	10.5135	2,966
	2002	10.0000	7.9066	3,228

MFS/Sun Life Utilities S Class - Level 7	2004	11.9767	15.2125	0
	2003	10.0000	11.9767	0

MFS/Sun Life Utilities S Class - Level 8	2004	11.9610	15.1616	0
	2003	10.0000	11.9610	0

PIMCO Real Return Bond Portfolio - Level 1	2004	10.7873	11.5551	63,844
	2003	10.0761	10.7873	48,525
	2002	10.0000	10.0761	0

PIMCO Real Return Bond Portfolio - Level 2	2004	10.7599	11.5022	32,856
	2003	10.0710	10.7599	35,354
	2002	10.0000	10.0710	6,866

PIMCO Real Return Bond Portfolio - Level 3	2004	10.7530	11.4890	0
	2003	10.0697	10.7530	0
	2002	10.0000	10.0697	0

PIMCO Real Return Bond Portfolio - Level 4	2004	10.7324	11.4494	21,341
	2003	10.0658	10.7324	8,617
	2002	10.0000	10.0658	0

PIMCO Real Return Bond Portfolio - Level 5	2004	10.7256	11.4362	0
	2003	10.0645	10.7256	0
	2002	10.0000	10.0645	0

PIMCO Real Return Bond Portfolio - Level 6	2004	10.7050	11.3967	2,258
	2003	10.0606	10.7050	2,301
	2002	10.0000	10.0606	0

PIMCO Real Return Bond Portfolio - Level 7	2004	10.1672	10.8186	0
	2003	10.0000	10.1672	0

PIMCO Real Return Bond Portfolio - Level 8	2004	10.1539	10.7823	0
	2003	10.0000	10.1539	0

PIMCO Total Return Portfolio - Level 1	2004	10.5473	10.8802	218,205
	2003	10.2092	10.5473	195,788
	2002	10.0000	10.2092	35,076

PIMCO Total Return Bond Portfolio - Level 2	2004	10.5204	10.8303	486,796
	2003	10.2040	10.5204	436,206
	2002	10.0000	10.2040	221,683

PIMCO Total Return Bond Portfolio - Level 3	2004	10.5138	10.8180	9,234
	2003	10.2027	10.5138	6,756
	2002	10.0000	10.2027	1,802

PIMCO Total Return Bond Portfolio - Level 4	2004	10.4936	10.7806	318,522
	2003	10.1987	10.4936	290,595
	2002	10.0000	10.1987	100,266

PIMCO Total Return Bond Portfolio - Level 5	2004	10.4869	10.7682	2,499
	2003	10.1974	10.4869	2,278
	2002	10.0000	10.1974	0

PIMCO Total Return Bond Portfolio - Level 6	2004	10.4668	10.7311	78,478
	2003	10.1935	10.4668	78,530
	2002	10.0000	10.1935	33,742

PIMCO Total Return Bond Portfolio - Level 7	2004	9.9695	10.2161	29,976
	2003	10.0000	9.9695	27,188

PIMCO Total Return Bond Portfolio - Level 8	2004	9.9565	10.1818	2,860
	2003	10.0000	9.9565	2,448

PIMCO Emerging Markets Bond Portfolio - Level 1	2004	15.0517	16.5972	80,418
	2003	11.6213	15.0517	66,953
	2002	10.0000	11.6213	18,018

PIMCO Emerging Markets Bond Portfolio - Level 2	2004	15.0134	16.5213	137,687
	2003	11.6153	15.0134	123,494
	2002	10.0000	11.6153	54,500

PIMCO Emerging Markets Bond Portfolio - Level 3	2004	15.0039	16.5024	5,352
	2003	11.6139	15.0039	4,168
	2002	10.0000	11.6139	1,412

PIMCO Emerging Markets Bond Portfolio - Level 4	2004	14.9752	16.4455	112,469
	2003	11.6094	14.9752	111,618
	2002	10.0000	11.6094	55,050

PIMCO Emerging Markets Bond Portfolio - Level 5	2004	14.9656	16.4266	1,523
	2003	11.6079	14.9656	1,452
	2002	10.0000	11.6079	0

PIMCO Emerging Markets Bond Portfolio - Level 6	2004	14.9369	16.3699	20,908
	2003	11.6034	14.9369	20,127
	2002	10.0000	11.6034	13,761

PIMCO Emerging Markets Bond Portfolio - Level 7	2004	10.6227	11.6359	11,442
	2003	10.0000	10.6227	10,425

PIMCO Emerging Markets Bond Portfolio - Level 8	2004	10.6089	11.5969	1,762
	2003	10.0000	10.6089	1,615

PIMCO High Yield Portfolio - Level 1	2004	13.0884	14.1029	108,458
	2003	10.8274	13.0884	89,868
	2002	10.0000	10.8274	16,263

PIMCO High Yield Portfolio - Level 2	2004	13.0551	14.0383	195,015
	2003	10.8218	13.0551	173,147
	2002	10.0000	10.8218	48,081

PIMCO High Yield Portfolio - Level 3	2004	13.0468	14.0222	7,978
	2003	10.8204	13.0468	5,813
	2002	10.0000	10.8204	1,194

PIMCO High Yield Portfolio - Level 4	2004	13.0218	13.9739	171,493
	2003	10.8163	13.0218	164,081
	2002	10.0000	10.8163	51,316

PIMCO High Yield Portfolio - Level 5	2004	13.0135	13.9578	1,783
	2003	10.8149	13.0135	1,689
	2002	10.0000	10.8149	0

PIMCO High Yield Portfolio - Level 6	2004	12.9885	13.9097	33,355
	2003	10.8107	12.9885	31,232
	2002	10.0000	10.8107	10,383

PIMCO High Yield Portfolio - Level 7	2004	10.7581	11.5151	13,395
	2003	10.0000	10.7581	11,916

PIMCO High Yield Portfolio - Level 8	2004	10.7440	11.4765	2,122
	2003	10.0000	10.7440	1,907

Rydex VT Nova Fund - Level 1	2004	8.7181	9.8276	0
	2003	6.3684	8.7181	0
	2002	10.0000	6.3684	0

Rydex VT Nova Fund - Level 2	2004	8.6868	9.7724	10,235
	2003	6.3585	8.6868	10,866
	2002	10.0000	6.3585	3,945

Rydex VT Nova Fund - Level 3	2004	8.6791	9.7587	0
	2003	6.3560	8.6791	0
	2002	10.0000	6.3560	0

Rydex VT Nova Fund - Level 4	2004	8.6556	9.7174	306
	2003	6.3486	8.6556	307
	2002	10.0000	6.3486	19

Rydex VT Nova Fund - Level 5	2004	8.6479	9.7037	0
	2003	6.3461	8.6479	0
	2002	10.0000	6.3461	0

Rydex VT Nova Fund - Level 6	2004	8.6245	9.6627	0
	2003	6.3386	8.6245	0
	2002	10.0000	6.3386	0

Rydex VT Nova Fund - Level 7	2004	12.5290	14.0300	0
	2003	10.0000	12.5290	0

Rydex VT Nova Fund - Level 8	2004	12.5127	13.9830	0
	2003	10.0000	12.5127	0

Rydex VT OTC Fund - Level 1	2004	9.4178	10.1277	268
	2003	6.5849	9.4178	126
	2002	10.0000	6.5849	0

Rydex VT OTC Fund - Level 2	2004	9.3840	10.0708	106,024
	2003	6.5747	9.3840	128,226
	2002	10.0000	6.5747	5,466

Rydex VT OTC Fund - Level 3	2004	9.3756	10.0567	0
	2003	6.5721	9.3756	0
	2002	10.0000	6.5721	0

Rydex VT OTC Fund - Level 4	2004	9.3504	10.0142	215
	2003	6.5644	9.3504	433
	2002	10.0000	6.5644	0

Rydex VT OTC Fund - Level 5	2004	9.3420	10.0001	0
	2003	6.5619	9.3420	0
	2002	10.0000	6.5619	0

Rydex VT OTC Fund - Level 6	2004	9.3167	9.9578	0
	2003	6.5542	9.3167	0
	2002	10.0000	6.5542	0

Rydex VT OTC Fund - Level 7	2004	12.2210	13.0552	0
	2003	10.0000	12.2210	0

Rydex VT OTC Fund - Level 8	2004	12.2051	13.0114	0
	2003	10.0000	12.2051	0

Sun Capital Money Market Fund - Level 1	2004	9.8451	9.7536	179,301
	2003	9.9555	9.8451	155,239
	2002	10.0000	9.9555	18,573

Sun Capital Money Market Fund - Level 2	2004	9.8098	9.6988	269,137
	2003	9.9401	9.8098	92,851
	2002	10.0000	9.9401	27,221

Sun Capital Money Market Fund - Level 3	2004	9.8010	9.6852	1,659
	2003	9.9362	9.8010	1,164
	2002	10.0000	9.9362	0

Sun Capital Money Market Fund - Level 4	2004	9.7746	9.6442	83,990
	2003	9.9246	9.7746	105,399
	2002	10.0000	9.9246	28,386

Sun Capital Money Market Fund - Level 5	2004	9.7658	9.6306	0
	2003	9.9208	9.7658	0
	2002	10.0000	9.9208	0

Sun Capital Money Market Fund - Level 6	2004	9.7395	9.5899	32,797
	2003	9.9092	9.7395	19,210
	2002	10.0000	9.9092	882

Sun Capital Money Market Fund - Level 7	2004	9.8819	9.7252	7,364
	2003	10.0000	9.8819	6,288

Sun Capital Money Market Fund - Level 8	2004	9.8690	9.6926	899
	2003	10.0000	9.8690	731

Sun Capital Real Estate Fund - Level 1	2004	12.7862	16.7645	51,449
	2003	9.5629	12.7862	51,924
	2002	10.0000	9.5629	12,438

Sun Capital Real Estate Fund - Level 2	2004	12.7404	16.6705	93,893
	2003	9.5481	12.7404	101,324
	2002	10.0000	9.5481	33,380

Sun Capital Real Estate Fund - Level 3	2004	12.7290	16.6471	3,750
	2003	9.5444	12.7290	3,200
	2002	10.0000	9.5444	745

Sun Capital Real Estate Fund - Level 4	2004	12.6947	16.5768	98,970
	2003	9.5332	12.6947	109,458
	2002	10.0000	9.5332	48,624

Sun Capital Real Estate Fund - Level 5	2004	12.6833	16.5534	871
	2003	9.5295	12.6833	952
	2002	10.0000	9.5295	0

Sun Capital Real Estate Fund - Level 6	2004	12.6491	16.4834	15,710
	2003	9.5184	12.6491	22,783
	2002	10.0000	9.5184	11,811

Sun Capital Real Estate Fund - Level 7	2004	12.1569	15.8339	4,530
	2003	0.0000	12.1569	4,895

Sun Capital Real Estate Fund - Level 8	2004	12.1410	15.7808	681
	2003	0.0000	12.1410	742

SC Select Equity Fund - Level 1	2004	9.6138	10.0000	0
	2003	7.4631	9.6138	191
	2002	10.0000	7.4631	0

SC Select Equity Fund - Level 2	2004	9.5793	10.0000	0
	2003	7.4515	9.5793	2,005
	2002	10.0000	7.4515	0

SC Select Equity Fund - Level 3	2004	9.5708	10.0000	0
	2003	7.4486	9.5708	0
	2002	10.0000	7.4486	0

SC Select Equity Fund - Level 4	2004	9.5449	10.0000	0
	2003	7.4399	9.5449	980
	2002	10.0000	7.4399	576

SC Select Equity Fund - Level 5	2004	9.5363	10.0000	0
	2003	7.4370	9.5363	0
	2002	10.0000	7.4370	0

SC Select Equity Fund - Level 6	2004	9.5106	10.0000	0
	2003	7.4283	9.5106	0
	2002	10.0000	7.4283	0

SC Select Equity Fund - Level 7	2004	11.9973	10.0000	0
	2003	10.0000	11.9973	0

SC Select Equity Fund - Level 8	2004	11.9817	10.0000	0
	2003	10.0000	11.9817	0

SC Blue Chip Mid Cap Fund - Level 1	2004	10.8048	12.3415	52,179
	2003	8.0722	10.8048	50,989
	2002	10.0000	8.0722	13,731

SC Blue Chip Mid Cap Fund - Level 2	2004	10.7661	12.2722	86,805
	2003	8.0597	10.7661	84,330
	2002	10.0000	8.0597	38,178

SC Blue Chip Mid Cap Fund - Level 3	2004	10.7565	12.2550	5,484
	2003	8.0565	10.7565	4,071
	2002	10.0000	8.0565	939

SC Blue Chip Mid Cap Fund - Level 4	2004	10.7275	12.2032	154,206
	2003	8.0471	10.7275	138,487
	2002	10.0000	8.0471	53,402

SC Blue Chip Mid Cap Fund - Level 5	2004	10.7178	12.1860	1,294
	2003	8.0440	10.7178	1,276
	2002	10.0000	8.0440	0

SC Blue Chip Mid Cap Fund - Level 6	2004	10.6889	12.1345	6,952
	2003	8.0346	10.6889	6,833
	2002	10.0000	8.0346	5,435

SC Blue Chip Mid Cap Fund - Level 7	2004	12.1391	13.7737	3,199
	2003	10.0000	12.1391	3,214

SC Blue Chip Mid Cap Fund - Level 8	2004	12.1233	13.7276	159
	2003	10.0000	12.1233	160

SC Davis Venture Value Fund - Level 1	2004	10.7127	11.8475	18,496
	2003	8.3464	10.7127	18,485
	2002	10.0000	8.3464	11,546

SC Davis Venture Value Fund - Level 2	2004	10.6743	11.7810	61,697
	2003	8.3334	10.6743	52,641
	2002	10.0000	8.3334	20,338

SC Davis Venture Value Fund - Level 3	2004	10.6648	11.7645	0
	2003	8.3302	10.6648	0
	2002	10.0000	8.3302	0

SC Davis Venture Value Fund - Level 4	2004	10.6360	11.7148	63,191
	2003	8.3205	10.6360	64,101
	2002	10.0000	8.3205	37,746

SC Davis Venture Value Fund - Level 5	2004	10.6265	11.6982	0
	2003	8.3172	10.6265	0
	2002	10.0000	8.3172	0

SC Davis Venture Value Fund - Level 6	2004	10.5978	11.6488	0
	2003	8.3075	10.5978	0
	2002	10.0000	8.3075	0

SC Davis Venture Value Fund - Level 7	2004	12.1291	13.3250	0
	2003	10.0000	12.1291	0

SC Davis Venture Value Fund - Level 8	2004	12.1132	13.2803	0
	2003	10.0000	12.1132	0

SC Davis Financial Fund - Level 1	2004	10.6661	10.0000	0
	2003	8.0677	10.6661	641
	2002	10.0000	8.0677	109

SC Davis Financial Fund - Level 2	2004	10.6279	10.0000	0
	2003	8.0552	10.6279	1,819
	2002	10.0000	8.0552	580

SC Davis Financial Fund - Level 3	2004	10.6184	10.0000	0
	2003	8.0521	10.6184	0
	2002	10.0000	8.0521	0

SC Davis Financial Fund - Level 4	2004	10.5897	10	0
	2003	8.0427	10.5897	3,356
	2002	10.0000	8.0427	2,092

SC Davis Financial Fund - Level 5	2004	10.5802	10	0
	2003	8.0395	10.5802	0
	2002	10.0000	8.0395	0

SC Davis Financial Fund - Level 6	2004	10.5517	10.0000	0
	2003	8.0301	10.5517	0
	2002	10.0000	8.0301	0

SC Davis Financial Fund - Level 7	2004	12.4157	10.0000	0
	2003	10.0000	12.4157	0

SC Davis Financial Fund - Level 8	2004	12.3995	10.0000	0
	2003	10.0000	12.3995	0

SC Investors Foundation Fund - Level 1	2004	9.5915	10.0000	0
	2003	7.5483	9.5915	191
	2002	10.0000	7.5483	0

SC Investors Foundation Fund - Level 2	2004	9.5572	10.0000	0
	2003	7.5365	9.5572	793
	2002	10.0000	7.5365	770

SC Investors Foundation Fund - Level 3	2004	9.5486	10.0000	0
	2003	7.5336	9.5486	0
	2002	10.0000	7.5336	0

SC Investors Foundation Fund - Level 4	2004	9.5229	10.0000	0
	2003	7.5248	9.5229	198
	2002	10.0000	7.5248	115

SC Investors Foundation Fund - Level 5	2004	9.5143	10.0000	0
	2003	7.5219	9.5143	0
	2002	10.0000	7.5219	0

SC Investors Foundation Fund - Level 6	2004	9.4886	10.0000	0
	2003	7.5131	9.4886	0
	2002	10.0000	7.5131	0

SC Investors Foundation Fund - Level 7	2004	11.8917	10.0000	0
	2003	10.0000	11.8917	0

SC Investors Foundation Fund - Level 8	2004	11.8762	10.0000	0
	2003	10.0000	11.8762	0

Sun Capital Investment Grade Bond Fund - Level 1	2004	11.1938	11.7155	60,538
	2003	10.3798	11.1938	54,989
	2002	10.0000	10.3798	11,539

Sun Capital Investment Grade Bond Fund - Level 2	2004	11.1537	11.6498	97,053
	2003	10.3637	11.1537	118,142
	2002	10.0000	10.3637	64,397

Sun Capital Investment Grade Bond Fund - Level 3	2004	11.1437	11.6334	0
	2003	10.3597	11.1437	0
	2002	10.0000	10.3597	0

Sun Capital Investment Grade Bond Fund - Level 4	2004	11.1137	11.5842	38,703
	2003	10.3476	11.1137	39,283
	2002	10.0000	10.3476	32,071

Sun Capital Investment Grade Bond Fund - Level 5	2004	11.1037	11.5679	0
	2003	10.3436	11.1037	0
	2002	10.0000	10.3436	0

Sun Capital Investment Grade Bond Fund - Level 6	2004	11.0737	11.5190	744
	2003	10.3315	11.0737	0
	2002	10.0000	10.3315	2,292

Sun Capital Investment Grade Bond Fund - Level 7	2004	10.2027	10.6075	0
	2003	10.0000	10.2027	0

Sun Capital Investment Grade Bond Fund - Level 8	2004	10.1894	10.5719	0
	2003	10.0000	10.1894	0

SC Value Equity Fund - Level 1	2004	9.4683	10.0000	0
	2003	7.2516	9.4683	4,727
	2002	10.0000	7.2516	922

SC Value Equity Fund - Level 2	2004	9.4343	10.0000	0
	2003	7.2403	9.4343	3,878
	2002	10.0000	7.2403	61

SC Value Equity Fund - Level 3	2004	9.4259	10.0000	0
	2003	7.2375	9.4259	0
	2002	10.0000	7.2375	0

SC Value Equity Fund - Level 4	2004	9.4005	10.0000	0
	2003	7.2291	9.4005	546
	2002	10.0000	7.2291	548

SC Value Equity Fund - Level 5	2004	9.3920	10.0000	0
	2003	7.2262	9.3920	0
	2002	10.0000	7.2262	0

SC Value Equity Fund - Level 6	2004	9.3667	10.0000
	2003	7.2178	9.3667	0
	2002	10.0000	7.2178	0

SC Value Equity Fund - Level 7	2004	11.8939	10.0000	0
	2003	10.0000	11.8939	0

SC Value Equity Fund - Level 8	2004	11.8784	10.0000	0
	2003	10.0000	11.8784	0

SC Value Managed Fund - Level 1	2004	9.7924	10.0000	0
	2003	7.7139	9.7924	163
	2002	10.0000	7.7139	0

SC Value Managed Fund - Level 2	2004	9.7573	10.0000	0
	2003	7.7019	9.7573	11,752
	2002	10.0000	7.7019	0

SC Value Managed Fund - Level 3	2004	9.7486	10.0000	0
	2003	7.6989	9.7486	0
	2002	10.0000	7.6989	0

SC Value Managed Fund - Level 4	2004	9.7223	10.0000	0
	2003	7.6899	9.7223	2,571
	2002	10.0000	7.6899	1,944

SC Value Managed Fund - Level 5	2004	9.7135	10.0000	0
	2003	7.6869	9.7135	0
	2002	10.0000	7.6869	0

SC Value Managed Fund - Level 6	2004	9.6873	10.0000	0
	2003	7.6779	9.6873	0
	2002	10.0000	7.6779	0

SC Value Managed Fund - Level 7	2004	11.9563	10.0000	0
	2003	10.0000	11.9563	0

SC Value Managed Fund - Level 8	2004	11.9407	10.0000	0
	2003	10.0000	11.9407	0

SC Value Mid Cap Fund - Level 1	2004	11.5438	10.0000	0
	2003	8.8893	11.5438	17,017
	2002	10.0000	8.8893	8,526

SC Value Mid Cap Fund - Level 2	2004	11.5025	10.0000	0
	2003	8.8755	11.5025	10,121
	2002	10.0000	8.8755	582

SC Value Mid Cap Fund - Level 3	2004	11.4922	10.0000	0
	2003	8.8721	11.4922	0
	2002	10.0000	8.8721	0

SC Value Mid Cap Fund - Level 4	2004	11.4612	10.0000	0
	2003	8.8617	11.4612	10,011
	2002	10.0000	8.8617	8,820

SC Value Mid Cap Fund - Level 5	2004	11.4509	10.0000	0
	2003	8.8583	11.4509	0
	2002	10.0000	8.8583	0

SC Value Mid Cap Fund - Level 6	2004	11.4200	10.0000	0
	2003	8.8479	11.4200	8,687
	2002	10.0000	8.8479	0

SC Value Mid Cap Fund - Level 7	2004	12.3511	10.0000	0
	2003	10.0000	12.3511	0

SC Value Mid Cap Fund - Level 8	2004	12.3350	10.0000	0
	2003	10.0000	12.3350	0

SC Value Small Cap Fund - Level 1	2004	10.1574	11.8306	116,731
	2003	7.2925	10.1574	105,222
	2002	10.0000	7.2925	36,402

SC Value Small Cap Fund - Level 2	2004	10.1211	11.7642	178,561
	2003	7.2812	10.1211	170,061
	2002	10.0000	7.2812	65,645

SC Value Small Cap Fund - Level 3	2004	10.1120	11.7477	20,108
	2003	7.2783	10.1120	18,148
	2002	10.0000	7.2783	3,370

SC Value Small Cap Fund - Level 4	2004	10.0848	11.6980	209,767
	2003	7.2698	10.0848	196,507
	2002	10.0000	7.2698	74,183

SC Value Small Cap Fund - Level 5	2004	10.0757	11.6815	1,863
	2003	7.2670	10.0757	1,849
	2002	10.0000	7.2670	0

SC Value Small Cap Fund - Level 6	2004	10.0485	11.6321	24,773
	2003	7.2585	10.0485	20,899
	2002	10.0000	7.2585	9,137

SC Value Small Cap Fund - Level 7	2004	13.0724	15.1248	6,693
	2003	10.0000	13.0724	6,322

SC Value Small Cap Fund - Level 8	2004	13.0554	15.0741	1,026
	2003	10.0000	13.0554	983

Neuberger Berman Mid Cap Value Fund - Level 1	2004	11.4235	10.0000	0
	2003	8.5183	11.4235	5,440
	2002	10.0000	8.5183	4,853

Neuberger Berman Mid Cap Value Fund - Level 2	2004	11.3826	10.0000	0
	2003	8.5051	11.3826	14,987
	2002	10.0000	8.5051	1,293

Neuberger Berman Mid Cap Value Fund - Level 3	2004	11.3724	10.0000	0
	2003	8.5018	11.3724	0
	2002	10.0000	8.5018	0

Neuberger Berman Mid Cap Value Fund - Level 4	2004	11.3418	10.0000	0
	2003	8.4919	11.3418	3,965
	2002	10.0000	8.4919	1,544

Neuberger Berman Mid Cap Value Fund - Level 5	2004	11.3316	10.0000	0
	2003	8.4886	11.3316	0
	2002	10.0000	8.48857	0

Neuberger Berman Mid Cap Value Fund - Level 6	2004	11.3010	10.0000	0
	2003	8.4786	11.3010	0
	2002	10.0000	8.47864	0

Neuberger Berman Mid Cap Value Fund - Level 7	2004	12.5737	10.0000	0
	2003	10.0000	12.5737	0

Neuberger Berman Mid Cap Value Fund - Level 8	2004	12.5573	10.0000	0
	2003	10.0000	12.5573	0

Neuberger Berman Mid Cap Growth Fund - Level 1	2004	8.9909	10.0000	0
	2003	7.0821	8.9909	2,291
	2002	10.0000	7.0821	988

Neuberger Berman Mid Cap Growth Fund - Level 2	2004	8.9587	10.0000	0
	2003	7.0711	8.9587	71,276
	2002	10.0000	7.0711	9,749

Neuberger Berman Mid Cap Growth Fund - Level 3	2004	8.9507	10.0000	0
	2003	7.0684	8.9507	0
	2002	10.0000	7.0684	0

Neuberger Berman Mid Cap Growth Fund - Level 4	2004	8.9265	10.0000	0
	2003	7.0601	8.9265	6,871
	2002	10.0000	7.0601	3,253

Neuberger Berman Mid Cap Growth Fund - Level 5	2004	8.9185	10.0000	0
	2003	7.0573	8.9185	0
	2002	10.0000	7.0573	0

Neuberger Berman Mid Cap Growth Fund - Level 6	2004	8.8944	10.0000	0
	2003	7.0491	8.8944	0
	2002	10.0000	7.0491	0

Neuberger Berman Mid Cap Growth Fund - Level 7	2004	11.6112	10.0000	0
	2003	10.0000	11.6112	0

Neuberger Berman Mid Cap Growth Fund - Level 8	2004	11.5961	10.0000	0
	2003	10.0000	11.5961	0

SC Alger Growth Fund - Level 1	2004	9.2918	10.0000	0
	2003	7.0362	9.2918	8,897
	2002	10.0000	7.0362	6,610

SC Alger Growth Fund - Level 2	2004	9.2586	10.0000	0
	2003	7.0252	9.2586	52,029
	2002	10.0000	7.0252	28,008

SC Alger Growth Fund - Level 3	2004	9.2503	10.0000	0
	2003	7.0225	9.2503	0
	2002	10.0000	7.0225	0

SC Alger Growth Fund - Level 4	2004	9.2253	10.0000	0
	2003	7.0143	9.2253	1,663
	2002	10.0000	7.0143	1,181

SC Alger Growth Fund - Level 5	2004	9.2170	10.0000	0
	2003	7.0116	9.2170	0
	2002	10.0000	7.0116	0

SC Alger Growth Fund - Level 6	2004	9.1921	10.0000	0
	2003	7.0034	9.1921	1,083
	2002	10.0000	7.0034	0

SC Alger Growth Fund - Level 7	2004	11.7889	10.0000	0
	2003	10.0000	11.7889	0

SC Alger Growth Fund - Level 8	2004	11.7735	10.0000	0
	2003	10.0000	11.7735	0

SC Alger Income & Growth Fund - Level 1	2004	9.3416	10.0000	0
	2003	7.2873	9.3416	1,705
	2002	10.0000	7.2873	339

SC Alger Income & Growth Fund - Level 2	2004	9.3082	10.0000	0
	2003	7.2760	9.3082	17,165
	2002	10.0000	7.2760	3,492

SC Alger Income & Growth Fund - Level 3	2004	9.2999	10.0000	0
	2003	7.2731	9.2999	0
	2002	10.0000	7.2731	0

SC Alger Income & Growth Fund - Level 4	2004	9.2748	10.0000	0
	2003	7.2646	9.2748	9,463
	2002	10.0000	7.2646	9,227

SC Alger Income & Growth Fund - Level 5	2004	9.2664	10.0000	0
	2003	7.2618	9.2664	0
	2002	10.0000	7.2618	0

SC Alger Income & Growth Fund - Level 6	2004	9.2414	10.0000	0
	2003	7.2533	9.2414	0
	2002	10.0000	7.2533	0

SC Alger Income & Growth Fund - Level 7	2004	11.6257	10.0000	0
	2003	10.0000	11.6257	0

SC Alger Income & Growth Fund - Level 8	2004	11.6106	10.0000	0
	2003	10.0000	11.6106	0

SC Alger Small Capitalization Fund - Level 1	2004	10.6046	10.0000	0
	2003	7.5139	10.6046	2,203
	2002	10.0000	7.5139	258

SC Alger Small Capitalization Fund - Level 2	2004	10.5666	10.0000	0
	2003	7.5023	10.5666	2,382
	2002	10.0000	7.5023	642

SC Alger Small Capitalization Fund - Level 3	2004	10.5572	10.0000	0
	2003	7.4994	10.5572	0
	2002	10.0000	7.4994	0

SC Alger Small Capitalization Fund - Level 4	2004	10.5287	10.0000	0
	2003	7.4906	10.5287	2,578
	2002	10.0000	7.4906	0

SC Alger Small Capitalization Fund - Level 5	2004	10.5192	10.0000	0
	2003	7.4877	10.5192	0
	2002	10.0000	7.4877	0

SC Alger Small Capitalization Fund - Level 6	2004	10.4908	10.0000	0
	2003	7.4789	10.4908	11,807
	2002	10.0000	7.4789	3,394

SC Alger Small Capitalization Fund - Level 7	2004	12.9944	10.0000	0
	2003	10.0000	12.9944	0

SC Alger Small Capitalization Fund - Level 8	2004	12.9775	10.0000	0
	2003	10.0000	12.9775	0

Sun Capital All Cap Fund - Level 1	2004	11.2375	13.3049	314
	2003	7.4734	11.2375	18
	2002	10.0000	7.4734	0

Sun Capital All Cap Fund - Level 2	2004	11.1994	13.2327	0
	2003	7.4631	11.1994	0
	2002	10.0000	7.4631	0

Sun Capital All Cap Fund - Level 3	2004	11.1899	13.2148	0
	2003	7.4606	11.1899	0
	2002	10.0000	7.4606	0

Sun Capital All Cap Fund - Level 4	2004	11.1613	13.1607	3,981
	2003	7.4529	11.1613	0
	2002	10.0000	7.4529	0

Sun Capital All Cap Fund - Level 5	2004	11.1517	13.1428	0
	2003	7.4503	11.1517	0
	2002	10.0000	7.4503	0

Sun Capital All Cap Fund - Level 6	2004	11.1232	13.0890	0
	2003	7.4426	11.1232	0
	2002	10.0000	7.4426	0

Sun Capital All Cap Fund - Level 7	2004	12.7046	14.9423	0
	2003	10.0000	12.7046	0

Sun Capital All Cap Fund - Level 8	2004	12.6881	14.8922	0
	2003	10.0000	12.6881	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (888) 786-2435

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS

DECEMBER 30, 2005

SUN LIFE FINANCIAL MASTERS IV

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds").
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Value Equity Funds
Securities Fund, Class 2	Franklin Templeton VIP Trust Franklin Small Cap
Franklin Templeton VIP Trust Mutual	Value Securities Fund, Class 2
Shares Securities Fund, Class 2	Small-Cap Blend Equity Funds
Lord Abbett Series Fund All Value Portfolio	Oppenheimer Main Street Small Cap Fund/VA
Lord Abbett Series Fund Growth & Income Portfolio	- Service Shares
MFS/Sun Life Total Return - S Class	Small-Cap Growth Equity Funds
MFS/ Sun Life Value - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Large-Cap Value Sector Equity Funds
MFS/ Sun Life Capital Opportunities - S Class	MFS/ Sun Life Utilities - S Class
MFS/ Sun Life Massachusetts Investors Trust	Mid-Cap Blend Sector Equity Funds
- S Class	Sun CapitalSM All Cap Fund - S Class
MFS/ Sun Life Research - S Class	High-Quality Short-Term Bond Funds
MFS/ Sun Life Research International - S Class	PIMCO VIT Low Duration Portfolio
Oppenheimer Main Street Fund/VA - Service Shares	High-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	MFS/ Sun Life Government Securities - S Class
MFS/ Sun Life Emerging Growth - S Class	Sun Capital Investment Grade Bond Fund(R)
MFS/ Sun Life Massachusetts Investors Growth	- S Class
Stock - S Class	PIMCO VIT Total Return Portfolio
MFS/ Sun Life Strategic Growth - S Class	PIMCO VIT Real Return Portfolio
Oppenheimer Global Securities Fund/VA -	Medium-Quality Intermediate-Term Bond Funds
Service Shares	PIMCO VIT Emerging Markets Bond Portfolio
Oppenheimer Capital Appreciation Fund/VA -	Low-Quality Short-Term Bond Funds
Service Shares	MFS/ Sun Life High Yield - S Class
Mid-Cap Value Equity Funds	Money Market Funds
Lord Abbett Series Fund Mid Cap Value Portfolio	MFS/ Sun Life Money Market - S Class
Sun Capital Real Estate Fund(R) - S Class

Franklin(R) Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin(R) Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Sun Capital Advisers, Inc. advises the Sun Capital Funds. Templeton(R) Investment Counsel, LLC advises Templeton Foreign Securities Fund. Templeton(R) Investment Counsel, LLC advises Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated April 29, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 53 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communication To Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Opitions: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates *

Other Programs *

Withdrawals, Withdrawal Charge and Market Value Adjustment *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals not Subject to Withdrawal Charge *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge and Distribution Fee *

Mortality and Expense Risk Charge *

Charges for Optional Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Optional Living Benefit Rider: Secured Returns 2 Benefit *

Tax Issues *

Guaranteed Minimum Accumulation Benefit ("AB") Plan *

Guaranteed Minimum Withdrawal Benefit ("WB") Plan *

Availability *

Cost of the Benefit *

Withdrawals Under the Secured Returns 2 Benefit *

Cancellation of the Secured Returns 2 Benefit *

Revocation of the Secured Returns 2 Benefit *

Step-Up of GLB Amount *

Subsequent Purchase Payments After a Step-Up of GLB Amount *

Renewal of the Secured Returns 2 Benefit *

Refund of Rider Charges Under the AB Plan *

Participant's Death Under the AB Plan *

Participant's Death Under the WB Plan *

Optional Annuitization Bonus Rider: Lifetime Income Bonus Benefit *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

The Income Phase - Annuity Provisions *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contract *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Withdrawals, Withdrawal Charges and the Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of 5% Premium Roll Up Optional Death Benefit *

Appendix E - Calculation of EEB Premier Optional Death Benefit *

Appendix F - Calculation of EEB Premier Plus Optional Death Benefit *

Appendix G - Calculation of EEB Premier with MAV Optional Death Benefit *

Appendix H - Calculation of EEB Premier with 5% Roll Up Optional Death Benefit *

Appendix I - Secured Returns 2 Benefit Examples *

Appendix J - Calculation of Lifetime Income Bonus Benefit *

Appendix K - Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial Masters IV Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among the Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

In addition, we deduct a mortality and expense risk charge of 1.25% of the average daily value of the Contract invested in the Variable Account, if you are under 81 years of age on the Open Date or 1.45% if you are age 81 or older on the Open Date). We also deduct an administrative charge of 0.15% of the average daily value and a distribution charge of 0.20% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% and declines to 0% after the Purchase Payment has been in the Contract for four years.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

If you elect the optional living benefit rider, Secured Returns 2 Benefit, we will assess a quarterly charge equal to 0.125% of your Account Value. In the state of Washington, the charge is assessed on Variable Account Value only.

If you elect the optional annuitization bonus rider, we will deduct a charge of 0.10% of your average daily Variable Account Value during the first 10 years.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns 2 Benefit

The Secured Returns 2 Benefit ("Secured Returns 2") guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns 2 Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, or some later date if you choose to "step-up" your GLB amount, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (A step-up of the GLB amount to your current Account Value may be made any time after your fifth Account Anniversary.) Under this Plan, if your Account Value is greater than your GLB amount on the date the Plan matures, we will refund the charges you paid for the Benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns 2 Benefit is available only if you are age 84 or younger on the Open Date. If you annuitize, this Benefit terminates. This Benefit may not be available in your state.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on the Open Date, the basic death benefit pays the greatest of your Account Value, your Surrender Value, or your total Purchase Payments (adjusted for withdrawals), all calculated as of your Death Benefit Date. If you were 86 or older on the Open Date, the basic death benefit is equal to the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Optional Annuitization Bonus: Lifetime Income Bonus Benefit

At any time prior to your Issue Date, you can add the Lifetime Income Bonus Benefit ("LIBB") to your Contract for an additional charge. This feature credits an amount to your "Adjusted Account Value" (defined under "Amount of Annuity Payments") based on Purchase Payments held in your Contract for at least 60 months, provided you have selected a life annuity with 120 or more monthly payments certain. The amount of the Benefit is equal to an amount ranging from 2.5% to 10 % of your Account Value based upon the youngest Annuitant's age on the Open Date and the number of years since your Issue Date. The charge for this Benefit, 0.10% of your average daily Variable Account Value, is assessed only during your first 10 Account years. If you elect LIBB and annuitize, all future death benefits and Secured Returns 2 Benefits will terminate. LIBB is available only if the youngest Annuitant is less than 81 years old on the Open Date.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. During the first four Account Years, this "free withdrawal amount" is equal to 10% of the amount of all Purchase Payments made. All other amounts are subject to the withdrawal charge. After the end of the fourth Account Year, any amount you withdraw is free of withdrawal charges. In addition to the withdrawal charge, amounts you withdraw, transfer or annuitize from the Fixed Account before your Guarantee Period has ended may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:
Sun Life Assurance Company of Canada (U.S.)
P. O. Box 9133
Wellesley Hills, Massachusetts 02481
Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Account Years Since Issue Date	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4 or more	0%

During the first four Account Years, a portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after your fourth Account Anniversary, any amount withdrawn is free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from your Contract Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges --Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of net Variable Account assets)**
Mortality and Expense Risks Charge:	1.45%***
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.20%

Total Variable Account Annual Expenses (without optional benefits):	1.80%

Charges for Optional Features
Maximum Charge for Annuitization Bonus Rider (LIBB)
(as a percentage of average daily net assets):	0.10%+
Maximum Charge for Optional Death Benefit Rider
(as a percentage of average daily net assets):	0.40%++
Maximum Charge for Optional Living Benefit Rider(Secured Returns 2)
(assessed at a quarterly rate of 0.125% of Account Value):	0.50%+++

Total Variable Account Annual Expenses with Maximum Charges	2.60%+++
*

The Annual Account Fee is waived if your Account Value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

All of the Variable Account Annual Expenses, except for the charges for the Optional Living Benefit Rider, are assessed as a percentage of average daily net Variable Account assets. The charge for the Optional Living Benefit Rider is assessed on quarterly basis at a rate of 0.125% of your total Account Value (an annual rate of 0.50%), except in the state of Washington where the charge is assessed on Variable Account Value only.

***

If you are age 80 or younger on the Open Date, the mortality and expense risks charge will be 1.25% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.65% of average daily net Variable Account assets, regardless of your age on the Issue Date. (See "Mortality and Expense Risks Charge.")

+	The charge for the Optional Annuitization Bonus Rider terminates after your tenth Account Anniversary or upon annuitization.

++

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
+++

If you elect the Optional Living Benefit, you may choose any one of the optional death benefit riders, except EEB Premier Plus. The charge for the Optional Living Benefit can increase at the time of a step-up to an amount equal to the rider fee imposed on newly issued Contracts. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Account Anniversary.

Because the optional death benefit riders are not available if you are age 80 or older on the Open Date, the Maximum Charges are based on a Contract issued to someone younger than 80 on the Open Date. Thus, the Maximum Charge is calculated as follows:

Mortality and Expense Risk Charge	1.25%
Administrative Charge	0.15%
Distribution Fee	0.20%
LIBB	0.10%
Optional Death Benefit Rider	0.40%
Secured Returns 2	0.50%
2.60%

If you are 80 or older on the Open Date, the Maximum Charge is calculated as follows:

Mortality and Expense Risk Charge	1.45%
Administrative Charge	0.15%
Distribution Fee	0.20%
LIBB	0.10%
Secured Returns 2	0.50%
2.40%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.65%	4.04%
*	The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.65% and 1.50%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For the purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,374	$2,564	$3,226	$6,182
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$668	$1,970	$3,226	$6,182

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix K.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit riders and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity might not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that required by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a statement of additional information for each Fund, may be obtained without charge from the company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers to and from Guarantee Periods;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns 2 Benefit. (See "Optional Living Benefit Rider: Secured Returns 2 Benefit.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to in-force service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative service fee, the distribution fee, or the annual Account Fee; credit additional amounts; grant special Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Trilegiant Corporation ("Trilegiant"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Trilegiant. This will allow Trilegiant to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Trilegiant for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end. This program may not be available in your state.

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.). Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation Program

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect an asset allocation program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Secured Returns 2 Benefit" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

The "free withdrawal amount" is equal to 10% of the amount of all Purchase Payments you have made. After the fourth Account Anniversary, any amount you withdraw is free of withdrawal charges.

The "free withdrawal amount" that you do not use in an Account Year is not cumulative. In other words, it will not be carried forward or available for use in future Account Years.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of these Payments. Thus, the maximum amount on which we will impose the withdrawal charge in any year will never be more than the total of all Payments that you have not previously withdrawn.

The amount of your withdrawal, if any, that exceeds the total of the free withdrawal amount plus the aggregate amount of all Payments not previously withdrawn, is not subject to the withdrawal charge.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the amount you withdraw by a percentage. As set forth below, the percentage decreases according to the number of complete Account Years since your Issue Date. After your fourth Account Anniversary, any amount you withdraw is free of withdrawal charges. The Withdrawal Charge scale is as follows:

Number of
Account Years	Withdrawal
Since Your Issue Date	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4 or more	0%

The withdrawal charge will never be greater than 8% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
o	at least one year has passed since your Issue Date;

o	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state; and

o	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase.

The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.20% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.25%, if you are age 80 or younger on the Open Date (1.45%, if you are age 81 or older on the Open Date). If your initial Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Benefit Riders

If you elect the Secured Returns 2 Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value. See "Cost of the Benefit" under "Optional Living Benefit Rider: Secured Returns 2." For Contracts issued in the State of Washington, the charge is assessed on Variable Account Value only.

If you elect LIBB, during your first 10 Account Years, we will deduct from your average daily Account Value a charge equal to 0.10% of your average daily Variable Account Value.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

                 *As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT

The Secured Returns 2 Benefit ("Benefit" or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization. Secured Returns 2 may not be available in your state.

If you elect Secured Returns 2, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Account Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that you make the election prior to the earliest of your 81st birthday, the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns 2 Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of Secured Returns 2 might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Returns 2 Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in the Secured Returns 2.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds (defined below under "Availability") in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:

Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 3 in Appendix I. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit.

If you remain in the AB Plan until it matures, you may also be entitled to a refund of the charges you paid for the Secured Returns 2 Benefit. (See "Refund of Rider Charges Under the AB Plan.")

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. Once the GLB amount is reduced to zero the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted in to the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns 2 Benefit.") Provided your GLB amount is not exhausted, any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 in Appendix I.

Availability

Secured Returns 2 is available only if you are age 84 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. You may also combine Secured Returns 2 with the Lifetime Income Bonus Benefit Rider. Upon annuitization, however, Secured Returns 2 and any elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds, Guarantee Period dollar cost averaging programs and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Cost of the Benefit

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. For Contracts issued in the State of Washington, the charge for the Benefit will be made as a specific deduction from Variable Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value (Variable Account Value in Washington). The quarterly charge will be determined by multiplying the Account Value (Variable Account Value in Washington) at the end of the Account Quarter by 0.00125. (See Example 12 in Appendix I.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Account Anniversary. (See "Cancellation of the Secured Returns 2 Benefit.")

Withdrawals Under the Secured Returns 2 Benefit

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 in Appendix I.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 in Appendix I.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than the GLB amount. In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under Secured Returns 2, see Examples 6, 7, 9 and 11 in Appendix I.

Cancellation of the Secured Returns 2 Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been canceled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the charge for the Benefit until your 7th Account Anniversary.

Revocation of the Secured Returns 2 Benefit

Anytime after your 7th Account Anniversary, you may revoke Secured Returns 2. Once revoked, Secured Returns 2 may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Step-Up of GLB Amount

After your fifth Account Anniversary, you may elect to increase the GLB amount to your then current Account Value. Currently, this step-up election may be made on any day after your fifth Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Account Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB amount if the current Account Value is greater than the current GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee may be changed to an amount equal to the Secured Returns 2 fee charged on newly issued Contracts. This fee may be higher than your current Secured Returns 2 fee as set forth above under "Cost of the Benefit." If we are no longer issuing new Contracts with the Secured Returns 2 Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns 2 rider changes). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 in Appendix I.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of the new GLB amount. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new "maximum WB amount." (See Example 8 in Appendix I.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Subsequent Purchase Payments After a Step-Up of GLB Amount

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Account Anniversary, you must be participating in the AB Plan to make any Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 in Appendix I.)

Renewal of the Secured Returns 2 Benefit

If you elect to participate in the AB Plan and you remain in that Plan until it matures, you may elect to renew your participation in Secured Returns 2, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns 2 Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns 2 Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elected to participate in the WB Plan, you may not renew your participation in Secured Returns 2.

Refund of Rider Charges under the AB Plan

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Account Anniversary or 10 years from your last Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Return 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such "maturity date." No refund of Secured Return 2 charges will be made if you change from the AB Plan to the WB Plan.

Participant's Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB Plan is scheduled to "mature." If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

Participant's Death Under the WB Plan

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In such case, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

OPTIONAL ANNUITIZATION BONUS RIDER: LIFETIME INCOME BONUS BENEFIT

Any time prior to your Issue Date, the Lifetime Income Bonus Benefit ("LIBB") can be added to your Contract for an additional charge, provided that the youngest Annuitant was less than 81years old on the Open Date. This Benefit credits an amount ("LIBB Credit") to the Contract's "Adjusted Account Value" (defined under "Amount of Annuity Payments") on Purchase Payments that have been in your Contract for at least 60 months, provided that you have selected a life annuity with 120 or more monthly payments certain. (See "Annuity Options" under "The Income Phase - Annuity Provisions.")

To determine your LIBB Credit, we use the following procedure:

(1)	First, we determine the amount of your Account Value for the Valuation Period ending immediately prior to the Annuity Commencement Date.

(2)	Next, we subtract any Purchase Payments made within the last 60 months prior to annuitization.

(3)	Finally, we multiply the difference by the appropriate bonus percentage as shown in the tables below.

The bonus percentage rate varies based upon the youngest Annuitant's age on the Open Date and the number of years since your Issue Date as shown in the following charts.

If the youngest Annuitant is 65 or younger on the Open Date, the bonus percentage will be as follows:

Number of Completed Account Years Since Issue Date	Bonus Percentage
5	5%
6	6%
7	7%
8	8%
9	9%
10 or more	10%

If the youngest Annuitant is older than 65 on the Open Date, the bonus percentage will be as follows:

Number of Completed Account Years Since Issue Date	Bonus Percentage
5	2.5%
6	3.0%
7	3.5%
8	4.0%
9	4.5%
10 or more	5.0%

Upon annuitization, we apply the LIBB Credit to your Adjusted Account Value, then immediately convert it to the life with period certain annuity selected, and pay your first monthly annuity payment. You may select to have the bonus paid out in fixed benefits, variable benefits or a combination of fixed and variable benefits.

The charge for LIBB is 0.10% of the average daily Variable Account Value of your Contract. The charge is assessed only during the first ten years of your Contract. If you annuitize before the end of the ten-year period, the charge will be terminated.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which or before your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on your Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under basic death benefit (above), or

o

your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under basic death benefit (above), or

o	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
o	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8 and 9-year periods certain are not available if your Account has been issued within the past 4 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.
o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.
o	We add any applicable LIBB Credit.
o	We deduct any applicable premium tax or similar tax if not previously deducted.

If you have elected the Lifetime Income Bonus Benefit, any bonus earned will be applied directly to your Adjusted Account Value.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.65% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includable in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
o	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	any required minimum distribution, or

o	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plans, as a general rule.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the Secured Returns 2 Benefit, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the Secured Returns 2 Benefit, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. (See "Withdrawals under the Secured Returns 2 Benefit.") This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the Secured Returns 2 Benefit, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the Secured Returns 2 Benefit.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns 2 Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns 2 Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S. - source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advise regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.00% of Purchase Payments, and 1.25% annually of the Participant's Account Value. For Contracts with the Optional Annuitization Bonus Rider, the Company may pay an additional commission of no more than 3% of the Participant's adjusted Account Value upon commencement of a life annuity with 120 or more payment certain. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support and product training to the Selling Agents of the Selling Broker-Dealers. These payments may be based on a percentage of Purchase Payments and/or a percentage of Contract Value.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2004, approximately $35,984 in commissions was paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: WASHINGTON, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; CHICAGO, ILLINOIS -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated April 29, 2005 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

--------------------------------------------------------------------------------
To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial Masters IV Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant and while the Owner is still alive during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable

Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE", "US", "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the Owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
				Payment
		Hypothetical	Free	Subject to	Withdrawal	Withdrawal
Account		Account	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Amount	Charge	Percentage	Amount
(a)	1	$41,000	$ 4,000	$37,000	8.00%	$2,960
	2	$44,200	$ 4,000	$40,000	8.00%	$3,200
(b)	3	$47,700	$ 4,000	$40,000	7.00%	$2,800
	4	$51,500	$ 4,000	$40,000	6.00%	$2,400
(c)	5	$55,600	$55,600	$ 0	0.00%	$ 0
	6	$60,000	$60,000	$ 0	0.00%	$ 0
(a)

The free withdrawal amount in any year is equal to 10% of all of the Purchase Payments you have made. In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $37,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $4,000.

(b)

In Account Year 3, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The Account Value minus the free withdrawal amount is $47,700 minus $4,000, which equals $43,700; however, the amount subject to a withdrawal charge is capped at the amount of your unliquidated Purchase Payments. Therefore, the amount subject to a withdrawal charge is $40,000, which is the amount of your unliquidated Purchase Payments.

(c)	In Account Year 5, you have passed your fourth Account Anniversary, so no withdrawal charges apply to any withdrawals you make.

Partial Withdrawal:

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there is a series of four partial withdrawals made during the fourth Account Year of $3,000, $8,000, $12,000, and $22,000.

								Remaining
		Hypothetical	Free		Amount of			Free
		Account	Withdrawal		Withdrawal			Withdrawal	Hypothetical
		Value	Amount		Subject to	Withdrawal	Withdrawal	Amount	Account
Account		Before	Before	Amount of	Withdrawal	Charge	Charge	After	Value after
Year		Withdrawal	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal	Withdrawal

1		$41,000	$4,000	$ 0	$ 0	8.00%	$ 0	$4,000	$41,000
2		$44,200	$4,000	$ 0	$ 0	8.00%	$ 0	$4,000	$44,200
3		$47,700	$4,000	$ 0	$ 0	7.00%	$ 0	$4,000	$47,700
(a)	4	$48,200	$4,000	$ 3,000	$ 0	6.00%	$ 0	$1,000	$45,200
(b)	4	$46,000	$1,000	$ 8,000	$ 7,000	6.00%	$ 420	$ 0	$38,000
(c)	4	$38,250	$ 0	$12,000	$12,000	6.00%	$ 720	$ 0	$26,250
(d)	4	$26,650	$ 0	$22,000	$21,000	6.00%	$1,260	$ 0	$ 4,650

Totals				$45,000	$40,000	6.00%	$2,400	$ 0	$ 4,650

(a)

In Account Year 4, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The partial withdrawal amount of $3,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $3,000 was taken, the remaining free withdrawal amount in Account Year 4 is $4,000 - $3,000 = $1,000. Therefore, $1,000 of the $8,000 withdrawal is not subject to a withdrawal charge, and $7,000 is subject to a withdrawal charge. Of the $11,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $7,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $33,000.

(c)

Since $4,000 of the two prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $4,000 - $4,000 = $0. Therefore, the entire $12,000 withdrawal is subject to a withdrawal charge. Of the $23,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $19,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $21,000.

(d)

Since $4,000 of the three prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $4,000 - $4,000 = $0. The amount of unliquidated Purchase Payments remaining before this withdrawal is $21,000. Therefore, $21,000 of the $22,000 withdrawal is taken from Purchase Payments and is subject to a withdrawal charge, and $1,000 of the withdrawal is taken from earnings and is not subject to a withdrawal charge. Of the $45,000 withdrawn to date, $4,000 has been from the free withdrawal amount, $40,000 has been from Purchase Payments, and $1,000 has been from earnings. The amount of unliquidated Purchase Payments is now equal to $0. Note that if the $4,650 remaining balance was withdrawn, it would all be from earnings and not subject to a withdrawal charge. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

PART 2 -- Fixed Account -- Examples of the Market Value Adjustment ("MVA")

     The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

     These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

(2)	The date of surrender is 2 years from the Expiration Date (N = 24).

(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

(4)	The interest earned in the current Account Year is $674.16.

(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

    The MVA factor       =      [(1 + I) / (1 + J + b)] ^ (N/12)   -1

                                        =     [(1 + .06) / (1 + .08)] ^ (24/12) -1

                                        =     (.981^ 2) -1

                                        =     .963 -1

                                        =  -  .037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

          ($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

    The MVA factor       =     [(1 + I) / (1 + J + b)] ^ (N/12)   -1

                                        =     [(1 + .06) / (1 + .05)] ^ (24/12) -1

                                        =     (1.010 ^ 2) -1

                                        =     1.019 -1

                                        =     .019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

          ($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19. $25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 76,450.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 56,950.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the eighth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 89,950
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

* Adjusted Purchase Payments can be calculated as follows:

Purchase Payments x (Account Value after withdrawal / Account Value before withdrawal) = $100,000 x ($120,000 / $150,000) = $80,000.

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

~ plus ~

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the Owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

~ plus ~

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier amount	=	$ 13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal/Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185.

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

~plus ~

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the Owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

~ plus ~

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 8. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

~ plus ~

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

SECURED RETURNS 2 BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2005 with an initial Purchase Payment of $100,000 and you selected the Secured Returns 2 Program. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

o	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.

o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).

o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Low investment performance; no WB election, Step-up elected.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

o	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).

o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 3: High investment performance; no WB election, Refund applies.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

o	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.

o	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.

o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Low investment performance; WB election.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).

o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

o	On December 31, 2014, your GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.

o	These withdrawals of $7,000 continue until the GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates and no renewal is available.

EXAMPLE 5: High investment performance; WB election, Step-up elected.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).

o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.

o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

o	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.

o	These $7,000 withdrawals continue. On December 31, 2020, the GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.

o

Assume that you withdraw $3,000 on February 12, 2021. At this time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.
o	Assume that you did not elect the WB plan at any time.

o	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.

o	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).

o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.

o	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).

o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your GLB amount is now $95,000. Assume that your Account Value is now $88,000.

o

Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Account Year, so the maximum WB amount has not been exceeded yet. Your GLB amount is now $90,000. Assume that your Account Value is now $80,000.

o

Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Account Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account is $79,000 just before the withdrawal, and $74,000 just after the withdrawal.

o

Because your withdrawals exceeded the maximum WB amount, your GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) / $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 / 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance, Step-up elected.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume you make no withdrawals. On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your GLB amount, you may step-up your GLB amount to $124,000. Assume that you do not step-up. Your GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o

Assume that you make a withdrawal of $5,000 on March 3, 2010. Your GLB amount is now $95,000. Assume that your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400. Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

o

Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Account Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

o

On January 2, 2011 you begin a new Account Year. Therefore, you can withdraw $8,400 in this new Account Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Account Year. On December 31, 2011, the GLB amount equals $108,200. Assume that, on this date, your Account Value equals $110,000.

o	Assume that you continue to withdraw $8,400 each Account Year. On December 31, 2023, the GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.

o

Assume that you withdraw $7,400 on March 12, 2024. At that time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.
o	Assume that you did not elect the WB Plan at any time.

o	On June 1, 2010, you deposit an additional $80,000.

o	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)]

o	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.

o	On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 - (40,000/240,000)].

o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.

o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).

o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Step-up and Sub-deposits under the AB Plan; high investment performance, Step-up elected, Refund applies.
o

Assume that you did not elect the WB Plan at any time and that your Designated Funds had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o	On June 1, 2011, you deposit an additional $80,000.

o

On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

o	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.

o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Secured Returns 2 with a new GLB amount of $295,130 at the cost and terms available to new Owners.

EXAMPLE 11: Withdrawals with Sub-deposits under the WB Plan.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).

o	On January 1, 2007, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

o	On January 6, 2007, you make an additional deposit of $50,000.

o	Your GLB amount is reset to $143,000 ($93,000 + $50,000).

o	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].

o	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

o	On January 1, 2008, your GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional deposits and the maximum WB amount is withdrawn annually.

o

Assume that on January 1, 2016, your Account Value is $0. Your GLB amount will be $48,500 [$132,500 - ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates and no Secured Returns 2 renewal is available.

EXAMPLE 12: Calculation of Explicit Rider Charges.
o

Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

o

On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

o

On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

o

On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

o

This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount equal to the ending January 1, 2015 Account Value at the cost and terms available to new Owners.

APPENDIX J

CALCULATION OF LIFETIME INCOME BONUS BENEFIT

For the following three examples assume a Contract is issued on October 27, 2004 (the "Issue Date") with an initial Purchase Payment of $100,000. Assume that the Contract is invested only in the Variable Account and that no state premium or similar taxes apply. Assume also that the youngest Annuitant is 65 years old on the Open Date. In all examples, the Lifetime Income Bonus Benefit was elected, but no additional riders were elected.

Example 1:   Withdrawal made prior to annuitization

o	Assume no subsequent Purchase Payments are made.

o	Assume that a withdrawal of $10,000 is made on October 27, 2006.

o	Assume that the Account Value on October 27, 2014 is $180,000.

o	The LIBB Credit is therefore $18,000 (10% x $180,000).

o	The Total Adjusted Account Value annuitized is $198,000 ($180,000 + $18,000).

Example 2:   Subsequent Payment made within the last 5 years prior to annuitization.

o	Assume one subsequent Purchase Payment of $1,000 is made on October 27, 2010.

o	Assume no withdrawals are made.

o	Assume the Account Value on October 27, 2014 is $210,000.

o	The LIBB Credit is therefore $20,900 [or, 10% x ($210,000 - $1,000)].

o	The Total Adjusted Account Value annuitized is therefore $230,900 ($210,000 + $20,900).

Example 3:   Withdrawal made after subsequent Payment made within the last 5 years prior to annuitization

o	Assume one subsequent Purchase Payment of $100,000 is made on October 27, 2012.

o	Assume that a withdrawal of $10,000 is made on October 27, 2006.

o	Assume the Account Value on October 27, 2015 is $230,000.

o	Assume that a withdrawal of $140,000 is made on October 27, 2015 and reduces Account Value is $90,000 ($230,000 - $140,000)

o	Assume you annuitize on October 27, 2015.

o	The LIBB Credit is therefore -$1,000 [10% x ($90,000 - $100,000)].

o	The Total Adjusted Account Value annuitized is $90,000 ($90,000 + no credit).

APPENDIX K

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year

Franklin Templeton Mutual Shares Securities Fund - Level 1	2004	10.0000	11.1154	3,315

Franklin Templeton Mutual Shares Securities Fund - Level 2	2004	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 3	2004	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 4	2004	10.0000	11.1069	1,513

Franklin Templeton Mutual Shares Securities Fund - Level 5	2004	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 6	2004	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 7	2004	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 8	2004	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 1	2004	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 2	2004	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 3	2004	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 4	2004	10.0000	11.8836	900

Franklin Small Cap Value Securities Fund - Level 5	2004	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 6	2004	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 7	2004	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 8	2004	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 1	2004	10.0000	11.6627	32,083

Franklin Templeton Foreign Securities Fund - Level 2	2004	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 3	2004	10.0000	11.6583	1,626

Franklin Templeton Foreign Securities Fund - Level 4	2004	10.0000	11.6538	5,700

Franklin Templeton Foreign Securities Fund - Level 5	2004	10.0000	11.6516	2,559

Franklin Templeton Foreign Securities Fund - Level 6	2004	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 7	2004	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 8	2004	10.0000	11.6449	4,616

Lord Abbett Mid Cap Value Portfolio - Level 1	2004	10.0000	11.8496	7,537

Lord Abbett Mid Cap Value Portfolio - Level 2	2004	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 3	2004	10.0000	11.8451	574

Lord Abbett Mid Cap Value Portfolio - Level 4	2004	10.0000	11.8406	9,268

Lord Abbett Mid Cap Value Portfolio - Level 5	2004	10.0000	11.8383	909

Lord Abbett Mid Cap Value Portfolio - Level 6	2004	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 7	2004	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 8	2004	10.0000	11.8315	1,606

Lord Abbett Growth and Income Portfolio - Level 1	2004	10.0000	11.4686	26,634

Lord Abbett Growth and Income Portfolio - Level 2	2004	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 3	2004	10.0000	11.4642	1,530

Lord Abbett Growth and Income Portfolio - Level 4	2004	10.0000	11.4599	16,218

Lord Abbett Growth and Income Portfolio - Level 5	2004	10.0000	11.4577	2,416

Lord Abbett Growth and Income Portfolio - Level 6	2004	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 7	2004	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 8	2004	10.0000	11.4511	4,388

Massachusetts Investors Growth Stock S Class - Level 1	2004	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 2	2004	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 3	2004	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 4	2004	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 5	2004	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 6	2004	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 7	2004	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 8	2004	10.0000	-	0

Massachusetts Investors Trust S Class - Level 1	2004	10.0000	-	0

Massachusetts Investors Trust S Class - Level 2	2004	10.0000	-	0

Massachusetts Investors Trust S Class - Level 3	2004	10.0000	-	0

Massachusetts Investors Trust S Class - Level 4	2004	10.0000	11.4317	7,697

Massachusetts Investors Trust S Class - Level 5	2004	10.0000	-	0

Massachusetts Investors Trust S Class - Level 6	2004	10.0000	-	0

Massachusetts Investors Trust S Class - Level 7	2004	10.0000	-	0

Massachusetts Investors Trust S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 1	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 1	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 1	2004	10.0000	11.6036	6,199

MFS/Sun Life Capital Opportunities S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 1	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 1	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 1	2004	10.0000	10.1016	10,289

MFS/Sun Life Government Securities S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 3	2004	10.0000	10.0977	393

MFS/Sun Life Government Securities S Class - Level 4	2004	10.0000	10.0939	3,835

MFS/Sun Life Government Securities S Class - Level 5	2004	10.0000	10.0919	625

MFS/Sun Life Government Securities S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 8	2004	10.0000	10.0862	1,224

MFS/Sun Life High Yield S Class - Level 1	2004	10.0000	10.6570	2,707

MFS/Sun Life High Yield S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 4	2004	10.0000	10.6489	599

MFS/Sun Life High Yield S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 1	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 1	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 1	2004	10.0000	9.9775	4,831

MFS/Sun Life Money Market S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life New Discovery S Class - Level 1	2004	10.0000	12.6065	7,093

MFS/Sun New Discovery S Class - Level 2	2004	10.0000	-	0

MFS/Sun New Discovery S Class - Level 3	2004	10.0000	12.6017	454

MFS/Sun New Discovery S Class - Level 4	2004	10.0000	12.5969	1,387

MFS/Sun New Discovery S Class - Level 5	2004	10.0000	12.5945	703

MFS/Sun New Discovery S Class - Level 6	2004	10.0000	-	0

MFS/Sun New Discovery S Class - Level 7	2004	10.0000	-	0

MFS/Sun New Discovery S Class - Level 8	2004	10.0000	12.5873	1,255

MFS/Sun Research S Class - Level 1	2004	10.0000	-	0

MFS/Sun Research S Class - Level 2	2004	10.0000	-	0

MFS/Sun Research S Class - Level 3	2004	10.0000	-	0

MFS/Sun Research S Class - Level 4	2004	10.0000	11.7400	3,013

MFS/Sun Research S Class - Level 5	2004	10.0000	-	0

MFS/Sun Research S Class - Level 6	2004	10.0000	-	0

MFS/Sun Research S Class - Level 7	2004	10.0000	-	0

MFS/Sun Research S Class - Level 8	2004	10.0000	-	0

MFS/Sun Research International S Class - Level 1	2004	10.0000	11.8307	5,780

MFS/Sun Research International S Class - Level 2	2004	10.0000	-	0

MFS/Sun Research International S Class - Level 3	2004	10.0000	11.8262	661

MFS/Sun Research International S Class - Level 4	2004	10.0000	11.8217	2,081

MFS/Sun Research International S Class - Level 5	2004	10.0000	11.8194	1,039

MFS/Sun Research International S Class - Level 6	2004	10.0000	-	0

MFS/Sun Research International S Class - Level 7	2004	10.0000	-	0

MFS/Sun Research International S Class - Level 8	2004	10.0000	11.8126	1,876

MFS/Sun Strategic Growth S Class - Level 1	2004	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 2	2004	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 3	2004	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 4	2004	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 5	2004	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 6	2004	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 7	2004	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 8	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 1	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 2	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 3	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 4	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 5	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 6	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 7	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 8	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 1	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 2	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 3	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 4	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 5	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 6	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 7	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 8	2004	10.0000	-	0

MFS/Sun Total Return S Class - Level 1	2004	10.0000	-	0

MFS/Sun Total Return S Class - Level 2	2004	10.0000	-	0

MFS/Sun Total Return S Class - Level 3	2004	10.0000	-	0

MFS/Sun Total Return S Class - Level 4	2004	10.0000	10.9090	23,451

MFS/Sun Total Return S Class - Level 5	2004	10.0000	-	0

MFS/Sun Total Return S Class - Level 6	2004	10.0000	-	0

MFS/Sun Total Return S Class - Level 7	2004	10.0000	-	0

MFS/Sun Total Return S Class - Level 8	2004	10.0000	10.9007	80,600

MFS/Sun Utilities S Class - Level 1	2004	10.0000	-	0

MFS/Sun Utilities S Class - Level 2	2004	10.0000	-	0

MFS/Sun Utilities S Class - Level 3	2004	10.0000	-	0

MFS/Sun Utilities S Class - Level 4	2004	10.0000	12.1168	277

MFS/Sun Utilities S Class - Level 5	2004	10.0000	-	0

MFS/Sun Utilities S Class - Level 6	2004	10.0000	-	0

MFS/Sun Utilities S Class - Level 7	2004	10.0000	-	0

MFS/Sun Utilities S Class - Level 8	2004	10.0000	-	0

MFS/Sun Value S Class - Level 1	2004	10.0000	-	0

MFS/Sun Value S Class - Level 2	2004	10.0000	-	0

MFS/Sun Value S Class - Level 3	2004	10.0000	-	0

MFS/Sun Value S Class - Level 4	2004	10.0000	-	0

MFS/Sun Value S Class - Level 5	2004	10.0000	-	0

MFS/Sun Value S Class - Level 6	2004	10.0000	-	0

MFS/Sun Value S Class - Level 7	2004	10.0000	-	0

MFS/Sun Value S Class - Level 8	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 1	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 2	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 3	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 4	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 5	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 6	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 7	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 8	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 1	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 2	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 3	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 4	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 5	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 6	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 7	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 8	2004	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 1	2004	10.0000	11.1277	36,003

Oppenheimer Main St. Growth & Income Fund - Level 2	2004	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 3	2004	10.0000	11.1235	2,037

Oppenheimer Main St. Growth & Income Fund - Level 4	2004	10.0000	11.1192	7,478

Oppenheimer Main St. Growth & Income Fund - Level 5	2004	10.0000	11.1171	3,228

Oppenheimer Main St. Growth & Income Fund - Level 6	2004	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 7	2004	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 8	2004	10.0000	11.1107	5,907

PIMCO Real Return Bond Portfolio - Level 1	2004	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 2	2004	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 3	2004	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 4	2004	10.0000	10.2697	648

PIMCO Real Return Bond Portfolio - Level 5	2004	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 6	2004	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 7	2004	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 8	2004	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 1	2004	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 2	2004	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 3	2004	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 4	2004	10.0000	10.1448	7,618

PIMCO Total Return Bond Portfolio - Level 5	2004	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 6	2004	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 7	2004	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 8	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 1	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 2	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 3	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 4	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 5	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 6	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 7	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 8	2004	10.0000	-	0

PIMCO Low Duration - Level 1	2004	10.0000	10.0014	34,926

PIMCO Low Duration - Level 2	2004	10.0000	-	0

PIMCO Low Duration - Level 3	2004	10.0000	9.9976	1,581

PIMCO Low Duration - Level 4	2004	10.0000	9.9938	5,564

PIMCO Low Duration - Level 5	2004	10.0000	9.9918	2,518

PIMCO Low Duration - Level 6	2004	10.0000	-	0

PIMCO Low Duration - Level 7	2004	10.0000	-	0

PIMCO Low Duration - Level 8	2004	10.0000	9.9861	4,936

Templeton Growth Series Fund - Level 1	2004	10.0000	11.4579	3,222

Templeton Growth Series Fund - Level 2	2004	10.0000	-	0

Templeton Growth Series Fund - Level 3	2004	10.0000	-	0

Templeton Growth Series Fund - Level 4	2004	10.0000	11.4492	3,067

Templeton Growth Series Fund - Level 5	2004	10.0000	-	0

Templeton Growth Series Fund - Level 6	2004	10.0000	-	0

Templeton Growth Series Fund - Level 7	2004	10.0000	-	0

Templeton Growth Series Fund - Level 8	2004	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 1	2004	10.0000	12.3662	6,422

Sun Cap Real Estate Fund S Class - Level 2	2004	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 3	2004	10.0000	12.3615	454

Sun Cap Real Estate Fund S Class - Level 4	2004	10.0000	12.3568	2,364

Sun Cap Real Estate Fund S Class - Level 5	2004	10.0000	12.3544	713

Sun Cap Real Estate Fund S Class - Level 6	2004	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 7	2004	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 8	2004	10.0000	12.3473	1,281

Sun Capital Investment Grade Bond S - Level 1	2004	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 2	2004	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 3	2004	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 4	2004	10.0000	10.2282	2,490

Sun Capital Investment Grade Bond S - Level 5	2004	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 6	2004	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 7	2004	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 8	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 1	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 2	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 3	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 4	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 5	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 6	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 7	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 8	2004	10.0000	-	0

PIMCO Emerging Markets - Level 1	2004	10.0000	-	0

PIMCO Emerging Markets - Level 2	2004	10.0000	-	0

PIMCO Emerging Markets - Level 3	2004	10.0000	-	0

PIMCO Emerging Markets - Level 4	2004	10.0000	-	0

PIMCO Emerging Markets - Level 5	2004	10.0000	-	0

PIMCO Emerging Markets - Level 6	2004	10.0000	-	0

PIMCO Emerging Markets - Level 7	2004	10.0000	-	0

PIMCO Emerging Markets - Level 8	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 1	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 2	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 3	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 4	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 5	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 6	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 7	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 8	2004	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 1	2004	10.0000	12.0980	4,112

Lord Abbett SeriesFund Growth Opportunities - Level 2	2004	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 3	2004	10.0000	12.0934	279

Lord Abbett SeriesFund Growth Opportunities - Level 4	2004	10.0000	12.0888	5,010

Lord Abbett SeriesFund Growth Opportunities - Level 5	2004	10.0000	12.0865	436

Lord Abbett SeriesFund Growth Opportunities - Level 6	2004	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 7	2004	10.0000	-	0

Lord Abbett SeriesFund Growth Opportunities - Level 8	2004	10.0000	12.0796	784

Lord Abbett All Value Portfolio - Level 1	2004	10.0000	-	0

Lord Abbett All Value Portfolio - Level 2	2004	10.0000	-	0

Lord Abbett All Value Portfolio - Level 3	2004	10.0000	-	0

Lord Abbett All Value Portfolio - Level 4	2004	10.0000	11.6270	7,046

Lord Abbett All Value Portfolio - Level 5	2004	10.0000	-	0

Lord Abbett All Value Portfolio - Level 6	2004	10.0000	-	0

Lord Abbett All Value Portfolio - Level 7	2004	10.0000	-	0

Lord Abbett All Value Portfolio - Level 8	2004	10.0000	-	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Telephone:
Toll Free (800) 752-7215

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS

DECEMBER 30, 2005

SUN LIFE FINANCIAL MASTERS VII

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Value Equity Funds
Securities Fund, Class 2	Franklin Templeton VIP Trust Franklin Small Cap
Franklin Templeton VIP Trust Mutual	Value Securities Fund, Class 2
Shares Securities Fund, Class 2	Small-Cap Blend Equity Funds
Lord Abbett Series Fund All Value Portfolio	Oppenheimer Main Street Small Cap Fund/VA
Lord Abbett Series Fund Growth & Income Portfolio	- Service Shares
MFS/Sun Life Total Return - S Class	Small-Cap Growth Equity Funds
MFS/ Sun Life Value - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Large-Cap Value Sector Equity Funds
MFS/ Sun Life Capital Opportunities - S Class	MFS/ Sun Life Utilities - S Class
MFS/ Sun Life Massachusetts Investors Trust	Mid-Cap Blend Sector Equity Funds
- S Class	Sun CapitalSM All Cap Fund - S Class
MFS/ Sun Life Research - S Class	High-Quality Short-Term Bond Funds
MFS/ Sun Life Research International - S Class	PIMCO VIT Low Duration Portfolio
Oppenheimer Main Street Fund/VA - Service Shares	High-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	MFS/ Sun Life Government Securities - S Class
MFS/ Sun Life Emerging Growth - S Class	Sun Capital Investment Grade Bond Fund(R)
MFS/ Sun Life Massachusetts Investors Growth	- S Class
Stock - S Class	PIMCO VIT Total Return Portfolio
MFS/ Sun Life Strategic Growth - S Class	PIMCO VIT Real Return Portfolio
Oppenheimer Global Securities Fund/VA -	Medium-Quality Intermediate-Term Bond Funds
Service Shares	PIMCO VIT Emerging Markets Bond Portfolio
Oppenheimer Capital Appreciation Fund/VA -	Low-Quality Short-Term Bond Funds
Service Shares	MFS/ Sun Life High Yield - S Class
Mid-Cap Value Equity Funds	Money Market Funds
Lord Abbett Series Fund Mid Cap Value Portfolio	MFS/ Sun Life Money Market - S Class
Sun Capital Real Estate Fund(R) - S Class

Franklin(R) Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin(R) Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Sun Capital Advisers, Inc. advises the Sun Capital Funds. Templeton(R) Investment Counsel, LLC advises Templeton Foreign Securities Fund. Templeton(R) Investment Counsel, LLC advises Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated April 29, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 55 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communication To Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Opitions: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates *

Other Programs *

Withdrawals, Withdrawal Charge and Market Value Adjustment *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals Not Subject to Withdrawal Charge *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge and Distribution Fee *

Mortality and Expense Risk Charge *

Charges for Optional Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Optional Living Benefit Rider: Secured Returns 2 Benefit *

Tax Issues *

Guaranteed Minimum Accumulation Benefit ("AB") Plan *

Guaranteed Minimum Withdrawal Benefit ("WB") Plan *

Availability *

Cost of the Benefit *

Withdrawals Under the Secured Returns 2 Benefit *

Cancellation of the Secured Returns 2 Benefit *

Revocation of the Secured Returns 2 Benefit *

Step-Up of GLB Amount *

Subsequent Purchase Payments After a Step-Up of GLB Amount *

Renewal of the Secured Returns 2 Benefit *

Refund of Rider Charges under the AB Plan *

Participant's Death Under the AB Plan *

Participant's Death Under the WB Plan *

Optional Annuitization Bonus Rider: Lifetime Income Bonus Benefit *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

The Income Phase - Annuity Provisions *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *4

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contract *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Withdrawals, Withdrawal Charges and the Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of 5% Premium Roll Up Optional Death Benefit *

Appendix E - Calculation of EEB Premier Optional Death Benefit *

Appendix F - Calculation of EEB Premier Plus Optional Death Benefit *

Appendix G - Calculation of EEB Premier with MAV Optional Death Benefit *

Appendix H - Calculation of EEB Premier with 5% Roll Up Optional Death Benefit *

Appendix I - Secured Returns 2 Benefit Examples *

Appendix J - Calculation of Lifetime Income Bonus Benefit *

Appendix K - Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial Masters VII Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral Benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.00% of the average daily value of the Contract invested in the Variable Account, if you are under 81years of age on the Open Date, or 1.20% if you are 81 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution fee of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

If you elect the optional living benefit rider, Secured Returns 2 Benefit, we will assess a quarterly charge equal to 0.125% of your Account Value. In the state of Washington, the charge is assessed on Variable Account Value only.

If you elect the optional annuitization bonus rider, we will deduct a charge of 0.10% of your average daily Variable Account Value during the first 10 years.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns 2 Benefit

The Secured Returns 2 ("Secured Returns 2") Benefit guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed is known as the "GLB amount." You may choose to receive your Secured Returns 2 Benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, or such later date if you choose to "step-up" your GLB amount, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (A step-up of the GLB amount to your current Account Value may be made any time after your fifth Account Anniversary.) Under this Plan, if your Account Value is greater than your GLB amount on the date the Plan matures, we will refund the charges you paid for the Benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. The Secured Returns 2 Benefit is available only if you are age 84 or younger on the Open Date. If you annuitize, this Benefit terminates. This Benefit may not be available in your state.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is equal to the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Optional Annuitization Bonus Rider: Lifetime Income Bonus Benefit

At any time prior to your Issue Date, you can add the Lifetime Income Bonus Benefit ("LIBB") to your Contract for an additional charge. This feature credits an amount to your "Adjusted Account Value" (defined under "Amount of Annuity Payments") based on Purchase Payments held in your Contract for at least 60 months, provided you have selected a life annuity with 120 or more monthly payments certain. The amount of the Benefit is equal to an amount ranging from 2.5% to 10 % of your Account Value based upon the youngest Annuitant's age on the Open Date and the number of years since your Issue Date. The charge for this Benefit, 0.10% of your average daily Variable Account Value, is assessed only during your first 10 Account Years. If you elect LIBB and annuitize, all future death benefits and Secured Returns 2 benefits will terminate. LIBB is available only if the youngest Annuitant is less than 81 years old on the Open Date.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. For the first Account Year, this "free withdrawal amount" equals 15% of the amount of all Purchase Payments you have made. For all other Account Years, the "free withdrawal amount" is equal to the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) 15% of all Purchase Payments made within the past seven Account Years or (2) all earnings minus any free withdrawals taken during the life of the Contract. All other Purchase Payments will be subject to a withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	8%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Surrender Charge
	0-1	8%
	1-2	8%
	2-3	7%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from your Account Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of net Variable Account assets)**
Mortality and Expense Risks Charge:	1.20%***
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.50%

Charges for Optional Features
Maximum Charge for Optional Annuitization Bonus Rider (LIBB)
(as a percentage of average daily net assets):	0.10%+

Maximum Charge for Optional Death Benefit Rider
(as a percentage of average daily net assets):	0.40%++
Maximum Charge for Optional Living Benefit Rider (Secured Returns 2)
(assessed at a quarterly rate of 0.125% of Account Value):	0.50%+++

Total Variable Account Annual Expenses with Maximum Charges	2.30%+++
*

The Annual Account Fee is waived if your Account Value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**

All of the Variable Account Annual Expenses, except for the charges for the Optional Living Benefit Rider, are assessed as a percentage of average daily net Variable Account assets. The charge for the Optional Living Benefit Rider is assessed on quarterly basis at a rate of 0.125% of your total Account Value (an annual rate of 0.50%), except in the state of Washington where the charge is assessed on Variable Account Value only.

***

If you are age 80 or younger on the Open Date, the mortality and expense risks charge will be 1.00% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.60% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

+	The charge for the Optional Annuitization Bonus Rider terminates after your tenth Account Anniversary or upon annuitization.

++

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
+++

If you elect the Optional Living Benefit, you may choose any one of the optional death benefit riders, except EEB Premier Plus. The charge for the Optional Living Benefit can increase at the time of a step-up to an amount equal to the rider fee imposed on newly issued Contracts. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Account Anniversary.

Because the optional death benefit riders are not available if you are age 80 or older on the Open Date, the Maximum Charges are based on a Contract issued to someone younger than 80 on the Open Date. Thus, the Maximum Charge is calculated as follows:

Mortality and Expense Risk Charge	1.00%
Administrative Charge	0.15%
Distribution Fee	0.15%
LIBB	0.10%
Optional Death Benefit Rider	0.40%
Secured Returns 2	0.50%
2.30%
If you are 80 or older on the Open Date, the Maximum Charge is calculated as follows:

Mortality and Expense Risk Charge	1.20%
Administrative Charge	0.15%
Distribution Fee	0.15%
LIBB	0.10%
Secured Returns 2	0.50%
2.10%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.65%	4.04%
*	The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.65% and 1.50%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,308	$2,456	$3,496	$5,995
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$639	$1,891	$3,106	$5,995

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix K.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial, Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS:  THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
o	written notice from you electing a different Guarantee Period from among those we then offer, or

o	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	you may not make more than 12 transfers in any Account Year;

o	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	at least 30 days must elapse between transfers to and from Guarantee Periods;

o	at least 6 days must elapse between transfers to and from the Sub-Accounts;

o	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

o	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns 2 Benefit. (See "Optional Living Benefit Rider: Secured Returns 2 Benefit.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to in-force service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
o	when a new broker of record is designated for the Contract;

o	when the Participant changes;

o	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

o	when necessary in our view to avoid hardship to a Participant; or

o	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative service fee, the distribution fee or the annual Account Fee, credit additional amounts, grant special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Trilegiant Corporation ("Trilegiant"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Trilegiant. This will allow Trilegiant to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Trilegiant for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end. This program may not be available in your state.

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect an asset allocation program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program, or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Secured Returns 2 Benefit" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last 7 Account Years, including the current Account Year, as "New Payments," and we refer to Purchase Payments made before the last 7 Account Years as "Old Payments."

For the first Account Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Account Years, the free withdrawal amount is equal to the greater of:
o	your Contract's earnings (defined below), minus any free withdrawals taken during the life of your Contract, or

o	15% of the amount of all New Payments minus any free withdrawals taken during the current Account Year.

Your Contract's earnings are equal to:
o	your Account Value as of the close of business on the previous business day, minus

o	all Purchase Payments made, plus

o	all partial withdrawals and charges taken.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge in any Account Year will never be more than the total of all New Payments that you have not previously withdrawn.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The Withdrawal Charge scale is as follows:

Number of Account Years
Payment Has Been	Withdrawal
In Your Account	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%

The withdrawal charge will never be greater than 8% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
o	at least one year has passed since your Issue Date;

o	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state; and

o	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
o	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

o	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.00% if you are age 80 or younger on the Open Date (1.20% if you are age 81 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Benefit Riders

If you elect the Secured Returns 2 Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value. See "Cost of the Benefit" under "Optional Living Benefit Rider: Secured Returns 2." For Contracts issued in the State of Washington, the charge is assessed on Variable Account Value only.

If you elect LIBB, during your first 10 Account Years, we will deduct from your average daily Account Value a charge equal to 0.10% of your average daily Variable Account Value.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

             * As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS 2 BENEFIT

The Secured Returns 2 Benefit ("Benefit"or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed, known as the "Guaranteed Living Benefit amount" or the "GLB amount," can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization. Secured Returns 2 may not be available in your state.

If you elect Secured Returns 2, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Account Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that you make the election prior to the earliest of your 81st birthday, the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Tax Issues

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may significantly affect the value of the Secured Returns 2 Benefit to you. If your Contract is a Non-Qualified Contract, it is possible that the election of Secured Returns 2 might increase the taxable portion of any withdrawal you make from the Contract.

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Secured Returns 2 Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in Secured Returns 2.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under the terms of the AB Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds (defined below under "Availability") in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:
Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 3 in Appendix I. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit.

If you remain in the AB Plan until it matures, you may also be entitled to a refund of the charges you paid for the Secured Returns 2 Benefit. (See "Refund of Rider Charges Under the AB Plan.")

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you may withdraw up to a set dollar amount from your Account Value each year until your GLB amount equals zero. Once the GLB amount is reduced to zero the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted into the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. (See "Withdrawals Under the Secured Returns 2 Benefit.") Provided your GLB amount is not exhausted, any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 in Appendix I.

Availability

Secured Returns 2 is available only if you are age 84 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. You may also combine Secured Returns 2 with the Lifetime Income Bonus Benefit. Upon annuitization, however, Secured Returns 2 and any elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the GLB amount is exhausted. Your application lists the only Funds, Guarantee Period dollar cost averaging programs and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Cost of the Benefit

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. For Contracts issued in the State of Washington, the charge for the Benefit will be made as a specific deduction from Variable Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value (Variable Acount Value in Washington). The quarterly charge will be determined by multiplying the Account Value (Variable Account Value in Washington) at the end of the Account Quarter by 0.00125. (See Example 12 in Appendix I.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Account Anniversary. (See "Cancellation of the Secured Returns 2 Benefit.")

Withdrawals Under the Secured Returns 2 Benefit

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.")

In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce the GLB amount proportionally to the amount of Account Value withdrawn. To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 in Appendix I.)

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 in Appendix I.)

You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than the GLB amount. In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the GLB amount.

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until the remaining GLB amount has been exhausted.

For examples showing how withdrawals affect your benefits under Secured Returns 2, see Examples 6, 7, 9, and 11 in Appendix I.

Cancellation of the Secured Returns 2 Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary.

Revocation of the Secured Returns 2 Benefit

Anytime after your 7th Account Anniversary, you may revoke Secured Returns 2. Once revoked, the Benefit may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Step-Up of GLB Amount

After your fifth Account Anniversary, you may elect to increase the GLB amount to your then current Account Value. Currently, this step-up election may be made on any day after your fifth Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Account Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB amount if the current Account Value is greater than the current GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee will be changed to an amount equal to the Secured Returns 2 fee charged on newly issued Contracts. This fee may be higher than your current Secured Returns 2 fee as set forth above under "Cost of the Benefit." If we are no longer issuing new Contracts with the Secured Returns 2 Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 in Appendix I.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of the new GLB amount. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new "maximum WB amount." (See Example 8 in Appendix I.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Subsequent Purchase Payments After a Step-Up of GLB Amount

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Account Anniversary, you must be participating in the AB Plan to make any Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 in Appendix I.)

Renewal of the Secured Returns 2 Benefit

If you elect to participate in the AB Plan and you remain in that Plan until it matures, you may elect to renew your participation in Secured Returns 2, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns 2 Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns 2 Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elected to participate in the WB Plan, you may not renew your participation in Secured Returns 2.

Refund of Rider Charges under the AB Plan

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Account Anniversary or 10 years from your last Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Return 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such "maturity date." No refund of Secured Return 2 charges will be made if you change from the AB Plan to the WB Plan.

Participant's Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB Plan is scheduled to "mature." If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

Participant's Death Under the WB Plan

If you die while participating in the WB Plan your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In such case, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been exhausted.

OPTIONAL ANNUITIZATION BONUS RIDER: LIFETIME INCOME BONUS BENEFIT

Any time prior to your Issue Date, the Lifetime Income Bonus Benefit ("LIBB") can be added to your Contract for an additional charge, provided that the youngest Annuitant was less than 81years old on the Open Date. This Benefit credits an amount ("LIBB Credit") to the Contract's "Adjusted Account Value" (defined under "Amount of Annuity Payments") on Purchase Payments that have been in your Contract for at least 60 months, provided that you have selected a life annuity with 120 or more monthly payments certain. (See "Annuity Options" under "The Income Phase - Annuity Provisions.")

To determine your LIBB Credit, we use the following procedure:

(1)	First, we determine the amount of your Account Value for the Valuation Period ending immediately prior to the Annuity Commencement Date.

(2)	Next, we subtract any Purchase Payments made within the last 60 months prior to annuitization.

(3)	Finally, we multiply the difference by the appropriate bonus percentage as shown in the tables below.

The bonus percentage rate varies based upon the youngest Annuitant's age on the Open Date and the number of years since your Issue Date as shown in the following charts.

If the youngest Annuitant is 65 or younger on the Open Date, the bonus percentage will be as follows:

Number of Completed Account Years Since Issue Date	Bonus Percentage
5	5%
6	6%
7	7%
8	8%
9	9%
10 or more	10%

If the youngest Annuitant is older than 65 on the Open Date, the bonus percentage will be as follows:

Number of Completed Account Years Since Issue Date	Bonus Percentage
5	2.5%
6	3.0%
7	3.5%
8	4.0%
9	4.5%
10 or more	5.0%

Upon annuitization, we apply the LIBB Credit to your Adjusted Account Value, then immediately convert it to the life with period certain annuity selected, and pay your first monthly annuity payment. You may select to have the bonus paid out in fixed benefits, variable benefits or a combination of fixed and variable benefits.

The charge for LIBB is 0.10% of the average daily Variable Account Value of your Contract. The charge is assessed only during the first ten years of your Contract. If you annuitize before the end of the ten-year period, the charge will be terminated.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit (above), or

o

your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit (above), or

o	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
o

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

o

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
o	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8, and 9-year period certain options are not available if your Account has been issued within the past 7 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We add any applicable LIBB Credit.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.60% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

      Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

      Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

      Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

      Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
o	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	any required minimum distribution, or

o	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

      Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

      Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

      Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

      Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

      Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

      Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

      Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

      Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA, the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

      Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the Secured Returns 2 Benefit, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the Secured Returns 2 Benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the Secured Returns 2 Benefit, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. ("See Withdrawals under the Secured Returns 2 Benefit".) This reduction could significantly reduce the value of the Secured Returns2 Benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the Secured Returns 2 Benefit, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the Secured Returns 2 Benefit.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns 2 Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns 2 Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 8.50% of Purchase Payments, and 1.25% annually of the Participant's Account Value. For Contracts with the Lifetime Income Bonus Benefit, the Company may pay an additional commission of no more than 3% of the Participant's adjusted Account Value upon commencement of a life annuity with 120 or more payment certain. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support and product training to the Selling Agents of the Selling Broker-Dealers. These payments may be based on a percentage of Purchase Payments and/or a percentage of Contract Value.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2004, approximately $9,995 in commissions was paid to but not returned by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulations
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated April 29, 2005 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To: Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial Masters VII Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
	Account	Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
	Year	Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	8.00%	$2,800
	2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	8.00%	$3,128
	3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	7.00%	$2,800
(b)	4	$52,100	$2,500	$12,100	$12,100	$40,000	6.00%	$2,400
	5	$57,300	$5,200	$17,300	$17,300	$40,000	5.00%	$2,000
	6	$63,000	$5,700	$23,000	$23,000	$40,000	4.00%	$1,600
	7	$66,200	$3,200	$26,200	$26,200	$40,000	3.00%	$1,200
(c)	8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0
(a)

The free withdrawal amount in any year is equal to the greater of (1) the Contract's earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b)

In Account Year 4, the free withdrawal amount is $12,100, which equals the prior Contract's cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c)

In Account Year 8, the free withdrawal amount is $32,800, which equals the Contract's cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,000, $9,000, $12,000, and $20,000.

					Remaining
	Hypothetical				Free	Amount of			Hypothetical
	Account				Withdrawal	Withdrawal			Account
	Value				Amount	Subject to	Withdrawal	Withdrawal	Value
Account	Before		Cumulative	Amount of	After	Withdrawal	Charge	Charge	After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$6,000	$ 0	8.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$6,000	$ 0	8.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$9,600	$ 0	7.00%	$ 0	$49,600
(a)4	$50,100	$ 500	$10,100	$ 4,000	$6,100	$ 0	6.00%	$ 0	$46,100
(b)4	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	6.00%	$ 126	$37,900
(c)4	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	6.00%	$ 684	$26,500
(d)4	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	6.00%	$1,176	$ 6,900

(a)

In Account Year 4, the free withdrawal amount is $10,100, which equals the Contract's cumulative earnings to date. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Account Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $2,100 has been from deposits.

(c)

Since $10,900 of the 2 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from deposits.

(d)

Since $11,500 of the 3 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from deposits. Note that if the $6,900 hypothetical Account Value after withdrawal was withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 6% of $6,900, which equals $414. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Account Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Account Year 2, that all of the money is invested in the Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	= $ 80,000.00
Cash Surrender Value*	= $ 74,750.00
Purchase Payments	= $100,000.00
The Basic Death Benefit would therefore be:	= $100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	= $60,000.00
Cash Surrender Value*	= $55,150.00
Adjusted Purchase Payments**	= $75,000.00
The Basic Death Benefit would therefore be:	= $75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the ninth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 89,950
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$116,000
The Death Benefit Amount would therefore	=	$116,000

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
45% of the above amount	=	$13,417
Cap of 100% of Adjusted Purchase Payments	=	$85,185
The lesser of the above two amounts = the EEB Premier amount	=	$13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $145,000. Assume death occurs in Account Year 9. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

SECURED RETURNS 2 BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2005 with an initial Purchase Payment of $100,000 and you selected the Secured Returns 2 Program. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Low investment performance; no WB election.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

o	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Low investment performance; no WB election, Step-up elected.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

o	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 3: High investment performance; no WB election, Refund applies.
o

Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

o	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.
o	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Low investment performance; WB election.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

o	On December 31, 2014, your GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.
o	These withdrawals of $7,000 continue until the GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates and no renewal is available.

EXAMPLE 5: High investment performance; WB election, Step-up elected.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On December 31, 2006, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.
o

On December 31, 2007, your GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

o	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.
o	These $7,000 withdrawals continue. On December 31, 2020, the GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.
o

Assume that you withdraw $3,000 on February 12, 2021. At this time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.
o	Assume that you did not elect the WB plan at any time.
o	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.
o	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.
o	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your GLB amount is now $95,000. Assume that your Account Value is now $88,000.
o

Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Account Year, so the maximum WB amount has not been exceeded yet. Your GLB amount is now $90,000. Assume that your Account Value is now $80,000.

o

Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Account Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account is $79,000 just before the withdrawal, and $74,000 just after the withdrawal.

o

Because your withdrawals exceeded the maximum WB amount, your GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) / $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 / 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance, Step-up elected.
o

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 GLB amount). However, assume you make no withdrawals. On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your GLB amount, you may step-up your GLB amount to $124,000. Assume that you do not step-up. Your GLB amount is still $100,000, and the maximum WB amount is still $7,000.

o

Assume that you make a withdrawal of $5,000 on March 3, 2010. Your GLB amount is now $95,000. Assume that your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400. Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

o

Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Account Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

o

On January 2, 2011 you begin a new Account Year. Therefore, you can withdraw $8,400 in this new Account Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Account Year. On December 31, 2011, the GLB amount equals $108,200. Assume that, on this date, your Account Value equals $110,000.

o	Assume that you continue to withdraw $8,400 each Account Year. On December 31, 2023, the GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.
o

Assume that you withdraw $7,400 on March 12, 2024. At that time, the GLB amount is exhausted and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.
o	Assume that you did not elect the WB Plan at any time.
o	On June 1, 2010, you deposit an additional $80,000.
o	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)]
o	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.
o	On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 - (40,000/240,000)].
o	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.
o	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).
o	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Step-up and Sub-deposits under the AB Plan; high investment performance, Step-up elected, Refund applies.
o

Assume that you did not elect the WB Plan at any time and that your Designated Funds had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

o	On June 1, 2011, you deposit an additional $80,000.
o

On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

o

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

o	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.
o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Secured Returns 2 with a new GLB amount of $295,130 at the cost and terms available to new Owners.

EXAMPLE 11: Withdrawals with Sub-deposits under the WB Plan.
o	Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 GLB amount, or $7,000).
o	On January 1, 2007, your GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.
o	On January 6, 2007, you make an additional deposit of $50,000.
o	Your GLB amount is reset to $143,000 ($93,000 + $50,000).
o	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].
o	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.
o	On January 1, 2008, your GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional deposits and the maximum WB amount is withdrawn annually.
o

Assume that on January 1, 2016, your Account Value is $0. Your GLB amount will be $48,500 [$132,500 - ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates and no Secured Returns 2 renewal is available.

EXAMPLE 12: Calculation of Explicit Rider Charges.
o

Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

o

On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

o

On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

o

On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

o

This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

o

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount equal to the ending January 1, 2015 Account Value at the cost and terms available to new Owners.

APPENDIX J

CALCULATION OF LIFETIME INCOME BONUS BENEFIT

For the following three examples, assume a Contract is issued on October 27, 2004 (the "Issue Date") with an initial Purchase Payment of $100,000. Assume that the Contract is invested only in the Variable Account and that no state premium or similar taxes apply. Assume also that the youngest Annuitant is 65 years old on the Open Date. In all examples, the Lifetime Income Bonus Benefit was elected, but no additional riders were elected.

Example 1:   Withdrawal made prior to annuitization

o	Assume no subsequent Purchase Payments are made.

o	Assume that a withdrawal of $10,000 is made on October 27, 2006.

o	Assume that the Account Value on October 27, 2014 is $180,000.

o	The LIBB Credit is therefore $18,000 (10% x $180,000).

o	The Total Adjusted Account Value annuitized is $198,000 ($180,000 + $18,000).

Example 2:   Subsequent Payment made within the last 5 years prior to annuitization.

o	Assume one subsequent Purchase Payment of $1,000 is made on October 27, 2010

o	Assume no withdrawals are made.

o	Assume the Account Value on October 27, 2014 is $210,000.

o	The LIBB Credit is therefore $20,900 [10% x ($210,000 - $1,000)].

o	The Total Adjusted Account Value annuitized is therefore $230,900 ($210,000 + $20,900).

Example 3:   Withdrawal made after subsequent Payment made within the last 5 years prior to annuitization

o	Assume one subsequent Purchase Payment of $100,000 is made on October 27, 2012.

o	Assume that a withdrawal of $10,000 is made on October 27, 2006.

o	Assume the Account Value on October 27, 2015 is $230,000.

o	Assume that a withdrawal of $140,000 is made on October 27, 2015 and reduces Account Value is $90,000 ($230,000 - $140,000)

o	Assume you annuitize on October 27, 2015.

o	The LIBB Credit is therefore -$1,000 [10% x ($90,000 - $100,000)].

o	The Total Adjusted Account Value annuitized is $90,000 ($90,000 + no credit).

APPENDIX K

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year

Franklin Templeton Mutual Shares Securities Fund - Level 1	2004	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 2	2004	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 3	2004	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 4	2004	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 5	2004	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 6	2004	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 7	2004	10.0000	-	0

Franklin Templeton Mutual Shares Securities Fund - Level 8	2004	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 1	2004	10.0000	11.9063	307

Franklin Small Cap Value Securities Fund - Level 2	2004	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 3	2004	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 4	2004	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 5	2004	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 6	2004	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 7	2004	10.0000	-	0

Franklin Small Cap Value Securities Fund - Level 8	2004	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 1	2004	10.0000	11.6761	8,069

Franklin Templeton Foreign Securities Fund - Level 2	2004	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 3	2004	10.0000	11.6672	8,691

Franklin Templeton Foreign Securities Fund - Level 4	2004	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 5	2004	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 6	2004	10.0000	-	0

Franklin Templeton Foreign Securities Fund - Level 7	2004	10.0000	11.6583	201

Franklin Templeton Foreign Securities Fund - Level 8	2004	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 1	2004	10.0000	11.8631	2,482

Lord Abbett Mid Cap Value Portfolio - Level 2	2004	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 3	2004	10.0000	11.8541	2,628

Lord Abbett Mid Cap Value Portfolio - Level 4	2004	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 5	2004	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 6	2004	10.0000	-	0

Lord Abbett Mid Cap Value Portfolio - Level 7	2004	10.0000	11.8451	69

Lord Abbett Mid Cap Value Portfolio - Level 8	2004	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 1	2004	10.0000	11.4817	7,712

Lord Abbett Growth and Income Portfolio - Level 2	2004	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 3	2004	10.0000	11.4730	8,048

Lord Abbett Growth and Income Portfolio - Level 4	2004	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 5	2004	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 6	2004	10.0000	-	0

Lord Abbett Growth and Income Portfolio - Level 7	2004	10.0000	11.4642	189

Lord Abbett Growth and Income Portfolio - Level 8	2004	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 1	2004	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 2	2004	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 3	2004	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 4	2004	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 5	2004	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 6	2004	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 7	2004	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 8	2004	10.0000	-	0

Massachusetts Investors Trust S Class - Level 1	2004	10.0000	-	0

Massachusetts Investors Trust S Class - Level 2	2004	10.0000	-	0

Massachusetts Investors Trust S Class - Level 3	2004	10.0000	-	0

Massachusetts Investors Trust S Class - Level 4	2004	10.0000	-	0

Massachusetts Investors Trust S Class - Level 5	2004	10.0000	-	0

Massachusetts Investors Trust S Class - Level 6	2004	10.0000	-	0

Massachusetts Investors Trust S Class - Level 7	2004	10.0000	-	0

Massachusetts Investors Trust S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 1	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Bond S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 1	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Capital Appreciation S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 1	2004	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Capital Opportunities S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 1	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Emerging Growth S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 1	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Global Growth S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 1	2004	10.0000	10.1131	3,060

MFS/Sun Life Government Securities S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 3	2004	10.0000	10.1054	2,673

MFS/Sun Life Government Securities S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Government Securities S Class - Level 7	2004	10.0000	10.0977	52

MFS/Sun Life Government Securities S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 1	2004	10.0000	10.6692	518

MFS/Sun Life High Yield S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 3	2004	10.0000	10.6610	439

MFS/Sun Life High Yield S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life High Yield S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 1	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Mid Cap Growth S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 1	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 3	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Mid Cap Value S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 1	2004	10.0000	9.9889	1,230

MFS/Sun Life Money Market S Class - Level 2	2004	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 3	2004	10.0000	9.9813	772

MFS/Sun Life Money Market S Class - Level 4	2004	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 5	2004	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 6	2004	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 7	2004	10.0000	-	0

MFS/Sun Life Money Market S Class - Level 8	2004	10.0000	-	0

MFS/Sun Life New Discovery S Class - Level 1	2004	10.0000	12.6209	2,062

MFS/Sun New Discovery S Class - Level 2	2004	10.0000	-	0

MFS/Sun New Discovery S Class - Level 3	2004	10.0000	12.6113	2,235

MFS/Sun New Discovery S Class - Level 4	2004	10.0000	-	0

MFS/Sun New Discovery S Class - Level 5	2004	10.0000	-	0

MFS/Sun New Discovery S Class - Level 6	2004	10.0000	-	0

MFS/Sun New Discovery S Class - Level 7	2004	10.0000	12.6017	54

MFS/Sun Research S Class - Level 1	2004	10.0000	-	0

MFS/Sun Research S Class - Level 2	2004	10.0000	-	0

MFS/Sun Research S Class - Level 3	2004	10.0000	-	0

MFS/Sun Research S Class - Level 4	2004	10.0000	-	0

MFS/Sun Research S Class - Level 5	2004	10.0000	-	0

MFS/Sun Research S Class - Level 6	2004	10.0000	-	0

MFS/Sun Research S Class - Level 7	2004	10.0000	-	0

MFS/Sun Research S Class - Level 8	2004	10.0000	-	0

MFS/Sun Research International S Class - Level 1	2004	10.0000	11.8442	2,414

MFS/Sun Research International S Class - Level 2	2004	10.0000	-	0

MFS/Sun Research International S Class - Level 3	2004	10.0000	11.8352	2,555

MFS/Sun Research International S Class - Level 4	2004	10.0000	-	0

MFS/Sun Research International S Class - Level 5	2004	10.0000	-	0

MFS/Sun Research International S Class - Level 6	2004	10.0000	-	0

MFS/Sun Research International S Class - Level 7	2004	10.0000	11.8262	82

MFS/Sun Research International S Class - Level 8	2004	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 1	2004	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 2	2004	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 3	2004	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 4	2004	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 5	2004	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 6	2004	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 7	2004	10.0000	-	0

MFS/Sun Strategic Growth S Class - Level 8	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 1	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 2	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 3	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 4	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 5	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 6	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 7	2004	10.0000	-	0

MFS/Sun Strategic Income S Class - Level 8	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 1	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 2	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 3	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 4	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 5	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 6	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 7	2004	10.0000	-	0

MFS/Sun Strategic Value S Class - Level 8	2004	10.0000	-	0

MFS/Sun Total Return S Class - Level 1	2004	10.0000	-	0

MFS/Sun Total Return S Class - Level 2	2004	10.0000	-	0

MFS/Sun Total Return S Class - Level 3	2004	10.0000	-	0

MFS/Sun Total Return S Class - Level 4	2004	10.0000	-	0

MFS/Sun Total Return S Class - Level 5	2004	10.0000	-	0

MFS/Sun Total Return S Class - Level 6	2004	10.0000	-	0

MFS/Sun Total Return S Class - Level 7	2004	10.0000	-	0

MFS/Sun Total Return S Class - Level 8	2004	10.0000	-	0

MFS/Sun Utilities S Class - Level 1	2004	10.0000	-	0

MFS/Sun Utilities S Class - Level 2	2004	10.0000	-	0

MFS/Sun Utilities S Class - Level 3	2004	10.0000	-	0

MFS/Sun Utilities S Class - Level 4	2004	10.0000	-	0

MFS/Sun Utilities S Class - Level 5	2004	10.0000	-	0

MFS/Sun Utilities S Class - Level 6	2004	10.0000	-	0

MFS/Sun Utilities S Class - Level 7	2004	10.0000	-	0

MFS/Sun Utilities S Class - Level 8	2004	10.0000	-	0

MFS/Sun Value S Class - Level 1	2004	10.0000	-	0

MFS/Sun Value S Class - Level 2	2004	10.0000	-	0

MFS/Sun Value S Class - Level 3	2004	10.0000	-	0

MFS/Sun Value S Class - Level 4	2004	10.0000	-	0

MFS/Sun Value S Class - Level 5	2004	10.0000	-	0

MFS/Sun Value S Class - Level 6	2004	10.0000	-	0

MFS/Sun Value S Class - Level 7	2004	10.0000	-	0

MFS/Sun Value S Class - Level 8	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 1	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 2	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 3	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 4	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 5	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 6	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 7	2004	10.0000	-	0

Oppenheimer Capital Appreciation Fund - Level 8	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 1	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 2	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 3	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 4	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 5	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 6	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 7	2004	10.0000	-	0

Oppenheimer Main St. Small Cap Fund - Level 8	2004	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 1	2004	10.0000	11.1404	10,170

Oppenheimer Main St. Growth & Income Fund - Level 2	2004	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 3	2004	10.0000	11.1320	10,836

Oppenheimer Main St. Growth & Income Fund - Level 4	2004	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 5	2004	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 6	2004	10.0000	-	0

Oppenheimer Main St. Growth & Income Fund - Level 7	2004	10.0000	11.1235	254

Oppenheimer Main St. Growth & Income Fund - Level 8	2004	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 1	2004	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 2	2004	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 3	2004	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 4	2004	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 5	2004	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 6	2004	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 7	2004	10.0000	-	0

PIMCO Real Return Bond Portfolio - Level 8	2004	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 1	2004	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 2	2004	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 3	2004	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 4	2004	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 5	2004	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 6	2004	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 7	2004	10.0000	-	0

PIMCO Total Return Bond Portfolio - Level 8	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 1	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 2	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 3	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 4	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 5	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 6	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 7	2004	10.0000	-	0

Sun Capital Real Estate Fund - Level 8	2004	10.0000	-	0

PIMCO Low Duration - Level 1	2004	10.0000	10.0128	10,376

PIMCO Low Duration - Level 2	2004	10.0000	-	0

PIMCO Low Duration - Level 3	2004	10.0000	10.0052	9,697

PIMCO Low Duration - Level 4	2004	10.0000	-	0

PIMCO Low Duration - Level 5	2004	10.0000	-	0

PIMCO Low Duration - Level 6	2004	10.0000	-	0

PIMCO Low Duration - Level 7	2004	10.0000	9.9976	211

PIMCO Low Duration - Level 8	2004	10.0000	-	0

Templeton Growth Series Fund - Level 1	2004	10.0000	-	0

Templeton Growth Series Fund - Level 2	2004	10.0000	-	0

Templeton Growth Series Fund - Level 3	2004	10.0000	-	0

Templeton Growth Series Fund - Level 4	2004	10.0000	-	0

Templeton Growth Series Fund - Level 5	2004	10.0000	-	0

Templeton Growth Series Fund - Level 6	2004	10.0000	-	0

Templeton Growth Series Fund - Level 7	2004	10.0000	-	0

Templeton Growth Series Fund - Level 8	2004	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 1	2004	10.0000	12.3803	1,998

Sun Cap Real Estate Fund S Class - Level 2	2004	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 3	2004	10.0000	12.3709	2,168

Sun Cap Real Estate Fund S Class - Level 4	2004	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 5	2004	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 6	2004	10.0000	-	0

Sun Cap Real Estate Fund S Class - Level 7	2004	10.0000	12.3615	54

Sun Cap Real Estate Fund S Class - Level 8	2004	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 1	2004	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 2	2004	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 3	2004	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 4	2004	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 5	2004	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 6	2004	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 7	2004	10.0000	-	0

Sun Capital Investment Grade Bond S - Level 8	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 1	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 2	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 3	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 4	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 5	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 6	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 7	2004	10.0000	-	0

Sun Capital All Cap S Class - Level 8	2004	10.0000	-	0

PIMCO Emerging Markets - Level 1	2004	10.0000	-	0

PIMCO Emerging Markets - Level 2	2004	10.0000	-	0

PIMCO Emerging Markets - Level 3	2004	10.0000	-	0

PIMCO Emerging Markets - Level 4	2004	10.0000	-	0

PIMCO Emerging Markets - Level 5	2004	10.0000	-	0

PIMCO Emerging Markets - Level 6	2004	10.0000	-	0

PIMCO Emerging Markets - Level 7	2004	10.0000	-	0

PIMCO Emerging Markets - Level 8	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 1	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 2	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 3	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 4	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 5	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 6	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 7	2004	10.0000	-	0

Oppenheimer Global Securities Fund - Level 8	2004	10.0000	-	0

Lord Abbett Series Fund Growth Opportunities - Level 1	2004	10.0000	12.1119	1,251

Lord Abbett Series Fund Growth Opportunities - Level 2	2004	10.0000	-	0

Lord Abbett Series Fund Growth Opportunities - Level 3	2004	10.0000	12.1026	1,357

Lord Abbett Series Fund Growth Opportunities - Level 4	2004	10.0000	-	0

Lord Abbett Series Fund Growth Opportunities - Level 5	2004	10.0000	-	0

Lord Abbett Series Fund Growth Opportunities - Level 6	2004	10.0000	-	0

Lord Abbett Series Fund Growth Opportunities - Level 7	2004	10.0000	12.0934	34

Lord Abbett Series Fund Growth Opportunities - Level 8	2004	10.0000	-	0

Lord Abbett All Value Portfolio - Level 1	2004	10.0000	-	0

Lord Abbett All Value Portfolio - Level 2	2004	10.0000	-	0

Lord Abbett All Value Portfolio - Level 3	2004	10.0000	-	0

Lord Abbett All Value Portfolio - Level 4	2004	10.0000	-	0

Lord Abbett All Value Portfolio - Level 5	2004	10.0000	-	0

Lord Abbett All Value Portfolio - Level 6	2004	10.0000	-	0

Lord Abbett All Value Portfolio - Level 7	2004	10.0000	-	0

Lord Abbett All Value Portfolio - Level 8	2004	10.0000	-	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Telephone:
Toll Free (800) 752-7215

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 14. Other Expenses of Issuance and Distribution

The expenses incurred by the registrant in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions, are as follows*:

SEC Registration Fee	53,500
Printing and Engraving	75,000
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	25,000

$ 163,500

-----------------

*   Except for SEC Registration Fee, all expenses are estimates

Item 15. Indemnification of Directors and Officers

Article 8 of the By-Laws of Sun Life Assurance Company of Canada (U.S.), as amended March 14, 2004, provides for indemnification of directors and officers as follows:
Section 8.01

General. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.

Section 8.02.

Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.03

Indemnification Against Expenses. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.01 and 8.02 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 8.04.

Board Determinations. Any indemnification under Sections 8.01 and 8.02 hereof (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 8.01 and 8.02 hereof. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such disinterested directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 8.05

Advancement of Expenses. Expenses including attorneys' fees incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by law or in this Article. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 8.06

Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the corporation seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.07

Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of applicable statutes, the certificate of incorporation or this Article

Section 8.08

Certain Definitions. For purposes of this Article, (a) references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

Section 8.09

Change in Governing Law. In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law that limits indemnification rights thereunder, the corporation shall, to the extent permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

Item 16. Exhibits

Exhibit Number	Description

1	Underwriting Agreement (Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-37907, filed on January 16, 1998)

4(a)

Specimen Flexible Payment Combination Fixed/Variable Group Annuity Contract (Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-82957, filed on September 29, 1999);

4(b)

Specimen Certificate to be used in connection with Contract filed as Exhibit 4(a) (Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-82957, filed on September 29, 1999);

4(c)

Specimen Flexible Payment Combination Fixed/Variable Individual Annuity Contract (Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-82957, filed on September 29, 1999);

5	Opinion regarding Legality;*

10(a)

Participation Agreement by and between The Alger American Fund, the Depositor, and Fred Alger and Company, Incorporated (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed on April 23, 1999);

10(b)(i)

Participation Agreement dated February 17, 1998 by and between Goldman Sachs Variable Insurance Trust, Goldman Sachs & Co. and the Depositor (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed on April 23, 1999);

10(b)(ii)

Amendment No. 1 dated December 14, 1998 to Participation Agreement (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed on April 23, 1999);

10(b)(iii)

Amendment No. 2 dated as of March 15, 1999 to Participation Agreement 8(b)(i) (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed on April 23, 1999);

10(c)

Amended and Restated Participation Agreement by and among MFS/Sun Life Services Trust, Sun Life Assurance Company of Canada (U.S.), Sun Life Insurance and Annuity Company of New York, and Massachusetts Financial Services Company (Incorporated herein by reference to Post-Effective Amendment No. 3 to the Registration Statement on Form N-4, File No. 333-107983, filed on May 28, 2004);

10(d)

Participation Agreement dated February 17, 1998 by and among the Depositor, AIM Variable Insurance Funds, Inc., AIM Distributors, Inc., and Clarendon Insurance Agency, Inc. (Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-82957, filed on February 3, 2000);

10(e)

Participation Agreement dated August 18, 1999 by and among the Depositor, Sun Capital Advisers Trust and Sun Capital Advisers, Inc. (Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-82957, filed on February 3, 2000);

10(f)

Participation Agreement dated April 30, 2001 by and among Rydex Variable Trust, Rydex Distributors, Inc., and Sun Life Assurance Company of Canada (U.S.). (Incorporated herein by reference to Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 File No. 333-82957, filed on July 27, 2001);

10(g)(i)

Participation Agreement dated December 1, 1996 by and among Sun Life Assurance Company of Canada (U.S.), Variable Insurance Products Funds, and Fidelity Distributors Corporation. (Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 File No. 333-13087, filed on January 1, 1997);

10(g)(ii)

Amendment No. 1 dated May 1, 2001 to the Participation Agreement by and among Sun Life Assurance Company of Canada (U.S.), Variable Insurance Products Funds, and Fidelity Distributors Corporation. (Incorporated herein by reference to Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 File No. 333-82957, filed on July 27, 2001);

10(h)

Participation Agreement dated May 1, 2001 by and among Sun Life Assurance Company of Canada (U.S.), the Depositor, Alliance Capital Management L.P., and Alliance Fund Distributors, Inc. (Incorporated herein by reference to Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 File No. 333-82957, filed on July 27, 2001);

10(i)

Participation Agreement dated February 17, 1998 by and among Sun Life Assurance Company of Canada (U.S.), Lord Abbett Series Fund, Inc. and Lord, Abbett & Co. (Incorporated herein by reference to the Registration Statement of Keyport Variable Acount A on Form N-4, File No. 333-112506, filed on February 5, 2004);

10(j)	Form of Participation Agreement (Incorporated herein by reference to Exhibit 8(k) to the Registration Statement on Form N-4, File No. 333-74844, filed on December 10, 2001);

10(k)

Participation Agreement Among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc., Sun Life Assurance Company of Canada (U.S.), Sun Life Insurance and Annuity Company of New York and Clarendon Insurance Agency, Inc. (Incorporated herein by reference to the Registration Statement of KBL Variable Account A on Form N-4, File No. 333-102278, filed on December 31, 2002);

10(l)(i)

Participation Agreement Among Sun Life Assurance Company of Canada (U.S.), Sun Life Insurance and Annuity Company of New York, PIMCO Variable Insurance Trust, and PIMCO Funds Distributors LLC (Incorporated herein by reference to the Registration Statement of Keyport Variable Account A on Form N-4, File No. 333-112506, filed on February 5, 2004);

10(l)(ii)	Amendment No. 1 dated October 31, 2003, to the Participation Agreement (Incorporated herein by reference to the Registration Statement on on Form N-4, File No. 333-115525, filed on May 14, 2004);

10(m)

Participation Agreement Among Oppenheimer Variable Account Funds, Oppenheimer Funds, Inc. and Sun Life Assurance Company of Canada (U.S.) (Incorporated herein by reference to the Registration Statement of Keyport Variable Account A on Form N-4, File No. 333-112506, filed on February 5, 2004);

23	Consent of Independent Registered Public Accounting Firm (to be filed by amendment)

24(a)

Powers of Attorney (Incorporated herein by reference to Post-Effective amendment No. 9 to the Registration Statement of Sun Life of Canada (U.S.) Variable Account F on Form N-4, File No. 333-83516, filed on August 2, 2005);

24(b)

Resolution of the Board of Directors of the depositor dated July 24, 2003, authorizing the use of powers of attorney for Officer signatures (Incorporated herein by reference to the Registration Statement of Keyport Variable Account A on Form N-4, File No. 333-112506, filed on February 5, 2004).

* Filed herewith

Item 17. Undertakings

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)  That, each prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) any portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Assurance Company of Canada (U.S.), certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on the 23rd day of December, 2005.
Sun Life Assurance Company of Canada (U.S.)
(Registrant)

By: /s/ Robert C. Salipante
Robert C. Salipante
President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert C. Salipante	President and Director	December 23, 2005
Robert C. Salipante	(Principal Executive Officer)

/s/ Gary Corsi	Vice President, Chief Financial Officer and	December 23, 2005
Gary Corsi	Treasurer and Director
(Principal Financial and Accounting Officer)

*By: /s/ Sandra M. DaDalt	Attorney-in-Fact for:	December 23, 2005
Sandra M. DaDalt	Donald A. Stewart, Director
C. James Prieur, Chairman and Director
Thomas A. Bogart, Director
Paul W. Derksen, Director
Scott M. Davis, Director and Vice President and General Counsel
Mary M. Fay, Director and Vice President and General Manager, Annuities

*Sandra M. DaDalt, Esq. has signed this document on the indicated date on behalf of the above Directors of Sun Life Assurance Company of Canada (U.S.) pursuant to powers of attorney duly executed by such persons. The powers of attorney are incorporated by reference to Post-Effective Amendment No. 9 to the Registration Statement of Sun Life of Canada (U.S.) Variable Account F on Form N-4 (File No. 333-83516) filed on or about August 2, 2005.